                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement          [_]Confidential, For Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Ziff-Davis Inc.
      ----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required

[X]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: N/A

  (2) Aggregate number of securities to which transaction applies: N/A

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $2 billion, which is the maximum cash proceeds that the registrant has received or expects to receive from the sale of various businesses as described herein.

  (4) Proposed maximum aggregate value of transaction: $2 billion (see (3) above)

  (5) Total fee paid:$400,000

[X]Fee paid previously with preliminary materials:$251,600

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                           [LOGO OF ZIFF-DAVIS INC.]

                                ZIFF-DAVIS INC.
                              28 EAST 28th STREET
                            NEW YORK, NEW YORK 10016

                                                                February 7, 2000


Dear Stockholder:

   As you probably know by now, the board of directors of Ziff-Davis has unanimously approved a major restructuring. In this restructuring we plan to:

  .  sell substantially all of our non-Internet assets for cash;

  . use a portion of the proceeds from these sales to repay our debt and to cover certain other liabilities;

  . dividend out all or most of the remaining proceeds to the holders of our ZD stock (NYSE-ZD); we currently estimate this special dividend will amount to about $5.00 per share;

  . transfer the remaining assets of our ZD division, including Computer Shopper and our interest in Red Herring, to our ZDNet division in return for an increase in ZD's retained interest in ZDNet; and

  . eliminate our existing tracking stock structure by merging with a subsidiary so that all of our stockholders will hold a single class of ordinary common stock.

   Immediately prior to the merger that will eliminate our tracking stock structure, ZD's only remaining asset will be its retained interest in ZDNet. As a result, each share of ZD stock will be equivalent to about 0.5 to 0.6 shares of ZDNet stock (NYSE - ZDZ). We will maintain this equivalency in the merger by converting each share of ZDNet stock into about 1.7 to 1.9 shares of common stock while each share of ZD stock will remain outstanding as one share. We will determine the exact conversion ratio in the manner described in the attached proxy statement.

   After the restructuring, we will be focused almost exclusively on the Internet and we will change our name to ZDNet Inc. to reflect this new focus.

   We have scheduled a special meeting of our stockholders for February 29, 2000 to vote on the restructuring and certain other proposals described in this proxy statement.

   The board of directors has carefully considered and unanimously approved the restructuring and other proposals and determined that they are in the best interests of our company and all of our stockholders. The board recommends that you vote for these proposals by completing, signing and mailing the enclosed proxy card to us.

   SOFTBANK America Inc., which owns ZD stock entitled to cast a majority of the total votes at the special meeting, has agreed to vote for these proposals. Thus, we expect these proposals to pass regardless of how other stockholders vote.

   The proxy statement describes the proposals in detail, and we urge you to read it carefully. We are very excited about our Internet future and thank you for your continued support and interest.

Sincerely yours,

Eric Hippeau
Chairman

   See "Risk Factors" beginning on page 17 for certain information relating to an evaluation of the restructuring.

  This proxy statement is dated February 7, 2000 and is first being mailed to stockholders shortly after that date.

                                ZIFF-DAVIS INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 29, 2000

TO THE STOCKHOLDERS OF
ZIFF-DAVIS INC.:

   We will hold a special meeting of stockholders of Ziff-Davis Inc. at 9:00 a.m., Eastern Standard Time, on February 29, 2000 at 28 East 28th Street, New York, New York for the following purposes:

   1. To consider and vote upon the adoption of the following resolutions:

     RESOLVED, that Ziff-Davis Inc. is hereby authorized to complete the restructuring described under "Proposal 1--The Restructuring of Ziff-Davis--General" in its proxy statement dated February 7, 2000 to which this resolution is attached and, in furtherance thereof, is hereby specifically authorized to (a) sell some or all of the following businesses and assets owned or previously owned by Ziff-Davis Inc.: ZD Market Intelligence, ZD Publishing, ZD Events, ZD Education, Smart Planet, an equity interest in ZDTV and an equity interest in Red Herring Communications Inc., (b) pay a special dividend to the holders of its ZD common stock, (c) transfer certain assets from ZD to ZDNet and (d) complete the merger contemplated by the merger agreement referred to in the next resolution; and

     FURTHER RESOLVED, that the merger agreement attached as Annex II to such proxy statement is hereby adopted.

   2. To act upon proposals to amend each of the Amended 1998 Incentive Compensation Plan and the Amended 1998 Non-Employee Directors' Stock Option Plan to increase the number of shares available for issuance thereunder.

   3. To transact such other business as may properly come before the meeting.

   We describe the proposals in more detail in the accompanying proxy statement, which you should read carefully before voting.

   Only stockholders of record at the close of business on February 7, 2000 will be entitled to vote at the meeting.

   To vote, you may either attend the meeting in person or complete, date, sign and return the enclosed proxy. SOFTBANK America Inc., which owns ZD stock entitled to cast a majority of the total votes entitled to be cast at the special meeting, has agreed to vote for these proposals. Thus, we expect these proposals to pass regardless of how other stockholders vote.

                                          By order of the board of directors,

                                          J. Malcolm Morris
                                          Secretary

New York, New York
February 7, 2000

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE
 RESTRUCTURING.......................    1
SUMMARY..............................    2
RISK FACTORS.........................   17
CAUTIONARY STATEMENT REGARDING
 FORWARD-LOOKING STATEMENTS..........   26
THE SPECIAL MEETING..................   27
OUR CURRENT COMPANY..................   29
PROPOSAL 1--THE RESTRUCTURING
 OF ZIFF-DAVIS.......................   30
UNAUDITED PRO FORMA CONSOLIDATED
 FINANCIAL STATEMENTS OF ZIFF-
 DAVIS INC. .........................   55
PROPOSALS 2 AND 3--AMENDMENTS
 TO BENEFIT PLANS....................   61
EXECUTIVE COMPENSATION...............   70
SECURITY OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND MANAGEMENT....   75
STOCKHOLDER PROPOSALS................   77
WHERE YOU CAN FIND MORE INFORMATION..   77

ANNEX I--PROPOSAL 1--RESOLUTION
 AUTHORIZING THE RESTRUCTURING OF
 ZIFF-DAVIS INC.....................    I-1
ANNEX II--AGREEMENT AND PLAN OF
 MERGER, INCLUDING AS AN ATTACHMENT
 THE AMENDED AND RESTATED
 CERTIFICATE OF INCORPORATION OF THE
 COMPANY ...........................   II-1
ANNEX III--ZIFF-DAVIS INC. (Selected
 Historical Consolidated Financial
 and Other Data, Management's
 Discussion and Analysis of
 Financial Condition and Results of
 Operations, Description of Business
 and Consolidated Financial
 Statements)........................  III-1
ANNEX IV--ZD (Selected Historical
 Combined Financial and Other Data,
 Management's Discussion and
 Analysis of Financial Condition and
 Results of Operations, Description
 of Business and Combined Financial
 Statements)........................   IV-1
ANNEX V--ZDNET (Selected Historical
 Combined Financial and Other Data,
 Management's Discussion and
 Analysis of Financial Condition and
 Results of Operations, Description
 of Business and Combined Financial
 Statements)........................    V-1
ANNEX VI--OPINION OF MORGAN STANLEY
 DEAN WITTER........................   VI-1

                 QUESTIONS AND ANSWERS ABOUT THE RESTRUCTURING

Q: Why am I receiving this proxy statement?

A: You are receiving this proxy statement because we are seeking your proxy to vote for the restructuring and the other proposals described in this proxy statement at a special meeting of stockholders.

Q: What does the board of directors recommend?

A: The board of directors has carefully considered and unanimously approved the restructuring and the other proposals and determined that they are in the best interests of our company and all of our stockholders. The board recommends that you vote for these proposals.

Q: What do I need to do now?

A: After you carefully read this document, please complete, sign and mail the enclosed proxy card to us. Your shares will be voted (or not voted) as you indicate on the proxy card. If you hold your shares in "street name" through a broker or other institution, only that broker or institution can vote your shares and it will not do so without instructions from you.

Q: What Do I Get in the Restructuring? When? What Happens To My Shares? When?

A: If you own ZD stock, you will receive a special dividend that we currently estimate will amount to about $5.00 per share. We expect to pay this dividend in the second quarter of 2000.

  The last step in the restructuring is a merger that will eliminate our existing tracking stock structure and result in a single class of ordinary common stock for all of our stockholders. In the merger, we will convert each share of ZDNet stock into about 1.7 to 1.9 shares of common stock while each share of ZD stock will remain outstanding as one share. We will determine the exact conversion ratio in the manner described later in this proxy statement. We expect to complete the merger in the second quarter of 2000.

Q: Should I Send in My Stock Certificates?

A: No. After we complete the merger, we will send you instructions on how to exchange your stock certificates.

Q: How will Softbank vote? Is Passage Assured?

A: SOFTBANK America Inc., which owns ZD stock entitled to cast a majority of the total votes at the special meeting, has agreed to vote for these proposals. Thus, we expect these proposals to pass regardless of how other stockholders vote.

Q: What Do I Do If I Have Additional Questions?

A: Please call Morrow & Co., Inc. at (212) 754-8000 if you have any questions about these matters.

                                    SUMMARY
   This summary highlights key aspects of our proposals. It does not contain all of the information that is important to you. You should read the entire proxy statement for a more complete description.

Our Current Company

   We are a leading media and marketing company focused on computing and Internet-related technologies. Through our ZDNet division, which we call "ZDNet," we provide online content and other Internet related services. Through our ZD division, which we call "ZD," we are or have been engaged in the print publishing, trade shows and conferences, education and television businesses. We are in the process of selling these ZD businesses as part of the restructuring described below.

   We have two series of common stock: ZDNet Common Stock, which we call "ZDNet stock," and ZD Common Stock, which we call "ZD stock." Each of these series is what is commonly referred to as "tracking stock." We intend the ZDNet stock to track the performance of ZDNet, and we intend the ZD stock to track the performance of ZD. In addition to the businesses referred to above, ZD owns a retained interest in ZDNet which is currently the equivalent of 60 million shares of ZDNet stock.

Proposal 1--The Restructuring

 General

   The restructuring is a series of transactions that will transform us into a company focused almost exclusively on Internet related businesses and replace our existing tracking stock structure with a single class of ordinary common stock. In the restructuring, we plan to:

  . sell substantially all of our non-Internet assets for cash; these assets include substantially all of ZD's assets other than its retained interest in ZDNet;

  . use a portion of the proceeds from these sales to repay ZD's debt and to cover certain other ZD liabilities;

  . dividend out all or most of the remaining proceeds to the holders of ZD stock; we currently estimate this special dividend will amount to about $5.00 per share;

  . transfer the remaining ZD assets, including Computer Shopper and our interest in Red Herring, to ZDNet in return for an increase in ZD's retained interest in ZDNet; and

  . eliminate our existing tracking stock structure by merging with a newly formed subsidiary so that all of our stockholders will hold a single class of ordinary common stock.

 Sales of Non-Internet Assets for Cash

   In the past few months, we sold our ZD Market Intelligence business for $106 million and our equity interest in ZDTV for $205 million. In addition, we entered into agreements to sell our ZD Publishing business (which excludes Computer Shopper) for $780 million and our ZD Education business for $172 million, and we expect to complete these sales in the first quarter of 2000. The ZD Publishing and ZD Education sales are subject to the buyers receiving debt financing, the receipt of various governmental approvals and third party consents and various other conditions. The sales prices for ZD Publishing and ZD Education are subject to adjustment in the manner described later in this proxy statement (although we do not expect these adjustments to be material). For more information about these sales, see "Proposal 1 -- The Restructuring of Ziff-Davis--The Sale Agreements."

   We are currently in discussions regarding a possible sale of ZD Events, and we expect to either complete this sale or recapitalize ZD Events and spin it off to holders of ZD stock in the second quarter of 2000. We also expect to either sell our Smart Planet online consumer education business or transfer it from ZD to ZDNet in the same time frame.

 Repayment of ZD Debt and Provision for Other ZD Liabilities

   The principal amount of our debt is currently about $1.0 billion and all of it is attributed to ZD. We will use a portion of the asset sale or recapitalization proceeds to repay this debt. We will also use a portion to cover the amounts that ZD owes ZDNet and certain other actual or contingent ZD liabilities, net of amounts that ZDNet owes ZD. We will determine the amount that we will leave behind to cover these other actual or contingent ZD liabilities based on the advice of management and our financial and legal advisors; since contingent liabilities are inherently uncertain, it is possible that the amount we leave behind will turn out to be significantly more or less than the amount actually needed to cover these liabilities.

 Dividend to ZD Stockholders

   After deducting from the asset sale or recapitalization proceeds the amounts referred to in the preceding paragraph, we will dividend out all or most of the remaining proceeds to the holders of ZD stock. The exact amount of this special dividend will depend on the actual proceeds and the actual amounts we determine to set aside to repay ZD debt, to cover other ZD liabilities and to fund future ZDNet cash needs. If we determine to recapitalize ZD Events and spin it off to ZD stockholders rather than to sell it, the dividend would include the stock of ZD Events.

   We currently estimate that the special dividend will amount to about $5.00 per share. We expect to pay this dividend in the second quarter of 2000, but the exact timing will depend on when we are able to complete the disposition of ZD Education, ZD Publishing and ZD Events.

 Transfer of Assets from ZD to ZDNet

   We will transfer the following assets from ZD to ZDNet in return for an increase in ZD's retained interest in ZDNet:

  .  our Computer Shopper business,

  .  our interest in Red Herring Communications Inc. and

  . any other ZD assets that we have not sold or set aside to cover ZD liabilities.

   Our certificate of incorporation provides that these transfers will increase the number of shares of ZDNet stock issuable with respect to ZD's retained interest in ZDNet by an amount equal to the fair value of the transferred assets divided by the market value of the ZDNet stock on the transfer date. We currently estimate that the fair value of the transferred assets will be about $75 million, but the board will make a final determination at the time of transfer.

 The Merger

   Immediately prior to the merger that will eliminate our tracking stock structure, ZD's only remaining asset will be its retained interest in ZDNet. As a result, at the time of the merger, each share of ZD stock will be equivalent to a number of shares of ZDNet stock equal to:

  . the number of shares of ZDNet stock issuable with respect to ZD's retained interest in ZDNet, divided by

  . the number of shares of ZD stock outstanding immediately prior to the merger.

We call this number the "ZD/ZDNet equivalency ratio." After the merger, each share of ZD stock will remain outstanding as one share of common stock. In order to maintain the relationship between the ZD stock and ZDNet stock, in the merger we will convert each share of ZDNet stock into a number of shares of our common stock equal to the reciprocal of the equivalency ratio. Thus, we will convert each share of ZDNet stock into a number of shares of common stock equal to:

  . the number of shares of ZD stock outstanding immediately prior to the merger, divided by

  . the number of shares of ZDNet stock issuable with respect to ZD's retained interest in ZDNet.

We call this number the "exchange ratio," and we will round it to the nearest
0.00001 before we apply it in the merger.

   A total of 60 million shares of ZDNet stock are currently issuable with respect to ZD's retained interest in ZDNet, but this number will increase as a result of the transfer of the transferred assets in the manner described in the preceding section. Because this increase will depend on the final valuation for the transferred assets and the market value of the ZDNet stock on the date of transfer, we cannot now tell you the exact number we will use to determine the ZD/ZDNet equivalency ratio and the exchange ratio.

   We provide the following as an illustrative example of these calculations. If we assume that:

  . the transferred assets in excess of those set aside to cover ZD liabilities will be valued at about $75 million,

  . the market price of ZDNet stock on the transfer date will be $27.8125 per share (which is equal to the closing price of the ZDNet stock on January 31, 2000), and

  . options to purchase about 8 million shares of ZD stock will be exercised before the merger, resulting in there being about 111 million shares of ZD stock outstanding at the time of the merger,

then the ZD/ZDNet equivalency ratio would be about 0.56 (that is, each ZD share would be equivalent to about 0.56 ZDNet shares) and the exchange ratio would be about 1.77 (that is, in the merger we would convert each ZDNet share into about
1.77 shares of common stock). The actual ZD/ZDNet equivalency ratio and exchange ratio will be determined as described earlier in this section; the final numbers may differ significantly from those set forth in this illustrative example and may even fall outside the ranges set forth in the stockholder's letter that appears on the front cover of this proxy statement.

   After the restructuring, we will be focused almost exclusively on the Internet, and as part of the merger we will change our name to ZDNet Inc. to reflect this new focus.

   We currently expect to complete the merger in the second quarter of 2000.

   For more information about the merger, see "Proposal 1--The Restructuring of Ziff-Davis--The Merger Agreement."

 No Appraisal Rights

   Under the Delaware General Corporation Law, you will not have appraisal rights as a result of the restructuring.

 Treatment of Options

   We plan to deal with employee stock options in the manner described under "Proposal 1--The Restructuring of Ziff-Davis--Treatment of Options."

 Reasons for the Restructuring

   The board of directors believes that recent market prices for our ZD stock and ZDNet stock have not fully reflected the underlying value of our businesses because of the diversity of those businesses, the level of our debt and our existing tracking stock structure. The board also desires to focus more narrowly on our Internet businesses because it believes the opportunity for growth in these businesses is greater than it is in our other businesses. The restructuring will:

  . allow the holders of ZD stock to realize value from our non-Internet assets,

  .  allow us to focus on our Internet businesses,

  .  allow us to pay down all of our debt and

  .  eliminate our tracking stock structure.

For these reasons, the board of directors believes that the restructuring will enhance stockholder value and is in the best interests of our company and all of our stockholders.

   For more information about the background and reasons for the restructuring, including information about a special committee we have formed to address transactions that might create conflicts or the appearance of conflicts, see "Proposal 1--The Restructuring of Ziff-Davis--Background of the Restructuring" and "--Reasons for the Restructuring."

 Material Federal Income Tax Consequences of the Restructuring

   Assuming we have no earnings and profits for tax purposes (as we expect), the dividend to holders of ZD stock will be treated as a return of capital reducing basis for federal income tax purposes. If the amount of the dividend exceeds a ZD stockholder's basis, the excess will be taxed for federal income tax purposes as a capital gain.

   We expect to have sufficient net operating losses to fully shelter any federal income tax gain that is realized as a result of the sale of the businesses as currently contemplated. For this reason, we expect that we will not be required to pay any material federal income tax as a result of such sales.

   No ZD stockholder will be required to pay any federal income taxes as a result of the merger. No ZDNet stockholder will be required to pay any federal income taxes as a result of the merger except to the extent of cash received instead of a fractional share of common stock.

   The company will not be required to pay any federal income taxes as a result of the merger.

   This summary does not apply to special classes of stockholders. To determine whether you are a member of a special class and for more information about tax consequences of the restructuring, see "Proposal 1--The Restructuring of Ziff-Davis--Material Federal Income Tax Consequences of the Restructuring."

Accounting

   The restructuring will result in an aggregate net loss of about $1.2 billion. The majority of this loss will be reported in the fourth quarter of 1999 with the remainder expected to be recognized in the first quarter of 2000.

   This non-recurring loss results in large part from the dramatic shift in value from our print publishing business (carried on our books at almost $1.9 billion) to our online business (carried on our books at only about $160 million). Since we are selling our print publishing businesses but not our online business, we are recognizing an accounting loss on the sale but are not permitted to recognize what we believe is currently a more than offsetting gain represented by the difference between the current value and the book value of our online business. For further information about the components of the loss, see "Proposal 1--The Restructuring of Ziff-Davis--Accounting."

   The merger will have no significant accounting consequences for the consolidated company, except that after the merger the company will again begin to report per share information on a consolidated basis.

Listing

   After the merger, our common stock will continue to be listed on the NYSE, although we may investigate the possibility of transferring our listing to NASDAQ at some point in the future.

Proposals 2 and 3--Amendments to Benefit Plans

   At the special meeting, we will also ask you to consider and approve proposals to amend each of the Amended 1998 Incentive Compensation Plan and the Amended 1998 Non-Employee Directors' Stock Option Plan.

   The purpose of each of these proposed amendments is to increase the number of shares available for issuance. The board of directors believes that it needs to be able to grant more awards under these plans in order to maintain and enhance our ability to recruit, retain and motivate top quality employees for our Internet businesses. The market for top quality employees in the Internet industry is extremely competitive and stock options and stock-based plans have become an increasingly important part of the compensation packages for these employees.

Recommendation of the Board of Directors

   The board of directors has carefully considered and unanimously approved the proposals and determined that they are in the best interests of our company and all of our stockholders. The board of directors recommends that you vote for all of the proposals.

The Special Meeting

 Time, Place and Matters to Be Voted Upon

   We will hold a special meeting at 9:00 a.m., Eastern Standard Time, on February 29, 2000 at our offices at 28 East 28th Street, New York, New York. At the special meeting, you will be asked to:

  .  adopt resolutions authorizing the restructuring;

  . approve the proposed amendments to the Amended 1998 Incentive Compensation Plan and the Amended 1998 Non-Employee Directors' Stock Option Plan; and

  .  transact such other business as may properly come before the meeting.

   SOFTBANK America Inc., which owns ZD stock entitled to cast a majority of the total votes at the special meeting, has agreed to vote for all of the proposals. Thus, we expect the proposals to pass regardless of how other stockholders vote.

Dividend Information

   We have never paid dividends on our common stock. Other than the special dividend described in this proxy statement, we currently intend to continue to retain all of our earnings to finance our operations and fund future growth for the foreseeable future.

Market Prices for Our Shares

   Prior to the creation and issuance of our ZDNet stock on April 2, 1999, we had only one series of common stock, which was listed and traded on the NYSE under the symbol "ZD." On April 2, 1999, we re-designated that series as ZD stock, and it continued to be listed and traded on the NYSE under the symbol "ZD." As of February 4, 2000 there were 365 ZD stockholders of record. The following table sets forth, for the calendar quarters indicated and for July 14, 1999 (the last trading day that ended before we announced our decision to explore strategic alternatives), the high and low sales prices per share of ZD stock as reported on the NYSE Composite Tape.

                                                                    ZD     ZD
                                                                  Stock  Stock
                                                                   High   Low
1998                                                              ------ ------
 Second Quarter (from April 29).................................. $19.00 $12.81
 Third Quarter...................................................  16.38   5.38
 Fourth Quarter..................................................  23.94   3.63

1999
 First Quarter................................................... $29.00 $15.81
 Second Quarter..................................................  25.31  11.00
 Third Quarter...................................................  19.13  13.75
 Fourth Quarter..................................................  19.50  14.31
 July 14, 1999...................................................  14.38  14.00

2000
 First Quarter (through February 4).............................. $20.00 $14.81

   Our ZDNet stock has been listed and traded on the NYSE since March 31, 1999 under the symbol "ZDZ." As of February 4, 2000 there were 137 ZDNet stockholders of record. The following table sets forth, for the calendar quarters indicated and for July 14, 1999 (the last trading day that ended before we announced our decision to explore strategic alternatives), the high and low sales prices per share of ZDNet stock as reported on the NYSE Composite Tape.

                                                                  ZDNet  ZDNet
                                                                  Stock  Stock
                                                                  High    Low
1999                                                             ------- ------
 First Quarter (March 31 only).................................. $ 40.00 $29.00
 Second Quarter.................................................   55.50  16.63
 Third Quarter..................................................   26.63  13.38
 Fourth Quarter.................................................   25.69  18.00
 July 14, 1999..................................................   23.69  23.00

2000
 First Quarter (through February 4)............................. $ 32.88 $19.88

   The following table sets forth the closing sales prices per share of ZD stock and ZDNet stock on the NYSE on the following dates:

  . July 14, 1999, the last trading day that ended before we announced our decision to explore strategic alternatives,

  . July 15, 1999, the first trading day that ended after we announced our decision to explore strategic alternatives and

  . February 4, 2000, the last practicable trading day before the date of this proxy statement.

The table also presents an estimated equivalent value per share of ZDNet stock on each of the indicated dates, determined as:

  . the price per share of ZD stock on the indicated date minus an estimated cash dividend of $5.00 per share of ZD stock, times

  .  an estimated exchange ratio for the merger of 1.77.

                                                                        ZDNet
                                                                        Stock
                                                                      Estimated
                                                          ZD   ZDNet  Equivalent
                                                        Stock  Stock    Value
                                                        ------ ------ ----------
July 14, 1999.......................................... $14.19 $23.25   $16.27
July 15, 1999..........................................  18.50  24.81    23.90
February 4, 2000.......................................  18.50  29.88    23.90

   We cannot predict the market prices for the ZD stock or ZDNet stock before the merger or for our common stock after the merger. You should obtain current market quotations.

                        SUMMARY OF RESTRUCTURING STEPS

The following charts summarize the steps of the restructuring, assuming that:

 .   There are 111 million ZD shares and 17 million ZDNet shares outstanding,

 .   The value of the ZD assets transferred to ZDNet is $75 million and

 .   The ZDNet stock price at the time ZD assets are transferred is $27.8125 (the closing price on January 31, 2000).



            Steps 1 and 2: Sell Various Assets and Pay Down All Debt
                           -----------------------------------------

After Step 1 and 2:


           _______________                             ________________
          !   Holders of  !                           !   Holders of   !
          !   ZD Stock    !                           !   ZDNet Stock  !
          !_______________!                           !________________!
                  |                                           |
                  |  111 million                   17 million |
                  |  shares                         shares    |
                  |                                           |
                  |           _____________________           |
                  |__________!                     !__________|
                             !   Ziff-Davis Inc.   !
                     ________!                     !________
                     |       !_____________________!        |
                     |                                      |
                     |                                      |
     ________________|_______________      _________________|_______________
    |              ZD                |    |                                 |
    |                                |    |                                 |
    |  . Cash                        |    |               ZDNet             |
    |  . Computer Shopper and        |    |                                 |
    |    other residual ZD assets    |    |           ZDNet online          |
    |  . 60,000,000 share notional   |    |              business           |
    |    retained interest in ZDNet  |    |                                 |
    |________________________________|    |_________________________________|

    Steps 3 and 4: Pay Spacial Dividend on ZD Stock and Transfer Residual
                   Assets to ZDNet in Return for Increased Retained Interest
                   ---------------------------------------------------------

After Steps 3 and 4:

                       _____________        _____________
                      | Holders of  |      |  Holders of |
                      | ZD Stock    |      | ZDNet Stock |
                      |_____________|      |_____________|
                                |              |
              111 million       |              |     17 million
              shares            |              |     shares
                           __________________________
                          |                          |
                          |      Ziff-Davis Inc.     |
                          |                          |
                           __________________________
                             |                    |
                             |                    |
        --------------------------              --------------------------
       |           ZD             |            |      ZDNet               |
       |                          |            |                          |
       |    62,500,000 share      |            |. ZDNet online business   |
       |    notional retained     |            |. Computer Shopper and    |
       |    interest in ZDNet     |            |  other residual ZD assets|
       |                          |            |                          |
        --------------------------              --------------------------

Step 5: Eliminate Tracking Stock Structure by Merging with a Shell Subsidiary
        ---------------------------------------------------------------------

In the Merger:

 .  Each share of ZD stock remains one share

 .  Each share of ZDNet stock becomes about 1.77 shares

 .  Ziff-Davis Inc. is renamed "ZDNet Inc."

                     Immediately Before Merger                               Immediately After Merger
                 _____________        _____________                                ______________
                | Holders of  |      |  Holders of |                              |   Holders of |
                | ZD Stock    |      | ZDNet Stock |                              | Common Stock |
                |_____________|      |_____________|                              |______________|
                          |              |                                                |
        111 million       |              |     17 million                                 |
        shares            |              |     shares                                     |141 million shares
                     __________________________    _______________                        |(111 million shares are from
                    |                          |  |               |                       |the 111 million shares of ZD
                    |      Ziff-Davis Inc.     |--| ZD Merger     |                       |stock and 30 million shares
                    |                          |  |Subsidiary Inc.|                       |are from the 17 million shares
                     __________________________    _______________                        |of ZDNet stock split 1.77 to 1)
                       |                    |                                             |
                       |                    |                                             |
  --------------------------              --------------------------        --------------------------
 |           ZD             |            |      ZDNet               |      |        ZDNet Inc.          |
 |                          |            |                          |      |                            |
 |    62,500,000 share      |            |. ZDNet online business   |      |  . ZDNet online business   |
 |    notional retained     |            |. Computer Shopper and    |      |  . Computer Shopper and    |
 |    interest in ZDNet     |            |  other residual ZD assets|      |    other residual ZD assets|
 |                          |            |                          |      |                            |
  --------------------------              --------------------------        --------------------------

                                ZIFF-DAVIS INC.

     SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OTHER DATA

   The following table presents summary historical consolidated data for Ziff-Davis Inc. as of and for the years ended December 31, 1996, 1997 and 1998 and as of and for the nine months ended September 30, 1998 and 1999. This data was derived from the Consolidated Financial Statements of Ziff-Davis Inc. which, except for the 1996 balance sheet, are included in an Annex to this proxy statement. The data as of and for the nine months ended September 30, 1998 and 1999 are unaudited.

   An affiliate of Ziff-Davis Inc. acquired a print publishing business on February 29, 1996; the data does not include results from the acquired business for the period before the date of acquisition. On May 4, 1998, Ziff-Davis Inc. completed a reorganization described in Note 2 to the unaudited Consolidated Financial Statements of Ziff-Davis Inc. and on April 6, 1999, Ziff-Davis Inc. completed a public offering of ZDNet stock described in Note 3 to the unaudited Consolidated Financial Statements of Ziff-Davis Inc. Results for periods before the reorganization and public offering are not directly comparable to results for periods after those events. No historical earnings per share or share data are presented as Ziff-Davis Inc. does not consider such data meaningful.

   In addition, the table presents unaudited summary pro forma consolidated data as of and for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999. The pro forma data gives pro forma effect to the transactions described in Notes 2 and 3 to the unaudited Consolidated Financial Statements of Ziff-Davis Inc. and further assumes that the restructuring had occurred (a) immediately prior to the beginning of each of the periods presented, in the case of statement of operations and other data, and (b) as of the balance sheet date, in the case of balance sheet data, all as described in greater detail in the notes to the Unaudited Pro Forma Consolidated Financial Statements of Ziff-Davis Inc. appearing later in this proxy statement.

   The pro forma data is not necessarily indicative of the actual financial position or results of operations of Ziff-Davis Inc. as of or for the year ended December 31, 1998 or as of or for the nine months ended September 30, 1999 or the financial position or results of operations that Ziff-Davis Inc. would have experienced if the transactions for which the data gives pro forma effect had in fact occurred at the times assumed. Also, the pro forma data does not purport to represent Ziff-Davis Inc.'s future financial position or results of operations.

   This table should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Statements of Ziff-Davis Inc. appearing later in this proxy statement as well as the Selected Historical Consolidated Financial and Other Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements for Ziff-Davis Inc. included in an Annex to this proxy statement.

                                                                   Nine month                        Pro Forma
                                                                  period ended         Pro Forma    nine month
                              Year ended December 31,             September 30,        year ended  period ended
                          ----------------------------------  ----------------------  December 31, September 30,
                             1996        1997        1998        1998        1999         1998         1999
                          ----------  ----------  ----------  ----------  ----------  ------------ -------------
                                          (dollars in thousands, except per share amounts)
Statement of Operations
 Data:
Revenue, net............  $  955,139  $1,153,761  $1,108,892  $  730,547  $  752,910  $    169,506 $    120,882
Cost of operations:
 Production and
  content...............     271,532     325,245     305,346     207,395     202,038        61,151       42,504
 Selling, general and
  administrative
  expenses..............     456,690     564,344     567,683     425,764     458,593        77,179       60,713
 Stock-based
  compensation expense..         --          --          --          189       4,861         3,477        3,073
 Depreciation and
  amortization..........     139,736     154,940     152,544     114,594     127,866         9,543       10,348
Income (loss) from
 operations.............      87,181     109,232      31,080     (17,395)    (40,448)       18,156        4,244
Interest expense, net...     120,646     190,445     143,547     111,185      89,602           --           --
Income (loss) before
 income taxes...........     (27,124)    (72,491)   (104,236)   (119,768)    (87,602)       18,290        4,361
Net income (loss).......      52,081     (71,179)    (77,809)    (86,179)    (55,947)        7,513        1,680
Net income per common
 share:
 Basic..................         N/A         N/A         N/A         N/A         N/A          0.06         0.01
 Diluted................         N/A         N/A         N/A         N/A         N/A          0.05         0.01
Weighted average common
 shares outstanding:
 Basic..................         N/A         N/A         N/A         N/A         N/A   129,890,502  137,736,688
 Diluted................         N/A         N/A         N/A         N/A         N/A   141,485,182  151,580,906
Balance Sheet Data (at
 period end):
Cash and cash
 equivalents............  $   29,915  $   30,301  $   32,566  $   27,153  $   29,791        20,292       61,220
Total assets............   3,584,173   3,546,646   3,433,803   3,412,701   3,443,936       184,510      278,852
Total long-term debt....   2,522,252   2,408,240   1,539,322   1,526,047   1,264,984           --           --
Stockholders' equity....     447,756     126,130   1,352,598   1,344,048   1,605,158       156,293      241,930
Other Data:
Net cash provided (used)
 by operating
 activities(1)..........  $   61,543  $   (3,364) $   95,776  $   82,791  $   63,923           N/A          N/A
EBITDA(2)...............     234,338     276,810     244,346     106,200     130,602        31,310       17,782
Capital expenditures....      22,365      30,196      36,599      27,399      64,624           N/A          N/A
Investments and
 acquisitions, net of
 cash acquired..........   2,124,823      14,000      27,772      13,192      65,181           N/A          N/A

--------

(1) This information should be read in conjunction with the more detailed information concerning cash flows from operating, investing and financing activities in the Consolidated Statements of Cash Flows set forth in Ziff-Davis Inc.'s Consolidated Financial Statements included in an Annex to this proxy statement.

(2) "EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and other non-cash charges. These non-cash charges include amortization of intangible assets and stock-based compensation expense. EBITDA as reported for Ziff-Davis Inc. includes its proportionate interest in the EBITDA of ZDTV, LLC. EBITDA for the year ending December 31, 1998 does not include a one-time restructuring charge of $52,239,000. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of Ziff-Davis Inc.'s operating performance or to cash flows as a measure of liquidity. Although Ziff-Davis Inc. believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the publishing and media industries, the EBITDA presented for Ziff-Davis Inc. may not be comparable to similarly titled measures reported by other companies.

                                  ZD DIVISION

       SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL AND OTHER DATA

   The following table presents summary historical combined historical data for ZD as of and for the years ended December 31, 1996, 1997 and 1998 and as of and for the nine months ended September 30, 1998 and 1999. ZD is the division of Ziff-Davis Inc. focused on the businesses of print publishing, trade shows and conferences and education. This data was derived from the Combined Financial Statements of ZD which, except for the 1996 balance sheet, are included in an Annex to this proxy statement. The data as of and for the nine months ended September 30, 1998 and 1999 are unaudited.

   An affiliate of Ziff-Davis Inc. acquired a print publishing business on February 29, 1996; the data does not include results from the acquired business for the period before the date of acquisition. On May 4, 1998, Ziff-Davis Inc. completed a reorganization described in Note 2 to the unaudited Combined Financial Statements of ZD and on April 6, 1999, Ziff-Davis Inc. completed a public offering of ZDNet stock described in Note 3 to the unaudited Combined Financial Statements of ZD. Results for periods before the reorganization and public offering are not directly comparable to results for periods after those events. No historical earnings per share or share data are presented as Ziff-Davis Inc. does not consider such data meaningful.

   In addition, the table presents unaudited summary pro forma combined data as of and for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999. The pro forma data gives effect to the transactions described in Notes 2 and 3 to the unaudited Combined Financial Statements of ZD, in a manner consistent with the treatments of those transactions in the Unaudited Pro Forma Consolidated Financial Statements of Ziff-Davis Inc. appearing later in this proxy statement. However, the pro forma data does not give effect to any of the transactions included in the restructuring.

   The pro forma data is not necessarily indicative of the actual financial position or results of operations of ZD as of or for the year ended December 31, 1998 or as of or for the nine months ended September 30, 1999 or the financial position or results of operations that ZD would have experienced if the transactions for which the data gives pro forma effect had in fact occurred at the times assumed. Also, the pro forma data does not purport to represent ZD's future financial position or results of operations.

   This table should be read in conjunction with the Selected Historical Combined Financial and Other Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements for each of Ziff-Davis Inc., ZD and ZDNet included in Annexes to this proxy statement.

                                                                    Nine month                          Pro forma
                                                                   period ended          Pro forma     nine month
                              Year ended December 31,              September 30,         year ended   period ended
                          ----------------------------------  ------------------------  December 31,  September 30,
                             1996        1997        1998        1998         1999          1998          1999
                          ----------  ----------  ----------  -----------  -----------  ------------  -------------
                                           (dollars in thousands, except per share amounts)
Statement of Operations
 Data:
Revenue, net............  $  938,924  $1,121,543  $1,052,749  $   694,081  $   685,119  $ 1,052,749    $   685,119
Depreciation and
 amortization...........     134,251     147,259     146,096      109,814      120,076      146,996        120,076
Income (loss) from
 operations.............     104,594     131,713      38,586       (8,062)     (40,764)      37,338        (40,764)
Interest expense, net...     120,646     190,445     143,547      111,185       90,545      123,659         86,878
Loss before income
 taxes..................     (26,636)    (71,648)   (104,748)    (119,456)     (89,089)     (85,940)       (84,924)
Net loss................     (52,081)    (71,179)    (77,809)     (86,179)     (55,947)     (66,524)       (53,448)
Net loss per share......         N/A         N/A         N/A  $     (0.86) $     (0.55) $     (0.67)   $     (0.52)
Weighted average shares
 outstanding............         N/A         N/A         N/A  100,000,000  102,508,377  100,000,000    102,508,377
Balance Sheet Data (at
 period end):
Cash and cash
 equivalents............  $   29,915  $   30,273  $   32,274  $    26,728  $    29,300  $    32,274    $    29,300
Total assets............   3,584,963   3,548,108   3,429,938    3,405,300    3,432,951    3,439,333      3,432,951
Total long-term debt....   2,522,252   2,408,240   1,539,322    1,526,047    1,264,984    1,340,865      1,264,984
Division equity.........     447,756     126,130   1,352,598    1,344,048    1,592,637    1,534,565      1,592,637
Other Data:
Net cash provided by
 operating
 activities(1)..........  $   74,164  $   11,900  $  100,299  $    87,455  $    48,899          N/A            N/A
EBITDA(2)...............     234,338     276,810     244,346      106,200      128,985      245,246        106,200
Capital expenditures....      21,355      27,822      32,117       24,218       61,861          N/A            N/A
Capital contributions to
 ZDNet..................      13,630      20,664      14,269       13,242          --           N/A            N/A
Investments and
 acquisitions, net of
 cash acquired..........   2,124,823      11,002      22,772        8,192       46,563          N/A            N/A

--------
(1) This information should be read in conjunction with the more detailed information concerning cash flows from operating, investing and financing activities in the Combined Statements of Cash Flows set forth in ZD's Combined Financial Statements included in an Annex to this proxy statement.
(2) "EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and other non-cash charges. These non-cash charges include amortization of intangible assets and stock-based compensation expense. EBITDA as reported for ZD includes its proportionate interest in the EBITDA of ZDNet and ZDTV, LLC. EBITDA for the year ended December 31, 1998 does not include a one-time restructuring charge of $52,239,000. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of ZD's operating performance or to cash flows as a measure of liquidity. Although Ziff-Davis Inc. believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the publishing and media industries, the EBITDA presented for ZD may not be comparable to similarly titled measures reported by other companies.

                                 ZDNET DIVISION

       SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL AND OTHER DATA

   The following table presents summary historical combined data for ZDNet as of and for the ten month period ended December 31, 1996, as of and for the years ended December 31, 1997 and 1998 and as of and for the nine months ended September 30, 1998 and 1999. ZDNet is the online business division of Ziff-Davis Inc. This data was derived from the Combined Financial Statements of ZDNet which, except for the 1996 balance sheet, are included in an Annex to this proxy statement. The data as of and for the nine months ended September 30, 1998 and 1999 are unaudited.

   An affiliate of Ziff-Davis Inc. acquired ZDNet on February 29, 1996; the data does not include results from ZDNet for the period before the date of acquisition. No historical earnings per share or share data is presented as Ziff-Davis Inc. does not consider such data to be meaningful.

   In addition, the table presents unaudited summary pro forma combined data as of and for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999. The pro forma data gives pro forma effect to the transactions described in Note 3 to the unaudited Combined Financial Statements of ZDNet in a manner consistent with the treatment of those transactions in the Unaudited Pro Forma Consolidated Financial Statements of Ziff-Davis Inc. appearing later in this proxy statement. However, the pro forma data does not give effect to any of the transactions included in the restructuring.

   The pro forma data is not necessarily indicative of the actual financial position or results of operations of ZDNet as of or for the year ended December 31, 1998 or as of or for the nine months ended September 30, 1999 or the financial position or results of operations that ZDNet would have experienced if the transactions for which the data gives pro forma effect had in fact occurred at the times assumed. Also, the pro forma data does not purport to represent ZDNet's future financial position or results of operations.

   This table should be read in conjunction with the Selected Historical Combined Financial and Other Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements for each of Ziff-Davis Inc., ZD and ZDNet included in Annexes to this proxy statement.

                                                                                                     Pro forma
                           Ten months     Year ended       Nine month period ended    Pro forma     nine month
                             ended       December 31,           September 30,         year ended   period ended
                          December 31, ------------------  ------------------------  December 31,  September 30,
                              1996       1997      1998       1998         1999          1998          1999
                          ------------ --------  --------  -----------  -----------  ------------  -------------
                                          (dollars in thousands, except per share amounts)
Statement of Operations
 Data:
Revenue, net............    $ 16,215   $ 32,218  $ 56,143  $    36,466  $    67,791  $    56,143    $    67,791
Cost of operations:
 Production and
  content...............      14,863     23,543    26,208       18,971       25,491       26,208         25,491
 Selling, general and
  administrative
  expenses..............      13,280     23,475    30,993       22,048       31,241       30,993         31,241
 Stock-based
  compensation expense..          --         --        --           --        2,953        3,317          2,953
 Depreciation and
  amortization..........       5,485      7,681     6,448        4,780        7,790        6,448          7,790
Income (loss) from
 operations.............     (17,413)   (22,481)   (7,506)      (9,333)         316      (10,823)           316
Interest income.........          --         --        --           --          943           --             --
Minority interest.......          --        400       134          330          117          134            117
Income (loss) before
 income taxes...........     (17,413)   (22,081)   (7,372)      (9,003)       1,376       (8,489)         1,926
Net income (loss).......     (16,925)   (21,238)   (7,884)      (8,691)        (111)      (8,554)           219
Net loss per share......         N/A        N/A       N/A  $     (0.12) $     (0.00) $     (0.12)   $      0.00
Weighted average shares
 outstanding............         N/A        N/A       N/A   71,500,000   72,315,852   71,500,000     72,315,852
Balance Sheet Data (at
 period end):
Total current assets....    $  7,852   $ 11,521  $ 20,068  $    15,502  $    38,555  $    45,953    $    38,555
Total assets............      82,507     87,326    97,686       95,092      179,650      118,953        179,650
Total liabilities.......       3,932      4,034     8,139        7,359       18,076        8,139         18,076
Division equity.........      78,575     83,292    89,547       87,734      161,574      115,432        161,574
Other Data:
Net cash provided (used)
 in operating activities
 (1)....................    $(12,620)  $(15,264) $ (4,522) $    (4,664) $    15,022          N/A            N/A
EBITDA (2)..............     (11,928)   (14,400)     (924)      (4,223)      11,176       (4,223)        11,176
Capital expenditures....       1,010      2,374     4,483        3,181        2,763          N/A            N/A
Investments and
 acquisitions, net of
 cash acquired..........         --       2,998     5,000        5,000       18,618          N/A            N/A

--------
(1) This information should be read in conjunction with the more detailed information concerning cash flows from operating, investing and financing activities in the Combined Statements of Cash Flows set forth in ZDNet's Combined Financial Statements included in an Annex to this proxy statement.
(2) "EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and other non-cash charges. These non-cash charges include amortization of intangible assets and stock-based compensation expense. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of ZDNet's operating performance or to cash flows as a measure of liquidity. Although Ziff-Davis Inc. believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the media industry, the EBITDA presented for ZDNet may not be comparable to similarly titled measures reported by other companies.

                           COMPARATIVE PER SHARE DATA

   We have set forth in the table below the following information:

  . the pro forma book value and loss per share of ZD stock and ZDNet stock as of and for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999, in each case before giving effect to the restructuring and based on the same assumptions and subject to the same caveats described in the charts entitled "Summary Historical and Pro Forma Combined Financial and Other Data" for ZD and ZDNet appearing earlier in this summary,

  . the pro forma book value and loss per share of common stock as of and for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999, in each case after giving effect to the restructuring and based on the same assumptions and subject to the same caveats described in the chart entitled "Summary Historical and Pro Forma Consolidated Financial and Other Data" for Ziff-Davis Inc. appearing earlier in this summary and

  . the pro forma book value and loss per ZDNet estimated equivalent share as of and for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999, in each case computed by taking the corresponding pro forma amount per share after giving effect to the restructuring and multiplying it by an estimated exchange ratio for the merger of 1.77.

                                                                        Post-
                                                                    Restructuring
                              Pre-          Pre-          Post-      ZDNet Stock
                          Restructuring Restructuring Restructuring   Estimated
                            ZD Stock     ZDNet Stock  Common Stock   Equivalent
                          ------------- ------------- ------------- -------------
Pro forma book value per
 share:
  December 31, 1998.....     $15.35        $ 1.61         $1.20         $2.13
  September 30, 1999....      15.42          2.19          1.72          3.04
Pro forma income (loss)
 per share--basic:
  Year ended December
   31, 1998.............     $(0.67)       $(0.12)        $0.06         $0.10
  Nine months ended
   September 30, 1999...      (0.52)         0.00          0.01          0.02
Pro forma income (loss)
 per share--diluted:
  Year ended December
   31, 1998.............     $(0.67)       $(0.12)        $0.05         $0.09
  Nine months ended
   September 30, 1999...      (0.52)         0.00          0.01          0.02

                                  RISK FACTORS

You should carefully consider the risk factors described below, as well as the other information included in this proxy statement, before you decide how to vote on the proposals.

                   Risk Factors Relating to the Restructuring

 The Sales Of ZD Publishing, ZD Education And ZD Events May Not Occur As Contemplated

   It is possible that the sale of one or more of ZD Publishing, ZD Education and ZD Events will not occur as currently contemplated.

   The ZD Publishing and ZD Education sales agreements are each subject to a number of conditions, including, among others:

  .  the absence of certain adverse changes,

  .  the accuracy of representations and warranties on the closing date,

  .  the receipt of third party consents and

  .  the receipt of sufficient financing by the buyer.

Because these transactions are structured as asset sales, they will require numerous third party consents, and we cannot assure you that we will be able to obtain these consents on reasonable terms. The buyers will not be obligated to purchase unless all the conditions to closing have been satisfied and we cannot assure you that this will occur. If any of the conditions are not satisfied, the sale may not proceed or we may be forced to renegotiate material terms, including the price.

   We are currently in discussions regarding a possible sale of ZD Events, but we cannot assure you that a sale transaction will result and, if it does, we cannot assure you that the sale price will meet Wall Street expectations. If we are unable to reach agreement to sell ZD Events at an acceptable price, we currently plan to recapitalize it and spin it off to holders of ZD stock. However, we cannot assure you that we would be able to complete a recapitalization and spin off. Moreover, if we are able to complete a recapitalization and spin off of ZD Events, we cannot assure you that the value of the special dividend (which would include most of the cash proceeds from the recapitalization as well as the stock of ZD Events) would approximate the $5.00 per share of ZD stock that we currently envision.

   If we do not complete one or more of the sales as planned, we will still be free to complete the rest of the restructuring or otherwise revise it, in our discretion.

 The Special Dividend May Be Less Than $5.00 Per Share Of ZD Stock

   We currently anticipate that we will pay a special dividend of about $5.00 per share of ZD stock as part of the restructuring. This is, however, an estimate and we cannot assure you that this will be the actual amount of the dividend. The board of directors will determine the amount of the dividend after taking into account several factors, including:

  .  the actual amount of proceeds from the sales of ZD's businesses and

  . the amount of cash we retain to cover ZD's actual and contingent liabilities and to fund ZDNet's future cash needs.

 The Exchange Ratio May Be More Or Less Than Our Example

   Each share of ZDNet stock will convert into a fixed number of shares of our common stock in the merger. The exact exchange ratio will depend upon three factors that are not yet known and as a result we are unable to tell you now what it will be. These three factors are:

  . the value of the remaining ZD assets in excess of the cash set aside to cover the ZD liabilities, as determined by our board of directors,

  . the market price of ZDNet stock on the date those assets are transferred from ZD to ZDNet and

  . the number of options to acquire ZD stock that are exercised prior to the merger.

We have included an example of how we will calculate the exchange ratio in this proxy statement which is based on certain assumptions with respect to these three factors. This example, which results in an exchange ratio of about 1.77, is included for illustrative purposes only. The actual exchange ratio may differ significantly from this example and may even fall outside the range set forth in the stockholder's letter that appears on the front cover of this proxy statement.

 The Amount We Leave Behind To Cover ZD Liabilities May Be Different From The Amount Actually Needed

   We will determine the amount that we will leave behind to cover actual or contingent ZD liabilities based on the advice of management and our financial and legal advisors, as contemplated under "Proposal 1--The Restructuring of Ziff Davis--Repayment of ZD Debt and Provision for Other ZD Liabilities." Since contingent liabilities are inherently uncertain, it is possible that the amount we leave behind will turn out to be significantly more or less than the amount actually needed to cover these liabilities. In that case, holders of ZDNet stock would end up with significantly more or less value than they would otherwise have, and holders of ZD stock would correspondingly end up with significantly less or more value than they would otherwise have.

 The Restructuring Involves Transactions That Might Create Conflicts Of
 Interest

   The restructuring involves transactions and issues that might create conflicts or the appearance of conflicts between the interests of the holders of ZD stock and the holders of ZDNet stock or between Softbank and other stockholders. These transactions and issues include:

  . the terms of the content license arrangements between ZDNet and the buyer of our publishing business,

  .  the valuation of the assets being transferred from ZD to ZDNet,

  . the valuation of any actual or contingent ZD liabilities that will be provided for and

  . the possibility that Softbank may provide equity or debt financing (or both) to the buyer in connection with a possible sale of ZD Events.

In order to address these potential conflicts of interest, we created a special committee of our board of directors to review these issues and make recommendations to the full board. Our board of directors has followed the recommendations of the special committee to date and expects to continue to do so in the future.

 The Sale Of ZD's Businesses May Adversely Affect ZDNet's Future Business

   It is possible that the sale of ZD's businesses as part of the restructuring may adversely affect ZDNet's future business in a number of ways, including the following:

  . ZDNet will no longer be able to leverage the ZD brand and cross-market across all of ZD's platforms.

  . ZDNet currently relies on content that it licenses from ZD Publishing on an exclusive basis online. Under the agreement for the sale of ZD Publishing, ZDNet will retain the rights to this content online for only five years and those rights will remain exclusive to ZDNet for only three years. After the three year exclusivity period expires, the buyer of ZD Publishing will be free to use the content to compete with ZDNet on the Internet, and after four years the buyer will be free to license it to other online competitors.

  . The buyer of ZD Publishing is acquiring the "Ziff-Davis" brand name and is receiving a license for the "ZD" brand name, in each case, for use in print publishing and its future actions may adversely affect the ZD brand.
  . As a standalone company, ZDNet's costs of services may increase significantly due to the loss of certain large volume discounts or other special pricing arrangements it previously received as a division of Ziff-Davis.

 We Have Only Operated As A Standalone Company Since May 1998, And A Significant Part Of Our Infrastructure May Be Transferred Along With The Businesses Being Sold As Part Of The Restructuring

   We have only operated as a standalone company since May 1998. In addition, a significant part of our infrastructure may be transferred along with the businesses being sold as part of the restructuring. Our success will depend on our continued ability to manage the company with the resources available to us and our ability to rebuild infrastructure appropriate for the new standalone company.

 ZDNet May Be Unable To Obtain Additional Financing On Reasonable Terms

   As mentioned in a number of the risk factors described below, ZDNet will need access to additional financing in order to be successful. Because the company will be considerably smaller and less diversified after the restructuring, it may be difficult for it to obtain additional financing on reasonable terms. If this is the case, ZDNet's future financial position and results of operations may be adversely affected.

                              Other Risk Factors

 ZDNet Has An Extremely Limited Operating History And A History Of Net Losses And There Is No Assurance ZDNet Will Report Net Income In The Future

   ZDNet, which will constitute the principal business of the company after the restructuring, has an extremely limited operating history and a stockholder must consider the risks, expenses and difficulties frequently encountered by such companies, particularly in the new and rapidly evolving market for Internet products, content and services. We cannot assure you that ZDNet will be successful in addressing such risks. Although ZDNet has experienced revenue growth in recent periods, we cannot assure you that ZDNet's revenue will continue to grow or continue at its current level.

   ZDNet has incurred significant net losses in the past ($21.2 million in 1997, $7.9 million in 1998 and $0.1 million in the first nine months of 1999). For more information regarding these net losses, see "ZDNet Summary Historical and Pro Forma Combined Financial and Other Data" above, "Unaudited Pro Forma Consolidated Financial Statements" below and ZDNet's Combined Financial Statements in an Annex to this proxy statement. We cannot assure you that ZDNet will report net income in the future.

 We Cannot Accurately Predict ZDNet's Future Revenue

   As a result of the evolving nature of the Internet and ZDNet's limited operating history, we cannot accurately forecast ZDNet's revenue. Current and future expense levels are based principally on estimated future revenue and are to a large extent fixed. Accordingly, ZDNet may be unable to adjust spending to compensate for any unexpected revenue shortfall. If ZDNet's actual revenue is less than its estimated revenue, this could have an immediate material adverse effect on ZDNet's profits and liquidity.

 ZDNet's Quarterly Operating Results May Fluctuate Significantly And Are Not Reliable Indicators Of Its Future Performance

   ZDNet's quarterly operating results may fluctuate significantly because of a variety of factors, many of which are outside our control, including:

  .  overall usage levels of the Internet and of ZDNet's sites in particular,

  .  demand for Internet advertising and the loss of advertisers,

  .  seasonal trends in Internet use and advertising,

  .  the amount and timing of ZDNet's capital expenditures,

  . costs relating to the expansion of ZDNet's operations and the introduction of new sites and services,

  .  price competition or pricing changes in Internet advertising and

  .  costs relating to technical difficulties or system downtime.

   We believe Internet advertising typically slows in the first quarter of the year. Historically, ZDNet has experienced lower advertising and lower revenue in the first quarter of each year as compared to the fourth quarter of the prior year. Seasonality and cyclicality in the level of Internet advertising expenditures generally could become more pronounced in the future as the Internet becomes more accepted as an advertising vehicle. If a large number of ZDNet's advertisers do not advertise in a given quarter or if advertising revenue is deferred, ZDNet's revenue in that quarter could be substantially reduced. This would have a material adverse affect on ZDNet's operating results and could impair its business in future periods. Quarterly comparisons of ZDNet's results of operations are not reliable and you should not rely on them as an indication of ZDNet's future performance. For additional information about the seasonality of ZDNet's revenue, see "ZDNet Management's Discussion and Analysis of Financial Condition and Results of Operations" in an Annex to this proxy statement.

 ZDNet's Future Revenue Is Dependent On The Growth Of Internet Use And The Acceptance Of The Internet As An Advertising And Commerce Medium

   ZDNet's future revenue will depend largely on the widespread acceptance and use of the Internet as an information source and as an advertising and commerce vehicle. Rapid growth in Internet use is a recent trend and market acceptance of the Internet as an advertising and commercial medium is highly uncertain.

   The Internet may not be accepted as a viable advertising and commerce medium for distribution of information and engaging in commerce for a number of reasons, including:

  .  inadequate development of the network infrastructure,

  .  inadequate development of enabling technologies,

  .  insufficient commercial support for Internet advertising,

  .  concerns about privacy and security among users and

  . lack of widely accepted standards for measuring the effectiveness of advertising on the Internet.

 ZDNet Depends On Advertising As A Principal Source Of Its Revenue

   ZDNet derived 86% of its revenue in 1998 and 92% of its revenue in the first nine months of 1999 from the sale of advertising on its Internet sites and we expect that advertising revenue will continue to be the principal source of ZDNet's revenue in the foreseeable future. Most of ZDNet's advertising contracts are either short-term contracts and/or can be terminated by the advertiser at any time with little notice. We cannot assure you that ZDNet will be able to retain current advertisers or obtain new advertising contracts.

   ZDNet's ability to generate advertising revenue will depend on several factors, including:

  .  the continued development of the Internet as an advertising medium,

  .  the pricing of advertising on other Internet sites,

  .  the amount of traffic on ZDNet's network of sites,

  .  pricing pressures, delays and new product launches,

  . ZDNet's ability to achieve, demonstrate and maintain attractive user demographics and

  .  ZDNet's ability to develop and retain a skilled advertising sales force.

 ZDNet Is Increasingly Dependent On, And Receives A Significant Percentage Of Its Revenue From, A Limited Number of Advertisers

   A relatively small number of advertisers contribute a significant percentage of ZDNet's consolidated revenue. ZDNet's top 20 advertising customers accounted for approximately 46.5% of its advertising revenue in 1998 and approximately 42.1% of its advertising revenues in the first nine months of 1999. These advertising clients, and its other advertising clients, may not continue to use ZDNet's services to the same extent, or at all, in the future. A significant reduction in advertising by one or more of ZDNet's largest advertisers would have a material adverse effect on ZDNet's profits and liquidity.

 ZDNet Depends On Arrangements With Third Parties For Internet Traffic To Its Sites And ZDNet's Failure To Maintain These Arrangements With Third Parties Could Adversely Affect Its Business

   ZDNet's ability to advertise on and maintain links from other Internet sites is an important element to its success. Traffic originating from links existing on other Internet sites (particularly search engines, directories and other navigational tools managed by Internet service providers and Web browser companies), is an important segment of the overall traffic on ZDNet's Internet sites. ZDNet has special linking arrangements to generate additional traffic with Yahoo!, AltaVista, Go.com, Lycos and iVillage which are either short-term arrangements and/or can be terminated with little notice. There is intense competition for these types of linking arrangements. We cannot assure you that these arrangements will be maintained or that advertising or links will continue to be available on reasonable commercial terms or at all.

 ZDNet Depends On Licensed Technology From Third Parties And ZDNet's Failure To Maintain These Arrangements With Third Parties Could Adversely Affect Its Business

   ZDNet relies on certain technology licensed from third parties such as Vignette's Storyserver, Thunderstone's Texis Search Engine and Netscape's Web Server Software for use in operating and managing its Internet sites and providing related services to users and advertisers. ZDNet's ability to generate revenue from Internet commerce may also depend on data encryption and authentication technologies that it may be required to license from third parties. We cannot assure you that such technology licenses will be available at all, that they will be available on reasonable commercial terms or that they will operate as intended.

 ZDNet's Competitive Position Depends On Its Ability To Attract And Retain Key Personnel

   ZDNet's failure to attract and retain qualified personnel could diminish its competitive position. ZDNet's performance is substantially dependent on the continued services and performance of its senior executive officers and other key personnel. ZDNet does not have long-term employment agreements with any of its key personnel and maintains no "key person" life insurance policies. ZDNet's future success also depends on its ability to identify, attract, retain and motivate highly skilled editorial, technical, managerial, sales, marketing and customer service personnel. Competition for such persons is intense. We cannot assure you that ZDNet will be able to attract or retain such personnel.

 ZDNet May Not Be Able To Adequately Respond To Technological Change

   The market for Internet products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. ZDNet will be required to continually improve the performance, features and reliability of its network infrastructure and Internet sites, particularly in response to competition and changing customer demands. We cannot assure you that ZDNet will be successful in responding rapidly, cost-effectively or adequately to such developments.

 ZDNet's Competition Is Intense And Is Expected To Increase Significantly

   We cannot assure you that ZDNet will be able to maintain its competitive position. Competition among Internet content providers is intense and is expected to increase significantly in the future. The market for

Internet content sites is rapidly evolving and barriers to entry are low, enabling newcomers to launch competitive sites at relatively low cost. Moreover, increased competition could result in price reductions, reduced margins or loss of market share, any of which could have an effect on our future revenue and profits.

   We believe ZDNet competes most directly with Web sites specializing in broad-based technology information. These include c|net, CMP, Internet.com and IDG. ZDNet also generally competes for users and advertisers with:

  . Internet portals and search sites, that help users access information rather than create original content and are not specifically focused on technology related information, such as Excite, Infoseek, Lycos and Yahoo!,

  .  general news sites, such as those provided by CNN and ABC,

  . general purpose online service providers, such as America Online and MSN,

  . browser/software companies offering information services, such as Microsoft and Netscape and

  .  large general-interest sites.

   In addition, ZDNet competes with traditional media content businesses such as newspapers, magazines, radio and television. In order to compete successfully and attract users, advertisers and strategic partners, ZDNet must continue to provide high quality, engaging content in a timely and cost-effective manner.

 To Remain Competitive, ZDNet Must Constantly Expand And Develop New Content Areas And Services. This Is Inherently Risky And Expensive

   ZDNet's future success may depend in part on its ability to continue expanding its Internet sites to include new subject matters and services. Costs related to developing new content areas and services are expensed as they are incurred while revenue related to these new content areas and services typically builds over time. Accordingly, ZDNet's profitability from year to year may be adversely affected by the number and timing of new launches. In addition, we cannot assure you that any new areas or services will be developed in a timely or cost-effective manner or that they will be successful.

 ZDNet Has Launched An Expensive Advertising Campaign That May Or May Not Be Effective.
 ZDNet May Need To Spend Significantly More Money On Advertising In The Future

   On December 25, 1999, ZDNet launched a 15-month, $25 million consumer advertising campaign. This campaign is ZDNet's first major attempt at offline consumer advertising. The campaign will initially run on network and cable TV, in mainstream and technology-focused print publications and in key online and outdoor positions. We cannot assure you that this campaign, or any other advertising campaign we may launch in the future, will be effective. In addition, to remain competitive, ZDNet may need to spend significantly more money on advertising in the future and such additional costs could adversely affect ZDNet's profits.

 We Cannot Assure You That ZDNet Will Continue To Develop The ZDNet Brand

   We cannot assure you that ZDNet will be able to continue to develop its brand. ZDNet believes brand identity is important to attracting and expanding its user base, Internet traffic and advertising and commerce relationships. ZDNet believes the significance of brand recognition will intensify as the number of Internet sites increases.

 Any Capacity Constraints Or System Disruptions Could Have A Material Adverse Effect On ZDNet

   The performance and reliability of ZDNet's Internet sites and network infrastructure are critical to its reputation and ability to attract and retain users, advertisers, merchants and strategic partners. Any system error or failure, or a sudden and significant increase in traffic, may result in the unavailability of sites and significantly delay response times. Individual, sustained or repeated occurrences could result in a loss of potential or existing users, advertisers or strategic partners. In addition, because ZDNet's advertising revenue is directly related to the number of advertisements it delivers to users, system interruptions or delays would reduce the number of impressions delivered and thereby reduce its revenue.

   ZDNet's systems and operations are vulnerable to interruption or malfunction due to certain events beyond its control, including natural disasters, telecommunications failures and computer hacking. ZDNet also relies on Web browsers and online service providers to provide Internet access to its sites. We cannot assure you that ZDNet will be able to expand its network infrastructure, either itself or through use of third-party hosting systems or service providers, on a timely basis sufficient to meet demand. ZDNet presently has only a limited amount of redundant facilities or systems, no formal disaster recovery plan and no sufficient business interruption insurance to compensate for losses that may occur. Any interruption to its systems or operations could have a material adverse effect on ZDNet's business and its ability to retain users, advertisers and strategic partners.

 ZDNet's Networks May Be Vulnerable To Security Risks

   ZDNet's networks may be vulnerable to unauthorized access, computer viruses and other security problems. A user who circumvents security measures could misappropriate proprietary information or cause interruptions or malfunctions in ZDNet's operations. ZDNet may be required to expend significant resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Although ZDNet intends to continue to implement industry-standard security measures, not all security measures which are implemented may be the latest state of the art and such measures may be inadequate.

 Increased Government Regulation Of The Internet Could Have A Material Adverse Effect On ZDNet

   Increased government regulation, or the application of existing laws to online activities, could inhibit Internet growth, expose ZDNet and other online content providers to additional liabilities and increase the cost of doing business. This could have a material adverse effect on ZDNet's profits and liquidity. The increasing popularity and use of the Internet and other online services may lead to the adoption of new laws and regulations in the U.S. or elsewhere covering issues affecting ZDNet's business, such as online privacy, copyright and trademark, sales taxes and fair business practices or which require qualification to do business as a foreign corporation in certain jurisdictions. For instance, the European Union's privacy regulations may limit the collection and use of certain user information.

 ZDNet Relies On Intellectual Property Rights Which May Not Be Adequately Protected Under Current Laws

   To establish and protect its trademarks, service marks and other proprietary rights in its products and services, ZDNet relies on a combination of:

  . copyright, unfair competition, trademark, service mark and trade secret laws and

  . confidentiality agreements with certain of its licensees and other third parties and confidentiality agreements and policies covering its employees.

   We cannot assure you that these measures will be adequate, that ZDNet will seek or be able to secure registrations for all of its marks in the U.S. or internationally or that third parties will not infringe upon or misappropriate its proprietary rights. Any infringement or misappropriation, or litigation relating to intellectual property rights, may divert management's attention and ZDNet's funds to litigate such claims.

   Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related business are uncertain and evolving. In particular, new domain name registration and ownership priority procedures have recently been adopted which may make it more difficult for ZDNet to retain or obtain desirable domain names.

 ZDNet May Incur Liability For Its Internet Content And User Data

   As a content provider, ZDNet may face potential liability for intellectual property infringement, defamation, indecency and other claims. In addition, ZDNet may incur liability for unauthorized duplication or distribution of third-party content or materials or for information collected from and about its users. We cannot assure you that third parties or users will not bring claims against ZDNet relating to proprietary rights or use of personal information. Although ZDNet seeks to obtain indemnification from strategic partners for any liability resulting from licensed content or linked sites, we cannot assure you that such indemnities will always be obtainable or adequate. ZDNet's general liability insurance may not cover or be adequate for potential claims of this type.

 ZDNet May Not Be Able To Adequately Manage Its Growth

   ZDNet will need to effectively plan and manage its business to succeed in the rapidly evolving Internet industry. ZDNet continues to increase the scope of its operations and has grown its workforce substantially. As of December 31, 1998, ZDNet had a total of 316 employees and as of December 31, 1999, ZDNet had a total of 483 employees--a growth of 52.8%. This growth has placed, and future growth may place, a significant strain on ZDNet's resources. For example, we expect that the variety of advertising products available on ZDNet sites will expand, increasing demands on ZDNet's billing and collection systems and requiring additional resources to properly determine pricing and discounting structures. ZDNet expects that it will need to continue to improve its financial and management controls and reporting systems and procedures, and will need to continue to expand, train and manage its workforce.

 ZDNet's Acquisition And Investment Strategy Exposes It To Risks

   ZDNet currently intends to continue acquisitions of and investments in new or complementary businesses, products, services or technologies. However, we cannot assure you that ZDNet will be able to identify suitable acquisition or investment candidates. Even if ZDNet does identify suitable candidates, we cannot assure you that ZDNet will be able to make such acquisitions or investments on reasonable commercial terms or successfully assimilate personnel, operations, products, services or technologies into its operations. This could disrupt ZDNet's ongoing business, distract ZDNet's management and employees, increase ZDNet's expenses, including amortization of goodwill, and materially and adversely affect ZDNet's profits and liquidity.

 ZDNet Intends To Expand Its International Operations And May Encounter A Number Of Problems Doing So. There Are Also A Number Of Risks Associated With International Operations That Could Adversely Affect ZDNet's Business

   Expansion Of International Operations. One component of ZDNet's growth strategy is to further expand into international markets. ZDNet's international operations are at an early stage of development and have an extremely limited operating history. In addition, the markets in which ZDNet has undertaken international expansion have technology and online industries that are less well developed than in the U.S.

   Risks Of International Operations. There are certain risks inherent in doing business in international markets, such as the following:

  .  uncertainty of product acceptance by different cultures,

  .  unforeseen changes in regulatory requirements,

  .  difficulties in staffing and managing multinational operations,

  .  state-imposed restrictions on the repatriation of funds,

  .  currency fluctuations,

  . difficulties in finding appropriate foreign licensees or joint venture partners and

  .  potentially adverse tax consequences.

   There is a risk that such factors will have an adverse effect on ZDNet's ability to successfully operate internationally and on its profits and liquidity.

 The Inclusion Of Computer Shopper In Our Consolidated Results May Adversely Affect Our Stock Price

   We plan to include our Computer Shopper business in the assets that we will transfer to ZDNet in return for an increase in ZD's retained interest in ZDNet. Although we expect that the value of Computer Shopper will be immaterial in relation to the expected market capitalization of ZDNet Inc. after the restructuring, we also expect Computer Shopper to be highly material to the consolidated financial statements of ZDNet Inc. after the restructuring. Even though we plan to break out our online business as a separate segment from our Computer Shopper business for accounting purposes, it is possible that the market will not value our stock as highly as it would in the absence of Computer Shopper since, among other things, we expect that our consolidated revenues will grow at a substantially lower rate (or may even decline) as a result of including Computer Shopper in our consolidated results.

 Our Historical And Pro Forma Financial Information Is Not particularly Relevant To Our Actual Results

   Our financial information included in this proxy statement does not reflect what the actual results of operations, financial position and cash flows would have been had Ziff-Davis existed and the restructuring been completed prior to the periods in question. In addition, the financial information is not necessarily indicative of our future results of operations, financial position and cash flows.

 We Are Controlled By Our Principal Stockholder. This Creates Potential Conflicts Of Interest

   SOFTBANK Corp. and its non-Ziff-Davis affiliates ("Softbank") currently own 71,620,000 shares of ZD stock and will, after the restructuring, own a majority of our outstanding shares of common stock. As a result, Softbank will be able to elect all the members of the board of directors. Softbank could also control those actions requiring the approval of the holders of a majority of the voting stock, including amendments to our charter and any business combinations. This concentration of ownership could prevent a change in control of ZDNet that might otherwise be beneficial to stockholders.

   We have entered into certain agreements with Softbank governing ongoing relationships. These agreements include certain licensing and management agreements relating to ZDNet. However, the agreements with Softbank do not preclude investments by venture capital funds managed by Softbank which invest in, among other things, computer and Internet-related companies. These funds may be able to co-invest with or compete with ZDNet with respect to new investments. In addition, Softbank may also develop new funds which may compete with ZDNet for investment opportunities. These agreements will also prohibit ZDNet from competing with SOFTBANK Corp. in Japan without the prior approval of SOFTBANK Corp.'s board of directors and give Softbank the continuing right to license all of ZDNet's products and services in Japan. These arrangements and undertakings might be less favorable than arrangements negotiated at arm's length between unrelated parties.

 We Are A Defendant In Several Lawsuits, Which Could Materially And Adversely Affect Our Business And Operations

   In connection with the initial public offering of our common stock on April 28, 1998, the repricing of certain stock options and a former joint venture between Softbank and certain third parties, we have been named as a defendant in several lawsuits. While we believe there are substantial defenses to all of the claims, we cannot assure you that we will prevail. Defense costs and/or settlement costs relating to these actions could be substantial, and the defense of these actions may divert management's attention and resources. If the plaintiffs prevail in these actions, any judgments awarded by the courts could have a material adverse effect on our liquidity. For more information regarding these lawsuits, see "ZDNet Description of Business--Legal Proceedings" set forth in an Annex to this proxy statement.

                               ----------------

   Our logo and certain of our Internet sites, publications, products and services referenced in this proxy statement are our trademarks. Each trade name, trademark or service mark of any other company appearing in this proxy statement is the property of its owner.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

   Some of the information in this proxy statement may constitute forward-looking statements which are subject to various risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the timing of the sales that are part of the restructuring (or even whether those sales will in fact close), the net proceeds to be received in those sales, the timing and amount of the cash dividend to be paid to holders of ZD stock as part of the restructuring, the ZD liabilities that will need to be provided for as part of the restructuring, the timing of the merger, the ZD/ZDNet equivalency ratio and the exchange ratio for the merger, our future business plans and strategies and our future financial condition or results of operations, as well as other statements that are not historical. You can find many of these statements by looking for words like "may," "will," "believes," "expects," "anticipates," "plans" and "estimates" and for similar expressions.

   Because forward-looking statements involve risks and uncertainties, there are factors that could cause the actual results to differ materially from those expressed or implied. For example, the statements appearing under "Risk Factors" and other cautionary statements appearing in Management's Discussion and Analysis of Financial Condition and Results of Operations for each of Ziff-Davis Inc., ZDNet and ZD appearing elsewhere in this proxy statement describe circumstances that could materially affect the accuracy of forward-looking statements.

   If there are any subsequent written or oral forward-looking statements made by us or any person acting on our behalf, they are qualified in total by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

   This proxy statement also includes statistical data regarding the publishing, trade show and Internet industries. This data was obtained from industry publications and reports which we believe to be reliable sources. We have not independently verified such data nor sought the consent of any organizations to refer to their reports in this proxy statement.

                              THE SPECIAL MEETING

General

   The board of directors of Ziff-Davis Inc. is furnishing this proxy statement to solicit proxies in connection with a special meeting to be held at 9:00 a.m., Eastern Standard Time, on February 29, 2000 at our offices at 28 East 28th Street, New York, New York and at any adjournments or postponements thereof.

   The purpose of the special meeting is to:

  . Consider and adopt resolutions authorizing the restructuring of Ziff-Davis Inc. These resolutions are set forth in full in Annex I to this proxy statement. We refer to this proposal as Proposal 1.

  . Consider and approve proposals to amend each of the Amended 1998 Incentive Compensation Plan and the Amended Non-Employee Directors' Stock Option Plan to increase the number of shares available for issuance thereunder. We refer to these proposals as Proposals 2 and 3.

  . Act on other matters that may be brought properly before the special meeting.

   The board of directors recommends that stockholders vote "FOR" Proposals 1, 2 and 3.

Record Date; Voting

   Stockholders of record at the close of business on February 7, 2000 are entitled to vote at the special meeting. As of this record date, there were approximately 103.7 million shares of ZD stock issued and outstanding and approximately 14.1 million shares of ZDNet stock issued and outstanding. Holders of ZD stock and holders of ZDNet stock will vote together as a single class on all business before the special meeting. A quorum will be met at the special meeting if the holders of a majority of the outstanding shares of common stock are present in person or by proxy.

   Holders of ZD stock will be entitled to one vote per share of ZD stock held on the record date and holders of ZDNet stock will be entitled to 1.47758 votes per share of ZDNet stock held on the record date. The voting rights of the ZDNet stock were determined based on the relative average trading prices of the ZDNet stock and the ZD stock during the twenty consecutive trading day period ending on and including the fifth trading day before the record date.

Presence of Independent Accountants

   Representatives of our independent accountants will be present at the special meeting and will have the opportunity to make a statement if they so desire. The independent accountants will be available to respond to appropriate questions you might have.

Vote Required

   Proposal 1 requires the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast by all outstanding shares of common stock. Each of Proposals 2 and 3 requires the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast by all shares of common stock present in person or represented by proxy at the special meeting. Any failure to be present at the special meeting, in person or by proxy, any abstention and any failure to instruct a broker as to how to vote shares held by such broker with respect to any proposal will have the same effect as votes against each of the proposals. If a broker, which is the record holder of certain shares, indicates on a form of proxy that it does not have discretionary authority to vote such shares on any proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld with respect to such proposal, these non-voted shares will be counted for quorum purposes but will have the same effect as a vote against each of the proposals.

   SOFTBANK America Inc., which owns ZD stock entitled to cast a majority of the total votes at the special meeting, has agreed to vote for all of the proposals. Thus, we expect the proposals to pass regardless of how other stockholders vote.

Proxies

   Each copy of this document mailed to stockholders is accompanied by a form of proxy with voting instructions for submission by mail. We will vote shares represented by the proxies received and not properly revoked in accordance with the instructions contained therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of Ziff-Davis a written revocation or a duly executed proxy bearing a later date or by voting in person at the special meeting. However, a proxy is not revoked by simply attending the special meeting. Stockholders who have instructed a broker to vote their shares must follow directions received from their broker to change or revoke their proxy. To submit a written proxy by mail, stockholders should complete, sign, date and mail the proxy card provided with this document in accordance with the instructions set forth on such card. If no choice is specified on the form of proxy, the shares will be voted "FOR" the approval of each of the proposals described in this proxy statement. If you vote "FOR" the proposals at the special meeting you may be forfeiting your right to challenge the proposals in the future.

Other Matters

   The board of directors is not currently aware of any business to be acted upon at its stockholders meeting, other than as described herein. If, however, other matters are properly brought before the special meeting, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment, unless otherwise indicated on any particular proxy. The persons appointed as proxies also will have discretion to vote on adjournment of the special meeting. Such adjournment may be for the purpose of soliciting additional proxies. Notwithstanding the foregoing, shares represented by proxies voting against the adoption of the restructuring will be voted against a proposal to adjourn the special meeting for the purposes of soliciting additional proxies.

Solicitation of Proxies

   We will bear the expense of printing and mailing proxy materials. In addition to soliciting proxies by mail, certain of our directors, officers and other employees may solicit proxies by personal interview, telephone or facsimile. We will not pay additional compensation to such persons for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of common stock. We have also retained Morrow & Co., Inc. to perform various proxy advisory, distribution and solicitation services at a cost of approximately $2,500 plus disbursements.

Do Not Send in Stock Certificates

   Stockholders should not send stock certificates with their proxy cards. After the merger constituting part of the restructuring is completed:

  . we will mail holders of ZDNet stock a transmittal form with instructions on how to exchange their current stock certificates for stock certificates representing common stock of the surviving company and

  . holders of ZD stock will not need to exchange their stock certificates since their ZD stock will remain outstanding as shares of common stock of the surviving company and their stock certificates will continue to represent those shares. However, if after the merger any holders of ZD stock would like to exchange their stock certificates for new stock certificates that specify the new name of the company and the correct designation for the common stock, they should contact the company's transfer agent or Secretary.

                              OUR CURRENT COMPANY

   We are a leading media and marketing company focused on computing and Internet-related technologies. Through our ZDNet division, which we call "ZDNet," we provide online content and other Internet related services. Through our ZD division, which we call "ZD," we are or have been engaged in the print publishing, trade shows and conferences, education and television businesses. We are in the process of selling these ZD businesses as part of the restructuring described below.

   We have two series of common stock: ZDNet Common Stock, which we call "ZDNet stock," and ZD Common Stock, which we call "ZD stock." Each of these series is what is commonly referred to as "tracking stock." We intend the ZDNet stock to track the performance of ZDNet, and we intend the ZD stock to track the performance of ZD. In addition to the businesses referred to above, ZD owns a retained interest in ZDNet which is currently the equivalent of 60 million shares of ZDNet stock.

   The mailing address of our principal executive offices is 28 East 28th Street, New York, New York 10016, and our telephone number is (212) 503-3500.

                  PROPOSAL 1--THE RESTRUCTURING OF ZIFF-DAVIS

General

   At the special meeting, stockholders will be asked to consider and adopt resolutions authorizing the restructuring of Ziff-Davis Inc. These resolutions are set forth in full in Annex I to this proxy statement.

   The restructuring is a series of transactions that will transform us into a company focused almost exclusively on Internet related businesses and replace our existing tracking stock structure with a single class of ordinary common stock. In the restructuring we plan to:

  . sell substantially all of our non-Internet assets for cash; these assets include substantially all of ZD's assets other than its retained interest in ZDNet;

  . use a portion of the proceeds from these sales to repay ZD's debt and to cover certain other ZD liabilities;

  . dividend out all or most of the remaining proceeds to the holders of ZD stock; we currently estimate this special dividend will amount to about $5.00 per share;

  . transfer the remaining ZD assets, including Computer Shopper and our interest in Red Herring Communications Inc., to ZDNet in return for an increase in ZD's retained interest in ZDNet; and

  . eliminate our existing tracking stock structure by merging with ZD Merger Subsidiary Inc., our newly formed subsidiary, so that all of our stockholders will hold a single class of ordinary common stock.

ZD Merger Subsidiary is a Delaware corporation organized in January 2000 and is a wholly owned subsidiary of Ziff-Davis Inc. To date, this subsidiary has engaged in no activities other than those incident to its formation and the merger. The mailing address of its principal executive offices is 28 East 28th Street, New York, New York 10016, and its telephone number is (212) 503-3500.

Sales of Non-Internet Assets for Cash

   In the past few months, we sold our ZD Market Intelligence business for $106 million and our equity interest in ZDTV for $205 million. In addition, we entered into agreements to sell our ZD Publishing business (which excludes Computer Shopper) for $780 million and our ZD Education business for $172 million, and we expect to complete these sales in the first quarter of 2000. The ZD Publishing and ZD Education sales are subject to the buyers receiving debt financing, the receipt of various governmental approvals and third party consents and various other conditions. The sales prices for ZD Publishing and ZD Education are subject to adjustment in the manner described later in this proxy statement (although we do not expect these adjustments to be material). For more information about these sales, see "--The Sale Agreements."

   We are currently in discussions regarding a possible sale of ZD Events, and we expect to either complete this sale or recapitalize ZD Events and spin it off to holders of ZD stock in the second quarter of 2000. We also expect to either sell our Smart Planet online consumer education business or transfer it from ZD to ZDNet in the same time frame.

Repayment of ZD Debt and Provision for Other ZD Liabilities

   The principal amount of our debt is currently about $1.0 billion and all of it is attributed to ZD. We will use a portion of the asset sale or recapitalization proceeds to repay this debt. We will also use a portion to cover the amounts that ZD owes ZDNet and certain other actual or contingent ZD liabilities, net of amounts that ZDNet owes ZD. We will determine the amount that we will leave behind to cover these other actual or contingent ZD liabilities based on the advice of management and our financial and legal advisors. Because contingent liabilities are inherently uncertain, it is possible that the amount we leave behind will turn out to be significantly more or less than the amount actually needed to cover these liabilities.

Dividend to ZD Stockholders

   After deducting from the asset sale or recapitalization proceeds the amounts referred to in the preceding paragraph, we will dividend out all or most of the remaining proceeds to the holders of ZD stock. The exact amount of this special dividend will depend on the actual proceeds and the actual amounts we determine to set aside to repay ZD debt, to cover other ZD liabilities and to fund future ZDNet cash needs. If we determine to recapitalize ZD Events and spin it off to ZD stockholders rather than to sell it, the dividend would include the stock of ZD Events.

   We currently estimate that the special dividend will amount to about $5.00 per share. We expect to pay this dividend in the second quarter of 2000, but the exact timing will depend on when we are able to complete the disposition of ZD Education, ZD Publishing and ZD Events.

Transfer of Assets from ZD to ZDNet

   We will transfer the following assets from ZD to ZDNet in return for an increase in ZD's retained interest in ZDNet:

  .  our Computer Shopper business,

  .  our interest in Red Herring Communications Inc. and

  . any other ZD assets that we have not sold or set aside to cover ZD liabilities.

   Our certificate of incorporation provides that these transfers will increase the number of shares of ZDNet stock issuable with respect to ZD's retained interest in ZDNet by an amount equal to the fair value of the transferred assets divided by the market value of the ZDNet stock on the transfer date. We currently estimate that the fair value of the transferred assets will be about $75 million, but the board will make a final determination at the time of transfer.

The Merger

   Immediately prior to the merger that will eliminate our tracking stock structure, ZD's only remaining asset will be its retained interest in ZDNet. As a result, at the time of the merger, each share of ZD stock will be equivalent to a number of shares of ZDNet stock equal to:

  . the number of shares of ZDNet stock issuable with respect to ZD's retained interest in ZDNet, divided by

  . the number of shares of ZD stock outstanding immediately prior to the merger.

   We call this number the "ZD/ZDNet equivalency ratio." After the merger, each share of ZD stock will remain outstanding as one share of common stock. In order to maintain the relationship between the ZD stock and ZDNet stock, in the merger we will convert each share of ZDNet stock into a number of shares of common stock equal to the reciprocal of the equivalency ratio. Thus, we will convert each share of ZDNet stock into a number of shares of common stock equal to:

  . the number of shares of ZD stock outstanding immediately prior to the merger, divided by

  . the number of shares of ZDNet stock issuable with respect to ZD's retained interest in ZDNet.

We call this number the "exchange ratio," and we will round it to the nearest
0.00001 before we apply it in the merger. Fractional shares of common stock will not be issued to holders of ZDNet stock. In lieu of fractional shares, holders of ZDNet stock will receive a cash payment.

   A total of 60 million shares of ZDNet stock are currently issuable with respect to ZD's retained interest in ZDNet, but this number will increase as a result of the transfer of the transferred assets in the manner described in the preceding section. Because this increase will depend on the final valuation for the transferred assets and the market value of the ZDNet stock on the date of transfer, we cannot now tell you the exact number we will use to determine the ZD/ZDNet equivalency ratio and the exchange ratio.

   We provide the following as an illustrative example of these calculations. If we assume that:

  . the transferred assets in excess of those set aside to cover ZD liabilities will be valued at about $75 million,

  . the market price of ZDNet stock on the transfer date will be $27.8125 per share (which is equal to the closing price of the ZDNet stock on January 31, 2000), and

  . options to purchase about 8 million shares of ZD stock will be exercised before the merger, resulting in there being about 111 million shares of ZD stock outstanding at the time of the merger,

then the ZD/ZDNet equivalency ratio would be about 0.56 (that is, each ZD share would be equivalent to about 0.56 ZDNet shares) and the exchange ratio would be about 1.77 (that is, in the merger we would convert each ZDNet share into about
1.77 shares of common stock). The actual ZD/ZDNet equivalency ratio and exchange ratio will be determined as described earlier in this section; the final numbers may significantly differ from those set forth in this illustrative example and may even fall outside the ranges set forth in the stockholder's letter that appears on the front cover of this proxy statement.

   After the restructuring, we will be focused almost exclusively on the Internet, and as part of the merger we will change our name to ZDNet Inc. to reflect this new focus. We will also amend our certificate of incorporation to delete all of the provisions relating to our existing tracking stock structure so that it will provide for a single class of ordinary common stock. These deletions will have no substantive effect, since our current certificate of incorporation states that the tracking stock provisions will apply only when there are shares of both series of common stock outstanding.

   We currently expect to complete the merger in the second quarter of 2000.

   For more information about the merger, see "--The Merger Agreement" below.

No Appraisal Rights

   Under the Delaware General Corporation Law, you will not have appraisal rights as a result of the restructuring.

Treatment of Options

   We plan to deal with employee stock options to purchase ZD stock, which we call "ZD options," and employee stock options to purchase ZDNet stock, which we call "ZDNet options," in the following way:

  . We will accelerate the vesting of all of the options granted in 1998, and 50% of the options granted in 1999, held by any employee transferred to the buyer of a sold business, but only if the employee remains with the sold business until a specified date after the date on which we sell that business or is terminated by the buyer before that day. The remaining options held by these employees will be forfeited.

  . We will generally accelerate the vesting of all of the ZD options granted in 1998, and 50% of the ZD options granted in 1999, held by any employee who remains with Ziff-Davis through a specified date or is terminated by Ziff-Davis before that date as a result of the restructuring. We do not currently expect to accelerate the vesting of any ZDNet options held by employees who remain with Ziff-Davis.

  . If we pay any dividend on ZD stock before a ZD option is exercised (as expected), we will adjust the terms of the ZD options in a customary manner in order to preserve the employee's effective position.

  . If ZD options are exercised prior to the merger, we will attribute the exercise proceeds to ZD and will apply those proceeds to increase the dividend we will pay to holders of ZD stock or to increase the amount we will transfer from ZD to ZDNet in return for an increase in ZD's retained interest in ZDNet. If ZDNet options are exercised prior to the merger, we will attribute the exercise proceeds to ZDNet and those proceeds will not affect the dividend or the amount we transfer from ZD to ZDNet.

  . Accelerated ZD options will generally expire on June 30, 2000, to the extent they have not already been exercised or forfeited. ZDNet options held by employees who remain with Ziff-Davis will expire according to their current schedule.

   If we complete the merger before all ZD options have been exercised, have been forfeited or have expired, we will compensate ZDNet for the dilutive effect of these options by either:

  . leaving behind cash of ZD sufficient to cover the spread between the aggregate market value of the shares subject to those options shortly before the merger and the aggregate exercise price of those options (in a manner analogous to the provision for ZD liabilities contemplated under "--Repayment of ZD Debt and Provision for Other ZD Liabilities" above) or

  . reducing ZD's retained interest in ZDNet by an amount equal to the spread referred to above divided by the market price of the ZDNet stock on a date shortly before the merger (in a manner analogous to the transfer of assets in return for an increased retained interest contemplated under "--Transfer of Assets from ZD to ZDNet" above).

   When we complete the merger, each remaining option to purchase a share of ZD will continue to be an option to purchase a share of common stock at the same exercise price.

   When we complete the merger, each option to purchase a share of ZDNet will become an option to purchase, for the same aggregate exercise price, a number of shares of common stock equal to the exchange ratio in the merger.

Material Federal Income Tax Consequences of the Restructuring

   The following summary of the federal income tax consequences of the restructuring is based on the tax laws of the United States (including the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Department regulations, published rulings and court decisions), all of which are subject to change. This summary does not address the tax consequences of the restructuring if you are a member of a special class of investors, such as

  .  a tax-exempt entity,

  .  a financial institution,

  .  an insurance company,

  .  a dealer in securities or currencies,

  . a trader in securities who elects to use a mark-to-market method of accounting,

  .  a person who is liable for alternative minimum tax,

  . a person who actually or constructively owns 10% or more of the ZD stock or ZDNet stock,

  .  a person who is not for United States federal income tax purposes
    --a citizen or resident of the United States, --a domestic corporation,
    --an estate whose income is subject to United States federal income taxation regardless of its source or
    --a trust over which a United States court can exercise primary supervision and as to which one or more United States persons are authorized to control all substantial decisions,

  . a person who holds ZD stock or ZDNet stock as part of a straddle, hedging or conversion transaction or

  .  a person whose functional currency is not the U.S. dollar.

   You should consult your own tax advisors with regard to the application of the federal income tax laws to your particular situation, as well as to the applicability and effect of any state, local, or foreign tax laws to which you may be subject.

   Assuming we have no earnings and profits for tax purposes (as we expect), the dividend to holders of ZD stock will be treated as a return of capital reducing basis for federal income tax purposes. If the amount of the dividend exceeds a ZD stockholder's basis, the excess will be taxed for federal income tax purposes as a capital gain and will be long-term capital gain or loss if the ZD stockholder's holding period for the ZD stock exceeds one year. Long-term capital gain of a noncorporate person is generally subject to a maximum tax rate of 20%.

   We expect to have sufficient net operating losses to fully shelter any federal income tax gain that is realized as a result of the sale of the businesses as currently contemplated. For this reason, we expect that we will not be required to pay any material federal income tax as a result of such sales.

   No ZD stockholder will be required to pay any federal income taxes as a result of the merger. No ZDNet stockholder will be required to pay any federal income taxes as a result of the merger, except to the extent of cash received instead of a fractional share of common stock. Any cash received by a ZDNet stockholder will be treated as received in redemption of the ZDNet stockholder's fractional share interest, and the ZDNet stockholder would generally recognize a capital gain or loss equal to the difference between the amount of cash received and the ZDNet stockholder's basis in the ZDNet stock exchanged therefor.

   The company will not be required to pay any material federal income taxes as a result of the merger.

Backup Withholding and Information Reporting

   In general, we will report any dividend payments made to a ZD stockholder that is a non-corporate United States person to the Internal Revenue Service. We also will be required to "backup withhold" at the rate of 31% of the amount of the dividend if you fail to provide your accurate taxpayer identification number in the manner required by law, if the Internal Revenue Service notifies us that you have failed to report all interest or dividends required to be shown on your federal income tax returns or, in certain circumstances, if you fail to comply with applicable certification requirements. Certain corporations and other exempt persons may be required to establish their exemption from information reporting and back-up withholding by certifying their status on Internal Revenue Service Form W-8BEN.

   We (or your broker) may also be required to report and backup withhold on any cash received by a ZDNet stockholder instead of a fractional share of ZD stock.

   Amounts withheld under the backup withholding rules may be credited against your tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the Internal Revenue Service.

Accounting

   The restructuring will result in a net loss of about $1.2 billion. The majority of this loss will be reported in the fourth quarter of 1999 with the remainder expected to be recognized in the first quarter of 2000.

   This non-recurring loss results in large part from the dramatic shift in value from our print publishing business (carried on our books at almost $1.9 billion) to our online business (carried on our books at only about $160 million). Since we are selling our print publishing businesses but not our online business, we are recognizing an accounting loss on the sale but are not permitted to recognize what we believe is currently a more than offsetting gain represented by the difference between the current value and the book value of our online business. The following table summarizes the estimated components of the loss:

Component                                                Estimated gain (loss)
---------                                                ---------------------
Sale of ZD Publishing (which excludes Computer
 Shopper): .............................................    $  (766,000,000)*
Write-down of Computer Shopper intangible assets........       (270,000,000)**
Accounting charge for accelerating vesting of stock
 options................................................       (190,000,000)
Sale of ZD Education....................................        115,000,000*
Sale of equity interest in ZDTV.........................        111,000,000*
Sale of ZD Market Intelligence..........................         75,000,000*
Sale of ZD Events and other transaction costs...........       (320,000,000)
                                                            ---------------
  Estimated loss........................................    $(1,245,000,000)
                                                            ===============

--------
 * Based on sales prices in completed or announced transactions. See "--The Sale Agreements" below.

** The write-down of Computer Shopper intangible assets results from management's review of the recoverability of the value of such assets. This review was undertaken during the fourth quarter of 1999 primarily due to the write-down of intangible assets resulting from the agreement to sell our other publications. Based on management's current assessment of market conditions, projected future profitability and the impact of the restructuring, including the loss of certain synergies, an impairment write-down, estimated to be approximately $270 million, will be recorded in the fourth quarter of 1999. The amount of this write-down was determined based upon a discounted cash flow analysis.

   The foregoing amounts are only estimates. The actual gain or loss associated with each component may be more or less than that set forth above.

   The merger will have no significant accounting consequences for the consolidated company, except that after the merger the company will again begin to report per share information on a consolidated basis.

Listing

   After the merger, our common stock will continue to be listed on the NYSE, although we may investigate the possibility of transferring our listing to NASDAQ at some point in the future.

Recommendation of the Board of Directors

   The board of directors has carefully considered and unanimously approved Proposal 1 and determined that it is in the best interests of our company and all of our stockholders. The board of directors recommends that you vote "FOR" Proposal 1.

Background of the Restructuring

   We continually review each of our businesses and Ziff-Davis Inc. as a whole to determine the best way to realize the company's inherent value. As a result of this review process, we retained Morgan Stanley Dean Witter (whom we call "Morgan Stanley") and Sullivan & Cromwell in mid 1999 and shortly thereafter we publicly announced that we were beginning to explore strategic alternatives to maximize stockholder value. As part of this exploration process, we determined to explore the possible sale of all or substantially all of our non-Internet assets.

   Accordingly, Morgan Stanley, on our behalf, commenced auctions with respect to the ZDTV, ZD Education, ZD Publishing and ZD Events divisions. Each business was the subject of its own auction process. All of these auctions proceeded in similar fashion, with Morgan Stanley working with our management to identify potential purchasers and to prepare presentations discussing the operations of those businesses for those potential purchasers. Morgan Stanley also delivered to potential purchasers a form of sale agreement prepared by us and our legal counsel with respect to each of the potential sales. In each case, Morgan Stanley requested potential purchasers to submit bids with respect to their proposed purchase. Potential purchasers then conducted due diligence investigations with respect to the relevant businesses and submitted bids. Morgan Stanley then discussed these bids with the potential purchasers, and indicated the manner in which such bids could be improved to make such bids more attractive to us. Thereafter, we and our financial and legal advisors commenced negotiations and proceeded to final contract with whichever purchaser we had determined had made the most attractive offer with respect to a given business.

   Set forth below is a more specific chronology for these auctions:

  . Auction for ZD Education--Throughout August and September 1999, Ziff-Davis and Morgan Stanley discussed a possible ZD Education transaction with a variety of potential purchasers and invited those potential purchasers to submit indications of interest by October 7, 1999. On October 7, 1999, various interested parties submitted initial indications of interest. On November 15, 1999, interested parties submitted final bids and Morgan Stanley began to discuss the terms of those bids with those parties. On November 16, 1999, Ziff-Davis and its financial and legal advisors commenced negotiations for the sale of the ZD Education division with Wasserstein Perella U.S. Equity Partners and its financial and legal advisors. On November 17, 1999, Ziff-Davis entered into an agreement to sell its ZD Education division to a company controlled by Wasserstein Perella. For more information about this agreement, see "--The Sale Agreements--ZD Education" below.

  . Auction for ZDTV--Throughout August and September 1999, Ziff-Davis and Morgan Stanley discussed a possible ZDTV transaction with a variety of potential purchasers and invited those potential purchasers to submit indications of interest. During October 1999, various interested parties submitted initial indications of interest. Throughout October and into November 1999, Morgan Stanley reviewed the terms of those indications of interest with the interested parties. On November 7, 1999, Ziff-Davis and its financial and legal advisors commenced negotiations for the sale of our equity interest in ZDTV with Vulcan Programming Inc. (a company controlled by Paul G. Allen) and its financial and legal advisors. Vulcan Programming Inc. owned almost all of the equity in ZDTV that we did not own. On November 19, 1999, Ziff-Davis entered into an agreement to sell its equity interest in ZDTV to Vulcan Programming Inc. On January 21, 2000, we completed this transaction. For more information about this agreement, see "--The Sale Agreements--ZDTV" below.

  . Auction for ZD Publishing--Throughout August and September 1999, Ziff-Davis and Morgan Stanley discussed a possible ZD Publishing transaction with a variety of potential purchasers and invited those potential purchasers to submit indications of interest by October 7, 1999. On October 7, 1999, various interested parties submitted initial indications of interest. On November 19, 1999, interested parties submitted final bids and Morgan Stanley began to discuss the terms of those bids with those parties. On November 30, 1999, Ziff-Davis and its financial and legal advisors commenced negotiations for the sale of the ZD Publishing division with Willis Stein & Partners and its financial and legal advisors. On December 6, 1999, Ziff-Davis entered into an agreement to sell its ZD Publishing division to a company controlled by Willis Stein & Partners. For more information about this agreement, see " -- The Sale Agreements--ZD Publishing" below.

  . Auction for ZD Events--Beginning in August 1999, Ziff-Davis and Morgan Stanley discussed a possible ZD Events transaction with a variety of potential purchasers and invited those purchasers to submit indications of interest, and since that time various interested parties have done so. We are currently in discussions regarding a possible sale of ZD Events, and we expect to complete this sale or recapitalize ZD Events and spin it off to holders of ZD stock in the second quarter of 2000.

   Because the restructuring involves transactions that might create conflicts or the appearance of conflicts between the interests of the holders of ZD stock and the holders of ZDNet stock or between Softbank and other stockholders, we created a special committee of our board of directors to review these issues and make recommendations to the full board. The sole member of the special committee is Jonathan Lazarus. The special committee engaged Hambrecht & Quist as financial advisors and Preston Gates & Ellis LLP as legal advisors to assist it in its work. The special committee has been an active participant in the restructuring process. The special committee has met frequently with its financial and legal advisors and members of Ziff-Davis' senior management to review the terms of the restructuring, including the material terms of the asset purchase agreements. The issues that have been considered or will be considered by the special committee include:

  . the terms of the content license arrangements between ZDNet and the buyer of our publishing business,

  .  the valuation of the assets being transferred from ZD to ZDNet,

  . the valuation of any actual or contingent ZD liabilities that will be provided for and

  . the possibility that Softbank may provide equity or debt financing (or both) to the buyer in connection with a possible sale of ZD Events.

In each case thus far, the board of directors has followed the recommendations of the special committee, and the board expects to continue to do so in the future.

Reasons for the Restructuring

   The board of directors believes that recent market prices for our ZD stock and ZDNet stock have not fully reflected the underlying value of our businesses because of the diversity of those businesses, the level of our debt and our existing tracking stock structure. The board also desires to focus more narrowly on our Internet businesses because it believes the opportunity for growth in these businesses is greater than it is in our other businesses. The restructuring will:

  . allow the holders of ZD stock to realize value from our non-Internet assets,

  .  allow us to focus on our Internet businesses,

  .  allow us to pay down all of our debt and

  .  eliminate our tracking stock structure.

For these reasons, the board of directors believes that the restructuring will enhance stockholder value and is in the best interests of our company and all of our stockholders.

   In connection with the sales of particular businesses, the board of directors also considered the following additional factors:

  . the price and terms of the respective sale agreements, including the fact that the price will be payable in cash,

  . the fact that the company and Morgan Stanley had conducted an open auction and that the company had not received any other offers that were superior to the terms of these sales,

  . the advice of Morgan Stanley, its financial advisor, as to the financial aspects of each of the sales and

  . the opinions of Morgan Stanley to the effect that, subject to the matters and limitations set forth therein, the consideration to be received by Ziff-Davis in connection with the sale of its ZD Publishing business is fair, from a financial point of view, to Ziff-Davis. This opinion, dated December 5, 1999, is attached as an Annex to this proxy statement. We encourage you to read this opinion in its entirety.

   The board of directors also evaluated the potential negative aspects of the restructuring, including the following:

  . the challenges inherent in pursuing a business strategy relating to a pure play Internet company,

  . the possibility that the potential increase in price of the common stock that may occur as a result of the restructuring may not be realized and

  . the fact that the remaining sales may not be completed in the anticipated time frame or on the agreed terms (particularly in light of the fact that all of the remaining sales are conditioned on the buyer obtaining debt financing).

   The board of directors was fully aware of the interests of management and directors described in the next section.

   The foregoing discussion of the information and factors which were given weight by the board of directors is not exhaustive, but includes all material factors considered by it. The board of directors did not assign specific weights to the foregoing factors and individual directors may have given different weights to different factors. The board of directors did, however, unanimously determine that the restructuring is in the best interests of our company and all of our stockholders.

Interests of Management and Directors in the Restructuring

   In considering the proposals and the recommendations of our board of directors, you should be aware that some of our executive officers and directors have interests in the proposals to be voted upon and some of these interests may be different from those of the holders of ZD stock or ZDNet stock or both. These interests include the following:

  . Most of our executive officers and directors have unvested options to acquire ZD stock at prices significantly below the current market price which will vest as a result of the restructuring.

  . Some of our executive officers and directors that are part of the management of businesses we are selling intend to become employees of the buyer and may receive significant financial inducements from the buyer to do so.

  . Most of our executive officers and directors have unvested options to acquire ZDNet stock which may become more valuable as a result of the restructuring.

  . Some of our executive officers and directors are affiliated with Softbank. Softbank is the largest holder of ZD stock and, accordingly, has a greater economic interest in ZD than in ZDNet.

No Appraisal Rights

   Under the General Corporation Law of the State of Delaware, you will not have appraisal rights in connection with the restructuring.

The Sale Agreements

 General

   We have entered into four separate purchase agreements with various third parties that provide for the sale of:

  .  ZD Market Intelligence, our market intelligence division,

  .  ZD Education, our business education division,

  .  our equity interest in ZDTV, our television division and

  .  ZD Publishing, our print publishing division.

   As of the date of this proxy statement, we have already completed the sale of our ZD Market Intelligence division and our equity interest in ZDTV.

 ZD Market Intelligence

   On August 30, 1999, we entered into an agreement to sell our ZD Market Intelligence division to Harte-Hanks for $101 million. The address of Harte-Hanks is 200 Concord Plaza Drive, San Antonio, Texas 78216. On October 1, 1999, we completed this transaction.

   The initial purchase price was subject to a post-closing adjustment based on the amount by which the division's working capital on the closing date was greater than or less than zero. As a result of this post-closing adjustment, the buyer paid us an additional $5 million.

   Under the terms of the agreement, at closing the buyer acquired all of our assets primarily used in the division, with certain limited exceptions. These exceptions included:

  . any assets primarily used in connection with the division's former metric businesses and

  .  the marks "Ziff-Davis" and "ZD."

   At closing, the buyer assumed all of our liabilities related to the division, with certain limited exceptions. These exceptions included:

  .  any long term debt,

  .  certain liabilities relating to certain active and former employees and

  .  liabilities for taxes incurred prior to closing.

   The agreement contained customary representations, warranties and covenants. The representations and warranties generally terminate on March 1, 2000.

 ZD Education

   On November 17, 1999, we entered into an agreement to sell our ZD Education division to WP Education Holdings LLC, a company controlled by Wasserstein Perella, for $172 million, subject to an adjustment as described in the next paragraph. The address of the buyer is c/o WP Management Partners, L.L.C., 320 Park Avenue, 14th Floor, New York, New York 10022. We expect to complete this transaction in the first quarter of 2000.

   The $172 million purchase price is subject to a post-closing adjustment in either direction to the extent that the net assets of the division as of the closing date is different from the net assets of the division as of September 30, 1999.

   Under the terms of the agreement, at closing the buyer will acquire all of our assets primarily related to, or used or held for use primarily in connection with, the division's business, with certain limited exceptions. These exceptions include:

  .  cash, bank accounts and marketable securities,

  .  rights under insurance policies and

  . all rights to the names "Ziff-Davis," "Ziff," "ZD" and any derivation thereof, subject to the division's license agreements with Smart Planet, Inc. and ZDNet.

   At closing, the buyer will assume all of our liabilities related to the division, with certain limited exceptions. These exceptions include:

  .  any obligations for borrowed money,

  . all liabilities and obligations with respect to the Pacifica litigation described in the purchase agreement and

  .  liabilities for taxes incurred prior to closing.

   The agreement contains customary representations, warranties and covenants. The representations and warranties will not survive closing.

   The agreement contains customary conditions to closing. These conditions include, without limitation, receipt of various governmental approvals and third party consents. (Because the transaction is structured as an asset sale, it will require numerous third party consents, but we do not currently expect to have trouble obtaining any material consents.)

   In addition, the following are conditions to the buyer's obligation to complete the transaction:

  . the buyer shall have obtained financing for the transaction on the terms set forth in the commitment letter and term sheet provided from BankBoston, N.A. at the time of the signing of the agreement and

  . there shall not have occurred breaches of representations and warranties, failures to perform covenants, failures to obtain specified consents, and any material adverse change in the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of the education division and Ziff-Davis Education Canada taken as a whole, which, individually or in the aggregate, results in a diminution in excess of $8.6 million in the value of the education division and Ziff-Davis Education Canada taken as a whole (any portion of such diminution of value that results in a corresponding reduction in the net assets of the division as of the closing date (and that would not have resulted in a net asset reduction in the absence of such events), is excluded from such determination).

   Either party may terminate the agreement if the transaction has not been completed by March 1, 2000, as long as the terminating party has not breached the agreement in a manner that has proximately contributed to the failure to complete the transaction by such date. Either party may also terminate the agreement if a condition to closing becomes incapable of being satisfied or if any governmental entity enjoins the transactions. Further, one party may terminate the agreement if the other breaches any of its representations, warranties or covenants in any material respect that cannot be, or is not, cured within 10 days.

 ZDTV

   On November 19, 1999, we entered into an agreement to sell our 64% equity interest in ZDTV to Vulcan Programming Inc., a company controlled by Paul G. Allen, for $204.8 million. The address of the buyer is Vulcan Programming Inc., 110 110th Avenue, N.E., Suite 550, Bellevue, Washington 98004. Before this transaction, the buyer owned a 32% interest in ZDTV. We completed this transaction on January 21, 2000.

   The agreement contains customary representations, warranties and covenants. The representations and warranties generally terminate on the 60th day after the closing. In addition, under the agreement:

  . the buyer assumed our obligations to Sky TV under the Sky TV asset purchase agreement,

  . the buyer assumed our obligations to DirecTV under various agreements and indemnified us from any liabilities or obligations arising pursuant to such agreements,

  . we will continue to provide certain services and rights to ZDTV until no later than June 30, 2000 pursuant to an Amended Services Agreement and

  . for a one-year period following the completion of the sale, the buyer will honor our contracts with third parties which provide for ZDTV's services to be packaged with the services of our other divisions.

 ZD Publishing

   On December 6, 1999, we entered into an agreement to sell our ZD Publishing division (which excludes Computer Shopper and our investment in Red Herring) to WS-ZD Acquisition, Inc., a company controlled by Willis Stein & Partners (a private equity fund), for $780 million, subject to adjustments described in the next paragraph. The address of WS-ZD Acquisition, Inc. is c/o Willis Stein & Partners II, L.P., 227 West Monroe Street, Chicago, Illinois 60606. We expect to complete this transaction in the first quarter of 2000.

   If the division's 1999 earnings before interest, taxes, depreciation and amortization excluding the effect of the assets not being sold ("1999 EBITDA") is less than $88.4 million, the $780 million purchase price will be reduced by an amount equal to 7.9 times the amount by which 1999 EBITDA is less than $98.2 million. In addition, if the division's tangible net worth at September 30, 1999 excluding the assets and liabilities not being transferred to the buyer ("September 30 Tangible Net Worth") exceeds the division's tangible net worth at closing excluding the assets and liabilities not being transferred to the buyer ("Closing Tangible Net Worth") by more than $5 million, the purchase price will be reduced by an amount equal to the difference between the September 30 Tangible Net Worth and the Closing Net Tangible Worth.

   Under the terms of the agreement, at closing the buyer will acquire all of our assets primarily related to, or used or held for use primarily in connection with, the division's business, with certain limited exceptions. These exceptions include:

  .  our Computer Shopper print publication,

  .  our investment in Red Herring Communications Inc.,

  .  the marks "EQUIP" and "Inter@ctive Investor" and derivatives thereof and

  . subject to a license agreement to be entered into between us and the buyer at the completion of the sale, all rights to the name "ZD."

   At closing, the buyer will assume all of our liabilities related to the division, with certain limited exceptions. These exceptions include:

  .  any obligations for borrowed money,

  . certain disclosed litigation, litigation existing on the date of signing that should have been disclosed and could reasonably be expected to result in liability in excess of $1,000,000 and litigation arising after the date of the agreement and prior to closing if such litigation would cause a material adverse effect on the publishing division and

  .  liabilites for taxes incurred prior to closing.

   The agreement contains customary representations, warranties and covenants. The representations and warranties will not survive closing.

   The agreement contains customary conditions to closing. These conditions include, without limitation, receipt of various governmental approvals and third party consents. (Because the transaction is structured as an asset sale, it will require numerous third party consents, but we do not currently expect to have trouble obtaining any material consents.)

   In addition, the following are conditions to the buyer's obligation to complete the transaction:

  . the buyer shall have obtained financing for the transaction on the terms set forth in the commitment letters attached as an exhibit to the agreement and

  . the representations and warranties shall be true and correct in all material respects as of the date of the agreement and at closing and the seller shall have performed in all material respects its covenants under the agreement (where "material" is defined to mean material to the division as a whole except that, for purposes of determining the materiality of any breach of representation that existed as of the date of the agreement or any breach of a covenant (other than breaches not within the reasonable control of the seller), "material" includes matters that individually or in the aggregate have resulted in or would result in damages of $15 million or greater).

   Before the closing, the company will enter into a service agreement with the buyer covering various services that we will provide to the buyer for up to six months following the closing and covering the terms on which the buyer will make office space available to our affiliates during this transitional period.

   Either party may terminate the agreement if the transaction has not been completed by April 4, 2000, as long as the terminating party has not breached the agreement in a manner that has proximately contributed to the failure to complete the transaction by such date. Either party may terminate the agreement if a condition to closing becomes incapable of being satisfied, or if any governmental entity enjoins the transactions. Further, one party may terminate the agreement if the other breaches any of its representations, warranties or covenants in any material respect that cannot be, or is not, cured within 10 days.

 ZDNet License Agreement

   In order to assure that ZDNet will continue to have access to content from the publishing division on terms similar to those it currently enjoys, the buyer will formalize the content relationship by entering into a written license agreement at the closing of the sale. That license agreement will grant us the right to use and license third parties to use online the content of the publications that are being sold for a period of five years. During the first three years, that right will be exclusive. During the fourth year, the buyer will be permitted to use the content online but only on its own websites, and during the fifth year, the buyer will be permitted to use and license third parties to use the content online. For the first four years, we will host the official websites for the publications that are the subject of the license agreement, and during the fifth year buyer will host the official websites.

   In exchange for these rights, we will continue to pay a royalty that will initially be set at a similar level to the royalty that ZDNet currently pays the publishing division: 5% of the first $100 million in annual revenue (net of bad debt expense), 4% of the next $50 million in annual revenue (net of bad debt expense) and 3% of any incremental annual revenue (net of bad debt expense) over $150 million. In the fourth year of the license agreement, the royalty will be reduced to 50% of these levels, and in the fifth year, the royalty will be reduced to 25% of these levels. In addition, for the first three years, the royalty is subject to the following minimum and maximum payments.

                                                           Minimum     Maximum
                                                           Payment     Payment
                                                         ----------- -----------
First Year.............................................. $ 7 million $14 million
Second Year............................................. $ 9 million $18 million
Third Year.............................................. $11 million $22 million

   The license agreement will also contain various cross promotional rights and obligations, including our right to one free page of advertising and one additional page at "house rates" (i.e., substantially discounted) in each issue of each publication subject to the licensing agreement.

 Advice And Opinion Of Morgan Stanley

   Under a letter agreement dated July 14, 1999, we engaged Morgan Stanley to provide financial advisory services to us. Morgan Stanley was selected by the board of directors to act as its financial advisor for the restructuring based on Morgan Stanley's qualifications, expertise and reputation, as well as its knowledge of the business and affairs of Ziff-Davis. Morgan Stanley gave financial advice to the board of directors in connection with all of the sales described above. In addition, as described below, Morgan Stanley rendered a formal opinion to the board of directors in connection with the sale of ZD Publishing.

 Publishing

   On December 5, 1999, Morgan Stanley delivered its oral opinion (subsequently confirmed in writing) to the board of directors that, as of such date, the consideration to be received by Ziff-Davis pursuant to the ZD Publishing sale agreement was fair from a financial point of view to Ziff-Davis, based upon and subject to the various considerations and assumptions set forth in the opinion.

   The full text of the opinion dated December 5, 1999, which sets forth assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as an Annex to this proxy statement. Ziff-Davis stockholders are urged to read the entire opinion. Morgan Stanley's written opinion is directed to the board of directors and only addresses the fairness of the consideration to be received by Ziff-Davis pursuant to the ZD Publishing sale agreement from a financial point of view as of the date of the opinion. Morgan Stanley's written opinion does not address any other aspect of the sale and does not constitute a recommendation to any Ziff-Davis stockholder as to how to vote at the special meeting. This summary of the opinion is qualified in its entirety by reference to the opinion's full text.

   In connection with rendering its opinion, Morgan Stanley, among other things:

  . reviewed certain publicly available financial statements and other information of Ziff-Davis,

  . reviewed certain internal financial statements and other financial and operating data concerning Ziff-Davis and ZD Publishing prepared by the management of Ziff-Davis and ZD Publishing,

  . analyzed certain financial projections prepared by the management of Ziff-Davis and ZD Publishing,

  . discussed the past and current operations and financial condition and the prospects of ZD Publishing with management of Ziff-Davis and ZD Publishing,

  . reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions,

  . participated in discussions and negotiations among representatives of Ziff-Davis and Willis Stein & Partners (the "Buyer") (and certain other parties) and their financial and legal advisors,

  . reviewed the draft ZD Publishing sale agreement and supporting schedules dated December 4, 1999 and certain related documents and

  .  performed such other analyses as Morgan Stanley has deemed appropriate.

   Morgan Stanley has assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by them for the purposes of its opinion. With respect to the financial projections, Morgan Stanley has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of ZD Publishing. In addition, Morgan Stanley assumed that the sale will be consummated in accordance with the terms of the ZD Publishing sale agreement. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Ziff-Davis, nor has Morgan Stanley been furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date of such opinion.

   The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its opinion and the preparation of its opinion. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by

Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Morgan Stanley used financial estimates for ZD Publishing developed by management of Ziff-Davis in performing some of its analyses.

   Peer Group Comparison. Morgan Stanley compared certain financial information of ZD Publishing with corresponding financial information for a group of domestic and international business-to-business and consumer magazine publishers including:

    EMAP-Petersen
    Hachette-Fillipachi
    McGraw-Hill
    Meredith
    Penton
    Primedia
    Reader's Digest
    Reed-Elsevier
    Scholastic
    United News & Media
    VNU

   Morgan Stanley analyzed, among other things, the current aggregate value of each company expressed as a multiple of estimated revenue and earnings before interest, taxes, and depreciation and amortization expense ("EBITDA") for the calendar year 2000, as of September 30, 1999. As of December 5, 1999 and based on estimates of revenue and EBITDA taken from selected securities research analysts, the statistics derived from this analysis are set forth below:

                                    ZD         Business to Business and
                                Publishing   Consumer Publishing Companies
                                Transaction  -----------------------------
          MANAGEMENT CASE        Multiples   Median(1)    High(1)     Low(1)
      ------------------------  ----------- ------------ ----------  ---------
      2000E Revenue
       Multiples..............     1.2x            1.8x        2.9x        .8x
      2000E EBITDA Multiples..     7.0x            8.7.x      13.2x       7.3x
                                    ZD         Business to Business and
                                Publishing   Consumer Publishing Companies
                                Transaction  -----------------------------
         CONSERVATIVE CASE       Multiples   Median(1)    High(1)     Low(1)
      ------------------------  ----------- ------------ ----------  ---------
      2000E Revenue
       Multiples..............     1.4x             1.8x       2.9x        .8x
      2000E EBITDA Multiples..     9.6x             8.7x      13.2x       7.3x

--------
(1) These multiples have been reduced by .25x revenue and 1.5x EBITDA to reflect the reduced Internet opportunity inherent in the content agreement between ZD Publishing and ZDNet.

   Morgan Stanley calculated the financial multiples and ratios for ZD Publishing based on the purchase price contained in the ZD Publishing sale agreement and financial projections developed by management of Ziff-Davis ("Management Case"). The Management Case forecasts were then revised by Morgan Stanley to reflect conservative forecasts for ZD Publishing ("Conservative Case"). Morgan Stanley first noted that the purchase price represented a multiple of 1.4x calendar year 1999 estimated revenue and 7.9x calendar year 1999 estimated EBITDA. Morgan Stanley then noted that the purchase price represented a multiple of 1.2x calendar year 2000 Management Case estimated revenue and 7.0x calendar year 2000 Management Case estimated EBITDA. Morgan Stanley also noted that purchase price represented a multiple of 1.4x calendar year 2000 Conservative Case estimated revenue and 9.6x calendar year 2000 Conservative Case estimated EBITDA. In addition, Morgan Stanley noted the reduced Internet opportunity for ZD Publishing inherent in the exclusive content agreement in place between ZD Publishing and ZDNet, as well as the negative growth rates experienced by ZD Publishing over the course of the last year.

   No company used in the peer group comparison is identical to ZD Publishing. In evaluating the peer group companies, Morgan Stanley made judgments and assumptions with regard to industry performance, Internet opportunities, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ZD Publishing (e.g., the impact of competition on ZD Publishing and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of ZD Publishing or the industry or in the financial markets in general).

   Analysis of Selected Precedent Transactions. As part of its analysis, Morgan Stanley reviewed the following 22 transactions involving business to business and consumer publishing companies since 1994:

  .February 1994, United Advertising / Harmon

  .October 1994, Forstmann-Little / Ziff-Davis

  .January 1995, KIII / Rogers

  .February 1995, Economist Group / Journal of Commerce

  .March 1995, KIII / PJS

  .November 1995, KIII / Cahners

  .February 1996, Softbank / Ziff-Davis

  .April 1996, Hellman & Friedman / Advanstar

  .August 1996, Investor Group / Petersen

  .October 1996, United News & Media / Blenheim Group PLC

  .June 1997, Reed-Elsevier / Chilton Publications

  .July 1997, Euromoney / Institutional Investor

  .January 1998. Primedia / Cowles Media

  .January 1998, Cinven / IPC

  .April 1998, Pearson / Apax Partners

  .April 1998, Advanstar / Magic

  .October 1998, Madison Dearborn / Reiman

  .October 1998, Penton Media / Mecklermedia

  .December 1998, EMAP / Petersen

  .March 1999, Miller-Freeman / CMP

  .March 1999, United News & Media / CMP

  .August 1999, Veronis Shuler & Associates / Hanley-Wood

   For each of these, Morgan Stanley reviewed the prices paid and calculated the multiples of trailing revenue and EBITDA. This analysis indicated multiples ranging from 1.8x to 4.5x trailing revenue for these transactions, with a median multiple of 2.0x. The analysis indicated multiples ranging from 6.7x to 31.7x trailing EBITDA for these transactions with a median multiple of 10.9x. Morgan Stanley noted that the purchase price for ZD Publishing represented a multiple of 1.4x 1999 estimated revenue and 7.9x 1999 estimated EBITDA. In addition, Morgan Stanley noted the reduced Internet opportunity for ZD Publishing inherent in the exclusive content agreement in place between ZD Publishing and ZDNet, as well as the negative growth rates experienced by ZD Publishing over the course of the last year.

   No transaction used in the analysis of selected precedent transactions is identical to the sale. In evaluating these transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, Internet opportunities, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ZD Publishing (e.g., the impact of competition on ZD Publishing and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of ZD Publishing or the industry or in the financial markets in general).

   Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis (i.e., an analysis of the present value of projected cash flows using discount rates and perpetuity growth rates as indicated below) of ZD Publishing. Morgan Stanley analyzed ZD Publishing using a forecast for the period beginning September 30, 1999 and ending December 31, 2006, based on estimates developed by Ziff-Davis management ("Management Case"). Morgan Stanley estimated ZD Publishing's discounted cash flow value by using a discount rate of 13% to 15% and perpetuity growth rates ranging from 3% to 6%. This analysis yielded a range of values for ZD Publishing of approximately $780
- $930 million. The purchase price for ZD Publishing represented no premium to the Management Case discounted cash flow values.

   The Management Case forecasts were revised by Morgan Stanley and a separate discounted cash flow analysis was conducted to reflect conservative forecasts for ZD Publishing ("Conservative Case"). This analysis yielded a range of values for ZD Publishing of approximately $640 - $760 million. The purchase price for ZD Publishing represented a premium to the discounted cash flow values of approximately 3%-22%.

   Morgan Stanley performed a variety of financial and comparative analyses solely for purposes of providing its opinion to the board of directors as to the fairness of the consideration from a financial point of view to Ziff-Davis. While the foregoing summary describes the analyses and factors reviewed by Morgan Stanley for its opinion, it is not intended to be a complete description of all the analyses performed by Morgan Stanley in arriving at its opinion.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of ZD Publishing.

   In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ZD Publishing. The analyses performed by Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the consideration from a financial point of view to Ziff-Davis and were conducted in connection with the delivery of its opinion. The analyses are not intended to be appraisals or to reflect the prices at which ZD Publishing might actually be sold.

   The consideration was determined through arm's length negotiations between Ziff-Davis and Buyer and was approved by the board of directors. Morgan Stanley did not recommend any specific consideration to Ziff-Davis or that any specific consideration constituted the only appropriate consideration for the sale. Morgan Stanley's opinion to the board of directors was one of many factors taken into consideration by the board of directors in making its determination to approve the sale. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the board of directors with respect to the value of ZD Publishing or whether the board of directors would have been willing to agree to different consideration.

 General

   Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financial activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade, make a market or otherwise effect transactions, for its own account or for the accounts of customers, in the securities of Ziff-Davis. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Ziff-Davis, affiliates of Ziff-Davis and Buyer and have received fees for the rendering of these services.

   Under the letter agreement dated as of July 14, 1999, Morgan Stanley has provided advisory services and financial opinions in connection with the restructuring and Ziff-Davis has agreed to pay a customary fee to Morgan Stanley based on the aggregate value of the transactions if the sales are consummated, including an additional success fee measured with reference to the future stock price of the ZD stock if the sales of ZD Education, ZD Publishing, ZD Events and our equity interest in ZDTV are all consummated. In addition, Ziff-Davis has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including the fees of its legal counsel and certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement and the transactions in connection therewith.

Filings, Approvals, Clearances and Consents for the Sales

   In each of the pending sale agreements, we have agreed to use our reasonable efforts (or reasonable best efforts, depending on the agreement) to obtain all government approvals and third party consents necessary to complete the respective sales. In addition, each sale agreement provides that it is a condition to closing that the parties shall have received all necessary government approvals and third party consents except for those which the failure to obtain would not be material. These transactions will require numerous third party consents because these transactions are structured as asset sales.

   These transactions will require numerous third party consents because these transactions are structured as asset sales.

   There can be no assurance that the approvals and consents described above that have not yet been obtained will be obtained, or, if obtained, will not include conditions that would be detrimental to us or would result in the abandonment of the transactions by us or other parties to the sale agreements. Neither we nor the other parties have determined how we will respond to conditions, limitations or divestitures which may be sought by governmental entities or third parties in connection with any requisite approvals or consents. If any conditions, limitations or divestitures are sought by governmental entities or third parties, we and the other parties will make such determinations at the appropriate time.

The Merger Agreement

   A copy of the merger agreement is attached as an Annex to this proxy statement. The merger agreement provides, among other things, for a merger of Ziff-Davis Inc. and a newly formed subsidiary of Ziff-Davis Inc. that was formed solely for the purpose of engaging in the merger. Pursuant to the merger, the newly formed subsidiary will merge with and into Ziff-Davis Inc., and Ziff-Davis Inc. will be the surviving corporation.

 Terms Of The Merger

   In the merger:

  . each share of ZDNet stock issued and outstanding immediately prior to the merger will be converted into a number of shares of common stock equal to the exchange ratio for the merger calculated as described under "--The Merger" above,

  . each share of ZD stock issued and outstanding immediately prior to the merger will remain an issued and outstanding share of common stock and

  . each share of common stock of the newly formed subsidiary issued and outstanding immediately prior to the merger will be canceled and retired without payment of any consideration therefor and will cease to exist.

Fractional shares of common stock will not be issued to holders of ZDNet stock. In lieu of fractional shares, holders of ZDNet stock will receive a cash payment.

 Effective Time Of The Merger

   The merger will become effective at the time when we duly file a certificate of merger with the Secretary of State of the State of Delaware or such other time as agreed upon by the parties and set forth in the certificate of merger.

 Certificate Of Incorporation And By-laws Of Ziff-Davis Inc.

   The merger agreement provides that, at the effective time of the merger, our Amended and Restated Certificate of Incorporation will be further amended and restated to read in its entirety as set forth in Exhibit A to the merger agreement. The substance of the amendments is to:

  . Delete all of the provisions relating to our existing tracking stock structure so that it will provide for a single class of ordinary common stock. These deletions will have no substantive effect, since our current certificate of incorporation states that the tracking stock provisions will apply only when there are shares of both series of common stock outstanding.

  .  Change the name of the company from Ziff-Davis Inc. to ZDNet Inc.

   The merger will not affect our current by-laws.

 Termination

   We may choose to terminate the merger agreement and abandon the merger at any time prior to the completion of the merger.

Description Of Capital Stock And Comparison Of Stockholders' Rights; Anti-Takeover Considerations

   We currently have outstanding two series of common stock: ZDNet Common Stock, which we call "ZDNet stock," and ZD Common Stock, which we call "ZD stock." Each of these series is what is commonly referred to as "tracking stock." We intend the ZDNet stock to track the performance of ZDNet, and we intend the ZD stock to track the performance of ZD. In addition to the businesses being sold as part of the restructuring described in this proxy statement, ZD owns a retained interest in ZDNet which is currently the equivalent of 60 million shares of ZDNet stock.

   The terms of our two series of common stock are typical for "tracking stock." After the merger described in this proxy statement, all of our stockholders will hold a single class of ordinary common stock. The following is a brief comparison of the rights our stockholders currently have and the rights they will have after the merger:

              Current Rights                             Rights After Merger
              --------------                             -------------------
 .  Holders of ZD stock and holders of ZDNet  .  Holders of common stock will vote
   stock generally vote together as a           together as a single class and have one
   single class. Holders of ZD stock have       vote per share. Stockholders will not
   one vote per share and holders of ZDNet      have preemptive or cumulative voting
   stock have a number of votes per share       rights.
   determined with reference to the ZDNet
   stock price as compared to the ZD stock
   price over a specified averaging period
   prior to the record date for the vote.
   Neither holders of ZDNet stock nor
   holders of ZD stock have preemptive or
   cumulative voting rights.
 .  Holders of ZD stock and ZDNet receive     .  Holders of common stock will receive
   dividends if, as and when the board          dividends if, as and when the board
   declares them out of legally available       declares them out of legally available
   funds, and the board may declare             funds.
   dividends in equal or unequal amounts on
   each series (or may declare dividends on
   one series and not on the other), but
   the dividends on ZD stock cannot be
   greater than the amount ZD could pay if
   ZD were a separate Delaware corporation
   and the dividends on ZDNet stock cannot
   be greater than the amount ZDNet could
   pay if ZDNet were a separate Delaware
   corporation.
 .  If we dispose of all or substantially     .  We will not be permitted to sell all or
   all of the assets of ZD, we are required     substantially all of the assets of Ziff-
   to distribute to holders of ZD stock         Davis Inc. (renamed ZDNet Inc.) unless
   their proportionate interest in the net      we receive stockholder approval to do
   proceeds or issue ZDNet stock for ZD         so. Neither we nor our stockholders will
   stock at a 10% premium. Similarly, if we     have any conversion or redemption rights
   dispose of all or substantially all of       with respect to the ZD stock or the
   the assets of ZDNet, we are required to      ZDNet stock. None of the other
   distribute to holders of ZDNet stock         provisions described in the paragraph
   their proportionate interest in the net      that appears to the left of this
   proceeds or issue ZD stock for ZDNet         paragraph will apply.
   stock at a 10% premium. In addition, we
   are not permitted to sell all or
   substantially all of the assets of Ziff-
   Davis Inc. unless we receive stockholder
   approval to do

              Current Rights                              Rights After Merger
              --------------                              -------------------
  so. We are also permitted in certain
  circumstances to exchange ZD stock for
  ZDNet stock or vice versa, to redeem ZD
  stock in return for stock of a subsidiary
  holding all of the assets and liabilities
  of ZD or to redeem ZDNet stock in return
  for the stock of a subsidiary holding all
  of the assets and liabilities of ZDNet.
  Except as otherwise described in this
  paragraph, neither we nor our stockholders
  have any conversion or redemption rights
  with respect to the ZD stock or the ZDNet
  stock.
 .  If we liquidate, holders of ZD stock and   .  If we liquidate, holders of common stock
   ZDNet stock will share in the assets          will share in the assets remaining after
   remaining after satisfaction in full of       satisfaction in full of the prior rights
   the prior rights of creditors and             of creditors and payment of the
   payment of the aggregate liquidation          aggregate liquidation preference for all
   preference for all outstanding shares of      outstanding shares of preferred stock,
   preferred stock, pro rata in relation to      pro rata in proportion to the number of
   the aggregate market value of their           shares held.
   holdings over a specified averaging
   period prior to announcement of the
   liquidation.

   Our transfer agent and registrar will continue to be The Bank of New York.

 Certain Other Provisions Of Our Restated Certificate Of Incorporation And By-laws

   Authorized Shares

   We currently have authority to have outstanding up to 210 million shares of common stock (regardless of series) and 10 million shares of preferred stock, and the merger will not change these amounts. After the merger, and after giving effect to the shares of common stock we expect to have outstanding at that time (but without giving effect to options we expect to have outstanding at that time), we will have authority to issue about 70 million additional shares of common stock, and 10 million shares of preferred stock, without further stockholder approval under the Delaware General Corporation Law. One of the effects of the existence of authorized and unissued common stock and preferred stock could be to enable the board of directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of Ziff-Davis by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of Ziff-Davis.

   Preferred Stock

   Our current certificate of incorporation provides, and our certificate of incorporation after the merger will provide, that the board of directors may issue shares of preferred stock in one or more series from time to time. The board of directors has the authority to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of preferred stock, including, without limitation, the following:

  . the distinctive serial designation of such series which shall distinguish it from other series,

  .  the number of shares included in such series,

  . the dividend rate (or method of determining such rate) payable to holders of the shares of such series,

  . any condition upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable,

  . whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative,

  . the amount or amounts which shall be payable out of the assets of Ziff-Davis to holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding-up Ziff-Davis and the relative rights of priority, if any, of payment of the shares of such series,

  . the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of Ziff-Davis or at the option of the holder or holders thereof or upon the happening of a specified event or events,

  . the obligation, if any, of Ziff-Davis to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation,

  . whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of Ziff-Davis or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of Ziff-Davis and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto and

  . whether or not holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

   Unless a corporation's certificate provides otherwise, Section 242(b)(2) of the General Corporation Law of the State of Delaware automatically gives holders of the outstanding shares of a class the option to vote as a class on amendments to increase or decrease the number of authorized shares of such class. Our charter provides, however, that, subject to the rights of holders of any series of preferred stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of a majority of the outstanding shares entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereafter enacted.

   Staggered Board Of Directors

   The board of directors is divided into three classes, each of whose members serve for a staggered three-year term. Upon the expiration of the term of a class of directors, directors in such class are elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The classification of the board of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors, because only a minority of the directors are up for election at each annual meeting, and the board of directors may not be replaced by vote of the stockholders at any one time.

   Number Of Directors; Removal; Filling Vacancies

   The number of members of the board of directors will be fixed from time to time pursuant to our by-laws. Our by-laws provide that the board of directors will consist of one or more members, the number of which is determined from time to time by the board of directors. In the event of any increase or decrease in the authorized number of directors,

  . a director shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, retirement, resignation or removal and

  . newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal in number as reasonably possible.

   Directors may be removed only for cause. However, a director who is also an officer may be removed upon ceasing to be an officer. Vacancies (whether arising through death, retirement, resignation or removal of a director or through an increase in the authorized number of directors of any class) may only be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, the sole remaining director of that class if one such director remains, the majority vote of the directors of the remaining classes if no such director remains or stockholders at an annual meeting of stockholders of Ziff-Davis.

   A director elected to fill a vacancy shall serve for the remainder of his term of office of the class to which he is elected. These provisions prevent any stockholder from enlarging the board of directors and then filling the new directorships with such stockholder's own nominees.

   No Stockholder Action By Written Consent; Special Meetings

   Any action required or permitted to be taken by the stockholders of Ziff-Davis must be duly effected at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Special meetings of stockholders of Ziff-Davis may be called only by the Chairman of the board of directors or the board of directors pursuant to a resolution stating the purpose or purposes of the special meeting. Any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

   These provisions have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Chairman, Vice Chairman, President or the board of directors for consideration of such proposal.

   Advance Notice For Stockholder Nominations And Proposals Of New Business

   Our by-laws establish an advance notice procedure. This procedure requires stockholders to deliver to Ziff-Davis notice of any proposal to be presented or of a candidate to be nominated for election as a director of Ziff-Davis not less than 60 nor more than 90 days prior to the date of the meeting. However, if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than 10 days after such date is first so announced or disclosed. Accordingly, failure by a stockholder to act in compliance with the notice provisions will mean that the stockholder will not be able to nominate directors or propose new business.

   Amendments

   The affirmative vote of holders of at least 80% of the stock entitled to vote generally in the election of directors, voting together as a single class, or a majority of the board of directors, is required to amend provisions of our by-laws relating to stockholder action without a meeting, the calling of special meetings, the number (or manner of determining the number) of Ziff-Davis's directors, the election and term of Ziff-Davis' directors, the filling of vacancies and the removal of directors.

 Certain Provisions Of Delaware Law

   Ziff-Davis is subject to the business combination provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various business combination transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

  . the business combination transaction, or the transaction in which the interested stockholder became an interested stockholder, is approved by the board of directors prior to the date the interested stockholder obtained such status,

  . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or

  . on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

   A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or, within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Ziff-Davis and, accordingly, may discourage attempts to acquire Ziff-Davis. Since the board of directors approved the acquisition of common stock by SOFTBANK America Inc. before SOFTBANK America Inc. acquired such common stock, SOFTBANK America Inc. is not an interested stockholder for these purposes.

 Limitations On Liability And Indemnification Of Officers And Directors

   Section 102 of the General Corporation Law of the State of Delaware authorizes a Delaware corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of the directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them.

   Absent the limitations authorized by such provision, directors are accountable to corporations or their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although Section 102 of the General Corporation Law of the State of Delaware does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our charter and by-laws include provisions which limit or eliminate the personal liability of our directors to the fullest extent permitted by Section 102 of the General Corporation Law of the State of Delaware. Consequently, a director will not be personally liable to Ziff-Davis or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of the director's duty of loyalty to Ziff-Davis or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions and any transaction from which the director derived an improper personal benefit.

   Our by-laws provide that Ziff-Davis will indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of Ziff-Davis or serves or served at the request of Ziff-Davis any other enterprise as a director, officer or employee. Our by-laws provide that expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding will be paid or reimbursed by Ziff-Davis promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Ziff-Davis. The inclusion of these indemnification provisions in our by-laws is intended to enable Ziff-Davis to attract qualified persons to serve as directors and officers who might otherwise be reluctant to do so.

   The directors and officers of Ziff-Davis are insured under policies of insurance maintained by Ziff-Davis, subject to the limits of such policies, against certain losses arising from any claim made against them by reason of being or having been such officers or directors. In addition to the protection available under our charter, by-laws and insurance policies, we have entered into agreements with our outside directors to indemnify them to the fullest extent permitted by law against losses arising from any claim against them by reason of being or having been a director. In addition, the limited liability provisions in our charter and the indemnification provisions in our by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty (including breaches resulting from grossly negligent conduct) and may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise have benefitted Ziff-Davis and our stockholders. Furthermore, a stockholder's investment in Ziff-Davis may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers of Ziff-Davis pursuant to the indemnification agreements and the indemnification provisions in our by-laws. The limited liability provisions in our charter will not limit the liability of directors under federal securities laws.

                               ----------------

   Section 203 of the General Corporation Law of the State of Delaware, and the provisions of our charter and by-laws described above, may make it more difficult for a third party to acquire or discourage bids for Ziff-Davis.
Section 203 and these provisions could have the effect of inhibiting attempts to change the membership of the board of directors.

    UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF ZIFF-DAVIS INC.

   The following unaudited pro forma consolidated financial statements of Ziff-Davis Inc. are based on the historical Consolidated Financial Statements of Ziff-Davis Inc. appearing in an Annex to this proxy statement, adjusted to give effect to the reorganization described in Note 2 to the unaudited Consolidated Financial Statements of Ziff-Davis Inc. included in that Annex, the public offering described in Note 3 to those financial statements and the restructuring described in this proxy statement.

   The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1998 gives pro forma effect to the public offering and the restructuring as if they had occurred as of that date. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1999 gives pro forma effect to the restructuring as if it had occurred as of that date. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 gives pro forma effect to the reorganization, the public offering and the restructuring as if they had occurred immediately prior to January 1, 1998. The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1999 gives pro forma effect to the public offering and the restructuring as if they had occurred immediately prior to January 1, 1999. Further detail about the pro forma adjustments appear in notes appearing at the end of the unaudited pro forma consolidated financial statements.

   These statements are not necessarily indicative of the actual financial position or results of operations of Ziff-Davis Inc. as of the dates or for the periods indicated or the financial position or results of operations that Ziff-Davis Inc. would have experienced if the transactions for which the statements give pro forma effect had in fact occurred at the times assumed. Also, the statements do not purport to represent Ziff-Davis Inc.'s future financial position or results of operations.

   These statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements for Ziff-Davis Inc. included in an Annex to this proxy statement.

                                ZIFF-DAVIS INC.
                        UNAUDITED PRO FORMA CONSOLIDATED
                                 BALANCE SHEETS
                (dollars in thousands, except per share amounts)

                                   December 31, 1998                     September 30, 1999
                          ------------------------------------- -------------------------------------
                            Actual     Adjustment    Pro forma    Actual     Adjustment    Pro forma
                          ----------- ------------  ----------- ----------- ------------  -----------
ASSETS
Current assets:
  Cash and cash
   equivalents..........  $    32,566 $    (12,274) $    20,292 $    29,791 $     31,429  $    61,220
  Accounts receivable,
   net..................      227,325     (189,495)      37,830     218,437     (186,322)      32,115
  Inventories...........       15,551      (12,213)       3,338      12,946      (11,918)       1,028
  Prepaid expenses and
   other current
   assets...............       34,543      (33,042)       1,501      37,407      (35,417)       1,990
  Due from affiliates...       53,984      (53,984)         --        4,722       (4,722)         --
  Deferred taxes........       22,262      (21,483)         779      22,262      (22,262)         --
                          ----------- ------------  ----------- ----------- ------------  -----------
    Total current
     assets.............      386,231     (322,491)      63,740     325,565     (229,212)      96,353
Securities available for
 sale...................          --           --           --        7,916          --         7,916
Property and equipment,
 net....................       91,189      (82,758)       8,431     116,917     (106,741)      10,176
Intangible assets, net..    2,907,043   (2,799,704)     107,339   2,935,514   (2,787,725)     147,789
Other assets............       49,340      (44,340)       5,000      58,024      (41,406)      16,618
                          ----------- ------------  ----------- ----------- ------------  -----------
    Total assets........  $ 3,433,803 $ (3,249,293) $   184,510 $ 3,443,936 $ (3,165,084) $   278,852
                          =========== ============  =========== =========== ============  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......  $    75,863 $    (71,303) $     4,560 $    36,506 $    (32,307) $     4,199
  Accrued expenses......       97,319      (80,228)      17,091     136,081     (115,874)      20,207
  Unearned income, net..      152,081     (147,307)       4,774     195,613     (183,097)      12,516
  Due to affiliates and
   management...........        4,618       (4,618)         --          --           --           --
  Current portion of
   notes payable to
   affiliates...........        7,692       (7,692)         --        6,923       (6,923)         --
  Other current
   liabilities..........       13,125      (13,125)         --       17,054      (17,054)         --
                          ----------- ------------  ----------- ----------- ------------  -----------
    Total current
     liabilities........      350,698     (324,273)      26,425     392,177     (355,255)      36,922
Notes payable to
 affiliates.............       70,192      (70,192)         --       65,769      (65,769)         --
Notes payable, net of
 unamortized discount...    1,469,130   (1,469,130)         --    1,199,215   (1,199,215)         --
Deferred taxes..........      165,082     (164,303)         779     134,884     (134,884)         --
Due to management.......        5,400       (5,400)         --          665         (665)         --
Other liabilities.......       19,690      (19,690)         --       14,813      (14,813)         --
                          ----------- ------------  ----------- ----------- ------------  -----------
    Total liabilities...    2,080,192   (2,052,988)      27,204   1,807,523   (1,770,601)      36,922
                          ----------- ------------  ----------- ----------- ------------  -----------
Commitments and
 contingencies
Minority interest.......        1,013          --         1,013      31,255      (31,255)         --
                          ----------- ------------  ----------- ----------- ------------  -----------
Total stockholders'
 equity.................    1,352,598   (1,196,305)     156,293   1,605,158   (1,363,228)     241,930
                          ----------- ------------  ----------- ----------- ------------  -----------
    Total liabilities
     and stockholders'
     equity.............  $ 3,433,803 $ (3,249,293) $   184,510 $ 3,443,936 $ (3,165,084) $   278,852
                          =========== ============  =========== =========== ============  ===========
Common Stock
 Outstanding, par value
 $0.01 per share
  Ziff-Davis Inc.--ZD
   Stock................  100,000,000 (100,000,000)         --  103,310,097 (103,310,097)         --
  Ziff-Davis Inc.--ZDNet
   Stock................   11,500,000  (11,500,000)         --   13,706,063  (13,706,063)         --
  Common Stock..........          --   129,890,502  129,890,502         --   140,999,081  140,999,081

    The accompanying notes are an integral part of these pro forma financial statements.

                                ZIFF-DAVIS INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)

                                                                                            Pro forma
                                                    Pro forma    Nine Months               Nine Months
                           Year Ended               Year Ended      Ended                     Ended
                          December 31,             December 31, September 30,             September 30,
                              1998     Adjustment      1998         1999      Adjustment      1999
                          ------------ ----------  ------------ ------------- ----------  -------------
Revenue, net:
  Publishing............   $ 782,882   $(673,184)  $   109,698    $518,626    $(468,169)   $    50,457
  Events................     269,867    (269,867)          --      157,150     (157,150)           --
  Internet..............      56,143       3,665        59,808      67,791        2,634         70,425
  Television............         --          --            --        9,343       (9,343)           --
                           ---------   ---------   -----------    --------    ---------    -----------
                           1,108,892    (939,386)      169,506     752,910     (632,028)       120,882
Production and content..     305,346    (244,195)       61,151     202,038     (159,534)        42,504
Selling, general and
 administrative
 expenses...............     567,683    (490,504)       77,179     458,593     (397,880)        60,713
Stock-based
 compensation...........         --        3,477         3,477       4,861       (1,788)         3,073
Depreciation and
 amortization of
 property and
 equipment..............      29,885     (27,785)        2,100      25,558      (23,281)         2,277
Amortization of
 intangible assets......     122,659    (115,216)        7,443     102,308      (94,237)         8,071
Restructuring charge....      52,239     (52,239)          --          --           --             --
                           ---------   ---------   -----------    --------    ---------    -----------
Income (loss) from
 operations.............      31,080     (12,924)       18,156     (40,448)      44,692          4,244
Interest expense, net--
 related party..........     (65,935)     65,935           --          --           --             --
Interest expense, net...     (77,612)     77,612           --      (89,602)      89,602            --
Other non-operating
 income, net............       8,231      (8,097)          134      26,762      (26,762)           --
Minority interest in
 losses of
 subsidiaries...........         --          --            --       15,686      (15,569)           117
                           ---------   ---------   -----------    --------    ---------    -----------
Income (loss)
 before income taxes....    (104,236)    122,526        18,290     (87,602)      91,963          4,361
Provision (benefit) for
 income taxes...........     (26,427)     37,204        10,777     (31,655)      34,336          2,681
                           ---------   ---------   -----------    --------    ---------    -----------
Net income (loss).......   $ (77,809)  $  85,322   $     7,513    $(55,947)   $  57,627    $     1,680
                           =========   =========   ===========    ========    =========    ===========
Pro forma net income per
 common share
  Basic.................                           $      0.06                             $      0.01
  Diluted...............                           $      0.05                             $      0.01
Pro forma weighted
 average common shares
 outstanding
  Basic.................                           129,890,502                             137,736,688
  Diluted...............                           141,485,182                             151,580,906

    The accompanying notes are an integral part of these pro forma financial statements.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet Notes

 December 31, 1998

   The pro forma adjustments for the unaudited pro forma consolidated balance sheet as of December 31, 1998 assume that the following had occurred as of that date:

  . the sale of 11,500,000 shares of ZDNet stock at a public offering price of $19.00 per share, less underwriting discounts and expenses of $1.74 per share;

  . the application of the net proceeds from the sale of ZDNet stock to reduce indebtedness underZiff-Davis Inc.'s revolving credit facility by approximately $200 million;

  . the sale of ZD Market Intelligence, ZD Publishing (which excludes Computer Shopper), ZD Events, Ziff-Davis Inc.'s equity interest in ZDTV and ZD Education for proceeds assumed to aggregate $1.9 billion (the actual number will not impact the pro forma statements, as explained under "--General Notes" below);

  . the use of a portion of the proceeds from the sale of these businesses to repay ZD's remaining debt (approximately $1.35 billion at December 31, 1998 after giving effect to the $200 million repayment referred to above), to pay certain expenses (assumed to aggregate $75 million) and to cover certain ZD contingent liabilities (assumed to aggregate $10 million) (see "--General Notes" below);

  . a $270 million write down of intangible assets relating to Ziff-Davis Inc.'s Computer Shopper business (this amount, which is an estimate of the impairment write down that Ziff-Davis Inc. expects it will take in the fourth quarter of 1999, is the amount by which the estimated net present value of future cash flows from Computer Shopper exceeds the carrying value of Computer Shopper);

  . the vesting and exercise of options to purchase an assumed 5.5 million shares of ZD stock for an assumed $34 million and options to purchase an assumed 2.3 million shares of ZDNet stock for an assumed $10 million (see "--General Notes" below);

  . the payment of a dividend to holders of ZD stock in an amount assumed to equal all of the remaining proceeds from the sales of the various businesses and the exercise of ZD options; under the foregoing assumptions, the dividend would aggregate about $500 million, or about $4.73 per share of ZD stock (see "--General Notes" below); and

  . the elimination of Ziff-Davis Inc.'s tracking stock structure through a merger with a newly formed subsidiary, as a result of which each share of ZDNet stock will be converted into an assumed 1.77 shares of common stock and each share of ZD stock will remain outstanding as one share of common stock (see "--General Notes" below).

 September 30, 1999

   The pro forma adjustments for the unaudited pro forma consolidated balance sheet as of September 30, 1999 assume that the following had occurred as of that date:

  . the sale of ZD Market Intelligence, ZD Publishing (which excludes Computer Shopper), ZD Events, Ziff-Davis Inc.'s equity interest in ZDTV and ZD Education for proceeds assumed to aggregate $1.9 billion (the actual number will not impact the pro forma statements, as explained under "--General Notes" below);

  . the use of a portion of the proceeds from the sale of these businesses to repay ZD's remaining debt (approximately $1.27 billion at September 30, 1999), to pay certain expenses (assumed to aggregate $75 million) and to cover certain ZD contingent liabilities (assumed to aggregate $10 million) (see "--General Notes" below);

  . a $270 million write down of intangible assets relating to Ziff-Davis Inc.'s Computer Shopper business (this amount, which is an estimate of the impairment write down that Ziff-Davis Inc. expects it will take in the fourth quarter of 1999, is the amount by which the estimated net present value of future cash flows from Computer Shopper exceeds the carrying value of Computer Shopper);

  . the vesting and exercise of options to purchase an assumed 7.6 million shares of ZD stock for an assumed $66 million and options to purchase an assumed 3.3 million shares of ZDNet stock for an assumed $39 million (see "--General Notes" below);

  . the payment of a dividend to holders of ZD stock in an amount assumed to equal all of the remaining proceeds from the sales of the various businesses and the exercise of ZD options; under the foregoing assumptions, the dividend would aggregate about $608 million, or about $5.48 per share of ZD stock (see "--General Notes" below); and

  . the elimination of Ziff-Davis Inc.'s tracking stock structure through a merger with a newly formed subsidiary, as a result of which each share of ZDNet stock will be converted into an assumed 1.77 shares of common stock and each share of ZD stock will remain outstanding as one share of common stock (see "--General Notes" below).

Unaudited Pro Forma Consolidated Statement of Operations Notes

 Year Ended December 31, 1998

   The pro forma adjustments for the unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 assume that the following had occurred immediately prior to January 1, 1998:

  . the reorganization described in Note 2 to the unaudited Consolidated Financial Statements of Ziff-Davis Inc. included in an Annex to this proxy statement;

  . the grant of ZDNet options that were in fact granted in the fourth quarter of 1998 and the adjustment of the terms of those options to reflect the dividend and merger described above, resulting in a greater pro forma diluted weighted average common shares outstanding and the recording of non-cash compensation expense during the period; and

  . each of the other transactions described under "Unaudited Pro Forma Consolidated Balance Sheet Notes--December 31, 1998" above.

In addition, for purposes of calculating the pro forma diluted weighted average common shares outstanding (under the treasury stock method) and the resulting pro forma diluted net income per common share, this consolidated statement of operations assumes a weighted average price per common share of $15.71 (which is equal to the closing price per share of ZDNet stock on January 31, 2000 divided by the assumed exchange ratio in the merger of 1.77).

 Nine Months Ended September 30, 1999

   The pro forma adjustments for the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1999 assume that the following had occurred immediately prior to January 1, 1999:

  . the sale of 11,500,000 shares of ZDNet stock at a public offering price of $19.00 per share, less underwriting discounts and expenses of $1.74 per share;

  . the application of the net proceeds from the sale of ZDNet stock to reduce indebtedness under Ziff-Davis Inc.'s revolving credit facility by approximately $200 million;

  . the grant of options that were in fact granted at various times in the first three quarters of 1999 and the adjustment of the terms of all options to reflect the dividend and merger described above, resulting in a greater pro forma diluted weighted average common shares outstanding during the period; and

  . each of the other transactions described under "Unaudited Pro Forma Consolidated Balance Sheet Notes--September 30, 1999" above.

In addition, for purposes of calculating the pro forma diluted weighted average common shares outstanding (under the treasury stock method) and the resulting pro forma diluted net income per common share, this consolidated statement of operations assumes a weighted average price per common share of $15.71 (which is equal to the closing price per share of ZDNet stock on January 31, 2000 divided by the assumed exchange ratio in the merger of 1.77).

General Notes Applicable to All of the Unaudited Pro Forma Consolidated Financial Statements

   As long as the dividend to holders of ZD stock is assumed to equal all of the remaining proceeds from the sales of the various businesses and the exercise of ZD options, none of the following amounts have any impact on the pro forma consolidated financial statements:

  . the actual sale proceeds from the assumed sales of the various businesses,

  . the actual amount needed to repay ZD's remaining debt, to pay various ZD expenses and to cover various ZD contingent liabilities and

  .  the actual amount of proceeds from the exercise of ZD options.

Of course, the foregoing amounts will have a direct impact on the size of the dividend paid to holders of ZD stock.

   The foregoing adjustments assume that Ziff-Davis Inc. will merge with a newly formed subsidiary, as a result of which each share of ZDNet stock will be converted into an assumed 1.77 shares of common stock and each share of ZD stock will remain outstanding as one share of common stock. The actual exchange ratio will be calculated as described under "Proposal 1--The Restructuring of Ziff-Davis--The Merger" appearing earlier in this proxy statement. The underlying assumptions that generated this assumed exchange ratio are described in that same section of this proxy statement.

                 PROPOSALS 2 and 3--AMENDMENTS TO BENEFIT PLANS

General

   At the special meeting, we will also ask you to consider and approve proposals to amend:

  .  The Amended 1998 Incentive Compensation Plan (the "Incentive Plan") and

  . The Amended 1998 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan").

The purpose of the amendments to each of the plans is to increase the number of shares available for issuance thereunder.

Description of Amendment to Incentive Plan (Proposal 2)

   The amendment to the Incentive Plan will increase the number of shares of common stock (regardless of series) available for grants or awards. Currently, the Incentive Plan allows a cumulative issuance of up to 23,000,000 shares. As it will be amended:

  . the total cumulative number of shares of common stock that may be issued under the Incentive Plan through December 31, 2000 may not exceed a maximum of 40,000,000 and

  . the total cumulative number of shares of common stock that may be issued through the end of any fiscal year beginning after December 31, 2000 may not exceed the maximum number in effect during the preceding fiscal year plus four percent of the number of shares of common stock outstanding as of the last day of the preceding fiscal year.

These shares may be authorized but unissued common stock or authorized and issued common stock held in treasury or otherwise acquired for the purposes of the Incentive Plan. If any grant or award is forfeited or is otherwise terminated or canceled without the delivery of shares of common stock or if shares of common stock owned by a grantee are tendered to pay the exercise price of grants or awards, then such shares will again become available under the Incentive Plan. No more than 40,000,000 shares of common stock may be available for delivery in connection with the exercise of ISOs (as defined below).

   We estimate that options to purchase about 11 million shares will already have been exercised by the time of the merger described in this proxy statement and that options to purchase another 22 million shares will remain outstanding at that time. Based on this estimate, about 7 million shares would initially be available for future grants or awards under the Incentive Plan.

 Description Of The Incentive Plan

  General

   Ziff-Davis adopted the Incentive Plan to provide long-term incentives for its key employees and enhance stockholder value, the principal terms and conditions of which are set forth below.

   The Incentive Plan is administered by the incentive compensation plan committee which

  . selects the participants and determines the type of awards and the number of shares or share units subject to awards and

  . interprets the Incentive Plan and makes all other determinations necessary or advisable for its administration.

   All employees and consultants of Ziff-Davis and our affiliates who have demonstrated significant management potential or the capacity for contributing substantially to the successful performance of Ziff-Davis and our affiliates are eligible to be participants in the Incentive Plan. Awards may consist of stock awards, stock options (either incentive stock options ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options), stock appreciation rights, performance shares (which may be granted as performance share units) and restricted stock, which may be granted as restricted stock units.

   In the event of any change in the outstanding shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination, exchange of shares, other corporate change or distributions to common stockholders other than regular cash dividends, the incentive compensation plan committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of common stock or other securities issued or reserved for issuance pursuant to the Incentive Plan and to outstanding awards.

   Each award under the Incentive Plan will be evidenced by an agreement setting forth the terms and conditions, as determined by the incentive compensation plan committee, which apply to such award. In the sole discretion of the incentive compensation plan committee, a participant may be permitted to defer the receipt of cash or common stock otherwise deliverable under any award.

  Stock Options

   The incentive compensation plan committee will establish the option price at the time each stock option is granted, which price will generally not be less than 100% of the fair market value of the common stock on the date of grant, unless otherwise specifically determined by the incentive compensation plan committee. Stock options will vest and become exercisable at a rate determined by the incentive compensation plan committee, and will remain exercisable for such period as specified by the incentive compensation plan committee. The award agreements in respect of stock options that are intended to qualify as ISOs will contain any additional provisions necessary to comply with the requirements of Section 422 of the Internal Revenue Code.

   The option price of each share as to which a stock option is exercised will be paid in full at the time of such exercise in cash, by tender of shares of common stock owned by the participant valued at fair market value, by a "sale to cover" broker transaction or other cashless exercise method permitted under Regulation T of the Federal Reserve Board, or by a combination of cash, shares of common stock and other consideration as the incentive compensation plan committee deems appropriate.

  Limitation On Awards Of Options To Any Individual

   Under the Incentive Plan, no individual employee may receive grants of stock options with respect to more than 1,000,000 shares of common stock (regardless of series) in any calendar year; provided, however, that for the 1998 calendar year, no individual employee could receive grants of stock options with respect to more than 2,600,000 shares of common stock.

  Stock Appreciation Rights

   Stock appreciation rights, also known as SARs, may be granted in tandem with a stock option or may be unrelated to a stock option. SARs will vest and become exercisable at a rate determined by the incentive compensation plan committee, and will remain exercisable for such period as specified by the incentive compensation plan committee. SARs entitle holders to receive from Ziff-Davis an amount equal to the excess of the fair market value of a share of common stock on the exercise of the SAR over the fair market value of a share of common stock on the date of grant. The incentive compensation plan committee will determine in its sole discretion whether a SAR will be settled in cash, common stock or a combination thereof. In no event may any employee receive in any calendar year grants of SARs with respect to more than 500,000 shares of common stock.

  Performance Shares

   Performance shares may be granted in the form of actual shares of common stock or share units having a value equal to an identical number of shares of common stock. The performance conditions and the length of the performance period will be determined by the incentive compensation plan committee but in no event may a performance period be less than one year. The incentive compensation plan committee will determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, common stock or a combination thereof.

   Unless the incentive compensation plan committee determines otherwise, awards of performance shares to a covered employee will be subject to performance conditions based on the achievement by Ziff-Davis of target levels of items such as consolidated net income, return on stockholders' equity, return on net assets or share price performance. For purposes of the Incentive Plan, a "covered employee" generally includes any employee that would be a covered employee within the meaning of Section 162(m) of the Internal Revenue Code and any other employee of Ziff-Davis or its subsidiaries designated by the incentive compensation plan committee in its discretion. The maximum number of performance shares subject to any award to a covered employee is 500,000 for the first 12 months during the performance period and each 12-month period thereafter.

  Restricted Stock

   Restricted stock may be granted in the form of actual shares of common stock or share units having a value equal to an identical number of shares of common stock. The employment conditions and the length of the period for vesting of restricted stock will be established by the incentive compensation plan committee at the time of grant, except that each restriction period will not be less than 12 months. During the restricted period, shares of restricted stock may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose as the incentive compensation plan committee determines. The incentive compensation plan committee will determine in its sole discretion whether restricted stock granted in the form of share units will be paid in cash, common stock or a combination thereof.

  Stock Awards

   In addition to awards of performance shares and restricted stock, awards of common stock may be granted under the Incentive Plan in the form of actual shares of common stock. Full ownership of such shares, whether issued in the form of a certificate or in book entry, including the right to vote and receive dividends, will immediately vest in such participant.

  Change In Control

   In the event of a change in control (as defined below):

  .  all stock options will be fully vested and exercisable in full,

  . all SARs which have not been granted in tandem with stock options will become exercisable in full,

  . the restrictions applicable to all shares of restricted stock will lapse and such shares will be deemed fully vested and all restricted stock granted in the form of share units will be paid in cash,

  .  all performance shares will be deemed to be earned at target level and

  . all performance shares granted in the form of share units will be paid in cash.

   For purposes of the Incentive Plan, "change in control" is generally defined as (1) a change in the majority of the board of directors except upon consent of the previous board of directors, (2) certain mergers, consolidations or similar corporate transactions in which Ziff-Davis is not the surviving corporation or entity or (3) a plan of complete liquidation or dissolution of Ziff-Davis or a sale of all or substantially all of Ziff-Davis' assets that is approved by the stockholders of Ziff-Davis; provided that, a change in control will not be deemed to occur under clause (2) if SOFTBANK Corp., directly or indirectly, is the beneficial owner of more than 25% of the voting securities of any surviving corporation.

  Amendment And Termination

   The board of directors may amend, suspend or terminate the Incentive Plan or any portion thereof at any time; provided that,

  . no amendment will be made without stockholder approval (including an increase in the number of shares reserved for issuance under the Incentive Plan) if such approval is necessary in order for the Incentive Plan to comply with any applicable law, regulations or stock exchange rule and

  . except as otherwise provided under the cashout provisions in the event of a change in control, no amendment will be made that would adversely affect the rights of a participant under any award previously granted, without such participant's written consent.

  Effective Date

   The Incentive Plan will expire 10 years from February 13, 1998, unless it is terminated earlier.

 Repricing

   On September 23, 1998, the incentive compensation plan committee authorized the amendment of options granted under the Incentive Plan prior to that date including those granted on June 24, 1998. Pursuant to such amendment, the exercise price of such stock options was reduced from $16.00 to $6.00 (the closing price of our common stock on September 23, 1998), but the stock options will not vest until three months after the dates on which the stock options were originally to become vested unless otherwise accelerated in connection with the restructuring.

 Common Stock Available Under The Incentive Plan

   Both before and after the amendment:

  . the shares of common stock issued under the Incentive Plan may be authorized and unissued shares or treasury shares, as the company may from time to time determine;

  . up to 327,500 shares of common stock were available out of outstanding shares in respect of awards of stock options granted to certain participants in connection with the cancellation of corresponding options to purchase stock of SOFTBANK Corp. Shares of common stock in respect of these awards will be supplied by SOFTBANK Corp-- Ziff-Davis' majority stockholder; and

  . shares subject to an award that expires unexercised, are forfeited, or terminated, or settled in cash instead of common stock, and shares tendered to pay for the exercise of a stock option, will thereafter again be available for grant under the Incentive Plan.

 Grants Of Awards

   Currently, under the Incentive Plan, grants of stock options and other stock-based awards may be made with respect to either ZD stock or ZDNet stock, or both. After the restructuring is completed, grants of stock options and other stock-based awards under the Incentive Plan will be made in respect of the common stock of the company.

 Effect Of Amendment On Outstanding Awards

   The approval of the amendment to the Incentive Plan will not result in any adjustment to the outstanding awards under the Incentive Plan.

 Future Awards Under The Incentive Plan

   The incentive compensation plan committee will be able to grant awards under the Incentive Plan with respect to common stock in such amounts and types as it determines in its discretion in accordance with the terms of the Incentive Plan.

 Market Value Of Securities Underlying the Options

   As of January 31, 2000 the aggregate market value of the securities underlying the ZD stock options was approximately $17.7 million and the aggregate market value of the securities underlying the ZDNet stock options was approximately $44.8 million.

 Plan Benefits

   We cannot currently determine the number of shares subject to stock options that may be granted in the future to executive officers and employees under the Incentive Plan. The following table sets forth information with respect to the ZD stock options and the ZDNet stock options granted prior to February 1, 2000 to (1) the named executive officers below, (2) all current executive officers as a group, (3) all current directors who are not executive officers as a group and (4) all employees (including all current officers who are not executive officers) as a group under the Incentive Plan.

                                               Number of          Number of
                                               options to        options to
                                           purchase shares of purchase shares
                                            ZD stock granted   of ZDNet stock
                                                 under        granted under the
                  Name                     the Incentive Plan  Incentive Plan
                  ----                     ------------------ -----------------
Eric Hippeau ............................      1,020,000            700,000
 Chairman and Chief Executive Officer
Jason E. Chudnofsky......................        327,000             70,500
 President and Chief Executive Officer,
 ZD Events
Michael S. Perlis........................        310,000            118,750
 President and Chief Executive Officer,
 ZD Publishing
Timothy C. O'Brien.......................        192,000            168,000
 Chief Financial Officer
Terri S. Holbrooke.......................        177,000             80,500
 President, ZD Corporate Operations
James J. Spanfeller, Jr..................         77,000             47,750
 Executive Vice President, ZD Publishing
Jack Dolce...............................         82,701             48,250
 Executive Vice President, ZD Publishing
All current executive officers as a group
 (15 persons)............................      2,567,717          5,114,400
All current directors who are not
 executive officers as a group
 (4 persons).............................        237,500             90,000
All employees (including all current
 officers who are not executive officers)
 as a group (1,014 persons)..............      8,472,422         11,402,158

 Federal Income Tax Consequences

   The following is a brief description of the federal income tax consequences generally arising with respect to awards under the Incentive Plan.

   The grant of a stock option or SAR will not have any tax consequences for the participant or the company.

   A participant will not recognize taxable income upon exercising an ISO (within the meaning of Section 422 of the Internal Revenue Code), except where a participant is subject to the alternative minimum tax. Upon exercising a stock option other than an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant generally must recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

   If the participant does not hold the common stock acquired upon exercise of an ISO for at least one year from the date of exercise and two years from the date of grant (the "Holding Period"), the participant generally must recognize ordinary income equal to the lesser of

  . the fair market value of the shares at the date of exercise of the ISO minus the exercise price or

  . the amount realized upon the disposition of the ISO shares minus the exercise price.

   Otherwise, a participant's disposition of shares acquired upon the exercise of a stock option (including an ISO for which the ISO Holding Periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of a stock option or SAR).

   We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with a stock option or SAR. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO Holding Period prior to disposition of the shares.

   With respect to awards granted under the Incentive Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

   With respect to awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture (e.g., restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the shares or other property at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Description of Amendment to Non-Employee Directors' Plan (Proposal 3)

   The amendment to the Non-Employee Directors' Plan will increase the number of shares of common stock (regardless of series) available for grants or awards over time. Currently, the Non-Employee Directors' Plan allows a cumulative issuance of up to 300,000 shares. As it will be amended:

  . the total cumulative number of shares of common stock that may be issued under the Non-Employee Directors' Plan through December 31, 2000 may not exceed a maximum of 300,000 and

  . the total cumulative number of shares of common stock that may be issued through the end of any fiscal year beginning after December 31, 2000 may not exceed the maximum number in effect during the preceding fiscal year plus 0.1 percent of the number of shares of common stock outstanding as of the last day of the preceding fiscal year.

These shares may be authorized but unissued common stock or authorized and issued common stock held in treasury or otherwise acquired for the purposes of the Non-Employee Directors' Plan. If any grant or award is forfeited or is otherwise terminated or canceled without the delivery of shares of common stock or if shares of common stock owned by a grantee are tendered to pay the exercise price of grants or awards, then such shares will again become available under the Incentive Plan.

 Description Of The Non-Employee Directors' Plan

   Eligibility

   Directors who are not employees of Ziff-Davis, SOFTBANK Corp., SOFTBANK Holdings Inc. or SOFTBANK America Inc. ("non-employee directors") automatically participate in the Non-Employee Directors' Plan.

   Types Of Options

   Currently, under the Non-Employee Directors' Plan, each Non-Employee Director automatically receives:

  . upon election as a member of the board of directors, an initial grant of options to purchase 15,000 shares of common stock and

  . on the date of each annual stockholders meeting thereafter a grant of options to purchase 7,500 shares of common stock (the "Nondiscretionary Options").

The Non-Employee Directors' Plan provides that, if applicable, the committee administering the plan may determine the portion of the stock options granted that shall be stock options to purchase shares of ZD stock and the portion of the stock options that shall be stock options to purchase shares of ZDNet. The plan further provides that a non-employee director may not receive the annual grant of stock options to purchase 7,500 shares of common stock in any year in which such non-employee director also receives the initial grant of stock options to purchase 15,000 shares of common stock. In addition, under the Non-Employee Directors' Plan,

  . each non-employee director who was on the board of directors on the date of the initial public offering of ZDNet stock received a grant of stock options to purchase 25,000 shares of ZDNet stock on the date of such offering at the initial public offering price, which vest and become exercisable with respect to 25% of the shares on December 31, 1999, and an additional 6.25% of the shares at the end of each three-month period thereafter and

  . each non-employee director who was on the board of directors on the date of the initial public offering of Ziff-Davis' common stock in April 1998 received such initial grant on the date of such initial public offering.

   After the restructuring is completed, each non-employee director will automatically receive the Nondiscretionary Options with respect to the common stock of the company.

   Under the Non-Employee Directors' Plan, the terms of the Nondiscretionary Options provide that the option price will be equal to 100% of the fair market value (as defined in the Non-Employee Directors' Plan) unless the committee administering the Non-Employee Directors' Plan determines otherwise in its discretion, except that the option price of the option to purchase 25,000 shares of ZDNet stock granted on the date of the initial public offering of ZDNet stock was equal to the initial public offering price. The stock option vests and becomes exercisable in five equal installments beginning on the first anniversary of the date of grant and expires 10 years from the date of grant. If the optionee ceases to be a non-employee director, the stock option will expire, except that

  . if the termination results from any reason other than death, disability or cause, the stock options will remain exercisable for 90 days and

  . if the termination results from death or disability, the stock option will remain exercisable for one year.

In no event will any such option remain exercisable past the remainder of its scheduled ten-year term.

   Each non-employee director is eligible to receive grants of stock options (in addition to the Nondiscretionary Options) from time to time, and on such terms and conditions, as are determined by the board of directors.

 Changes in Outstanding Shares

   In the event of any change in the outstanding shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination, exchange of shares, other corporate change or distributions to common stockholders other than regular cash dividends, the compensation committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of common stock or other securities issued or reserved for issuance pursuant to the Non-Employee Directors' Plan and to outstanding awards.

   Change In Control

   Upon a change in control of Ziff-Davis, each outstanding stock option will fully vest and become immediately exercisable in full. In addition, the compensation committee may provide in its sole discretion that upon a change in control of Ziff-Davis, each non-employee director will be entitled to receive in cancellation of such non-employee director's outstanding and unexercised stock options, a cash payment in an amount equal to the difference between the option price of such stock options and

  . in the event the change of control is the result of a tender offer or exchange offer for the common stock, the final offer price per share paid for the common stock, multiplied by the number of shares of common stock covered by such stock options or

  . in the event the change of control is the result of any other occurrence, the aggregate value of the common stock covered by such stock options, as determined by the compensation committee at such time.

   Amendment And Termination

   The board of directors may amend, suspend or terminate the Non-Employee Directors' Plan or any portion thereof at any time, provided that, no amendment shall be made

  . without stockholder approval if such approval is necessary in order for the Non-Employee Directors' Plan to comply with any applicable law, regulation or stock exchange rule and

  . except in the case of a change in control of Ziff-Davis, that would adversely affect the rights of any non-employee director under any outstanding stock option without such non-employee director's written consent.

 Grants Of Options

   Currently, under the Non-Employee Directors' Plan, grants of stock options may be made with respect to either ZD stock or ZDNet stock, or both. After the restructuring is completed, grants of stock options under the Non-Employee Directors' Plan will be made in respect of the common stock of the company.

 Effect of Amendment On Outstanding Options

   The approval of the amendment to the Non-Employee Directors' Plan will not result in any adjustment to the outstanding stock options under the Non-Employee Directors' Plan.

 Market Value of Securities Underlying the Options

   As of January 31, 2000 non-employee directors as a group have received stock options to purchase 37,500 shares of ZD stock and 57,500 shares of ZDNet stock under the Non-Employee Director's Plan. As of January 31, 2000 the aggregate market value of the securities underlying these ZD stock options was approximately $0.7 million and the aggregate market value of the securities underlying these ZDNet stock options was approximately $1.6 million.

 Federal Income Tax Consequences

   The following is a brief description of the federal income tax consequences generally arising with respect to stock options granted under the Non-Employee Directors' Plan.

   The grant of a stock option will create no tax consequences for the non-employee director or Ziff-Davis. Upon exercising a stock option, the non-employee director generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the date of exercise, and we generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant. The disposition of shares acquired upon the exercise of a stock option generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the stock option).

Recommendation of the Board of Directors

   The board of directors has carefully considered and unanimously approved Proposals 2 and 3 and determined that they are in the best interests of our company and all of our stockholders. The board of directors recommends that you vote "FOR" Proposals 2 and 3.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The table below sets forth the compensation paid to, deferred or accrued for the benefit of, our Chief Executive Officer, each of the four other most highly compensated executive officers and two additional highly compensated officers of Ziff-Davis for services rendered in all capacities to Ziff-Davis during the last three fiscal years.

                                                      Long-Term
                           Annual Compensation       Compensation
                         --------------------------- ------------
                                                      Securities
                                                      Underlying
   Name and Principal                                  Options            All Other
        Position         Year    Salary($) Bonus($)     (#)(1)        Compensation($)(2)
   ------------------    ----    --------- --------- ------------     ------------------
Eric Hippeau............ 1999      900,000         0    300,000(3a)       1,161,689(4)
Chairman and Chief
 Executive Officer       1998    1,050,000         0  1,665,032(3b)          17,566
                         1997    1,350,000    14,063     31,000              17,566
Jason E. Chudnofsky..... 1999      800,000    91,200     45,000(5a)          28,720
President and Chief
 Executive Officer,      1998      800,000   288,493    378,395(5b)          95,023
ZD Events                1997      800,000   300,000     10,000              28,269
Michael S. Perlis....... 1999      650,000   300,000    100,000(6a)          20,759
President and Chief
 Executive Officer,      1998       93,750         0    328,750(6b)             130
ZD Publishing            1997(7)       --        --         --                  --
Timothy C. O'Brien...... 1999      490,000   191,798     70,000(8a)         221,961(9)
Chief Financial Officer  1998      485,833   136,163    312,988(8b)          42,892
                         1997      462,500   305,850      7,700              36,806
Terri S. Holbrooke...... 1999      457,450   163,099     70,000(10a)         18,425
President, ZD Corporate
 Operations              1998      430,000   137,993    193,410(10b)         14,018
                         1997      380,000   143,993      5,000               6,868
James J. Spanfeller,
 Jr..................... 1999      355,000 1,217,984     45,000(11a)         17,227
Executive Vice
 President,              1998      316,250   171,244     84,458(11b)         17,218
ZD Publishing            1997      272,500    99,484      1,650              13,335
Jack Dolce.............. 1999      350,000   515,377     64,701(12a)         24,563
Executive Vice
 President,              1998      300,000   269,833     68,250(12b)         21,342
ZD Publishing            1997      300,000   289,224      2,000              11,066

--------
(1) The options granted in 1997 are options to purchase common stock of SOFTBANK Corp. under the SOFTBANK Group Executive Stock Option Plans (the "Softbank Options"). The options listed for 1998 include the Softbank Options granted in 1996 and 1997 which were repriced in 1998 to (Yen)4,000 (the "Repriced Softbank Options"). No additional Softbank Options were granted in 1998 to any of the persons named in the table above.
(2) All Other Compensation for 1999 reflects contributions to Ziff-Davis' defined contribution plan, group term life insurance and reimbursement of certain medical expenses and housing costs.
(3)(a) Includes options to purchase 160,000 shares of ZD stock and options to purchase 140,000 shares of ZDNet stock.
   (b) Includes options to purchase 860,000 shares of ZD stock, options to purchase 560,000 shares of ZDNet stock and 245,032 Repriced Softbank Options (including the 31,000 granted in 1997).
(4) Includes $1,135,160 paid to Mr. Hippeau in connection with grants made under the ZDTV, L.L.C. Profits Interest Plan.
(5)(a) Includes options to purchase 27,000 shares of ZD stock and options to purchase 18,000 shares of ZDNet stock.
   (b) Includes options to purchase 300,000 shares of ZD stock, options to purchase 52,500 shares of ZDNet stock and 25,895 Repriced Softbank Options (including the 10,000 granted in 1997).
(6)(a) Includes options to purchase 60,000 shares of ZD stock and options to purchase 40,000 shares of ZDNet stock.
   (b) Includes options to purchase 250,000 shares of ZD stock and options to purchase 78,750 shares of ZDNet stock.
(7) Mr. Perlis was not an employee of Ziff-Davis in 1997.
(8)(a) Includes options to purchase 42,000 shares of ZD stock and options to purchase 28,000 shares of ZDNet stock.
   (b) Includes options to purchase 150,000 shares of ZD stock, options to purchase 140,000 shares of ZDNet stock and 22,988 Repriced Softbank Options (including the 7,700 granted in 1997).
(9) Includes $174,640 paid to Mr. O'Brien in connection with grants made under the ZDTV, L.L.C. Profits Interest Plan.
(10)(a) Includes options to purchase 42,000 shares of ZD stock and options to purchase 28,000 shares of ZDNet stock.
(10)(b) Includes options to purchase 135,000 shares of ZD stock, options to purchase 52,500 shares of ZDNet stock and 5,910 Repriced Softbank Options (including the 5,000 granted in 1997).

(11)(a) Includes options to purchase 27,000 shares of ZD stock and options to purchase 18,000 shares of ZDNet stock.
(11)(b) Includes options to purchase 50,000 shares of ZD stock, options to purchase 29,750 shares of ZDNet stock and 4,708 Repriced Softbank Options (including the 1,650 granted in 1997).
(12)(a) Includes options to purchase 42,701 shares of ZD stock (including 1,200 Softbank Options that were converted into 4,701 ZD options in
         1999) and options to purchase 22,000 shares of ZDNet stock.
(12)(b) Includes options to purchase 40,000 shares of ZD stock, options to purchase 26,250 shares of ZDNet stock and 2,000 Repriced Softbank Options.

Option Grants and Exercises in 1999

   The following two tables summarize stock option grants to, and exercises by, each of the persons named in the Summary Compensation Table during 1999 and the value of the options held by them as of December 31, 1999.

                             Option Grants in 1999

                                                                            Potential Realized
                                    Percent of                               Value at Assumed
                                      Total                                Annual Rates of Stock
                         Number of   Options                              Price Appreciation for
                         Securities Granted to Exercise                         Option Term
                         Underlying Employees  or Base                    -----------------------
   Name and Principal      Option   in Fiscal   Price
        Position         Granted(#)  Year(%)    ($/Sh)   Expiration Date     5%($)      10%($)
   ------------------    ---------- ---------- -------- ----------------- ----------- -----------
Eric C. Hippeau......... 160,000(1)    3.55    15.8750     April 20, 2009   1,597,392   4,048,106
Chairman and Chief        40,000(2)    0.61    31.0625     April 20, 2009     781,402   1,980,225
 Executive               100,000(2)    1.53      20.00  December 17, 2009   1,257,789   3,187,485
 Officer                  200,00(3)    8.10       0.35(4)October 25, 2009      44,023     111,562
Jason Chudnofsky........  27,000(1)    0.60    15.8750     April 20, 2009     269,560     683,118
President and Chief       18,000(2)    0.28    31.0625     April 20, 2009     351,631     891,101
 Executive
 Officer, ZD Events
Michael S. Perlis.......  60,000(1)    1.33    15.8750     April 20, 2009     599,022   1,518,040
President and Chief       40,000(2)    0.61    31.0625     April 20, 2009     781,402   1,980,225
 Executive
 Officer, ZD Publishing
Timothy C. O'Brien......  42,000(1)    0.93    15.8750     April 20, 2009     419,315   1,062,628
Chief Financial Officer   28,000(2)    0.43    31.0625     April 20, 2009     546,981   1,386,158
Terri S. Holbrooke......  42,000(1)    0.93    15.8750     April 20, 2009     419,315   1,062,628
President, ZD Corporate   28,000(2)    0.43    31.0625     April 20, 2009     546,981   1,386,158
 Operations               25,000(3)    1.01       0.35(4)October 25, 2009       5,503      13,945
James J. Spanfeller       27,000(1)    0.60    15.8750     April 20, 2009     269,560     683,118
 Jr.....................
Executive Vice            18,000(2)    0.28    31.0625     April 20, 2009     351,631     891,101
 President, ZD
 Publishing
Jack Dolce..............  33,000(1)    0.73    15.8750     April 20, 2009     329,462     834,922
Executive Vice             5,000(1)    0.11    15.7500      June 30, 2000       3,938       7,875
 President, ZD
 Publishing
                          22,000(2)    0.34    31.0625     April 20, 2009     429,771   1,089,124
                           4,701(5)    0.10     8.8939  February 28, 2006      17,021      39,666

--------
(1) Represents options to purchase shares of ZD stock.
(2) Represents options to purchase shares of ZDNet stock.
(3) Represents options to purchase shares of common stock of Smart Planet Inc.
(4) The exercise price represents the fair value of one share of common stock of Smart Planet at the time of granting of the options, based on a third party valuation of Smart Planet.
(5) Represents options to purchase shares of ZD stock, which were granted in exchange for cancelled Softbank options.

     Aggregated Option Exercises in 1999 and Fiscal Year-End Option Values

                                                        Number of Securities                    Value of Unexercised
                                                       Underlying Unexercised                  In-The-Money Options at
                                         Value     Options at Fiscal Year-End (#)                Fiscal Year-End($)
                            Shares    ------------ ------------------------------             -------------------------
   Name and Principal    Acquired On
        Position         Exercise (#) Realized ($)  Exercisable          Unexercisable        Exercisable Unexercisable
   ------------------    ------------ ------------ ---------------      ----------------      ----------- -------------
Eric Hippeau............       --            --              150,500(1)            869,500(1)  1,476,781     6,961,969
Chairman and Chief
 Executive Officer             --            --              140,000(2)            560,000(2)  2,339,400     7,118,200
                            65,000(4)  5,574,275              12,068(3)            167,964(3) 11,081,562   154,234,623
                               --            --                  --                200,000(5)        --            --
Jason E. Chudnofsky.....       --            --               90,000(1)            237,000(1)    883,125     2,060,625
President and Chief
 Executive Officer,            --            --               13,125(2)             57,375(2)    219,319       657,956
 ZD Events                  14,000(4)  6,225,402                 537(3)             11,358(3)    493,106    10,429,597
Michael S. Perlis.......    35,000(6)    321,562              15,000(1)            260,000(1)    139,668     1,932,500
President and Chief
 Executive Officer,         11,000(7)    189,997               8,687(2)             99,063(2)    145,168       986,934
 ZD Publishing                 --            --                  --                    --            --            --
Timothy C. O'Brien......       --            --               52,500(1)            139,500(1)    515,156       956,718
Chief Financial Officer        --            --               35,000(2)            133,000(2)    584,850     1,754,550
                             5,000(4)  1,204,312               6,603(3)             11,386(3)  6,063,271    10,455,308
Terri S. Holbrooke......       --            --               47,250(1)            129,750(1)    463,641       861,047
President ZD Corporate         --            --               13,125(2)             67,375(2)    219,319       657,956
Operations
                             1,000(4)     94,335                 182(3)              3,403(3)    167,123     3,124,839
                               --            --                  --                 25,000(5)        --            --
James J. Spanfeller            --            --               17,500(1)             59,500(1)    171,719       318,906
 Jr.....................
Executive Vice                 --            --                7,437(2)             40,313(2)    124,280       372,842
 President,
 ZD Publishing               2,366(4)     93,076                 --                  2,342(3)        --      2,150,585
Jack Dolce..............       --            --               14,000(1)             68,701(1)    137,375       287,961
Executive Vice                 --            --                6,562(2)             41,688(2)    109,658       328,978
 President,
 ZD Publishing                 800(4)     31,448                 --                    --            --            --

--------
(1) Represents options to purchase shares of ZD stock.
(2) Represents options to purchase shares of ZDNet stock.
(3) Represents Repriced Softbank Options.
(4) Represents shares of SOFTBANK Corp.
(5) Represents options to purchase shares of common stock of Smart Planet Inc.
(6) Represents shares of ZD stock.
(7) Represents shares of ZDNet stock.

Composition of the Board of Directors

   The board of directors currently consists of eight members. Mr. O'Brien will resign from the board of directors when he resigns as an officer on March 31, 2000 and Mr. Chudnofsky will resign from the board of directors upon the closing of the sale or spinoff of ZD Events. The board of directors intends to nominate for election two additional "independent directors" within the meaning of the regulations of the NYSE to replace these directors. The board of directors is divided into three classes each of whose members serves for a staggered three-year term. Upon the expiration of the term of a class of directors, directors in such class are elected for three-year terms at the annual meeting of stockholders in the year in which such term expires.

Committees of the Board of Directors; Compensation Committee Interlocks and Insider Participation

   The board of directors currently has two committees: an audit committee and a compensation committee. The audit committee currently consists of Messrs. Lazarus and Yang. The compensation committee currently consists of Messrs. Fisher, Lazarus and Yang.

   Our audit committee reviews and recommends to the board of directors, as it deems necessary, our internal accounting and financial control and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. Our audit committee makes recommendations to the board of directors concerning the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. PricewaterhouseCoopers LLP presently serves as our independent accountants.

   Our compensation committee reviews and, as it deems appropriate, recommends to the board of directors policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. The compensation committee also advises and consults with the officers of Ziff-Davis Inc. as may be requested regarding managerial personnel policies. The compensation committee will have such additional powers and be granted additional authority as may be conferred upon it from time to time by the board of directors.

   Each of Messrs. Fisher, Lazarus and Yang is independent of management. Mr. Fisher is the Vice Chairman of SOFTBANK America Inc., our majority stockholder, and Mr. Yang is a co-founder and Chief Yahoo of Yahoo! Inc. Mr. Hippeau, our chairman and chief executive officer, is a director and serves on the compensation committee of Yahoo! During 1998 and the first nine months of 1999, we incurred approximately $0.3 million and $0.2 million, respectively, in advertising expenses with Yahoo! Inc.

Compensation of Directors

   Directors who are not employees of Ziff-Davis, SOFTBANK Corp., SOFTBANK Holdings Inc. or SOFTBANK America Inc. will receive an annual retainer of $25,000 for board of directors service, will receive a fee of $2,000 for each meeting of the board of directors or any committee thereof attended and will automatically participate in the Non-Employee Directors' Plan. For more information on the Non-Employee Directors' Plan, see "Proposals 2 and 3-- Amendments to Benefit Plans--Proposal 3--Amendments to Non-Employee Directors' Plan".

Employment Agreements

 Eric Hippeau

   In April 1998, we entered into an employment agreement with Mr. Hippeau to serve as our Chairman and Chief Executive Officer through March 31, 2004. In March 1999, Mr. Hippeau's employment agreement was amended. Pursuant to the amended agreement, Mr. Hippeau will receive an annual base salary of not less than $900,000 and, in lieu of an annual incentive bonus, stock options as determined from time to time by our compensation committee. Pursuant to the Incentive Plan, we have granted Mr. Hippeau options to acquire up to 1,020,000 shares of ZD stock (of which 430,000 shares are based upon the achievement of certain performance targets) and options to acquire up to 700,000 shares of ZDNet stock.

   On or before the merger, Mr. Hippeau will resign as Chief Executive Officer, but it is expected he will continue to serve as non-executive Chairman. Our compensation committee will determine the appropriate level of compensation for Mr. Hippeau's new duties. In connection with the restructuring, certain of Mr. Hippeau's unvested ZD options will become vested. The remainder of his unvested ZD options, ZDNet options and options to purchase shares of common stock of SOFTBANK Corp. will continue to vest in accordance with the terms of the grants for these options.

 Jason Chudnofsky

   In April 1998, we entered into an employment agreement with Mr. Chudnofsky to serve as the President and Chief Executive Officer of ZD Events Inc. through March 31, 2001. Pursuant to this agreement, Mr. Chudnofsky receives an annual base salary of not less than $800,000 and an annual incentive bonus of $300,000, subject to adjustment and assuming the achievement of earnings and other performance targets, as determined by the board of directors of ZD Events Inc. Pursuant to the Incentive Plan, we have granted Mr. Chudnofsky options to acquire up to 327,000 shares of ZD stock and options to acquire up to 70,500 shares of ZDNet stock.

   It is anticipated that upon the sale or spinoff of ZD Events, Mr. Chudnofsky would be employed by ZD Events Inc. as opposed to Ziff-Davis. Upon termination of Mr. Chudnofsky's employment, all of his ZD options and ZDNet options will become vested.

 Timothy C. O'Brien

   In April 1998, we entered into an employment agreement with Mr. O'Brien to serve as our Vice President, Chief Financial Officer through March 31, 2001. Pursuant to this agreement, Mr. O'Brien receives an annual base salary of not less than $490,000 and an annual incentive bonus of $300,000, subject to adjustment and assuming the achievement of earnings and other performance targets, as determined by the board of directors of Ziff-Davis Inc. Pursuant to the Incentive Plan, we have granted Mr. O'Brien options to acquire up to 192,000 shares of ZD stock and options to acquire up to 168,000 shares of ZDNet stock.

   In connection with the restructuring, Mr. O'Brien will end his employment with us on March 31, 2000. As a result, we will pay Mr. O'Brien severance equal to the sum of his then current base salary and his annual incentive compensation, using the average amount of incentive compensation earned in 1999 and 1998 (which is deemed to be $200,000). In addition, all of Mr. O'Brien's ZD options, ZDNet options and options to purchase shares of common stock of SOFTBANK Corp. will vest immediately. Mr. O'Brien will continue to receive coverage under our health plans for a period of one year.

 Terri S. Holbrooke

   In April 1998, we entered into an employment agreement with Ms. Holbrooke to serve as President of ZD Brand & Market Services through March 31, 2001. Pursuant to this agreement, Ms. Holbrooke receives an annual base salary of not less than $420,000 and an annual incentive bonus of $150,000, subject to adjustment and assuming the achievement of earnings and other performance targets, as determined by the board of directors of Ziff-Davis. Pursuant to the Incentive Plan, we have granted Ms. Holbrooke options to acquire up to 177,000 shares of ZD stock and options to acquire up to 80,500 shares of ZDNet stock.

   In connection with the restructuring, Ms. Holbrooke will end her employment with us on February 29, 2000. As a result, we will pay Ms. Holbrooke severance equal to her current base salary. In addition, all of Ms. Holbrooke's ZD options, ZDNet options and options to purchase shares of common stock of SOFTBANK Corp. will vest immediately. Ms. Holbrooke will continue to receive coverage under our health plans for a period of one year.

 Michael S. Perlis

   In November 1998, we entered into an employment agreement with Mr. Perlis to serve as President of ZD Publishing through December 31, 2001. Pursuant to this agreement, Mr. Perlis receives an annual base salary of not less than $650,000 and an annual incentive bonus equal to a percentage of the EBITDA for ZD Publishing above a base amount. Pursuant to the Incentive Plan, we have granted Mr. Perlis options to acquire up to 310,000 shares of ZD stock and options to acquire up to 118,750 shares of ZDNet stock.

   It is anticipated that Mr. Perlis will be employed by the purchaser of ZD Publishing after the closing of that sale. If Mr. Perlis does not become employed by the purchaser of ZD Publishing, his employment with us will end and we will pay him severance equal to $550,000. In addition, all of Mr. Perlis' ZD options and ZDNet options will vest immediately.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

   The following table sets forth certain information with respect to the beneficial ownership (1) of ZD stock as of January 31, 2000 and (2) of the common stock of the company as of January 31, 2000 but after giving effect to the restructuring based on an estimated exchange ratio of 1.77, by each person or entity which beneficially owns more than five percent of the outstanding shares of the common stock of Ziff-Davis. As of January 31, 2000 no person or entity beneficially owned more than five percent of the outstanding shares of ZDNet stock.

                                           Prior to the           After the
                                           Restructuring        Restructuring
                                       --------------------- -------------------
                                                             Number of
                                       Number of             Shares of  Percent
                                       shares of  Percent of   Common      of
Beneficial Owner                        ZD Stock   Class(1)    Stock    Class(1)
----------------                       ---------- ---------- ---------- --------
SOFTBANK America Inc.(2).............. 71,619,355   69.10%   71,619,355  55.70%
SOFTBANK Holdings Inc.(3)............. 71,620,000   69.10    71,620,000  55.70
SOFTBANK Corp.(4)..................... 71,620,000   69.10    71,620,000  55.70
Masayoshi Son(5)...................... 71,620,000   69.10    71,620,000  55.70

--------
(1) The percentage of ownership is based on (a) 103,651,482 shares of ZD stock outstanding as of January 31, 2000 and (b) 128,579,163 shares of common stock of the company outstanding as of January 31, 2000 after giving effect to the restructuring based on an estimated exchange ratio of 1.77.
(2) SOFTBANK America Inc.'s address is 10 Langley Road, Suite 403, Newton Center, MA 02459.
(3) Includes shares owned by SOFTBANK America Inc. and 645 shares owned by SOFTBANK Kingston Inc., all of which may be deemed to be beneficially owned by SOFTBANK Holdings Inc. SOFTBANK Holdings Inc.'s address is 10 Langley Road, Suite 403, Newton Center, MA 02459.
(4) Includes shares owned by SOFTBANK America Inc. and SOFTBANK Kingston Inc., all of which may be deemed to be beneficially owned by SOFTBANK Corp. SOFTBANK Corp.'s address is 24-1 Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103, Japan.
(5) Includes shares owned by SOFTBANK America Inc. and SOFTBANK Kingston Inc., all of which may be deemed to be beneficially owned by Mr. Son (who owns 37.95% of SOFTBANK Corp. and is its President). Mr. Son's address is c/o SOFTBANK Corp., 24-1 Nihonbashi-Hakozakicho, Chuo-Ku, Tokyo 103, Japan.

   As a result of its beneficial ownership of common stock, Softbank is able to influence significantly matters affecting Ziff-Davis. Softbank is able to elect all members of the board of directors and to control those actions that require the approval of holders of a majority of the voting stock of Ziff-Davis, including amendments to our charter and approval of any business combinations. See "Risk Factors--Other Risk Factors--We Are Controlled By Our Principal Stockholders. This Creates Potential Conflicts of Interest."

Management

   The following table sets forth certain information with respect to the beneficial ownership (1) of ZD stock and ZDNet stock as of January 31, 2000 (2) of the common stock of the company as of January 31, 2000 but after giving effect to the restructuring based on an estimated exchange ratio of 1.77 and
(3) of the common stock of SOFTBANK Corp. as of December 31, 1999, in each case by (x) each person named in the Summary Compensation Table, (y) each director of Ziff-Davis and (z) all executive officers and directors of Ziff-Davis as a group.

                                        Prior to the Restructuring          After the Restructuring
                               -------------------------------------------- -----------------------
                                                                                                       Number of
                                Number of              Number of                                       shares of
                                shares of              Shares of             Number of              common stock of
                               common stock Percent of   ZDNet   Percent of  Shares of   Percent of    SOFTBANK     Percent of
Beneficial Owner               of ZD Stock   Class(1)    Stock    Class(1)  Common Stock  Class(1)     Corp.(2)      Class(1)
----------------               ------------ ---------- --------- ---------- ------------ ---------- --------------- ----------
Eric Hippeau(3).........           225,101        * %    192,500    1.37%       565,826       * %         30,498          * %
Jason E. Chudnofsky(3)..           126,750        *       28,406       *        177,028       *            5,716          *
Timothy C. O'Brien(3)...            80,500        *       50,750       *        170,327       *            4,701          *
Michael S. Perlis(4)....            77,500        *       35,110       *        139,644       *                0          *
Terri S. Holbrooke(4)...            65,500        *       23,906       *        107,813       *            1,364          *
Daniel L. Rosensweig(3)..           58,600        *      546,875    3.88      1,026,568       *            3,136          *
Masayoshi Son(5)........        71,620,000    69.10            0       *     71,620,000    55.70      41,708,748      37.95
Ronald D. Fisher(6).....            85,000        *       14,450       *        110,576       *          274,450          *
Jonathan D. Lazarus(7)..            39,000        *       15,313       *         66,104       *                0          *
Jerry Yang(8)...........            18,300        *        7,813       *         32,129       *                0          *
James J. Spanfeller, Jr.(9)..       25,919        *       13,797       *         50,339       *              942          *
Jack Dolce(9)...........            29,505        *       13,703       *         53,759       *                0          *
Officers and directors
 as a group.............        72,600,376    70.04    1,475,863   10.48     75,212,653    58.50      41,760,363      37.99

--------
*  Less than one percent.
(1) The percentage of ownership is based on (a) 103,651,482 shares of ZD stock outstanding as of January 31, 2000; (b) 14,083,436 shares of ZDNet stock outstanding as of January 31, 2000, (c) 128,579,163 shares of common stock of the company outstanding as of January 31, 2000 after giving effect to the restructuring based on an estimated exchange ratio of 1.77 and (d) 109,910,337 shares of common stock of SOFTBANK Corp. outstanding as of December 31, 1999. Shares of common stock subject to options which are currently exercisable or exercisable within 60 days of the date referenced above, are deemed outstanding for computing the percentages of the person holding such options, but are not deemed outstanding for computing the percentages of any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.
(2) Includes options granted in 1996 and 1997 to purchase common stock of SOFTBANK Corp. under the SOFTBANK Group Executive Stock Option Plans.
(3) Both a director and an executive officer named in the Summary Compensation Table.
(4) An executive officer named in the Summary Compensation Table.
(5) Includes shares owned by SOFTBANK America Inc. and SOFTBANK Kingston Inc., all of which may be deemed to be beneficially owned by Mr. Son.
(6) Including shares owned by 1995 Fisher Family Trust.
(7) Including shares owned by Lazarus Family Investments LLC, all of which may be deemed to be beneficially owned by Jonathan D. Lazarus, a member of such LLC.
(8) Including shares owned by Red Husky Foundation.
(9) An officer named in the Summary Compensation Table.

                             STOCKHOLDER PROPOSALS

   If you intend to present any stockholder proposals at our 2000 Annual Meeting of Stockholders, the proposals must have been received by Ziff-Davis at our principal executive offices located at 28 East 28th Street, New York, NY 10016 by December 31, 1999 (or, if the date of our 2000 Annual Meeting is after June 26, 2000, a reasonable time before Ziff-Davis begins to print and mail its proxy materials) and must be in compliance with applicable Securities and Exchange Commission regulations to be included in Ziff-Davis' proxy statement and related proxy materials to be used in connection with our 2000 Annual Meeting.

   Any stockholder proposals you submit outside the proxy process must comply with Ziff-Davis' advance notice procedure as set forth in our by-laws. This procedure requires stockholders to deliver to Ziff-Davis, at our principal executive offices located at 28 East 28th Street, New York, NY 10016, notice of any proposal to be presented or of a candidate to be nominated for election as a director of Ziff-Davis not less than 60 nor more than 90 days prior to the date of the annual or special meeting, as the case may be. However, if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than 10 days after such date is first so announced or disclosed. Accordingly, if you or any stockholder fails to act in compliance with the notice provisions you will not be able to nominate directors or propose new business.

                      WHERE YOU CAN FIND MORE INFORMATION

   Ziff-Davis files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

  Public Reference Room    New York Regional Office  Chicago Regional Office
  450 Fifth Street, N.W.     7 World Trade Center        Citicorp Center
        Room 1024                 Suite 1300         500 West Madison Street
  Washington, D.C. 20549   New York, New York 10048         Suite 1400
                                                     Chicago, Illinois 60661-
                                                               2511

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Ziff-Davis, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   You can also inspect reports, proxy statements and other information about Ziff-Davis Inc. at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                                                                         ANNEX I

    PROPOSAL 1--RESOLUTIONS AUTHORIZING THE RESTRUCTURING OF ZIFF-DAVIS INC.

   RESOLVED, that Ziff-Davis Inc. is hereby authorized to complete the restructuring described under "Proposal 1--The Restructuring of Ziff-Davis-- General" in its proxy statement dated February 7, 2000 to which this resolution is attached and, in furtherance thereof, is hereby specifically authorized to
(a) sell some or all of the following businesses and assets owned or previously owned by Ziff-Davis Inc.: ZD Market Intelligence, ZD Publishing, ZD Events, ZD Education, Smart Planet, an equity interest in ZDTV and an equity interest in Red Herring Communications Inc., (b) pay a special cash dividend to the holders of its ZD common stock, (c) transfer certain assets from ZD to ZDNet and (d) complete the merger contemplated by the merger agreement referred to in the next resolution; and

   FURTHER RESOLVED, that the merger agreement attached as Annex II to such proxy statement is hereby adopted.

                                                                        ANNEX II

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER, dated as of February 7, 2000 (this "Agreement"), between Ziff-Davis Inc., a Delaware corporation (the "Corporation"), and ZD Merger Subsidiary Inc., a Delaware corporation and wholly owned subsidiary of the Corporation ("Merger Sub").

                                    RECITALS

   WHEREAS, the Corporation and Merger Sub desire to merge on the terms and subject to the conditions set forth herein;

   WHEREAS, the Board of Directors of the Corporation has adopted a resolution approving this Agreement and declaring it advisable and in the best interest of the Corporation and its stockholders; and

   WHEREAS, the Board of Directors of Merger Sub has adopted a resolution approving this Agreement and declaring it advisable and in the best interest of Merger Sub and its sole stockholder, and the sole stockholder of Merger Sub, by a written consent dated the date hereof, has voted for adoption of this Agreement;

   NOW THEREFORE, the Corporation and Merger Sub hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

   Section 1.1. The Merger. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into the Corporation and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Corporation shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Corporation with all its rights, privileges, powers and franchises shall continue unaffected by the Merger, except as set forth in
Article II. The Merger shall have the effects specified in the General Corporation Law of the State of Delaware (the "DGCL").

   Section 1.2. Filing of Certificate of Merger; Effective Time. As soon as practicable after all of the conditions set forth in Article IV are satisfied, the Corporation and Merger Sub will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such other time as shall be agreed by the parties and set forth in the Certificate of Merger in accordance with the DGCL (such time of effectiveness, the "Effective Time").

                                   ARTICLE II

                      NAME; CERTIFICATE OF INCORPORATION;
                        BY-LAWS; DIRECTORS AND OFFICERS

   Section 2.1. Name of Surviving Corporation. The name of the Surviving Corporation shall be ZDNet Inc.

   Section 2.2. Certificate of Incorporation of Surviving Corporation. The amended and restated certificate of incorporation of the Corporation as in effect immediately prior to the Effective Time shall be further amended and restated as of the Effective Time so as to read in its entirety as set forth in Exhibit A hereto and, as so amended and restated, such certificate of incorporation shall be the amended and restated certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

   Section 2.3. By-Laws of Surviving Corporation. The by-laws of the Corporation as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended as provided therein or by applicable law.

   Section 2.4. Directors and Officers of Surviving Corporation. The directors and officers of the Corporation immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed or until their earlier death, resignation or removal.

                                  ARTICLE III

                       TREATMENT OF SHARES IN THE MERGER;
                            EXCHANGE OF CERTIFICATES

   Section 3.1. Treatment of Shares in the Merger. The shares of common stock of the Corporation and Merger Sub shall be treated in the Merger as follows:

     (a) ZDNet Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Corporation or Merger Sub, each share of Ziff-Davis Inc.-- ZDNet Common Stock, par value $.01 per share ("ZDNet Stock"), of the Corporation issued and outstanding immediately prior to the Effective Time shall be converted into a number of shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Surviving Corporation equal to the Exchange Ratio. As used herein, the term "Exchange Ratio" means (i) the number of shares of Ziff-Davis Inc.--ZD Common Stock, par value $.01 per share ("ZD Stock"), of the Corporation outstanding immediately prior to the Effective Time divided by
  (ii) the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet (as such term is defined in the Amended and Restated Certificate of Incorporation of the Corporation) immediately prior to the Effective Time. At the Effective Time, all shares of ZDNet Stock shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such shares of ZDNet Stock shall thereafter represent only the shares of Common Stock into which such shares have been converted and the right to receive cash pursuant to Sections 3.2(c) and 3.2(e).

     (b) ZD Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Corporation or Merger Sub, each share of ZD Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding as one issued and outstanding share of Common Stock of the Surviving Corporation.

     (c) Common Stock of Merger Sub. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Corporation or Merger Sub, each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

   Section 3.2. Exchange of Certificates.

   (a) Exchange Agent. The Surviving Corporation shall deposit with an exchange agent (the "Exchange Agent"), on a timely basis, for the benefit of the persons who had, immediately prior to the Effective Time, been holders of shares of ZDNet Stock, certificates representing shares of Common Stock into which such shares of ZDNet Stock shall have been converted as contemplated in Section 3.1(a) and any cash that the Surviving Corporation may be required to pay pursuant to Section 3.2(c) or 3.2(e) (such certificates and cash, for so long as held in deposit, being hereinafter referred to as the "Exchange Fund").

   (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each person who was, immediately prior to the Effective Time, a registered holder of ZDNet Stock a letter of transmittal and instructions for use in effecting the surrender of the Certificates. Upon surrender of a Certificate together with such letter of transmittal, duly executed and completed in accordance with the instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of shares of Common Stock that such holder is entitled to receive pursuant to this Article III and (ii) a check in an amount (after giving effect to any required tax withholdings) equal to any cash the holder has a right to receive pursuant to Section 3.2(c) or 3.2(e), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. If any certificate for shares of Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor was registered, it shall be a condition of such exchange that the Certificate be properly endorsed or otherwise in proper form for transfer and that the person requesting issuance shall pay any transfer or other taxes required by reason of the issuance of the certificate for such shares of Common Stock in a name other than that of the registered holder of the Certificate surrendered or shall establish to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax has been paid or is not applicable.

   (c) Status of Unexchanged Certificates; Dividends and Distributions with Respect to Shares Represented by Unexchanged Certificates. Shares of Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time for all purposes, and from the Effective Time to the time that a Certificate is exchanged for a new certificate representing shares of Common Stock as contemplated above, such Certificate shall be deemed to represent the shares of Common Stock issuable in exchange therefor and the person who immediately prior to the Effective Time was the registered holder of such Certificate shall be deemed to be the registered holder of such shares; provided, however, that whenever a dividend or other distribution is payable by the Surviving Corporation on shares of Common Stock represented by a Certificate, the dividend or other distribution shall not be paid to the holder thereof until such Certificate is surrendered for exchange in accordance with this Article III (or an affidavit of loss in lieu thereof is delivered as contemplated by Section 3.2(g)) and shall thereafter (subject to the effect of applicable laws) be paid without interest.

   (d) Transfers. At and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of ZDNet Stock that were outstanding immediately prior to the Effective Time.

   (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Common Stock will be issued pursuant to the Merger and any person who was a registered holder of shares of ZDNet Stock immediately prior to the Effective Time and who would, in the absence of this
Section 3.2(e), be entitled to receive a fraction of a share of Common Stock pursuant to the Merger will instead be entitled to receive a cash payment in lieu thereof, in an amount equal to such fraction times the closing price of a share of ZD Stock, as reported in The Wall Street Journal, New York City edition, on the last full trading day ending prior to the Effective Time.

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any certificates for Common Stock) that remains unclaimed by the holders of Certificates for 180 days after the Effective Time shall be transferred to the Surviving Corporation, and thereafter holders of Certificates who have not already exchanged their Certificates as contemplated by this Article III shall look only to the Surviving Corporation for delivery of certificates representing their shares of Common Stock and payment of cash pursuant to Sections 3.2(c) and 3.2(e) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of the Corporation, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of ZDNet Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

   (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation will, in exchange for such lost, stolen or destroyed Certificate, issue and deliver a certificate representing the shares of Common Stock and pay the cash to which such person is entitled pursuant to Sections 3.1, 3.2(c) and 3.2(e).

   Section 3.3. No Appraisal Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of shares of ZD Stock, ZDNet Stock or common stock of Merger Sub in connection with the Merger.

   Section 3.4. Adjustments to Prevent Dilution. In the event that, prior to the Effective Time, the Corporation changes the number of shares of ZDNet Stock or ZD Stock outstanding through a stock split, reverse split or stock dividend, the number of shares of Common Stock into which each share of ZDNet Stock shall be converted in the Merger pursuant to Section 3.1 shall be proportionately adjusted to equitably reflect such change.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

   The obligations of the Corporation and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) this Agreement shall have been approved by the stockholders of the Corporation in the manner required under the DGCL and the Corporation's Amended and Restated Certificate of Incorporation; and

     (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger.

                                   ARTICLE V

                                  TERMINATION

   Section 5.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of the Corporation and Merger Sub.

   Section 5.2. Effect of Termination. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of either party hereto.

                                   ARTICLE VI

                                 MISCELLANEOUS

   Section 6.1. Integration. This Agreement constitutes the entire understanding between Merger Sub and the Corporation with respect to the subject matter hereof.

   Section 6.2. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

   Section 6.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

                                          Ziff-Davis Inc.

                                             /s/ Eric Hippeau
                                          By: _________________________________
                                             Name:Eric Hippeau
                                             Title:President and Chief
                                             Executive Officer

                                          ZD Merger Subsidiary Inc.

                                             /s/ Eric Hippeau
                                          By: _________________________________
                                             Name:Eric Hippeau
                                             Title:President

                                                                       Exhibit A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   ZDNET INC.

                 (Adopted in accordance with Section 251 of the
               General Corporation Law of the State of Delaware)

                                 ARTICLE FIRST

                                      NAME

   The name of the Corporation is ZDNet Inc.

                                 ARTICLE SECOND

                          REGISTERED OFFICE AND AGENT

   The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THIRD

                                    PURPOSES

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

                                 CAPITAL STOCK

   The total number of shares of all classes of stock which the Corporation shall have authority to issue is 220 million shares, of which 210 million shares shall be designated as Common Stock, par value $0.01 per share ("Common Stock"), and 10 million shares shall be designated as Preferred Stock, par value $0.01 per share ("Preferred Stock").

   Shares of Preferred Stock may be issued in one or more series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

     (a) the distinctive serial designation of such series which shall distinguish it from other series;

     (b) the number of shares included in such series;

     (c) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

     (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

     (e) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

     (f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

     (g) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

     (h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

     (i) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereafter enacted.

                                 ARTICLE FIFTH

                                    BY-LAWS

   The board of directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation.

   The by-laws of the Corporation may also be altered or repealed and new by-laws may be adopted (i) at any annual or special meeting of stockholders, by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class, provided, however, that any proposed alteration or repeal of, or the adoption of any by-law inconsistent with, Sections 1.2, 1.11 and 1.12 of
Article I of the by-laws, Sections 2.1 and 2.2 of Article II of the by-laws, or this sentence, by the stockholders shall require the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class, or (ii) by the affirmative vote of a majority of the board of directors.

                                 ARTICLE SIXTH

                               BOARD OF DIRECTORS

   The number of directors of the Corporation shall be fixed from time to time pursuant to the by-laws of the Corporation. Commencing with the first annual meeting of stockholders, the directors of the Corporation shall be divided into three classes, as nearly equal in number as reasonably possible, as determined by the board of directors, with the initial term of office of the first class of such directors ("Class I") to expire at the first annual meeting of stockholders, the initial term of office of the second class of such directors ("Class II") to expire at the second annual meeting of stockholders and the initial term of office of the third class of such directors ("Class III") to expire at the third annual meeting of stockholders thereafter, with each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nonetheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, retirement, resignation, or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal in number as reasonably possible. No director may be removed except for cause, provided a director who is also an officer of the Corporation shall resign or be removed upon termination of his or her employment as such officer. This Article SIXTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

                                ARTICLE SEVENTH

                               STOCKHOLDER ACTION

   Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Except as otherwise provided for herein or required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Chairman or the board of directors pursuant to a resolution stating the purpose or purposes thereof, and any power of stockholders to call a special meeting is specifically denied.

                                 ARTICLE EIGHTH

                               DIRECTOR LIABILITY

   A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article EIGHTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                                                                       ANNEX III

                                ZIFF-DAVIS INC.

                               INDEX TO ANNEX III

                                                                         Page
                                                                        ------
Ziff-Davis Inc. Selected Historical Consolidated Financial and Other
 Data..................................................................  III-2
Ziff-Davis Inc. Management's Discussion and Analysis of Financial
 Condition and Results of Operations for the three and nine month periods ended September 30, 1998 and 1999.............................  III-3
Ziff-Davis Inc. Management's Discussion and Analysis of Financial
 Condition and Results of Operations for the years ended December 31,
 1996, 1997 and 1998 .................................................. III-13
Ziff-Davis Inc. Description of Business................................ III-25
Ziff-Davis Inc. Unaudited Consolidated Financial Statements for the
 three and nine month periods ended September 30, 1998 and 1999
  Unaudited Consolidated Balance Sheets as of December 31, 1998 and
   September 30, 1999 ................................................. III-26
  Unaudited Consolidated Statements of Operations for the three and nine month periods ended September 30, 1998 and 1999................ III-27
  Unaudited Consolidated Statements of Comprehensive Loss for the three and nine month periods ended September 30, 1998 and 1999............ III-28
  Unaudited Consolidated Statements of Cash Flows for the nine month periods ended September 30, 1998 and 1999........................... III-29
  Unaudited Consolidated Statements of Changes in Stockholders' Equity
   for the nine month period ended September 30, 1999.................. III-30
  Notes to Unaudited Consolidated Financial Statements................. III-31
Ziff-Davis Inc. Consolidated Financial Statements for the years ended
 December 31, 1996, 1997 and 1998
  Report of Independent Accountants.................................... III-39
  Consolidated Balance Sheets as of December 31, 1997 and 1998 ........ III-40
  Consolidated Statements of Operations for the years ended December
   31, 1996, 1997 and 1998 ............................................ III-41
  Consolidated Statements of Cash Flows for the years ended December
   31, 1996, 1997 and 1998............................................. III-42
  Consolidated Statements of Changes in Stockholders' Equity for the
   years ended December 31, 1996, 1997 and 1998........................ III-43
  Notes to Consolidated Financial Statements........................... III-44

                                     III-1

                                ZIFF-DAVIS INC.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

  The following table presents selected historical consolidated data for Ziff-Davis Inc. as of and for the years ended December 31, 1995, 1996, 1997 and 1998 and as of and for the nine months ended September 30, 1998 and 1999. This data was derived from the Consolidated Financial Statements of Ziff-Davis Inc. The data as of and for the nine months ended September 30, 1998 and 1999 are unaudited.

  An affiliate of Ziff-Davis Inc. acquired a print publishing business (ZDI) on February 29, 1996; the data does not include results from the acquired business for the period before the date of acquisition. However, because ZDI represented Ziff-Davis Inc.'s principal operations, the following table also presents selected historical combined data for ZDI as of and for the years ended December 31, 1994 and 1995 and as of and for the two months ended February 28, 1996. The data as of and for the year ended December 31, 1995 and as of and for the two months ended February 28, 1996 was derived from the audited Consolidated Financial Statements of ZDI. The data as of and for the year ended December 31, 1994 was derived from ZDI's unaudited consolidated financial statements.

  On May 4, 1998, Ziff-Davis Inc. completed a reorganization described in Note 2 to the unaudited Consolidated Financial Statements of Ziff-Davis Inc. and on April 6, 1999 Ziff-Davis Inc. completed a public offering of ZDNet stock described in Note 3 to the unaudited Consolidated Financial Statements of Ziff-Davis Inc. Results for periods before the reorganization and public offering are not directly comparable to results for period after those events. No historical earnings per share or share data are presented as Ziff-Davis Inc. does not consider such data meaningful.

  For information concerning the pro forma effect of the reorganization, the public offering of ZDNet stock and the restructuring described in this proxy statement, see "Unaudited Pro Forma Consolidated Financial Statements of Ziff-Davis Inc." included earlier in this proxy statement.

  This table should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements for Ziff-Davis Inc. included later in this Annex.

                                ZDI(1)                                         Ziff-Davis Inc.
                  ----------------------------------- ---------------------------------------------------------------------
                                                                                                          Nine month
                       Year ended         Two-month                                                      period ended
                      December 31,       period ended           Year ended December 31,                  September 30,
                  ---------------------  February 28, ---------------------------------------------  ----------------------
                     1994       1995         1996      1995(2)    1996(2)       1997        1998        1998        1999
                  ---------- ----------  ------------ ---------- ----------  ----------  ----------  ----------  ----------
                                                         (dollars in thousands)
Statement of Op-
 erations Data:
Revenue, net....  $  711,379 $  768,995   $  125,465  $  202,729 $  955,139  $1,153,761  $1,108,892  $  730,547  $  752,910
Depreciation and
 amortization...      34,208     91,546       15,137      24,305    139,736     154,940     152,544     114,594     127,866
Income (loss)
 from
 operations.....      80,723     55,750        7,270      62,675     87,181     109,232      31,080     (17,395)    (40,448)
Interest
 expense, net...      17,887     92,609       14,030      44,005    120,646     190,445     143,547     111,185      89,602
Income (loss)
 before income
 taxes..........      77,650    (40,250)      (6,995)     22,869    (27,124)    (72,491)   (104,236)   (119,768)    (87,602)
Net income
 (loss)(3)(4)...      77,650    (26,002)      (4,547)     10,945    (52,081)    (71,179)    (77,809)    (86,179)    (55,947)
Balance Sheet
 Data (at period
 end):
Cash and cash
 equivalents....  $1,066,606 $   10,083   $   13,669  $   27,908 $   29,915  $   30,301  $   32,566  $   27,153  $   29,791
Total assets....   2,751,525  1,623,906    1,619,905   1,090,981  3,584,173   3,546,646   3,433,803   3,412,701   3,443,936
Total long-term
 debt...........   1,034,000    964,153      964,153     575,450  2,522,252   2,408,240   1,539,322   1,526,047   1,264,984
Stockholders'
 equity ........     391,275    365,150      360,717     397,881    447,756     126,130   1,352,598   1,344,048   1,605,158
Other Data:
Capital
 expenditures...  $   15,119 $   14,163   $      552  $    3,367 $   22,365  $   30,196  $   36,599  $   27,399  $   64,624
Investments and
 acquisitions,
 net of cash
 acquired.......         --         --           --      814,520  2,124,823      14,000      27,772      13,192      65,181

--------
(1) A third party acquired ZDI as of January 1, 1995. An affiliate of Ziff-Davis Inc. acquired ZDI on February 29, 1996. Because ZDI represented Ziff-Davis Inc.'s principal operations, ZDI data has been presented for periods before these dates.
(2) An affiliate of Ziff-Davis Inc. acquired ZDI on February 29, 1996; Ziff-Davis Inc. data does not include results from the acquired business for periods before the date of acquisition.
(3) During 1994, ZDI conducted its operations through various partnerships. Accordingly, there was no income tax provision for 1994.
(4) No historical earnings per share or share data are presented as Ziff-Davis Inc. does not consider such data meaningful.

                                     III-2

                                ZIFF-DAVIS INC.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND
                                      1999

Overview

  Ziff-Davis Inc. was formed through an initial public offering and a reorganization that were completed on May 4, 1998. Prior to that date, the predecessors of Ziff-Davis Inc. were wholly owned indirect subsidiaries of SOFTBANK Corp. (together with its non-Ziff-Davis Inc. affiliates, "Softbank") or assets owned by MAC Inc., an affiliate of SOFTBANK Corp. ("MAC Assets"). As such, financial statements for periods prior to May 4, 1998 have been prepared on a combined basis while the financial statements for the periods after May 4, 1998 have been prepared on a consolidated basis.

  Ziff-Davis Inc.'s revenue and profitability are influenced by a number of external factors, including the volume of new technology product introductions, the amount and allocation of marketing expenditures by clients, the extent to which sellers elect to advertise using print and online media or participate in industry events, and competition among computer technology marketers. Accordingly, Ziff-Davis Inc. may experience fluctuations in revenue from period to period.

  Historically, Ziff-Davis Inc.'s business has been seasonal, earning a significant portion of its revenue in the second and fourth quarters. In addition, the shift in timing of a tradeshow or conference may result in material differences in comparison to prior periods.

  On July 14, 1999, Ziff-Davis Inc. announced that it had retained Morgan Stanley Dean Witter to explore strategic alternatives to maximize stockholder value. That exploration process has resulted in the comprehensive restructuring described in this proxy statement. The impact of the restructuring is addressed elsewhere in this proxy statement and is not otherwise addressed in Management's Discussion and Analysis of Financial Condition and Results of Operations for Ziff-Davis Inc.

ZDNet Stock

  The stockholders of Ziff-Davis Inc. voted, at a Special Meeting held on March 30, 1999, to authorize the issuance of a new series of common stock, designated as Ziff-Davis Inc.--ZDNet Common Stock ("ZDNet Stock"), which is intended to reflect the performance of Ziff-Davis Inc.'s Internet business division, ZDNet. When the ZDNet Stock was issued on April 6, 1999, Ziff-Davis Inc.'s existing common stock was re-classified as Ziff-Davis Inc.--ZD Common Stock ("ZD Stock"), which is intended to reflect the performance of Ziff-Davis Inc.'s other businesses and a retained interest in ZDNet. The businesses represented by ZD Stock are referred to as "ZD".

  The ZDNet Stock offering was completed on April 6, 1999. Ziff-Davis Inc. issued 11.5 million shares of ZDNet Stock, including 1.5 million shares issued in conjunction with the underwriters' exercise of their option to purchase additional shares to cover over-allotments. Net proceeds of approximately $198.6 million were received on April 6, 1999.

Acquisitions and Sale of Common Stock

 ZDTV

  On February 4, 1999, Ziff-Davis Inc. purchased ZDTV, LLC ("ZDTV") from MAC Holdings (America) Inc., a related party, for a purchase price of approximately $81.4 million. Ziff-Davis Inc. paid approximately

                                     III-3

$32.8 million of the purchase price in cash (settled on February 5, 1999) and paid the remainder by applying approximately $48.6 million in advances owed to it by MAC Holdings (America) Inc. Ziff-Davis Inc. also agreed to be responsible for the funding of ZDTV during the period in 1999 prior to the purchase which was accounted for as additional purchase price. Such funding amounted to approximately $4.2 million.

  On February 5, 1999, Vulcan Programming Inc., an entity owned by Paul G. Allen, acquired a one-third equity interest in ZDTV for $54.0 million in cash. In March 1999, an additional 4.0% equity interest was acquired by ZDTV's president. In both cases, the acquisitions were effected by issuing additional equity.

  As a result of the acquisition, Ziff-Davis Inc. recorded an increase in intangible assets of $76.1 million which will be amortized over 10 years. ZDTV's cash requirements are currently expected to be approximately $50 million for 1999. The $54.0 million invested in ZDTV by Vulcan Programming Inc. will be used to fund ZDTV and thereafter cash requirements will be funded by the members or by third parties.

 Sale of Common Stock

  On March 4, 1999, Vulcan Ventures Inc., the investment vehicle of Paul G. Allen, purchased 3,030,303 shares of Ziff-Davis Inc. common stock for $50.0 million in cash.

 GameSpot Inc.

  On April 7, 1999, Ziff-Davis Inc. closed on the acquisition of the remaining 30% interest in GameSpot Inc. in exchange for 600,000 newly issued shares of ZDNet Stock valued at approximately $11.4 million. This acquisition was accounted for under the purchase method of accounting.

 Updates.com Inc.

  On July 2, 1999, Ziff-Davis Inc. acquired Updates.com, Inc. for $5.0 million in cash and 582,526 shares of ZDNet Stock valued at $13.5 million. This acquisition was accounted for under the purchase method of accounting.

 SoftSeek Inc.

  On July 30, 1999, Ziff-Davis Inc. acquired SoftSeek Inc. for $7.0 million in cash and 991,038 shares of ZDNet Stock valued at $19 million. This acquisition was accounted for under the purchase method of accounting.

  In connection with the acquisitions described in the preceding three paragraphs, Ziff-Davis Inc. will record additional amortization expense in 1999 of approximately $5.5 million.

Presentation of Financial Information

  Ziff-Davis Inc. is comprised of certain operations which were acquired at various times and completed a reorganization in May 1998. See Notes 1 and 2 to Ziff-Davis Inc.'s Consolidated Financial Statements included in this Annex.

                                     III-4

Results of Operations

Comparison of the three months ended September 30, 1999 and 1998

 Revenue

  Revenue for the third quarter of 1999 was $258.3 million compared to $226.0 million for the third quarter of 1998, an increase of $32.3 million or 14.3%. Revenue by segment is summarized in the following table:

                                                                 Three months
                                                                     ended
                                                                 September 30,
                                                               -----------------
                                                                 1999     1998
                                                               -------- --------
                                                                  (dollars in
                                                                  thousands)
      Revenue:
      Publishing.............................................  $165,268 $181,727
      Events.................................................    63,085   29,787
      Internet...............................................    26,291   14,504
      Television.............................................     3,642       --
                                                               -------- --------
        Total................................................  $258,286 $226,018
                                                               ======== ========

  Revenue from the publishing segment decreased by $16.5 million or 9.1% from $181.7 million in the third quarter of 1998 to $165.3 million in the third quarter of 1999. Excluding the effect of the three magazines that were closed in October 1998 as part of a restructuring, publishing segment revenue decreased by $10.4 million or 5.9%. Revenue from newer business publications and consumer publications increased by 80.8% and 28.1%, respectively, but were more than offset by a revenue decline from the major business publications, most significantly at Computer Shopper. Margin pressure on computer equipment manufacturers, industry consolidation product delays, and a focus on Year 2000 transition contributed to reduced demand for advertising in these publications.

  Revenue from the events segment increased by $33.3 million or 111.8% from $29.8 million in the third quarter of 1998 to $63.1 million in the third quarter of 1999. The primary reason for the increase was the shift of two events from the fourth quarter of 1998 to the third quarter of 1999. Excluding the shifting of events, revenue decreased by $5.7 million or 8.3%, primarily due to the discontinuation of certain smaller events.

  Revenue from the Internet segment increased by $11.8 million or 81.3% from $14.5 million in the third quarter of 1998 to $26.3 million in the third quarter of 1999. Revenue from advertising accounted for 92.7% of total revenue for 1999 compared to 86.4% for the same period in 1998. During the period both the number of advertisers and the average monthly revenue per advertiser increased as did the average sale price per page. Subscription-based fees and services declined as expected and were $1.9 million of the three months ended September 30, 1999 compared to $2.0 million for the same period in 1998.

  Revenue from the television segment was $3.6 million for 1999. The television segment was acquired on February 4, 1999 when Ziff-Davis Inc. purchased ZDTV from MAC Holdings (America) Inc. for an aggregate purchase price of $81.4 million. (See Note 4 in the Ziff-Davis Inc. Unaudited Consolidated Financial Statements).

 Cost of production

  The cost of production increased by $6.4 million or 10.3% from $62.5 million in the third quarter of 1998 to $69.0 million in the third quarter of 1999. The increase was driven by the acquisition of ZDTV and the shift in timing of certain events. The increase was mostly offset by the decline in publishing production costs related to a decline in advertising pages and the absence of costs related to the closure of certain publications. Cost of production was 26.7% and 27.7% of revenue for the three months ended September 30, 1999 and 1998, respectively. The decrease as a percentage of revenue primarily reflects the increased profitability of ZDNet.

                                     III-5

 Selling, general and administrative expenses

  Selling, general and administrative expenses were $157.5 million for the third quarter of 1999 compared to $140.4 million in the third quarter of 1998, an increase of $17.1 million or 12.2%. The increase was primarily related to the acquisition of ZDTV and the increase in personnel and advertising costs required to support the growth of ZDNet, partially offset by the reduced costs as a result of the fourth quarter 1998 restructuring. Selling, general and administrative expenses were 61.0% and 62.1% of revenue for the three months ended September 30, 1999 and 1998, respectively.

 Stock-based compensation

  Stock-based compensation is a non-cash charge which is recorded over the vesting period of certain stock option and restricted stock grants. Stock-based compensation increased by $1.4 million from $0.1 million in the third quarter of 1998 to $1.5 million for the third quarter of 1999. The increase was a result of the issuance of certain options of ZDNet Stock and the conversion of certain SOFTBANK Corp. stock options to Ziff-Davis Inc. stock options in December 1998, both of which resulted in compensation.

 Depreciation and amortization

  Total depreciation and amortization expense was $44.7 million for the third quarter of 1999 compared to $37.8 for the third quarter of 1998, an increase of $6.9 million or 18.2%. The primary reason for the increase was depreciation and amortization of assets associated with the acquisitions of ZDTV, Updates.com and SoftSeek along with depreciation at Ziff-Davis Inc.'s new offices. These increases were partially offset by the absence of amortization related to intangible assets written off as part of the October 1998 restructuring.

 Interest expense, net

  Net interest expense declined by $0.5 million or 1.6% to $28.6 million for the third quarter of 1999 from $29.1 million for the third quarter of 1998. This was primarily due to a significant reduction in Ziff-Davis Inc.'s outstanding debt through the reorganization and initial public offering completed in May 1998 and the ZDNet Stock offering completed in April 1999, partially offset by higher average interest rates in the 1999 period and non-cash interest charges related to the amortization of fees paid in connection with the December 1998 amendment to the credit facility.

 Other non-operating income, net

  Other non-operating income primarily reflects Ziff-Davis Inc.'s equity share of earnings and losses from joint ventures, fees earned from management of events not produced by Ziff-Davis and gains or losses realized on the disposition of business units. Income of $15.3 million for the quarter ended September 30, 1999 was $10.9 million higher than the income for the same period in 1998 of $4.4 million. This difference was primarily due to one-time gains of $13.3 million from the sale of several business units, principally the sale of Ziff-Davis Inc.'s 50.0% interest in the ExpoComm joint venture, partially offset by lower joint venture and management fee income. The sale of these business units is not expected to have a material impact on Ziff-Davis Inc.'s future results from operations or cash flows.

 Minority interest in losses of subsidiaries

  Losses attributable to minority stockholders of Ziff-Davis Inc.'s subsidiaries increased $5.4 million from $0.1 million for the third quarter of 1998 to $5.5 million for the third quarter of 1999. This increase is primarily due to the sale of a one-third interest in ZDTV in February 1999, creating a minority interest in the losses of ZDTV.

                                     III-6

 Income taxes

  The consolidated tax benefit for the third quarter of 1999 was $7.3 million compared to $35.0 million in the third quarter of 1998. The effective tax rate for the three months ended September 30, 1999 was 32.6% compared to 88.6% for the 1998 quarter. The difference is due to variances in the projected annual effective tax rate for the respective years. These rates are based on estimates for annual earnings and taxes available at the time and reflect adjustments to record year-to-date income tax benefits or expense at revised rates of 36.1% and 28.0% for the 1999 and 1998 periods, respectively. The actual annual effective tax rate for 1988 was 25.4%.

  Income taxes are provided based on Ziff-Davis Inc.'s projected annual effective tax rate which differs from the U.S. federal statutory rate of 35.0% due to certain items which are not deductible for income tax purposes, primarily (i) losses of the MAC Assets prior to their purchase by Ziff-Davis Inc., (ii) non-deductible goodwill amortization, and (iii) the effect of state and local taxes. The deferred tax benefit for the three months ended September 30, 1999 has been reflected as a reduction of the long-term deferred tax liability.

 Net loss

  As a result of the factors discussed above, the net loss increased from $4.5 million for the three months ended September 30, 1998 to $15.0 million for the three months ended September 30, 1999.

 EBITDA

  EBITDA is defined as income before provision for income taxes, interest expense, depreciation and other non-cash charges. These non-cash charges include amortization of intangible assets and stock-based compensation expense. EBITDA as reported for Ziff-Davis Inc. includes its interest in the EBITDA of ZDTV, currently 64.0%.

  EBITDA for the third quarter of 1999 was $51.0 million compared to $27.6 million for the third quarter of 1998, an increase of $23.4 million or 84.8%. This change in EBITDA reflects the shift in timing of two events, one-time gains from the sale of business units, and the significant improvement at ZDNet, partly offset by the inclusion of ZDTV losses and declines in the publishing segment.

Comparison of the nine months ended September 30, 1999 and 1998

 Revenue

  Revenue for the nine months ended September 30, 1999 was $752.9 million compared to $730.5 million for the nine months ended September 30, 1998, an increase of $22.3 million or 3.1%. Revenue by segment is summarized in the following table:

                                                               Nine months ended
                                                                 September 30,
                                                               -----------------
                                                                 1999     1998
                                                               -------- --------
                                                                  (dollars in
                                                                  thousands)
      Revenue:
      Publishing.............................................  $518,626 $571,391
      Events.................................................   157,150  122,690
      Internet...............................................    67,791   36,466
      Television.............................................     9,343      --
                                                               -------- --------
        Total................................................  $752,910 $730,547
                                                               ======== ========

  Revenue from the publishing segment decreased by $52.8 million or 9.2% from $571.4 million for the nine months ended September 30, 1998 to $518.6 million for the nine months ended September 30, 1999. Excluding the effect of the three magazines that were closed in October 1998 as part of a restructuring,

                                     III-7
publishing segment revenue decreased by $28.7 million or 5.2%. Revenue from newer business publications and consumer publications increased by 53.8% and 43.8%, respectively, but were more than offset by a decline from the major business publications, most significantly at Computer Shopper. Margin pressure on computer equipment manufacturers, industry consolidation, product delays, and a focus on Year 2000 transition contributed to reduced demand for advertising in these publications.

  Revenue from the events segment increased by $34.5 million or 28.1% from $122.7 million in the nine months ended September 30, 1998 to $157.2 million in the nine months ended September 30, 1999. This increase is primarily due to the shift in timing of two events from the fourth quarter of 1998 to the third quarter of 1999. This increase was partly offset by declines related to discontinuation of certain smaller shows.

  Revenue from the Internet segment increased by $31.3 million or 85.9% from $36.5 million in the first nine months of 1998 to $67.8 million for the first nine months of 1999. Revenue from advertising accounted for 92.4% of total revenue for 1999 compared to 83.1% for the same period in 1998. During the period both the number of advertisers and the average monthly revenue per advertiser increased as did the average sale price per page. Subscription-based fees and services declined as expected and were $5.1 million for the nine months ended September 30, 1999 compared to $6.2 million for the same period in 1998.

  Revenue from the television segment was $9.3 million for 1999. The television segment was acquired on February 4, 1999 when Ziff-Davis Inc. purchased ZDTV from MAC Holdings (America) Inc. for an aggregate purchase price of $81.4 million. (See Note 4 in the Ziff-Davis Inc. Unaudited Consolidated Financial Statements.)

 Cost of production

  The cost of production decreased by $5.4 million or 2.6% from $207.4 million for the nine months ended September 30, 1998 to $202.0 million for the nine months ended September 30, 1999. The decline was consistent with the decrease in revenue attributed to the discontinuation of three magazines in October 1998 as well as the decline in advertising pages in the business magazines. These cost reductions were partially offset by production costs incurred from the acquisitions of ZDTV and the shift in timing of certain events. Cost of production was 26.8% and 28.4% of revenue for the three months ended September 30, 1999 and 1998, respectively. The decrease as a percentage of revenue primarily reflects the increased profitability of ZDNet.

 Selling, general and administrative expenses

  Selling, general and administrative expenses were $458.6 million for the nine months ended September 30, 1999 compared to $425.8 million for the nine months ended September 30, 1998, an increase of $32.8 million or 7.7%. The increase was primarily related to the acquisition of ZDTV and increased cost to support ZDNet's growth, offset by cost savings realized from the October 1998 restructuring. Selling, general and administrative expenses were 60.9% and 58.3% of revenue for the nine months ended September 30, 1999 and 1998, respectively. The percentage increase primarily represents increased personnel costs related to the growth of ZDNet.

 Stock-based compensation

  Stock-based compensation increased by $4.7 million from $0.2 million for the first nine months of 1998 to $4.9 million for the same period of 1999. The increase was a result of the issuance of certain options of ZDNet Stock and the conversion of certain SOFTBANK Corp. stock options to Ziff-Davis Inc. stock options in December 1998, both of which resulted in compensation. In addition, $0.4 million of stock compensation was incurred in 1999 relating to the issuance of ZDNet stock options as part of completing the GameSpot minority interest acquisition.

 Depreciation and amortization

  Total depreciation and amortization expense was $127.9 million for the nine months ended September 30, 1999 compared to $114.6 million for the nine months ended September 30, 1998, an increase of $13.3 million

                                     III-8
or 11.6%. The primary reason for the increase was depreciation and amortization of assets acquired through acquisitions of ZDTV, Sky TV, Updates.com and SoftSeek, as well as assets associated with Ziff-Davis Inc.'s new headquarters. These increases were partially offset by the absence of amortization related to intangible assets written off as part of the October 1998 restructuring.

 Interest expense, net

  Net interest expense declined by $21.6 million or 19.4% from $111.2 million for the nine months ended September 30, 1998 to $89.6 million for the nine months ended September 30, 1999. This was primarily due to a significant reduction in Ziff-Davis Inc.'s outstanding debt through the reorganization and initial public offering completed in May 1998 and the ZDNet Stock offering completed in April 1999, partially offset by higher average interest rates in the 1999 period and non cash interest charges related to the amortization of fees paid in connection with the December 1998 amendment to the credit facility.

 Other non-operating income, net

  Income of $26.8 million for the nine months ended September 30, 1999 was $18.3 million higher than the income for the same period in 1998 of $8.5 million, primarily due to $20.4 million of one-time gains from the sale of several business units, partially offset by lower joint venture and management fee income. The sale of these business units is not expected to have a material impact on Ziff-Davis Inc.'s future results of operations or cash flows.

 Minority interest in losses of subsidiaries

  Losses attributable to minority stockholders of Ziff-Davis Inc.'s subsidiaries increased $15.4 million from $0.3 million to $15.7 million. This increase is primarily due to the sale of a one-third interest in ZDTV in February 1999, creating a minority interest in the losses of ZDTV.

 Income taxes

  The consolidated tax benefit for the nine months ended September 30, 1999 was $31.7 million compared to $33.6 million in the nine months ended September 30, 1998. The effective tax rate for the nine months ended September 30, 1999 was 36.1% compared to 28.0% for the 1998 period. These rates are based on estimates for annual earnings and taxes available at the time. The actual annual effective tax rate for 1998 was 25.4%.

 Net loss

  As a result of the factors discussed above, the net loss decreased from $86.2 million for the nine months ended September 30, 1998 to $55.9 million for the nine months ended September 30, 1999.

 EBITDA

  EBITDA for the nine months ended September 30, 1999 was $130.6 million compared to $106.2 million for the nine months ended September 30, 1998, an increase of $24.4 million or 23.0%. This increase is primarily due to the shift in timing of events, one-time gains from the sale of businesses and improvements at ZDNet, partly offset by the inclusion of ZDTV losses and a decline in the publishing segment.

Liquidity and Capital Resources

  At September 30, 1999, Ziff-Davis Inc.'s total outstanding debt was $1,272.7 million, excluding unamortized discount, and consisted of $72.7 million due to Softbank and $1,200.0 million in notes.

  Cash and cash equivalents were $29.8 million at September 30, 1999 compared to $32.6 million at December 31, 1998. The change during the nine months ended September 30, 1999 was due to the factors discussed below.

                                     III-9

  Cash provided by operations was $63.9 million for the nine months ended September 30, 1999 compared to $82.8 million for the nine months of 1998 primarily due to changes in working capital.

  Cash used by investing activities was $96.7 million for the nine months ended September 30, 1999 compared to $40.6 million for the nine months ended September 30, 1998. The increase reflects higher capital spending of $37.2 million primarily due to one-time spending on relocation of the New York operations. In addition, Ziff-Davis Inc. paid $9.4 million to the previous owners of Inter@ctive Enterprises in connection with the contingent purchase price adjustment. The remainder of the increase relates to an increase in the cash paid for acquisitions of $39.0 million, primarily of ZDTV ($32.8 million), partly offset by $29.1 million of proceeds from the sale of several business units, principally the sale of Ziff-Davis Inc.'s 50.0% interest in the ExpoComm joint venture.

  Cash provided by financing activities was $30.0 million for the nine months ended September 30, 1999 compared to a use of $45.3 million for the nine months ended September 30, 1998. Financing activities in 1998 primarily represent remittance of excess cash to Softbank to repay intercompany obligations prior to ZD's initial public offering. Financing activities in 1999 include the ZDNet Stock offering, proceeds of $54.0 million from Vulcan Programming Inc. for the issuance of a one-third equity interest in ZDTV and $50.0 million for issuing approximately 3 million shares of ZD Common Stock to Vulcan Ventures Inc., as well as the partial use of these proceeds to repay indebtedness.

  In connection with Ziff-Davis Inc.'s intention to pursue strategic alternatives, programs have been put in place in order to retain employees. The cost of such programs, which include enhanced severance packages, accelerated vesting of stock options and employer contributions to the 401(k) plan, cannot yet be estimated.

  Ziff-Davis Inc. believes, based on it current level of operations and anticipated growth, that its ability to generate cash, together with cash on hand and available lines of credit, will be sufficient to make required payments of principal and interest on its indebtedness and to fund anticipated capital expenditures and working capital requirements. However, actual capital expenditures may change, particularly as a result of any acquisitions Ziff-Davis Inc. may pursue. The ability of Ziff-Davis Inc. to meet its debt service obligations and reduce its total debt will depend on its future performance.

 Swap Agreements

  Ziff-Davis Inc.'s credit facility exposes it to market risk with respect to changes in interest rates. Ziff-Davis Inc. manages this risk through the use of interest rate swap agreements.

  On June 15, 1999, Ziff-Davis Inc. amended a swap agreement (with a notional amount of $100 million) by reducing the fixed rate paid to the counterparty and providing the counterparty with a one-time option to cancel the swap agreement on February 5, 2000 (or reduce the term of the agreement by 3 1/2 years). Ziff-Davis Inc. entered into another swap agreement (with a notional amount of $50 million) on June 15, 1999. Under this swap agreement, Ziff-Davis Inc. will receive a fixed rate of interest and pay a floating rate of interest based on 3 month LIBOR, which resets quarterly, for the term of the agreement.

  Through the use of swap agreements, Ziff-Davis Inc. has effectively established a fixed interest rate for $500 million of the outstanding credit facility. Based on the $950 million outstanding under the credit facility as of September 30, 1999, if the LIBOR rate were to increase by 1%, Ziff-Davis Inc. would incur, after giving effect to the swap agreements, an additional $4.5 million of annual interest expense. The weighted average fixed rate Ziff-Davis Inc. pays under these agreements is approximately 5.1%.

  These swap agreements are viewed by Ziff-Davis Inc. as risk management tools and are not used for trading or speculative purposes. The notional amount of $500 million does not represent a real amount

                                     III-10
exchanged by the parties and therefore, is not a measure of Ziff-Davis Inc.'s exposure through its use of swap agreements. The fair values of these swap agreements were estimated by obtaining quotes from brokers. These quotes represented the amounts that Ziff-Davis Inc. would pay if the agreements were terminated at the balance sheet date. Although it is not Ziff-Davis Inc.'s intention to terminate these swap agreements, these fair values indicated that the termination of the swap agreements would have resulted in a gain of approximately $8.1 million. By their nature, swap agreements involve credit risk, due to the possible nonperformance by counterparties. To mitigate this risk, Ziff-Davis Inc. enters into swap agreements with major financial institutions and diversifies the counterparties used as a means to limit counterparty exposure and concentration of risk.

 Hedge transaction

  In June 1999, Ziff-Davis Inc. entered into a short-sale to effect a hedge on 300,000 of its 438,057 shares of Beyond.com Corporation. These shares were sold on behalf of Ziff-Davis Inc. by a third party, at a weighted average price of $22.50 per share. In September 1999, Ziff-Davis Inc. delivered the shares required to close the short position and repurchased the shares at a market price of $14.00 per share. An unrealized gain of approximately $2,600,000 was deferred in the period related to this hedge transaction.

 Restructuring

  In October 1998, Ziff-Davis Inc. announced a restructuring program with the intent of significantly reducing its cost base. As a result, a charge of $52.2 million was recorded in the fourth quarter of 1998. The charge included asset impairment costs ($37.9 million), employee termination costs ($8.6 million) and costs to exit activities ($5.7 million). Approximately $3.7 million remains accrued on the balance sheet related to the restructuring, primarily related to the future costs of vacant lease space.

Year 2000 Readiness Disclosure

  During 1997, Ziff-Davis Inc. began a review of its computer systems and software to identify systems and software which might malfunction due to misidentification of the Year 2000. Ziff-Davis Inc. is using both internal and external resources to identify, test, correct and reprogram systems and software for Year 2000 readiness.

  At December 31, 1998, Ziff-Davis Inc. was in the research and validation phase of its Year 2000 project for information technology, or IT systems and non-IT systems. This phase consisted of research and validation of all infrastructure, hardware and software, including platform, wide-area network and local-area network components. Research for non-IT systems included identifying systems that contained embedded technology, such as micro-controllers, which were not Year 2000 compliant.

  Ziff-Davis Inc. has identified critical systems and applications that have been or are being validated for compliance through formal documentation, vendors or testing. During the second quarter of 1999, Ziff-Davis Inc. entered the testing phase of its infrastructure, hardware, software and databases and plans to complete such phase by the fourth quarter of 1999. Contingency plans are being finalized for any systems or platforms that remain in the testing phase during the fourth quarter of 1999.

  Some of Ziff-Davis Inc. computer systems and databases, including its subscription fulfillment and payroll systems, are managed by third parties under contractual arrangements. Ziff-Davis Inc. is not currently aware of any Year 2000 compliance problems related to those third parties. In the second quarter of 1999 Ziff-Davis Inc. had requested those third parties with which Ziff-Davis Inc. has material relationships to advise it as to whether such third parties anticipate difficulties in addressing Year 2000 compliance problems, and if so, the nature of such difficulties. Such inquiries are substantially completed and no material matters have been identified.

                                     III-11

  In addition, Ziff-Davis Inc. is developing contingency plans in order to compensate for any disruption or downtime that could result from a Year 2000 compliance problem. Ziff-Davis Inc. has replaced or is remediating IT and non-IT systems that it determined were not Year 2000 compliant.

  Ziff-Davis Inc. has incurred remediation costs associated with its Year 2000 readiness efforts. These remediation costs have been incurred in connection with replacement of systems and hardware, modification of software and consulting costs related to Year 2000 solution providers. The internal costs to address Year 2000 issues, which have been included in the general and administrative expenses of Ziff-Davis Inc., have not been tracked separately and are therefore not determinable. However, management believes these expenses have been substitutive rather than incremental to the recurring level of general and administrative expenses. Total capitalized costs incurred in the replacement of systems in connection with Ziff-Davis Inc.'s Year 2000 readiness efforts as of December 31, 1997 and 1998 were $1.7 million and $3.8 million, respectively. Ziff-Davis Inc. estimates that it will incur external selling, general and administrative expenses of approximately $7.0 to $9.0 million and capital costs of $5.0 to $6.0 million during 1999 related to its Year 2000 readiness efforts.

  Ziff-Davis Inc. expects to complete testing and replacement of critical systems in the fourth quarter of 1999. Ziff-Davis Inc.'s estimate of its most reasonably likely "worst case scenario" would be the failure of its internal applications and systems that process and store certain information and data. Ziff-Davis Inc. would resolve the failure of such applications and systems one by one, and management of Ziff-Davis Inc. does not believe that the impact on its critical systems would be material. However, if Ziff-Davis Inc. or any of its subscribers, advertisers, licensors, vendors or other third parties on whom it relies experiences a Year 2000 compliance problem, this could have a material adverse effect on Ziff-Davis Inc.'s profit and liquidity.


                                     III-12

                                ZIFF-DAVIS INC.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
            CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED
                        DECEMBER 31, 1996, 1997 AND 1998

 Revenue

  Ziff-Davis Inc. had net revenue of $1.109 billion for 1998. A substantial portion of Ziff-Davis Inc.'s revenue is derived from the sale of advertising, which in 1998 accounted for 51.6% of total revenue. No single advertiser has comprised more than 3.0% of Ziff-Davis Inc.'s advertising revenue during any of the last three years. However, Ziff-Davis Inc.'s top 20 advertisers accounted for 37.1% of total advertising revenue for 1998.

  In the publishing segment, Ziff-Davis Inc.'s principal sources of revenue are advertising (64.4% of 1998 total publishing revenue), circulation (18.7%) and other (16.9%) for the year ended December 31, 1998. Circulation comprises both paid subscriptions (10.9%) and newsstand sales (7.8%) while other includes educational and training materials (7.4%) and market research studies (7.1%) with the balance primarily consisting of royalties, reprints and other miscellaneous sales. In the events segment, revenue is derived from two principal sources: sale of exhibit space (66.8% of 1998 total segment revenue) and attendee conference and seminar fees (14.1%). Unlike many trade show producers, Ziff-Davis Inc. derives a significant portion of its trade show revenue from other sources (19.1%), including advertising in show-related publications, billboards, banners, fees from managing customer-sponsored events and other show-related activities. Ziff-Davis Inc. believes these other sources will continue to be an important growth area, particularly for its content-focused events. In the Internet segment, Ziff-Davis Inc.'s principal source of revenue is from advertising (86.0% of total Internet revenue for 1998). The Internet segment also derives revenue from subscription-based fees and services (14.0% of total Internet revenue in 1998).

 Cost of operations

  In the publishing business, the principal components of Ziff-Davis Inc.'s production costs are raw materials, printing and distribution, which represented 34.5%, 38.0% and 27.2%, respectively, of total 1998 publishing production expenses. Ziff-Davis Inc.'s principal raw material is paper. Paper supply and prices are subject to volatility and may be significantly affected by many factors, including market and economic conditions. The principal components of production costs within the events business are the costs of renting and preparing the facilities to hold the events (46.8% in 1998), direct mail and the related costs for promotion of the events (37.0% in 1998) and program development and presentation costs (13.4% in 1998). Production costs in the Internet segment consist primarily of third party web hosting costs.

  The other principal operating costs for Ziff-Davis Inc. are selling, general and administrative expenses, including editorial costs. Included in these costs are salaries, sales commissions and benefits (55.4% in 1998) along with marketing and promotion expenses related to advertising and circulation (19.7% in 1998).

 Factors affecting future periods

  Ziff-Davis Inc.'s revenue and profitability are influenced by a number of external factors, including the volume of new technology product introductions, the amount and allocation of marketing expenditures by Ziff-Davis Inc.'s clients, the extent to which sellers elect to advertise using print and online media or participate in trade shows and conferences, changes in paper prices, availability of appropriate venues for its largest trade shows and conferences and competition among computer technology marketers (including print publishers, producers of trade shows and conferences and providers of other technology information services). Accordingly, Ziff-Davis Inc. may experience fluctuations in revenue from period to period. Many of Ziff-Davis Inc.'s large customers concentrate their advertising expenditures around major new product launches. Marketing expenditures by technology companies can also be affected by factors affecting the computer industry generally, including pricing pressures and temporary surpluses of inventory. Revenue and profitability

                                     III-13
are also influenced by product mix and the timing and frequency of Ziff-Davis Inc.'s new product launches and launches in new markets, as well as by acquisitions. New publications generally require several years to achieve profitability and upon achieving initial profitability, often have lower margins than more established publications. The launch of new publications, trade shows and services are funded with cash flow from operations and are expensed as incurred. Accordingly, Ziff-Davis Inc.'s revenue from year to year may be affected by the number and timing of new product launches. If Ziff-Davis Inc. concludes that a new publication, trade show or service will not achieve certain milestones with regard to revenue, profitability and cash flow within a reasonable period of time, management may discontinue such publication, trade show or service or merge it into another existing publication, trade show or service.

  On February 4, 1999, Ziff-Davis Inc. purchased ZDTV. This purchase will affect Ziff-Davis Inc.'s results in future periods. See "--ZDTV" below for certain summary pro forma and other information about this purchase.

  Ziff-Davis Inc. expects to recognize compensation expense of approximately $21.3 million as a result of certain options granted on December 21, 1998 and January 29, 1999. Such compensation expense will be recognized over the vesting period of the options. The 1999 compensation expense related to these options is expected to be approximately $5.5 million. See Note 13 to Ziff-Davis Inc.'s Consolidated Financial Statements in this Annex.

Presentation of Financial Information

  Ziff-Davis Inc. is comprised of certain operations which were acquired at various times and completed a reorganization in May 1998. See Notes 1 and 2 to the Consolidated Financial Statements in this Annex.

                                     III-14

Results of Operations

  The table below presents the results of Ziff-Davis Inc. as if the assets and operations acquired by affiliates of Ziff-Davis Inc. on February 29, 1996 (as described in Note 1 to the Consolidated Financial Statements in this Annex) had been acquired on January 1, 1995. Purchase accounting adjustments relating to that acquisition have been reflected through pro forma amortization, interest and income tax adjustments, as described in note (1) to the table. Although the 1996 presentation is not in accordance with generally accepted accounting principles, management believes it presents the most meaningful basis of comparison. The financial information presented below may not necessarily reflect the results of operations which would have occurred had the February 29, 1996 acquisition been completed on January 1, 1995.

                                       Year ended December 31,
                                   ----------------------------------
                                      Pro
                                    Forma(1)          Actual
                                   ----------  ----------------------
                                      1996        1997        1998
                                   ----------  ----------  ----------
                                            (dollars in thousands)
Revenue, net:
  Publishing...................... $  796,602  $  834,015  $  782,882
  Events..........................    264,884     287,528     269,867
  Internet........................     19,118      32,218      56,143
                                   ----------  ----------  ----------
                                    1,080,604   1,153,761   1,108,892
                                   ----------  ----------  ----------
Cost of production................    302,644     325,245     305,346
Selling, general and
 administrative expenses..........    528,636     564,344     567,683
Depreciation and amortization.....    161,259     154,940     152,544
Restructuring charge .............        --          --       52,239
                                   ----------  ----------  ----------
Income from operations............     88,065     109,232      31,080
Interest expense, net.............   (135,500)   (190,445)   (143,547)
Other non-operating income, net...      6,106       8,722       8,231
                                   ----------  ----------  ----------
Loss before income taxes..........    (41,329)    (72,491)   (104,236)
Provision (benefit) for income
 taxes............................     25,682      (1,312)    (26,427)
                                   ----------  ----------  ----------
Net loss.......................... $  (67,011) $  (71,179) $  (77,809)
                                   ==========  ==========  ==========
Other Data:
Cash and cash equivalents, end of
 period........................... $   29,915  $   30,301  $   32,566
Net cash provided (used) by
 operating activities.............     65,681      (3,364)     95,776
Net cash used by investing
 activities.......................    (66,856)    (44,196)    (64,371)
Net cash provided (used) by
 financing activities.............      6,768      47,946     (29,140)
EBITDA(2).........................    255,430     272,894     244,094

--------
(1) The February 29, 1996 acquisition gave rise to different bases of accounting for the period after the acquisition as compared to the period prior to the acquisition. This is primarily due to a purchase price which exceeded the book value of the assets acquired, financed by a higher level of both debt and equity as compared to the pre-acquisition capital structure. The above numbers assume that the acquisition took place on January 1, 1995; therefore, depreciation and amortization, interest expense and net loss have been increased by approximately $6,386,000, $824,000 and $10,383,000, respectively for 1996.
(2) "EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and amortization. EBITDA for the year ended December 31, 1998 does not include a one-time restructuring charge of $52,239,000. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of Ziff-Davis Inc.'s operating performance or to cash flows as a measure of liquidity. Although Ziff-Davis Inc. believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the publishing and media industries, the EBITDA presented for Ziff-Davis Inc. may not be comparable to similarly titled measures reported by other companies.

                                     III-15

Year ended December 31, 1998 compared with Year ended December 31, 1997

 Revenue, net

  Revenue decreased by $44.9 million or 3.9% from $1,153.8 million in 1997 to $1,108.9 million in 1998.

  Publishing--Revenue from publishing decreased by $51.1 million or 6.1% from $834.0 million in 1997 to $782.9 million in 1998. This decline was primarily due to the transfer of certain publications to a joint venture and the closure of three publications due to the restructuring (as discussed below). The remainder of the decrease was primarily due to lower advertising in business publications partly offset by growth in advertising in consumer publications. Advertising revenue was lower in business publications principally due to factors affecting the computer technology industry during the year. Margin pressure on computer equipment manufacturers, industry and product delays, lower demand in Asia and a focus on the Year 2000 transition are contributing to a reduced demand for advertising in Ziff-Davis Inc.'s magazines. Revenue from international operations, which generated 10.2% of the segment's revenue, increased by $2.1 million primarily due to the launch of IT Week in the UK, partially offset by lower advertising in business publications.

  Net revenue from MacUser and MacWeek magazines contributed to Mac Publishing LLC were $32.5 million for 1997 but are no longer consolidated into Ziff-Davis Inc.'s results for 1998. On May 1, 1998, Ziff-Davis Inc. acquired its joint venture partner's 50% interest in FamilyPC magazine. Ziff-Davis Inc. now owns 100% of the magazine and its results are included in the consolidated results from the acquisition date. Revenue from FamilyPC included in the 1998 results was $11.1 million. Revenue related to the three publications closed as part of the restructuring was $12.5 million lower in the fourth quarter of 1998 as compared to the fourth quarter of 1997.

  Events--Revenue from events decreased by $17.6 million or 6.1% from $287.5 million in 1997 to $269.9 million in 1998. The decrease was primarily due to a decline in revenue due to the discontinuation of certain "one-time" shows that were held in 1997, lower ancillary revenue at COMDEX/Fall and lower square footage sold at COMDEX/Spring. This decrease was partially offset by increased revenue from increased square footage sold at Networld+Interop Las Vegas and Java One due to an increased number of attendees.

  Internet-- Net revenue increased by $23.9 million or 74.2% from $32.2 million for the year ended December 31, 1997 to $56.1 million for the year ended December 31, 1998. Revenue from advertising was 86% of net revenue for the year ended December 31, 1998 compared to 73% for the year ended December 31, 1997. Revenue from advertising increased 104.2% to $48.2 million for the year ended December 31, 1998 from $23.6 million for the prior year. The increase in advertising revenue was attributed to an increase in volume as both the number of advertisers and the average monthly revenue per advertiser increased. Subscription-based fees and services decreased by 6.9% to $8.0 million for the year ended December 31, 1998 from $8.6 million for the year ended December 31, 1997.

 Cost of Production

  Production costs decreased by 6.1% or $19.9 million from $325.2 million in 1997 to $305.3 million in 1998.

  Publishing production costs decreased by $6.0 million or 2.7% from $221.4 million in 1997 to $215.3 million in 1998. The decrease was related to a decline in the number of advertising pages produced.

  The cost of producing events decreased by $17.4 million or 17.4% from $99.5 million in 1997 to $82.1 million in 1998. The decrease is a result of lower operational costs and re-negotiated contracts as well as the discontinuation of certain "one-time" shows that were held in 1997.

  Internet production costs increased by $3.6 million or 83.7% from $4.3 million in 1997 to $7.9 million in 1998. The increase in production costs was due to higher user traffic levels and increased editorial costs associated with the launch of new content areas.

                                     III-16

 Selling, general and administrative expenses

  Selling, general and administrative expenses increased by $3.3 million or 0.6% from $564.3 million in 1997 to $567.7 million in 1998. The increase was due to expenditures to launch new products and increased advertising expenses. The increase was partially offset by headcount reductions and efficiencies attained through the integration of operations resulting from the reorganization completed in May 1998, as well as costs eliminated by the closure of three magazines in the fourth quarter of 1998.

 Depreciation and amortization

  Total depreciation and amortization decreased $2.4 million from $154.9 million in 1997 to $152.5 million in 1998. The decrease was a result of certain assets being fully depreciated in 1997 and early 1998.

 Restructuring

  Margin pressure on computer equipment manufacturers, industry and product delays, lower demand in Asia and a focus on the Year 2000 transition are contributing to a reduced demand for advertising in Ziff-Davis Inc.'s magazines (principally PC Magazine, PC/Computing, Computer Shopper and PC Week).

  As a result of this reduced demand, in October 1998, Ziff-Davis Inc. announced a restructuring program with the intent of significantly reducing its cost base. Ziff-Davis Inc. incurred a pre-tax charge of $52.2 million for this restructuring program. The charge was reported as a component of income from operations for the fourth quarter of 1998. The charge included asset impairment costs ($37.9 million), employee termination costs ($8.6 million) and costs to exit activities ($5.7 million) principally resulting from the closing of three publications (Windows Pro, Internet Business and Equip) and the reduction of Ziff-Davis Inc.'s work force by 310 employees. The charge also included costs resulting from the discontinuation of certain educational journals and trade shows. The following sets forth additional detail concerning the principal components of the charge:

  . Asset impairment costs totalled $37.9 million. These costs included the write-off of intangible assets associated with the discontinued publications ($34.3 million) and trade shows ($2.9 million) as well as deferred expenses associated with the discontinued educational journals ($0.7 million).

  . Employee termination costs related to severed personnel at the closed publications as well as a rationalization and resulting workforce reduction of the remainder of Ziff-Davis Inc.'s operations. Employee termination costs included payments for severance and earned vacation as well as the costs of outplacement services and the provision of continued benefits to personnel. As of December 31, 1998, $5.2 million of the $8.6 million related to these employee terminations had been paid.

  . Costs to exit activities reflected the costs associated with the final closure of the discontinued publications ($1.8 million) and the costs to reduce office space under lease as a result of the reduced level of employees ($3.8 million).

 Interest expense, net

  Interest expense decreased by $46.9 million or 24.6% from $190.4 in 1997 to $143.5 million in 1998. The reduction was due primarily to lower levels of debt outstanding throughout the year, as well as the capitalization of $908.7 million of intercompany debt as part of the reorganization.

 Other non-operating income, net

  Other non-operating income, net primarily reflects Ziff-Davis Inc.'s equity share in earnings and losses from joint ventures and fees earned from management of events not produced by Ziff-Davis Inc. This income decreased $0.5 million or 5.6% from $8.7 million in 1997 to $8.2 million in 1998 reflecting reduced fees from managed events. The decline was partially offset by Ziff-Davis Inc.'s equity share in earnings of MAC Publishing, LLC, an entity that was formed in August 1997.

                                     III-17

 Income taxes

  The 1998 income tax benefit of $26.4 million increased from $1.3 million reported in 1997. The increase was due primarily to the losses with respect to the MAC Assets, which were not deductible until Ziff-Davis Inc. purchased the MAC Assets from an affiliate on May 4, 1998. The income tax benefit was also increased by a higher net loss for the year ended December 31, 1998 compared to the net loss for the year ended December 31, 1997.

 Net loss

  As a result of the changes described above, the net loss for the period increased $6.6 million or 9.3% from $71.2 million in 1997 to $77.8 million in 1998.

 EBITDA

  EBITDA for the year ended December 31, 1998 was $244.1 million compared to $272.9 million for the year ended December 31, 1997. EBITDA for the year ended December 31, 1998 does not include the $52.2 million restructuring charge. Results were unfavorable as compared to last year due to a lower level of earnings from advertising in the higher margin business publications partly offset by improved results at the events segment and reduced losses in the Internet segment. The improvement at the events segment was attributed to the absence of losses from the discontinuance of certain "one-time" shows held in 1997 as well as continued costs savings. Reduced losses from the Internet segment were the result of revenue growth exceeding increases in expenses. The ratio of EBITDA to revenue was 22.0% for 1998 compared to 23.7% in 1997.

Year ended December 31, 1997 compared with Pro Forma Year ended December 31,
1996

 Revenue, net

  Net revenue increased by $73.2 million or 6.8% from $1,080.6 million in 1996 to $1,153.8 million in 1997.

  Publishing--Net revenue from publishing grew by $37.4 million or 4.7% from $796.6 million to $834.0 million. Approximately $22 million was due to inclusion of a full year of results for the electronic gaming publications acquired in mid-1996 and two publications launched in late 1996. Increases in advertising rates, generally ranging between 3.0% and 10.0%, and a 5.1% increase in advertising pages contributed $11.5 million. Revenue from international operations, which generated 10.2% of the segment's revenue, decreased by $6.6 million due to the strengthening of the U.S. dollar relative to the major European currencies. Continued growth from new educational product launches and sales of market research studies accounted for the balance of the revenue growth.

  Events--Net revenue from events increased $22.6 million or 8.5% from $264.9 million to $287.5 million. Approximately $15 million of the increase was due to 11 new trade show launches, including revenue from ancillary show-related sources. The balance of revenue growth was due to higher exhibitor rates charged at the major events, partly offset by a decline in revenue from COMDEX/Spring and certain U.K. events.

  Internet--Net revenue increased by $13.1 million or from $19.1 million for the pro forma year ended December 31, 1996 to $32.2 million in 1997. An increasing percentage of ZDNet's net revenue was derived from advertising for the year ended December 31, 1997, accounting for 73.3% of net revenue, compared to 37.7% for the same period in 1996. The increased percentage of net revenue derived from advertising in the later period reflects a continuation of ZDNet's strategic shift from a business model based on subscription-based fees and services to one based on advertising.

  Revenue from advertising increased $16.4 million or 227.8% from $7.2 million for the pro forma year ended December 31, 1996 to $23.6 million in 1997. The increase in advertising revenue was attributable to increases in the number of advertisers, the average expenditures per advertiser and increasing advertising rates. The increase was evenly attributable to rate and volume increases. Subscription-based fees and services decreased by $3.3 million or 27.7% from $11.9 million in 1996 to $8.6 million in 1997.

                                     III-18

 Cost of production

  Production costs increased $22.6 million or 7.5% from $302.6 million to $325.2 million.

  Publishing production costs increased $10.4 million or 4.8% from $215.3 million in 1996 to $225.7 million in 1997. Costs related to new launches and volume-related growth increased approximately $20 million but were partly offset by approximately $10 million of lower paper costs.

  The costs of producing events increased $12.2 million or 14.0% from $87.3 million in 1996 to $99.5 million in 1997 primarily as a result of costs related to new events launched in 1997.

  Internet production costs increased $1.3 million or 43.3% from $3.0 million in 1996 to $4.3 million in 1997. The increase in production costs was due to higher user traffic levels and increased editorial costs associated with the launch of new content areas.

 Selling, general and administrative expenses

  Selling, general and administrative expenses increased $35.7 million or 6.8% from $528.6 million to $564.3 million. The increase was due to the addition of employees to support base business volume growth and launches of new products and services. Results included a one-time $6.0 million charge for the consolidation and restructuring of the events business which was announced in the fourth quarter of 1997. Costs for the publishing segment rose 1.2% while those for the events segment rose 22.1% due to the number of new launches and the one-time restructuring charge.

 Depreciation and amortization

  Total depreciation and amortization decreased $6.3 million to $154.9 million in 1997. The reduction in depreciation and amortization expense was a result of certain assets being fully depreciated in 1996.

 Interest expense, net

  Net interest expense increased $54.9 million or 40.5% to $190.4 million in 1997 due to interest on an additional $900 million of intercompany indebtedness to Softbank incurred to finance a return of capital.

 Other non-operating income, net

  Other non-operating income, net primarily reflects Ziff-Davis Inc.'s equity share of earnings and losses from joint ventures and fees earned from management of events not produced by Ziff-Davis Inc. This income increased $2.6 million from $6.1 million in 1996 to $8.7 million or 42.6% reflecting growth in fees from managed events and reduced losses from joint ventures.

 Income Taxes

  The 1997 combined income tax benefit of $1.3 million compares to a pro forma income tax provision of $25.7 million in 1996. The improvement in the tax provision is due to a higher pre-tax loss giving rise to a tax benefit. The difference between the 1997 and 1996 effective tax rates and the federal statutory tax rate of 35.0% is primarily due to non-recognition of tax losses generated by the MAC Assets ($56.9 million in 1997 and $77.2 million in 1996), non-deductible goodwill amortization ($10.2 million and $8.6 million, respectively) and state and local income taxes. In addition, the 1996 tax provision increased approximately $3.2 million as a result of pro forma adjustments related to the ZDI acquisition.

 Net loss

  As a result of the changes described above, net loss for the period increased $4.2 million or 6.2% from $67.0 million to $71.2 million.

 EBITDA

  EBITDA for 1997 was $272.9 million, an increase of $17.5 million or 6.8% from the $255.4 million generated in 1996. The increase was due to higher revenue and management fee income, net of higher production costs and selling, general and administrative expenses. The ratio of EBITDA to revenue remained relatively constant at 23.7% for 1997 compared to the 1996 margin of 23.6%.

                                     III-19

Liquidity and Capital Resources

  As a result of the May 4, 1998 reorganization, Ziff-Davis Inc.'s intercompany debt owned to Softbank was reduced to $83.1 million. Such indebtedness bears interest at 9.9% and matures in February 2010. Concurrently with Ziff-Davis Inc.'s initial public offering, Ziff-Davis Inc. issued and sold $250 million aggregate principal amount of notes. In addition, Ziff-Davis Inc. entered into a $1.35 billion credit facility, and borrowed $1.25 billion under such facility, to provide additional funds for the repayment of intercompany debt to Softbank and to provide for Ziff-Davis Inc.'s working capital requirements. The balance of intercompany obligations owed to Softbank was converted to equity. See Note 2 to the Consolidated Financial Statements in this Annex.

  At December 31, 1998, Ziff-Davis Inc.'s outstanding total debt was $1,547.9 million (excluding unamortized discount) which consisted of $77.9 million due to Softbank, $250 million in notes and $1,220.0 million under the credit facility.

  Cash and equivalents were $32.6 million at December 31, 1998, an increase of $2.3 million from $30.3 million at December 31, 1997. The increase was due to factors described below:

  Cash provided by operations was $95.8 million for the year ended December 31, 1998 compared to a use of $3.4 million for the year ended December 31, 1997. The increase from 1997 to 1998 was attributed to Ziff-Davis Inc.'s lower losses before the restructuring charge and a decrease in funding to affiliates for the 1998 period.

  Cash used for investing activities for the year ended December 31, 1998 totaled $64.4 million compared to $44.2 million for the year ended December 31, 1997. The majority of these expenditures were for computer equipment and leasehold improvements. Acquisitions and investments in the 1998 period relate to Ziff-Davis Inc.'s acquisition of Sky TV, a tradeshow in Canada, an additional 50% interest in Family PC magazine, a European marketing database company as well as investments in Red Herring and Deja News. Acquisitions for the year ended December 31, 1997 reflect the purchase of a 70% interest in GameSpot.

  Cash used in financing activities totaled $29.1 million for the year ended December 31, 1998, representing proceeds from the reorganization and initial public offering of $1,863.3 million, net of transaction costs, and funding from Softbank of $20.4 million offset by the repayment of debt and amounts due to affiliates of $1,916.1 million. Cash provided by financing activities in 1997 amounted to $47.9 million representing capital contributions partly offset by repayments of intercompany debt.

  Ziff-Davis Inc. had a working capital surplus of approximately $35.5 million at December 31, 1998, compared to a working capital deficit of approximately $371.1 million at December 31, 1997. Ziff-Davis Inc.'s balance sheet has historically had a working capital deficit due to significant amounts due to affiliates. Ziff-Davis Inc. also maintains a significant level of deferred revenue generated from publication subscriptions paid in advance and prepayments from trade show exhibitors. At December 31, 1998, Ziff-Davis Inc. had deferred revenue of $152.1 million compared to $154.7 million at December 31, 1997. Deferred revenue does not represent a cash liability owed by Ziff-Davis Inc., unless Ziff-Davis Inc. fails to deliver a magazine or cancels a trade show, and generally does not affect Ziff-Davis Inc.'s ability to fund day-to-day operations. Working capital increased as a result of the reorganization and the initial public offering of Ziff-Davis Inc.'s common stock which resulted in the repayment and conversion to equity of related party obligations in connection therewith.

  On December 11, 1998, Standard & Poors lowered its corporate credit and bank loan ratings for Ziff-Davis Inc. to BB- from BB and its subordinated debt rating for Ziff-Davis Inc. to B from B+. This downgrade had no impact on our current borrowings. Although this downgrade may make future borrowings more expensive, we do not believe this will have a material impact on our liquidity or our access to credit markets.

                                     III-20

  Ziff-Davis Inc. believes, based on its current level of operations and anticipated growth, that Ziff-Davis Inc.'s ability to generate cash, together with cash on hand and available lines of credit, will be sufficient to make required payments of principal and interest on Ziff-Davis Inc.'s indebtedness and fund anticipated capital expenditures and working capital requirements. However, actual capital expenditures may change, particularly as a result of any acquisitions Ziff-Davis Inc. may pursue. The ability of Ziff-Davis Inc. to meet its debt service obligations and reduce its total debt will depend upon the future performance of Ziff-Davis Inc.

Credit Facility

  Ziff-Davis Inc.'s credit facility, as amended, consists of a seven-year $400 million reducing revolving credit facility, a seven-year $450 million term loan and an eight-year $500 million term loan. There are no scheduled reductions in the revolving credit commitment or amortization under the term loan until September 2000.

  For the reasons described under "--Restructuring" above, Ziff-Davis Inc.'s debt to EBITDA ratios at December 31, 1998 would have been above the levels that had originally been required by its credit facility. On December 16, 1998, the lenders of the $1.35 billion credit facility agreed to amend certain provisions of that facility. The amended provisions include an increase in the allowed leverage ratios. In return, Ziff-Davis Inc. agreed to pay a one-time fee of $3.375 million and increase the interest rates on amounts borrowed under the facility to rates currently ranging from LIBOR plus 2.875% to LIBOR plus 3.375% depending on the type of loan. Had the increased interest rates been in effect for the period from Ziff-Davis Inc.'s initial public offering on April 28, 1998 to December 31, 1998, interest expense would have increased by approximately $11.9 million. Based on the $1,220.0 million outstanding on December 31, 1998, the annualized incremental interest is $18.0 million. This increase in interest expense would reduce the amount otherwise available to fund ZD or ZDNet operations.

  Ziff-Davis Inc.'s credit facility exposes it to market risk with respect to changes in interest rates. Ziff-Davis Inc. manages this risk through the use of interest rate swap agreements, as described below. Through the use of these swap agreements, Ziff-Davis Inc. has effectively established a fixed interest rate for $550 million of the outstanding credit facility. Based on the $1,220.0 million outstanding under the credit facility at December 31, 1998, if the LIBOR rate were to increase by 1%, Ziff-Davis Inc. would incur, after giving effect to the swap agreements, an additional $6.7 million of annual interest expense.

Interest Rate Swaps

  On June 10, 1998, Ziff-Davis Inc. entered into interest rate swap agreements, with an aggregate notional amount of $550 million. Under these swap agreements, which commenced on August 10, 1998, Ziff-Davis Inc. receives a floating rate of interest based on three-month LIBOR, which resets quarterly, and Ziff-Davis Inc. pays a fixed rate of interest each quarter for the terms of the respective agreements. The weighted average fixed rate Ziff-Davis Inc. pays under these agreements is 5.85%. Ziff-Davis Inc. has entered into these agreements solely to hedge its interest rate risk. At December 31, 1998, the three-month LIBOR rate was 5.06%.

  These swap agreements are viewed by Ziff-Davis Inc. as risk management tools and are not used for trading or speculative purposes. The notional amount of $550 million does not represent a real amount exchanged by the parties, and therefore, is not a measure of Ziff-Davis Inc.'s exposure through its use of swap agreements. The fair values of these swap agreements were estimated by obtaining quotes from brokers which represented the amounts that Ziff-Davis Inc. would pay if the agreements were terminated at the balance sheet date. While it is not Ziff-Davis Inc.'s intention to terminate these swap agreements, these fair values indicated that the termination of the swap agreements would have resulted in a loss of $15,627,000.

  By nature, swap agreements involve credit risk, due to the possible nonperformance by counterparties. To mitigate this risk, Ziff-Davis Inc. enters into swap agreements with major financial institutions and diversifies the counterparties used as a means to limit counterparty exposure and concentration of risk.

                                     III-21

ZDTV

  In July 1997, Ziff-Davis Inc. entered into a license and services agreement to develop ZDTV for MAC Holdings America ("MHA"), a company that is wholly owned by Mr. Masayoshi Son who is a director of Ziff-Davis Inc. and principal stockholder of SOFTBANK Corp. Under this agreement, Ziff-Davis Inc. agreed to fund ZDTV's operations through unsecured advances and was granted an option to purchase ZDTV for a price equal to MHA's investment plus 10% per annum for the period of investment. On January 15, 1999, Ziff-Davis Inc. exercised this option and on February 4, 1999, purchased ZDTV at a purchase price of $81.4 million. Ziff-Davis Inc. paid approximately $32.8 million of the purchase price in cash (funded on February 5, 1999) and paid the remainder by applying approximately $48.6 million in advances owed to it by MHA through December 31, 1998. Ziff-Davis Inc. also agreed to be responsible for the funding of ZDTV during the period in 1999 prior to the purchase which will be accounted for as additional purchase price. The cash portion of the purchase price was funded by an advance from ZDTV to Ziff-Davis Inc., pursuant to the ZDTV cash management system, of the funds invested in ZDTV by Vulcan Programming described below. In connection with its acquisition of ZDTV, Ziff Davis Inc. assumed MHA's obligations under an option granted to DirectTV to purchase 5% of ZDTV for $15 million, subject to adjustment.

  Ziff-Davis Inc. currently has certain long-term agreements to distribute ZDTV via satellite. Historically, start-up cable television channels have required substantial investment and there can be no assurance that ZDTV will ultimately obtain sufficient cable carriage and commercial acceptance to be profitable. The following unaudited summary pro forma information assumes that the acquisition of ZDTV and the sale of a one-third interest in ZDTV to Vulcan Programming referred to below had been consummated on January 1, 1998. Adjustments for ZDTV transactions include the operating results of ZDTV, amortization of the purchase price of ZDTV, Vulcan Programming's one-third interest in the losses of ZDTV and the tax effect of these items. The pro forma data is not necessarily indicative of actual results had the transaction occurred on January 1, 1998. Further, pro forma results are not meant to represent future financial results.

                                                       Adjustments
                                           Ziff-Davis    for ZDTV
                                              Inc.     Transactions Pro forma
                                           ----------  ------------ ----------
                                            (dollars in thousands except per
                                                      share data)
     Revenue.............................. $1,108,892    $  5,585   $1,114,477
     Income (loss) from operations........     31,080     (55,049)     (23,969)
     Net loss.............................    (77,809)    (22,443)    (100,252)
     Pro forma basic loss per share.......                          $    (1.00)

  ZDTV's cash requirements are currently expected to be approximately $50 million for 1999. The $54 million invested in ZDTV by Vulcan Programming will be used to fund ZDTV and thereafter cash requirements will be funded by the partners or by third parties.

  Ziff-Davis Inc. intends to file appropriate financial statements and pro forma information regarding ZDTV on or before April 20, 1999 as set forth in its Form 8-K filed with the SEC on February 19, 1999.

Vulcan Transactions

  On February 5, 1999, Vulcan Programming, an entity owned by Paul G. Allen, purchased a one-third interest in ZDTV for $54 million. On March 4, 1999, Vulcan Ventures, the investment vehicle of Paul G. Allen, purchased approximately three million shares of Ziff-Davis Inc. common stock for $50 million.

Seasonality

  Historically, Ziff-Davis Inc.'s business has been seasonal as a significant portion of annual revenue has occurred in the second and fourth quarters. The following table sets forth certain unaudited quarterly combined statements of operations data for each of the eight quarters in the period ended December 31, 1998. In the opinion of Ziff-Davis Inc.'s management, this unaudited information has been prepared on a basis consistent with the audited Consolidated Financial Statements appearing elsewhere in this Annex and includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set

                                     III-22
forth therein when read in conjunction with the Consolidated Financial Statements and related notes thereto. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                                Quarters Ended
                          -----------------------------------------------------------------------------------------------
                          March 31,  June 30,  September 30, December 31, March 31,  June 30,  September 30, December 31,
                            1997       1997        1997          1997       1998       1998        1998          1998
                          ---------  --------  ------------- ------------ ---------  --------  ------------- ------------
                                                            (dollars in thousands)
Revenue, net:
 Publishing.............  $204,281   $211,333    $191,613      $226,788   $191,245   $198,419    $181,726      $211,492
 Events.................    15,321     82,135      24,227       165,845     27,121     65,782      29,787       147,177
 Internet...............     5,283      7,862       8,132        10,941      9,688     12,274      14,505        19,676
                          --------   --------    --------      --------   --------   --------    --------      --------
 Total revenue..........   224,885    301,330     223,972       403,574    228,054    276,475     226,018       378,345
 Percentage of total
  year..................      19.5%      26.1%       19.4%         35.0%      20.6%      24.9%       20.4%         34.1%
 Cost of production.....    61,526     92,986      62,716       108,017     70,310     75,749      63,471        95,816
Selling, general and
 administrative
 expenses...............   139,980    143,243     143,131       137,990    144,239    140,063     139,516       143,865
 Depreciation and
  amortization..........    38,966     39,032      39,699        37,243     37,475     39,276      37,843        37,950
 Restructuring charge...       --         --          --            --         --         --          --         52,239
                          --------   --------    --------      --------   --------   --------    --------      --------
 Income (loss) from
  operations............   (15,587)    26,069     (21,574)      120,324    (23,970)    21,387     (14,812)       48,475
 Income (loss) before
  taxes.................   (60,145)   (17,715)    (66,937)       72,306    (68,287)   (12,032)    (39,449)       15,532
 Net income (loss)......  $(59,817)  $(17,387)   $(66,609)     $ 72,634   $ (5,121)  $(76,560)   $ (4,498)     $  8,370
 EBITDA(1)..............  $ 25,534   $ 68,216    $ 20,486      $158,658   $ 15,127   $ 63,397    $ 27,487      $138,083
 Percentage of total
  year..................       9.4%      25.0%        7.5%         58.1%       6.2%      26.0%       11.3%         56.5%

--------
(1) EBITDA is defined as income before provision for income taxes, interest expense, depreciation and amortization. EBITDA for the quarter ended December 31, 1998 does not include a one-time restructuring charge of $52,239,000. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of Ziff-Davis Inc.'s operating performance or to cash flows as a measure of liquidity. Although Ziff-Davis Inc. believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the publishing and media industries, the EBITDA presented for Ziff-Davis Inc. may not be comparable to similarly titled measures reported by other companies.

 Inflation and Fluctuations in Paper Prices and Postage Costs

  Ziff-Davis Inc. continually assesses the impact of inflation and changes in paper prices. Ziff-Davis Inc. generally enters into contracts for the purchase of paper which adjust the price on a quarterly basis. Paper prices began to rise in 1994, rose significantly in 1995 and 1996 and then decreased in 1997. During 1998, paper prices were relatively flat. Management anticipates that paper prices will remain relatively stable in 1999. Ziff-Davis Inc. will continue to monitor the impact of inflation and paper prices and will consider these matters in setting its pricing policies. Ziff-Davis Inc. frequently reviews its purchasing and manufacturing processes for opportunities to reduce costs and mitigate the impact of paper price and postage rate increases (such as purchasing lighter-grade paper stock or, when paper prices are at cyclical lows, increasing paper inventory or entering into longer term contracts with suppliers). However, Ziff-Davis Inc. had not entered, and does not currently plan to enter, into long-term forward price or option contracts for paper. Management estimates postage costs will increase approximately 3.5% in 1999. See "ZD Description of Business--Print Publishing--Paper and Printing" set forth in an Annex to this proxy statement.

Year 2000 Readiness Disclosure

  During 1997, Ziff-Davis Inc., began a review of its computer systems and software to identify systems and software which might malfunction due to misidentification of the Year 2000. Ziff-Davis Inc. is using both internal and external resources to identify, test, correct and reprogram systems and software for Year 2000 readiness.

                                     III-23

  At December 31, 1998, Ziff-Davis Inc. was in the research and validation phase of its Year 2000 project for information technology ("IT") systems and non-IT systems. This phase consists of research and validation of all infrastructure, hardware and software, including platform, wide-area network and local-area network components. Research for non-IT systems includes identifying systems that include embedded technology, such as micro-controllers, which are not Year 2000 compliant.

  Ziff-Davis Inc. has identified critical systems and applications that will either be validated for compliance though formal documentation, through vendors or through testing. Ziff-Davis Inc. will enter the testing phase of its infrastructure, hardware, software and databases in the first quarter of 1999 and plans to complete such phase by September 1, 1999. Contingency plans will be developed for any systems or platforms that are known to be non-compliant as of September 1, 1999.

  Some of Ziff-Davis Inc.'s computer systems and databases, including its subscription fulfillment and payroll systems, are managed by third parties under contractual arrangements. Ziff-Davis Inc. currently has no Year 2000 compliance problems known to it relating to third parties. Ziff-Davis Inc. has requested those third parties with which Ziff-Davis Inc. has material relationships in the first quarter of 1999 to advise it as to whether such third parties anticipate difficulties in addressing Year 2000 compliance problems, and if so, the nature of such difficulties. Ziff-Davis Inc. anticipates that such inquiries will be completed by April 30, 1999.

  In addition, Ziff-Davis Inc. will develop contingency plans during the second half of 1999 in order to compensate for any disruption or downtime that could result from a Year 2000 compliance problem. Ziff-Davis Inc. plans to replace IT and non-IT systems that it determines are not Year 2000 compliant prior to October 1, 1999 in order to minimize any risk of a Year 2000 compliance problem.

  Ziff-Davis Inc. has incurred remediation costs associated with its Year 2000 readiness efforts. These remediation costs have been incurred in connection with replacement of systems and hardware, modification of software and consulting costs related to Year 2000 solution providers. The costs to address Year 2000 issues which have been included in the general and administrative expenses of Ziff-Davis Inc. have not been tracked separately and are therefore not determinable. However, management believes these expenses have been substitutive rather than incremental to the recurring level of general and administrative expenses. Total capitalized costs incurred in the replacement of systems in connection with Ziff-Davis Inc.'s Year 2000 readiness efforts as of December 31, 1997 and 1998 were $1,692,000 and $3,837,000, respectively. Ziff-Davis Inc. estimates that it will capitalize an additional $3,815,000 during 1999 related to its Year 2000 readiness efforts.

  Ziff-Davis Inc. expects to complete testing and replacement of critical systems by the beginning of the fourth quarter of 1999. Ziff-Davis Inc.'s estimate of its most reasonably likely "worst case scenario" would be the failure of its internal applications and systems that process and store certain information and data. Ziff-Davis Inc. would resolve the failure of such applications and systems one by one and management of Ziff-Davis Inc. does not believe that the impact on its critical systems would be material. However, if Ziff-Davis Inc. or any subscribers, advertisers, licensors, vendors or other third parties on whom it relies experiences a Year 2000 compliance problem, this could have a material adverse effect on Ziff-Davis Inc.'s profit and liquidity.

Recently Issued Accounting Pronouncement

  SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities issued in June 1998, establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Ziff-Davis Inc. does not expect the adoption of SFAS No. 133 to have a material impact on Ziff-Davis Inc.'s results of operations.

  Ziff-Davis Inc. expects to adopt this statement beginning with its 2000 financial statements.

                                     III-24

                                ZIFF-DAVIS INC.
                            DESCRIPTION OF BUSINESS

General

  Ziff-Davis Inc. is a leading media and marketing company that provides information on computing and technology, including the Internet. We provide technology companies worldwide with marketing strategies for reaching key decision-makers. From an accounting standpoint, we have separated our online business division from the rest of our businesses, and we have allocated all of our consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet. For additional information regarding our businesses and the amounts allocated, see the Selected Financial and Other Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, Description of Business and Financial Statements for ZD and ZDNet, set forth in other Annexes to this proxy statement.

Relationship with Softbank

  For information concerning the formation of Ziff-Davis Inc. and its relationship with Softbank see Note 1 to the Consolidated Financial Statements of Ziff-Davis Inc. included in this Annex.

                                     III-25

                                ZIFF-DAVIS INC.

                          CONSOLIDATED BALANCE SHEETS
          (dollars in thousands, except share and per share amounts)

                                                     September 30, December 31,
                                                         1999          1998
                                                     ------------- ------------
                                                      (Unaudited)
                       ASSETS
Current assets:
 Cash and cash equivalents..........................  $   29,791    $   32,566
 Accounts receivable, net...........................     218,437       227,325
 Inventories........................................      12,946        15,551
 Prepaid expenses and other current assets..........      37,407        34,543
 Due from affiliates................................       4,722        53,984
 Deferred taxes.....................................      22,262        22,262
                                                      ----------    ----------
   Total current assets.............................     325,565       386,231
Securities available for sale.......................       7,916           --
Property and equipment, net.........................     116,917        91,189
Intangible assets, net..............................   2,935,514     2,907,043
Other assets........................................      58,024        49,340
                                                      ----------    ----------
   Total assets.....................................  $3,443,936    $3,433,803
                                                      ==========    ==========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable...................................  $   36,506    $   75,863
 Accrued expenses...................................     136,081        97,319
 Unearned income, net...............................     195,613       152,081
 Due to affiliates and management...................         --          4,618
 Current portion of notes payable to affiliates.....       6,923         7,692
 Other current liabilities..........................      17,054        13,125
                                                      ----------    ----------
   Total current liabilities........................     392,177       350,698
Notes payable to affiliates.........................      65,769        70,192
Notes payable, net of unamortized discount..........   1,199,215     1,469,130
Deferred taxes......................................     134,884       165,082
Due to management...................................         665         5,400
Other liabilities...................................      14,813        19,690
                                                      ----------    ----------
   Total liabilities................................   1,807,523     2,080,192
                                                      ----------    ----------
Commitments and contingencies (See Note 9)
Minority Interest...................................      31,255         1,013
                                                      ----------    ----------
Stockholders' equity:
 Preferred stock(1).................................         --            --
 Common stock--Ziff-Davis Inc.--ZD Common
  Stock(2)..........................................       1,033         1,000
 Common stock--Ziff-Davis Inc.--ZDNet Common
  Stock(3)..........................................         137           --
 Additional paid-in capital.........................   1,874,312     1,571,681
 Accumulated deficit................................    (253,185)     (197,238)
 Deferred compensation..............................     (17,606)      (22,024)
 Unrealized gain on securities available for sale...         989           --
 Cumulative translation adjustment..................        (522)         (821)
                                                      ----------    ----------
   Total stockholders' equity.......................   1,605,158     1,352,598
                                                      ----------    ----------
   Total liabilities and stockholders' equity.......  $3,443,936    $3,433,803
                                                      ==========    ==========

--------
(1) September 30, 1999 and December 31, 1998: par value $.01 per share, 10,000,000 shares authorized, no shares issued and outstanding.
(2) September 30, 1999: par value $.01 per share, 210,000,000 shares authorized (including Ziff-Davis Inc.--ZDNet Common Stock), 103,310,097 shares issued and outstanding; December 31, 1998: par value $.01 per share 120,000,000 shares authorized, 100,000,000 shares issued and outstanding.
(3) September 30, 1999: par value $.01 per share, 210,000,000 shares authorized (including Ziff-Davis Inc.--ZD Common Stock), 13,706,063 shares issued and outstanding; December 31, 1998: no shares authorized, issued or outstanding.

  The accompanying notes are an integral part of these financial statements.

                                    III-26

                                ZIFF-DAVIS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
     (Unaudited--dollars in thousands, except share and per share amounts)

                             Three months ended           Nine months ended
                                September 30,               September 30,
                          --------------------------  --------------------------
                              1999          1998          1999          1998
                          ------------  ------------  ------------  ------------
Revenue, net:
  Publishing............  $    165,268  $    181,727  $    518,626  $    571,391
  Events................        63,085        29,787       157,150       122,690
  Internet..............        26,291        14,504        67,791        36,466
  Television............         3,642           --          9,343           --
                          ------------  ------------  ------------  ------------
                               258,286       226,018       752,910       730,547
Cost of production......        68,932        62,512       202,038       207,395
Selling, general and
 administrative
 expenses...............       157,557       140,412       458,593       425,764
Stock-based
 compensation...........         1,474            63         4,861           189
Depreciation and
 amortization of
 property and
 equipment..............         8,583         7,870        25,558        22,597
Amortization of
 intangible assets......        36,160        29,973       102,308        91,997
                          ------------  ------------  ------------  ------------
Loss from operations....       (14,420)      (14,812)      (40,448)      (17,395)
Interest expense, net...       (28,632)      (29,093)      (89,602)     (111,185)
Other non-operating
 income, net............        15,271         4,396        26,762         8,482
Minority interest in
 losses of
 subsidiaries...........         5,491            60        15,686           330
                          ------------  ------------  ------------  ------------
Loss before income
 taxes..................       (22,290)      (39,449)      (87,602)     (119,768)
Income tax benefit......        (7,259)      (34,951)      (31,655)      (33,589)
                          ------------  ------------  ------------  ------------
Net loss................  $    (15,031) $     (4,498) $    (55,947) $    (86,179)
                          ============  ============  ============  ============
ZDNet
Pro forma net income
 (loss) per basic common
 share..................  $       (.01) $        .00  $       (.00) $       (.12)
Pro forma weighted
 average basic common
 shares outstanding.....    73,402,667    71,500,000    72,315,852    71,500,000
ZD Group
Pro forma net loss per
 basic common share.....  $       (.14) $       (.04) $       (.55) $       (.86)
Pro forma weighted
 average basic common
 shares outstanding.....   103,287,483   100,000,000   102,508,377   100,000,000


   The accompanying notes are an integral part of these financial statements.

                                     III-27

                                ZIFF-DAVIS INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                       (Unaudited--dollars in thousands)

                                           Three months
                                              ended         Nine months ended
                                          September 30,       September 30,
                                         -----------------  ------------------
                                           1999     1998      1999      1998
                                         --------  -------  --------  --------
Net loss................................ $(15,031) $(4,498) $(55,947) $(86,179)
Other comprehensive income (loss):
  Foreign currency translation
   adjustments..........................    5,627    1,152       299       999
  Unrealized (loss) gain on securities
   available for sale...................   (1,648)     --        989       --
                                         --------  -------  --------  --------
Comprehensive loss...................... $(11,052) $(3,346) $(54,659) $(85,180)
                                         ========  =======  ========  ========




   The accompanying notes are an integral part of these financial statements.

                                     III-28

                                ZIFF-DAVIS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited--dollars in thousands)

                                                          Nine months ended
                                                            September 30,
                                                        ----------------------
                                                          1999        1998
                                                        ---------  -----------
Cash flows from operating activities:
Net loss..............................................  $ (55,947) $   (86,179)
Adjustments to reconcile net loss to net cash provided
 by operating activities:
 Depreciation and amortization........................    127,866      114,594
 Amortization of debt issuance costs and discount.....      5,129        1,313
 Stock-based compensation.............................      4,861          189
 Gain from sale of business units.....................    (20,420)         --
 Income from equity investments.......................     (4,457)      (4,688)
 Deferred tax benefit.................................    (31,655)     (33,589)
 Minority interest....................................    (15,686)         --
 Changes in operating assets and liabilities:
   Accounts receivable................................     11,554       28,622
   Inventories........................................      2,605         (591)
   Accounts payable and accrued expenses..............     12,043        6,703
   Unearned income....................................     38,495       62,770
   Due to/from affiliates and management..............        --        10,707
   Other, net.........................................    (10,465)     (17,060)
                                                        ---------  -----------
Net cash provided by operating activities.............     63,923       82,791
                                                        ---------  -----------
Cash flows from investing activities:
 Capital expenditures.................................    (64,624)     (27,399)
 Proceeds from sale of business units.................     29,105          --
 Investments and other................................    (19,195)      (6,193)
 Distributions from joint ventures....................      4,000          --
 Acquisitions, net of cash acquired...................    (45,986)      (6,999)
                                                        ---------  -----------
Net cash used by investing activities.................    (96,700)     (40,591)
                                                        ---------  -----------
Cash flows from financing activities:
 Proceeds from sale of Ziff-Davis Inc.--ZD common
  stock(1)............................................     52,557      380,337
 Proceeds from issuance of notes payable(1)...........        --       242,723
 Proceeds from issuance of bank debt(1)...............        --     1,240,200
 Proceeds from sale of Ziff-Davis Inc.--ZDNet common
  stock(2)............................................    198,537          --
 Proceeds from sale of interest in ZDTV...............     54,000          --
 Principal payments on notes payable to affiliates....     (5,192)    (314,798)
 Repayments of credit facility........................   (320,400)     (45,000)
 Borrowings under credit facility.....................     50,500          --
 Payments of debt due to affiliate....................        --    (1,569,532)
 Purchase of treasury shares..........................        --       (29,500)
 Sale of treasury shares..............................        --        29,500
 Advance from majority shareholder....................        --        20,377
 Contributed capital..................................        --           345
                                                        ---------  -----------
Net cash provided (used) by financing activities......     30,002      (45,348)
                                                        ---------  -----------
Net decrease in cash and cash equivalents.............     (2,775)      (3,148)
Cash and cash equivalents at beginning of period......     32,566       30,301
                                                        ---------  -----------
Cash and cash equivalents at end of period............  $  29,791  $    27,153
                                                        =========  ===========
Supplemental cash flow information:
 Cash paid for income taxes...........................  $     --   $       642
 Cash paid for interest...............................  $  74,298  $    94,360

--------
(1) Net of transaction costs of $19,563; $9,800; and $7,277, respectively, for the nine months ended September 30, 1998.
(2) Net of transaction costs of $19,897.

   The accompanying notes are an integral part of these financial statements.

                                     III-29

                                ZIFF-DAVIS INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                             (dollars in thousands)

                              Common Stock
                  ------------------------------------
                                                                                           Unrealized
                                                                                            gain on
                       ZD Stock        ZD Net Stock    Additional                          securities Cumulative      Total
                  ------------------ -----------------  Paid-in   Accumulated   Deferred   available  Translation Stockholders'
                    Shares    Amount   Shares   Amount  Capital     Deficit   Compensation  for sale  adjustment     equity
                  ----------- ------ ---------- ------ ---------- ----------- ------------ ---------- ----------- -------------
Balance at
 December 31,
 1998...........  100,000,000 $1,000        --   $--   $1,571,681  $(197,238)  $ (22,024)     $--        $(821)    $1,352,598
Issuance of
 common stock...    3,030,303     30        --    --       49,970        --          --        --          --          50,000
Sale of minority
 interest in
 subsidiary.....          --     --         --    --        7,176        --          --        --          --           7,176
Stock-based
 compensation
 earned.........          --     --         --    --          --         --        4,861       --          --           4,861
Issuance of
 Ziff-Davis
 Inc.--ZDNet
 Common Stock,
 net of offering
 costs..........          --     --  11,500,000   115     198,340        --          --        --          --         198,455
Shares and
 options issued
 to acquire
 minority
 interest in
 GameSpot.......          --     --     600,000     6      12,025        --         (443)      --          --          11,588
Shares issued
 for
 acquisitions...          --     --   1,573,564    16      32,484        --          --        --          --          32,500
Sale of shares
 under employee
 stock purchase
 plan...........      152,764      2        --    --        1,775        --          --        --          --           1,777
Stock options
 exercised......      127,030      1     32,499   --          861        --          --        --          --             862
Unrealized gain
 on securities
 available for
 sale, net......          --     --         --    --          --         --          --        989         --             989
Net loss........          --     --         --    --          --     (55,947)        --        --          --         (55,947)
Foreign currency
 translation
 adjustment.....          --     --         --    --          --         --          --        --          299            299
                  ----------- ------ ----------  ----  ----------  ---------   ---------      ----       -----     ----------
Balance at
 September 30,
 1999
 (unaudited)....  103,310,097 $1,033 13,706,063  $137  $1,874,312  $(253,185)  $(17, 606)     $989       $(522)    $1,605,158
                  =========== ====== ==========  ====  ==========  =========   =========      ====       =====     ==========



   The accompanying notes are an integral part of these financial statements.

                                     III-30

                                ZIFF-DAVIS INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
 (numbers rounded to the nearest thousand, except share and per share amounts)

1. The Company and Basis of Presentation

 Basis of presentation

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to present fairly the consolidated financial position of Ziff-Davis Inc. at September 30, 1999 and the results of its consolidated operations for the three and nine months ended September 30, 1999 and 1998 and cash flows for the nine months ended September 30, 1999 and 1998 have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. It is suggested that the statements be read in conjunction with Ziff-Davis Inc.'s consolidated financial statements and notes thereto included in Ziff-Davis Inc.'s December 31, 1998 Annual Report and Form 10-K.

 Formation of Ziff-Davis Inc.

  Ziff-Davis Inc. was formed through an initial public offering and a reorganization that were completed on May 4, 1998 (see Note 2). Prior to that date, the predecessors of Ziff-Davis Inc. were wholly owned indirect subsidiaries of SOFTBANK Corp. (together with its non-Ziff-Davis Inc. affiliates, "Softbank") or assets owned by MAC Inc., an affiliate of SOFTBANK Corp. ("MAC Assets"). As such, financial statements for periods prior to May 4, 1998 have been prepared on a combined basis while the financial statements for the periods after May 4, 1998 have been prepared on a consolidated basis.

  The results of the MAC Assets, which were acquired in two tranches on October 31, 1997 and May 4, 1998, have been included in Ziff-Davis Inc.'s financial statements from the time of their acquisition by MAC Inc. ("MAC") on February 29, 1996. These results have been included in a manner similar to a pooling of interests, as the MAC Assets and predecessor companies of Ziff-Davis Inc. were under common control at the time the MAC Assets were acquired by Ziff-Davis Inc.

  Ziff-Davis Inc. operates in four business segments: (1) publishing, (2) events, (3) Internet and (4) television.

 Publishing

  The publishing segment is engaged in publishing magazines, journals, newsletters, electronic information products, training manuals and market research about computer technology and the Internet. The publishing segment's principal operations are in the U.S. and Europe, although it also licenses or syndicates its editorial content to over 50 publications distributed worldwide. The market research division was sold on October 1, 1999 (see Note 12).

 Events

  The events segment is engaged in the organization, production and management of trade shows, conferences and seminars for the computer technology and Internet industries. The events segment's principal operations are in the U.S. and to a lesser extent in Europe and Asia.

 Internet

  The Internet segment is engaged in providing computer technology and internet related news and information to Internet users worldwide. The Internet segment's principal operations are in the U.S. and to a lesser extent in Europe.

                                     III-31

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

 Television

  The television segment, which was acquired in February 1999 (see Note 4), is engaged in the production and distribution of television broadcasting for and about the computer technology and the Internet industries. The television segment's principal operations are in the U.S. although it licenses or syndicates programming worldwide.

 Sale of Common Stock

  On March 4, 1999, Vulcan Ventures Inc., the investment vehicle of Paul G. Allen, purchased 3,030,303 shares of Ziff-Davis Inc. common stock for $50,000,000 in cash.

  On April 6, 1999, the Company completed a public offering of 11,500,000 shares of a new class of common stock called Ziff-Davis Inc.--ZDNet Common Stock (see Note 3).

 Reclassifications

  Certain amounts have been reclassified, where appropriate, to conform to the current financial statement presentation.

2. Reorganization and Initial Public Offering

  On May 4, 1998, SOFTBANK Corp., through its wholly owned subsidiary SOFTBANK Holdings Inc. ("SBH"), completed a reorganization whereby the common stock of the predecessor companies to Ziff-Davis Inc. was contributed to Ziff-Davis Inc. in exchange for 73,619,355 shares of Ziff-Davis Inc.'s common stock. Concurrent with the reorganization, Ziff-Davis Inc. (1) completed an initial public offering of 25,800,000 common shares at an initial public offering price of $15.50 per share, (2) issued $250,000,000 of 8 1/2% subordinated notes due 2008, (3) entered into a $1,350,000,000 credit facility with a group of banks under which $1,250,000,000 was borrowed and (4) converted $908,673,000 of intercompany indebtedness to equity. In addition, Ziff-Davis Inc. received approximately $9,107,000 of fixed assets from Kingston Technology Company ("Kingston"), a related party, in exchange for 580,645 shares of Ziff-Davis Inc.'s common stock and $107,000 in cash. These assets were subsequently leased back to Kingston. Total shares of common stock issued to Softbank were 74,200,000. The transactions described above are hereafter referred to as the "Reorganization".

  Proceeds, net of transaction costs, from the initial public offering and funding transactions in the Reorganization of $1,863,260,000 were used to complete the purchase of the MAC Assets for $370,000,000 and repay intercompany indebtedness.

3. ZDNet Stock

  The stockholders of Ziff-Davis Inc. voted, at a Special Meeting held on March 30, 1999, to authorize the issuance of a new series of common stock, designated as Ziff-Davis Inc.--ZDNet Common Stock ("ZDNet Stock"), which is intended to reflect the performance of Ziff-Davis Inc.'s Internet business division ("ZDNet"). When the ZDNet Stock was issued on April 6, 1999, Ziff-Davis Inc.'s existing common stock was re-classified as Ziff-Davis Inc.--ZD Common Stock ("ZD Stock"), which is intended to reflect the performance of Ziff-Davis Inc.'s other businesses and a retained interest in ZDNet. The businesses represented by ZD Stock are referred to as "ZD".

  The ZDNet Stock offering was completed on April 6, 1999. Ziff-Davis Inc. issued 11,500,000 shares of ZDNet Stock, at $19.00 per share, including 1,500,000 shares issued in conjunction with the underwriters' exercise of their option to purchase additional shares to cover over-allotments. Net proceeds of approximately $198,600,000 were received on April 6, 1999 and were used to repay indebtedness under the revolving credit agreement.

                                     III-32

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

  The following pro forma information has been prepared as if the ZDNet Stock offering had been consummated on January 1, 1999. The pro forma adjustments include a $4,215,000 reduction of interest expense and the tax effect of this adjustment at a statutory rate of 41.0%. There is no pro forma impact for the three month period ended September 30, 1999.

                                                            Nine months ended
                                                            September 30, 1999
                                                          ----------------------
                                                          (dollars in thousands)
      Revenue, net.......................................        $752,910
      Loss from operations...............................         (40,448)
      Interest expense, net..............................         (85,387)
      Loss before taxes..................................         (83,387)
      Income tax benefit.................................         (29,927)
      Net loss...........................................         (53,460)

  Pro forma loss per share is not shown since subsequent to the ZDNet offering, Ziff-Davis Inc. reports earnings for each class of stock in its related financial statements (i.e. ZD or ZDNet). The pro forma data is not necessarily indicative of actual results had the transaction occurred on January 1, 1999. Further, pro forma results are not meant to represent future financial results.

4. ZDTV

  On February 4, 1999, Ziff-Davis Inc. purchased ZDTV, LLC ("ZDTV") from MAC Holdings (America) Inc., a related party, for a purchase price of approximately $81,400,000. Ziff-Davis Inc. paid approximately $32,800,000 of the purchase price in cash (settled on February 5, 1999) and paid the remainder by applying approximately $48,600,000 in advances owed to it by MAC Holdings (America) Inc. Ziff-Davis Inc. also agreed to fund ZDTV during the period in 1999 prior to the purchase which was accounted for as additional purchase price. Such funding amounted to approximately $4,200,000.

  On February 5, 1999, Vulcan Programming Inc., an entity owned by Paul G. Allen, acquired a one-third equity interest in ZDTV for $54,000,000 in cash. In March 1999, an additional 4.0% equity interest was acquired by ZDTV's president. In both cases, the acquisitions were effected by issuing additional equity.

  The following unaudited summary pro forma information assumes that the acquisition of ZDTV and the acquisition of a one-third equity interest in ZDTV by Vulcan Programming Inc. had been consummated on January 1, 1999. Adjustments for ZDTV transactions include the operating results of ZDTV, amortization of the purchase price of ZDTV, Vulcan Programming Inc.'s one-third interest in the losses of ZDTV and the tax effects of these items. Pro forma loss per share is not shown since subsequent to the ZDNet Stock offering, Ziff-Davis Inc. reports earnings for each class of stock in its related financial statements (i.e. ZD or ZDNet). The pro forma data is not necessarily indicative of actual results had the transaction occurred on January 1, 1999. Further, pro forma results are not meant to represent future financial results. There is no pro forma impact for the three months ended September 30, 1999.

                                                 Nine months ended September
                                                           30, 1999
                                                -------------------------------
                                                 Ziff-    Adjustments
                                                 Davis      for ZDTV     Pro
                                                  Inc.    transactions  Forma
                                                --------  ------------ --------
                                                    (dollars in thousands)
      Revenue.................................. $752,910     $  316    $753,226
      Loss from operations.....................  (40,448)    (2,546)    (42,994)
      Net loss.................................  (55,947)    (1,006)    (56,953)

                                     III-33

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

 ZDTV 1999 Profits Interest Plan

  On May 11, 1999, ZDTV's Board of Directors adopted and approved the ZDTV 1999 Profits Interest Plan. Under such plan, ZDTV's Board of Directors may issue interests in ZDTV for incentive purposes to employees, directors and consultants covered by the plan. At September 30, 1999, there were 10,724,200 units issued under the plan.

5. Acquisitions and Dispositions

 GameSpot Inc.

  On April 7, 1999, Ziff-Davis Inc. completed the acquisition of the remaining 30.0% interest in GameSpot Inc. in exchange for 600,000 newly issued shares of ZDNet Stock valued at approximately $11,400,000. This acquisition was accounted for under the purchase method of accounting.

 Updates.com Inc.

  On July 2, 1999, ZDNet acquired Updates.com Inc. for a purchase price of approximately $18,500,000. Consideration was in the form of $5,000,000 in cash and 582,526 shares of ZDNet Stock valued at $13,500,000. This acquisition was accounted for under the purchase method of accounting.

 SoftSeek Inc.

  On July 30, 1999, ZDNet acquired SoftSeek Inc. for a purchase price of approximately $26,000,000. Consideration was in the form of $7,000,000 in cash and 991,038 shares of ZDNet Stock valued at $19,000,000. This acquisition was accounted for under the purchase method of accounting.

 Sale of Business Units

  Ziff-Davis Inc. has completed the sale of its 50.0% interest in ExpoComm LLC along with other smaller business units from the ZD Market Intelligence and ZD Education platforms. The proceeds from the sale of these business units totaled $29,105,000 and are reflected as investing activities in the statement of cash flows.

6. Investments

 On February 19, 1999 Ziff-Davis Inc. acquired warrants to purchase 2,005,400 shares of Series E preferred stock of BuyDirect.com Inc. ("Series E shares") at an exercise price of $1.65 per share. On March 25, 1999, Ziff-Davis Inc. exercised its warrants and received 1,510,020 Series E shares in a cashless exercise by exchanging 495,380 warrants in lieu of payment of the exercise price. On March 30, 1999, BuyDirect.com Inc. was acquired by Beyond.com Corporation and these Series E shares were converted to 438,057 shares of Beyond.com Corporation and at September 30, 1999 are reflected in the balance sheet as Securities Available for Sale.

  The warrants were granted in connection with an agreement by BuyDirect.com Inc. to advertise on certain ZDNet sites. As a result, the fair value of the warrants at February 19, 1999 was recorded as deferred revenue and will be recognized as income over the life of the advertising agreement. The fair value of the warrants was determined to be $6,240,000.

  In June 1999, Ziff-Davis Inc. entered into an agreement to hedge a portion of the unrealized gain associated with these shares. (See Note 9).

                                     III-34

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

7. Income Taxes

  Income taxes are provided based on Ziff-Davis Inc.'s projected annual effective tax rate which differs from the U.S. federal statutory rate of 35.0% due to (i) certain items which are not deductible for income tax purposes, primarily nondeductible goodwill amortization, and (ii) the effect of state and local taxes. The tax benefit recorded for the nine months ended September 30, 1999 has been reflected as a reduction of the deferred tax liability as it is anticipated that the benefit will be realizable in future periods.

8. Earnings per share

  Ziff-Davis Inc. reports earnings per share for its two classes of common stock, ZD Stock and ZDNet Stock.

  The pro forma weighted average common shares outstanding and the pro forma loss per share related to ZD Stock has been prepared assuming the reorganization and initial public offering of ZD Stock (see Note 2) occurred on January 1, 1998. ZD's earnings include its retained interest in ZDNet's results. Diluted earnings per share are not shown as the impact of stock options would be anti-dilutive.

  The pro forma weighted average common shares outstanding and the pro forma income (loss) per share related to ZDNet Stock has been prepared assuming the reorganization and initial public offering of ZDNet Stock (see Note 3) occurred on January 1, 1998. Diluted earnings per share are not shown as the impact of stock options would be anti-dilutive.

9. Commitments and Contingencies

 Strategic Alternatives

  On July 14, 1999, Ziff-Davis Inc. announced that it had retained the investment banking firm of Morgan Stanley Dean Witter ("Morgan Stanley") to explore strategic alternatives to maximize shareholder value. The Ziff-Davis Inc. Board of Directors has not embraced any particular alternatives and will investigate all possible alternatives, including strategic alliances, mergers and the sale or joint venture of all or some of Ziff-Davis Inc.'s businesses. No assurances can be given that any transaction will result from the exploration process that Morgan Stanley has been retained to manage.

  On May 24, 1999, Ziff-Davis Inc. announced that it had retained Morgan Stanley to explore strategic alternatives for its ZD Market Intelligence Unit, the sale of which was completed on October 1, 1999. (See Note 12).

 Class action and derivative litigations

  Ziff-Davis Inc. is subject to various claims and legal proceedings arising in the normal course of business.

  Following a decline in the price per share of Ziff-Davis Inc.'s common stock in October 1998, eight securities class action suits were filed against Ziff-Davis Inc. and certain of its directors and officers in the United States District Court for the Southern District of New York.

  The complaints alleged that defendants violated Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 in connection with the registration statement filed by Ziff-Davis Inc. with the Securities and Exchange Commission relating to the initial public offering of Ziff-Davis Inc.'s stock completed on May 4, 1998 (the "IPO"). More particularly, the complaints alleged that the registration statement contained false and misleading statements and failed to disclose facts that could have indicated an impending decline in Ziff-Davis Inc.'s revenue. The complaints sought on behalf of a class of purchasers of Ziff-Davis Inc.'s common stock from the date of the IPO through October 8, 1998 unspecified damages, interest, fees and costs, rescission, and injunctive relief such as the imposition of a constructive trust upon the proceeds of the IPO.

                                     III-35

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

  On January 28, 1999, the court entered an order consolidating the actions, appointing lead plaintiff's counsel and requiring the filing of a consolidated amended complaint. The consolidated amended complaint was filed on June 15, 1999 and only alleges claims under Section 11 of the Securities Act of 1933. On May 20, 1999, Ziff-Davis Inc. moved to dismiss the consolidated amended complaint. In July 1999, plaintiff filed their response to the motion. Ziff-Davis Inc. filed a reply on August 11, 1999. The motion has not been decided.

  In addition, two derivative suits have been filed by stockholders against Ziff-Davis Inc. and all of its directors in the Court of Chancery of the State of Delaware for New Castle County. The complaints allege that the directors breached their fiduciary duties to Ziff-Davis Inc. by repricing the stock options awarded to certain directors and demand the nullification of the repricing and an injunction against exercise by the directors of any repriced option. Plaintiffs filed an amended complaint on February 17, 1999 (which is substantially similar to the original complaints, except that the amended complaint also addresses the granting of "new options" at an allegedly "reduced exercise price") and the actions have been consolidated. Answers to the amended complaint on behalf of both Ziff-Davis Inc. and its directors were filed on April 12, 1999. Discovery is proceeding.

 Other legal proceedings

  Ziff-Davis Inc. was named as a defendant in an action, filed on April 17, 1998 in the Supreme Court of the State of New York, by minority stockholders of SOFTBANK Interactive Marketing Inc. ("SIM"), formerly an indirect subsidiary of SOFTBANK Corp. The complaint alleged, among other things, that SBH, SIM's majority stockholder, acting with Ziff-Davis Inc. and two of its senior officers and directors who were directors of SIM (and who were also named as defendants), had conflicts of interest between SIM and other Softbank investments (including investments in Ziff-Davis Inc.) and failed to act in the best interests of SIM and the minority stockholders by taking actions which benefited Ziff-Davis Inc. The complaint stated claims based on common law fraud, breach of fiduciary duty and aiding and abetting theories and seeks in excess of $200,000,000 in damages. Upon motion of Ziff-Davis Inc. and the other defendants, all of the claims against them other than a breach of contract claim which is solely against SBH, were dismissed on February 26, 1999. On April 1, 1999, plaintiffs filed a notice of appeal of the dismissal. On September 2, 1999, the remaining claim, which was solely against SBH, was dismissed. On October 6, 1999, plaintiffs filed a notice of appeal of this dismissal.

  Ziff-Davis Inc. and ZDTV, L.L.C. ("ZDTV"), a majority owned affiliate of Ziff-Davis Inc., were named as defendants in an action filed on November 10, 1999 in the U.S. District Court, Southern District of New York, by plaintiff. In October, 1998 ZDTV through a subsidiary purchased certain assets from corporations owned by plaintiff and two other individuals. In addition to a cash payment at the closing of the sale, ZDTV agreed to pay additional purchase price, contingent on the future operating profits of the SkyTV division. Ziff-Davis Inc. guaranteed the obligations of ZDTV. The complaint alleges, among other things, that ZDTV and Ziff-Davis Inc. breached their covenants of good faith and fair dealing by failing to act in the best interests of the SkyTV division, to support and procure business for the SkyTV division, and to provide public relations, marketing assistance and corporate sales team support, thereby lessening plaintiff's opportunity to earn additional purchase price. The complaint seeks an amount to be determined at trial, but not less than $60,000,000 in damages.

  Although the outcome of these cases cannot be predicted, Ziff-Davis Inc. believes that there are substantial defenses to the claims. Ziff-Davis Inc. currently cannot estimate its ultimate liability, if any, with respect to such pending litigations. Accordingly, no provision for such matters has been included in the financial statements.

                                     III-36

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

 Interest rate swap

  On June 15, 1999, Ziff-Davis Inc. amended a swap agreement (with a notional amount of $100,000,000) by reducing the fixed rate paid to the counterparty and providing the counterparty with a one-time option to cancel the swap agreement on February 5, 2000. Ziff-Davis Inc. entered into another swap agreement (with a notional amount of $50,000,000) on June 15, 1999. Under this swap agreement, Ziff-Davis Inc. will receive a fixed rate of interest and pay a floating rate of interest based on 3 months LIBOR, which resets quarterly, for the term of the agreement.

 Beyond.com hedge

  In June 1999, Ziff-Davis Inc. entered into a short-sale to effect a hedge on 300,000 of its 438,057 shares of Beyond.com. These shares were sold on behalf of Ziff-Davis Inc. by a third party at a weighted average price of $22.50 per share. In September 1999, Ziff-Davis Inc. delivered the shares required to close the short position by repurchasing the shares at a market price of $14.00 per share. A gain of approximately $2,600,000 was deferred in the period relating to this hedge transaction.

10. Registration Statement

  On August 5, 1999, Ziff-Davis Inc. filed a registration statement on Form S-3 (File No. 333-84555), which became effective on August 11, 1999, with the Securities and Exchange Commission to register 1,180,173 shares of ZDNet Stock in connection with the acquisition of Updates.com Inc. and SoftSeek Inc.

11. Segment Information

  Ziff-Davis Inc. operates in four reportable business segments: (1) publishing, (2) events, (3) Internet and (4) television. All material inter-segment revenue has been eliminated. The following table presents information about each of the reported segments:

                                        Three months ended   Nine months ended
                                           September 30,       September 30,
                                        -------------------- ------------------
                                          1999       1998      1999      1998
                                        ---------  --------- --------  --------
                                               (dollars in thousands)
     Revenue:
     Publishing.......................  $ 165,268  $ 181,727 $518,626  $571,391
     Events...........................     63,085     29,787  157,150   122,690
     Internet.........................     26,291     14,504   67,791    36,466
     Television.......................      3,642        --     9,343       --
                                        ---------  --------- --------  --------
       Total..........................  $ 258,286  $ 226,018 $752,910  $730,547
                                        =========  ========= ========  ========
                                        Three months ended   Nine months ended
                                           September 30,       September 30,
                                        -------------------- ------------------
                                          1999       1998      1999      1998
                                        ---------  --------- --------  --------
                                               (dollars in thousands)
     EBITDA:
     Publishing.......................  $  17,475  $  23,558 $ 80,185  $ 88,544
     Events...........................     35,962      2,135   60,164    21,879
     Internet.........................      4,621      1,857   11,177    (4,223)
     Television.......................     (7,030)       --   (20,924)      --
                                        ---------  --------- --------  --------
       Total..........................  $  51,028  $  27,550 $130,602  $106,200
                                        =========  ========= ========  ========

                                     III-37

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

                                                      September 30, December 31,
                                                          1999          1998
                                                      ------------- ------------
                                                        (dollars in thousands)
     Total Assets:
     Publishing.....................................   $1,944,663    $2,192,099
     Events.........................................    1,195,191     1,144,018
     Internet.......................................      179,650        97,686
     Television.....................................      124,432           --
                                                       ----------    ----------
       Total........................................   $3,443,936    $3,433,803
                                                       ==========    ==========

  A reconciliation of EBITDA to loss before income taxes is below:

                                     Three months ended    Nine months ended
                                        September 30,        September 30,
                                     --------------------  -------------------
                                       1999       1998       1999      1998
                                     ---------  ---------  --------  ---------
                                             (dollars in thousands)
   Total segment EBITDA............  $  51,028  $  27,550  $130,602  $ 106,200
   Depreciation and amortization of
    property and equipment.........     (8,583)    (7,870)  (25,558)   (22,597)
   Amortization of intangible
    assets.........................    (36,160)   (29,973) (102,308)   (91,997)
   Stock-based compensation........     (1,474)       (63)   (4,861)      (189)
   Minority interest in ZDTV's non-
    EBITDA losses..................      1,531        --      4,125        --
   Interest expense, net...........    (28,632)   (29,093)  (89,602)  (111,185)
                                     ---------  ---------  --------  ---------
   Loss before income taxes........  $ (22,290) $ (39,449) $(87,602) $(119,768)
                                     =========  =========  ========  =========

12. Subsequent Events

 Sale of Market Intelligence Unit

  On October 1, 1999, Ziff-Davis Inc. completed the sale of its Market Intelligence unit for $101,000,000 in cash plus $5,000,000 in assumed deferred revenue obligations.

 Registration Statement

  On October 22, 1999, Ziff-Davis Inc. filed a registration statement on Form S-3 (File No. 333-89597), which became effective on October 29, 1999, with the Securities and Exchange Commission to register 180,000 shares of ZDNet Stock acquired by three selling shareholders of GameSpot in connection with its merger with Ziff-Davis Inc.

 Smart Planet Inc.

  In September 1999, the Company formed Smart Planet Inc. to conduct the operations of its consumer based educational website. In conjunction with the launch of this business a stock option plan was adopted. On October 25, 1999, the Company granted options to purchase approximately 2,468,000 shares of Smart Planet Inc. The exercise price of the options was based on an estimate of the fair value of the underlying shares.

                                     III-38

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ziff-Davis Inc.

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, cash flows and changes in stockholders' equity, present fairly, in all material respects, the financial position of Ziff-Davis Inc. and its subsidiaries (the "Company") at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
February 22, 1999

                                     III-39

                                ZIFF-DAVIS INC.

                          CONSOLIDATED BALANCE SHEETS
                (dollars in thousands, except per share amounts)

                                                             December 31,
                                                         ----------------------
                                                            1997        1998
                                                         ----------  ----------
                         ASSETS
Current assets:
  Cash and cash equivalents............................. $   30,301  $   32,566
  Accounts receivable, net..............................    221,310     227,325
  Inventories...........................................     17,853      15,551
  Prepaid expenses and other current assets.............     37,900      34,543
  Due from affiliates...................................    131,290      53,984
  Deferred taxes........................................      8,794      22,262
                                                         ----------  ----------
Total current assets....................................    447,448     386,231
Property and equipment, net.............................     53,536      91,189
Intangible assets, net..................................  3,030,333   2,907,043
Other assets............................................     15,329      49,340
                                                         ----------  ----------
Total assets............................................ $3,546,646  $3,433,803
                                                         ==========  ==========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................... $   55,468  $   75,863
  Accrued expenses......................................     80,094      97,319
  Unearned income, net..................................    154,682     152,081
  Due to affiliates and management......................    398,332       4,618
  Current portion of notes payable to affiliates........    125,790       7,692
  Other current liabilities.............................      4,222      13,125
                                                         ----------  ----------
Total current liabilities...............................    818,588     350,698
Notes payable to affiliates.............................  2,408,240      70,192
Notes payable, net of unamortized discount..............        --    1,469,130
Deferred taxes..........................................    180,117     165,082
Due to management.......................................        --        5,400
Other liabilities.......................................     12,390      19,690
                                                         ----------  ----------
Total liabilities.......................................  3,419,335   2,080,192
                                                         ----------  ----------
Commitments and contingencies (Notes 17 and 18)
Minority interest.......................................      1,181       1,013
                                                         ----------  ----------
Stockholders' equity:
  Preferred stock(1)....................................        --          --
  Common stock(2).......................................        --        1,000
  Additional paid-in capital............................    248,330   1,571,681
  Accumulated deficit...................................   (119,429)   (197,238)
  Deferred compensation.................................       (996)    (22,024)
  Cumulative translation adjustment.....................     (1,775)       (821)
                                                         ----------  ----------
Total stockholders' equity..............................    126,130   1,352,598
                                                         ----------  ----------
Total liabilities and stockholders' equity.............. $3,546,646  $3,433,803
                                                         ==========  ==========

--------
(1) December 31, 1998: par value $.01 per share, 10,000,000 shares authorized, no shares issued and outstanding; December 31, 1997: no shares authorized, issued and outstanding.
(2) December 31, 1998: par value $.01 per share, 120,000,000 shares authorized, 100,000,000 shares issued and outstanding; December 31, 1997: par value $.01 per share, 2,000 shares authorized, 200 shares issued and outstanding.

   The accompanying notes are an integral part of these financial statements.

                                     III-40

                                ZIFF-DAVIS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)

                                               Years ended December 31,
                                            ---------------------------------
                                              1996       1997        1998
                                            ---------  ---------  -----------
Revenue, net:
  Publishing............................... $ 674,040  $ 834,015  $   782,882
  Events...................................   264,884    287,528      269,867
  Internet.................................    16,215     32,218       56,143
                                            ---------  ---------  -----------
                                              955,139  1,153,761    1,108,892
                                            ---------  ---------  -----------
Cost of production.........................   271,532    325,245      305,346
Selling, general and administrative
 expenses..................................   456,690    564,344      567,683
Depreciation and amortization of property
 and equipment.............................    32,303     30,379       29,885
Amortization of intangible assets..........   107,433    124,561      122,659
Restructuring charge.......................       --         --        52,239
                                            ---------  ---------  -----------
Income from operations.....................    87,181    109,232       31,080
Interest expense, net--related party.......  (120,646)  (190,445)     (65,935)
Interest expense, net......................       --         --       (77,612)
Other non-operating income, net............     6,341      8,722        8,231
                                            ---------  ---------  -----------
Loss before income taxes...................   (27,124)   (72,491)    (104,236)
Provision (benefit) for income taxes.......    24,957     (1,312)     (26,427)
                                            ---------  ---------  -----------
Net loss................................... $ (52,081) $ (71,179) $   (77,809)
                                            =========  =========  ===========
Pro forma basic loss per common share......                       $     (0.78)
                                                                  ===========
Pro forma weighted average common shares
 outstanding...............................                       100,000,000
                                                                  ===========



   The accompanying notes are an integral part of these financial statements.

                                     III-41

                                ZIFF-DAVIS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                                Years ended December 31,
                                             ---------------------------------
                                                1996        1997       1998
                                             -----------  --------  ----------
Cash flows from operating activities:
Net loss...................................  $   (52,081) $(71,179) $  (77,809)
Adjustments to reconcile net loss to net
 cash provided
 (used) by operating activities:
 Depreciation and amortization.............      139,736   154,940     152,544
 Amortization of debt issuance costs and
  discount.................................          --        --        2,430
 Restructuring charge......................          --        --       52,239
 Income from equity investments............         (115)   (2,030)     (7,483)
 Deferred tax provision (benefit)..........       24,957    (1,312)    (28,974)
 Changes in operating assets and liabili-
  ties:
  Accounts receivable......................      (38,086)  (18,899)     (4,899)
  Inventories..............................        7,788      (853)      2,923
  Accounts payable and accrued expenses....       12,850    (7,376)     (1,121)
  Unearned income..........................        1,392   (20,194)     (5,326)
  Due to affiliates and management.........      (29,303)  (38,543)     (3,348)
  Other, net...............................       (5,595)    2,082      14,600
                                             -----------  --------  ----------
Net cash provided (used) by operating
 activities................................       61,543    (3,364)     95,776
                                             -----------  --------  ----------
Cash flows from investing activities:
  Capital expenditures.....................      (22,365)  (30,196)    (36,599)
  Investments and acquisitions, net of cash
   acquired................................   (2,124,823)  (14,000)    (27,772)
                                             -----------  --------  ----------
Net cash used by investing activities......   (2,147,188)  (44,196)    (64,371)
                                             -----------  --------  ----------
Cash flows from financing activities:
  Proceeds from equity offering............          --        --      380,337
  Proceeds from issuance of notes payable..          --        --      242,723
  Proceeds from issuance of bank debt......          --        --    1,240,200
  Proceeds from notes payable to affili-
   ates....................................    1,080,000    10,000         --
  Payments of amounts due to affiliates....          --        --     (314,798)
  Repayments of credit facility ...........          --        --      (95,504)
  Borrowings under credit facility.........          --        --       65,504
  Principal payments on notes payable to
   affiliates..............................          --    (31,420) (1,571,264)
  Payment of deferred financing fee........          --        --       (3,375)
  Purchase of treasury shares..............          --        --      (29,500)
  Sale of treasury shares..................          --        --       29,500
  Advance from majority shareholder........          --        --       20,377
  Contributed capital......................    1,015,652    69,366       6,660
  Payment of dividends.....................       (8,000)      --          --
                                             -----------  --------  ----------
Net cash provided (used) by financing
 activities................................    2,087,652    47,946     (29,140)
Net increase in cash and cash equivalents..        2,007       386       2,265
Cash and cash equivalents at beginning of
 period....................................       27,908    29,915      30,301
                                             -----------  --------  ----------
Cash and cash equivalents at end of peri-
 od........................................  $    29,915  $ 30,301  $   32,566
                                             ===========  ========  ==========

   The accompanying notes are an integral part of these financial statements.

                                     III-42

                                ZIFF-DAVIS INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                             (dollars in thousands)

                    Ziff-Davis Inc.                    ZDI          ZDCF      Additional  Retained                Cumulative
                   -------------------  Treasury  ------------- -------------  paid-in    earnings     Deferred   translation
                     Shares     Amount   Stock    Shares Amount Shares Amount  capital    (deficit)  compensation adjustment
                   -----------  ------  --------  ------ ------ ------ ------ ----------  ---------  ------------ -----------
Balance at
 December 31,
 1995...........           --   $  --   $   --      --   $ --     100  $ --   $  379,586  $  11,831    $    --      $  111
Acquisition of
 Ziff-Davis
 Holdings Corp. ..                                  100    --                  1,014,178
Return of
 capital........                                                                (899,948)
Capital
 contribution...                                                                   1,474
Dividend paid...                                                                             (8,000)
Shares
 contributed to
 restricted
 stock plan.....                                                                   3,528                 (3,528)
Compensation
 earned on
 restricted
 stock..........                                                                                          1,080
Net loss........                                                                            (52,081)
Foreign currency
 translation
 adjustment.....                                                                                                      (475)
                   -----------  ------  -------    ----  -----   ----  -----  ----------  ---------    --------     ------
Balance at
 December 31,
 1996...........           --      --       --      100    --     100    --      498,818    (48,250)     (2,448)      (364)
Return of
 capital........                                                                (381,434)
Capital
 contribution...                                                                 128,482
Shares
 contributed to
 restricted
 stock plan.....                                                                   2,464                 (2,464)
Compensation
 earned on
 restricted
 stock..........                                                                                          3,916
Net loss........                                                                            (71,179)
Foreign currency
 translation
 adjustment.....                                                                                                    (1,411)
                   -----------  ------  -------    ----  -----   ----  -----  ----------  ---------    --------     ------
Balance at
 December 31,
 1997...........           --      --       --      100    --     100    --      248,330   (119,429)       (996)    (1,775)
Capital
 contribution...                                                                   9,007
Capitalization
 of amounts due
 to affiliates..                                                                 908,673
Contribution of
 subsidiaries
 from SBH to
 Ziff-Davis
 Inc............    73,619,355     736             (100)   --    (100)   --
Initial public
 offering.......    25,800,000     258                                           375,235
Acquisition of
 fixed assets
 from an
 affiliate......       580,645       6                                             8,994
Purchase of
 treasury shares
 from SBH.......    (2,000,000)    (20) (29,480)
Sale of treasury
 shares to the
 public.........     2,000,000      20   29,480
Stock options
 vested as
 severance......                                                                     162
Conversion of
 Softbank stock
 options........                                                                   3,018                 (3,018)
Issuance of
 ZDNet options..                                                                  18,262                (18,262)
Net loss........                                                                            (77,809)
Compensation
 earned on
 restricted
 stock..........                                                                                            252
Foreign currency
 translation
 adjustment.....                                                                                                       954
                   -----------  ------  -------    ----  -----   ----  -----  ----------  ---------    --------     ------
Balance at
 December 31,
 1998...........   100,000,000  $1,000  $   --      --   $ --     --   $ --   $1,571,681  $(197,238)   $(22,024)    $ (821)
                   ===========  ======  =======    ====  =====   ====  =====  ==========  =========    ========     ======
                       Total
                    stockholders'
                       equity
                   --------------
Balance at
 December 31,
 1995...........     $  391,528
Acquisition of
 Ziff-Davis
 Holdings Corp. ..    1,014,178
Return of
 capital........       (899,948)
Capital
 contribution...          1,474
Dividend paid...         (8,000)
Shares
 contributed to
 restricted
 stock plan.....            --
Compensation
 earned on
 restricted
 stock..........          1,080
Net loss........        (52,081)
Foreign currency
 translation
 adjustment.....           (475)
                   --------------
Balance at
 December 31,
 1996...........        447,756
Return of
 capital........       (381,434)
Capital
 contribution...        128,482
Shares
 contributed to
 restricted
 stock plan.....            --
Compensation
 earned on
 restricted
 stock..........          3,916
Net loss........        (71,179)
Foreign currency
 translation
 adjustment.....         (1,411)
                   --------------
Balance at
 December 31,
 1997...........        126,130
Capital
 contribution...          9,007
Capitalization
 of amounts due
 to affiliates..        908,673
Contribution of
 subsidiaries
 from SBH to
 Ziff-Davis
 Inc............            736
Initial public
 offering.......        375,493
Acquisition of
 fixed assets
 from an
 affiliate......          9,000
Purchase of
 treasury shares
 from SBH.......        (29,500)
Sale of treasury
 shares to the
 public.........         29,500
Stock options
 vested as
 severance......            162
Conversion of
 Softbank stock
 options........            --
Issuance of
 ZDNet options..
Net loss........        (77,809)
Compensation
 earned on
 restricted
 stock..........            252
Foreign currency
 translation
 adjustment.....            954
                   --------------
Balance at
 December 31,
 1998...........     $1,352,598
                   ==============

   The accompanying notes are an integral part of these financial statements.

                                     III-43

                                ZIFF-DAVIS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (numbers rounded to the nearest thousand, except share and per share amounts)

1. The Company and Basis of Presentation

 Formation of Ziff-Davis Inc.

  Ziff-Davis Inc. was formed through an initial public offering and a reorganization that were completed on May 4, 1998. (See Note 2.) Prior to that date, the predecessors of Ziff-Davis Inc. (currently named ZD Inc. ("ZDI") and ZD Events Inc.) were wholly owned indirect subsidiaries of SOFTBANK Corp. (together with its non-Ziff-Davis Inc. affiliates "Softbank"). As such, financial statements for periods prior to May 4, 1998 have been prepared on a combined basis while financial statements for periods after May 4, 1998 have been prepared on a consolidated basis.

  As further described below, the consolidated financial statements include the accounts of ZDI from its date of acquisition (February 29, 1996), and ZD Events for all periods presented. In addition, the results of the MAC Assets (defined below) which were acquired in two tranches on October 31, 1997 and May 4, 1998 have been included in Ziff-Davis Inc's financial statements from the time of their acquisition by MAC Inc. ("MAC") (February 29, 1996). These results have been included in a manner similar to a pooling of interests, as the MAC Assets, ZDI and ZD Events Inc. were under common control at the time the MAC Assets were acquired by Ziff-Davis Inc. (See relationship with Softbank and MAC below).

 Relationship with Softbank and MAC

  SOFTBANK Corp. is the indirect majority stockholder of Ziff-Davis Inc. SOFTBANK Corp. is a Japanese corporation which at the time of the acquisition of the MAC Assets was majority owned directly and indirectly by its president, Mr. Son. As of December 31, 1998, Mr. Son owned approximately 45% of SOFTBANK Corp. (50.2% as of December 31, 1997). MAC, also a Japanese corporation, was wholly owned by Mr. Son.

 Operations and acquisitions

  Ziff-Davis Inc. operates in three business segments: (1) publishing, (2) events and (3) Internet.

 Publishing

  The publishing segment is engaged in publishing magazines, journals, newsletters, electronic information products, training manuals and market research about the computer industry. The publishing segment's principal operations are in the U.S. and Europe, although it also licenses or syndicates its editorial content to over 50 other publications distributed worldwide.

 Events

  The events segment is engaged in the organization, production and management of trade shows, conferences and seminars for the computer industry. The events segment's principal operations are in the U.S. and to a lesser extent in Europe and Asia.

 Internet

  The Internet segment is engaged in providing technology related information to Internet users worldwide. The Internet segment's principal operations are in the U.S. and to a lesser extent in Europe.

 Acquisition of ZDI (formerly Ziff-Davis Publishing Company and Ziff-Davis Holdings Corp.)

  In February 1996, Softbank acquired the stock of Ziff-Davis Holdings Corp. ("Holdings") for an aggregate purchase price of approximately $1,800,000,000 plus transaction costs. Concurrent with the

                                     III-44

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

acquisition, in a separate agreement, MAC, directly or through wholly owned affiliates, acquired certain of the assets and assumed certain of the liabilities of ZDI (the "MAC Assets") for an aggregate purchase price of approximately $302,000,000.

  These acquisitions have been accounted for as of February 29, 1996 using the purchase method of accounting. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed was $1,922,000,000 and $285,000,000, respectively.

  Subsequent to the acquisition, Holdings and ZDI were merged with ZDI being the surviving corporation.

 Purchase of the MAC Assets

  In 1997, ZDI agreed to purchase certain of the MAC Assets for $370,000,000. The acquisition was effected in two tranches, the first of which closed on October 31, 1997 and the second of which closed upon completion of the initial public offering of Ziff-Davis Inc.'s common stock (further described below). At December 31, 1997, ZDI had accrued the $370,000,000 purchase price which was recorded as a return of capital.

  The acquisitions from MAC described above have been accounted for in a manner similar to a pooling of interests as all entities involved were under common control at the time of acquisitions. Accordingly, the accompanying consolidated financial statements include the results of operations of the MAC Assets from February 29, 1996.

 Acquisition of Sendai

  On May 8, 1996, ZDI acquired substantially all of the assets and liabilities of Sendai Publishing Group, Inc., a publisher and distributor of magazines, books, products and computer services related to the electronic gaming industry, for approximately $27,500,000, plus transaction costs. The acquisition was accounted for as a purchase and accordingly, Sendai's results are included in the consolidated financial statements since the date of acquisition. The excess of the purchase price over assets acquired approximated $33,378,000. The operations of Sendai did not have a material effect on the consolidated results of operations for the year ended December 31, 1996.

 Acquisition of Sky TV

  On October 28, 1998, Ziff-Davis Inc. acquired the assets of Sky TV Inc. and certain affiliates for approximately $12,150,000 in cash plus contingent payments related to earnings performance payable in 2002. Sky TV is a media company that produces video content for distribution principally through airline in-flight, cable and broadcast television. The acquisition was accounted for as a purchase and accordingly Sky TV's results are included in the consolidated financial statements since the date of acquisition. The excess of the purchase price over assets acquired approximated $11,318,000. The operations of Sky TV did not have a material effect on consolidated results of operations for the year ended December 31, 1998.


2. Reorganization, Initial Public Offering and ZDNet Stock Proposal

  On February 4, 1998, a nonstock corporation, ZD Inc., was formed in contemplation of a reorganization and initial public offering of Ziff-Davis Inc. Upon completion of the initial public offering (described below), Ziff-Davis Inc. was renamed ZD Inc. and ZDCF was renamed ZD Events Inc. and ZD Inc. was renamed Ziff-Davis Inc.

  On May 4, 1998 SOFTBANK Corp., through its wholly owned subsidiary SOFTBANK Holdings Inc. ("SBH"), completed a reorganization whereby the common stock of ZD Inc. and ZD Events Inc. were

                                     III-45

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

contributed to Ziff-Davis Inc. in exchange for 73,619,355 shares of Ziff-Davis Inc.'s common stock. Concurrent with the reorganization, Ziff-Davis Inc. (1) completed an initial public offering of 25,800,000 common shares at an initial public offering price of $15.50 per share, (2) issued $250,000,000 of 8 1/2% subordinated notes due 2008, (3) entered into a $1,350,000,000 credit facility with a group of banks under which $1,250,000,000 was borrowed and (4) converted $908,673,000 of intercompany indebtedness to equity. In addition, Ziff-Davis Inc. received approximately $9,107,000 of fixed assets from Kingston Technology Company ("Kingston"), a related party, in exchange for 580,645 shares of Ziff-Davis Inc.'s common stock and $107,000 in cash. These assets have been subsequently leased back to Kingston. Total shares of common stock issued to Softbank were 74,200,000. The transactions described above are hereafter referred to as the "Reorganization".

  Proceeds, net of transaction costs, from the initial public offering and funding transactions in the Reorganization of $1,863,260,000 were used to complete the purchase of certain assets from MAC for $370,000,000 and repay intercompany indebtedness.

  On May 28, 1998, Ziff-Davis Inc.'s U.S. underwriters exercised their option to purchase 2.0 million additional shares of common stock to cover over-allotments. Ziff-Davis Inc. purchased the additional shares from SBH resulting in no change to the total number of shares outstanding. On December 31, 1998, SBH contributed 71,619,355 shares of Ziff-Davis Inc.'s common stock to SOFTBANK America Inc., an affiliate of SOFTBANK Corp.

 Unaudited pro forma financial information

  The following summary pro forma information has been prepared as if the Reorganization and initial public offering described above, had been consummated on January 1, 1998. The pro forma adjustments include a $5,219,000 reduction of interest expense, a $900,000 increase in depreciation expense and a $900,000 reduction of selling, general and administrative expenses, as well as the tax effect of these items recorded at an effective tax rate of 40%.

                                                                Year ended
                                                             December 31, 1998
                                                           ---------------------
                                                           (dollars in thousands
                                                             except share and
                                                            per share amounts)
   Revenue, net:..........................................      $ 1,108,892
   Depreciation and amortization .........................          153,444
   Income from operations.................................           31,080
   Interest expense, net..................................          138,328
   Loss before income taxes...............................          (99,017)
   Income tax benefit.....................................           24,339
   Net loss...............................................      $   (74,678)
   Net loss per basic common share........................      $     (0.75)
   Weighted average common shares outstanding.............      100,000,000

 ZDNet Stock Proposal (Unaudited)

  The stockholders of Ziff-Davis Inc. are scheduled to vote on a proposal (the "Tracking Stock Proposal") to authorize the issuance of a new series of common stock, to be designated as Ziff-Davis Inc--ZDNet Common Stock ("ZDNet Stock"), intended to reflect the performance of Ziff-Davis Inc.'s online business division ("ZDNet"). The majority owner of the common stock of Ziff-Davis Inc. has committed to vote for the Tracking Stock Proposal. Before the ZDNet Stock is first issued, Ziff-Davis Inc.'s existing common stock will

                                     III-46

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


be re-classified as Ziff-Davis Inc.--ZD Common Stock ("ZD Stock") and that stock will be intended to reflect the performance of Ziff-Davis Inc.'s other businesses and a "Retained Interest" in ZDNet (i.e., Ziff-Davis Inc.'s interest in ZDNet excluding the interest intended to be represented by outstanding shares of ZDNet Stock) (collectively, "ZD").

  ZD currently has a 100% Retained Interest in ZDNet. Following approval of the Tracking Stock Proposal, Ziff-Davis Inc. currently plans to offer to the public, for cash, 10,000,000 shares of ZDNet Stock intended to represent approximately 14% of the equity value attributed to ZDNet. Ziff-Davis Inc. expects to offer ZDNet Stock to the public sometime in the first or second quarter of 1999. However, Ziff-Davis Inc. could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time. In addition to or instead of the offering, Ziff-Davis Inc. reserves the right to distribute ZDNet Stock to stockholders of Ziff-Davis Inc.

3. Summary of Significant Accounting Policies

 Principles of combination and consolidation

  Prior to the Reorganization, the financial statements were prepared on a combined basis to include the accounts of ZDI and ZD Events including, as discussed above, the MAC Assets. The financial statements of Ziff-Davis Inc. prepared subsequent to the Reorganization described above have been prepared on a consolidated basis. All significant transactions between these entities have been eliminated in combination and consolidation.

  Investments in companies in which Ziff-Davis Inc.'s ownership interests range from 20% to 50% and in which Ziff-Davis Inc. has the ability to exercise significant influence over the operating and financial policies of such companies are accounted for under the equity method.

 Cash and cash equivalents

  Ziff-Davis Inc. considers all highly liquid investments with an original maturity of 3 months or less to be cash equivalents.

 Concentration of credit risk

  Ziff-Davis Inc. places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of federally insured limits. Ziff-Davis Inc. has not experienced losses in such accounts.

  Ziff-Davis Inc. advertisers and exhibitors include principally customers who represent a variety of technology companies in the U.S. and other countries. Ziff-Davis Inc. extends credit to its customers and distributors and historically has not experienced significant losses relating to receivables from individual customers or groups of customers.

 Property and equipment

  Property and equipment have been recorded at cost or estimated fair value at the date of acquisition. Depreciation is computed using the straight-line method, half-year convention, over the estimated useful lives of the assets which range from 3 to 30 years. Leasehold improvements are amortized using the straight-line method over the service life of the improvement or the life of the related lease, whichever is shorter. Maintenance and repair costs are charged to expense as incurred.

                                     III-47

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


 Inventories

  Inventories, which consist principally of paper, are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

 Debt issuance costs and discount on senior subordinated notes

  The cost to issue debt is recorded in the balance sheet in other assets and amortized to interest expense over the life of the debt. The discount on the senior subordinated notes is recorded in the balance sheet as a reduction of long term-debt and is amortized to interest expense over the life of the notes. All amounts are amortized utilizing the effective-interest method.

 Intangible assets

  Intangible assets consist principally of advertising lists, exhibitor relationships, trademarks and trade names and goodwill. Amortization of these assets is computed on a straight-line basis over estimated useful lives. Identifiable intangible assets are amortized over a period of 2 to 40 years and goodwill, which represents the excess of the purchase price over the estimated fair values of net assets acquired, is amortized over a period of 5 to 40 years. (See Note 7.) Ziff-Davis Inc. assesses the recoverability of intangible assets whenever adverse events or changes in circumstances indicate that expected future cash flows (undiscounted and without interest charges) may not be sufficient to support the carrying amount of intangible assets. If undiscounted cash flows are not sufficient to support the recorded value of assets, an impairment loss is recognized to reduce the carrying value of the intangibles to estimated recoverable value.

 Revenue recognition

  Advertising revenue for Ziff-Davis Inc.'s publications, less agency commissions, is recognized as income in the month that the related publications are sent to subscribers or become available for sale at newsstands.

  Circulation revenue consists of both subscription revenue and single copy newsstand sales. Subscription revenue, less estimated cancellations, is deferred and recognized as income in the month that the related publications are sent to subscribers. Newsstand sales, less estimated returns, are recognized in the month that the related publications become available for sale at newsstands.

  Payments received in advance of trade shows, conferences and seminars are initially reported on the balance sheet as deferred revenue and are recognized as income when the events take place.

  Revenue generated by market research is recognized when the service is provided.

  Online revenue is derived principally from the sale of advertisements on short-term contracts. Online revenue is recognized ratably in the period in which the advertisement is displayed, provided that no significant obligations remain and collection of the resulting receivable is probable. Ziff-Davis Inc.'s obligations typically include guarantees of minimum number of "impressions", or times that an advertisement appears in pages viewed by users of Ziff-Davis Inc.'s online properties. To the extent minimum guaranteed impressions are not met, Ziff-Davis Inc. defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved.

 Operating costs and expenses

  Cost of production includes the direct costs of producing magazines, online content, newsletters and training materials, primarily paper, printing and distribution, and the direct costs associated with organizing, producing and managing trade shows, seminars, conferences and expositions. Selling, general and administrative costs include subscriber acquisition costs which are expensed as incurred. Editorial and product

                                     III-48

                                ZIFF-DAVIS INC.

      (numbers rounded to the nearest thousand, except per share amounts)

development costs are expensed as incurred. Product development costs include the cost of artwork, graphics, prepress, plates and photography for new products.

 Reportable segments

  In 1998, Ziff-Davis Inc. adopted Statement of Financial Accounting Standards ("SFAS") No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of Ziff-Davis Inc.'s reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not affect results of operations or financial position but did affect the disclosure of segment information. (See Note 19.)

 Foreign currency

  The effect of translating foreign currency financial statements into U.S. dollars is included in the cumulative translation adjustments account in stockholders' equity. Gains and losses on foreign currency transactions, which are not significant to operations, have been included in selling, general and administrative expenses. Ziff-Davis Inc. has not historically entered into forward currency contracts.

 Other non-operating income

  Other non-operating income includes management fee income and Ziff-Davis Inc.'s equity share of income or loss from joint ventures.

 Income taxes

  Ziff-Davis Inc. uses the asset and liability approach for financial accounting and reporting of deferred taxes.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from these estimates.

 Fair value of financial instruments

  Ziff-Davis Inc's financial instruments recorded on the balance sheet include cash and cash equivalents, accounts receivable, accounts payable and debt. Because of their short maturity, the carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate fair value. Fair value of long-term bank debt is based on rates available to Ziff-Davis Inc. for debt with similar terms and maturities. Fair value of public debt is based on market prices.

  Ziff-Davis Inc. uses interest rate swap agreements to manage risk on its floating rate debt portfolio. Fair value of these instruments is based on estimated current settlement cost.

 Interest rate swaps

  Ziff-Davis Inc. periodically uses interest rate swaps to manage its exposure to interest rate fluctuations on its floating rate debt. These interest rate swaps are entered into for hedging purposes and as such, must be designated and effective as a hedge against the risk of increased interest rates. Under the terms of the agreements Ziff-Davis Inc. pays a fixed interest rate on a notional amount and receives a variable interest rate

                                     III-49

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

on the same notional amount. The differential between the amounts paid and received is recorded in interest expense. Interest rate swaps designated but no longer effective as a hedge would be reported at market value and the related gains and losses would be recognized in earnings. Gains or losses on termination of interest rate swaps would be recognized in earnings in the period of termination.

 Stock-based compensation

  Ziff-Davis Inc. has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), to account for stock options. Effective January 1, 1996, Ziff-Davis Inc. adopted the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for Stock-Based Compensation.

 Earnings per share

  Earnings per share data for 1996 and 1997 have been omitted on the basis that they are not meaningful due to the insignificant number of shares outstanding. Earnings per share data for 1998 is calculated on a pro forma basis as if the shares issued in connection with the Reorganization and initial public offering described in Note 2 were outstanding as of January 1, 1998, but does not otherwise give pro forma effect to the Reorganization and initial public offering. Options to purchase Ziff-Davis Inc. common stock that could potentially dilute basic earnings per share in the future were not included in the computation of diluted loss per share because they were anti-dilutive. There were options to purchase 6,691,305 shares of Ziff-Davis Inc. common stock outstanding at December 31, 1998.

 Comprehensive income

  Ziff-Davis Inc. implemented SFAS No. 130 Reporting Comprehensive Income, effective January 1, 1998. This standard requires Ziff-Davis Inc. to report the total changes in stockholders' equity that do not result directly from transactions with stockholders, including those which do not affect retained earnings. These changes are not material to Ziff-Davis Inc.'s consolidated financial statements.

 New accounting pronouncements

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Ziff-Davis Inc. does not expect the adoption of SFAS No. 133 to have a material impact on Ziff-Davis Inc.'s results of operations. Ziff-Davis Inc. will adopt SFAS No. 133 beginning with its 2000 financial statements.

 Reclassifications

  Certain amounts have been reclassified, where appropriate, to conform to the current financial statement presentation.

4. Restructuring

  Margin pressure on computer equipment manufacturers, industry and product delays, lower demand in Asia and a focus on the Year 2000 transition are contributing to a reduced demand for advertising in Ziff-Davis Inc.'s magazines, principally PC Magazine, PC/Computing, Computer Shopper and PC Week. Ziff-Davis Inc. believes these factors are continuing.

                                     III-50

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


  As a result of this reduced demand, in October 1998 Ziff-Davis Inc. announced a restructuring program with the intent of significantly reducing its cost base. Ziff-Davis Inc. incurred a pre-tax charge of $52,239,000 for this restructuring program. The charge included asset impairment costs ($37,890,000), employee termination costs ($8,668,000) and costs to exit activities ($5,681,000) principally resulting from the closing of three publications (Windows Pro, Internet Business and Equip) and the reduction of Ziff-Davis Inc.'s work force by 310 employees. The charge also included costs resulting from the discontinuation of certain educational journals and trade shows. The following sets forth additional detail concerning the principal components of the charge:

  . Asset impairment costs totaled $37,890,000. These costs, which are non-cash, included the write-off of intangible assets, primarily subscriber lists, advertising lists, tradenames and goodwill, associated with the discontinued publications ($34,245,000) and trade shows ($2,930,000) as well as deferred marketing expenses associated with the discontinued educational journals ($715,000).

  . Employee termination costs related to severed personnel at the closed publications as well as a rationalization and resulting workforce reduction of the remainder of Ziff-Davis Inc.'s operations. Employee termination costs included payments for severance and earned vacation as well as the costs of outplacement services and the provision of continued benefits to personnel. As of December 31, 1998, $5,200,000 of the $8,668,000 million related to these employee terminations had been paid.

  . Costs to exit activities reflect the costs associated with the final closure of the discontinued publications ($1,837,000) and the costs to reduce office space under lease as a result of the reduced level of employees ($3,844,000).

  Included in accrued expenses is $7,260,000 related to this restructuring which Ziff-Davis Inc. believes will be paid during the first half of 1999.

5. Accounts Receivable, Net

  Accounts receivable, net consist of the following:

                                                             December 31,
                                                           ------------------
                                                             1997      1998
                                                           --------  --------
                                                              (dollars in
                                                              thousands)
      Accounts receivable................................. $309,565  $312,706
      Allowance for doubtful accounts, returns and
       cancellations......................................  (88,255)  (85,381)
                                                           --------  --------
                                                           $221,310  $227,325
                                                           ========  ========

6. Property and Equipment, Net

  Property and equipment, net, consist of the following:

                                                                December 31,
                                                              -----------------
                                                                1997     1998
                                                              --------  -------
                                                                (dollars in
                                                                 thousands)
      Computers and equipment................................ $ 50,170  $78,587
      Leasehold improvements.................................   40,033   62,672
      Furniture and fixtures.................................   17,619   29,646
                                                              --------  -------
                                                               107,822  170,905
      Accumulated depreciation and amortization..............  (54,286) (79,716)
                                                              --------  -------
                                                              $ 53,536  $91,189
                                                              ========  =======

                                     III-51

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


7. Intangible Assets, Net

  Intangible assets, net, consists of the following:

                                              Range of       December 31,
                                            Useful Lives ----------------------
                                              (years)       1997        1998
                                            ------------ ----------  ----------
                                                              (dollars in
                                                              thousands)
      Advertising lists....................     7-34     $  888,100  $  872,400
      Exhibitor relationships..............     4-27        154,070     154,070
      Trademarks/trade names...............    30-40        735,595     709,306
      License agreements...................     6-14         11,212      11,212
      Subscriber lists.....................     3-10         51,475      51,375
      Other................................     2-20         57,599      58,837
      Goodwill.............................     5-40      1,387,556   1,419,892
                                                         ----------  ----------
                                                          3,285,607   3,277,092
      Accumulated amortization.............                (255,274)   (370,049)
                                                         ----------  ----------
                                                         $3,030,333  $2,907,043
                                                         ==========  ==========

  Intangible assets primarily relate to the acquisitions of ZDI, COMDEX and the MAC Assets. As discussed in Note 1, the acquisitions were accounted for under the purchase method of accounting. As such, the purchase price of these acquisitions was allocated to tangible and identifiable intangible assets with the remaining amount being allocated to goodwill.

  Advertising lists, exhibitor relationships and subscriber lists were recorded at estimated fair value as determined by an income approach. Trademarks/trade names were recorded at estimated fair value using a relief from royalty approach.

  All intangible assets are being amortized using the straight-line method over estimated useful lives, up to 40 years. In determining the estimated useful lives, Ziff-Davis, Inc. considered its competitive position in the markets in which it operates, the historical attrition rates of advertisers, subscribers and exhibitors, legal and contractual obligations and other factors.

  Recoverability of goodwill and intangible assets is assessed at a minimum on an annual basis. Impairments would be recognized in operating results if a permanent diminution in value were to occur based upon an undiscounted cash flow analysis. In connection with the restructuring described in Note 4, Ziff-Davis Inc. recorded a $37,175,000 write-down of intangible assets associated with discontinued publications and events.

8. Accrued Expenses

  Accrued expenses consist of the following:

                                                                 December 31,
                                                                ---------------
                                                                 1997    1998
                                                                ------- -------
                                                                  (dollars in
                                                                  thousands)
     Payroll and related employee benefits..................... $29,112 $26,351
     Accrued interest..........................................   6,226  13,678
     Restructuring reserve ....................................     --    7,260
     Other taxes payable.......................................   2,822   2,674
     Other.....................................................  41,934  47,356
                                                                ------- -------
                                                                $80,094 $97,319
                                                                ======= =======

                                     III-52

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


9. Unearned Income

  Unearned income consists of the following:

                                                               December 31,
                                                             ------------------
                                                               1997      1998
                                                             --------  --------
                                                                (dollars in
                                                                thousands)
     Unexpired subscriptions................................ $ 82,167  $ 66,018
     Prepaid conference fees................................   80,706    95,706
     Reserve for cancellations..............................   (8,191)   (9,643)
                                                             --------  --------
                                                             $154,682  $152,081
                                                             ========  ========

10. Income Taxes

  Prior to the Reorganization and initial public offering described in Note 2, the subsidiaries of Ziff-Davis Inc. had been included in consolidated U.S. federal income tax returns filed by Softbank, except for operations relating to the MAC Assets (described in Note 1), which were assets of a separate taxpayer. The tax expense reflected in the consolidated statements of operations and tax liabilities reflected in the consolidated balance sheet have been prepared on a separate return basis as though Ziff-Davis Inc. filed stand-alone income tax returns. No tax benefit has been recorded for the losses related to the MAC Assets, as such losses are not available to Ziff-Davis Inc. Following the Reorganization, Ziff-Davis Inc. will no longer be included in the consolidated U.S. federal income tax returns filed by Softbank.

  Income (loss) before income taxes is attributable to the following jurisdictions:

                                                         December 31,
                                                  -----------------------------
                                                    1996      1997      1998
                                                  --------  --------  ---------
                                                    (dollars in thousands)
     U.S. ....................................... $(22,095) $(74,638) $(101,132)
     Foreign.....................................   (5,029)    2,147     (3,104)
                                                  --------  --------  ---------
       Total..................................... $(27,124) $(72,491) $(104,236)
                                                  ========  ========  =========

  Components of the provision (benefit) for income taxes are as follows:

                                                           December 31,
                                                     -------------------------
                                                      1996    1997      1998
                                                     ------- -------  --------
                                                      (dollars in thousands)
     U.S. federal income taxes:
       Current...................................... $   --  $   --   $  --
       Deferred.....................................  19,338  (1,017)  (21,595)
     State and local income taxes:
       Current......................................     --      --        --
       Deferred.....................................   5,619    (295)   (7,377)
     Foreign income taxes:
       Current......................................     --      --      2,545
       Deferred.....................................     --      --        --
                                                     ------- -------  --------
       Total provision (benefit) for income taxes... $24,957 $(1,312) $(26,427)
                                                     ======= =======  ========

                                     III-53

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


  A reconciliation of the U.S. federal statutory tax rate to Ziff-Davis Inc.'s effective tax rate on income (loss) before income taxes is as follows:

                                December 31,
                              --------------------
                               1996    1997   1998
                              ------   -----  ----
     Federal statutory tax
      rate...................   35.0%   35.0% 35.0%
     State and local taxes
      (net of federal tax
      benefit)...............    6.0     6.0   4.6
     Non-recognition of
      combined losses of MAC
      Assets................. (116.6)  (32.2) (4.4)
     Amortization of non-
      deductible goodwill....  (13.1)   (5.8) (3.4)
     Other...................   (3.3)   (1.2) (6.4)
                              ------   -----  ----
     Effective tax rate......  (92.0)%   1.8% 25.4%
                              ======   =====  ====

  The effective tax rate differs from the federal statutory tax rate primarily as a result of Ziff-Davis Inc.'s inability to deduct losses of the MAC Assets prior to May 4, 1998. The amortization of non-deductible goodwill resulted primarily from the acquisition of 100% of the stock of Holdings in 1996.

  Following is a summary of the components of the deferred tax accounts at December 31, 1997 and 1998:

                                                             December 31,
                                                          --------------------
                                                            1997       1998
                                                          ---------  ---------
                                                              (dollars in
                                                              thousands)
     Current deferred tax assets and (liabilities):
       Allowance for doubtful accounts................... $   8,750  $  15,769
       Unearned income...................................       965      6,309
       Other.............................................      (921)       184
                                                          ---------  ---------
         Current deferred net tax assets.................     8,794     22,262
                                                          ---------  ---------
     Noncurrent deferred tax assets and (liabilities):
       Basis difference in intangible assets.............  (288,286)  (247,832)
       Basis difference in property and equipment........     7,394     12,274
       Net operating loss and other carryforwards........   133,314     91,637
       Other.............................................     6,317     15,149
                                                          ---------  ---------
         Noncurrent deferred tax liabilities.............  (141,261)  (128,772)
     Valuation allowance.................................   (38,856)   (36,310)
                                                          ---------  ---------
         Net noncurrent deferred tax liabilities.........  (180,117)  (165,082)
                                                          ---------  ---------
     Net deferred tax liabilities........................ $(171,323) $(142,820)
                                                          =========  =========

  As of December 31, 1997 and 1998 Ziff-Davis Inc. had total deferred tax assets of $116,963,000 and $105,012,000, respectively, and total deferred tax liabilities of $288,286,000 and $247,832,000, respectively. The December 31, 1997 and 1998 net deferred tax assets are reduced by a valuation allowance of $38,856,000 and $36,310,000, respectively, primarily relating to tax benefits of foreign net operating loss carryforwards which are not expected to be realized. The decrease in the valuation allowance in 1998 is primarily related to the expiration of foreign net operating loss carryforwards. No deferred tax asset has been established for the losses associated with the MAC Assets, inasmuch as such losses will not be available to Ziff-Davis Inc.

                                     III-54

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


  At December 31, 1998, Ziff-Davis Inc. had U.S. and foreign net operating loss carryforwards of approximately $195,943,000, which will begin to expire in 1999. Ziff-Davis Inc.'s utilization of certain net operating loss carryforwards, of approximately $122,549,000, is subject to limitations, due to the change of ownership resulting from the Softbank acquisition of the Holdings stock on February 29, 1996. Management believes that such limitations will not significantly affect Ziff-Davis Inc.'s ability to recognize the deferred tax assets relating to the carryforward. Accordingly, no valuation allowance to reduce the deferred tax asset relating to the carryforward has been established. In addition, Ziff-Davis Inc. has alternative minimum tax credit carryforwards of $385,000 which may be carried forward indefinitely until used.

  Undistributed earnings of foreign subsidiaries for which no deferred taxes have been provided approximate $2,789,000 at December 31, 1998. Any additional U.S. taxes payable on these foreign earnings, if remitted, would be substantially offset by credits for foreign taxes already paid.

11. Notes Payable

  A summary of Ziff-Davis Inc.'s notes payable at December 31, 1997 and 1998 is as follows:

                                    1997        1998
                                 ----------  ----------
                                      (dollars in
                                      thousands)
     Notes payable to
      affiliates (Note 12).....  $2,534,030  $   77,884
                                 ----------  ----------
     8 1/2% Senior Subordinated
      Notes (1)................         --      249,130
     Credit Facility
       Revolving credit........         --      270,000
       Term Loan A.............         --      450,000
       Term Loan B.............         --      500,000
                                 ----------  ----------
     Third party notes
      payable..................         --    1,469,130
                                 ----------  ----------
     Total notes payable.......   2,534,030   1,547,014
     Less current portion notes
      payable to affiliates....    (125,790)     (7,692)
                                 ----------  ----------
                                 $2,408,240  $1,539,322
                                 ==========  ==========

--------
(1)Net of unamortized discount of $870.

 8 1/2% senior subordinated notes

  On May 4, 1998 Ziff-Davis Inc. issued 8 1/2% Senior Subordinated Notes due 2008 (the "Notes") in the aggregate principal amount of $250,000,000. The Notes were issued at a discount of $915,000 which is being amortized to interest expense over the term of the Notes. Included in the balance sheet at December 31, 1998 as a reduction of long-term debt is $870,000 representing the unamortized discount on the Notes. Interest on the Notes is payable semi-annually on May 1 and November 1 of each year. Redemption of the Notes by Ziff-Davis Inc. is subject to certain limitations. The Notes are subordinated to all existing and future senior indebtedness.

 Credit facility

  Ziff-Davis Inc. is party to a secured guaranteed credit agreement with The Bank of New York, Morgan Stanley Senior Funding, DLJ Capital Funding and The Chase Manhattan Bank, as agents, to provide a $1,350,000,000 term credit facility. The amount outstanding under this facility at December 31, 1998 was $1,220,000,000. The credit facility consists of (1) a seven-year $400,000,000 reducing revolving credit facility,

                                     III-55

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

with $270,000,000 drawn as of December 31, 1998, (2) a seven-year $450,000,000 term loan ("Term Loan A") and (3) an eight-year $500,000,000 term loan ("Term Loan B"). Under the credit facility, Ziff-Davis Inc. paid interest at rates ranging from LIBOR plus 1.5% to LIBOR plus 1.75%. See "--Amendment to credit facility" below.


  There are various customary conditions to draw-downs under the revolving commitments. The revolving credit commitments will be reduced and the $450 million Term Loan A will be amortized, beginning in September 2000, by:

  . 10% in 2000, in two equal quarterly installments,

  . 20% in each of 2001, 2002, 2003 and 2004 in four equal quarterly installments and

  . 10% at final maturity in March 2005.

The $500 million Term Loan B will be amortized, beginning in September 2000, by:

  . $2 million in 2000, in two equal quarterly installments,

  . $4 million in each of 2001, 2002, 2003, 2004 and 2005 in four equal quarterly installments and

  . $478 million at final maturity in March 2006.

  The Notes and the credit facility are secured, in part, by a first priority security interest in capital stock of certain subsidiaries of Ziff-Davis Inc. and are guaranteed by certain wholly owned domestic subsidiaries of Ziff-Davis Inc., in each case, including ZD Inc. and ZD Events.

  Under its most restrictive covenant, Ziff-Davis Inc. could have borrowed an additional $28,800,000 under the credit facility at December 31, 1998.

 Covenants

  The Notes and the credit facility contains certain customary affirmative and negative covenants, including covenants with respect to limitations on dispositions of assets, changes of business and ownership, mergers or acquisitions, restricted payments, indebtedness, loans and investments, and transactions with affiliates. The Notes and the credit facility also contains certain financial covenants including levels of debt to EBITDA and EBITDA to interest ratios.

  The failure to satisfy any of the covenants would constitute an event of default under the credit facility. The credit facility also includes other customary events of default, including, without limitation, nonpayment, misrepresentation in a material respect, cross-default to other indebtedness, bankruptcy, ERISA, judgments and change of control. At December 31, 1998, management believes that Ziff-Davis Inc. was in compliance with all covenants under its debt agreements.

 Amendment to credit facility

  On December 16, 1998, the lenders on Ziff-Davis Inc.'s $1,350,000,000 credit facility agreed to amend certain provisions of that facility. The amended provisions include an increase in allowed leverage ratios. In return, Ziff-Davis Inc. agreed to pay a one-time fee of $3,375,000 and increase rates on amounts borrowed under the facility to rates currently ranging from LIBOR plus 2.875% to LIBOR plus 3.375%, depending on the type of loan. The fee has been capitalized and will be amortized to interest expense over the remaining term of the facility.

                                     III-56

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


 Related-party debt

  In March 1995, Ziff-Davis Inc. entered into a $100,000,000 note payable to Softbank due in quarterly installments, maturing on February 28, 2010 and bearing interest at 9.9% per annum. (See Note 12).

 Scheduled principal payments

  Scheduled principal payments due on long-term debt at December 31, 1998 are as follows:

                                          (dollars in thousands)
                                          ----------------------
         1999............................       $    7,692
         2000............................           53,923
         2001............................          100,923
         2002............................          100,923
         2003............................          100,923
         Thereafter......................        1,183,500
                                                ----------
         Total...........................       $1,547,884
         Less unamoritized discount......             (870)
                                                ----------
         Notes payable, net..............       $1,547,014
                                                ==========

 Interest rate swaps

  On June 10, 1998 Ziff-Davis Inc entered into interest rate swap agreements, with an aggregate notional amount of $550,000,000. Under these swap agreements, which took effect on August 10, 1998, Ziff-Davis Inc. receives a floating rate of interest based on three-month LIBOR, which resets quarterly, and Ziff-Davis Inc. pays a fixed rate of interest, each quarter, for the terms of the respective agreements. The terms of these agreements range from 3 to 7 years and the weighted average fixed rate Ziff-Davis Inc. pays is 5.85%. Ziff-Davis Inc. has entered into these agreements solely to hedge its interest rate risk under its floating rate bank debt.

  For the year ended December 31, 1998, these interest rate swaps did not have a material impact on the financial statements.

12. Related Party Transactions

  Ziff-Davis Inc is a member of a group of companies affiliated through common ownership with Softbank and has various transactions and relationships with members of the group. Due to these relationships, it is possible that the terms of those transactions are not the same as those that would result from transactions among unrelated parties.

 Receivables/payables

  Due from affiliates consist of the following:

                                                               December 31,
                                                          -----------------------
                                                             1997        1998
                                                          ----------- -----------
                                                          (dollars in thousands)
     Due from:
       MAC .............................................. $    42,687 $   50,704
       Softbank..........................................      84,365      1,557
       Other affiliates..................................       4,238      1,723
                                                          ----------- ----------
                                                          $   131,290 $   53,984
                                                          =========== ==========

                                     III-57

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


  Due to affiliates and management consist of the following:

                                                              December 31,
                                                         -----------------------
                                                            1997        1998
                                                         ----------- -----------
                                                         (dollars in thousands)
     Due to:
       Management (including long-term portion)......... $       --  $    9,900
       MAC .............................................     270,000        --
       Softbank.........................................     126,371        --
       Other affiliates.................................       1,961        118
                                                         ----------- ----------
                                                         $   398,332 $   10,018
                                                         =========== ==========

  As part of the 1996 acquisition of ZDI, Ziff-Davis Inc. agreed to assume certain obligations to management arising out of prior employment arrangements with previous owners. In January 1997, Ziff-Davis Inc. paid all amounts due, including accrued interest, through the payment date.

  Prior to the Reorganization and initial public offering, Ziff-Davis Inc. was a member of Softbank's central cash management system. Under this system, Ziff-Davis Inc. would periodically transfer excess cash to Softbank for cash management purposes and in turn receive cash advances from Softbank to fund Ziff-Davis Inc.'s short-term working capital requirements. Interest was accrued based on the net balance outstanding at the end of each month. Interest income was earned at the 30-day LIBOR rate for the applicable month. Interest expense was incurred at the 30-day LIBOR rate plus 0.5%.

  As a result of contingent purchase price adjustments related to its acquisition of Inter@ctive Enterprises, Ziff-Davis Inc. is obligated to pay the prior owners of Inter@ctive Week $10,850,000 which was recorded as an increase to intangible assets. The purchase price payments of $950,000, $4,500,000 and $5,400,000 are due in 1998, 1999 and 2000, respectively. The 1999 and 2000 payments have been classified as current and long-term due to management.

 Other affiliated arrangements

  During the years ended December 31, 1996, 1997 and 1998, Ziff-Davis Inc. incurred $2,000,000 $1,631,000, and $270,000, respectively, in advertising expense with Yahoo!, Inc. ("Yahoo!"), an affiliated company.

  Ziff-Davis Inc. sells advertising space and exhibition services to Kingston. During the years ended December 31, 1996, 1997 and 1998, Ziff-Davis Inc. recorded revenue of $882,000, $2,667,000 and $3,070,000 respectively, from sales to Kingston. These services were provided under terms consistent with those provided to unaffiliated customers.

  In addition, on May 4, 1998 Ziff-Davis Inc. purchased $9,107,000 of fixed assets from Kingston in exchange for cash and common stock of Ziff-Davis Inc. Such fixed assets were subsequently leased back to Kingston. Rental income included as a reduction of selling, general and administrative expenses related to this transaction was $2,400,000 in 1998.

  Ziff-Davis Inc. has entered into an agreement to manage certain trade shows and expositions owned by Softbank, whereby Ziff-Davis Inc. earns management, royalty and licensing fees. The fees earned for the years ended December 31, 1996, 1997 and 1998 were $3,394,000, $4,057,000 and $1,117,000 respectively.

                                     III-58

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


  In 1996 and 1997, Ziff-Davis Inc. had an arrangement with SOFTBANK Interactive Marketing ("SIM"), an affiliated company, for the provision of interactive media sales. Ziff-Davis Inc. paid commissions to SIM of $600,000 and $1,800,000 during the years ended December 31, 1996 and 1997, respectively. The relationship for provision of interactive media sales was terminated in 1997 and on December 31, 1997, SIM was acquired by an unrelated third party.

  Ziff-Davis Inc. has an arrangement with SOFTBANK Services, an affiliated company, whereby Ziff-Davis Inc. is charged for administrative services provided plus a management fee. For the years ended December 31, 1996, 1997 and 1998, the Ziff-Davis Inc. incurred services fees of $359,000, $1,259,000 and $810,000 respectively, in relation to this agreement. During 1998, SOFTBANK Services was sold to an unrelated third party and the arrangement was terminated.

  Ziff-Davis Inc. has entered into certain licensing agreements with Softbank for the publishing and distribution of Japanese language editions of certain publications. The fees earned by Ziff-Davis Inc. for the years ended December 31, 1996, 1997 and 1998 were approximately $964,000 $1,818,000 and $709,000, respectively.

  Certain Ziff-Davis Inc. employees have been granted options to purchase SOFTBANK Corp. common stock (the "Softbank Options"). Further, on January 29, 1999 options to purchase Ziff-Davis Inc. common stock were granted in connection with the cancellation of certain Softbank Options. (See Note 13.)

  In July 1997, Ziff-Davis Inc. entered into a license and services agreement to develop ZDTV for MAC Holdings (America) Inc. ("MHA"), a company that is wholly owned by Mr. Masayoshi Son, who is a director of Ziff-Davis Inc. and principal stockholder of SOFTBANK Corp. Under this agreement, Ziff-Davis Inc. agreed to fund ZDTV's operations through unsecured advances and was granted an option to purchase ZDTV for a price equal to MHA's investment plus 10% per annum for the period of investment. The cumulative advances, which through December 31, 1997, totaled $14.4 million net of $10.1 million in repayments were repaid concurrently with the Reorganization. Advances in 1998 totaled $48.6 million and were repaid upon completion of Ziff-Davis Inc.'s acquisition of ZDTV. (See Notes 2 and 21.)

  Ziff-Davis Inc. has entered into operating leases for television production equipment and has sublet such equipment to ZDTV, an affiliated company. The terms of the subleases are substantially identical to the terms of the leases which provide for annual lease payments totaling approximately $1,161,000 through 2003.

 Notes payable to affiliates

  See Note 2 for a discussion of Ziff-Davis Inc.'s restructuring of its debt and equity structures through the Reorganization and initial public offering.

                                     III-59

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


  Ziff-Davis Inc.'s long-term debt payable to Softbank consists of the following:

                                                               December 31,
                                                            -------------------
                                                               1997      1998
                                                            ----------  -------
                                                               (dollars in
                                                                thousands)
     Notes payable to affiliate(1)......................... $1,080,000  $   --
     Notes payable to affiliate(2).........................    900,000      --
     Notes payable to affiliate(3).........................    375,027      --
     Note payable to affiliate(4)..........................     94,231   77,884
     Note payable to affiliate(5)..........................     74,772      --
     Note payable to affiliate(6)..........................     10,000      --
                                                            ----------  -------
       Total...............................................  2,534,030   77,884
     Less Current portion..................................   (125,790)  (7,692)
                                                            ----------  -------
                                                            $2,408,240  $70,192
                                                            ==========  =======

--------
(1) Principal and interest payments are due in 53 consecutive quarterly installments on the last business day of each calendar quarter beginning March 31, 1998 through March 31, 2011. Notes bear interest at a rate of 7.8% per annum.
(2) Notes mature on December 31, 2001 and bear an interest rate of 6.5% per annum, payable on the last business day of each quarter beginning March 31, 1997.
(3) Notes mature on February 28, 2010 and bear interest at a rate of 8.0% per annum.
(4) Note matures on February 28, 2010 and bears interest at 9.9% per annum.
(5) Note is payable in 52 equal quarterly installments commencing March 31, 1997 and bears interest at a rate of 8.0% per annum.
(6) Note is payable on January 1, 2007 and bears interest at a rate of 8.0% per annum.

  During 1996, 1997 and 1998, Ziff-Davis Inc. incurred $120,646,000, $190,445,000 and $65,935,000 respectively, of interest expense due to Softbank related to the above notes payable.

 Guarantee of Softbank's U.S. debt

  In April 1996, Softbank signed a line of credit agreement totaling $50,000,000 with an independent lender for which Ziff-Davis Inc., along with certain other SOFTBANK Corp. affiliates, is a guarantor. In January 1997, October 1997 and March 1998, this line of credit was increased to $75,000,000, $150,000,000 and $450,000,000, respectively. On May 4, 1998, Ziff-Davis Inc.
was released from this guarantee.

 Return of capital and dividends

  On December 15, 1996, Ziff-Davis Inc. declared a return of capital of approximately $900,000,000 paid through the issuance of a note payable to a subsidiary of Softbank and a cash dividend of $8,000,000 to Softbank. In 1997, Ziff-Davis Inc. recorded a return of capital of $381,434,000 in connection with the purchase price of companies under common control.

13. Stock Compensation Plans

 SOFTBANK Executive Stock Option Plans

  The SOFTBANK Executive Stock Option Plans provide for the granting of nonqualified stock options (the "Softbank Options") to purchase the common stock of SOFTBANK Corp. to officers, directors and key employees of Ziff-Davis Inc. SOFTBANK Corp. is a publicly traded company in Japan. Under the plans, options have been granted at exercise prices equal to the closing market price in Japan's public equities market

                                     III-60

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

(market price denominated in Japanese yen) on the date of grant. As of December 31, 1998, substantially all options granted become exercisable in various installments over the first six anniversaries of the date of grant and expire ten years after the date of grant. On January 19, 1998, the exercise price of all of the shares outstanding under option agreements was reset to (Yen)4,000, the closing market price on Japan's Tokyo Stock Exchange First Section at that date. In conjunction with the repricing, those options previously exercisable on December 31, 1997 could only be exercised after July 19, 1998. The repricing did not result in compensation expense to Ziff-Davis Inc.

 1998 Incentive Compensation Plan and the 1998 Non-Employee Directors' Stock Option Plan

  In 1998, Ziff-Davis Inc. adopted the 1998 Incentive Compensation Plan (the "Incentive Plan") and the 1998 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"). The Incentive Plan provides for the grant of options, stock appreciation rights, stock awards and other interests in Ziff-Davis Inc.'s common stock to key employees of Ziff-Davis Inc. and its affiliates and consultants. The Non-Employee Directors' Plan provides for the grant of stock options to non-employee directors. Ziff-Davis Inc. has reserved 8,500,000 shares of common stock for issuance under the Incentive Plan and 200,000 shares of common stock for issuance under the Non-Employee Directors' Plan. During 1998, Ziff-Davis Inc. granted options to purchase 6,757,495 shares with exercise prices ranging from $6.00 to $16.00 per share representing the fair value of such options at that date. Such options vest ratably over five years.

  On September 23, 1998, the Board approved the reduction of the exercise price of all options outstanding under the Incentive Plan from $16.00 to $6.00, the closing market price of Ziff-Davis Inc.'s common stock on that date. In addition, the vesting period of the options was extended by three months. The repricing did not result in compensation expense to Ziff-Davis Inc.

  On December 21, 1998 the Board approved an amendment to the Incentive Plan to permit grants of options and other stock-based awards with respect to any series of common stock of Ziff-Davis Inc. and to increase the number of shares available for issuance from 8,500,000 shares to 17,827,500 shares.

  In addition, on December 21, 1998, the Board approved the grant of options to acquire an aggregate of approximately 5,729,000 shares of ZDNet Stock to certain employees, at a price of $7.50 per share. As a result of the grant Ziff-Davis Inc. has recorded deferred compensation expense of $18,262,000 for the difference between the exercise price and the deemed fair value of the underlying shares. This amount has been recorded as a component of stockholders' equity offset by an addition to paid-in capital. Ziff-Davis Inc. expects to recognize non-cash compensation for accounting purposes of $18,262,000 ratably over the vesting period of the options. These options are currently scheduled to vest and become exercisable on the fifth anniversary of the date of grant.

  The terms of the options described in the preceding paragraph require an adjustment in the number of shares of ZDNet Stock that holders may purchase and the per share purchase price thereof if the initial Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet is different from 40,000,000. This adjustment is similar to the adjustment that would generally be made to the terms of employee stock options in the event of a stock split. Ziff-Davis Inc. currently expects that the initial Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet will be 70,000,000. Assuming that this is so, the total number of shares of ZDNet Stock that holders may purchase upon exercise of these options will increase to approximately 10,026,000 and the per share purchase price thereof will decrease to approximately $4.29.

  The December 21, 1998 Board actions described above are subject to stockholder approval. The majority stockholder of Ziff-Davis Inc. has committed to vote for these actions.

  On January 29, 1999, Ziff-Davis Inc. granted options to a number of employees in connection with the cancellation of corresponding options to purchase stock of SOFTBANK Corp. In connection with these grants,

                                     III-61

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)

an affiliate of SOFTBANK Corp. has agreed with Ziff-Davis Inc. that, if and when any of these options are exercised, (1) that affiliate will cause the shares of Ziff-Davis Inc. common stock issuable upon such exercise to be supplied to Ziff-Davis Inc. and (2) Ziff-Davis Inc. will deliver to that affiliate or its designee the exercise price paid upon such exercise. Thus, the exercise of these options will not increase the number of shares of Ziff-Davis Inc. common stock outstanding or Ziff-Davis Inc.'s stockholders' equity. However, Ziff-Davis Inc. expects to recognize compensation expense for accounting purposes of approximately $3,018,000 over three years as a result of these grants. As such, this amount has been recorded in the Financial Statements as additional paid in capital offset by a reduction to stockholders' equity as deferred compensation.

 GameSpot Inc. 1997 Stock Option Plan

  Ziff-Davis Inc. adopted the GameSpot Inc. 1997 Stock Option Plan (the "GameSpot Plan") to provide long-term incentives for key employees of GameSpot and to enhance stockholder value. The GameSpot Plan provides for the grant of options to purchase shares of GameSpot Inc.'s common stock. GameSpot had reserved 800,000 shares of GameSpot Inc.'s common stock for issuance under the GameSpot Plan. In 1997, 780,000 options were granted to certain employees under the GameSpot Plan. Such options vest ratably over 3 years.

 Option grants

  Information relating to the Softbank options during 1996, 1997 and 1998 is as follows:

                                                 Number      Weighted Average
                                                   of          Option Price
                                                 Shares        Per Share(1)
                                                --------     ----------------
     Shares outstanding under options at
      December 31, 1995........................      --              --
     Granted...................................  739,493(2)       $87.15
     Exercised.................................      --              --
     Forfeited.................................  (12,740)(2)       87.15
                                                --------
     Shares outstanding under options at
      December 31, 1996........................  726,753           87.15
     Granted...................................  386,363           61.40
     Exercised.................................      --              --
     Forfeited................................. (146,130)          78.88
                                                --------
     Shares outstanding under options at
      December 31, 1997........................  966,986          $78.11
     Granted...................................  258,215           31.03
     Exercised.................................  (75,982)          31.03
     Converted to Ziff-Davis Inc. options......  (83,578)          31.03
     Forfeited/cancelled....................... (309,936)          31.03
                                                --------
     Shares outstanding under options at
      December 31, 1998........................  755,705          $31.03
                                                ========
     Shares exercisable as of:
       At December 31, 1996....................      --              --
       At December 31, 1997 (price range
        $44.26-$87.15).........................  107,630          $82.06
       At December 31, 1998 (price $31.03).....  255,060          $31.03

--------
(1) The exercise price of the stock options is set in Japanese yen. The exercise prices as shown above have been converted to U.S. dollars based upon the exchange rate as of the date of grant for the respective options. The 1998 activity reflects the repricing of all options outstanding as of January 19, 1998 to (Yen)4,000.
(2)Adjusted for a 1.4:1 stock split during 1996 and a 1.3:1 stock split during 1997.

                                     III-62

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


  Information relating to Ziff-Davis Inc. stock options issued during 1998 is as follows:

                                                              Weighted Average
                                                   Number of    Option Price
                                                    Shares       Per Share
                                                   ---------  ----------------
     Shares outstanding under options at December
      31, 1997...................................        --           --
     Granted.....................................  6,757,495       $ 6.09
     Exercised...................................        --           --
     Converted from Softbank options.............    327,400         8.89
     Forfeited...................................   (393,590)        6.00
                                                   ---------
     Shares outstanding under options at December
      31, 1998...................................  6,691,305       $ 6.22
                                                   =========

  Information relating to ZDNet stock options issued during 1998 is as follows:

                                                              Weighted Average
                                                   Number of    Option Price
                                                    Shares*      Per Share*
                                                   ---------  ----------------
     Shares outstanding under options at December
      31, 1997...................................        --           --
     Granted.....................................  5,729,300       $ 7.50
     Exercised...................................        --           --
     Forfeited...................................        --           --
                                                   ---------
     Shares outstanding under options at December
      31, 1998...................................  5,729,300       $ 7.50
                                                   =========

--------
* The number of shares and price per share will be adjusted if the initial Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet is different from 40,000,000.

  At December 31, 1998, no shares of either the Ziff-Davis Inc. or ZDNet options were exercisable.

  Information relating to GameSpot, Inc. stock options is as follows:

                                                    Number   Weighted Average
                                                      of       Option Price
                                                    Shares      Per Share
                                                   --------  ----------------
     Shares outstanding under options at December
      31, 1996....................................      --          --
     Granted......................................  780,000       $0.44
     Exercised....................................      --          --
     Forfeited....................................  (61,000)       0.44
                                                   --------
     Shares outstanding under options at December
      31, 1997....................................  719,000       $0.44
     Granted......................................      --          --
     Exercised....................................      --          --
     Forfeited.................................... (167,000)       0.44
                                                   --------
     Shares outstanding under options at December
      31, 1998....................................  552,000       $0.44
                                                   ========
     Shares exercisable as of:
     December 31, 1997 (price of $0.44)...........  400,610       $0.44
     December 31, 1998 (price of $0.44)...........  497,639       $0.44

                                     III-63

                                ZIFF-DAVIS INC.

      (numbers rounded to the nearest thousand, except per share amounts)


  As permitted by SFAS No. 123, Ziff-Davis Inc. has chosen to continue to account for stock options in accordance with the provisions of APB 25 and, accordingly, no compensation expense related to stock option grants was recorded in 1996, 1997 or 1998. Pro forma information regarding net income is required by SFAS No. 123 and has been determined as if Ziff-Davis Inc. had accounted for stock options under the fair value method. The fair value of the option grants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions for 1996, 1997 and 1998:

Softbank options

                                                       1996     1997     1998
                                                      -------  -------  -------
     Risk-free interest rate.........................    5.89%    6.35%    5.46%
     Dividend yield..................................    0.26%    0.22%    1.50%
     Volatility factor...............................   54.03%   51.35%   77.72%
     Expected life................................... 6 years  6 years  6 years

Ziff-Davis Inc. options
                                                       1996     1997     1998
                                                      -------  -------  -------
     Risk-free interest rate.........................     n/a      n/a     5.03%
     Dividend yield..................................     n/a      n/a     0.00%
     Volatility factor...............................     n/a      n/a    54.70%
     Expected life...................................     n/a      n/a  6 years

ZDNet options
                                                       1996     1997     1998
                                                      -------  -------  -------
     Risk-free interest rate.........................     n/a      n/a     4.67%
     Dividend yield..................................     n/a      n/a     0.00%
     Volatility factor...............................     n/a      n/a    54.70%
     Expected life...................................     n/a      n/a  6 years

GameSpot Inc. options
                                                       1996     1997     1998
                                                      -------  -------  -------
     Risk-free interest rate.........................     n/a    6.35%     6.44%
     Dividend yield..................................     n/a    0.00%     0.00%
     Volatility factor...............................     n/a  100.27%   100.27%
     Expected life...................................     n/a  4 years  4 years

  The weighted average fair value of options granted in 1996, 1997 and 1998, is as follows:

                                                       1996     1997     1998
                                                      -------  -------  -------
     Softbank options................................ $ 64.30  $ 34.05  $ 19.81
     Ziff-Davis Inc. options.........................     n/a      n/a     5.21
     ZDNet options...................................     n/a      n/a     4.25
     GameSpot options................................     n/a     0.32     0.32

  For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost for the stock option plans been determined based upon the fair value at the grant date for awards during 1996, 1997 and 1998, consistent with the provisions of SFAS No. 123, the Ziff-Davis Inc.'s net loss would have been increased by approximately $3,100,000, $4,200,000, and $15,130,000, respectively.

                                     III-64

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


 Other stock compensation plans

  During 1996, 1997 and 1998, employees of Ziff-Davis Inc. were granted 45,760, 61,940 and 27,223 shares of common stock of SOFTBANK Corp., respectively, (adjusted for a 1.4:1 stock split during 1996 and a 1.3:1 stock split during 1997) to certain key employees, subject to restrictions as to continuous employment which expire over a 3 to 5-year period from the date of grant. The granting of the shares to Ziff-Davis Inc.'s employees has been recorded as additional paid-in capital offset by a reduction to stockholders' equity as deferred compensation. Such amounts were recorded at the fair value, as established by market price of the shares on the date of grant. The unearned compensation is being amortized ratably over the restricted periods. During 1996, restrictions on 13,790 shares expired, 2,160 shares were forfeited and $1,080,000 was charged to expense related to the restricted stock awards. During 1997, restrictions on 75,210 shares expired, 2,150 shares were forfeited and $3,916,000 was charged to expense related to these restricted stock awards. During 1998, restrictions on 22,361 shares expired, 5,736 shares were forfeited and $252,000 was charged to expense related to these restricted stock awards.

 Employee Stock Purchase Plan

  In 1998, Ziff-Davis Inc. adopted the Employee Stock Purchase Plan (the "Stock Purchase Plan") whereby eligible employees may purchase Ziff-Davis Inc.'s common stock with after-tax payroll deductions of 1% to 10% of their base pay. The price at which shares of common stock will be purchased is the lesser of 85% of the fair market value of a share of common stock on (1) the first business day of a purchase period or (2) the last business day of a purchase period. Ziff-Davis Inc. has reserved 1,500,000 shares of common stock for issuance under the Stock Purchase Plan.

  On December 21, 1998 the Board approved an amendment to the Stock Purchase Plan, subject to stockholder approval, to permit grant of options with respect to any series of common stock of Ziff-Davis Inc. and increase the number of shares available for sale to participants from 1,500,000 shares to 2,500,000 shares.

14. Employee Benefit Plans

 Pension plan

  Certain employees of Ziff-Davis Inc. who have met eligibility requirements were covered by a noncontributory defined benefit pension plan. The benefits are based on years of service and average compensation at the time of retirement. Ziff-Davis Inc.'s funding policy is to contribute amounts sufficient to meet the minimum funding requirements as set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). Contributions to the plan are determined in accordance with the projected unit credit cost method. Plan assets consist of U.S. equity securities, high grade corporate bonds and commercial paper, and U.S. treasury notes.

  During 1997, Ziff-Davis Inc. decided to terminate the defined benefit pension plan and pursuant to this decision, all accrued benefits became fully vested as of August 31, 1997. The amounts below reflect the effects of such termination. All accrued obligations were settled during 1998 and a gain of $156,000 was recognized in 1998 as a result of the plan settlement.

  The weighted average assumed discount rate of 7% and rate of increase in future compensation levels of 6% was used in the determination of the actuarial present value of the projected benefit obligation at December 31, 1996 and 1997. The weighted average expected long-term rate of return on plan assets at December 31, 1996 and 1997 was 7%.

                                     III-65

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


  Net periodic pension cost includes the following components:

                                                        1996     1997     1998
                                                      --------  -------  -------
                                                      (dollars in thousands)
     Service cost.................................... $    700  $   391  $  --
     Interest cost...................................      472      456     --
     Expected return on plan assets..................     (300)    (445)    --
     Amortization of transition obligation...........      199       75     --
                                                      --------  -------  ------
     Net periodic pension cost....................... $  1,071  $   477  $  --
                                                      ========  =======  ======

  The following table sets forth the funded status and amounts recognized in the balance sheet:

                                                          1997         1998
                                                      ------------  -----------
                                                      (dollars in thousands)
     Actuarial present value of benefit obligations:
       Vested benefit obligation..................... $      5,721  $      --
                                                      ------------  ----------
       Accumulated benefit obligations...............        5,721         --
                                                      ============  ==========
     Projected benefit obligations...................        5,721         --
     Plan assets at fair value.......................       (6,004)        --
                                                      ------------  ----------
     Projected benefit obligation less than plan
      assets.........................................         (283)        --
     Unrecognized net transition asset ..............        1,279         --
                                                      ------------  ----------
     Pension liability included in balance sheet..... $        996  $      --
                                                      ============  ==========


 Retirement plans

  Ziff-Davis Inc. maintains various defined contribution retirement plans. Substantially all of Ziff-Davis Inc.'s employees are eligible to participate in one of the plans under which annual contributions may be made by Ziff-Davis Inc. for the benefit of all eligible employees. In certain cases, employees may also make contributions to the plan in which they participate which, and subject to certain limitations, may be matched by Ziff-Davis Inc. up to certain specified percentages. Employees are generally eligible to participate in a plan upon joining Ziff-Davis Inc. and receive matching contributions after one year of employment. Ziff-Davis Inc. made contributions to the plans totaling $10,470,000, $13,725,000 and $13,004,000 in 1996, 1997 and 1998, respectively.

15. Investments

  Ziff-Davis Inc. has investments in the following companies/joint ventures:

                                                                Carrying value
                                                                at December 31,
                                                     Ownership  ---------------
     Equity investments                              Percentage  1997    1998
     ------------------                              ---------- ------- -------
                                                                  (dollars in
                                                                  thousands)
     MAC Publishing LLC.............................     50%    $16,244 $19,268
     ExpoComm LLC...................................     50       7,758   8,571
     Family PC G.P..................................     50       9,342     --
     Cost Investments
     ----------------
     Red Herring Communications, Inc................                --  $ 5,000
     Deja News, Inc. ...............................                --    5,000

                                     III-66

                                ZIFF-DAVIS INC.

      (numbers rounded to the nearest thousand, except per share amounts)


  The entities listed above are engaged primarily in the publication or distribution of print media and the organization, production and management of trade shows and providing interactive information and programming to technology-oriented Internet users. Other investments and joint ventures are not material to Ziff-Davis Inc.'s financial statements.

  Ziff-Davis Inc.'s equity income (loss) was $(796,000), $335,000 and $7,483,000 in 1996, 1997 and 1998, respectively.

16. Supplemental Cash Flow Information

                                                     1996      1997     1998
                                                  ---------- -------- --------
                                                     (dollars in thousands)
     Cash paid during the year for:
       Interest ................................. $   99,509 $185,447 $129,976
       Income taxes..............................        360        4    1,000
     Noncash investing and financing activities:
       Fair value of assets acquired............. $2,508,603 $ 20,749 $ 60,473
       Liabilities assumed.......................    370,518    6,749   32,701
                                                  ---------- -------- --------
       Cash paid.................................  2,138,085   14,000   27,772
       Less--cash acquired.......................     13,262      --       --
                                                  ---------- -------- --------
       Net cash paid for investments and
        acquisitions............................. $2,124,823 $ 14,000 $ 27,772
                                                  ========== ======== ========
       Return of capital dividends............... $  899,948 $381,434 $    --
                                                  ========== ======== ========
       Capital contributions..................... $    5,002 $ 61,580 $926,096
                                                  ========== ======== ========

17. Operating Lease Commitments

  Ziff-Davis Inc. is obligated under various operating leases which expire at various dates through 2021. Future minimum rental commitments under noncancelable operating leases are as follows:

                                                          (dollars in thousands)
1999.....................................................        $ 32,740
2000.....................................................          34,094
2001.....................................................          31,882
2002.....................................................          29,957
2003.....................................................          28,655
Thereafter...............................................         232,974
                                                                 --------
  Total..................................................        $390,302
                                                                 ========

  Netted in the above totals is approximately $5,000,000 for which Ziff-Davis Inc. has noncancelable subleases in place. Total sublease income approximates Ziff-Davis Inc.'s required payments under the related leases. Rent expense amounted to approximately $23,015,000, $29,994,000 and $24,695,000 for the
years ended December 31, 1996, 1997 and 1998, respectively.

18. Contingencies

  Ziff-Davis Inc. is subject to various claims and legal proceedings arising in the normal course of business.

 Class action and derivative litigations

  Following a decline in the price per share of Ziff-Davis Inc.'s common stock in October, 1998, eight securities class action suits were filed against Ziff-Davis Inc. and certain of its directors and officers in the United States District Court for the Southern District of New York.

                                     III-67

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


  The complaints allege that defendants violated Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 in connection with the registration statement filed by Ziff-Davis Inc. with the Securities and Exchange Commission relating to the initial public offering of Ziff-Davis Inc.'s stock on April 29, 1998 (the "IPO"). More particularly, the complaints allege that the registration statement contained false and misleading statements and failed to disclose facts that could have indicated an impending decline in Ziff-Davis Inc.'s revenue. The complaints seek on behalf of a class of purchasers of Ziff-Davis Inc.'s common stock from the date of the IPO through October 8, 1998 unspecified damages, interest, fees and costs, rescission, and injunctive relief such as the imposition of a constructive trust upon the proceeds of the IPO.

  On January 28, 1999, the court entered an order consolidating the actions, appointing lead plaintiff's counsel and requiring the filing of a consolidated amended complaint within 45 days. Thereafter, Ziff-Davis Inc. will have 45 days to respond to the consolidated amended complaint.

  In addition, two derivative suits have been filed by stockholders against Ziff-Davis Inc. and all of its directors in the Court of Chancery of the State of Delaware for New Castle County. The complaints allege that the directors breached their fiduciary duties to Ziff-Davis Inc. by repricing the stock options awarded to certain directors and demand the nullification of the repricing and an injunction against exercise by the directors of any repriced option. Plaintiffs filed an amended complaint on February 17, 1999 (which is substantially similar to the original complaints, except that the amended complaint also addresses the granting of "new options" at an allegedly "reduced exercise price") and have indicated their intent to seek consolidation of the actions. A response to the amended complaint has not yet been filed.

 Other legal proceedings

  Ziff-Davis Inc. was named as a defendant in an action, filed on April 17, 1998 in the Supreme Court of the State of New York, by minority stockholders of SOFTBANK Interactive Marketing Inc. ("SIM"), formerly an indirect subsidiary of SOFTBANK Corp. The complaint alleges, among other things, that SBH, SIM's majority stockholder, acting with Ziff-Davis Inc. and two of its senior officers and directors who were directors of SIM (and who were also named as defendants), had conflicts of interest between SIM and other Softbank investments (including investments in Ziff-Davis Inc.) and failed to act in the best interests of SIM and the minority stockholders by taking actions which benefited Ziff-Davis Inc. The complaint states claims based on common law fraud, breach of fiduciary duty and aiding and abetting theories and seeks in excess of $200,000,000 in damages. Ziff-Davis Inc. and the other defendants have moved to dismiss all of the claims against them other than a breach of contract claim which is solely against SBH, and the motion was granted, with the result that all of the claims against Ziff-Davis Inc. and its officers were dismissed, and most of the claims against SBH were dismissed, leaving only a claim against SBH concerning the alleged failure of SBH to give plaintiffs adequate notice of the sale of its stock to SIM.

  Although the outcome of these cases cannot be predicted, Ziff-Davis Inc. believes that there are substantial defenses to the claims. Ziff-Davis Inc. currently cannot estimate its ultimate liability, if any, with respect to such pending litigations. Accordingly, no provision for such matters has been included in the financial statements.

19. Segment Information

  Ziff-Davis Inc. has adopted the provisions of SFAS No. 131 Disclosures about Segments of an Enterprise and Related Information. As such, prior years data has been restated in accordance with SFAS No. 131.

                                     III-68

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


 Business segment information

  Ziff-Davis Inc.'s reportable segments are based on its method of internal reporting, which segregates its business by product lines. Management measures operating performance of the business segments based on "EBITDA". EBITDA is defined as income before provision for income taxes, interest expense, depreciation and amortization and restructuring charges. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of Ziff-Davis Inc.'s operating performance or to cash flows as a measure of liquidity. Although Ziff-Davis Inc. believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the publishing business and media industries, the EBITDA presented for Ziff-Davis Inc. may not be comparable to similarly titled measures reported by other companies.

  Ziff-Davis Inc.'s reportable segments are:

 Publishing

  The publishing segment is engaged in publishing magazines, journals, newsletters, online content, training manuals and providing market research about the computer industry. The publishing segment's principal operations are in the United States and Europe, although it also licenses or syndicates its editorial content to over 50 other publications distributed worldwide.

 Events

  The events segment is engaged in the organization, production and management of trade shows, conferences and seminars for the computer industry. The events segment's principal operations are in North America and to a lesser extent in Europe, Asia and Latin America.

 Internet

  The Internet segment is engaged in providing technology-related information to Internet users worldwide. The Internet segment's principal operations are in the U.S. and to a lesser extent Europe.

                                     III-69

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


  The accounting policies of the segments are the same as those described in
Note 3 "Summary of Significant Accounting Policies". Ziff-Davis Inc. evaluates the performance of its segments and allocates resources to them based on EBITDA. Any inter-segment revenue included in segment data are not material. The following presents information about the reported segments for the years ending December 31:

                                                 1996       1997        1998
                                               --------  ----------  ----------
                                                   (dollars in thousands)
   Revenue:
     Publishing............................... $674,040  $  834,015  $  782,882
     Events...................................  264,884     287,528     269,867
     Internet.................................   16,215      32,218      56,143
                                               --------  ----------  ----------
       Total.................................. $955,139  $1,153,761  $1,108,892
                                               ========  ==========  ==========

                                                 1996       1997        1998
                                               --------  ----------  ----------
                                                   (dollars in thousands)
   EBITDA:
     Publishing............................... $136,395  $  183,545  $  125,320*
     Events...................................  108,791     103,749     119,698
     Internet.................................  (11,928)    (14,400)       (924)
                                               --------  ----------  ----------
       Total.................................. $233,258  $  272,894  $  244,094
                                               ========  ==========  ==========

--------
* Before restructuring charge of $52,239,000.

                                                   1996       1997       1998
                                                ---------- ---------- ----------
                                                     (dollars in thousands)
   Total Assets:
     Publishing................................ $2,358,144 $2,335,034 $2,192,099
     Events....................................  1,143,522  1,124,286  1,144,018
     Internet..................................     82,507     87,326     97,686
                                                ---------- ---------- ----------
       Total................................... $3,584,173 $3,546,646 $3,433,803
                                                ========== ========== ==========

  A reconciliation of total segment EBITDA to total consolidated loss before income taxes, for the years ended December 31, 1996, 1997 and 1998 is as follows:

                                                1996       1997       1998
                                              ---------  ---------  ---------
                                                 (dollars in thousands)
   EBITDA:
     Total segment EBITDA.................... $ 233,258  $ 272,894  $ 244,094
     Restructuring charge....................       --         --     (52,239)
     Depreciation & amortization.............   (32,303)   (30,379)   (29,885)
     Amortization of intangible assets.......  (107,433)  (124,561)  (122,659)
     Interest expense, net...................  (120,646)  (190,445)  (143,547)
                                              ---------  ---------  ---------
       Consolidated loss before income
        taxes................................ $ (27,124) $ (72,491) $(104,236)
                                              =========  =========  =========

  Equity in income of investees included in the publishing segment EBITDA for the years ended December 31, 1996, 1997 and 1998 was $(796,000), $335,000 and
$2,044,000, respectively. Equity in income of investees included in the events segment EBITDA for the years ended December 31, 1996, 1997 and 1998 was $0, $1,695,000 and $5,439,000, respectively.

                                     III-70

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


  Publishing's investment in equity method investees for the years ended December 31, 1996, 1997 and 1998 was $10,138,000, $25,586,000 and $19,268,000,
respectively. Events' investment in equity method investees for the years ended December 31, 1996, 1997 and 1998 was $7,698,000, $7,758,000 and $8,571,000
respectively.

  During the years ended December 31, 1996, 1997 and 1998, publishing spent $2,123,651,000, $19,026,000 and $42,324,000, respectively, for additions to long-lived assets. Events spent $22,527,000 $19,798,000 and $12,565,000 for additions to long-lived assets during the years ended December 31, 1996, 1997 and 1998, respectively. Internet spent $1,010,000, $5,372,000 and $9,483,000 for additions to long-lived assets during the years ended December 31, 1996, 1997 and 1998, respectively.

  The following is sales information by geographic area as of and for the respective years ended December 31.


                                                   1996       1997       1998
                                                ---------- ---------- ----------
                                                     (dollars in thousands)
   Revenue:
     U.S....................................... $  854,666 $1,040,297 $  990,096
     Foreign...................................    100,473    113,464    118,796
                                                ---------- ---------- ----------
       Total................................... $  955,139 $1,153,761 $1,108,892
                                                ========== ========== ==========


  Foreign revenue is based on the country in which the sales originate. Revenue from no single foreign country was material to the consolidated revenues of ZD.

  The following is long-lived asset information by geographic area as of and for the years ended December 31, 1996, 1997 and 1998:

                                                   1996       1997       1998
                                                ---------- ---------- ----------
                                                     (dollars in thousands)
   Long-lived assets:
     U.S....................................... $3,202,981 $3,090,643 $3,034,002
     Foreign...................................      9,538      8,555     13,570
                                                ---------- ---------- ----------
       Total................................... $3,212,519 $3,099,198 $3,047,572
                                                ========== ========== ==========

  No single customer accounted for more than 10% of total revenue for each of the years ended December 31, 1996, 1997 and 1998.

20. Fair Value of Financial Instruments

  Ziff-Davis Inc.'s accounting policies with respect to financial instruments are discussed in Note 3.

  The carrying amounts and fair values of Ziff-Davis Inc.'s significant on balance sheet financial instruments at December 31, 1997 and 1998 are as follows:

                                                 At December 31,
                                   -------------------------------------------
                                           1997                  1998
                                   --------------------- ---------------------
                                    Carrying     Fair     Carrying     Fair
                                     Amount     Values     Amount     Values
                                   ---------- ---------- ---------- ----------
                                             (dollars in thousands)
Cash and cash equivalents......... $   30,301 $   30,301 $   32,566 $   32,566
Accounts receivable...............    221,310    221,310    227,325    227,325
Accounts payable..................     55,468     55,468     74,397     74,397
Long-term debt (including current
 portion).........................  2,534,030  2,534,030  1,547,014  1,543,839

                                     III-71

                                ZIFF-DAVIS INC.

 (numbers rounded to the nearest thousand, except share and per share amounts)


 Interest rate swaps

  Ziff-Davis Inc. utilizes interest rate swaps to reduce the impact on interest expense of fluctuating interest rates on its variable rate debt. Under Ziff-Davis Inc.'s interest rate swap agreements, Ziff-Davis Inc. agreed with the counterparties to exchange, at quarterly intervals, the difference between Ziff-Davis Inc.'s fixed pay rate and the counterparties' variable pay rate on three-month LIBOR. At December 31, 1998, Ziff-Davis Inc. was a fixed payor of 5.85% on an aggregate notional amount of $550,000,000.

  The fair values of these interest rate swaps were estimated by obtaining quotes from brokers which represented the amounts that Ziff-Davis Inc. would pay if the agreements were terminated at the balance sheet date. While it is not Ziff-Davis Inc.'s intention to terminate these interest rate swaps, these fair values indicated that the termination of the interest rate swap agreements would have resulted in a loss of $15,627,000.

21. Subsequent Events

 ZDTV

  On February 4, 1999, Ziff-Davis Inc. purchased ZDTV at a purchase price of approximately $81,400,000. (See Note 12.) Ziff-Davis Inc. paid approximately $32,800,000 of the purchase price in cash (settled on February 5, 1999) and paid the remainder by applying approximately $48,600,000 in advances owed to it by MAC Holdings America. Ziff-Davis Inc. also agreed to be responsible for the funding of ZDTV during the period in 1999 prior to the purchase which will be accounted for as additional purchase price. Other than advances to ZDTV which are reported on Ziff-Davis Inc.'s balance sheet, the results of operations of ZDTV are not included in Ziff-Davis Inc.'s results for any of the periods presented. This acquisition will be accounted for in 1999 under the purchase method of accounting.

 Vulcan transactions

   On February 5, 1999, Vulcan Programming, an entity owned by Paul G. Allen, purchased a one-third interest in ZDTV for $54,000,000 in cash. On March 4, 1999, Vulcan Ventures, the investment vehicle of Paul G. Allen, purchased approximately three million shares of Ziff-Davis Inc. common stock for $50,000,000 in cash.

 Unaudited summary pro forma information

  The following unaudited summary pro forma information assumes that the acquisition of ZDTV and the sale of a one-third interest in ZDTV to Vulcan Programming had been consummated on January 1, 1998. Adjustments for ZDTV transactions include the operating results of ZDTV, amortization of the purchase price of ZDTV, Vulcan Programming's one-third interest in the losses of ZDTV and the tax effects of these items. The pro forma data is not necessarily indicative of actual results had the transaction occurred on January 1, 1998. Further, pro forma results are not meant to represent future financial results.

                                                      Adjustments
                                        Ziff-Davis  for acquisition
                                           Inc.         of ZDTV     Pro forma
                                        ----------  --------------- ----------
                                          (dollars in thousands except per
                                                   share amounts)
     Revenue........................... $1,108,892     $  5,585     $1,114,477
     Income (loss) from operations.....     31,080      (55,049)       (23,969)
     Net loss..........................    (77,809)     (22,443)      (100,252)
     Pro forma basic loss per share....                             $    (1.00)

 Other

  On March 4, 1999, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, which increased the number of shares available for issuance under the Incentive Plan to 23,327,500 shares.

                                     III-72

                                                                        ANNEX IV

                                       ZD

                               INDEX TO ANNEX IV

                                                                         Page
                                                                         -----
ZD Selected Historical Combined Financial and Other Data................ IV-2
ZD Management's Discussion and Analysis of Financial Condition and
 Results of Operations for the three and nine month periods ended
 September 30, 1998 and 1999............................................ IV-4
ZD Management's Discussion and Analysis of Financial Condition and
 Results of Operations for the years ended December 31, 1996, 1997 and
 1998................................................................... IV-13
ZD Description of Business.............................................. IV-25
ZD Unaudited Combined Financial Statements for the three and nine month periods ended September 30, 1998 and 1999
  Unaudited Combined Balance Sheets as of December 31, 1998 and
   September 30, 1999 .................................................. IV-36
  Unaudited Combined Statements of Operations for the three and nine month periods ended September 30, 1998 and 1999...................... IV-37
  Unaudited Combined Statements of Comprehensive Income (Loss) for the
   three and nine month periods ended September 30, 1998 and 1999 ...... IV-38
  Unaudited Combined Statements of Cash Flows for the nine month periods ended September 30, 1998 and 1999.................................... IV-39
  Unaudited Combined Statements of Changes in Division Equity for the
   nine month period ended September 30, 1999........................... IV-40
  Notes to Unaudited Combined Financial Statements...................... IV-41
ZD Combined Financial Statements for the years ended December 31, 1996,
 1997 and 1998
  Report of Independent Accountants..................................... IV-49
  Combined Balance Sheets as of December 31, 1997 and 1998.............. IV-50
  Combined Statements of Operations for the years ended December 31,
   1996, 1997 and 1998.................................................. IV-51
  Combined Statements of Cash Flows for the years ended December 31,
   1996, 1997 and 1998.................................................. IV-52
  Combined Statements of Changes in Division Equity for the years ended
   December 31, 1996, 1997 and 1998..................................... IV-53
  Notes to Combined Financial Statements................................ IV-54

                                       ZD

             SELECTED HISTORICAL COMBINED FINANCIAL AND OTHER DATA

  The following table presents selected historical combined data for ZD as of and for the years ended December 31, 1995, 1996, 1997 and 1998 and as of and for the nine months ended September 30, 1998 and 1999. This data was derived from the Combined Financial Statements of ZD. The data as of and for the nine months ended September 30, 1998 and 1999 are unaudited.

  An affiliate of Ziff-Davis Inc. acquired a print publishing business (ZD Publishing) on February 29, 1996; the data does not include results from the acquired business for the period before the date of acquisition. However, because ZD Publishing represents ZD's principal operations, the following table also presents selected historical combined data for ZD Publishing as of and for the years ended December 31, 1994 and 1995 and as of and for the two months ended February 28, 1996. The data as of and for the year ended December 31, 1995 and as of and for the two months ended February 28, 1996 was derived from the audited Combined Financial Statements of ZD Publishing. The data as of and for the year ended December 31, 1994 was derived from ZD Publishing's unaudited combined financial statements.

  On May 4, 1998, Ziff-Davis Inc. completed a reorganization described in Note 2 to the unaudited Combined Financial Statements of ZD and on April 6, 1999 Ziff-Davis Inc. completed a public offering of ZDNet stock described in Note 3 to the unaudited Combined Financial Statements of ZD. Results for periods before the reorganization and public offering are not directly comparable to results for periods after those events. No historical earnings per share or share data are presented as Ziff-Davis Inc. does not consider such data meaningful.

  For information concerning the pro forma effect of the reorganization and the public offering of ZDNet stock, see Notes 2 and 3 referred to in the preceding paragraph. For information concerning the pro forma effect of those transactions and the restructuring described in this proxy statement, see "Unaudited Pro Forma Consolidated Financial Statements of Ziff-Davis Inc." included earlier in this proxy statement.

  This table should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Combined Financial Statements for ZD included later in this Annex as well as Management's Discussion and Analysis of Financial Condition and Results of Operations and the Financial Statements for Ziff-Davis Inc. and ZDNet included in other Annexes to this proxy statement.

                            ZD Publishing(1)                                           ZD
                  ------------------------------------- ---------------------------------------------------------------------
                                                                                                            Nine month
                                            Two month                                                      period ended
                  Year ended December 31,  period ended           Year ended December 31,                  September 30,
                  -----------------------  February 28, ---------------------------------------------  ----------------------
                     1994        1995          1996      1995(2)      1996        1997        1998        1998        1999
                  ----------- -----------  ------------ ---------- ----------  ----------  ----------  ----------  ----------
                                                          (dollars in thousands)
Statement of
 Operations
 Data:
Revenue, net....  $   698,030 $   755,419   $  122,562  $  202,729 $  938,924  $1,121,543  $1,052,749  $  694,081  $  685,119
Depreciation and
 amortization...       33,045      87,506       14,540      24,305    134,251     147,259     146,096     109,814     120,076
Income (loss)
 from
 operations.....       85,134      65,283        8,540      62,675    104,594     131,713      38,586      (8,062)    (40,764)
Interest
 expense, net...       17,887      92,609       14,030      44,005    120,646     190,445     143,547     111,185      90,545
Income (loss)
 before income
 taxes..........       82,176     (36,472)      (6,539)     22,869    (26,636)    (71,648)   (104,748)   (119,456)    (89,089)
Net income
 (loss)(3)(4)...       82,176     (26,002)      (4,547)     10,945    (52,081)    (71,179)    (77,809)    (86,179)    (55,947)
Balance Sheet
 Data (at period
 end):
Cash and cash
 equivalents....  $ 1,064,174 $    10,083   $   13,669  $   27,908 $   29,915  $   30,273  $   32,274  $   26,728  $   29,300
Total assets....    2,747,968   1,625,426    1,622,438   1,090,981  3,584,963   3,548,108   3,429,938   3,405,300   3,432,951
Total long-term
 debt...........    1,034,000     964,153      964,153     575,450  2,522,252   2,408,240   1,539,322   1,526,047   1,264,984
Division
 equity.........      387,718     365,150      360,717     397,881    447,756     126,130   1,352,598   1,344,048   1,592,637
Other Data:
Capital
 expenditures...  $    14,606 $    12,573   $      384  $    3,367 $   21,355  $   27,822  $   32,117  $   24,218      61,861
Capital
 contributions
 to ZDNet.......          --        7,106        2,350         --      13,630      20,664      14,269      13,242         --
Investments and
 acquisitions,
 net of cash
 acquired.......          --          --           --      814,520  2,124,823      11,002      22,772       8,192      46,563

--------
(1) A third party acquired ZD Publishing as of January 1, 1995. An affiliate of Ziff-Davis Inc. acquired ZD Publishing on February 29, 1996. Because ZD Publishing represents ZD's principal operations, ZD Publishing data has been presented for periods before these dates.
(2) An affiliate of Ziff-Davis Inc. acquired ZD Publishing on February 29, 1996; ZD data does not include results from the acquired business for periods before the date of acquisition.
(3) During 1994, ZD Publishing conducted its operations through various partnerships. Accordingly, there was no income tax provision for 1994.
(4) No historical earnings per share or share data are presented as Ziff-Davis Inc. does not consider such data meaningful.

                                       ZD
                        (A Division of Ziff-Davis Inc.)

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30,
                                 1998 AND 1999

Overview

  Ziff-Davis Inc. was formed through an initial public offering and a reorganization that were completed on May 4, 1998. Prior to that date, the predecessors of Ziff-Davis Inc. were wholly owned indirect subsidiaries of SOFTBANK Corp. (together with its non-Ziff-Davis Inc. affiliates, "Softbank") or assets owned by MAC Inc., an affiliate of SOFTBANK Corp. ("MAC Assets").

  ZD is the division of Ziff-Davis Inc. which focuses on the businesses of print publishing, trade shows and conferences, market research, education and television, and holds a retained interest in ZDNet, Ziff-Davis Inc.'s Internet business. The market research division was sold on October 1, 1999.

  ZD's revenue and profitability are influenced by a number of external factors, including the volume of new technology product introductions, the amount and allocation of marketing expenditures by clients, the extent to which sellers elect to advertise using print and online media or participate in industry events, and competition among computer technology marketers. Accordingly, ZD may experience fluctuations in revenue from period to period.

  Historically, ZD's business has been seasonal, earning a significant portion of its revenue in the second and fourth quarters. In addition, the shift in timing of a tradeshow or conference may result in material differences in comparison to prior periods.

  On July 14, 1999, Ziff-Davis Inc. announced that it had retained Morgan Stanley Dean Witter to explore strategic alternatives to maximize stockholder value. That exploration process has resulted in the comprehensive restructuring described in this proxy statement. The impact of the restructuring is addressed elsewhere in this proxy statement and is not otherwise addressed in Management's Discussion and Analysis of Financial Condition and Results of Operations for ZD.

ZDNet Stock

  The stockholders of Ziff-Davis Inc. voted, at a Special Meeting held on March 30, 1999, to authorize the issuance of a new series of common stock, designated as Ziff-Davis Inc.--ZDNet Common Stock ("ZDNet Stock"), which is intended to reflect the performance of Ziff-Davis Inc.'s Internet business division, ZDNet. When the ZDNet Stock was issued on April 6, 1999, Ziff-Davis Inc.'s existing common stock was reclassified as Ziff-Davis Inc.--ZD Common Stock ("ZD Stock"), which is intended to reflect the performance of Ziff-Davis Inc.'s other businesses and a retained interest in ZDNet. The businesses represented by ZD Stock are referred to as "ZD".

  Prior to the ZDNet Stock offering, ZD held a 100% retained interest in ZDNet. The ZDNet Stock offering was completed on April 6, 1999. Ziff-Davis Inc. issued
11.5 million shares of ZDNet stock at $19.00 per share, including 1.5 million shares issued in conjunction with the underwriters' exercise of their option to purchase additional shares to cover over-allotments. Ziff-Davis Inc. attributed to ZDNet 1.5 million of the sold shares in a manner analogous to a primary offering and attributed to ZD 10 million of the sold shares in respect of its retained interest in ZDNet, in a manner analogous to a secondary offering. ZD received net proceeds of approximately $172.7 million and ZDNet received net proceeds of approximately $25.9 million. The ZDNet net proceeds were loaned to ZD as an intercompany loan which bears interest at the rate at which funding is available to Ziff-Davis Inc. After giving effect to the ZDNet Stock offering, there were 11.5 million shares of ZDNet Stock outstanding and another 60 million notional shares of ZDNet Stock intended to represent ZD's retained interest in ZDNet, which was approximately 83.9% immediately following the offering.

Acquisitions and Sale of Common Stock

 ZDTV

  On February 4, 1999, ZD purchased ZDTV, LLC ("ZDTV") from MAC Holdings (America) Inc., a related party, for a purchase price of approximately $81.4 million. ZD paid approximately $32.8 million of the purchase price in cash (settled on February 5, 1999) and paid the remainder by applying approximately $48.6 million in advances owed to it by MAC Holdings (America) Inc. ZD also agreed to be responsible for the funding of ZDTV during the period in 1999 prior to the purchase which was accounted for as additional purchase price. Such funding amounted to approximately $4.2 million.

  On February 5, 1999, Vulcan Programming Inc., an entity owned by Paul G. Allen, acquired a one-third equity interest in ZDTV for $54.0 million in cash. In March 1999, an additional 4.0% equity interest was acquired by ZDTV's president. In both cases, the acquisitions were effected by issuing additional equity.

  As a result of the acquisition, ZD recorded an increase in intangible assets of $76.1 million which will be amortized over 10 years. ZDTV's cash requirements are currently expected to be approximately $50.0 million for 1999. The $54.0 million invested in ZDTV by Vulcan Programming Inc. will be used to fund ZDTV and thereafter cash requirements will be funded by the members or by third parties.

 Sale of Common Stock

  On March 4, 1999, Vulcan Ventures Inc., the investment vehicle of Paul G. Allen, purchased 3,030,303 shares of ZD common stock for $50.0 million in cash.

Presentation of Financial Information

  ZD is comprised of certain operations which were acquired at various times and completed a reorganization in May 1998. See Notes 1 and 2 to ZD's Combined Financial Statements included in Ziff-Davis Inc.'s Current Report on Form 8-K (File No. 001-14055).

Results of Operations

Comparison of the three months ended September 30, 1999 and 1998 (unaudited)

 Revenue

  Revenue for the third quarter of 1999 was $232.0 million compared to $211.5 million for the third quarter of 1998, an increase of $20.5 million or 9.7%. Revenue by segment is summarized in the following table:

                                                                 Three months
                                                                     ended
                                                                 September 30,
                                                               -----------------
                                                                 1999     1998
                                                               -------- --------
                                                                  (dollars in
                                                                  thousands)
      Revenue:
      Publishing.............................................. $165,268 $181,727
      Events..................................................   63,085   29,787
      Television..............................................    3,642      --
                                                               -------- --------
        Total................................................. $231,995 $211,514
                                                               ======== ========

  Revenue from the publishing segment decreased by $16.5 million or 9.1% from $181.7 million in the third quarter of 1998 to $165.3 million in the third quarter of 1999. Excluding the effect of the three magazines that were closed in October 1998 as part of a restructuring, publishing segment revenue decreased by $10.4 million or 5.9%. Revenue from newer business publications and consumer publications increased by 80.8% and 28.1%, respectively, but were more than offset by a revenue decline from the major business publications, most significantly at Computer Shopper. Margin pressure on computer equipment manufacturers, industry consolidation product delays, and a focus on Year 2000 transition contributed to reduced demand for advertising in these publications.

  Revenue from the events segment increased by $33.3 million or 111.8% from $29.8 million in the third quarter of 1998 to $63.1 million in the third quarter of 1999. The primary reason for the increase was the shift of two events from the fourth quarter of 1998 to the third quarter of 1999. Excluding the shifting of events, revenue decreased by $5.7 million or 8.3%, primarily due to the discontinuation of certain smaller events.

  Revenue from the television segment was $3.6 million for 1999. The television segment was acquired on February 4, 1999 when ZD purchased ZDTV from MAC Holdings (America) Inc. for an aggregate purchase price of $81.4 million. (See
Note 4 in the ZD Unaudited Consolidated Financial Statements).

 Cost of production

  The cost of production increased by $4.6 million or 7.3% from $62.9 million in the third quarter of 1998 to $67.5 million in the third quarter of 1999. The increase was driven by the acquisition of ZDTV and the shift in timing of certain events partly offset by a decline in publishing production costs related to a decline in advertising pages and the absence of costs related to the closure of three magazines in October 1998. Cost of production was 29.1% and 29.7% of revenue for the third quarter of 1999 and 1998, respectively.

 Selling, general and administrative expenses

  Selling, general and administrative expenses were $137.3 million for the third quarter of 1999 compared to $127.3 million in the third quarter of 1998, an increase of $10.0 million or 7.9%. The increase was primarily related to the acquisition of ZDTV partly offset by the reduced costs as a result of the fourth quarter 1998 restructuring. Selling, general and administrative expenses were 59.2% and 60.2% of revenue for the third quarter of 1999 and 1998, respectively.

 Stock-based compensation

  Stock-based compensation is a non-cash charge which is recorded over the vesting period of certain stock option and restricted stock grants. Stock-based compensation increased by $0.5 million from $0.1 million in the third quarter of 1998 to $0.6 million for the third quarter of 1999. The increase was a result of the issuance of certain options of ZDNet Stock and the conversion of certain SOFTBANK Corp. stock options to ZD stock options in December 1998, both of which resulted in compensation.

 Depreciation and amortization

  Total depreciation and amortization expense was $40.5 million for the third quarter of 1999 compared to $36.2 million for the third quarter of 1998, an increase of $4.3 million or 11.9%. The primary reason for the increase was depreciation and amortization of assets associated with the acquisition of ZDTV, along with depreciation at ZD's new offices. These increases were partially offset by the absence of amortization related to intangible assets written off as part of the October 1998 restructuring.

 Interest expense, net

  Net interest expense remained flat at $29.0 million for the third quarter of 1999. This reflects the net impact of lower debt levels offset by higher interest rates and non cash interest charges related to amortization of fees paid in connection with the December 1998 amendment to the credit facility.

 Income (loss) related to retained interest in ZDNet

  The retained interest in ZDNet decreased from an income of $0.2 million in the third quarter of 1998 to a loss of $0.6 million in the third quarter of 1999. The change is due to the performance of the ZDNet business which had an EBITDA increase of $2.7 million from $1.9 million to $4.6 million that was offset by higher non-cash charges of stock-based compensation, depreciation, amortization and taxes. See "ZDNet--Management's Discussion and Analysis of Financial Condition and Results of Operations". Ziff-Davis Inc. completed an initial public offering of the ZDNet Stock on April 6, 1999. As a result of the ZDNet Stock

Offering, ZD's retained interest in ZDNet decreased from 100% to approximately 83.9%. During the quarter, ZDNet acquired Updates.com and SoftSeek, in part by issuing ZDNet Stock, thus, reducing ZD's retained interest to 81.5%.

 Other non-operating income, net

  Other non-operating income primarily reflects ZD's equity share of earnings and losses from joint ventures, fees earned from management of events not produced by ZD and gains or losses realized on the disposition of businesses. Income of $15.3 million for the quarter ended September 30, 1999 was $10.9 million more than the income for the same period in 1998 of $4.4 million due primarily to $13.3 million of one-time gains from the sale of several business units, principally the sale of ZD's 50% interest in the ExpoComm joint venture, partially offset by lower joint venture and management fee income. The sale of these business units is not expected to have a material impact on ZD's future results of operations or cash flows.

 Minority interest in losses of subsidiaries

  Losses attributable to minority stockholders of ZD's subsidiaries increased $5.4 million from a zero balance in 1998. The reason for this increase is the sale of a one-third interest in ZDTV in February 1999, creating a minority interest in the losses of ZDTV.

 Income taxes

  The tax benefit for the third quarter of 1999 was $7.9 million compared to $35.0 million in the third quarter of 1998. The difference is due to changes in the projected annual effective tax rate for the respective years. The effective tax rate for the three months ended September 30, 1999 was 34.8% compared to 88.6% for the 1998 quarter. These rates reflect adjustments to record year-to-date income tax benefit or expense at a revised rate of 36.1% and negative 1.7% for the 1999 and 1998 periods, respectively. These rates are based on estimates for annual earnings and taxes available at the time. The actual annual effective tax rate for 1998 was 25.7%.

  Income taxes are provided based on ZD's projected annual effective tax rate which differs from the U.S. federal statutory rate of 35.0% due to certain items which are not deductible for income tax purposes, primarily (i) losses the MAC Assets prior to their purchase by ZD, (ii) non-deductible goodwill amortization, and (iii) the effect of state and local taxes. The deferred tax benefit for the three months ended September 30, 1999 has been reflected as a reduction of the long-term deferred tax liability.

 Net loss

  As a result of the factors discussed above, the net loss increased from $4.5 million for the three months ended September 30, 1998 to $14.9 million for the three months ended September 30, 1999.

EBITDA

  EBITDA is defined as income before provision for income taxes, interest expense, depreciation and other non-cash charges. These non-cash charges include amortization of intangible assets and stock-based compensation expense. EBITDA as reported for ZD includes its interests in the EBITDA of ZDTV and ZDNet. At September 30, 1999, ZD's interest in ZDTV and ZDNet were approximately 64.0% and 81.5%, respectively.

  EBITDA for the third quarter of 1999 was $50.2 million compared to $27.6 million for the third quarter of 1998, an increase of $22.6 million or 81.9%. Increases due to the shift in timing of events, one-time gains from the sale of business units and increases at ZDNet were partially offset by the inclusion of losses from ZDTV and declines in the publishing segment. EBITDA from ZDNet increased $1.9 million from $1.9 million in the 1998 period to $3.8 million in the 1999 period.

Comparison of the nine months ended September 30, 1999 and 1998 (unaudited)

 Revenue

  Revenue for the nine months ended September 30, 1999 was $685.1 million compared to $694.1 million for the nine months ended September 30, 1998, a decrease of $9.0 million or 1.3%. Revenue by segment is summarized in the following table:

                                                               Nine months ended
                                                                 September 30,
                                                               -----------------
                                                                 1999     1998
                                                               -------- --------
                                                                  (dollars in
                                                                  thousands)
      Revenue:
      Publishing.............................................. $518,626 $571,391
      Events..................................................  157,150  122,690
      Television..............................................    9,343      --
                                                               -------- --------
        Total................................................. $685,119 $694,081
                                                               ======== ========

  Revenue from the publishing segment decreased by $52.8 million or 9.2% from $571.4 million for the nine months ended September 30, 1998 to $518.6 million for the nine months ended September 30, 1999. Excluding the effect of the three magazines that were closed in October 1998 as part of a restructuring, publishing segment revenue decreased by $28.7 million or 5.2%. Revenue from newer business publications and consumer publications increased by 53.8% and 43.8%, respectively, but were more than offset by a decline from the major business publications, most significantly at Computer Shopper. Margin pressure on computer equipment manufacturers, industry consolidation, product delays, and a focus on Year 2000 transition contributed to reduced demand for advertising in these publications.

  Revenue from the events segment increased by $34.5 million or 28.1% from $122.7 million for the nine months ended September 30, 1998 to $157.2 million for the nine months ended September 30, 1999. This increase is primarily due to the shift in timing of two events from the fourth quarter of 1998 to the third quarter of 1999. This increase was partially offset by declines related to discontinuation of certain smaller shows.

  Revenue from the television segment was $9.3 million for 1999. The television segment was acquired on February 4, 1999 when ZD purchased ZDTV from MAC Holdings (America) Inc. for an aggregate purchase price of $81.4 million. (See
Note 4 in the ZD Unaudited Combined Financial Statements).

 Cost of production

  The cost of production decreased by $8.7 million or 4.2% from $206.7 million for the nine months ended September 30, 1998 to $198.0 million for the nine months ended September 30, 1999. The decline was consistent with the decrease in revenue attributed to the discontinuation of three magazines in October 1998 as well as the decline in advertising pages in the business magazines. These cost reductions were partially offset by production costs incurred from the acquisition of ZDTV and the shift in timing of certain events. Cost of production was 28.9% and 29.8% of revenue for the nine months ended September 30, 1999 and 1998, respectively.

 Selling, general and administrative expenses

  Selling, general and administrative expenses were $405.9 million for the nine months ended September 30, 1999 compared to $385.5 million for the nine months ended September 30, 1998, an increase of $20.4 million or 5.3%. The increase primarily related to the acquisition of ZDTV, partially offset by savings realized from the restructuring action taken during the fourth quarter of 1998. Selling, general and administrative expenses were 59.2% and 55.5% of revenue for the nine months ended September 30, 1999 and 1998, respectively. The percentage increase primarily represents the impact of acquiring ZDTV.

 Stock-based compensation

  Stock-based compensation increased by $1.7 million from $0.2 million for the nine months ended September 30, 1998 to $1.9 million for the nine months ended September 30, 1999. The increase was a result of the issuance of certain options of ZDNet Stock and the conversion of certain SOFTBANK Corp. stock options to ZD stock options in December 1998, both of which resulted in compensation.

 Depreciation and amortization

  Total depreciation and amortization expense was $120.1 million for the nine months ended September 30, 1999 compared to $109.8 million for the nine months ended September 30, 1998, an increase of $10.3 or 9.3%. The primary reason for the increase was depreciation and amortization of assets acquired through the acquisition of ZDTV along with depreciation at ZD's new offices. These increases were partially offset by the absence of amortization related to intangible assets written off as part of the October 1998 restructuring.

 Interest expense, net

  Net interest expense declined by $20.6 million or 18.6% from $111.2 million for the nine months ended September 30, 1998 to $90.5 million for the nine months ended September 30, 1999. This was primarily due to a significant reduction in ZD's outstanding debt through the reorganization and initial public offering completed in May 1998 and the ZDNet Stock offering completed in April 1999, partially offset by higher average interest rates in the 1999 period and non cash interest charges related to amortization of fees paid in connection with the December 1998 amendment to the credit facility.

 Income (loss) related to retained interest in ZDNet

  The retained interest in ZDNet decreased from a loss of $8.7 million in the first nine months of 1998 to a loss of $0.1 million in the first nine months of 1999. The difference is due primarily to a significant improvement in the performance of the ZDNet business. See "ZDNet--Management's Discussion and Analysis of Financial Condition and Results of Operations". Ziff-Davis Inc. completed an initial public offering of the ZDNet Stock on April 6, 1999. As a result of the ZDNet Stock offering and the acquisitions of GameSpot, SoftSeek and Updates.com, ZD's retained interest in ZDNet decreased from 100% to approximately 81.5%.

 Other non-operating income, net

  Income of $26.8 for the nine months ended September 30, 1999 was $18.3 million more than the income for the same period in 1998 of $8.5, primarily due to $20.4 million of one-time gains from the sale of several business units, partially offset by lower joint venture and management fee income. The sale of these business units is not expected to have a material impact on ZD's future results of operations and cash flows.

 Minority interest in losses of subsidiaries

  Losses attributable to minority stockholders of ZD's subsidiaries increased $15.6 million from a zero balance in 1998. This increase is due to the sale of a one-third interest in ZDTV in February 1999, creating a minority interest in the losses of ZDTV.

 Income taxes

  The tax benefit for the nine months ended September 30, 1999 was $33.1 million compared to $33.3 million for the nine months ended September 30, 1998. The effective tax rate for the nine months ended September 30, 1999 was 37.2% compared to 27.9% for the 1998 period. These rates are based on estimates for annual earnings and taxes available at the time. The actual annual effective rate for 1998 was 25.4%.

 Net loss

  As a result of the factors discussed above, the net loss decreased from $86.2 million for the nine months ended September 30, 1998 to $55.9 million for the nine months ended September 30, 1999.

 EBITDA

  EBITDA for the nine months ended September 30, 1999 was $129.0 million compared to $106.2 million for the same period of 1998, an increase of $22.8 million or 21.5%. The increase was due to one-time gains from the sale of business units, the shifting of events and improvement at ZDNet were partly offset by the inclusion of ZDTV losses and declines in the publishing business. EBITDA from ZDNet increased $13.8 million from a loss of $4.2 million in 1998 to $9.6 million in 1999.

Liquidity and Capital Resources

  At September 30, 1999, ZD's total outstanding debt was $1,272.7 million, excluding unamortized discount, and consisted of $72.7 million due to Softbank, $1,200.0 million in notes.

  Cash and cash equivalents were $29.3 million at September 30, 1999 and $32.3 million at December 31, 1998. The change during the nine months ended September 30, 1999 was due to the factors discussed below.

  Cash provided by operations was $48.9 million for the nine months ended September 30, 1999 compared to $87.5 million for the nine months ended September 30, 1998. This change was primarily due to changes in working capital.

  Cash used by investing activities was $75.3 million for the nine months ended September 30, 1999 compared to $45.7 million for the nine months ended September 30, 1998. The increase reflects higher capital spending of $37.6 million primarily due to one time spending on relocation of the New York operations and higher spending of $27.0 million on acquisitions (ZDTV in 1999), partially offset by $29.1 million of proceeds received from the sale of several business units. In addition, ZD paid $9.4 million to the previous owners of Inter@ctive Enterprises in connection with the contingent purchase price adjustment. Finally, in 1998 ZD paid $13.2 million to fund the business of ZDNet, which required no such funding in 1999.

  Cash provided by financing activities was $23.4 million for the nine months ended September 30, 1999 compared to a use of $45.3 million for the nine months ended September 30, 1998. During the first quarter of 1999, ZD received proceeds of $54.0 million from Vulcan Programming Inc. for the issuance of a one-third equity interest in ZDTV and $50.0 million for issuing approximately 3 million shares of ZD Common Stock to Vulcan Ventures Inc. ZD also paid down approximately $275.1 million of net indebtedness during the first nine months of 1999. Financing activities in 1998 primarily represent remittance of excess cash to Softbank to repay intercompany obligations prior to ZD's initial public offering. Prior to the ZDNet Stock offering, ZD also received a return of capital of approximately $2.7 million from ZDNet.

  Upon completion of the offering of the ZDNet Stock, ZD received net proceeds of approximately $172.5 million plus an additional $25.9 million advance from ZDNet on April 6, 1999. These proceeds were used to repay indebtedness under ZD's revolving credit agreement. The advance from ZDNet represents ZDNet's proceeds from the ZDNet Stock offering and bears interest at the rate which funding is available to Ziff-Davis Inc.

  In connection with Ziff-Davis Inc.'s intention to pursue strategic alternatives, programs have been put in place in order to retain employees. The cost of such programs, which include enhanced severance packages, accelerated vesting of stock options and employer contributions to the 401(K) plans, can not yet be estimated.

  ZD believes, based on its current level of operations and anticipated growth, that ZD's ability to generate cash, together with cash on hand and available lines of credit will be sufficient to make required payments of principal and interest on ZD's indebtedness and to fund anticipated capital expenditures and working capital requirements. However, actual capital expenditures may change, particularly as a result of any acquisitions ZD may pursue. The ability of ZD to meet its debt service obligations and reduce its total debt will depend on its future performance.

 Swap Agreements

  Ziff-Davis Inc.'s credit facility exposes it to market risk with respect to changes in interest rates. Ziff-Davis Inc. manages this risk through the use of interest rate swap agreements.

  On June 15, 1999, Ziff-Davis Inc. amended a swap agreement (with a notional amount of $100 million) by reducing the fixed rate paid to the counterparty and providing the counterparty with a one-time option to cancel the swap agreement on February 5, 2000 (or reduce the term of the agreement by 3 1/2 years). Ziff-Davis Inc. entered into another swap agreement (with a notional amount of $50 million) on June 15, 1999. Under this swap agreement, Ziff-Davis Inc. will receive a fixed rate of interest and pay a floating rate of interest based on 3 month LIBOR, which resets quarterly, for the term of the agreement.

  Through the use of swap agreements, Ziff-Davis Inc. has effectively established a fixed interest rate for $500 million of the outstanding credit facility. Based on the $950 million outstanding under the credit facility as of September 30, 1999, if the LIBOR rate were to increase by 1%, Ziff-Davis Inc. would incur, after giving effect to the swap agreements, an additional $4.5 million of annual interest expense. The weighted average fixed rate Ziff-Davis Inc. pays under these agreements is approximately 5.1%.

  These swap agreements are viewed by Ziff-Davis Inc. as risk management tools and are not used for trading or speculative purposes. The notional amount of $500 million does not represent a real amount exchanged by the parties and therefore, is not a measure of Ziff-Davis Inc.'s exposure through its use of swap agreements. The fair values of these swap agreements were estimated by obtaining quotes from brokers. These quotes represented the amounts that Ziff-Davis Inc. would pay if the agreements were terminated at the balance sheet date. Although it is not Ziff-Davis Inc.'s intention to terminate these swap agreements, these fair values indicated that the termination of the swap agreements would have resulted in a gain of approximately $8.1 million. By their nature, swap agreements involve credit risk, due to the possible nonperformance by counterparties. To mitigate this risk, Ziff-Davis Inc. enters into swap agreements with major financial institutions and diversifies the counterparties used as a means to limit counterparty exposure and concentration of risk.

 Hedge transaction

  In June 1999, Ziff-Davis Inc. entered into a short-sale to effect a hedge on 300,000 of its 438,057 shares of Beyond.com Corporation. These shares were sold on behalf of Ziff-Davis Inc. by a third party, at a weighted average price of $22.50 per share. In September 1999, Ziff-Davis Inc. delivered the shares required to close the short position and repurchased the shares at a market price of $14.00 per share. An unrealized gain of approximately $2,600,000 was deferred in the period related to this hedge transaction.

 Restructuring

  In October 1998, ZD announced a restructuring program with the intent of significantly reducing its cost base. As a result, a charge of $52.2 million was recorded in the fourth quarter of 1998. The charge included assets impairment costs ($37.9 million), employee termination costs ($8.6 million) and costs to exit activities ($5.7 million). Approximately $3.7 million remains accrued on the balance sheet related to the restructuring, primarily related to the future costs of vacant lease space.

Year 2000 Readiness Disclosure

  During 1997, Ziff-Davis Inc. began a review of its computer systems and software to identify systems and software which might malfunction due to misidentification of the Year 2000. Ziff-Davis Inc. is using both internal and external resources to identify, test, correct and reprogram systems and software for Year 2000 readiness.

  At December 31, 1998, Ziff-Davis Inc. was in the research and validation phase of its Year 2000 project for information technology, or IT systems and non-IT systems. This phase consisted of research and validation of all infrastructure, hardware and software, including platform, wide-area network and local-area network components. Research for non-IT systems included identifying systems that contained embedded technology, such as micro-controllers, which were not Year 2000 compliant.

  Ziff-Davis Inc. has identified critical systems and applications that have been or are being validated for compliance through formal documentation, vendors or testing. During the second quarter of 1999, Ziff-Davis Inc. entered the testing phase of its infrastructure, hardware, software and databases and plans to complete such phase by the fourth quarter of 1999. Contingency plans are being finalized for any systems or platforms that remain in the testing phase during the fourth quarter of 1999.

  Some of Ziff-Davis Inc. computer systems and databases, including its subscription fulfillment and payroll systems, are managed by third parties under contractual arrangements. Ziff-Davis Inc. is not currently aware of any Year 2000 compliance problems related to those third parties. In the second quarter of 1999 Ziff-Davis Inc. had requested those third parties with which Ziff-Davis Inc. has material relationships to advise it as to whether such third parties anticipate difficulties in addressing Year 2000 compliance problems, and if so, the nature of such difficulties. Such inquiries are substantially completed and no material matters have been identified.

  In addition, Ziff-Davis Inc. is developing contingency plans in order to compensate for any disruption or downtime that could result from a Year 2000 compliance problem. Ziff-Davis Inc. has replaced or is remediating IT and non-IT systems that it determined were not Year 2000 compliant.

  Ziff-Davis Inc. has incurred remediation costs associated with its Year 2000 readiness efforts. These remediation costs have been incurred in connection with replacement of systems and hardware, modification of software and consulting costs related to Year 2000 solution providers. The internal costs to address Year 2000 issues, which have been included in the general and administrative expenses of Ziff-Davis Inc., have not been tracked separately and are therefore not determinable. However, management believes these expenses have been substitutive rather than incremental to the recurring level of general and administrative expenses. Total capitalized costs incurred in the replacement of systems in connection with Ziff-Davis Inc.'s Year 2000 readiness efforts as of December 31, 1997 and 1998 were $1.7 million and $3.8 million, respectively. Ziff-Davis Inc. estimates that it will incur external selling, general and administrative expenses of approximately $7.0 to $9.0 million and capital costs of $5.0 to $6.0 million during 1999 related to its Year 2000 readiness efforts.

  Ziff-Davis Inc. expects to complete testing and replacement of critical systems in the fourth quarter of 1999. Ziff-Davis Inc.'s estimate of its most reasonably likely "worst case scenario" would be the failure of its internal applications and systems that process and store certain information and data. Ziff-Davis Inc. would resolve the failure of such applications and systems one by one, and management of Ziff-Davis Inc. does not believe that the impact on its critical systems would be material. However, if Ziff-Davis Inc. or any of its subscribers, advertisers, licensors, vendors or other third parties on whom it relies experiences a Year 2000 compliance problem, this could have a material adverse effect on Ziff-Davis Inc.'s profit and liquidity.

                                       ZD
        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


 Revenue

  ZD had net revenue of $1.053 billion for 1998. A substantial portion of ZD's revenue is derived from the sale of advertising, which in 1998 accounted for 49.8% of total revenue. No single advertiser has comprised more than 4.0% of ZD's advertising revenue during any of the last three years. However, ZD's top 20 advertisers accounted for 37.5% of total advertising revenue for 1998.

  In the publishing segment, ZD's principal sources of revenue are advertising (64.4% of 1998 total publishing revenue), circulation (18.7%) and other (16.9%) for the year ended December 31, 1998. Circulation comprises both paid subscriptions (10.9%) and newsstand sales (7.8%) while other includes educational and training materials (7.4%) and market research studies (7.1%) with the balance primarily consisting of royalties, reprints and other miscellaneous sales. In the events segment, revenue is derived from two principal sources: sale of exhibit space (66.8% of 1998 total segment revenue) and attendee conference and seminar fees (14.1%). Unlike many trade show producers, ZD derives a significant portion of its trade show revenue from other sources (19.1%), including advertising in show-related publications, billboards, banners, fees from managing customer-sponsored events and other show-related activities. ZD believes these other sources will continue to be an important growth area, particularly for its content-focused events.

  ZD provides certain editorial content and brands for ZDNet for which ZDNet pays a royalty to ZD based on ZDNet's revenue. See Note 5 to ZD's Combined Financial Statements in this Annex.

 Cost of operations

  In the publishing business, the principal components of ZD's production costs are raw materials, printing and distribution, which represented 34.5%, 38.0% and 27.2%, respectively, of total 1998 publishing production expenses. ZD's principal raw material is paper. Paper supply and prices are subject to volatility and may be significantly affected by many factors, including market and economic conditions. The principal components of production costs within the events business are the costs of renting and preparing the facilities to hold the events (46.8% in 1998), direct mail and the related costs for promotion of the events (37.0% in 1998) and program development and presentation costs (13.4% in 1998).

  The other principal operating costs for ZD are selling, general and administrative expenses, including editorial costs. Included in these costs are salaries, sales commissions and benefits (56.6%) along with marketing and promotion expenses related to advertising and circulation (20.2%).

  Ziff-Davis Inc. provides certain selling, general and administrative services and shared services on a centralized basis and the costs of these central services are allocated between ZD and ZDNet. See Note 5 to ZD's Combined Financial Statements in this Annex.

 Factors affecting future periods

  ZD's revenue and profitability are influenced by a number of external factors, including the volume of new technology product introductions, the amount and allocation of marketing expenditures by ZD's clients, the extent to which sellers elect to advertise using print and online media or participate in trade shows and conferences, changes in paper prices, availability of appropriate venues for its largest trade shows and conferences and competition among computer technology marketers (including print publishers, producers of trade shows and providers of other technology information services). Accordingly, ZD may experience fluctuations in revenue from period to period. Many of ZD's large customers concentrate their advertising expenditures around major new product launches. Marketing expenditures by technology companies can also be affected by factors affecting the computer industry generally, including pricing pressures and temporary surpluses of inventory. Revenue and profitability are also influenced by product mix and the timing and frequency of ZD's new product launches and launches in new markets, as well as by acquisitions. New publications generally require several years to achieve profitability and upon achieving initial profitability, often have lower margins than more established publications. The launch of new publications, trade shows and services are funded with cash flow from operations and are expensed as incurred. Accordingly, ZD's revenue from year to year may be affected by the number and timing of new product launches. If ZD concludes that a new publication, trade show or service will not achieve certain milestones with regard to revenue, profitability and cash flow within a reasonable period of time, management may discontinue such publication, trade show or service or merge it into another existing publication, trade show or service.

  On February 4, 1999, ZD purchased ZDTV. This purchase will affect ZD's results in future periods. See "--ZDTV" below for certain summary pro forma and other information about this purchase.

  ZD expects to recognize compensation expense of approximately $7.9 million as a result of certain options granted on December 21, 1998 and January 29, 1999. Such compensation expense will be recognized over the vesting period of the options. The 1999 compensation expense related to these options is expected to be approximately $2.2 million. See Note 15 to ZD's Combined Financial Statements in this Annex.

Presentation of Financial Information

  ZD is comprised of certain operations which were acquired at various times and completed a reorganization in May 1998. See Notes 1 and 2 to ZD's Combined Financial Statements in this Annex.

  In order to create financial statements that separately present ZD's assets, liabilities, revenue, expenses and cash flow while still reflecting ZD's 100% Retained Interest in ZDNet's division equity and net losses, ZD has accounted for its interest in ZDNet in a manner similar to the manner prescribed by APB No. 18, The Equity Method of Accounting for Investments in Common Stock. Thus, ZD's historical balance sheets reflect ZD's 100% Retained Interest in ZDNet's division equity as "Retained interest in ZDNet". Similarly, ZD's historical statements of operations reflect ZD's 100% Retained Interest in ZDNet's division losses as "Loss related to Retained Interest in ZDNet".

  Since ZD and ZDNet together constitute all of Ziff-Davis Inc. and since ZD's financial statements have historically reflected 100% of ZDNet's division equity and losses, ZD's division equity and net income or loss has historically been equal to Ziff-Davis Inc.'s total stockholders' equity and net income or loss.

  However, ZD's 100% Retained Interest will decline in the future to reflect, among other things, the ZDNet Stock sold in the offering. When ZD's Retained Interest declines to a percentage below 100%, ZD's net income or loss will, going forward, reflect only that reduced percentage of ZDNet's division income or loss.

  The book value associated with ZD's Retained Interest will increase or decrease to, among other things, reflect ZD's proportionate Retained Interest in ZDNet's division income or loss and will be adjusted from time to time as set forth under Note 3 to ZD's Combined Financial Statements in this Annex.

Results of Operations

  The table below presents the results of ZD as if the assets and operations acquired by affiliates of Ziff-Davis Inc. on February 29, 1996 (as described in Note 1 to the Combined Financial Statements in this Annex) had been acquired on January 1, 1995. Purchase accounting adjustments relating to that acquisition have been reflected through pro forma amortization, interest and income tax adjustments, as described in note (1) to the table. Although the 1996 presentation is not in accordance with generally accepted accounting principles, management believes it presents the most meaningful basis of comparison. The financial information presented below may not necessarily reflect the results of operations which would have occurred had the February 29, 1996 acquisition been completed on January 1, 1995.

                                                Year ended December 31,
                                            ----------------------------------
                                            Pro Forma          Actual
                                            ----------  ----------------------
                                             1996(1)       1997        1998
                                            ----------  ----------  ----------
                                                 (dollars in thousands)
Revenue, net:
  Publishing..............................  $  796,602  $  834,015  $  782,882
  Events..................................     264,884     287,528     269,867
                                            ----------  ----------  ----------
                                             1,061,486   1,121,543   1,052,749
                                            ----------  ----------  ----------
Cost of production:
  Publishing..............................     212,287     221,367     215,336
  Events..................................      87,373      99,533      82,143
                                            ----------  ----------  ----------
                                               299,660     320,900     297,479
Selling, general and administrative
 expenses.................................     499,901     521,671     518,349
Depreciation and amortization.............     154,855     147,259     146,096
Restructuring charge......................         --          --       52,239
                                            ----------  ----------  ----------
Income from operations....................     107,070     131,713      38,586
Interest expense, net.....................    (135,500)   (190,445)   (143,547)
Loss related to Retained Interest in
 ZDNet....................................     (17,933)    (21,238)     (7,884)
Other non-operating income, net...........       6,107       8,322       8,097
                                            ----------  ----------  ----------
Loss before income taxes..................     (40,256)    (71,648)   (104,748)
Provision (benefit) for income taxes......      26,755        (469)    (26,939)
                                            ----------  ----------  ----------
Net loss..................................  $  (67,011) $  (71,179) $  (77,809)
                                            ==========  ==========  ==========
Other Data:
Cash and cash equivalents, end of period..  $   29,915  $   30,273  $   32,274
Net cash provided by operating
 activities...............................      80,483      11,900     100,299
Net cash used by investing activities.....     (65,678)    (59,488)    (69,158)
Net cash provided (used) by financing
 activities...............................      (9,212)     47,946     (29,140)
EBITDA(2).................................     255,430     272,894     244,094

--------
(1) The February 29, 1996 acquisition gave rise to different bases of accounting for the period after the acquisition as compared to the period prior to the acquisition. This is primarily due to a purchase price which exceeded the book value of the assets acquired, financed by a higher level of both debt and equity as compared to the pre-acquisition capital structure. The above numbers assume that the acquisition took place on January 1, 1995; therefore, depreciation and amortization, interest expense and net loss have been increased by approximately $6,064,000, $824,000, and $10,383,000 for 1996.
(2) "EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and amortization. ZD's EBITDA is calculated by adding
    (a) ZD's EBITDA before losses related to its retained interest in ZDNet and
    (b) ZD's proportionate interest (currently 100%) in ZDNet's EBITDA. EBITDA for the year ended December 31, 1998 does not include a one-time restructuring charge of $52,239,000. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of ZD's operating performance or to cash flows as a measure of liquidity. Although ZD believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the publishing and media industries, the EBITDA presented for ZD may not be comparable to similarly titled measures reported by other companies.

Year ended December 31, 1998 compared with year ended December 31, 1997

 Revenue, net

  Revenue decreased by $68.8 million or 6.1% from $1,121.5 million in 1997 to $1,052.7 million in 1998.

  Publishing--Revenue from publishing decreased by $51.1 million or 6.1% from $834.0 million in 1997 to $782.9 million in 1998. This decline was primarily due to the transfer of certain publications to a joint venture and the closure of three publications due to the restructuring (as discussed below). The remainder of the decrease was primarily due to lower advertising in business publications partly offset by growth in advertising in consumer publications. Advertising revenue was lower in business publications principally due to factors affecting the computer technology industry during the year. Margin pressure on computer equipment manufacturers, industry and product delays, lower demand in Asia and a focus on the Year 2000 transition are contributing to a reduced demand for advertising in Ziff-Davis Inc.'s magazines. Revenue from international operations, which generated 10.2% of the segment's revenue increased by $2.1 million due to the launch of IT Week in the UK, partially offset by lower advertising in business publications.

  Net revenue from MacUser and MacWeek magazines contributed to Mac Publishing LLC were $32.5 million for 1997 but are no longer consolidated into Ziff-Davis Inc.'s results for 1998. On May 1, 1998, Ziff-Davis Inc. acquired its joint venture partner's 50% interest in FamilyPC magazine. Ziff-Davis Inc. now owns 100% of the magazine and its results are included in the consolidated results from the acquisition date. Revenue from FamilyPC included in the 1998 results was $11.1 million. Revenue related to the three publications closed as part of the restructuring was $12.5 million lower in the fourth quarter of 1998 as compared to the fourth quarter of 1997.

  Events--Revenue from events decreased by $17.7 million or 6.1% from $287.5 million in 1997 to $269.9 million in 1998. The decrease was primarily due to a decline in revenue due to the discontinuation of certain "one-time" shows that were held in 1997, lower ancillary revenue at COMDEX/Fall and lower square footage sold at COMDEX/Spring. This decrease was partially offset by increased revenue from increased square footage sold at Networld+Interop Las Vegas and Java One due to an increased number of attendees.

 Cost of production

  Production costs decreased by 7.3% or $23.5 million from $320.9 million in 1997 to $297.4 million in 1998.

  Publishing production costs decreased by $6.1 million or 2.7% from $221.4 million in 1997 to $215.3 million in 1998. The decrease was related to a decline in the number of advertising pages produced.

  The cost of producing events decreased by $17.4 million or 17.4% from $99.5 million in 1997 to $82.1 million in 1998. The decrease is a result of lower operational costs and re-negotiated contracts as well as the discontinuance of certain "one-time" shows that were held in 1997.

 Selling, general and administrative expenses

  Selling, general and administrative expenses decreased by $3.4 million or 0.7% from $521.7 million in 1997 to $518.3 million in 1998. The decrease was due primarily to the headcount reduction and efficiencies attained through the integration of operations resulting from the reorganization completed in May 1998, as well as costs eliminated by the closure of three magazines in the fourth quarter of 1998. This decrease was partially offset by increased costs relating to the launch of new products and services and increased advertising expenses.

 Depreciation and amortization

  Total depreciation and amortization decreased $1.2 million from $147.3 million in 1997 to $146.1 million in 1998. The decrease was a result of certain assets being fully depreciated in 1997 and early 1998.

 Restructuring

  Margin pressure on computer equipment manufacturers, industry and product delays, lower demand in Asia and a focus on the Year 2000 transition are contributing to a reduced demand for advertising in ZD's magazines (principally PC Magazine, PC/Computing, Computer Shopper and PC Week). ZD believes these factors are continuing.

  As a result of this reduced demand, in October 1998, Ziff-Davis Inc. announced a restructuring program with the intent of significantly reducing its cost base. Ziff-Davis Inc. incurred a pre-tax charge of $52.2 million for this restructuring program. The charge was reported as a component of income from operations for the fourth quarter of 1998. The charge included asset impairment costs ($37.9 million), employee termination costs ($8.6 million) and costs to exit activities ($5.7 million) principally resulting from the closing of three publications (Windows Pro, Internet Business and Equip) and the reduction of Ziff-Davis Inc.'s work force by 310 employees. The charge also included costs resulting from the discontinuation of certain educational journals and trade shows. The following sets forth additional detail concerning the principal components of the charge:

  . Asset impairment costs totaled $37.9 million. These costs included the write-off of intangible assets associated with the discontinued publications ($34.3 million) and trade shows ($2.9 million) as well as deferred expenses associated with the discontinued educational journals ($0.7 million).

  . Employee termination costs related to severed personnel at the closed publications as well as a rationalization and resulting workforce reduction of the remainder of Ziff-Davis Inc.'s operations. Employee termination costs included payments for severance and earned vacation as well as the costs of outplacement services and the provision of continued benefits to personnel. As of December 31, 1998, $5.2 million of the $8.6 million related to these employee terminations had been paid.

  . Costs to exit activities reflect the costs associated with the final closure of the discontinued publications ($1.8 million) and the costs to reduce office space under lease as a result of the reduced level of employees ($3.8 million).

 Interest expense, net

  Interest expense decreased by $46.9 million or 24.6% from $190.4 in 1997 to $143.5 million in 1998. The reduction was due primarily to lower levels of debt outstanding throughout the year, as well as the capitalization of $908.7 million of intercompany debt as part of the reorganization.

 Loss related to retained interest in ZDNet

  The loss related to the retained interest in ZDNet decreased by $13.4 million from $21.2 million in 1997 to $7.9 million in 1998. This decrease is due to improved performance of that business. See "ZDNet Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in an Annex to this proxy statement.

 Other non-operating income, net

  Other non-operating income, net primarily reflects ZD's equity share in earnings and losses from joint ventures and fees earned from management of events not produced by ZD. This income decreased $0.2 million or 2.4% from $8.3 million in 1997 to $8.1 million in 1998 reflecting reduced fees from managed events. The decline was partially offset by ZD's equity share in earnings of MAC Publishing, LLC, an entity that was formed in August 1997.

 Income taxes

  The 1998 income tax benefit of $26.9 million increased from $0.5 million reported in 1997. The increase was due primarily to income tax benefits generated from the losses with respect to the MAC Assets, which were not deductible until ZD purchased the MAC Assets from an affiliate on May 4, 1998. The income tax benefit was also increased by a higher net loss for the year ended December 31, 1998 compared to the net loss for the year ended December 31, 1997.

 Net loss

  As a result of the changes described above, the net loss for the period increased $6.6 million or 9.3% from $71.2 million in 1997 to $77.8 million in 1998.

 EBITDA

  EBITDA for the year ended December 31, 1998 was $244.1 million compared to $272.9 million for the year ended December 31, 1997. EBITDA for the year ended December 31, 1998 does not include the $52.2 million restructuring charge. Results were unfavorable as compared to last year due to a lower level of earnings from advertising in the higher margin business publications partly offset by improved results in the events segment and reduced losses from ZD's retained interest in ZDNet. The improvement at the events segment was attributed to the absence of losses from the discontinuance of certain "one-time" shows held in 1997 as well as continued costs savings. Reduced losses from ZDNet were the result of revenue growth exceeding increases in expenses. The ratio of EBITDA to revenue was 23.2% for 1998 compared to 24.3% in 1997.

Year ended December 31, 1997 compared with Pro Forma Year ended December 31,
1996

 Revenue, net

  Net revenue increased by $60.0 million or 5.7% from $1,061.5 million in 1996 to $1,121.5 million in 1997.

  Publishing--Net revenue from publishing grew by $37.4 million or 4.7% from $796.6 million to $834.0 million. Approximately $22 million was due to inclusion of a full year of results for the electronic gaming publications acquired in mid-1996 and two publications launched in late 1996. Increases in advertising rates, generally ranging between 3.0% and 10.0%, and a 5.1% increase in advertising pages contributed $11.5 million. Revenue from international operations, which generated 9.5% of the segment's revenue, decreased by $1.5 million due to the strengthening of the U.S. dollar relative to the major European currencies. Continued growth from new educational product launches and sales of market research studies accounted for the balance of the revenue growth.

  Events--Net revenue from events increased $22.6 million or 8.5% from $264.9 million to $287.5 million. Approximately $15 million of the increase was due to 11 new trade show launches, including revenue from ancillary show-related sources. The balance of revenue growth was due to higher exhibitor rates charged at the major events, partly offset by a decline in revenue from COMDEX/Spring and certain U.K. events.

 Cost of production

  Production costs increased $21.2 million or 7.1% from $299.7 million to $320.9 million.

  Publishing production costs increased $9.1 million or 4.3% from $212.3 million in 1996 to $221.4 million. Costs related to new launches and volume-related growth increased approximately $20 million but were partly offset by approximately $10 million of lower paper costs.

  The costs of producing events increased $12.2 million or 14.0% from $87.3 million in 1996 to $99.5 million in 1997 primarily as a result of costs related to new events launched in 1997.

 Selling, general and administrative expenses

  Selling, general and administrative expenses increased $21.8 million or 4.4% from $499.9 million to $521.7 million. The increase was due to the addition of employees to support base business volume growth and launches of new products and services. Results included a one-time $6.0 million charge for the consolidation and restructuring of the events business which was announced in the fourth quarter of 1997. Costs for the publishing segment rose 1.2% while those for the events segment rose 22.1% due to the number of new launches and the one-time restructuring charge.

 Depreciation and amortization

  Total depreciation and amortization decreased $7.6 million to $147.3 million in 1997. The reduction in depreciation and amortization expense was a result of certain assets being fully depreciated in 1996.

 Interest expense, net

  Net interest expense increased $54.9 million or 40.5% to $190.4 million in 1997 due to interest on an additional $900 million of intercompany indebtedness to Softbank incurred to finance a return of capital.

 Loss related to retained interest in ZDNet

  The loss from ZD's Retained Interest in ZDNet increased to $21.2 million in 1997 from $17.9 in 1996 due to the operating performance of that business. See "ZDNet Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in an Annex to this proxy statement.

 Other non-operating income, net

  Other non-operating income, net primarily reflects ZD's equity share in earnings and losses from joint ventures and fees earned from management of events not produced by ZD. This income increased $2.2 million from $6.1 million in 1996 to $8.3 million or 36.1% primarily due to a $2.2 million or 36.3% increase in ZD's share of Mac Publishing, LLC's earnings.

 Income Taxes

  The 1997 combined income tax benefit of $0.5 million compares to a pro forma income tax provision of $26.8 million in 1996. The improvement in the tax provision is due to a higher pre-tax loss giving rise to a tax benefit. The difference between the 1997 and 1996 effective tax rates and the federal statutory tax rate of 35.0% is primarily due to non-recognition of tax losses generated by the MAC Assets ($42.0 million in 1997 and $63.0 million in 1996), non-deductible goodwill amortization ($10.2 million and $8.6 million, respectively) and state and local income taxes. In addition, the 1996 tax provision increased approximately $2.1 million as a result of pro forma adjustments related to the ZDI acquisition.

 Net loss

  As a result of the changes described above, net loss for the period increased $4.2 million or 6.2% from $67.0 million to $71.2 million.

 EBITDA

  EBITDA for 1997 was $272.9 million, an increase of $17.5 million or 6.9% from the $255.4 million generated in 1996. The increase was due to higher revenue and management fee income, net of higher production costs and selling, general and administrative expenses. The ratio of EBITDA to revenue remained relatively constant at 24.3% for 1997 compared to the 1996 margin of 24.1%.

Liquidity and Capital Resources

 Sources and uses of cash

  As a result of the May 4, 1998 reorganization, ZD's intercompany debt owed to Softbank was reduced to $83.1 million. Such indebtedness bears interest at 9.9% and matures in February 2010. Concurrently with Ziff-Davis Inc.'s initial public offering, Ziff-Davis Inc. (on behalf of ZD) issued and sold $250 million aggregate principal amount of notes. In addition, Ziff-Davis Inc. (on behalf of ZD) entered into a $1.35 billion credit facility, and borrowed $1.25 billion under such facility, to provide additional funds for the repayment of intercompany debt to Softbank and to provide for ZD's working capital requirements. The balance of intercompany obligations owed to Softbank was converted to equity. (See Note 2 to the Combined Financial Statements included in this Annex.)

  At December 31, 1998, ZD's outstanding total debt was $1,547.9 million (excluding unamortized discount) which consisted of $77.9 million due to Softbank, $250 million in notes and $1,220.0 million under the credit facility.

  Cash and cash equivalents were $32.3 million at December 31, 1998, an increase of $2.0 million from $30.3 million at December 31, 1997. The increase was due to the factors discussed below:

  Cash provided by operations was $100.3 million for the year ended December 31, 1998 compared to $11.9 million for the year ended December 31, 1997. The increase from 1997 to 1998 was attributed to ZD's lower losses before the restructuring charge, lower working capital and a decrease in funding to affiliates and to ZDNet for the 1998 period.

  Cash used in investing activities for the year ended December 31, 1998 totaled $69.2 million compared to $59.5 million for the year ended December 31, 1997. The majority of these expenditures were for computer equipment and leasehold improvements as well as for funding the operation of ZDNet. Acquisitions and investments in the 1998 period relate to ZD's acquisition of Sky TV, a tradeshow in Canada, an additional 50% interest in Family PC magazine, a European marketing database company as well as an investment in Red Herring. Acquisitions for the 1997 period reflected the purchase of a 70% interest in GameSpot, Inc.

  Cash used in financing activities totaled $29.1 million for the year ended December 31, 1998, representing proceeds from the reorganization and initial public offering of $1,863.3 million, net of transaction costs, and funding from Softbank of $20.4 million offset by the repayment of debt and amounts due to affiliates of $1,916.1 million. Cash provided by financing activities in 1997 amounted to $47.9 million representing capital contributions partly offset by repayments of intercompany debt.

  ZD had a working capital surplus of approximately $22.6 million at December 31, 1998, compared to a working capital deficit of approximately $379.8 million at December 31, 1997. Ziff-Davis Inc.'s balance sheet has historically had a working capital deficit due to significant amounts due to affiliates. ZD also maintains a significant level of deferred revenue generated from publication subscriptions paid in advance and prepayments from trade show exhibitors. At December 31, 1998, Ziff-Davis Inc. had deferred revenue of $151.0 million compared to $154.7 million at December 31, 1997. Deferred revenue does not represent a cash liability owed by Ziff-Davis Inc., unless Ziff-Davis Inc. fails to deliver a magazine or cancels a trade show, and generally does not affect Ziff-Davis Inc.'s ability to fund day-to-day operations. Working capital increased as a result of the reorganization and the initial public offering of Ziff-Davis Inc's common stock which resulted in the repayment and conversion to equity of related party obligations in connection therewith.

  On December 11, 1998, Standard & Poors lowered its corporate credit and bank loan ratings for Ziff-Davis Inc. to BB- from BB and its subordinated debt rating for Ziff-Davis Inc., to B from B+. This downgrade had no impact on our current borrowings. Although this downgrade may make future borrowings more expensive, we do not believe this will have a material impact on our liquidity or our access to credit markets.

  ZD believes, based on its current level of operations and anticipated growth, that ZD's ability to generate cash, together with cash on hand and available lines of credit, will be sufficient to make required payments of principal and interest on ZD's indebtedness and fund anticipated capital expenditures and working capital requirements. However, actual capital requirements may change, particularly as a result of any acquisitions ZD may pursue. The ability of ZD to meet its debt service obligations and reduce its total debt will depend upon the future performance of ZD.

 Funding for ZDNet

  In the financial statements of ZD and ZDNet, whenever ZDNet had a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's operations that are not wholly owned), that cash need was funded by ZD and accounted for as a capital contribution (i.e., as an increase in ZDNet's division equity and ZD's Retained Interest in ZDNet). Accordingly, no interest income from ZDNet has been reflected in the financial statements of ZD. Each of ZD and ZDNet is sometimes referred to herein as a "Group". After the date on which ZDNet Stock is first issued, Ziff-Davis Inc. will account for all cash transfers from one Group to or for the account of the other Group (other than transfers in return for assets or services rendered or transfers in respect of ZD's Retained Interest that correspond to dividends paid on ZDNet Stock) as inter-Group revolving credit advances (bearing interest at the rate at which Ziff-Davis Inc. could borrow such funds on a revolving credit basis) (as the Board determines in its sole discretion) unless the Board determines that a given transfer (or type of transfer) should be accounted for as a long-term loan, a capital contribution increasing ZD's Retained Interest in ZDNet or a return of capital reducing ZD's Retained Interest in ZDNet.

Credit Facility

  ZD's credit facility, as amended, consists of a seven-year $400 million reducing revolving credit facility, a seven-year $450 million term loan and an eight-year $500 million term loan. There are no scheduled reductions in the revolving credit commitment or amortization under the term loan until September 2000.

  For the reasons described under "--Restructuring" above, Ziff-Davis Inc.'s debt to EBITDA ratios at December 31, 1998 would have been above the levels that originally had been required by its credit facility. On December 16, 1998, the lenders of the $1.35 billion credit facility agreed to amend certain provisions of that facility. The amended provisions include an increase in the allowed leverage ratios. In return, ZD agreed to pay a one-time fee of $3.375 million and increase rates on amounts borrowed under the credit facility to rates currently ranging from LIBOR plus 2.875% to LIBOR plus 3.375% depending on the type of loan. Had the increased interest rates been in effect for the period from Ziff-Davis Inc.'s initial public offering on April 28, 1998 to December 31, 1998, interest expense would have increased by approximately $11.9 million. Based on the $1,220.0 million outstanding on December 31, 1998, the annualized incremental interest is $18.0 million. This increase in interest expense would reduce the amount otherwise available for funding ZD or ZDNet operations.

  ZD's credit facility exposes it to market risk with respect to changes in interest rates. ZD manages this risk through the use of interest rate swap agreements, as described below. Through the use of these swap agreements, ZD has effectively established a fixed interest rate for $550 million of the outstanding credit facility. Based on the $1,220.0 million outstanding under the credit facility at December 31, 1998, if the LIBOR rate were to increase by 1%, ZD would incur, after giving effect to the swap agreements, an additional $6.7 million of annual interest expense.

Interest Rate Swaps

  On June 10, 1998, ZD entered into interest rate swap agreements, with an aggregate notional amount of $550 million. Under these swap agreements, which commenced on August 10, 1998, ZD receives a floating rate of interest based on three-month LIBOR, which resets quarterly, and ZD pays a fixed rate of interest each quarter for the terms of the respective agreements. The weighted average fixed rate ZD pays under these agreements is 5.85%. ZD has entered into these agreements solely to hedge its interest rate risk. At December 31, 1998, the three-month LIBOR rate was 5.06%.

  These swap agreements are viewed by ZD as risk management tools and are not used for trading or speculative purposes. The notional amount of $550 million does not represent a real amount exchanged by the parties, and therefore, is not a measure of Ziff-Davis Inc.'s exposure through its use of swap agreements. The fair values of these swap agreements were estimated by obtaining quotes from brokers which represented the amounts that ZD would pay if the agreements were terminated at the balance sheet date. While it is not ZD's intention to terminate these swap agreements, these fair values indicated that the termination of these swap agreements would have resulted in a loss of $15,627,000.

  By nature, swap agreements involve credit risk, due to the possible nonperformance by counterparties. To mitigate this risk, Ziff-Davis Inc. enters into swap agreements with major financial institutions and diversifies the counterparties used as a means to limit counterparty exposure and concentration of risk.

ZDTV

  In July 1997, Ziff-Davis Inc. entered into a license and services agreement to develop ZDTV for MHA, a company that is wholly owned by Mr. Masayoshi Son who is a director of Ziff-Davis Inc. and principal stockholder of SOFTBANK Corp. Under this agreement, Ziff-Davis Inc. agreed to fund ZDTV's operations through unsecured advances and was granted an option to purchase ZDTV for a price equal to MHA's investment plus 10% per annum for the period of investment. On January 15, 1999, Ziff-Davis Inc. exercised this option and on February 4, 1999, purchased ZDTV at a purchase price of $81.4 million. Ziff-Davis Inc. paid approximately $32.8 million of the purchase price in cash (funded on February 5, 1999), and paid the remainder by applying approximately $48.6 million in advances owed to it by MHA through December 31, 1998. Ziff-Davis Inc. also agreed to be responsible for the funding of ZDTV during the period in 1999 prior to the purchase, which will be accounted for as additional purchase price. The cash portion of the purchase price was funded by an advance from ZDTV to Ziff-Davis Inc., pursuant to the ZDTV cash management system, of the funds invested in ZDTV by Vulcan Programming described below. In connection with its acquisition of ZDTV, Ziff Davis Inc. assumed MHA's obligations under an option granted to DirectTV to purchase 5% of ZDTV for $15 million, subject to adjustment.

  Ziff-Davis Inc. currently has certain long-term agreements to distribute ZDTV via satellite. Historically, start-up cable television channels have required substantial investment and there can be no assurance that ZDTV will ultimately obtain sufficient cable carriage and commercial acceptance to be profitable. The following unaudited summary pro forma information assumes that the acquisition of ZDTV and the sale of a one-third interest in ZDTV to Vulcan Programming referred to below had been consummated on January 1, 1998. Adjustments for ZDTV transactions include the operating results of ZDTV, amortization of the purchase price of ZDTV, Vulcan Programming's one-third interest in the losses of ZDTV and the tax effect of these items. The pro forma data is not necessarily indicative of actual results had the transaction occurred on January 1, 1998. Further, pro forma results are not meant to represent future financial results.

                                                        Adjustments
                                                          for ZDTV
                                                ZD      Transactions Pro forma
                                            ----------  ------------ ----------
                                                  (dollars in thousands)
     Revenue............................... $1,052,749    $ 5,585    $1,058,334
     Income (loss) from operations.........     38,586    (55,049)      (16,463)
     Net loss..............................    (77,809)   (22,443)     (100,252)

  ZDTV's cash requirements are currently expected to be approximately $50 million for 1999. The $54 million invested in ZDTV by Vulcan Programming will be used to fund ZDTV and thereafter cash requirements will be funded by the partners or by third parties.

  Ziff-Davis Inc. intends to file appropriate financial statements and pro forma information regarding ZDTV on or before April 20, 1999 as set forth in its Form 8-K filed with the SEC on February 19, 1999.

Vulcan Transactions

  On February 5, 1999, Vulcan Programming, an entity owned by Paul G. Allen, purchased a one-third interest in ZDTV for $54 million. On March 4, 1999, Vulcan Ventures, the investment vehicle of Paul G. Allen, purchased approximately three million shares of Ziff-Davis Inc. common stock for $50 million.

Seasonality

  Historically, ZD's business has been seasonal as a significant portion of annual revenue has occurred in the second and fourth quarters. The following table sets forth certain unaudited quarterly combined statements of operations data for each of the eight quarters in the period ended December 31, 1998. In the opinion of Ziff-Davis Inc.'s management, this unaudited information has been prepared on a basis consistent with the audited Combined Financial Statements of ZD appearing elsewhere in this Annex and includes all adjustments

(consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein when read in conjunction with the Combined Financial Statements and related notes thereto. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                                Quarters Ended
                          -----------------------------------------------------------------------------------------------
                          March 31,  June 30,  September 30, December 31, March 31,  June 30,  September 30, December 31,
                            1997       1997        1997          1997       1998       1998        1998          1998
                          ---------  --------  ------------- ------------ ---------  --------  ------------- ------------
                                                            (dollars in thousands)
Revenue, net:
 Publishing.............  $204,281   $211,333    $191,613      $226,788   $191,246   $198,419    $181,726      $211,491
 Events.................    15,321     82,135      24,227       165,845     27,121     65,782      29,787       147,177
                          --------   --------    --------      --------   --------   --------    --------      --------
Total revenue...........   219,602    293,468     215,840       392,633    218,367    264,201     211,513       358,668
 Percentage of total
  year..................      19.6%      26.2%       19.2%         35.0%      20.7%      25.1%       20.1%         34.1%
Cost of production......    60,842     91,152      61,710       107,196     69,048     74,710      62,898        90,823
Selling, general and
 administrative expenses   130,837    132,015     131,633       127,186    131,177    127,114     127,382       132,676
Depreciation and
 amortization...........    37,196     37,173      37,804        35,086     35,748     37,859      36,207        36,282
Restructuring charge....       --         --          --            --         --         --          --         52,239
                          --------   --------    --------      --------   --------   --------    --------      --------
Income (loss) from
 operations.............    (9,273)    33,128     (15,307)      123,165    (17,606)    24,518     (14,974)       46,648
Income (loss) before
 taxes..................   (59,901)   (17,448)    (66,703)       72,404    (68,058)   (11,940)    (39,458)       14,708
Net income (loss).......  $(59,817)  $(17,387)   $(66,609)     $ 72,634   $ (5,121)  $(76,560)   $ (4,498)     $  8,370
EBITDA (1)..............  $ 25,534   $ 68,216    $ 20,486      $158,658   $ 15,127   $ 63,397    $ 27,487      $138,083
 Percentage of total
  year..................       9.4%      25.0%        7.5%         58.1%       6.2%      26.0%       11.3%         56.5%

--------
(1) EBITDA is defined as income before provision for income taxes, interest expense, depreciation and amortization. ZD's EBITDA is calculated by adding
    (a) ZD's EBITDA before losses related to its retained interest in ZDNet and
    (b) ZD's proportionate interest (currently 100%) in ZDNet's EBITDA. EBITDA for the quarter ended December 31, 1998 does not include a one-time restructuring charge of $52,239,000. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of ZD's operating performance or to cash flows as a measure of liquidity. Although ZD believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the publishing and media industries, the EBITDA presented for ZD may not be comparable to similarly titled measures reported by other companies.

Inflation and Fluctuations in Paper and Postage Costs

  ZD continually assesses the impact of inflation and changes in paper prices. ZD generally enters into contracts for the purchase of paper which adjust the price on a quarterly basis. Paper prices began to rise in 1994, rose significantly in 1995 and 1996 and then decreased in 1997. During 1998, paper prices were relatively flat. Management anticipates that paper prices will remain relatively stable in 1999. ZD will continue to monitor the impact of inflation and paper prices and will consider these matters in setting its pricing policies. ZD frequently reviews its purchasing and manufacturing processes for opportunities to reduce costs and mitigate the impact of paper price and postage rate increases (such as purchasing lighter-grade paper stock or, when paper prices are at cyclical lows, increasing paper inventory or entering into longer term contracts with suppliers). However, ZD has not entered, and does not currently plan to enter, into long-term forward price or option contracts for paper. Management estimates postage costs will increase approximately 3.5% in 1999. See "Risk Factors--Other Ziff-Davis Inc. Risks-- Ziff-Davis Inc. May Be Adversely Affected By Fluctuations In Paper And Postage Costs" and "--ZD Description of Business--Print Publishing--Paper and Printing".

Year 2000 Readiness Disclosure

  During 1997, Ziff-Davis Inc., including the businesses comprising ZD, began a review of its computer systems and software to identify systems and software which might malfunction due to misidentification of the

Year 2000. Ziff-Davis Inc. is using both internal and external resources to identify, test, correct and reprogram systems and software for Year 2000 readiness.

  At December 31, 1998, Ziff-Davis Inc. was in the research and validation phase of its Year 2000 project for information technology ("IT") systems and non-IT systems. This phase consists of research and validation of all infrastructure, hardware and software, including platform, wide-area network and local-area network components. Research for non-IT systems includes identifying systems that include embedded technology, such as micro-controllers, which are not Year 2000 compliant.

  Ziff-Davis Inc. has identified critical systems and applications that will either be validated for compliance though formal documentation, through vendors or through testing. Ziff-Davis Inc. will enter the testing phase of its infrastructure, hardware, software and databases in the first quarter of 1999 and plans to complete such phase by September 1, 1999. Contingency plans will be developed for any systems or platforms that are known to be non-compliant as of September 1, 1999.

  Some of Ziff-Davis Inc.'s computer systems and databases, including its subscription fulfillment and payroll systems, are managed by third parties under contractual arrangements. Ziff-Davis Inc. currently has no Year 2000 compliance problems known to it relating to third parties. Ziff-Davis Inc. has requested those third parties with which Ziff-Davis Inc. has material relationships in the first quarter of 1999 to advise it as to whether such third parties anticipate difficulties in addressing Year 2000 compliance problems, and if so, the nature of such difficulties. Ziff-Davis Inc. anticipates that such inquiries will be completed by April 30, 1999.

  In addition, Ziff-Davis Inc. will develop contingency plans during the second half of 1999 in order to compensate for any disruption or downtime that could result from a Year 2000 compliance problem. Ziff-Davis Inc. plans to replace IT and non-IT systems that it determines are not Year 2000 compliant prior to October 1, 1999 in order to minimize any risk of a Year 2000 compliance problem.

  Ziff-Davis Inc. has incurred remediation costs associated with its Year 2000 readiness efforts. These remediation costs have been incurred in connection with replacement of systems and hardware, modification of software and consulting costs related to Year 2000 solution providers. The costs to address Year 2000 issues which have been included in the general and administrative expenses of Ziff-Davis Inc. have not been tracked separately and are therefore not determinable. However, management believes these expenses have been substitutive rather than incremental to the recurring level of general and administrative expenses. Total capitalized costs incurred in the replacement of systems in connection with Ziff-Davis Inc.'s Year 2000 readiness efforts as of December 31, 1997 and 1998 were $1,692,000 and $3,837,000, respectively. Ziff-Davis Inc. estimates that it will capitalize an additional $3,815,000 during 1999 related to its Year 2000 readiness efforts.

  Ziff-Davis Inc. expects to complete testing and replacement of critical systems by the beginning of the fourth quarter of 1999. Ziff-Davis Inc.'s estimate of ZD's most reasonably likely "worst case scenario" would be the failure of its internal applications and systems that process and store certain information and data. Ziff-Davis Inc. would resolve the failure of such applications and systems one by one and management of Ziff-Davis Inc. does not believe that the impact on its critical systems would be material. However, if Ziff-Davis Inc. or any subscribers, advertisers, licensors, vendors or other third parties on whom it relies experiences a Year 2000 compliance problem, this could have a material adverse effect on ZD's profit and liquidity.

Recently Issued Accounting Pronouncements

  SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities issued in June 1998, establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Ziff-Davis Inc. does not expect the adoption of SFAS No. 133 to have a material impact on ZD's results of operations.

  ZD expects to adopt this statement beginning with its 2000 financial statements.

                                       ZD

                            DESCRIPTION OF BUSINESS

  Ziff-Davis Inc. is a leading media and marketing company that provides information on computing and technology, including the Internet. ZD is the division of Ziff-Davis Inc. focused on the businesses of print publishing, trade shows and conferences and education (including ZDU, our Internet-based educational service). ZD provides technology companies worldwide with marketing strategies for reaching key decision-makers. As described in greater detail earlier in this proxy statement, we plan to sell substantially all of ZD's assets other than its retained interest in ZDNet. In furtherance of this plan, we have already sold our market intelligence business and our equity interest in ZDTV and entered into agreements to sell ZD Publishing and ZD Education, and these agreements are described elsewhere in this proxy statement.

  ZD's PC Magazine, PC Week and Computer Shopper magazines were the top three computer magazines in the U.S. and are among the top 25 U.S. magazines, each as measured by total revenue in 1997. In 1998, ZD was the largest technology publisher in terms of magazine revenue (with at least 50% more magazine revenue than its closest competitor). In 1997, ZD accounted for 36.8% of all advertising and circulation dollars spent in computer periodicals. ZD believes its publications provide readers and advertisers with comprehensive market and product coverage and quality editorial content.

  Through ZD Events, ZD also produces some of the world's most important trade shows serving vendors, resellers, buyers and users of computer technology and the Internet. In 1998, ZD produced over 50 trade shows and conferences worldwide with over two million estimated attendees. In 1998, ZD's COMDEX/Fall event was the number one ranked trade show for all industries in the U.S. as measured by total revenue, total exhibit space and number of attendees.

  ZD's other media and marketing platforms include education and publication of computer-related newsletters and training manuals. ZD also has a retained interest in ZDNet which is currently the equivalent of 60 million shares of ZDNet Stock.

Industry Background

  Technology continues to be one of the largest and fastest growing sectors of the U.S. economy. The market for technology goods and services is rapidly expanding due to increased integration of computers into the workplace and home, shortened product life cycles and increased use of the Internet. The demand for computer technology to enhance productivity and the increasing number of applications in the areas of education, entertainment and communications has dramatically increased the number of computers in use worldwide (from 150 million in 1993 to over 300 million in 1997). This increase in computer usage has significantly broadened the consumer and business markets for computer technology. In addition, rapid technological advances have shortened product life cycles. In 1998, the estimated marketable product life of a PC was less than six months as compared to five years in 1981. The Internet has also become a widely accepted information tool. Forrester Research Inc. estimates that the number of adult Web users will reach 51 million in the U.S. by the end of 1998 and will grow to 99 million by the end of 2001.

  These factors have led to increased demand among buyers and users of computer technology product for objective, up-to-date information and analysis. To meet this demand, sellers of computer technology products need to effectively advertise to increase sales, educate consumers, improve end-user satisfaction and build brand loyalty. Computer technology-focused media enables sellers to communicate their message effectively by targeting a focused customer base. As a result of a broadening consumer base containing favorable demographics, computer technology publications and other media are becoming increasingly attractive as a platform for consumer product advertising.

 Computer Technology Print Publications Market

  Advertising and circulation revenue for computer-oriented print publications grew on average 10% a year from 1994 to 1997, totaling $1.7 billion in 1997. However, in 1998 computer advertising pages decreased 8% as compared to 1997, according to Adscope and CMR. Ziff-Davis Inc. believes the decline in the technology advertising market is due mainly to continuing margin pressure on computer equipment manufacturers, industry and product delays, lower demand in Asia and a focus on the Year 2000 transition.

 Computer Technology Trade Shows

  Trade show attendees are presented with product advertisements in the form of exhibits and "editorial" content in the form of conferences and other ancillary forums. Producers of trade shows and conferences generate revenue from exhibit space sales, advertising and attendance fees. Trade shows and conferences allow sellers to conduct a large volume of face-to-face sales presentations to qualified buyers in a short period of time. Professional attendees include hardware and software manufacturers and developers, sales and distribution personnel and large volume end-users. Industry leaders such as Microsoft Corporation and Cisco Systems, Inc. use these events to promote the launch of important products in order to reach top-ranking decision-makers in the computer technology industry.

  Trade shows are an increasingly important marketing strategy for information technology vendors and can be an effective medium for generating and closing sales. In 1998 estimated exhibit space revenue from North American computer-product trade shows was approximately $686 million, exhibit square footage rose 17% from 1997, the number of exhibiting firms increased 26% from 1997 and attendance at such shows rose 20% from 1997.

Print Publishing

  ZD is a leading computer-related magazine publisher, with 26 primary U.S. and international titles, including its joint ventures, and over 50 licensed publications, totaling more than 75 publications distributed worldwide. In 1998, ZD's publications had a combined circulation of approximately seven million primary readers worldwide. Approximately 61.5% of ZD's total revenue for the year ended December 31, 1998 was attributable to its print publishing business. ZD's magazines are designed to appeal to a target audience of sophisticated customers in the business and consumer markets by providing high-quality editorial content. ZD produces monthly magazines that provide comparative, laboratory-based product reviews and news weeklies that provide product and industry news and analysis. ZD also serves the developing market for lifestyle and entertainment publications that focus on technology. ZD's publications also include magazines related to the electronic gaming industry that ZD acquired from Sendai Publishing Group, Inc. in May 1996.

  ZD believes its leading position in the computer publishing market is based upon:

  . Leading Brands in Key Categories. In 1997, ZD's PC Magazine, PC Week and
    Computer Shopper magazines were the top three computer magazines in the U.S. and among the top 25 U.S. magazines, each as measured by total revenue.

  . Strength in Advertising, Circulation and Newsstand Sales. In 1997, ZD accounted for 36.8% of all advertising and circulation dollars spent in computer periodicals. In 1998, ZD's U.S. publications had a total circulation of approximately six million primary readers, and ZD had a worldwide circulation of approximately seven million primary readers. In 1998, PC Magazine's circulation was greater than that of Business Week, Fortune or Forbes. With respect to newsstand sales, ZD's publications accounted for 50.1% of all computer magazines sold in the first six months of 1998.

  . High Quality Editorial Content. ZD's top editors and columnists are supported by laboratory-testing facilities, producing widely acknowledged authoritative benchmarks for determining product quality. ZD's comprehensive content attracts focused audiences, thereby attracting leading advertisers and exhibitors to its products and services.

  . Successful Development of New Publications for Emerging Sectors. ZD has successfully introduced or acquired publications targeted at the consumer market (FamilyPC and Computer Gaming World), technology lifestyle (Yahoo! Internet Life), Internet professionals (Inter@ctive Week) and resellers (Sm@rt Reseller).

  The following table sets forth information relating to ZD's primary publications for 1998.

                                            1998
                                         Circulation    Publication    1998
                                First -----------------  Frequency  Advertising
          Publication           Issue Type(1) Amount(2) (Per Year)   Pages(3)
          -----------           ----- ------- --------- ----------- -----------
U.S. Business
 PC Magazine................... 1981      P   1,182,181     22x        5,381
 PC/Computing.................. 1988      P   1,044,252     12x        2,557
 Computer Shopper.............. 1979      P     560,267     12x        6,525
 PC Week....................... 1983      C     400,144     51x        5,447
 Inter@ctive Week.............. 1994      C     150,150     45x        2,173
 Macworld(4)................... 1985      P     532,702     12x        1,296
 Sm@rt Reseller................ 1998      C      65,520     22x          890
U.S. Consumer
 Electronic Gaming Monthly..... 1988      P     398,219     12x        1,428
 Yahoo! Internet Life.......... 1995      P     453,433     12x          722
 Computer Gaming World......... 1981      P     286,978     12x        2,416
 Expert Gamer(5)............... 1988      P     191,083     12x          688
 Official U.S. PlayStation
  Magazine..................... 1995      P     179,472     12x          864
 FamilyPC(6)................... 1994      P     401,163     12x        1,161
International
 PC Professionell (Germany).... 1991      P     209,257     12x        1,570
 PC Direkt (Germany)........... 1992      P     170,067     12x        2,285
 Internet Professionell
  (Germany).................... 1997      P      35,171     12x          176
 PC Magazine (UK).............. 1992      P     135,002     12x        3,472
 PC Direct (UK)................ 1992      P     121,032     12x        6,606
 PC Gaming World (UK).......... 1997      P      40,385     12x          405
 IT Week (UK).................. 1998      C      55,000     45x          635
 PC Expert (France)............ 1992      P     102,000     12x        1,587
 PC Direct (France)............ 1992      P      82,640     12x        2,922
 PC Week (China)(7)............ 1996      C      70,000     51x        3,264
 PC/Computing (China)(7)....... 1994      P      70,000     12x          215
 PC Magazine (China)(7)........ 1994      P     103,000     12x          988
 Sm@rt Reseller (China)(7)..... 1998     C       50,000     26x          178

--------
 (1) P = Paid, C = Controlled.
 (2) Based on circulation information provided by ZD to the Audit Bureau of Circulations for paid publications and BPA International for controlled publications for the six months ended December 31, 1998 for domestic publications and based on ZD data for international publications.
 (3) As reported by AdScope, Inc., Eugene, OR for the year ended December 31, 1998 for domestic publications and based on ZD data for international publications.
 (4) Joint venture with International Data Group, Inc.
 (5) Formerly EGM/2/.
 (6) Operated as a joint venture with an affiliate of The Walt Disney Company through April 30, 1998; 100% owned by ZD thereafter.
 (7) Joint venture with Richina Media Holdings and other local agencies in China.

 Editorial, Laboratory Testing and Benchmark Software

  ZD seeks to develop and maintain a high level of technical expertise to provide quality technology content. ZD's editorial personnel includes award-winning editors and experts. ZD believes its publications are widely regarded as a reliable source of objective product evaluations and industry news because of the quality and reputation of its laboratory tests. To maintain impartiality and objectivity in its product reviews, ZD has policies governing separation of editorial functions from advertising sales functions and restricts trading in securities of technology-related companies by its journalists.

  ZD is committed to laboratory-based product testing as an integral part of its editorial mission. For the year ended December 31, 1998, ZD spent over $11 million in laboratory testing. The ZD Labs staff works with testers from many of ZD's different publications to provide comprehensive, objective test results to assist buying decisions. In addition to the core ZD Labs staff, the PC Magazine, PC Week, Computer Shopper and PC/Computing publications maintain their own staff and/or testing space. The ZD Labs testing facility tests thousands of products and systems each year and conducts large-scale tests to simulate corporate installations. ZD believes ZD Labs gives it a competitive advantage in terms of staffing, equipment and access to the technology necessary to effectively evaluate products.

  ZD Labs produces the core, publicly available and widely distributed benchmark software that its publications use to measure the performance of PCs, Macintosh systems and servers. ZD's benchmarks have become industry standards among major buyers of computer and Internet-related technology.

 Sources of Print Publishing Revenue

  ZD's publications are generally either paid-circulation magazines--which generate revenue from newsstand sales, subscriptions and advertising--or controlled-circulation publications--which are distributed free of charge to qualified information technology professionals, generate revenue principally from advertising sales and provide valuable demographic information to ZD.

  Advertising Sales. ZD seeks to assist its advertisers in maximizing the return on their marketing investment. Advertising sales accounted for 77.6% of ZD's total print publishing revenue for the year ended December 31, 1998. The ZD sales force uses market research tools, such as ZD's BrandTrak and ZDNet's ZDNetTrack services, to inform clients about overall industry trends. BrandTrak is a survey that is conducted every six months of subscribers to five ZD publications and three European publications in order to track purchasing behavior by brand. ZDNetTrak is a quarterly marketing survey of Web users in the U.S. that tracks ZDNet Web users and their online activities, including their purchasing behavior. ZD's sales staff provides customer service, research, promotional support and value-added programs for advertisers.

  Circulation. ZD maintains centralized circulation operations, enabling it to capitalize on its successful practices on a timely basis across all publications. ZD strives to increase its readership by building relationships with distributors, retailers and subscribers. Revenue from circulation of ZD's paid-circulation magazines accounted for 19.6% of ZD's total print publishing revenue in 1998. This was comprised of subscription sales (10.2% in 1998) and newsstand sales (9.4% in 1998). In 1998, ZD's publications had a total circulation of approximately seven million primary readers worldwide.

  ZD's newsstand strategy focuses on developing strong relationships with key distributors and large retail accounts. For example, ZD is the principal supplier of computer technology publications to Warner Publisher Services, a division of Time Warner Inc. In addition, ZD has preferred distribution arrangements with large retailers including WalMart, Staples and Barnes & Noble. These arrangements, which are terminable at will without notice, include prominent magazine displays to strengthen ZD's brand identity.

  ZD's subscription strategy is to maintain a highly focused readership and increase subscriber loyalty and renewal rates. This strategy provides ZD's advertisers with access to a precisely focused target audience.

  Licensing and Joint Ventures. In its international publications, ZD seeks to maximize global reach, maintain content quality and reduce the cost of entering new markets. Through subsidiaries, ZD currently has publishing operations in France, the United Kingdom and Germany. ZD also has over 50 licensed publications worldwide. ZD's licenses are generally three to five year agreements that provide for a minimum annual royalty against a percentage of revenue. ZD also operates with a number of joint venture partners, including IDG in the U.S., local agencies in China and APN Computing Group in Australia.

 U.S. Publications

  Business Magazines. In the U.S. market, ZD publishes seven computer publications directed to business buyers, including four paid-circulation magazines and three controlled-circulation weeklies or bi-weeklies. Each publication produces authoritative, independent guidance that ZD believes is generally considered to be the primary product resource in its market segment. Macworld is published by Mac Publishing L.L.C., a ZD joint venture with IDG.

  PC Magazine provides corporate buyers of computer technology with comprehensive laboratory-based comparative reviews of PC hardware, software and networking products, with a focus on technical specifications. With a paid circulation of more than 1.18 million, PC Magazine is the largest circulation computer magazine in the world, accounting for 37.8% of all computer advertising revenue in directly competitive U.S. publications in 1998. PC Magazine also produces two newsstand-only specials: Your New PC (buying advice for less sophisticated computer buyers) and InternetUser (reviews of Internet products).

  PC/Computing offers reviews of computer products, focusing on productivity and usability. A monthly publication, it is one of only three computer magazines to have reached a circulation of over one million readers.

  Computer Shopper provides buying advice, product evaluations and technology coverage, including availability, pricing, specifications and configurations of thousands of computer products. Computer Shopper has a newsstand circulation of approximately 230,000 (the largest newsstand sales of any computer publication).

  PC Week provides enterprise product buyers and information technology professionals at large corporate computing sites with timely information on products, companies and general industry news. In 1998, PC Week has a controlled circulation of over 400,000.

  Inter@ctive Week provides Internet and telecommunications professionals with information on products, events, services, strategies, alliances and key players. With a controlled circulation of over 150,000 in 1998, Inter@ctive Week became one of the leading publications for the digital communications technology industry in less than three years.

  Sm@rt Reseller, a bi-weekly publication, provides value-added resellers, system integrators, distributors, Web developers and Internet service providers with in-depth news and analysis on business and technology. In 1998, Sm@rt Reseller had a controlled circulation of over 65,000.

  Macworld provides Macintosh buyers with comparative, laboratory-based product evaluations, reviews and information about Macintosh products, supported by a product testing facility which ZD believes is the most advanced in the Macintosh industry. In 1998, Macworld had a qualified circulation of over 500,000.

  Consumer Magazines. ZD publishes six magazines that serve the rapidly growing consumer market in order to meet the varying needs of computer enthusiasts, net surfers, family buyers and gamers.

  Electronic Gaming Monthly targets video game enthusiasts and offers news, information and product reviews about the latest games on ten different game systems. In 1998, this monthly publication had a paid circulation of more than 390,000. Expert Gamer (formerly known as EGM/2/), a companion publication to Electronic Gaming Monthly which had a paid circulation of more than 190,000 in 1998, offers in-depth strategies, exclusive tips and tricks and comprehensive maps and walk-throughs of the latest games.

  Yahoo! Internet Life is a leading Internet consumer magazine. In 1998, Yahoo! Internet Life had a paid circulation of more than 450,000 readers. It is designed to be an entertaining and authoritative guide to the Internet, targeting an influential, affluent and early-adopting group of readers. ZD has an exclusive license from Yahoo! Inc. to use Yahoo! in the title of a print magazine.

  Computer Gaming World provides computer game enthusiasts with results-oriented gaming information. In 1998, Computer Gaming World served more than 280,000 game enthusiasts and is the oldest and one of the largest computer game publications.

  Official U.S. PlayStation Magazine assists Sony PlayStation users in getting the most out of their game consoles by providing up-to-date news, interviews and insights. In 1998, this publication had a paid circulation of over 175,000 PlayStation game fans.

  FamilyPC is specifically targeted to households with children and had a paid circulation of over 400,000 in 1998. Written by parents for parents in easy to understand language, its purpose is to assist families in selecting computers and software and thereafter ensure that they get a rewarding, productive and educational experience from them.

 International Publications

  ZD publishes in the United Kingdom PC Magazine, PC Direct, PC Gaming World and IT Week; in Germany PC Professionell, PC Direkt and Internet Professionell; in France PC Expert and PC Direct; and in the People's Republic of China PC Week, PC Computing, PC Magazine and Sm@rt Reseller through a venture with local agencies in China.

  PC Magazine (U.K.), PC Expert, PC Professionell, and PC Magazine (China) are equivalents of PC Magazine (U.S.) adapted to their individual markets. Similarly, PC Direct (U.K.), PC Direct (France) and PC Direkt are intended to be equivalents of ZD's U.S. publication, Computer Shopper. IT Week includes material from Inter@ctive Week and ZDNet News in addition to local content.

 Paper and Printing

  ZD maintains strong relationships with its paper suppliers and printing companies. ZD's main paper suppliers for its U.S. publications are Bowater, Blandin, Champion, Consolidated and Fraser, which provided 8%, 13%, 38%, 15% and 12%, respectively, of ZD's paper supply in 1998 as measured by tonnage. Its paper supply contracts are generally two-to-three year agreements, with quarterly pricing adjustments, and are renewable on a staggered basis. Most agreements contain pricing clauses that seek to ensure the most competitive pricing on a quarter to quarter basis. ZD has relationships with a number of printing companies, including R.R. Donnelley, Brown, Quadgraphics and Quebecor. In 1998, approximately 46% of ZD's total printing expenditures for its U.S. publications are with R.R. Donnelley, which has a number of alternative printing sites. Printing contracts are generally two-to-three year agreements.

Trade Shows and Conferences

  ZD is a leading producer of trade shows, conferences and customized marketing and educational programs for the computer industry in the U.S. Approximately 25.6% of ZD's total revenue in 1998 was attributable to its trade show and conference business. ZD produces the industry-wide COMDEX events, which ZD's predecessor acquired in April 1995, other segment-focused trade shows and conferences and customized events for specific clients. ZD produced over 50 trade shows and conferences in 1998.

  The COMDEX/Fall event, held in the fourth quarter of each year, has been held for 19 years and was ranked in 1998 as the number one trade show for all industries in the U.S. as measured by total revenue, total exhibit space and number of attendees. In 1998, ZD estimates that over two million people attended its trade shows and conferences worldwide. In addition to COMDEX/Fall, held annually in Las Vegas, ZD produced 18 other COMDEX events in 13 countries that year.

  In 1998, ZD produced 11 segment-focused "NetWorld+Interop" and "Seybold Seminars" trade shows in 9 countries. The NetWorld+Interop trade shows focus on the networking/interconnectivity segment of the computer industry and the Seybold Seminars focus on technologies for publishing and graphic communications. ZD also produced the following segment-focused trade shows in 1998:

  . WINDOWS WORLD, in conjunction with Microsoft Corporation,

  .  EXPO COMM, servicing the worldwide telecommunications industry,

  . CommUnity, for the emerging corporate integrated data, voice and video segments,

  . COMDEX/Enterprise, focusing on solutions for the large corporate information technology infrastructures,

  . Java SM Business Expo SM, sponsored by Sun Microsystems, Inc. and focusing on the full range of Java(TM) technology for information technology professionals and

  . Support Services Conference & Expo, focusing on technology for help desk and information technology support services.

ZD also produces customized conferences that are designed to meet the marketing needs of specific clients. For example, ZD produced the JavaOne series of conferences for Sun Microsystems, Inc., which were designed to introduce Java technology software to the developer community.

  Attendees at ZD's trade shows and conferences cover a wide range of participants from the computer industry, including manufacturers, distributors, dealers, retailers, as well as value-added and other resellers and large corporate end-users. Each event includes an extensive conference program, providing a forum to exchange information germane to the particular event's focus. In addition, each event has one or more "keynote" sessions with speakers drawn from computer industry leaders. ZD estimates that in 1998 over 8,000 companies participated as exhibitors in its trade shows and conferences.

  The following table sets forth information relating to ZD's principal trade shows and conferences, including joint ventures, for 1998. Substantially all of ZD's international COMDEX events are joint ventures and substantially all NetWorld+Interop events are owned by ZD.

                                                       1998 Actual
                                          -------------------------------------
                                                 Total Net            Estimated
                                          Launch  Square     Total      Total
                                           Year   Footage  Exhibitors Attendees
                                          ------ --------- ---------- ---------
EVENT
North America
COMDEX/Fall.............................   1979  1,229,062   1,556     202,000
COMDEX/Spring, WINDOWS WORLD & EXPO COMM
 USA....................................   1981    180,259     563      85,750
COMDEX/Canada incl. WINDOWS WORLD and
 Connected Computing....................   1992    140,648     334      57,110
COMDEX/PacRim...........................   1995     65,762     211      30,500
COMDEX/Quebec...........................   1996     34,770     129      17,825
COMDEX/Miami & EXPO COMM Miami..........   1996     65,600     261      20,000
NetWorld+Interop & CommUnity Las Vegas..   1986    475,484     705      55,000
NetWorld+Interop & CommUnity Atlanta....   1992    383,048     576      44,000
Seybold San Francisco Publishing........   1986    153,324     356      38,570
Seybold Seminars New York...............   1982    122,920     293      23,970
International
COMDEX/SUCESU-SP Brazil.................   1992    306,134     393     130,000
COMDEX & WINDOWS WORLD Mexico(1)........   1993     68,874     199      39,000
COMDEX/INFOCOM & WINDOWS WORLD
 Argentina..............................   1997     89,252     250      32,000
COMDEX IT France........................   1997    118,116     560      60,000
COMDEX/Japan & Object World Tokyo(2)....   1996     96,706     139      80,970
COMDEX/China............................   1996    164,689     175      91,265
COMDEX/Korea............................   1997     40,689     127      81,685
COMDEX/Asia at Singapore Informatics....   1995     32,830     205      19,075
COMDEX/IT INDIA.........................   1996     43,057     125      70,000
NetWorld+Interop Paris..................   1992    194,015     400      48,770
NetWorld+Interop Tokyo(2)...............   1993    169,800     258      99,320
Seybold Seminars Tokyo(2)...............   1996      3,400      23      24,135
Windows NT Intranet Solutions Japan(2)..   1994     36,500      59      38,020

--------
(1)These international COMDEX events are wholly owned by ZD.
(2)Trade shows in Japan are owned by Softbank and managed by ZD.

 Sources of Trade Show and Conference Revenue

  Exhibitor space fees accounted for 66.8% of ZD's total trade show and conference revenue for 1998. ZD believes most trade show producers receive virtually all of their revenue from the sale of exhibitor space fees. ZD has actively sought to increase its revenue from other sources, including attendee fees, which accounted for 33.2% of all trade show and conference revenue in 1998.

  All exhibitors pay the same price per square foot of booth space, regardless of the exhibit hall selected or the location or size of the booth. Typically, a majority of exhibitors at each trade show commit to booth space for the next year's show. ZD encourages this commitment through a prioritized booth selection procedure based upon seniority. Annual renewal is required for exhibitors to maintain their seniority. Exhibitors pay for space in two or three installments, the last of which is usually due six months prior to the upcoming event.

  Attendee fees accounted for 14.1% of ZD's trade show and conference revenue for 1998, primarily from NetWorld+Interop and Seybold Seminars events. Most COMDEX attendees are invited guests of exhibitors who receive complimentary admission tickets from ZD for their customers and key prospects. This helps exhibitors ensure that their best customers and prospects will attend.

  Advertising revenue from ZD's trade shows and conferences is derived principally from five products:

  . a daily newspaper distributed during the show,

  . the Program Exhibits Guide,

  . the Preview, a newspaper distributed to pre-registrants and certain prior year attendees before the show,

  . advertising billboards and banners and

  . exhibitor logo products that are sold to exhibitors to increase booth traffic and name recognition.

  ZD also maintains a continuously updated database containing the names and certain demographic information on its attendees. This database is rented to direct mail users on a fee-per-use basis.

 COMDEX

  COMDEX trade shows cover a broad range of new technologies at every stage from their development and introduction to commercial maturity. Many of the most significant computer product launches over the past 19 years occurred at COMDEX, including the launch of the IBM PC, Lotus 1-2-3, Windows 3.1 and DVD.

  COMDEX/Fall is a five-day trade show held annually in November in Las Vegas. In 1998, COMDEX/Fall had approximately 1,500 exhibiting companies occupying 1.2 million net square feet of exhibit space and 200,000 attendees. COMDEX/Spring, which was launched in 1981, is a smaller version of the fall event. In 1998, it was held in Chicago and had approximately 560 exhibiting companies and over 85,000 attendees. For the last eight years, ZD, in cooperation with Microsoft Corporation, has produced a WINDOWS WORLD trade show concurrently with COMDEX/Spring.

  In 1993, ZD began launching additional COMDEX events in order to capitalize on the international recognition of the COMDEX brand name. In 1998, other COMDEX events were held in Miami, Toronto, Vancouver, Montreal, Mexico City, Monterrey (Mexico), Buenos Aires, Sao Paulo, Rio de Janeiro, London, Paris, Tokyo, Seoul, New Delhi, Beijing, Singapore and Cairo.

 NetWorld + Interop

  NetWorld+Interop is the largest of ZD's segment-focused trade shows and is the leading show for professionals in the rapidly growing field of computer networking. NetWorld+Interop places strong emphasis on the quality of its conference programs and has become a leading educational forum for the Internet and enterprise computing communities. The largest NetWorld+Interop event is held annually in May in Las Vegas. Each NetWorld+Interop trade show features InteropNet, a live, multi-platform network that interconnects exhibitors to one another and to the Internet. In 1998, the NetWorld+Interop Las Vegas event had approximately 700 exhibiting companies occupying 475,000 net square feet of exhibit space and 55,000 attendees. The NetWorld + Interop Atlanta event, held in October each year, is only slightly smaller in all categories. In 1998, NetWorld + Interop events were held in Las Vegas, Atlanta, Singapore, Tokyo, London, Sao Paulo, Paris and Sydney.

 Seybold Seminars

  ZD's Seybold Seminars are also segment-focused trade shows, providing information and education for traditional and new media publishing industries. These shows focus on the latest technologies and products, design tools and desktop applications. The largest of the Seybold Seminars series is held annually each Fall in San Francisco. In 1998, this Seybold Seminars show had approximately 350 exhibiting companies occupying 150,000 net square feet of exhibit space and 38,000 attendees. Other Seybold Seminars events are held in New York and Tokyo.

Education

  ZD publishes computer training products and services for end-users and advanced technology professionals. Its products and services include Internet-based training, computer-based training, instructor-led courseware and customization tools. ZD believes its education offerings extend ZD's reach and brand reputation while permitting it to attract and retain customers.

  ZD produces software-specific newsletters and technology information, with approximately 30 titles. Generally published monthly, the titles include time-saving tips and techniques on products such as Windows 95, Novel NetWare, Visual Basic, Word, Excel, Microsoft Office, PhotoShop and Windows NT, in addition to several programming and operating systems journals.

  ZDU is an Internet-based technology educational service through which ZD provides interactive instructor-led training to subscribers.

Competition

  ZD competes with a wide range of companies for each of its products and services. The magazine publishing business is highly competitive. ZD faces broad competition from other technology publishers and from other media companies such as business, news and general interest magazines. Computer and technology publishers that directly compete with ZD in the U.S. include IDG, CMP and Imagine Media. ZD also competes with various computer and technology publishers in the international markets where it conducts business. A publishing company's success depends upon a number of factors, such as editorial quality, product positioning and price. Competitive factors for advertising sales include quality of readership, circulation, reader response and advertising rates.

  ZD also faces competition in its trade show and conference business, primarily from several significant trade show management companies. These include Miller Freeman, Mecklermedia and IDG. Competitive factors in this business include quality of conference content, organizational efficiency and quality and number of exhibitors and attendees.

  ZD's education division competes with a variety of education providers, including vendor-supplied training materials, traditional classroom-based computer training and web-based training providers.

Trademarks

  ZD has developed strong brand awareness for its principal publications, trade shows and other products and services. Accordingly, ZD considers its trademarks, copyrights, trade secrets and similar intellectual property as critical to its success and relies on trademark, copyright and trade secrets laws, as well as licensing and confidentiality agreements, to protect its intellectual property rights. ZD generally registers its material trademarks in the U.S. and in certain other key countries in which these trademarks are used. Effective trademark, copyright and trade secret protection may not be available in every country where ZD's publications and services are available.

  ZD may be subject to claims of alleged infringement by it or its licensees of trademarks and other intellectual property rights of third parties from time to time in the ordinary course of business. ZD does not believe there are any such legal proceedings or claims that are likely to have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations.

Employees

  As of December 31, 1998, ZD had a total of 2,889 employees. Of these employees, 621 were engaged in U.S. magazine publishing activities, 397 in international publishing activities, 505 in trade shows and conferences, 407 in education activities, 436 in market research and 523 in central services. None of ZD's U.S. employees is represented by a labor union. ZD considers its relationships with its employees to be satisfactory.

Facilities

  ZD's world headquarters are located in New York and ZD has over 50 editorial, production and sales offices and computer labs in many other cities in the U.S. and around the world. ZD's other principal offices are located in the Boston and San Francisco metropolitan areas. ZD and Ziff-Davis Inc. do not own real property that is material to its business and Ziff-Davis Inc. leases all but one of its offices from third parties. ZD believes that its properties, taken as a whole, are in good operating condition and are suitable and adequate for its current operations, and that suitable additional or alternative space, including space available under lease options, will be available at commercially reasonable terms for future expansion.

Legal Proceedings

  For information concerning certain legal proceedings to which Ziff-Davis Inc. is a party, see "ZDNet Description of Business" set forth in an Annex to this proxy statement.

                                       ZD
                        (a division of Ziff-Davis Inc.)

                            COMBINED BALANCE SHEETS
                             (dollars in thousands)

                                                      September 30, December 31,
                                                          1999          1998
                                                      ------------- ------------
                                                       (Unaudited)
                                     ASSETS
Current assets:
  Cash and cash equivalents..........................  $   29,300    $   32,274
  Accounts receivable, net...........................     197,555       208,593
  Inventories........................................      12,946        15,551
  Prepaid expenses and other current assets..........      36,954        34,278
  Due from affiliates................................       4,722        53,984
  Deferred taxes.....................................      22,262        21,483
                                                       ----------    ----------
    Total current assets.............................     303,739       366,163
Property and equipment, net..........................     110,517        85,571
Retained interest in ZDNet...........................     149,053        89,547
Intangible assets, net...............................   2,823,236     2,844,317
Other assets.........................................      46,406        44,340
                                                       ----------    ----------
    Total assets.....................................  $3,432,951    $3,429,938
                                                       ==========    ==========

                        LIABILITIES AND DIVISION EQUITY
Current liabilities::
  Accounts payable...................................  $   32,411    $   73,310
  Accrued expenses...................................     130,623        93,824
  Unearned income, net...............................     187,090       151,003
  Due to ZDNet.......................................      16,729           --
  Due to affiliates and management...................         --          4,618
  Current portion of notes payable to affiliates.....       6,923         7,692
  Other current liabilities..........................      17,054        13,125
                                                       ----------    ----------
    Total current liabilities........................     390,830       343,572
Notes payable to affiliates..........................      65,769        70,192
Notes payable, net of unamortized discount...........   1,199,215     1,469,130
Deferred taxes.......................................     137,767       169,356
Due to management....................................         665         5,400
Other liabilities....................................      14,813        19,690
                                                       ----------    ----------
    Total liabilities................................   1,809,059     2,077,340
                                                       ----------    ----------
Commitments and contingencies (see Note 7)
Minority interest....................................      31,255           --
Division equity......................................   1,592,637     1,352,598
                                                       ----------    ----------
    Total liabilities and division equity............  $3,432,951    $3,429,938
                                                       ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                                       ZD
                        (a division of Ziff-Davis Inc.)

                       COMBINED STATEMENTS OF OPERATIONS
     (Unaudited--dollars in thousands, except share and per share amounts)

                             Three months ended           Nine months ended
                                September 30,               September 30,
                          --------------------------  --------------------------
                              1999          1998          1999          1998
                          ------------  ------------  ------------  ------------
Revenue, net:
  Publishing............  $    165,268  $    181,727  $    518,626  $    571,391
  Events................        63,085        29,787       157,150       122,690
  Television............         3,642           --          9,343           --
                          ------------  ------------  ------------  ------------
                               231,995       211,514       685,119       694,081
Cost of production......        67,494        62,898       197,986       206,656
Selling, general and
 administrative
 expenses...............       137,325       127,319       405,913       385,484
Stock-based
 compensation...........           635            63         1,908           189
Depreciation and
 amortization of
 property and
 equipment..............         7,724         7,253        23,527        21,235
Amortization of
 intangible assets......        32,784        28,953        96,549        88,579
                          ------------  ------------  ------------  ------------
Loss from operations....       (13,967)      (14,972)      (40,764)       (8,062)
Interest expense, net...       (29,025)      (29,093)      (90,545)     (111,185)
Income (loss) related to
 retained interest in
 ZDNet..................          (604)          212          (111)       (8,691)
Other non-operating
 income, net............        15,271         4,396        26,762         8,482
Minority interest in
 losses of
 subsidiaries...........         5,491           --         15,569           --
                          ------------  ------------  ------------  ------------
Loss before income
 taxes..................       (22,834)      (39,457)      (89,089)     (119,456)
Income tax benefit......        (7,940)      (34,959)      (33,142)      (33,277)
                          ------------  ------------  ------------  ------------
Net loss................  $    (14,894) $     (4,498) $    (55,947) $    (86,179)
                          ============  ============  ============  ============
Pro forma net loss per
 basic common share.....  $       (.14) $       (.04) $       (.55) $       (.86)
Pro forma weighted
 average basic common
 shares outstanding.....   103,287,483   100,000,000   102,508,377   100,000,000


   The accompanying notes are an integral part of these financial statements.

                                       ZD
                        (a division of Ziff-Davis Inc.)

               COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                       (Unaudited--dollars in thousands)

                                           Three months
                                              ended         Nine months ended
                                          September 30,       September 30,
                                         -----------------  ------------------
                                           1999     1998      1999      1998
                                         --------  -------  --------  --------
Net loss................................ $(14,894) $(4,498) $(55,947) $(86,179)
Other comprehensive income, net of tax
  Foreign currency translation
   adjustments..........................    5,627    1,152       299       999
  Appreciation in equity of retained
   interest in ZDNet....................   26,022      --     61,477       --
                                         --------  -------  --------  --------
Comprehensive income (loss)............. $ 16,755  $(3,346) $  5,829  $(85,180)
                                         ========  =======  ========  ========




   The accompanying notes are an integral part of these financial statements.

                                       ZD
                        (a division of Ziff-Davis Inc.)

                       COMBINED STATEMENTS OF CASH FLOWS
                       (Unaudited--dollars in thousands)

                                                          Nine Months Ended
                                                            September 30,
                                                        ----------------------
                                                          1999        1998
                                                        ---------  -----------
Cash flows from operating activities:
Net loss..............................................  $ (55,947) $   (86,179)
Adjustments to reconcile net loss to net cash provided
 by operating activities:
 Depreciation and amortization........................    120,076      109,814
 Amortization of debt discount........................      5,129        1,313
 Loss from retained interest in ZDNet.................        111        8,691
 Loss from equity investments.........................     (4,457)      (4,688)
 Gain from sale of business units.....................    (20,420)          --
 Deferred tax provision...............................    (33,142)     (33,277)
 Stock-based compensation.............................      1,908          189
 Minority interest....................................    (15,569)          --
 Changes in operating assets and liabilities:
   Accounts receivable................................     13,285       32,334
   Inventories........................................      2,605         (591)
   Accounts payable and accrued expenses..............      9,120        3,836
   Unearned income....................................     37,290       62,036
   Due to affiliates and management...................         --       10,707
   Other, net.........................................    (11,090)     (16,730)
                                                        ---------  -----------
Net cash provided by operating activities.............     48,899       87,455
                                                        ---------  -----------
Cash flows from investing activities:
 Capital expenditures.................................    (61,861)     (24,218)
 Capital contributions to ZDNet.......................         --      (13,242)
 Proceeds from sale of business units.................     29,105           --
 Distributions from joint ventures....................      4,000           --
 Investments and other................................    (12,577)      (1,193)
 Acquisitions, net of cash acquired...................    (33,986)      (6,999)
                                                        ---------  -----------
Net cash used by investing activities.................    (75,319)     (45,652)
                                                        ---------  -----------
Cash flows from financing activities:
 Proceeds from sale of Ziff-Davis Inc.--ZD common
  stock(1)                                                 52,557      380,337
 Proceeds from issuance of notes payable(1)...........         --      242,723
 Proceeds from issuance of bank debt(1)...............         --    1,240,200
 Proceeds from sale of Ziff-Davis Inc.--ZDNet common
  stock(2)............................................    172,572           --
 Proceeds from sale of interest in ZDTV...............     54,000           --
 Repayments of credit facility........................         --           --
 Borrowings under credit facility.....................     50,500           --
 Payments of notes payable to affiliates..............         --   (1,569,532)
 Payments of bank debt................................   (320,400)     (45,000)
 Payments of debt due to affiliate....................     (5,192)    (314,798)
 Purchase of treasury shares..........................         --      (29,500)
 Return of capital from ZDNet.........................      2,723
 Sale of treasury shares..............................         --       29,500
 Advance from affiliate, net..........................     16,686       20,377
 Contributed capital..................................         --          345
                                                        ---------  -----------
Net cash provided (used) by financing activities......     23,446      (45,348)
                                                        ---------  -----------
Net decrease in cash and cash equivalents.............     (2,974)      (3,545)
Cash and cash equivalents at beginning of period......     32,274       30,273
                                                        ---------  -----------
Cash and cash equivalents at end of period............  $  29,300  $    26,728
                                                        =========  ===========
Supplemental cash flow information:
 Cash paid for income taxes...........................  $      --  $       642
 Cash paid for interest...............................  $  74,298  $    94,360

--------
(1)1998 amounts net of transaction costs of $19,563; $9,800; and $7,277, respectively.
(2)Net of transaction costs of $19,897.

   The accompanying notes are an integral part of these financial statements.

                                       ZD
                        (a division of Ziff-Davis Inc.)

               COMBINED STATEMENTS OF CHANGES IN DIVISION EQUITY
                             (dollars in thousands)

                                                              Cumulative    Total
                           Division  Accumulated   Deferred   translation  division
                           capital     deficit   compensation adjustment    equity
                          ---------- ----------- ------------ ----------- ----------
Balance at December 31,
 1998...................  $1,559,336  $(197,238)   $(8,679)      $(821)   $1,352,598
Issuance of common
 stock..................      50,000                                          50,000
Sale of minority
 interest in
 subsidiary.............       7,176                                           7,176
Stock-based compensation
 earned.................                             1,908                     1,908
Issuance of ZDNet Stock,
 net of offering cost...     172,572                                         172,572
Sale of stock under
 employee stock purchase
 plan...................       1,775                                           1,775
Stock options
 exercised..............         779                                             779
Appreciation in equity
 of retained interest in
 ZDNet..................      61,477                                          61,477
Net loss................                (55,947)                             (55,947)
Foreign currency
 translation
 adjustment.............                                           299           299
                          ----------  ---------    -------       -----    ----------
Balance at September 30,
 1999 (unaudited).......  $1,853,115  $(253,185)   $(6,771)      $(522)   $1,592,637
                          ==========  =========    =======       =====    ==========



   The accompanying notes are an integral part of these financial statements.

                                       ZD
                        (a division of Ziff-Davis Inc.)

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
 (numbers rounded to the nearest thousand, except share and per share amounts)

1. Organization and Basis of Presentation

 Basis of presentation

  The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to present fairly the combined financial position of ZD at September 30, 1999 and the results of its combined operations for the three and nine months ended September 30, 1999 and 1998 and cash flows for the nine months ended September 30, 1999 and 1998 have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. It is suggested that the statements be read in conjunction with ZD's combined financial statements and notes thereto for the year ended December 31, 1998, included in Ziff-Davis Inc.'s Current Report on Form 8-K dated August 4, 1999 (File No. 001-14055).

 Formation of Ziff-Davis Inc.

  Ziff-Davis Inc. was formed through an initial public offering and a reorganization that were completed on May 4, 1998 (see Note 2). Prior to that date, the predecessors of Ziff-Davis Inc. were wholly owned indirect subsidiaries of SOFTBANK Corp. (together with its non-Ziff-Davis Inc. affiliates, "Softbank") or assets owned by MAC Inc., an affiliate of SOFTBANK Corp. ("MAC Assets").

  The results of the MAC Assets, which were acquired in two tranches on October 31, 1997 and May 4, 1998, have been included in Ziff-Davis Inc.'s financial statements from the time of their acquisition by MAC Inc. ("MAC") on February 29, 1996. These results have been included in a manner similar to a pooling of interests, as the MAC Assets and predecessor companies of Ziff-Davis Inc. were under common control at the time the MAC Assets were acquired by Ziff-Davis Inc.

  ZD is the division of Ziff-Davis Inc. focused on the business of print publishing, tradeshows and conferences, television, market research and education. ZDNet is the Internet business division of Ziff-Davis Inc. As of September 30, 1999, ZD held a retained interest in ZDNet of approximately 81.5% (see Note 3).

  ZD operates in three business segments: (1) publishing, (2) events and (3) television.

 Publishing

  The publishing segment is engaged in publishing magazines, journals, newsletters, electronic information products, training manuals and market research about computer technology and the Internet. The publishing segment's principal operations are in the U.S. and Europe, although it also licenses or syndicates its editorial content to over 50 publications distributed worldwide. The market research division was sold on October 1, 1999 (see Note 9).

 Events

  The events segment is engaged in the organization, production and management of trade shows, conferences and seminars for computer technology and the Internet industries. The events segment's principal operations are in the U.S. and to a lesser extent in Europe and Asia.

                                       ZD
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)


 Television

  The television segment, which was acquired in February 1999 (see Note 4), is engaged in the production and distribution of television broadcasting for and about the computer technology and the Internet industries. The television segment's principal operations are in the U.S although it licenses or syndicates programming worldwide.

 Sale of Common Stock

  On March 4, 1999, Vulcan Ventures Inc., the investment vehicle of Paul G. Allen, purchased 3,030,303 shares of Ziff-Davis Inc. common stock for $50,000,000 in cash.

  On April 6, 1999, ZD completed a public offering of 10,000,000 shares of a new class of common stock called Ziff-Davis Inc.--ZDNet Stock. (See Note 3.)

 Earnings per share

  Pro forma net loss per basic common share and the associated weighted average common shares outstanding in the 1998 period presented on the combined statement of operations assumes the initial public offering of Ziff-Davis Inc. common stock (see Note 2) was completed on January 1, 1998.

  Pro forma net loss per basic common share presented elsewhere in these financial statements is calculated based on pro forma net loss for the transaction being described divided by the weighted average common shares outstanding indicated on the statement of operations.

  Diluted earnings per share are not shown as the impact of stock options would be anti-dilutive.

 Reclassifications

  Certain amounts have been reclassified, where appropriate, to conform to the current financial statement presentation.

2. Reorganization and Initial Public Offering

  On May 4, 1998, SOFTBANK Corp., through its wholly owned subsidiary SOFTBANK Holdings Inc. ("SBH"), completed a reorganization whereby the common stock of the predecessor companies to Ziff-Davis Inc. was contributed to Ziff-Davis Inc. in exchange for 73,619,355 shares of Ziff-Davis Inc.'s common stock. Concurrent with the reorganization, Ziff-Davis Inc. (1) completed an initial public offering of 25,800,000 common shares at an initial public offering price of $15.50 per share, (2) issued $250,000,000 of 8 1/2% subordinated notes due 2008, (3) entered into a $1,350,000,000 credit facility with a group of banks under which $1,250,000,000 was borrowed and (4) converted $908,673,000 of intercompany indebtedness to equity. In addition, Ziff-Davis Inc. received approximately $9,107,000 of fixed assets from Kingston Technology Company ("Kingston"), a related party, in exchange for 580,645 shares of Ziff-Davis Inc.'s common stock and $107,000 in cash. These assets were subsequently leased back to Kingston. Total shares of common stock issued to Softbank were 74,200,000. The transactions described above are hereafter referred to as the "Reorganization".

  Proceeds, net of transaction costs, from the initial public offering and funding transactions in the Reorganization of $1,863,260,000 were used to complete the purchase of the MAC Assets for $370,000,000 and repay intercompany indebtedness.

                                       ZD
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)


3. ZDNet Stock

  The stockholders of Ziff-Davis Inc. voted, at a Special Meeting held on March 30, 1999, to authorize the issuance of a new series of common stock, designated as Ziff-Davis Inc.--ZDNet Common Stock ("ZDNet Stock"), which is intended to reflect the performance of Ziff-Davis Inc.'s Internet business division ("ZDNet"). When the ZDNet Stock was issued on April 6, 1999, Ziff-Davis Inc.'s existing common stock was re-classified as Ziff-Davis Inc.--ZD Common Stock ("ZD Stock"), which is intended to reflect the performance of Ziff-Davis Inc.'s other businesses and a retained interest in ZDNet (i.e., Ziff-Davis Inc.'s interest in ZDNet excluding the interest intended to be represented by outstanding shares of ZDNet Stock) (collectively, "ZD").

  Prior to the ZDNet Stock offering, ZD held a 100% retained interest in ZDNet. The ZDNet Stock offering was completed on April 6, 1999. Ziff-Davis Inc. issued 11,500,000 shares at $19.00 per share, including 1,500,000 shares issued in conjunction with the underwriters' exercise of their option to purchase additional shares to cover over-allotments. Ziff-Davis Inc. attributed to ZDNet 1,500,000 of the sold shares in a manner analogous to a primary offering, and attributed to ZD 10,000,000 of the sold shares in respect of its retained interest in ZDNet, in a manner analogous to a secondary offering. ZD received net proceeds of approximately $172,700,000 and ZDNet received net proceeds of approximately $25,900,000. The ZDNet net proceeds were loaned to ZD as an intercompany loan which bears interest at the rate at which funding is available to Ziff-Davis Inc. After giving effect to the ZDNet Stock offering, there were 11,500,000 shares of ZDNet Stock outstanding and another 60,000,000 notional shares of ZDNet Stock intended to represent ZD's retained interest in ZDNet, which was approximately 83.9% immediately following the offering.

  Prior to the ZDNet Stock offering, Ziff-Davis Inc. provided all funding for ZD and ZDNet. Ziff-Davis Inc. continued with these practices until the ZDNet Stock was issued. Accordingly, no interest expense or income to or from ZDNet has been reflected in the financial statements of ZD for any period prior to the date on which the ZDNet Stock was issued.

  The following pro forma information has been prepared as if the ZDNet Stock offering had been consummated on January 1, 1999. The pro forma adjustments include a $3,666,000 reduction of interest expense and the tax effect of this adjustment at a statutory tax rate of 41.0%. The pro forma data is not necessarily indicative of actual results had the transaction occurred on January 1, 1999. Further, pro forma results are not meant to represent future financial results. There is no pro forma impact for the three-month period ended September 30, 1999.

                                                             Nine Months Ended
                                                             September 30, 1999
                                                            --------------------
                                                            (in thousands except
                                                             per share amount)
      Revenue, net.........................................       $685,119
      Loss from operations.................................        (40,764)
      Interest expense, net................................        (86,879)
      Loss before taxes....................................        (85,423)
      Income tax benefit...................................        (31,639)
      Net loss.............................................        (53,784)
      Pro forma loss per basic common share................           (.52)

                                       ZD
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)


4. ZDTV

  On February 4, 1999, ZD purchased ZDTV, LLC ("ZDTV") from MAC Holdings (America) Inc., a related party, for a purchase price of approximately $81,400,000. ZD paid approximately $32,800,000 of the purchase price in cash (settled on February 5, 1999) and paid the remainder by applying approximately $48,600,000 in advances owed to it by MAC Holdings (America) Inc. ZD also agreed to fund ZDTV during the period in 1999 prior to the purchase which was accounted for as additional purchase price. Such funding amounted to approximately $4,200,000.

  On February 5, 1999 Vulcan Programming Inc., an entity owned by Paul G. Allen, acquired a one-third interest in ZDTV for $54,000,000 in cash. In March 1999, an additional 4.0% equity interest was acquired by ZDTV's president. In both cases the acquisitions were effected by issuing additional equity.

  The following unaudited summary pro forma information assumes that the acquisition of ZDTV and the acquisition of a one-third equity interest in ZDTV by Vulcan Programming Inc. had been consummated on January 1, 1999. Adjustments for ZDTV transactions include the operating results of ZDTV, amortization of the purchase price of ZDTV, Vulcan Programming's one-third interest in the losses of ZDTV and the tax effects of these items. The pro forma data is not necessarily indicative of actual results had the transaction occurred on January 1, 1999. Further, pro forma results are not meant to represent future financial results. There is no pro forma impact for the three months ended September 30, 1999.

                                 Nine months ended September
                                           30, 1999
                                -------------------------------
                                          Adjustments
                                              for
                                              ZDTV       Pro
                                   ZD     transactions  Forma
                                --------  ------------ --------
                                (in thousands except per share
                                           amounts)
      Revenue.................  $685,119    $   316    $685,435
      Loss from operations....   (40,764)    (2,546)    (43,310)
      Net loss................   (55,947)    (1,006)    (56,953)
      Pro forma loss per basic
       common share...........                            (0.56)

 ZDTV 1999 Profits Interest Plan

  On May 11, 1999, ZDTV's Board of Directors adopted and approved the ZDTV 1999 Profits Interest Plan. Under such plan, ZDTV's Board of Directors may issue interests in ZDTV for incentive purposes to employees, directors and consultants covered by the plan. At September 30, 1999, there were 10,724,200 units issued under the plan.

5. Income Taxes

  Income taxes are provided based on ZD's projected annual effective tax rate which differs from the U.S. federal statutory rate of 35.0% due to (i) certain items which are not deductible for income tax purposes, primarily losses of the MAC Assets prior to their purchase by ZD and nondeductible goodwill amortization, and (ii) the effect of state and local taxes. The tax benefit recorded for the three and nine months ended September 30, 1999 has been reflected as a reduction of the deferred tax liability as it is anticipated that the benefit will be realizable in future periods.

                                       ZD
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)


6. Sale of Business Units

  ZD has completed the sale of its 50.0% interest in ExpoComm LLC along with other smaller business units from the ZD Market Intelligence and ZD Education platforms. The proceeds from the sale of these business units totaled $29,105,000 and are reflected as investing activities in the statement of cash flows.

7. Commitments and Contingencies

 Strategic Alternatives

  On July 14, 1999, Ziff-Davis Inc. announced that it had retained the investment banking firm of Morgan Stanley Dean Witter ("Morgan Stanley") to explore strategic alternatives to maximize shareholder value. The Ziff-Davis Inc. Board of Directors has not embraced any particular strategic alternatives and will investigate all possible alternatives, including strategic alliances, mergers, and the sale or joint venture of all or some of Ziff-Davis Inc.'s businesses (including the businesses which make up ZD). No assurances can be given that any transaction will result from the exploration process that Morgan Stanley has been retained to manage.

  On May 24, 1999, Ziff-Davis Inc. announced that it had retained Morgan Stanley to explore strategic alternatives for its ZD Market Intelligence unit, the sale of which was completed on October 1, 1999. (See Note 9).

 Class action and derivative litigations

  ZD and Ziff-Davis Inc. are subject to various claims and legal proceedings arising in the normal course of business.

  Following a decline in the price per share of Ziff-Davis Inc.'s common stock in October 1998, eight securities class action suits were filed against Ziff-Davis Inc. and certain of its directors and officers in the United States District Court for the Southern District of New York.

  The complaints alleged that defendants violated Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 in connection with the registration statement filed by Ziff-Davis Inc. with the Securities and Exchange Commission relating to the initial public offering of Ziff-Davis Inc.'s stock completed on May 4, 1998 (the "IPO"). More particularly, the complaints alleged that the registration statement contained false and misleading statements and failed to disclose facts that could have indicated an impending decline in Ziff-Davis Inc.'s revenue. The complaints sought on behalf of a class of purchasers of Ziff-Davis Inc.'s common stock from the date of the IPO through October 8, 1998, unspecified damages, interest, fees and costs, rescission, and injunctive relief such as the imposition of a constructive trust upon the proceeds of the IPO.

  On January 28, 1999, the court entered an order consolidating the actions, appointing lead plaintiff's counsel and requiring the filing of a consolidated amended complaint. The consolidated amended complaint was filed on June 15, 1999 and only alleges claims under Section 11 of the Securities Act of 1933. On May 20, 1999, Ziff-Davis Inc. moved to dismiss the consolidated amended complaint. In July 1999, plaintiff filed their response to the motion. Ziff-Davis Inc. filed a reply on August 11, 1999. The motion has not been decided.

  In addition, two derivative suits have been filed by stockholders against Ziff-Davis Inc. and all of its directors in the Court of Chancery of the State of Delaware for New Castle County. The complaints allege that the directors breached their fiduciary duties to Ziff-Davis Inc. by repricing the stock options awarded to certain

                                      ZD
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)

directors and demand the nullification of the repricing and an injunction against exercise by the directors of any repriced option. Plaintiffs filed an amended complaint on February 17, 1999 (which is substantially similar to the original complaints, except that the amended complaint also addresses the granting of "new options" at an allegedly "reduced exercise price") and the actions have been consolidated. Answers to the amended complaint on behalf of both Ziff-Davis Inc. and its directors were filed on April 12, 1999. Discovery is proceeding.

 Other legal proceedings

  Ziff-Davis Inc. was named as a defendant in an action, filed on April 17, 1998 in the Supreme Court of the State of New York, by minority stockholders of SOFTBANK Interactive Marketing Inc. ("SIM"), formerly an indirect subsidiary of SOFTBANK Corp. The complaint alleged, among other things, that SBH, SIM's majority stockholder, acting with Ziff-Davis Inc. and two of its senior officers and directors who were directors of SIM (and who were also named as defendants), had conflicts of interest between SIM and other Softbank investments (including investments in Ziff-Davis Inc.) and failed to act in the best interests of SIM and the minority stockholders by taking actions which benefited Ziff-Davis Inc. The complaint stated claims based on common law fraud, breach of fiduciary duty and aiding and abetting theories and seeks in excess of $200,000,000 in damages. Upon motion of Ziff-Davis Inc. and the other defendants, all of the claims against them other than a breach of contract claim which is solely against SBH, were dismissed on February 26, 1999. On April 1, 1999, plaintiffs filed a notice of appeal of the dismissal. On September 2, 1999, the remaining claim, which was solely against SBH, was dismissed. On October 6, 1999, plaintiffs filed a notice of appeal of this dismissal.

  Ziff-Davis Inc. and ZDTV, L.L.C. ("ZDTV"), a majority owned affiliate of Ziff-Davis Inc., were named as defendants in an action filed on November 10, 1999 in the U.S. District Court, Southern District of New York, by plaintiff. In October, 1998 ZDTV through a subsidiary purchased certain assets from corporations owned by plaintiff and two other individuals. In addition to a cash payment at the closing of the sale, ZDTV agreed to pay additional purchase price, contingent on the future operating profits of the SkyTV division. Ziff-Davis Inc. guaranteed the obligations of ZDTV. The complaint alleges, among other things, that ZDTV and Ziff-Davis Inc. breached their covenants of good faith and fair dealing by failing to act in the best interests of the SkyTV division, to support and procure business for the SkyTV division, and to provide public relations, marketing assistance and corporate sales team support, thereby lessening plaintiff's opportunity to earn additional purchase price. The complaint seeks an amount to be determined at trial, but not less than $60,000,000 in damages.
  Although the outcome of these cases cannot be predicted, Ziff-Davis Inc. believes that there are substantial defenses to the claims. Ziff-Davis Inc. currently cannot estimate its ultimate liability, if any, with respect to such pending litigations. Accordingly, no provision for such matters has been included in the financial statements.

 Interest rate swap

  On June 15, 1999, ZD amended a swap agreement (with a notional amount of $100,000,000) by reducing the fixed rate paid to the counterparty and providing the counterparty with a one-time option to cancel the swap agreement on February 5, 2000. ZD entered into another swap agreement (with a notional amount of $50,000,000) on June 15, 1999. Under this swap agreement, ZD will receive a fixed rate of interest and pay a floating rate of interest based on 3 months LIBOR, which resets quarterly, for the term of the agreement.

                                       ZD
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)


8. Segment Information

  ZD operates in three reportable business segments: (1) publishing, (2) events and (3) television. All material inter-segment revenue has been eliminated. The following table presents information about each of the reported segments:

                                             Three months
                                                 ended        Nine months ended
                                             September 30,      September 30,
                                           ------------------ ------------------
                                             1999      1998     1999      1998
                                           --------  -------- --------  --------
                                                 (dollars in thousands)
   Revenue:
   Publishing............................. $165,268  $181,727 $518,626  $571,391
   Events.................................   63,085    29,787  157,150   122,690
   Television.............................    3,642       --     9,343       --
                                           --------  -------- --------  --------
     Total................................ $231,995  $211,514 $685,119  $694,081
                                           ========  ======== ========  ========
                                             Three months
                                                 ended        Nine months ended
                                             September 30,      September 30,
                                           ------------------ ------------------
                                             1999      1998     1999      1998
                                           --------  -------- --------  --------
                                                 (dollars in thousands)
   EBITDA:
   Publishing............................. $ 21,253  $ 25,415 $ 89,745  $ 84,321
   Events.................................   35,962     2,135   60,164    21,879
   Television.............................   (7,030)      --   (20,924)      --
                                           --------  -------- --------  --------
     Total................................ $ 50,185  $ 27,550 $128,985  $106,200
                                           ========  ======== ========  ========

                                                      September 30, December 31,
                                                          1999          1998
                                                      ------------- ------------
                                                        (dollars in thousands)
      Total Assets:
      Publishing....................................   $2,113,328    $2,285,920
      Events........................................    1,195,191     1,144,018
      Television....................................      124,432           --
                                                       ----------    ----------
        Total.......................................   $3,432,951    $3,429,938
                                                       ==========    ==========

  A reconciliation of EBITDA to loss before income taxes is below:

                                        Three months
                                            ended         Nine months ended
                                          June 30,             June 30,
                                      ------------------  -------------------
                                        1999      1998      1999      1998
                                      --------  --------  --------  ---------
                                             (dollars in thousands)
Total segment EBITDA................. $ 50,185  $ 27,550  $128,985  $ 106,200
Depreciation and amortization of
 property and equipment..............   (7,724)   (7,253)  (23,527)   (21,235)
Amortization of intangible assets....  (32,784)  (28,953)  (96,549)   (88,579)
Stock-based compensation.............     (635)      (63)   (1,908)      (189)
Retained interest in ZDNet's non-
 EBITDA losses.......................   (4,380)   (1,645)   (9,670)    (4,468)
Minority interest in ZDTV's non-
 EBITDA losses.......................    1,529       --      4,125        --
Interest expense, net................  (29,025)  (29,093)  (90,545)  (111,185)
                                      --------  --------  --------  ---------
Loss before income taxes............. $(22,834) $(39,457) $(89,089) $(119,456)
                                      ========  ========  ========  =========

                                       ZD
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)

9. Subsequent Events

 Sale of Market Intelligence Unit

  On October 1, 1999, Ziff-Davis Inc. completed the sale of its Market Intelligence unit for $101,000,000 in cash plus $5,000,000 in assumed deferred revenue obligations.

 Smart Planet Inc.

  In September 1999, the Company formed Smart Planet Inc. to conduct the operations of its consumer based educational website. In conjunction with the launch of this business a stock option plan was adopted. On October 25, 1999, the Company granted options to purchase approximately 2,468,000 shares of Smart Planet Inc. The exercise price of the options was based on an estimate of the fair value of the underlying shares.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ziff-Davis Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, cash flows and changes in division equity, present fairly, in all material respects, the financial position of ZD (a division of Ziff-Davis Inc., the "Company") at December 31, 1997 and 1998, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 1 to the financial statements, ZD is a division of Ziff-Davis Inc.; accordingly the financial statements of ZD should be read in conjunction with the audited financial statements of Ziff-Davis Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
February 22, 1999

                                       ZD
                        (a division of Ziff-Davis Inc.)

                            COMBINED BALANCE SHEETS
                             (dollars in thousands)

                                                              December 31,
                                                          ---------------------
                                                             1997       1998
                                                          ---------- ----------
                         ASSETS
Current assets:
  Cash and cash equivalents.............................. $   30,273 $   32,274
  Accounts receivable, net...............................    209,914    208,593
  Inventories............................................     17,853     15,551
  Prepaid expenses and other current assets..............     37,872     34,278
  Due from affiliates....................................    131,290     53,984
  Deferred taxes.........................................      8,725     21,483
                                                          ---------- ----------
Total current assets.....................................    435,927    366,163
Property and equipment, net..............................     50,391     85,571
Retained interest in ZDNet...............................     83,292     89,547
Intangible assets, net...................................  2,963,169  2,844,317
Other assets.............................................     15,329     44,340
                                                          ---------- ----------
Total assets............................................. $3,548,108 $3,429,938
                                                          ========== ==========
             LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Accounts payable....................................... $   54,823 $   73,310
  Accrued expenses.......................................     77,886     93,824
  Unearned income, net...................................    154,682    151,003
  Due to affiliates and management.......................    398,332      4,618
  Current portion of notes payable to affiliates.........    125,790      7,692
  Other current liabilities..............................      4,222     13,125
                                                          ---------- ----------
Total current liabilities................................    815,735    343,572
Notes payable to affiliates..............................  2,408,240     70,192
Notes payable, net of unamortized discount...............        --   1,469,130
Deferred taxes...........................................    185,613    169,356
Due to management........................................        --       5,400
Other liabilities........................................     12,390     19,690
                                                          ---------- ----------
Total liabilities........................................  3,421,978  2,077,340
                                                          ---------- ----------
Commitments and contingencies (Notes 20 and 22)
Division equity..........................................    126,130  1,352,598
                                                          ---------- ----------
    Total liabilities and division equity................ $3,548,108 $3,429,938
                                                          ========== ==========

   The accompanying notes are an integral part of these financial statements.

                                       ZD
                        (a division of Ziff-Davis Inc.)

                       COMBINED STATEMENTS OF OPERATIONS
                             (dollars in thousands)

                                               Years ended December 31,
                                            ---------------------------------
                                              1996        1997        1998
                                            ---------  ----------  ----------
Revenue, net:
  Publishing............................... $ 674,040  $  834,015  $  782,882
  Events...................................   264,884     287,528     269,867
                                            ---------  ----------  ----------
                                              938,924   1,121,543   1,052,749
                                            ---------  ----------  ----------
Cost of production:
  Publishing...............................   181,313     221,367     215,336
  Events...................................    87,373      99,533      82,143
                                            ---------  ----------  ----------
                                              268,686     320,900     297,479
Selling, general and administrative
 expenses..................................   431,393     521,671     518,349
Depreciation and amortization of property
 and equipment.............................    31,647      28,884      27,875
Amortization of intangible assets..........   102,604     118,375     118,221
Restructuring charge.......................       --          --       52,239
                                            ---------  ----------  ----------
Income from operations.....................   104,594     131,713      38,586
Interest expense, net--related party.......  (120,646)   (190,445)    (65,935)
Interest expense, net......................       --          --      (77,612)
Loss related to retained interest in
 ZDNet.....................................   (16,925)    (21,238)     (7,884)
Other non-operating income, net............     6,341       8,322       8,097
                                            ---------  ----------  ----------
Loss before income taxes...................   (26,636)    (71,648)   (104,748)
Provision (benefit) for income taxes.......    25,445        (469)    (26,939)
                                            ---------  ----------  ----------
Net loss................................... $ (52,081) $  (71,179) $  (77,809)
                                            =========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                       ZD
                        (a division of Ziff-Davis Inc.)

                       COMBINED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                                 Years ended December 31,
                                              --------------------------------
                                                 1996       1997       1998
                                              ----------  --------  ----------
Cash flows from operating activities:
Net loss....................................  $  (52,081) $(71,179) $  (77,809)
Adjustments to reconcile net loss to net
 cash provided
 by operating activities:
  Depreciation and amortization.............     134,251   147,259     146,096
  Amortization of debt discount.............         --        --        2,430
  Loss from retained interest in ZDNet......      16,925    21,238       7,884
  Income from equity investments............        (115)   (2,030)     (7,483)
  Deferred tax provision (benefit)..........      25,445      (469)    (29,484)
  Restructuring charge......................         --        --       52,239
  Changes in operating assets and liabili-
   ties:
    Accounts receivable.....................     (36,194)  (14,375)      2,437
    Inventories.............................       7,788      (853)      2,923
    Accounts payable and accrued expenses...      10,503    (6,065)     (4,316)
    Unearned income.........................       1,299   (20,101)     (6,404)
    Due to affiliates and management........     (29,303)  (38,543)     (3,348)
    Other, net..............................      (4,354)   (2,982)     15,134
                                              ----------  --------  ----------
Net cash provided by operating activities...      74,164    11,900     100,299
                                              ----------  --------  ----------
Cash flows from investing activities:
  Capital expenditures......................     (21,355)  (27,822)    (32,117)
  Capital contributions to ZDNet............     (13,630)  (20,664)    (14,269)
  Investments and acquisitions, net of cash
   acquired.................................  (2,124,823)  (11,002)    (22,772)
                                              ----------  --------  ----------
Net cash used by investing activities.......  (2,159,808)  (59,488)    (69,158)
                                              ----------  --------  ----------
Cash flows from financing activities:
  Proceeds from equity offering.............         --        --      380,337
  Proceeds from issuance of notes payable...         --        --      242,723
  Proceeds from issuance of bank debt.......         --        --    1,240,200
  Proceeds from notes payable to affili-
   ates.....................................   1,080,000    10,000         --
  Payments of amounts due to affiliates.....         --        --     (314,798)
  Repayments of credit facility.............         --        --      (95,504)
  Borrowings under credit facility..........         --        --       65,504
  Payment of deferred financing fees........         --        --       (3,375)
  Payments of notes payable to affiliates...         --    (31,420) (1,571,264)
  Purchase of treasury shares...............         --        --      (29,500)
  Sale of treasury shares...................         --        --       29,500
  Advance from majority shareholder.........         --        --       20,377
  Contributed capital.......................   1,015,651    69,366       6,660
  Payment of dividends......................      (8,000)      --          --
                                              ----------  --------  ----------
Net cash provided (used) by financing activ-
 ities......................................   2,087,651    47,946     (29,140)
                                              ----------  --------  ----------
Net increase in cash and cash equivalents...       2,007       358       2,001
Cash and cash equivalents at beginning of
 period.....................................      27,908    29,915      30,273
                                              ----------  --------  ----------
Cash and cash equivalents at end of period..  $   29,915  $ 30,273  $   32,274
                                              ==========  ========  ==========

   The accompanying notes are an integral part of these financial statements.

                                       ZD
                        (a division of Ziff-Davis Inc.)

               COMBINED STATEMENTS OF CHANGES IN DIVISION EQUITY
                             (dollars in thousands)

                                      Retained                Cumulative    Total
                           Paid-in    earnings     Deferred   translation  division
                           capital    (deficit)  compensation adjustment    equity
                          ----------  ---------  ------------ ----------- ----------
Balance at December 31,
 1995...................  $  379,586  $  11,831    $   --       $  111    $  391,528
Acquisition of Ziff-
 Davis Holdings Corp. ..   1,014,178                                       1,014,178
Return of capital.......    (899,948)                                       (899,948)
Capital contribution....       1,474                                           1,474
Dividend paid...........                 (8,000)                              (8,000)
Shares contributed to
 restricted stock plan..       3,528                (3,528)                      --
Compensation earned on
 restricted stock.......                             1,080                     1,080
Net loss................                (52,081)                             (52,081)
Foreign currency
 translation
 adjustment.............                                          (475)         (475)
                          ----------  ---------    -------      ------    ----------
Balance at December 31,
 1996...................     498,818    (48,250)    (2,448)       (364)      447,756
Return of capital.......    (381,434)                                       (381,434)
Capital contribution....     128,482                                         128,482
Shares contributed to
 restricted stock plan..       2,464                (2,464)                      --
Compensation earned on
 restricted stock.......                             3,916                     3,916
Net loss................                (71,179)                             (71,179)
Foreign currency
 translation
 adjustment.............                                        (1,411)       (1,411)
                          ----------  ---------    -------      ------    ----------
Balance at December 31,
 1997...................     248,330   (119,429)      (996)     (1,775)      126,130
Capital contribution....       9,007                                           9,007
Capitalization of
 amounts due to
 affiliates.............     908,673                                         908,673
Contribution of
 subsidiaries from SBH
 to Ziff-Davis Inc......         736                                             736
Initial public
 offering...............     375,493                                         375,493
Acquisition of fixed
 assets from an
 affiliate..............       9,000                                           9,000
Purchase of treasury
 shares from SBH........     (29,500)                                        (29,500)
Sale of treasury shares
 to the public..........      29,500                                          29,500
Stock options vested as
 severance..............         162                                             162
Conversion of Softbank
 stock options..........       2,942        --      (2,942)                      --
Issuance of ZDNet
 options................       4,993        --      (4,993)        --            --
Net loss................                (77,809)                             (77,809)
Compensation earned on
 restricted stock.......                               252                       252
Foreign currency
 translation
 adjustment.............                                           954           954
                          ----------  ---------    -------      ------    ----------
Balance at December 31,
 1998 ..................  $1,559,336  $(197,238)   $(8,679)     $ (821)   $1,352,598
                          ==========  =========    =======      ======    ==========


   The accompanying notes are an integral part of these financial statements.

                                       ZD
                        (a division of Ziff-Davis Inc.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
 (numbers rounded to the nearest thousand, except share and per share amounts)

1. Organization and Basis of Presentation

 Formation of Ziff-Davis Inc.

  Ziff-Davis Inc. was formed through an initial public offering and reorganization that were completed on May 4, 1998. (See Note 2.) Prior to that date, the predecessors of Ziff-Davis Inc. (currently named ZD Inc. and ZD Events Inc.) were wholly owned indirect subsidiaries of SOFTBANK Corp. (together with its non-Ziff-Davis Inc. affiliates, "Softbank").

  As further described below, the combined financial statements include the accounts of ZDI from its date of acquisition (February 29, 1996) and ZD Events. Effective December 31, 1997, COMDEX and Forums merged and the surviving company was renamed ZD COMDEX and Forums Inc. ("ZDCF"). In 1998, ZDCF was renamed ZD Events Inc.

  ZD is the division of Ziff-Davis Inc. (formerly ZD Inc.) focused on the business of print publishing, trade shows and conferences, market research and education. ZDNet is the online business division of Ziff-Davis Inc. Each of ZD and ZDNet is sometimes referred to herein as a "Group".

  In order to prepare separate financial statements for ZD and ZDNet (as defined below), Ziff-Davis Inc. has allocated all of its consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet. Thus, the financial statements of ZD and ZDNet, taken together, comprise all of the accounts included in the corresponding consolidated financial statements of Ziff-Davis Inc.

  ZD's financial statements reflect the application of certain cash management and allocation policies adopted by the Board of Directors of Ziff-Davis Inc. (the "Board"). These policies are summarized in Note 5 under "Certain Cash Management and Allocation Policies".

  Even though Ziff-Davis Inc. has allocated all of its consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet, that allocation and the division of Ziff-Davis Inc. common stock will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of any creditors. Holders of ZD Stock (as defined below) will continue to be common stockholders of Ziff-Davis Inc. and, as such, will be subject to all risks associated with an investment in Ziff-Davis Inc. and all of its businesses, assets and liabilities.

  Financial impacts which occur that affect Ziff-Davis Inc.'s consolidated results of operations or financial position could affect the results of operations or financial condition of ZD or the market price of ZD Stock. In addition, net losses of ZDNet, and any dividends or distributions on, or repurchases of, ZDNet Stock will reduce the assets of Ziff-Davis Inc. legally available for dividends on ZD Stock. Accordingly, financial information for ZD should be read in conjunction with financial information for ZDNet and financial information for Ziff-Davis Inc.

 Relationship with Softbank and MAC

  SOFTBANK Corp. is the indirect majority stockholder of Ziff-Davis Inc. SOFTBANK Corp. is a Japanese corporation which at the time of the acquisition of the MAC Assets was majority owned directly and indirectly by its president, Mr. Son. As of December 31, 1998 Mr. Son owned approximately 45% of SOFTBANK Corp. (50.2% as of December 31, 1997). MAC, also a Japanese corporation, was wholly owned by Mr. Son.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


 Operations and acquisitions

  ZD operates in two business segments: (1) publishing and (2) events.

 Publishing

  The publishing segment is engaged in publishing magazines, journals, newsletters, electronic information products, training manuals and providing market research about the computer industry. The publishing segment's principal operations are in the U.S. and Europe, although it also licenses or syndicates its editorial content to over 50 other publications distributed worldwide. The publishing segment includes a 100% retained interest in ZDNet. ZDNet is the online business division of Ziff-Davis Inc.

 Events

  The events segment is engaged in the organization, production and management of trade shows, conferences and seminars for the computer industry. The events segment's principal operations are in the U.S. and to a lesser extent in Europe and Asia.

 Acquisition of ZDI (formerly Ziff-Davis Publishing Company and Ziff-Davis Holdings Corp.)

  In February 1996, Softbank acquired the stock of Ziff-Davis Holdings Corp. ("Holdings") for an aggregate purchase price of approximately $1,800,000,000 plus transaction costs. Concurrent with the acquisition, in a separate agreement, MAC, directly or through wholly owned affiliates, acquired certain of the assets and assumed certain of the liabilities of ZDI (the "MAC Assets") for an aggregate purchase price of approximately $302,000,000.

  These acquisitions have been accounted for as of February 29, 1996 using the purchase method of accounting. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed was $1,922,000,000 and $285,000,000 respectively.

  Subsequent to the acquisition, Holdings and ZDI were merged with ZDI being the surviving corporation.

 Purchase of the MAC Assets

  In 1997, ZD agreed to purchase certain of the MAC Assets for $370,000,000. The acquisition was effected in two tranches, the first of which closed on October 31, 1997 and the second of which closed upon completion of the initial public offering of Ziff-Davis Inc.'s common stock (further described below). At December 31, 1997, ZD had accrued the $370,000,000 purchase price which was recorded as a return of capital.

  The acquisitions from MAC described above have been accounted for in a manner similar to a pooling of interests as all entities involved were under common control at the time of the acquisitions. Accordingly, the accompanying combined financial statements include the results of operations of the MAC Assets from February 29, 1996. Throughout these financial statements any reference to ZD includes ZDI, ZD Events and the MAC Assets (including ZD's 100% retained interest in ZDNet) from February 29, 1996.

 Acquisition of Sendai

  On May 8, 1996, ZD acquired substantially all of the assets and liabilities of Sendai Publishing Group, Inc., a publisher and distributor of magazines, books, products and computer services related to the electronic gaming industry, for approximately $27,500,000 plus transaction costs. The acquisition was accounted for as a

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

purchase and accordingly, Sendai's results are included in the combined financial statements since the date of acquisition. The excess of the purchase price over assets acquired approximated $33,378,000. The operations of Sendai did not have a material effect on the combined results of operations for the year ended December 31, 1996.

 Acquisition of Sky TV

  On October 28, 1998, ZD acquired the assets of Sky TV Inc. and certain affiliates for approximately $12,150,000 in cash plus contingent payments related to earnings performance payable in 2002. Sky TV is a media company that provides video content for distribution principally through airline in-flight, cable and broadcast television. The acquisition was accounted for as a purchase and accordingly, Sky TV's results are included in the combined financial statements since the date of acquisition. The excess of the purchase price over assets acquired approximated $11,318,000. The operations of Sky TV did not have a material effect on the combined results of operations for the year ended December 31, 1998.

2. Reorganization and Initial Public Offering

  On February 4, 1998, a nonstock corporation, ZD Inc., was formed in contemplation of a reorganization and initial public offering of Ziff-Davis Inc. Upon completion of the initial public offering (described below), Ziff-Davis Inc. was renamed ZD Inc., ZDCF was renamed ZD Events Inc. and ZD Inc. was renamed Ziff-Davis Inc.

  On May 4, 1998, SOFTBANK Corp., through its wholly owned subsidiary SOFTBANK Holdings Inc. ("SBH"), completed a reorganization whereby the common stock of ZD Inc. and ZD Events Inc. were contributed to Ziff-Davis Inc. in exchange for 73,619,355 shares of Ziff-Davis Inc.'s common stock. Concurrent with the reorganization, Ziff-Davis Inc. (1) completed an initial public offering of 25,800,000 common shares at an initial public offering price of $15.50 per share, (2) issued $250,000,000 of 8 1/2% subordinated notes due 2008, (3) entered into a $1,350,000,000 credit facility with a group of banks under which $1,250,000,000 was borrowed and (4) converted $908,673,000 of intercompany indebtedness to equity. In addition, Ziff-Davis Inc. received approximately $9,107,000 of fixed assets from Kingston Technology Company ("Kingston"), a related party, in exchange for 580,645 shares of Ziff-Davis Inc.'s common stock and $107,000 in cash. These assets have been subsequently leased back to Kingston. Total shares of common stock issued to Softbank were 74,200,000. The transactions described above are herein referred to as the "Reorganization".

  Proceeds, net of transaction costs, from the initial public offering and funding transactions in the Reorganization of $1,863,260,000 were used to complete the purchase of certain assets from MAC for $370,000,000 and repay intercompany indebtedness.

  On May 28, 1998, Ziff-Davis Inc.'s U.S. underwriters exercised their option to purchase 2.0 million additional shares of common stock to cover over-allotments. ZD purchased the additional shares from SBH resulting in no change to the total number of shares outstanding. On December 31, 1998, SBH contributed 71,619,355 shares of Ziff-Davis Inc.'s common stock to SOFTBANK America Inc., an affiliate of SOFTBANK Corp.

 Unaudited pro forma financial information

  The following summary pro forma information has been prepared as if the Reorganization and initial public offering, described above, had been consummated on January 1, 1998. The pro forma adjustments

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

include a $5,219,000 reduction of interest expense, a $900,000 increase in depreciation expense and a $900,000 reduction of selling, general and administrative expenses, as well as the tax effect of these items recorded at an effective tax rate of 40%.

                                                                Year ended
                                                            December 31, 1998
                                                          ----------------------
                                                          (dollars in thousands)
     Revenue, net........................................       $1,052,749
     Depreciation and amortization.......................          146,996
     Income from operations..............................           38,586
     Interest expense, net...............................          138,328
     Loss before income taxes............................          (99,529)
     Income tax benefit..................................          (24,851)
     Net loss............................................       $  (74,678)

3. ZDNet Stock Proposal (unaudited)

  The stockholders of Ziff-Davis Inc. are scheduled to vote on a proposal (the "Tracking Stock Proposal") to authorize the issuance of a new series of common stock, to be designated as Ziff-Davis Inc.--ZDNet Common Stock ("ZDNet Stock"), intended to reflect the performance of Ziff-Davis Inc.'s online business division ("ZDNet"). The majority owner of the common stock of Ziff-Davis Inc. has committed to vote for the Tracking Stock Proposal. Before the ZDNet Stock is first issued, Ziff-Davis Inc.'s existing common stock will be re-classified as Ziff-Davis Inc.--ZD Common Stock ("ZD Stock") and that stock will be intended to reflect the performance of Ziff-Davis Inc.'s other businesses and a "Retained Interest" in ZDNet (i.e., Ziff-Davis Inc.'s interest in ZDNet excluding the interest intended to be represented by outstanding shares of ZDNet Stock) (collectively, "ZD").

  ZD currently has a 100% Retained Interest in ZDNet. Following approval of the Tracking Stock Proposal, Ziff-Davis Inc. currently plans to offer to the public, for cash, 10,000,000 shares of ZDNet Stock intended to represent approximately 14% of the equity value attributed to ZDNet. Ziff-Davis Inc. expects to offer ZDNet Stock to the public sometime in the first or second quarter of 1999. However, Ziff-Davis Inc. could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time. In addition to or instead of the offering, Ziff-Davis Inc. reserves the right to distribute ZDNet Stock to stockholders of Ziff-Davis Inc.

  The book value associated with ZD's Retained Interest in ZDNet will be increased proportionately for net income (or decreased proportionately for net loss) of ZDNet. In addition, that book value will be adjusted from time to time as set forth below.

  Currently, Ziff-Davis Inc. provides all funding for ZD and ZDNet as described in Note 5 under "Certain Cash Management and Allocation Policies". Ziff-Davis Inc. intends to continue these practices until ZDNet Stock is first issued. Accordingly, no interest income or expense from or to ZDNet has been reflected in the financial statements of ZD for any period prior to the date on which ZDNet Stock is first issued.

  After the date on which ZDNet Stock is first issued, for financial statement purposes, the following policies will apply except to the extent the Board rescinds, modifies or adds to them:

    (a) Ziff-Davis Inc. will attribute each future incurrence or issuance of external debt or preferred stock (and the proceeds thereof) to ZD, except in cases where the Board determines otherwise. The Board may determine from time to time to attribute an incurrence or issuance of debt or preferred stock (and the proceeds thereof) to ZDNet to the extent that Ziff-Davis Inc. incurs or issues the debt or preferred stock for the benefit of ZDNet, but the Board will not be required to do so.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

    (b) Ziff-Davis Inc. will attribute each future issuance of ZD Stock (and the proceeds thereof) to ZD. Ziff-Davis Inc. may attribute any future issuance of ZDNet Stock (and the proceeds thereof) to ZD in respect of its Retained Interest in ZDNet (in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent) or to ZDNet (in a manner analogous to a primary offering of common stock). Dividends on and repurchases of ZD Stock will be charged against ZD, and dividends on and repurchases of ZDNet Stock will be charged against ZDNet. In addition, at the time of any dividend on ZDNet Stock, Ziff-Davis Inc. will credit to ZD, and charge against ZDNet, a corresponding amount in respect of ZD's Retained Interest in ZDNet.

    (c) Whenever ZDNet holds cash (other than cash of ZDNet's foreign operations or cash of ZDNet's operations that are not wholly owned), ZDNet will normally transfer that cash to ZD. Conversely, whenever ZDNet has a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's operations that are not wholly owned), ZD will normally fund that cash need. However, the Board will determine, in its sole discretion, whether to provide any particular funds to either Group. The Board is not obligated to cause either Group to provide funds to the other Group if the Board determines it is not in the best interest of Ziff-Davis Inc. to do so.

    (d) Ziff-Davis Inc. will account for all cash transfers from one Group to or for the account of the other Group (other than transfers in return for assets or services rendered or transfers in respect of ZD's Retained Interest that correspond to dividends paid on ZDNet Stock) as inter-Group revolving credit advances unless (1) the Board determines that a given transfer (or type of transfer) should be accounted for as a long-term loan,
  (2) the Board determines that a given transfer (or type of transfer) should be accounted for as a capital contribution increasing ZD's Retained Interest in ZDNet or (3) the Board determines that a given transfer (or type of transfer) should be accounted for as a return of capital reducing ZD's Retained Interest in ZDNet. There are no specific criteria to determine when Ziff-Davis Inc. will account for a cash transfer as a long-term loan, a capital contribution or a return of capital rather than an inter-Group revolving credit advance. The Board would make such a determination in the exercise of its business judgment at the time of such transfer (or the first of such type of transfer) based upon all relevant circumstances. Factors the Board would consider include (1) the current and projected capital structure of each Group, (2) the relative levels of internally generated funds of each Group, (3) the financing needs and objectives of the recipient Group, (4) the investment objectives of the transferring Group, (5) the availability, cost and time associated with alternative financing sources and (6) prevailing interest rates and general economic conditions.

    (e) Any cash transfer accounted for as an inter-Group revolving credit advance will bear interest at the rate at which Ziff-Davis Inc. could borrow such funds on a revolving credit basis (as the Board determines in its sole discretion). Any cash transfer accounted for as a long-term loan will have interest rate, amortization, maturity, redemption and other terms that generally reflect the then prevailing terms on which Ziff-Davis Inc. could borrow such funds (as the Board determines in its sole discretion).

    (f) Any cash transfer from ZD to ZDNet (or for its account) accounted for as a capital contribution will correspondingly increase ZDNet's division equity and ZD's Retained Interest in ZDNet. As a result, the number of shares of ZDNet Stock that could be issued by Ziff-Davis Inc. for the account of ZD in respect of its Retained Interest in ZDNet (the "Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet") will increase by (1) the amount of such capital contribution divided by (2) the Market Value of ZDNet Stock on the date of transfer.

    (g) Any cash transfer from ZDNet to ZD (or for its account) accounted for as a return of capital will correspondingly reduce ZDNet's division equity and ZD's Retained Interest in ZDNet. As a result, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet will decrease by
  (1) the amount of such return of capital divided by (2) the Market Value of ZDNet Stock on the date of transfer.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


4. Summary of Significant Accounting Policies

 Principles of combination

  The combined financial statements include the accounts of ZD. All significant transactions within the ZD division have been eliminated in combination.

  Investments in companies in which ZD's ownership interests range from 20% to 50% and in which ZD has the ability to exercise significant influence over the operating and financial policies of such companies are accounted for under the equity method.

 Cash and cash equivalents

  ZD considers all highly liquid investments with an original maturity of 3 months or less to be cash equivalents.

 Concentration of credit risk

  ZD places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of federally insured limits. ZD has not experienced losses in such accounts.

  ZD's advertisers and exhibitors include principally customers who represent a variety of technology companies in the U.S. and other countries. ZD extends credit to its customers and distributors and historically has not experienced significant losses relating to receivables from individual customers or groups of customers.

 Property and equipment

  Property and equipment have been recorded at cost or estimated fair value at the date of acquisition. Depreciation is computed using the straight-line method, half-year convention, over the estimated useful lives of the assets which range from 3 to 30 years. Leasehold improvements are amortized using the straight-line method over the service life of the improvement or the life of the related lease, whichever is shorter. Maintenance and repair costs are charged to expense as incurred.

 Inventories

  Inventories, which consist principally of paper, are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

 Investment in ZDNet

  ZD's Retained Interest in 100% of the division equity of ZDNet is reflected as "Retained Interest in ZDNet" in ZD's balance sheets. Similarly, ZD's Retained Interest in 100% of the division net losses of ZDNet is reflected as "Net loss related to retained interest in ZDNet" in ZD's combined statements of operations.

  Ziff-Davis Inc. accounts for ZD's retained interest in ZDNet in a manner similar to the method prescribed under APB No. 18, The Equity Method of Accounting for Investments in Common Stock.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


Debt issuance costs and discount on senior subordinated notes

  The cost to issue debt is recorded in the balance sheet in other assets and amortized to interest expense over the life of the debt. The discount on the senior subordinated notes is recorded in the balance sheet as a reduction of long-term debt and is amortized to interest expense over the life of the notes. All amounts are amortized using the effective-interest method.

 Intangible assets

  Intangible assets consist principally of advertising lists, exhibitor relationships, trademarks and trade names and goodwill. Amortization of these assets is computed on a straight-line basis over estimated useful lives. Identifiable intangible assets are amortized over a period of 2 to 40 years and goodwill, which represents the excess of the purchase price over the estimated fair values of net assets acquired, is amortized over a period of 5 to 40 years. (See Note 9.) ZD assesses the recoverability of intangible assets whenever adverse events or changes in circumstances indicate that expected future cash flows (undiscounted and without interest charges) may not be sufficient to support the carrying amount of intangible assets. If undiscounted cash flows are not sufficient to support the recorded value of assets, an impairment loss is recognized to reduce the carrying value of the intangibles to estimated recoverable value.

 Revenue recognition

  Advertising revenue for ZD's publications, less agency commissions, is recognized as income in the month that the related publications are sent to subscribers or become available for sale at newsstands.

  Circulation revenue consists of both subscription revenue and single copy newsstand sales. Subscription revenue, less estimated cancellations, is deferred and recognized as income in the month that the related publications are sent to subscribers. Newsstand sales, less estimated returns, are recognized in the month that the related publications become available for sale at newsstands.

  Payments received in advance of trade shows, conferences and seminars are initially reported on the balance sheet as deferred revenue and are recognized as income when the events take place.

  Revenue generated by market research is recognized when the service is provided.

 Operating costs and expenses

  Cost of production includes the direct costs of producing magazines, newsletters and training materials, primarily paper, printing and distribution, and the direct costs associated with organizing, producing and managing trade shows, seminars, conferences and expositions. Selling, general and administrative costs include subscriber acquisition costs which are expensed as incurred. Editorial and product development costs are expensed as incurred. Product development costs include the cost of artwork, graphics, prepress, plates and photography for new products.

 Reportable segments

  In 1998, ZD adopted Statement of Financial Accounting Standards ("SFAS") No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, replacing the "industry segment" approach with the

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

"management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of ZD's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not affect results of operations or financial position but did affect the disclosure of segment information. (See Note 21.)

 Foreign currency

  The effect of translating foreign currency financial statements into U.S. dollars is included in the cumulative translation adjustments account in division equity. Gains and losses on foreign currency transactions, which are not significant to operations, have been included in selling, general and administrative expenses. Ziff-Davis Inc. has not historically entered into forward currency contracts.

 Other non-operating income

  Other non-operating income includes management fee income and ZD's equity share of income or loss from joint ventures.

 Income taxes

  ZD uses the asset and liability approach for financial accounting and reporting of deferred taxes.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from these estimates.

 Fair value of financial instruments

  ZD's financial instruments recorded on the balance sheet include cash and cash equivalents, accounts receivable, accounts payable and debt. Because of their short maturity, the carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate fair value. Fair value of long-term bank debt is based on rates available to ZD for debt with similar terms and maturities. Fair value of public debt is based on market prices.

  ZD uses interest rate swap agreements to manage risk on its floating rate debt portfolio. Fair value of these instruments is based on estimated current settlement cost.

 Interest rate swaps

  ZD periodically uses interest rate swaps to manage its exposure to interest rate fluctuations on its floating rate debt. These interest rate swaps are entered into for hedging purposes and, as such, must be designated and effective as a hedge against the risk of increased interest rates. Under the terms of the agreements ZD pays a fixed interest rate on a notional amount and receives a variable interest rate on the same notional amount. The differential between the amounts paid and received is recorded as additional interest expense. Interest rate swaps designated but no longer effective as a hedge would be reported at market value and the related gains and losses would be recognized in earnings. Gains or losses on termination of interest rate swaps would be recognized in earnings in the period of termination.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


 Stock-based compensation

  ZD has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), to account for stock options. Effective January 1, 1996, ZD Group adopted the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for Stock-Based Compensation.

 Comprehensive income

  ZD implemented SFAS No. 130, Reporting Comprehensive Income, effective January 1, 1998. This standard requires ZD to report the total changes in division equity that do not result directly from transactions with stockholders, including those which do not affect retained earnings. These changes are not material to ZD's combined financial statements.

 New accounting pronouncements

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. ZD does not expect that the adoption of SFAS No. 133 will have a material impact on ZD's results of operations. ZD will adopt SFAS No. 133 beginning with its 2000 financial statements.

 Reclassifications

  Certain amounts have been reclassified, where appropriate, to conform to the current financial statement presentation.

5. Certain Cash Management and Allocation Policies

  ZD's financial statements reflect the application of certain cash management and allocation policies summarized below. The Board may rescind, modify or add to any of these policies.

 Treasury activities

  Ziff-Davis Inc. manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt, and the issuance and repurchase of common stock and preferred stock. Each of ZD and ZDNet generally remits its cash receipts (other than receipts of foreign operations or operations that are not wholly owned) to Ziff-Davis Inc., and Ziff-Davis Inc. generally funds ZD's and ZDNet's cash disbursements (other than disbursements of foreign operations or operations that are not wholly owned), on a daily basis.

  In the financial statements of ZD and ZDNet, (1) all external debt and equity transactions (and the proceeds thereof) were attributed to ZD, (2) whenever ZDNet held cash (other than cash of ZDNet's foreign operations or cash of ZDNet's operations that are not wholly owned), that cash was transferred to ZD and accounted for as a return of capital (i.e., as a reduction in ZDNet's division equity and ZD's Retained Interest in ZDNet) and (3) whenever ZDNet had a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's operations that are not wholly owned), that cash need was funded by ZD and accounted for as a capital contribution (i.e., as an increase in ZDNet's division equity and ZD's Retained Interest in ZDNet).

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


 Corporate general and administrative expenses

  Ziff-Davis Inc. allocates the cost of certain corporate general and administrative services and shared services (including certain legal, accounting (tax and financial), information systems, telecommunications, purchasing, marketing, intellectual property, public relations, corporate office and travel expenses) (collectively, "Central Services") to ZD based on utilization. Where determinations based on utilization alone are impracticable, Ziff-Davis Inc. uses other methods and criteria that management believes to be equitable and to provide a reasonable estimate of the cost attributable to ZD.

 Taxes

  Federal income taxes, which are determined on a consolidated basis, are allocated to ZD (and reflected in its financial statements) in accordance with Ziff-Davis Inc.'s tax allocation policy. In general, this policy provides that the consolidated tax provision (and related tax payments or refunds) are allocated between the Groups based principally upon the financial income, taxable income, credits and other amounts directly related to the respective Groups. Tax benefits that cannot be used by the Group generating such attributes, but can be utilized on a consolidated basis, are allocated to the Group that generated such benefits. As a result, the allocated Group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Groups had filed separate tax returns. State income taxes generally are computed on a separate company basis.

 Royalty charges

  ZD charges ZDNet an annual fee for the use of various brands and editorial content. The current annual fee, which is reflected in ZD's financial statements as a reduction of its selling, general and administrative costs, is equal to 5% of the first $100,000,000 of ZDNet's revenue for the year, 4% of the next $50,000,000 of ZDNet's revenue for that year and 3% of any incremental revenue over $150,000,000 for that year. The Board may at some point in the future change this fee as it, in its sole discretion, deems appropriate in light of the circumstances from time to time.

6. Restructuring

  Margin pressure on computer equipment manufacturers, industry and product delays, lower demand in Asia and a focus on the Year 2000 transition are contributing to a reduced demand for advertising in ZD's magazines, principally PC Magazine, PC/Computing, Computer Shopper and PC Week. ZD believes these factors are continuing.

  As a result of this reduced demand, in October 1998 Ziff-Davis Inc. announced a restructuring program with the intent of significantly reducing its cost base. Ziff-Davis Inc. incurred a pre-tax charge of $52,239,000 for this restructuring program. The charge included asset impairment costs ($37,890,000), employee termination costs ($8,668,000) and costs to exit activities ($5,681,000) principally resulting from the closing of three publications (Windows Pro, Internet Business and Equip) and the reduction of Ziff-Davis Inc.'s work force by 310 employees. The charge also included costs resulting from the discontinuation of certain educational journals and trade shows. The following sets forth additional detail concerning the principal components of the charge:

  . Asset impairment costs totaled $37,890,000. These costs, which are non-cash, included the write-off of intangible assets, primarily subscriber lists, advertising lists, tradenames and goodwill, associated with the discontinued publications ($34,245,000) and trade shows ($2,930,000) as well as deferred marketing expenses associated with the discontinued educational journals ($715,000).

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  . Employee termination costs related to severed personnel at the closed publications as well as a rationalization and resulting workforce reduction of the remainder of Ziff-Davis Inc.'s operations. Employee termination costs included payments for severance and earned vacation as well as the costs of outplacement services and the provision of continued benefits to personnel. As of December 31, 1998, $5,200,000 of the $8,668,000 related to these employee terminations had been paid.

  . Costs to exit activities reflect the costs associated with the final closure of the discontinued publications ($1,837,000) and the costs to reduce office space under lease as a result of the reduced level of employees ($3,844,000).

  Included in accrued expenses is $7,260,000 related to this restructuring which Ziff-Davis Inc. believes will be paid during the first half of 1999.

7. Accounts Receivable, Net

  Accounts receivable, net, consist of the following:

                                                             December 31,
                                                           ------------------
                                                             1997      1998
                                                           --------  --------
                                                              (dollars in
                                                              thousands)
     Accounts receivable.................................. $297,647  $292,108
     Allowance for doubtful accounts, returns and
      cancellations.......................................  (87,733)  (83,515)
                                                           --------  --------
                                                           $209,914  $208,593
                                                           ========  ========

8. Property and Equipment, Net

  Property and equipment, net, consist of the following:

                                                                December 31,
                                                               ----------------
                                                                1997     1998
                                                               -------  -------
                                                                 (dollars in
                                                                 thousands)
     Computers and equipment.................................. $45,896  $70,584
     Leasehold improvements...................................  39,719   61,972
     Furniture and fixtures...................................  16,911   28,570
                                                               -------  -------
                                                               102,526  161,126
     Accumulated depreciation and amortization................ (52,135) (75,555)
                                                               -------  -------
                                                               $50,391  $85,571
                                                               =======  =======

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

9. Intangible Assets, Net

  Intangible assets, net, consist of the following:

                                          Range of         December 31,
                                        Useful Lives ---------------------------
                                          (years)       1997        1998
                                        ------------ ----------  ----------
                                                      (dollars in thousands)
     Advertising lists................      7-34     $  885,700  $  870,000
     Exhibitor relationships..........      4-27        154,070     154,070
     Trademarks/trade names...........     30-40        735,595     709,306
     License agreements...............      6-14         11,212      11,212
     Subscriber lists.................      3-10         47,175      47,075
     Other............................      2-20         57,599      58,837
     Goodwill.........................      5-40      1,316,077   1,348,413
                                                     ----------  ----------
                                                      3,207,428   3,198,913
     Accumulated amortization.........                 (244,259)   (354,596)
                                                     ----------  ----------
                                                     $2,963,169  $2,844,317
                                                     ==========  ==========

  Intangible assets primarily relate to the acquisitions of ZDI, COMDEX and the MAC Assets. As discussed in Note 1, the acquisitions were accounted for under the purchase method of accounting. As such, the purchase price of these acquisitions was allocated to tangible and identifiable intangible assets with the remaining amount being allocated to goodwill.

  Advertising lists, exhibitor relationships and subscriber lists were recorded at estimated fair value as determined by an income approach. Trademarks/trade names were recorded at estimated fair value using a relief from royalty approach.

  All intangible assets are being amortized using the straight-line method over estimated useful lives, up to 40 years. In determining the estimated useful lives, ZD considered its competitive position in the markets in which it operates, the historical attrition rates of advertisers, subscribers and exhibitors, legal and contractual obligations and other factors.

  Recoverability of goodwill and intangible assets is assessed at a minimum on an annual basis. Impairments would be recognized in operating results if a permanent diminution in value were to occur based upon an undiscounted cash flow analysis. In connection with the restructuring described in Note 6, ZD recorded a $37,175,000 write-down of intangible assets associated with discontinued publications and events.

10. Accrued Expenses

  Accrued expenses consist of the following:

                                                                 December 31,
                                                                ---------------
                                                                 1997    1998
                                                                ------- -------
                                                                  (dollars in
                                                                  thousands)
     Payroll and related employee benefits..................... $27,672 $24,408
     Accrued interest..........................................   6,226  13,678
     Restructuring reserve.....................................     --    7,260
     Other taxes payable.......................................   2,633   2,386
     Other.....................................................  41,355  46,092
                                                                ------- -------
                                                                $77,886 $93,824
                                                                ======= =======

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


11. Unearned Income

  Unearned income consists of the following:

                                                               December 31,
                                                             ------------------
                                                               1997      1998
                                                             --------  --------
                                                                (dollars in
                                                                thousands)
     Unexpired subscriptions................................ $ 82,167  $ 64,940
     Prepaid conference fees................................   80,706    95,706
     Reserve for cancellations..............................   (8,191)   (9,643)
                                                             --------  --------
                                                             $154,682  $151,003
                                                             ========  ========

12. Income Taxes

  Provision (benefit) for income taxes and related assets and liabilities attributed to ZD are determined in accordance with Ziff-Davis Inc.'s tax allocation policy. (See Note 5.)

  Prior to the Reorganization and initial public offering described in Note 2, ZD had been included in consolidated U.S. federal income tax returns filed by Softbank, except for operations relating to the MAC Assets (described in Note
1), which were assets of a separate taxpayer. The tax expense reflected in the combined statements of operations and tax liabilities reflected in the combined balance sheet have been prepared on a separate return basis as though ZD filed stand-alone income tax returns. No tax benefit has been recorded for the losses related to the MAC Assets, as such losses are not available to Ziff-Davis Inc. Following the Reorganization, Ziff-Davis Inc. will no longer be included in the consolidated U.S. federal income tax returns filed by Softbank.

  Income (loss) before income taxes is attributable to the following jurisdictions:

                                                        December 31,
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------  --------  ---------
                                                   (dollars in thousands)
     U.S........................................ $(21,607) $(73,795) $(101,644)
     Foreign....................................   (5,029)    2,147     (3,104)
                                                 --------  --------  ---------
     Total...................................... $(26,636) $(71,648) $(104,748)
                                                 ========  ========  =========

  Components of the provision (benefit) for income taxes are as follows:

                                                        December 31,
                                                 -----------------------------
                                                   1996      1997      1998
                                                 --------  --------  ---------
                                                   (dollars in thousands)
     U.S. federal income taxes:
       Current.................................. $    --   $    --   $     --
       Deferred.................................   19,716      (364)   (22,008)
     State and local income taxes:
       Current..................................      --        --         --
       Deferred.................................    5,729      (105)    (7,476)
     Foreign income taxes:
       Current..................................      --        --       2,545
       Deferred.................................      --        --         --
                                                 --------  --------  ---------
         Total provision (benefit) for income
          taxes................................. $ 25,445  $   (469) $ (26,939)
                                                 ========  ========  =========

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  A reconciliation of the U.S. federal statutory tax rate to ZD's effective tax rate on income (loss) before income taxes is as follows:

                                                             December 31,
                                                           -------------------
                                                           1996    1997   1998
                                                           -----   -----  ----
     Federal statutory tax rate...........................  35.0%   35.0% 35.0%
     State and local taxes (net of federal tax benefit)...   6.0     6.0   4.6
     Loss related to retained interest in ZDNet........... (26.1)  (12.2) (2.5)
     Non-recognition of combined losses of MAC Assets..... (96.9)  (22.2) (2.6)
     Amortization of non-deductible goodwill.............. (13.3)   (5.8) (3.2)
     Other................................................  (0.2)   (0.1) (5.6)
                                                           -----   -----  ----
     Effective tax rate................................... (95.5)%   0.7% 25.7%
                                                           =====   =====  ====

  The effective tax rate differs from the federal statutory tax rate primarily as a result of ZD's inability to deduct losses of the MAC Assets prior to May 4, 1998, and ZD's policy of recording the losses related to its 100% retained interest in ZDNet on a net of tax basis. The amortization of non-deductible goodwill resulted primarily from the acquisition of 100% of the stock of Holdings in 1996.

  Following is a summary of the components of the deferred tax accounts at December 31, 1997 and 1998:

                                                             December 31,
                                                          --------------------
                                                            1997       1998
                                                          ---------  ---------
                                                              (dollars in
                                                              thousands)
     Current deferred tax assets and (liabilities):
       Allowance for doubtful accounts................... $   8,713  $  15,068
       Unearned income...................................       965      6,309
       Other.............................................      (953)       106
                                                          ---------  ---------
         Current deferred net tax assets.................     8,725     21,483
                                                          ---------  ---------
     Noncurrent deferred tax assets and (liabilities):
       Basis difference in intangible assets.............  (288,286)  (247,832)
       Basis difference in property and equipment........     7,394     12,274
       Net operating loss and other carryforwards........   124,233     81,909
       Other.............................................     6,307     15,034
                                                          ---------  ---------
         Noncurrent deferred tax liabilities.............  (150,352)  (138,615)
     Valuation allowance.................................   (35,261)   (30,741)
                                                          ---------  ---------
         Net noncurrent deferred tax liabilities.........  (185,613)  (169,356)
                                                          ---------  ---------
     Net deferred tax liabilities........................ $(176,888) $(147,873)
                                                          =========  =========

  As of December 31, 1997 and 1998 ZD had total deferred tax assets of $112,351,000 and $99,959,000 respectively, and total deferred tax liabilities of $289,239,000 and $247,832,000, respectively. The December 31, 1997 and 1998 net deferred tax assets are reduced by a valuation allowance of $35,261,000 and $30,741,000, respectively, primarily relating to tax benefits of foreign net operating loss carryforwards which are not expected to be realized. The decrease in the valuation allowance in 1998 is primarily related to the expiration of foreign net operating loss carryforwards. No deferred tax asset has been established for the losses associated with the MAC Assets, inasmuch as such losses will not be available to ZD.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  At December 31, 1998, ZD has U.S. and foreign net operating loss carryforwards of approximately $172,943,000, which will begin to expire in 1999. ZD's utilization of certain net operating loss carryforwards, of approximately $112,549,000, is subject to limitations, due to the change of ownership resulting from the Softbank acquisition of the Holdings stock on February 29, 1996. Management believes that such limitations will not significantly affect ZD's ability to recognize the deferred tax assets relating to the carryforward. Accordingly, no valuation allowance to reduce the deferred tax asset relating to the carryforward has been established. In addition, ZD has alternative minimum tax credit carryforwards of $385,000 which may be carried forward indefinitely until used.

  Undistributed earnings of foreign subsidiaries for which no deferred taxes have been provided approximated $2,789,000 at December 31, 1998. Any additional U.S. taxes payable on these foreign earnings, if remitted, would be substantially offset by credits for foreign taxes already paid.

13. Notes Payable

  All of Ziff-Davis Inc.'s external debt has been attributed to ZD.

  A summary of ZD's notes payable at December 31, 1997 and 1998 is as follows:

                                    1997        1998
                                 ----------  ----------
                                      (dollars in
                                      thousands)
     Notes payable to
      affiliates (Note 14).....  $2,534,030  $   77,884
                                 ----------  ----------
     8 1/2% Senior Subordinated
      Notes(1).................         --      249,130
     Credit Facility
       Revolving credit........         --      270,000
       Term Loan A.............         --      450,000
       Term Loan B.............         --      500,000
                                 ----------  ----------
     Third party notes
      payable..................         --    1,469,130
                                 ----------  ----------
     Total notes payable.......   2,534,030   1,547,014
     Less current portion notes
      payable to affiliates....    (125,790)     (7,692)
                                 ----------  ----------
                                 $2,408,240  $1,539,322
                                 ==========  ==========

--------
(1)Net of unamortized discount of $870.

 8 1/2% senior subordinated notes

  On May 4, 1998 ZD issued 8 1/2% Senior Subordinated Notes due 2008 (the "Notes") in the aggregate principal amount of $250,000,000. The Notes were issued at a discount of $915,000 which is being amortized to interest expense over the term of the Notes. Included in the balance sheet as a reduction of long-term debt at December 31, 1998 is $870,000 representing the unamortized discount on the notes. Interest on the Notes is payable semi-annually on May 1 and November 1 of each year. Redemption of the Notes by ZD is subject to certain limitations. The Notes are subordinated to all existing and future senior indebtedness.

 Credit facility

  Ziff-Davis Inc. is party to a secured guaranteed credit agreement with The Bank of New York, Morgan Stanley Senior Funding, DLJ Capital Funding and The Chase Manhattan Bank, as agents, to provide a $1,350,000,000 term credit facility. The amount outstanding under this facility at December 31, 1998 was $1,220,000,000. The credit facility consists of: (1) a seven-year $400,000,000 reducing revolving credit facility,

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

with $270,000,000 drawn as of December 31, 1998; (2) a seven-year $450,000,000 term loan; and (3) an eight-year $500,000,000 term loan. Under the credit facility, Ziff-Davis Inc. paid interest at rates ranging from LIBOR plus 1.5% to LIBOR plus 1.75%. See "--Amendment to credit facility" below.

There are various customary conditions to draw-downs under the revolving commitments. The revolving credit commitments will be reduced and the $450 million term loan will be amortized, beginning in September 2000, by:

  . 10% in 2000, in two equal quarterly installments,

  . 20% in each of 2001, 2002, 2003 and 2004 in four equal quarterly installments and

  . 10% at final maturity in March 2005.

The $500 million term loan will be amortized, beginning in September 2000, by:

  . $2 million in 2000, in two equal quarterly installments,

  . $4 million in each of 2001, 2002, 2003, 2004 and 2005 in four equal quarterly installments and

  . $478 million at final maturity in March 2006.

  The Notes and the credit facility are secured, in part, by a first priority security interest in capital stock of certain subsidiaries of Ziff-Davis Inc. and are guaranteed by certain wholly owned domestic subsidiaries of Ziff-Davis Inc., in each case, including ZD Inc. and ZD Events.

  Under its most restrictive covenant, ZD could have borrowed an additional $28,800,000 under the credit facility at December 31, 1998.

 Covenants

  The Notes and the credit facility contain certain customary affirmative and negative covenants, including covenants with respect to limitations on dispositions of assets, changes of business and ownership, mergers or acquisitions, restricted payments, indebtedness, loans and investments and transactions with affiliates. The Notes and the credit facility also contain certain financial covenants including levels of debt to EBITDA and EBITDA to interest ratios.

  The failure to satisfy any of the covenants would constitute an event of default under the credit facility. The credit facility also includes other customary events of default, including, without limitation, nonpayment, misrepresentation in a material respect, cross-default to other indebtedness, bankruptcy, ERISA, judgments and change of control. At December 31, 1998, management believes that ZD was in compliance with all covenants under its debt agreements.

 Amendment to credit facility

  On December 16, 1998, the lenders on Ziff-Davis Inc.'s $1,350,000,000 credit facility agreed to amend certain provisions of that facility. The amended provisions include an increase in allowed leverage ratios. In return, Ziff-Davis Inc. agreed to pay a one-time fee of $3,375,000 and increase rates on amounts borrowed under the facility to rates currently ranging from LIBOR plus 2.875% to LIBOR plus 3.375%, depending on the type of loan. The fee has been capitalized and will be amortized to interest expense over the remaining term of the facility.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


 Related-party debt

  In March 1995, Ziff-Davis Inc. entered into a $100,000,000 note payable to Softbank due in quarterly installments, maturing on February 28, 2010 and bearing interest at 9.9% per annum. (See Note 14.)

 Scheduled Principal Repayments

  Scheduled principal payments due on long-term debt at December 31, 1998 are as follows:

                                                          (dollars in thousands)
                                                          ----------------------
      1999...............................................       $    7,692
      2000...............................................           53,923
      2001...............................................          100,923
      2002...............................................          100,923
      2003...............................................          100,923
      Thereafter.........................................        1,183,500
                                                                ----------
      Total..............................................       $1,547,884
      Less unamortized discount..........................             (870)
                                                                ----------
      Notes payable, net.................................        1,547,014
                                                                ==========

 Interest rate swaps

  On June 10, 1998 ZD entered into interest rate swap agreements, with an aggregate notional amount of $550,000,000. Under these swap agreements, which took effect on August 10, 1998, ZD receives a floating rate of interest based on three-month LIBOR, which resets quarterly, and ZD pays a fixed rate of interest, each quarter, for the terms of the respective agreements. The terms of these agreements range from 3 to 7 years and the weighted average fixed rate ZD pays is 5.85%. ZD has entered into these agreements solely to hedge its interest rate risk under its floating rate bank debt.

  For the year ended December 31, 1998, these interest rate swaps did not have a material impact on the financial statements.

14. Related Party Transactions

  ZD transacts business with a group of companies affiliated through common ownership with Softbank, and has various transactions and relationships with members of the group. Due to these relationships, it is possible that the terms of those transactions are not the same as those that would result from transactions among unrelated parties.

 Receivables/payables

  Due from affiliates consist of the following:

                                                           December 31,
                                                      -----------------------
                                                         1997        1998
                                                      ----------- -----------
                                                      (dollars in thousands)
     Due from:
       MAC .......................................... $    42,687 $   50,704
       Softbank......................................      84,365      1,557
       Other affiliates..............................       4,238      1,723
                                                      ----------- ----------
                                                      $   131,290 $   53,984
                                                      =========== ==========

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  Due to affiliates and management consist of the following:

                                                              December 31,
                                                            ----------------
                                                              1997    1998
                                                            -------- -------
                                                              (dollars in
                                                               thousands)
     Due to:
       Management (including long-term portion)............ $    --  $ 9,900
       MAC ................................................  270,000     --
       Softbank............................................  126,371     --
       Other affiliates....................................    1,961     118
                                                            -------- -------
                                                            $398,332 $10,018
                                                            ======== =======

  As part of the 1996 acquisition of ZDI, ZD agreed to assume certain obligations to management arising out of prior employment arrangements with previous owners. In January 1997, ZD paid all amounts due, including accrued interest, through the payment date.

  Prior to the Reorganization and initial public offering, ZD was a member of Softbank's central cash management system. Under this system, ZD would periodically transfer excess cash to Softbank for cash management purposes and in turn receive cash advances from Softbank to fund ZD's short-term working capital requirements. Interest was accrued based on the net balance outstanding at the end of each month. Interest income was earned at the 30-day LIBOR rate for the applicable month. Interest expense was incurred at the 30-day LIBOR rate plus 0.5%.

  As a result of contingent purchase price adjustments related to its acquisition of Inter@ctive Enterprises, ZD is obligated to pay the prior owners of Inter@ctive Week $10,850,000 which was recorded as an increase to intangible assets. The purchase price payments of $950,000, $4,500,000 and $5,400,000 are due in 1998, 1999 and 2000, respectively. The 1999 and 2000 payments have been classified as current and long-term due to management.

 Other affiliated arrangements

  During the years ended December 31, 1996, 1997 and 1998, ZD incurred $2,000,000, $1,631,000 and $169,000, respectively, in advertising expense with Yahoo!, Inc. (Yahoo!), an affiliated company.

  ZD sells advertising space and exhibition services to Kingston. During the years ended December 31, 1996, 1997 and 1998, ZD recorded revenue of $882,000, $2,667,000 and $2,472,000, respectively, from sales to Kingston. These services were provided under terms consistent with those provided to unaffiliated customers.

  In addition, on May 4, 1998 Ziff-Davis Inc. purchased $9,107,000 of fixed assets from Kingston in exchange for cash and common stock of Ziff-Davis Inc. Such fixed assets were subsequently leased back to Kingston. Rental income included as a reduction of selling, general and administrative expenses relating to this transaction was $2,400,000 in 1998.

  ZD has entered into an agreement to manage certain trade shows and expositions owned by Softbank, whereby ZD earns management, royalty and licensing fees. The fees earned by ZD for the years ended December 31, 1996, 1997 and 1998 were $3,394,000, $4,057,000, and $1,117,000, respectively.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  ZD has an arrangement with SOFTBANK Services, an affiliated company, whereby ZD is charged for administrative services provided plus a management fee. For the years ended December 31, 1996, 1997 and 1998 ZD incurred services fees of $359,000, $1,259,000 and $810,000, respectively, in relation to this agreement. During 1998, SOFTBANK Services was sold to an unrelated third party and the arrangement was terminated.

  ZD has entered into certain licensing agreements with Softbank for the publishing and distribution of Japanese language editions of certain publications. The fees earned by ZD for the years ended December 31, 1996, 1997 and 1998 were approximately $964,000, $1,818,000 and $709,000, respectively.

  Certain ZD employees have been granted options to purchase Softbank common stock (the "Softbank Options"). Further, on January 29, 1999, options to purchase Ziff-Davis Inc. common stock were granted in connection with the cancellation of certain Softbank options. (See Note 15.)

  Included in selling, general and administrative expenses is an allocation for Ziff-Davis Inc.'s Central Services amounting to $61,359,000, $85,739,000 and $92,032,000 for the years ended December 31, 1996, 1997 and 1998, respectively. Also included as a reduction in selling, general and administrative expenses is a royalty charge from ZDNet amounting to $811,000, $1,611,000 and $2,807,000 for the years ended December 31, 1996, 1997 and 1998, respectively. (See Note 5.)

  ZD's publications sell advertising to ZDNet at discounts to market rates. Had ZD charged market rates for such advertising, ZD's revenue would have increased by $2,235,000, $2,671,000 and $1,429,000 for the years ended December 31, 1996,
1997 and 1998, respectively.

  In July 1997, Ziff-Davis Inc. entered into a license and services agreement to develop ZDTV for MAC Holdings (America) Inc. ("MHA"), a company that is wholly owned by Mr. Masayoshi Son, who is a director of Ziff-Davis Inc. and principal stockholder of SOFTBANK Corp. Under this agreement, Ziff-Davis Inc. agreed to fund ZDTV's operations through unsecured advances and was granted an option to purchase ZDTV for a price equal to MHA's investment plus 10% per annum for the period of investment. The cumulative advances, which through December 31, 1997, totaled $14.4 million net of $10.1 million in repayments were repaid concurrently with the Reorganization. Advances in 1998 totaled $48.6 million and were repaid upon completion of Ziff-Davis Inc.'s acquisition of ZDTV. (See Notes 2 and 23.)

  Ziff-Davis Inc. has entered into operating leases for television production equipment and has sublet such equipment to ZDTV, an affiliated company. The terms of the subleases are substantially identical to the terms of the leases which provide for annual lease payments totaling approximately $1,161,000 through 2003.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


 Notes payable to affiliates

  See Note 2 for a discussion of ZD's restructuring of its debt and equity structures through the Reorganization and initial public offering.

  ZD's long-term debt payable to Softbank consists of the following:

                                                               December 31,
                                                            -------------------
                                                               1997      1998
                                                            ----------  -------
                                                               (dollars in
                                                                thousands)
     Notes payable to affiliate(1)......................... $1,080,000  $   --
     Notes payable to affiliate(2).........................    900,000      --
     Notes payable to affiliate(3).........................    375,027      --
     Note payable to affiliate(4)..........................     94,231   77,884
     Note payable to affiliate(5)..........................     74,772      --
     Note payable to affiliate(6)..........................     10,000      --
                                                            ----------  -------
       Total...............................................  2,534,030   77,884
     Less Current portion..................................   (125,790)  (7,692)
                                                            ----------  -------
                                                            $2,408,240  $70,192
                                                            ==========  =======

--------
(1) Principal and interest payments are due in 53 consecutive quarterly installments on the last business day of each calendar quarter beginning March 31, 1998 through March 31, 2011. Notes bear interest at a rate of 7.8% per annum.

(2) Notes mature on December 31, 2001 and bear an interest rate of 6.5% per annum, payable on the last business day of each quarter beginning March 31, 1997.

(3) Notes mature on February 28, 2010 and bear interest at a rate of 8.0% per annum.

(4)Note matures on February 28, 2010 and bears interest at 9.9% per annum.

(5) Note is payable in 52 equal quarterly installments commencing March 31, 1997 and bears interest at a rate of 8.0% per annum.

(6)Note is payable on January 1, 2007 and bears interest at a rate of 8.0% per annum.

  During 1996, 1997 and 1998 ZD incurred $120,646,000, $190,445,000 and
$65,935,000 respectively, of interest expense due to Softbank related to the above notes payable.

 Guarantee of Softbank's U.S. debt

  In April 1996, Softbank signed a line of credit agreement totaling $50,000,000 with an independent lender for which ZD, along with certain other SOFTBANK Corp. affiliates, is a guarantor. In January 1997, October 1997 and March 1998, this line of credit was increased to $75,000,000, $150,000,000 and $450,000,000 respectively. On May 4, 1998, ZD was released from this guarantee.

 Return of capital and dividends

  On December 15, 1996, ZD declared a return of capital of approximately $900,000,000 paid through the issuance of a note payable to a subsidiary of Softbank and a cash dividend of $8,000,000 to Softbank. In 1997, ZD recorded a return of capital of $381,434,000 in connection with the purchase of companies under common control.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


15. Stock Compensation Plans

 SOFTBANK Executive Stock Option Plans

  The Softbank Executive Stock Option Plans provide for the granting of nonqualified stock options (the "Softbank Options") to purchase the common stock of SOFTBANK Corp. to officers, directors and key employees of ZD. SOFTBANK Corp. is a publicly traded company in Japan. Under the plans, options have been granted at exercise prices equal to the closing market price in Japan's public equities market (market price denominated in Japanese yen) on the date of grant. As of December 31, 1998, substantially all options granted become exercisable in various installments over the first six anniversaries of the date of grant and expire ten years after the date of grant. On January 19, 1998, the exercise price of all of the shares outstanding under option agreements was reset to (Yen)4,000, the closing market price on Japan's Tokyo Stock Exchange First Section at that date. In conjunction with the repricing, those options previously exercisable on December 31, 1997 could only be exercised after July 19, 1998. The repricing of the stock options did not result in compensation expense to ZD.

 1998 Incentive Compensation Plan and the 1998 Non-Employee Directors' Stock Option Plan

  In 1998, Ziff-Davis Inc. adopted the 1998 Incentive Compensation Plan (the "Incentive Plan") and the 1998 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"). The Incentive Plan provides for the grant of options, stock appreciation rights, stock awards and other interests in Ziff-Davis Inc.'s common stock to key employees of Ziff-Davis Inc. and its affiliates and consultants. The Non-Employee Directors' Plan provides for the grant of stock options to non-employee directors. Ziff-Davis Inc. has reserved 8,500,000 shares of common stock for issuance under the Incentive Plan and 200,000 shares of common stock for issuance under the Non-Employee Directors' Plan. During 1998, Ziff-Davis Inc. granted options to purchase 6,418,495 shares with exercise prices ranging from $6.00 to $16.00 per share representing the fair value of such options on the date of grant. Such options vest ratably over five years.

  On September 23, 1998, the Board approved the reduction of the exercise price of all options outstanding under the Incentive Plan from $16.00 to $6.00, the closing market price of Ziff-Davis Inc.'s common stock on that date. In addition, the vesting period of the options was extended by three months. The repricing did not result in compensation expense to ZD.

  On December 21, 1998, the Board approved an amendment to the Incentive Plan to permit grants of options and other stock-based awards with respect to any series of common stock of Ziff-Davis Inc. and to increase the number of shares available for issuance from 8,500,000 shares to 17,827,500 shares.

  In addition, on December 21, 1998, the Board approved the grant of options to acquire an aggregate of approximately 1,566,000 shares of ZDNet Stock, to certain employees at a price of $7.50 per share. As a result of the grant ZD has recorded deferred compensation expense of $4,993,000 for the difference between the exercise price and the deemed fair value of the underlying shares. This amount has been recorded as a component of division equity offset by an addition to paid-in capital. ZD expects to recognize non-cash compensation for accounting purposes of $4,993,000 ratably over the vesting period of the options. These options are currently scheduled to vest and become exercisable on the fifth anniversary of the date of grant.

  The terms of the options described in the preceding paragraph require an adjustment in the number of shares of ZDNet Stock that holders may purchase and the per share purchase price thereof if the initial Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet is different from 40,000,000. This

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

adjustment is similar to the adjustment that would generally be made to the terms of employee stock options in the event of a stock split. Ziff-Davis Inc. currently expects that the initial Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet will be 70,000,000. Assuming that this is so, the total number of shares of ZDNet Stock that holders may purchase upon exercise of these options will increase to approximately 10,026,000 and the per share purchase price thereof will decrease to approximately $4.29.

  The December 21, 1998 Board actions described above are subject to stockholder approval. The majority stockholder of Ziff-Davis Inc. has committed to vote for these actions.

  On January 29, 1999, Ziff-Davis Inc. granted options to a number of employees in connection with the cancellation of corresponding options to purchase stock of SOFTBANK Corp. In connection with these grants, an affiliate of SOFTBANK Corp. has agreed with Ziff-Davis Inc. that, if and when any of these options are exercised, (1) that affiliate will cause the shares of Ziff-Davis Inc. common stock issuable upon such exercise to be supplied to Ziff-Davis Inc. and
(2) Ziff-Davis Inc. will deliver to that affiliate or its designee the exercise price paid upon such exercise. Thus, the exercise of these options will not increase the number of shares of Ziff-Davis Inc. common stock outstanding or Ziff-Davis Inc.'s stockholders' equity. However, ZD expects to recognize compensation expense for accounting purposes of approximately $2,942,000 over three years as a result of these grants. As such, this amount has been recorded in the Financial Statements as additional paid-in capital offset by a reduction to division equity as deferred compensation.

 Option grants

  Information relating to the Softbank options during 1996, 1997 and 1998 is as follows:

                                                             Weighted Average
                                                Number         Option Price
                                               of Shares       Per Share(1)
                                               ---------     ----------------
     Shares outstanding under options at
      December 31, 1995.......................      --               --
     Granted..................................  714,777 (2)       $87.15
     Exercised................................      --               --
     Forfeited................................  (12,740)(2)        87.15
                                               --------
     Shares outstanding under options at
      December 31, 1996.......................  702,037            87.15
     Granted..................................  368,563            61.25
     Exercised................................      --               --
     Forfeited................................ (138,034)           78.89
                                               --------
     Shares outstanding under options at
      December 31, 1997.......................  932,566           $78.14
     Granted..................................  258,215           $31.03
     Exercised................................  (75,982)           31.03
     Forfeited/cancelled...................... (309,936)           31.03
     Converted to Ziff-Davis Inc. options.....  (81,478)           31.03
                                               --------
     Shares outstanding under options at
      December 31, 1998.......................  723,385           $31.03
                                               ========
     Shares exercisable as of:
       At December 31, 1996...................      --               --
       At December 31, 1997 (price range
        $44.26-$87.15)........................  102,510           $82.21
       At December 31, 1998 (price $31.03)....  243,686           $31.03

    --------
    (1) The exercise price of the stock options is set in Japanese yen. The exercise prices as shown above have been converted to U.S. dollars based upon the exchange rate as of the date of grant for the respective options. The 1998 activity reflects the repricing of all options outstanding as of January 19, 1998 to (Yen) 4,000.

    (2) Adjusted for a 1.4:1 stock split during 1996 and a 1.3:1 stock split during 1997.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  Information relating to the Ziff-Davis Inc. stock options during 1998 is as follows:

                                                              Weighted Average
                                                    Number      Option Price
                                                   of Shares     Per Share
                                                   ---------  ----------------
     Shares outstanding under options at December
      31, 1997...................................        --          --
     Granted.....................................  6,418,495       $6.09
     Exercised...................................        --          --
     Converted from Softbank options.............    319,174        8.89
     Forfeited...................................   (385,590)       6.00
                                                   ---------
     Shares outstanding under options at December
      31, 1998...................................  6,352,079       $6.22
                                                   =========

  Information relating to the ZDNet stock options during 1998 is as follows:

                                                              Weighted Average
                                                     Number     Option Price
                                                   of Shares*    Per Share*
                                                   ---------- ----------------
     Shares outstanding under options at December
      31, 1997...................................        --          --
     Granted.....................................  1,566,357       $7.50
     Exercised...................................        --          --
     Forfeited...................................        --          --
                                                   ---------
     Shares outstanding under options at December
      31, 1998...................................  1,566,357       $7.50
                                                   =========

--------

* The number of shares and price per share will be adjusted if the initial Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet is different from 40,000,000.

  At December 31, 1998, no shares of either Ziff-Davis Inc. or ZDNet options were exercisable.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  As permitted by SFAS No. 123, ZD has chosen to continue to account for stock options in accordance with the provisions of APB 25 and, accordingly, no compensation expense related to stock option grants was recorded in 1996, 1997 or 1998. Pro forma information regarding net income is required by SFAS No. 123 and has been determined as if ZD had accounted for stock options under the fair value method. The fair value of the option grants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions for 1996, 1997 and 1998:

Softbank options

                                                         1996    1997    1998
                                                        ------- ------- -------
     Risk-free interest rate...........................   5.89%   6.35%    5.46%
     Dividend yield....................................   0.26%   0.22%    1.50%
     Volatility factor.................................  54.03%  51.35%   77.72%
     Expected life..................................... 6 years 6 years 6 years

Ziff-Davis Inc. options
                                                         1996    1997    1998
                                                        ------- ------- -------
     Risk-free interest rate...........................     n/a     n/a    5.03%
     Dividend yield....................................     n/a     n/a    0.00%
     Volatility factor.................................     n/a     n/a   54.70%
     Expected life.....................................     n/a     n/a 6 years

ZDNet options
                                                         1996    1997    1998
                                                        ------- ------- -------
     Risk-free interest rate...........................     n/a     n/a    4.67%
     Dividend yield....................................     n/a     n/a    0.00%
     Volatility factor.................................     n/a     n/a   54.70%
     Expected life.....................................     n/a     n/a 6 years

  The weighted average fair value of options granted in 1996, 1997 and 1998 is as follows:

                                                         1996    1997    1998
                                                        ------- ------- -------
     Softbank options..................................  $64.30  $34.05  $19.81
     Ziff-Davis Inc. options...........................     n/a     n/a    5.21
     ZDNet options.....................................     n/a     n/a    4.25

  For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost for the stock option plans been determined based upon the fair value at the grant date for awards during 1996, 1997 and 1998, consistent with the provisions of SFAS No. 123, ZD's net loss would have been increased by approximately $3,000,000, $4,000,000 and $14,084,000, respectively.

 Other stock compensation plans

  During 1996, 1997 and 1998 employees of ZD were granted 45,760, 61,940 and 27,223 shares of common stock of SOFTBANK Corp., respectively, (adjusted for a 1.4:1 stock split during 1996 and a 1.3:1 stock split during 1997) to certain key employees, subject to restrictions as to continuous employment which expire over a 3 to 5-year period from the date of grant. The granting of the shares to ZD's employees has been recorded as

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

additional paid-in capital offset by a reduction to division equity as deferred compensation. Such amounts were recorded at the fair value, as established by market price of the shares on the date of grant. The unearned compensation is being amortized ratably over the restricted periods. During 1996, restrictions on 13,790 shares expired, 2,160 shares were forfeited and $1,080,000 was charged to expense related to the restricted stock awards. During 1997, restrictions on 75,210 shares expired, 2,150 shares were forfeited and $3,916,000 was charged to expense related to these restricted stock awards. During 1998, restrictions on 22,361 shares expired, 5,736 shares were forfeited and $252,000 was charged to expense related to these restricted stock awards.

 Employee Stock Purchase Plan

  In 1998, Ziff-Davis Inc. adopted the Employee Stock Purchase Plan (the "Stock Purchase Plan") whereby eligible employees may purchase Ziff-Davis Inc.'s common stock with after-tax payroll deductions of 1% to 10% of their base pay. The price at which shares of common stock will be purchased is the lesser of 85% of the fair market value of a share of common stock on (1) the first business day of a purchase period or (2) the last business day of a purchase period. Ziff-Davis Inc. has reserved 1,500,000 shares of common stock for issuance under the Stock Purchase Plan.

  On December 21, 1998 the Board approved an amendment to the Stock Purchase Plan, subject to stockholder approval, to permit grant of options with respect to any series of common stock of Ziff-Davis Inc. and increase the number of shares available for sale to participants from 1,500,000 shares to 2,500,000 shares.

16. Employee Benefit Plans

 Pension plan

  Certain employees of ZD who have met eligibility requirements were covered by a noncontributory defined benefit pension plan. The benefits are based on years of service and average compensation at the time of retirement. ZD's funding policy is to contribute amounts sufficient to meet the minimum funding requirements as set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). Contributions to the plan are determined in accordance with the projected unit credit cost method. Plan assets consist of U.S. equity securities, high grade corporate bonds and commercial paper, and U.S. treasury notes.

  During 1997, ZD decided to terminate the defined benefit pension plan and pursuant to this decision, all accrued benefits became fully vested as of August 31, 1997. The amounts below reflect the effects of such termination. All accrued plan obligations were settled during 1998 and a gain of $156,000 was recognized in 1998 as a result of the plan settlement.

  The weighted average assumed discount rate of 7% and rate of increase in future compensation levels of 6% was used in the determination of the actuarial present value of the projected benefit obligation at December 31, 1996 and 1997. The weighted average expected long-term rate of return on plan assets at December 31, 1996 and 1997 was 7%.

 Net periodic pension cost includes the following components:

                                                       1996     1997     1998
                                                     --------  -------  -------
                                                      (dollars in thousands)
     Service cost................................... $    700  $   391  $   --
     Interest cost..................................      472      456      --
     Expected return on plan assets.................     (300)    (445)     --
     Amortization of transition obligation..........      199       75      --
                                                     --------  -------  -------
     Net periodic pension cost...................... $  1,071  $   477  $   --
                                                     ========  =======  =======

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


 The following table sets forth the funded status and amounts recognized in the balance sheet:

                                                          1997         1998
                                                      ------------  -----------
                                                      (dollars in thousands)
     Actuarial present value of benefit obligations:
       Vested benefit obligation..................... $      5,721  $      --
                                                      ------------  ----------
       Accumulated benefit obligations...............        5,721         --
                                                      ============  ==========
     Projected benefit obligations...................        5,721         --
     Plan assets at fair value.......................       (6,004)        --
                                                      ============  ==========
     Projected benefit obligation less than plan
      assets.........................................         (283)        --
     Unrecognized net transition asset...............        1,279         --
                                                      ------------  ----------
     Pension liability included in balance sheet..... $        996  $      --
                                                      ============  ==========

 Retirement plans

  Ziff-Davis Inc. maintains various defined contribution retirement plans. Substantially all of ZD's employees are eligible to participate in one of the plans under which annual contributions may be made by Ziff-Davis Inc. for the benefit of all eligible employees. In certain cases, employees may also make contributions to the plan in which they participate which, and subject to certain limitations, may be matched by Ziff-Davis Inc. up to certain specified percentages. Employees are generally eligible to participate in a plan upon joining Ziff-Davis Inc. and receive matching contributions after one year of employment. ZD made contributions to the plans totaling $10,023,000, $12,974,000 and $11,893,000 in 1996, 1997 and 1998, respectively.

17. Investments

  ZD has investments in the following companies/joint ventures/divisions:

                                                              Carrying value at
                                                                December 31,
                                                   Ownership  -----------------
     Equity Investments                            Percentage   1997     1998
     ------------------                            ---------- -------- --------
                                                                 (dollars in
                                                                 thousands)
     MAC Publishing LLC...........................    50%     $ 16,244  $19,268
     ExpoComm LLC.................................    50%        7,758    8,571
     Family PC G.P................................    50%        9,342      --
     Cost Investments
     ----------------
     Red Herring Communications, Inc. ............                 --  $  5,000

  The entities listed above are engaged primarily in the publication or distribution of print media, the organization, production and management of trade shows and providing interactive information and programming to technology-oriented Internet users. Other investments and joint ventures are not material to ZD's financial statements.

  ZD has equity income (loss) from joint ventures of $(796,000), $335,000 and $7,483,000 in 1996, 1997 and 1998, respectively. In addition, ZD had equity losses of $16,925,000, $21,238,000 and $7,884,000 in 1996, 1997 and 1998,
respectively, from its 100% Retained Interest in ZDNet.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


18. Supplemental Cash Flow Information

                                                     Year ended December 31,
                                                   ----------------------------
                                                      1996      1997     1998
                                                   ---------- -------- --------
                                                      (dollars in thousands)
     Cash paid during the year for:
       Interest................................... $   99,509 $185,447 $129,976
       Income taxes...............................        360        4    1,000
     Noncash investing and financing activities:
       Fair value of assets acquired.............. $2,508,603 $ 14,000 $ 55,473
       Liabilities assumed........................    370,518      --    32,701
                                                   ---------- -------- --------
       Cash paid..................................  2,138,085   14,000   22,772
       Less--cash acquired........................     13,262      --       --
       Net cash paid for acquisitions............. $2,124,823 $ 14,000 $ 22,772
                                                   ========== ======== ========
       Return of capital dividends................ $  899,948 $381,434 $    --
                                                   ========== ======== ========
       Capital contributions...................... $    5,002 $ 61,580 $926,096
                                                   ========== ======== ========

19. Fair Value of Financial Instruments

  ZD's accounting policies with respect to financial instruments are discussed in Note 4.

  The carrying amounts and fair values of ZD's significant on balance sheet financial instruments at December 31, 1997 and 1998 are as follows:

                                                 At December 31,
                                   -------------------------------------------
                                           1997                  1998
                                   --------------------- ---------------------
                                    Carrying     Fair     Carrying     Fair
                                     Amount     Values     Amount     Values
                                   ---------- ---------- ---------- ----------
                                             (dollars in thousands)
Cash and cash equivalents......... $   30,273 $   30,273 $   32,274 $   32,274
Accounts receivable...............    209,914    209,914    208,593    208,593
Accounts payable..................     54,823     54,823     71,844     71,844
Long-term debt (including current
 portion).........................  2,534,030  2,534,030  1,547,014  1,543,839

 Interest rate swaps

  ZD utilizes interest rate swaps to reduce the impact on interest expense of fluctuating interest rates on its variable rate debt. Under ZD's interest rate swap agreements, ZD agreed with the counterparties to exchange, at quarterly intervals, the difference between ZD's fixed pay rate and the counterparties' variable pay rate on three-month LIBOR. At December 31, 1998, ZD was a fixed payor of 5.85% on an aggregate notional amount of $550,000,000.

  The fair values of these interest rate swaps were estimated by obtaining quotes from brokers which represented the amounts that ZD would pay if the agreements were terminated at the balance sheet date. While it is not ZD's intention to terminate these interest rate swaps, these fair values indicated that the termination of the interest rate swap agreements would have resulted in a loss of $15,627,000.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


20. Operating Lease Commitments

  ZD utilizes equipment and space under lease to Ziff-Davis Inc. ZD's portion of the minimum lease payments based on square feet utilized are as follows:

                                                          (dollars in thousands)
1999.....................................................        $ 31,408
2000.....................................................          32,601
2001.....................................................          30,371
2002.....................................................          28,893
2003.....................................................          27,579
Thereafter...............................................         225,952
                                                                 --------
  Total..................................................        $376,804
                                                                 ========

  Netted in the above totals is approximately $5,000,000 for which ZD has noncancelable subleases in place. Total sublease income approximates ZD's required payments under the related leases. Rent expense amounted to approximately $22,347,000, $28,646,000 and $23,087,000 for the years ended
December 31, 1996, 1997 and 1998, respectively.

21. Segment Information

  ZD has adopted the provisions of SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. As such, prior years data has been restated in accordance with SFAS No. 131.

 Business segment information

  Reportable segments are based on ZD's method of internal reporting which segregates its business by product lines. Management measures operating performance of the business segments based on "EBITDA". EBITDA is defined as income before provision for income taxes, interest expense, depreciation and amortization and restructuring charge. ZD's EBITDA is calculated by adding (a) ZD's EBITDA before losses related to its retained interest in ZDNet and (b) ZD's proportionate interest in ZDNet's EBITDA. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of ZD's operating performance or to cash flows as a measure of liquidity. Although ZD believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties, in the publishing business and media industries, the EBITDA presented for ZD may not be comparable to similarly titled measures reported by other companies.

  ZD's reportable segments are:

 Publishing

  The publishing segment is engaged in publishing magazines, journals, newsletters, online content, training manuals and providing market research about the computer industry. The publishing segment's principal operations are in the United States and Europe, although it also licenses or syndicates its editorial content to over 50 other publications distributed worldwide. The publishing segment includes a 100% Retained Interest in ZDNet.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


 Events

  The events segment is engaged in the organization, production and management of trade shows, conferences and seminars for the computer industry. The events segment's principal operations are in North America and to a lesser extent in Europe, Asia and Latin America.

  The accounting policies of the segments are the same as those described in
Note 3 under "Summary of Significant Accounting Policies". ZD evaluates the performance of its segments and allocates resources to them based on EBITDA. Any inter-segment revenues included in segment data are not material. The following presents information about the reported segments for the years ending December 31:

                                                   1996      1997       1998
                                                 -------- ---------- ----------
                                                     (dollars in thousands)
   Revenue:
     Publishing................................. $674,040 $  834,015 $  782,882
     Events.....................................  264,884    287,528    269,867
                                                 -------- ---------- ----------
       Total.................................... $938,924 $1,121,543 $1,052,749
                                                 ======== ========== ==========

                                                   1996      1997       1998
                                                 -------- ---------- ----------
                                                     (dollars in thousands)
   EBITDA:
     Publishing................................. $124,467 $  169,145 $  124,396*
     Events.....................................  108,791    103,749    119,698
                                                 -------- ---------- ----------
       Total.................................... $233,258 $  272,894 $  244,094
                                                 ======== ========== ==========

--------
* Before restructuring charge of $52,239,000

                                                   1996       1997       1998
                                                ---------- ---------- ----------
                                                     (dollars in thousands)
   Total Assets:
     Publishing................................ $2,441,441 $2,423,822 $2,285,920
     Events....................................  1,143,522  1,124,286  1,144,018
                                                ---------- ---------- ----------
       Total................................... $3,584,963 $3,548,108 $3,429,938
                                                ========== ========== ==========

  A reconciliation of total segment EBITDA to total combined loss before income taxes, for the years ended December 31, 1996, 1997 and 1998 is as follows:

                                                  1996      1997      1998
                                                --------  --------  ---------
                                                  (dollars in thousands)
   EBITDA:
     Total segment EBITDA...................... $233,258  $272,894  $ 244,094
     Restructuring charge......................      --        --     (52,239)
     Depreciation & amortization...............  (31,647)  (28,884)   (27,875)
     Amortization of intangible assets......... (102,604) (118,375)  (118,221)
     Interest expense, net..................... (120,646) (190,445)  (143,547)
     Non EBITDA loss related to retained
      interest in ZDNet........................   (4,997)   (6,838)    (6,960)
                                                --------  --------  ---------
       Combined loss before income taxes....... $(26,636) $(71,648) $(104,748)
                                                ========  ========  =========

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  Equity in income of investees included in the publishing segment EBITDA for the years ended December 31, 1996, 1997 and 1998 was $(796,000), $335,000 and
$2,044,000, respectively. Equity in income of investees included in the events segment EBITDA for the years ended December 31, 1996, 1997 and 1998 was $--, $1,695,000 and $5,439,000 respectively.

  Publishing's investment in equity method investees for the years ended December 31, 1996, 1997 and 1998 was $10,138,000, $25,586,000 and $19,268,000,
respectively. Events' investment in equity method investees for the year ended December 31, 1996, 1997 and 1998 was $7,698,000, $7,758,000 and $8,571,000,
respectively.

  During the years ended December 31, 1996, 1997 and 1998, publishing spent $2,123,651,000, $19,026,000 and $42,324,000, respectively, for additions to long-lived assets. Events spent $22,527,000, $19,798,000 and $12,565,000 for additions to long-lived assets during the years ended December 31, 1996, 1997 and 1998, respectively.

  The following is sales information by geographic area as of and for the respective years ended December 31.

                                                   1996       1997       1998
                                                ---------- ---------- ----------
                                                     (dollars in thousands)
   Revenue:
     U.S....................................... $  838,749 $1,008,681 $  936,075
     Foreign...................................    100,175    112,862    116,674
                                                ---------- ---------- ----------
       Total................................... $  938,924 $1,121,543 $1,052,749
                                                ========== ========== ==========

  Foreign revenue is based on the country in which the sales originate. Revenue from no single foreign country was material to the combined revenues of ZD.

  The following is long-lived asset information by geographic area as of and for the years ended December 31, 1996, 1997 and 1998:

                                                   1996       1997       1998
                                                ---------- ---------- ----------
                                                     (dollars in thousands)
   Long-lived assets:
     U.S....................................... $3,211,881 $3,103,611 $3,049,645
     Foreign...................................      9,580      8,570     14,130
                                                ---------- ---------- ----------
       Total................................... $3,221,461 $3,112,181 $3,063,775
                                                ========== ========== ==========

  No single customer accounted for more than 10% of total revenue for each of the years ended December 31, 1996, 1997 and 1998.

22. Contingencies

  ZD is subject to various claims and legal proceedings arising in the normal course of business.

 Class action and derivative litigations

  Following a decline in the price per share of Ziff-Davis Inc.'s common stock in October 1998, eight securities class action suits were filed against Ziff-Davis Inc. and certain of its directors and officers in the United States District Court for the Southern District of New York.

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  The complaints allege that defendants violated Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 in connection with the registration statement filed by Ziff-Davis Inc. with the Securities and Exchange Commission relating to the initial public offering of Ziff-Davis Inc.'s common stock on April 29, 1998 (the "IPO"). More particularly, the complaints allege that the registration statement contained false and misleading statements and failed to disclose facts that could have indicated an impending decline in Ziff-Davis Inc.'s revenue. The complaints seek on behalf of a class of purchasers of Ziff-Davis Inc.'s common stock from the date of the IPO through October 8, 1998 unspecified damages, interest, fees and costs, rescission and injunctive relief such as the imposition of a constructive trust upon the proceeds of the IPO.

  On January 28, 1999, the court entered an order consolidating the actions, appointing lead plaintiff's counsel and requiring the filing of a consolidated amended complaint within 45 days. Thereafter, Ziff-Davis Inc. will have 45 days to respond to the consolidated amended complaint.

  In addition, two derivative suits have been filed by stockholders against Ziff-Davis Inc. and all of its directors in the Court of Chancery of the State of Delaware for New Castle County. The complaints allege that the directors breached their fiduciary duties to Ziff-Davis Inc. by repricing the stock options awarded to certain directors and demand the nullification of the repricing and an injunction against exercise by the directors of any repriced option. The Plaintiffs filed an amended complaint on February 17, 1999 (which is substantially similar to the original complaints, except that the amended complaint also addresses the granting of "new options" at an allegedly "reduced exercise price") and have indicated their intent to seek consolidation of the actions. A response to the amended complaint has not yet been filed.

 Other legal proceedings

  Ziff-Davis Inc. was named as a defendant in an action, filed on April 17, 1998 in the Supreme Court of the State of New York, by minority stockholders of SOFTBANK Interactive Marketing Inc. ("SIM"), formerly an indirect subsidiary of SOFTBANK Corp. The complaint alleges, among other things, that SBH, SIM's majority stockholder, acting with Ziff-Davis Inc. and two of its senior officers and directors who were directors of SIM (and who were also named as defendants), had conflicts of interest between SIM and other Softbank investments (including investments in Ziff-Davis Inc.) and failed to act in the best interests of SIM and the minority stockholders by taking actions which benefited Ziff-Davis Inc. The complaint states claims based on common law fraud, breach of fiduciary duty and aiding and abetting theories and seeks in excess of $200,000,000 in damages. Ziff-Davis Inc. and the other defendants have moved to dismiss all of the claims against them other than a breach of contract claim which is solely against SBH, and the motion was granted, with the result that all of the claims against Ziff-Davis Inc. and its officers were dismissed, and most of the claims against SBH were dismissed, leaving only a claim against SBH concerning the alleged failure of SBH to give plaintiffs adequate notice of the sale of its stock to SIM.

  Although the outcome of these cases cannot be predicted, Ziff-Davis Inc. believes that there are substantial defenses to the claims. Ziff-Davis Inc. currently cannot estimate its ultimate liability, if any, with respect to such pending litigations. Accordingly, no provision for such matters has been included in the financial statements.

23. Subsequent Events

 ZDTV

  On February 4, 1999, ZD purchased ZDTV at a purchase price of approximately $81,400,000. (See Note 14.) ZD paid approximately $32,800,000 of the purchase price in cash (settled on February 5, 1999) and paid

                                       ZD
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

the remainder by applying approximately $48,600,000 in advances owed to it by MAC Holdings America. ZD also agreed to be responsible for the funding of ZDTV during the period in 1999 prior to the purchase which will be accounted for as additional purchase price. Other than advances to ZDTV which are reported on ZD's balance sheet, the results of operations of ZDTV are not included in ZD's results for any of the periods presented. This acquisition will be accounted for in 1999 under the purchase method of accounting.

 Vulcan transactions

  On February 5, 1999, Vulcan Programming, an entity owned by Paul G. Allen, purchased a one-third interest in ZDTV for $54,000,000 in cash. On March 4, 1999, Vulcan Ventures, the investment vehicle of Paul G. Allen, purchased approximately three million shares of Ziff-Davis Inc. common stock for $50,000,000 in cash.

 Unaudited summary pro forma information

  The following unaudited summary pro forma information assumes that the acquisition of ZDTV and the sale of a one-third interest in ZDTV to Vulcan Programming had been consummated on January 1, 1998. Adjustments for ZDTV transactions include the operating results of ZDTV, amortization of the purchase price of ZDTV, Vulcan Programming's one-third interest in the losses of ZDTV and the tax effect of these items. The pro forma data is not necessarily indicative of actual results had the transaction occurred on January 1, 1998. Further, pro forma results are not meant to represent future financial results.

                                                        Adjustments
                                                          for ZDTV
                                                ZD      Transactions  Proforma
                                            ----------  ------------ ----------
                                                  (dollars in thousands)
     Revenue............................... $1,052,749    $  5,585   $1,058,334
     Income (loss) from operations.........     38,586     (55,049)     (16,463)
     Net loss..............................    (77,809)    (22,443)    (100,252)

 Other

  On March 4, 1999, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, which increased the number of shares available for issuance under the Incentive Plan, to 23,327,500 shares.

                                                                         ANNEX V

                                     ZDNet

                                INDEX TO ANNEX V

                                                                            Page
                                                                            ----
ZDNet Selected Historical Combined Financial and Other Data...............  V-2
ZDNet Management's Discussion and Analysis of Financial Condition and
 Results of Operations for the three and nine month periods ended
 September 30, 1998 and 1999..............................................  V-4
ZDNet Management's Discussion and Analysis of Financial Condition and
 Results of Operations for the years ended December 31, 1996, 1997 and
 1998.....................................................................  V-10
ZDNet Description of Business.............................................  V-20
ZDNet Unaudited Combined Financial Statements for the nine month period ended
 September 30, 1999
  Unaudited Combined Balance Sheets as of December 31, 1998 and September
   30, 1999...............................................................  V-30
  Unaudited Combined Statements of Operations for the three and nine months ended September 30, 1998 and 1999...............................  V-31
  Unaudited Combined Statements of Comprehensive Income (Loss) for the
   three and nine month periods ended September 30, 1998 and 1999.........  V-32
  Unaudited Combined Statements of Cash Flows for the nine month periods ended September 30, 1998 and 1999......................................  V-33
  Combined Statements of Changes in Division Equity for the nine month period ended September 30, 1999 .......................................  V-34
  Notes to Unaudited Combined Financial Statements........................  V-35
ZDNet Combined Financial Statements for the years ended December 31, 1996,
 1997 and 1998
  Report of Independent Accountants.......................................  V-41
  Combined Balance Sheets as of December 31, 1997 and 1998................  V-42
  Combined Statements of Operations for the period from February 29, 1996 to December 31, 1996 and for the years ended December 31, 1997 and
   1998...................................................................  V-43
  Combined Statements of Cash Flows for the period from February 29, 1996 to December 31, 1996 and for the years ended December 31, 1997 and
   1998...................................................................  V-44
  Combined Statements of Changes in Division Equity for the period from
   February 29, 1996 to December 31, 1996 and for the years ended December
   31, 1997 and 1998......................................................  V-45
  Notes to Combined Financial Statements..................................  V-46

                                     ZDNET

             SELECTED HISTORICAL COMBINED FINANCIAL AND OTHER DATA

  The following table presents selected historical combined data for ZDNet as of and for the ten month period ended December 31, 1996, as of and for the years ended December 31, 1997 and 1998 and as of and for the nine months ended September 30, 1998 and 1999. This data was derived from the Combined Financial Statements of ZDNet. The data as of and for the nine months ended September 30, 1998 and 1999 are unaudited.

   An affiliate of Ziff-Davis Inc. acquired ZDNet on February 29, 1996; the ZDNet data does not include results from ZDNet for the period before the date of acquisition. However, the following table also presents selected historical combined data for the predecessor of ZDNet as of and for the years ended December 31, 1994 and 1995 and as of and for the two month period ended February 28, 1996. The data as of and for the year ended December 31, 1995 and as of and for the two months ended February 28, 1996 was derived from the audited Combined Financial Statements of ZDNet's predecessor. The data as of and for the year ended December 31, 1994 was derived from the unaudited combined financial statements of ZDNet's predecessor.

  On May 4, 1998, Ziff-Davis Inc. completed a reorganization described in Note 2 to the unaudited Combined Financial Statements of ZDNet and on April 6, 1999 Ziff-Davis Inc. completed a public offering of ZDNet stock described in Note 3 to the unaudited Combined Financial Statements of ZDNet. Results for periods before the reorganization and public offering are not directly comparable to results for periods after those events. No historical earnings per share or share data are presented as Ziff-Davis Inc. does not consider such data meaningful.

  For information concerning the pro forma effect of the reorganization and the public offering of ZDNet stock, see Notes 2 and 3 referred to in the preceding paragraph. For information concerning the pro forma effect of those transactions and the restructuring described in this proxy statement, see "Unaudited Pro Forma Consolidated Financial Statements of Ziff-Davis Inc." included earlier in this proxy statement.

  This table should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Combined Financial Statements for ZDNet included later in this Annex as well as Management's Discussion and Analysis of Financial Condition and Results of Operations and the Financial Statements for Ziff-Davis Inc. and ZD included in other Annexes to this proxy statement.

                                Predecessor(1)                              ZDNet
                         ------------------------------ ------------------------------------------------
                                            Two month    Ten month                        Nine month
                           Year ended      period ended period ended    Year ended       period ended
                          December 31,     February 28, December 31,   December 31,      September 30,
                          1994     1995        1996         1996       1997     1998     1998     1999
                         -------  -------  ------------ ------------ --------  -------  -------  -------
                                                   (dollars in thousands)
Statement of Operations
 Data:
Revenue, net............ $13,349  $13,576    $ 2,903      $ 16,215   $ 32,218  $56,143  $36,466  $67,791
Cost of operations:
 Production and
  content...............   9,321   10,709      1,802        14,863     23,543   26,208   18,971   25,491
 Selling, general and
  administrative
  expenses..............   7,276    8,360      1,774        13,280     23,475   30,993   22,048   31,241
 Stock-based
  compensation expense..     --       --         --            --         --       --       --     2,953
 Depreciation and
  amortization..........   1,163    4,040        597         5,485      7,681    6,448    4,780    7,790
Income (loss) from
 operations.............  (4,411)  (9,533)    (1,270)      (17,413)   (22,481)  (7,506)  (9,333)     316
Interest income-related
 party..................     --       --         --            --         --       --       --       943
Minority interest.......     --       --         --            --         400      134      330      117
Income (loss) before
 income taxes...........  (4,411)  (9,533)    (1,270)      (17,413)   (22,081)  (7,372)  (9,003)   1,376
Net loss (2)............  (4,526)  (5,755)      (814)      (16,925)   (21,238)  (7,884)  (8,691)    (111)
Balance Sheet Data (at period
 end):
Total current assets.... $ 2,432  $ 3,992    $ 4,951      $  7,852   $ 11,521  $20,068  $15,467  $38,555
Total assets............   3,557   91,772     92,717        82,507     87,326   97,686   90,092  179,650
Total liabilities.......   8,083    2,090      1,492         3,932      4,034    8,139    7,401   18,076
Division equity
 (deficit)..............  (4,526)  89,682     91,225        78,575     83,292   89,547   82,691  161,574
Other Data:
Capital expenditures.... $   513  $ 1,590    $   168      $  1,010   $  2,374  $ 4,483  $ 3,181  $ 2,763
Investments and
 acquisitions, net of
 cash acquired..........     --       --         --            --       2,998    5,000    5,000   18,618

--------
(1) A third party acquired ZDNet's predecessor as of January 1, 1995. An affiliate of Ziff-Davis Inc. acquired ZDNet's predecessor on February 29, 1996. Data for ZDNet's predecessor has been presented for periods before these dates.

(2) No historical earnings per share or share data are presented as ZDNet does not consider such data meaningful.

                                     ZDNet
                        (A Division of Ziff-Davis Inc.)

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30,
                                 1998 AND 1999

Overview

  ZDNet's objective is to be the leading online content site focused on technology products and services for users and the preferred online platform for advertisers and merchants. ZDNet's Web sites are designed to capitalize on the market opportunities created by the increasing importance of technology, the emergence of the Internet as a mass medium and the appealing demographics of technology-oriented Web users. ZDNet focuses on content, community and commerce, enabling users to research topics of interest, interact with other users, download software and evaluate and purchase a wide range of products and services at a single destination. Ziff-Davis Inc. was among the first content providers to focus its efforts on the Internet, launching its zdnet.com service in the fall of 1994.

  On July 14, 1999, Ziff-Davis Inc. announced that it had retained Morgan Stanley Dean Witter to explore strategic alternatives to maximize stockholder value. That exploration process has resulted in the comprehensive restructuring described in this proxy statement. The impact of the restructuring is addressed elsewhere in this proxy statement and is not otherwise addressed in Management's Discussion and Analysis of Financial Condition and Results of Operations for ZDNet.

ZDNet Stock

  The stockholders of Ziff-Davis Inc. voted, at a Special Meeting held on March 30, 1999, to authorize the issuance of a new series of common stock, designated as Ziff-Davis Inc.--ZDNet Common Stock ("ZDNet Stock'), which is intended to reflect the performance of Ziff-Davis Inc.'s online business division, ZDNet. When the ZDNet Stock was issued on April 6, 1999, Ziff-Davis Inc.'s existing common stock was reclassified as Ziff-Davis Inc.--ZD Common Stock ("ZD Stock"), which is intended to reflect the performance of Ziff-Davis Inc.'s other businesses and a retained interest in ZDNet.

  Prior to the ZDNet Stock offering, ZD held a 100% Retained Interest in ZDNet. The ZDNet Stock offering was completed on April 6, 1999. Ziff-Davis Inc. issued
11.5 million shares of ZDNet Stock, including 1.5 million shares issued in conjunction with the underwriters' exercise of their option to purchase additional shares to cover over-allotments. Ziff-Davis Inc. attributed to ZDNet
1.5 million of the sold shares in a manner analogous to a primary offering and attributed to ZD 10 million of the sold shares in respect of its retained interest in ZDNet, in a manner analogous to a secondary offering. ZD received net proceeds of approximately $172.7 million and ZDNet received net proceeds of approximately $25.9 million. The ZDNet net proceeds were loaned to ZD as an intercompany loan which will bear interest at the rate at which funding is currently available to Ziff-Davis Inc. After giving effect to the ZDNet Stock offering, there were 11.5 million shares of ZDNet Stock outstanding and another 60 million notional shares of ZDNet Stock intended to be represented by ZD's retained interest in ZDNet, which was approximately 83.9% immediately following the offering.

  Prior to the ZDNet Stock offering, Ziff-Davis Inc. provided all funding for ZD and ZDNet, which was accounted for as division equity contributions or a return of capital. Ziff-Davis Inc. continued with these practices until the ZDNet Stock was issued. Accordingly, no interest expense or income to or from ZD has been reflected in the financial statements of ZDNet for any period prior to the date on which the ZDNet Stock was issued.

 Acquisition of GameSpot Inc.

  On April 7, 1999, ZDNet closed on the acquisition of the remaining 30% interest in GameSpot Inc. in exchange for 600,000 newly issued shares of ZDNet Stock valued at approximately $11.4 million. This acquisition was accounted for under the purchase method of accounting.

 Acquisition of Updates.com Inc.

  On July 2, 1999, ZDNet acquired Updates.com Inc. for $5.0 million in cash and 582,526 shares of ZDNet stock valued at $13.5 million. This acquisition will be accounted for under the purchase method of accounting.

 Acquisition of SoftSeek Inc.

  On July 30, 1999, Ziff-Davis Inc. acquired SoftSeek Inc. for $7.0 million in cash and 991,038 shares of ZDNet Stock valued at $19.0 million. This acquisition will be accounted for under the purchase method of accounting.

  In connection with the acquisitions described in the preceding three paragraphs, amortization expense for 1999 will increase by approximately $5.5 million.

Presentation of Financial Information

  ZDNet is comprised of certain operations which were acquired at various times and completed a reorganization in May 1998. See Note 1 to ZDNet's combined financial statements included in Ziff-Davis Inc.'s Current Report on Form 8-K, dated April 2, 1999 (File No. 001-14055).

Results of Operations

Comparison of the three months ended September 30, 1999 and 1998

 Revenue

  Revenue for the third quarter of 1999 increased by $11.8 million or 81.3% from $14.5 million in 1998 to $26.3 million in 1999. Revenue from advertising accounted for 92.7% of total revenue for 1999 compared to 86.4% for the same period in 1998.

  Revenue from advertising increased 94.5% to $24.4 million for the three months ended September 30, 1999 from $12.5 million for the three months ended September 30, 1998. The increase in advertising revenue was attributed to an increase in rates and volume. During the period both the number of advertisers and the average monthly revenue per advertiser increased as did the average sale price per page. Subscription-based fees and services declined as expected and were $1.9 million for the three months ended September 30, 1999 compared to $2.0 million for the same period in 1998. These results reflect the continuing shift from a subscription-based business model to an advertising based model.

 Cost of operations

  Production and content. Production and content expenses were $9.2 million or 35.0% of revenue compared to $5.9 million or 40.7% of revenue for the quarters ended September 30, 1999 and 1998, respectively. The absolute dollar increase was due to an increase in ZD's revenue-based royalty charge to ZDNet, as well as an increase in production costs to support higher user traffic. The cost of production and content decreased as a percentage of revenue due to economies of scale and revenue growth significantly exceeding the growth of the cost base. Royalty payments to ZD were $1.3 million and $0.7 million in the 1999 and 1998 periods, respectively.

  Selling, general and administrative expenses. Selling, general and administrative expenses were $12.5 million or 47.4% of revenue compared to $6.8 million or 46.9% of revenue for the quarters ended September 30, 1999 and 1998, respectively. The absolute dollar increase was due to additional personnel and advertising costs required to support and strengthen the growth of ZDNet. Included in the selling, general and administrative costs was an allocation from Ziff-Davis Inc. relating to certain selling, general and administrative services and shared services provided on a centralized basis which amounted to $1.3 million and $0.7 million for the quarters ended September 30, 1999 and 1998, respectively.

  Stock-based compensation. As a result of the grant of certain stock options in December 1998, ZDNet incurred a deferred compensation charge of $13.3 million. This non-cash charge will be recognized ratably over the vesting period of the underlying options. The charge on a quarterly basis is $0.8 million. This charge did not exist in 1998 because the options were granted in December 1998.

  Depreciation. Depreciation expense was $0.9 million for the three months ended September 30, 1999 compared to $0.6 million for the three months ended September 30, 1998. The increase primarily relates to increased capital expenditures made by ZDNet for equipment necessary to expand it network and infrastructure in order to support its continued growth.

  Amortization of intangible assets. Amortization was $3.4 million for the three months ended September 30, 1999 compared to $1.0 million for the three months ended September 30, 1998. The increase in amortization is a result of the acquisitions of Updates.com, SoftSeek and the remaining interest in GameSpot Inc.

  Interest income. ZDNet's portion of the proceeds from the ZDNet Stock offering have been advanced to ZD. Such advance bears interest at the rate at which funds are available to ZD (currently approximately 8.5%). As a result of such advance, interest income of $0.4 million was reported in the third quarter of 1999. No such amounts were reported in prior periods.

  Income taxes. ZDNet recorded an income tax provision of $0.7 million in 1999 and $8,000 million in 1998. Income taxes are provided based on ZDNet's projected annual effective tax rate which differs from the U.S. federal statutory rate of 35.0% due to certain items which are not deductible for income tax purposes, primarily losses at GameSpot prior to acquisition of the minority interest, and the effect of state and local taxes.

  Net income loss. As a result of the items described above, ZDNet's net income decreased from income of $0.2 million in 1998 to a loss of $0.7 million in 1999.

 EBITDA

  EBITDA is defined as income before provision for income taxes, interest expense, depreciation and other non-cash charges. These non-cash charges include amortization of intangible assets and stock-based compensation.

  EBITDA for the three months ended September 30, 1999 was $4.6 million compared to an EBITDA of $1.9 million for the three months ended September 30, 1998. The improvement was due primarily to higher revenue, offset to some extent by higher production and content and selling, general and administrative expenses.

Comparison of the nine months ended September 30, 1999 and 1998

 Revenue

  Revenue for the nine months ended September 30, 1999 increased by $31.3 million or 85.8% from $36.5 million in 1998 to $67.8 million for the nine months ended September 30, 1999. Revenue from advertising accounted for 92.4% of total revenue for 1999 compared to 83.1% for the same period in 1998.

  Revenue from advertising increased 106.7% to $62.7 million for the nine months ended September 30, 1999 from $30.3 million for the nine months ended September 30, 1998. The increase in advertising revenue was attributed to an increase in rates and volume. During the period both the number of advertisers and the average monthly revenue per advertiser increased as did the average sale price per page. Subscription-based fees and services declined as expected and were $5.1 million for the nine months ended September 30, 1999 compared to $6.2 million for the nine months ended September 30, 1998. These results reflect the continuing shift from a subscription-based business model to an advertising based model.

 Cost of operations

  Production and content. Production and content expenses were $25.5 million or 37.6% of revenue compared to $19.0 million or 52.0% of revenue for the nine months ended September 30, 1999 and 1998, respectively. The absolute dollar increase was due to an increase in ZD's revenue-based royalty charge to ZDNet, as well as an increase in production costs to support higher user traffic. The cost of production and content decreased as a percentage of revenue due to economies of scale and revenue growth significantly exceeding the growth of the cost base. Royalty payments to ZD were $3.4 million and $1.8 million in the 1999 and 1998 periods, respectively.

  Selling, general and administrative expenses. Selling, general and administrative expenses were $31.2 million or 46.1% of revenue compared to $22.0 million or 60.5% of revenue for the nine months ended September 30, 1999 and 1998, respectively. The absolute dollar increase was due to additional personnel and advertising costs required to support and strengthen the growth of ZDNet. Included in the selling, general and administrative costs was an allocation from Ziff-Davis Inc. relating to certain selling, general and administrative services and shared services provided on a centralized basis which amounted to $4.0 million and $2.9 million for the nine months ended September 30, 1999 and 1998, respectively. ZDNet has announced a significant marketing campaign and anticipates spending $25 million over the next 18 months.

  Stock-based compensation. The charge for the nine months ended September 30, 1999 was $3.0 million. This charge did not exist in 1998 because the options were granted in December 1998. In addition, $0.4 million of stock compensation was incurred in 1999 relating to the issuance of ZDNet stock options as part of completing the GameSpot minority interest acquisition.

  Depreciation. Depreciation expense was $2.0 million for the nine months ended September 30, 1999 compared to $1.4 million for the nine months ended September 30, 1998. The increase related primarily to increased capital expenditures made by ZDNet for equipment necessary to expand it network and infrastructure in order to support its continued growth.

  Amortization of intangible assets. Amortization was $5.8 million for the nine months ended September 30, 1999 compared to $3.4 million for the nine months ended September 30, 1998. The increase in amortization is primarily due to the acquisitions of Updates.com, SoftSeek and the remaining interest in GameSpot Inc., partly offset by certain intangible assets becoming fully amortized as of March 1, 1998.

  Interest income. ZDNet's portion of the proceeds from the ZDNet Stock offering have been advanced to ZD. Such advance bears interest at the rate at which funds are available to ZD (currently approximately 8.5%). As a result of such advance, interest income of $0.9 million was reported for the nine months ended September 30, 1999. No amounts were reported in prior periods.

  Minority interest. The minority interest of $0.1 million in 1999 and $0.3 million in 1998 represents the losses attributed to the holders of the minority interest in GameSpot Inc. The remaining minority interest was acquired in April 1999.

  Income taxes. ZDNet recorded an income tax provision of $1.5 million in 1999 and a benefit of $0.3 in 1998. Income taxes are provided based on ZDNet's projected annual effective tax rate which differs from the U.S. federal statutory rate of 35.0% due to certain items which are not deductible for income tax purposes, primarily losses at GameSpot prior to the acquisition of the minority interest.

  Net loss. As a result of the items described above, ZDNet's net loss improved from $8.7 million 1998 to a loss of $0.1 million in 1999.

 EBITDA

  EBITDA for the nine months ended September 30, 1999 was $11.2 million compared to an EBITDA loss of $4.2 million for the nine months ended September 30, 1998. The improvement was due primarily to higher revenue, offset to some extent by higher production and content and selling, general and administrative expenses.

Liquidity and Capital Resources

  Historically, the cash needs for ZDNet, excluding the cash needs of ZDNet's foreign operations and operations that were not wholly owned, were funded by ZD and accounted for as a capital contribution (i.e. as an increase in ZDNet's division equity and ZD's retained interest in ZDNet). Accordingly, no interest expense had been reflected in the financial statements of ZDNet. After the completion of the ZDNet Stock offering, Ziff-Davis Inc. accounts for all cash transfers between ZD and ZDNet, other than transfers in return of assets or services rendered or transfers in respect of ZD's retained interest that correspond to dividends paid on ZDNet stock, as inter-group revolving credit advances. ZDNet received net proceeds of $25.9 million from the initial public offering of the ZDNet Stock, which were loaned to ZD as an interest bearing advance. These advances will bear interest at the rate at which Ziff-Davis Inc. could borrow such funds on a revolving credit basis as the Board of Directors determines in its sole discretion. Funding for ZDNet's future cash needs will be provided by ZD through a reduction of the interest bearing advance and to the extent necessary, as a revolving credit advance bearing interest.

 Sources and uses of cash

  Cash and cash equivalents were $0.5 million at September 30, 1999 compared to $0.3 million at December 31, 1998. The increase was due to the factors discussed below.

  Cash provided by operations was approximately $15.0 million for the nine months ended September 30, 1999 compared to a use of $4.7 million for the nine months ended September 30, 1998. The improvement was due primarily to an improvement in net loss from $8.7 million in 1998 to $0.1 million in 1999, despite higher non-cash charges related to depreciation, amortization and stock-based compensation expense.

  Cash used by investing activities was $21.4 million in 1999 compared to $8.2 million in 1998. This increase is a result of ZDNet's continued investments and acquisitions of other Internet related businesses.

  Cash provided by financing in 1999 was $6.5 million compared to cash provided by financing of $13.3 million in 1998. As a result of decreased losses, ZDNet did not require the same level of funding from ZD in 1999 as was required in 1998. Financing activities in 1998 reflected advances from ZD to fund the business prior to the ZDNet Stock offering. Financing activities in 1999 primarily represent the receipt of proceeds from the ZDNet Stock offering partly offset by the advances of such funds to ZD, net of the amount used by ZDNet to fund acquisitions and capital spending. In addition, prior to the ZDNet Stock offering, ZDNet generated positive cash flow which was treated as a return of capital to ZD in the first quarter of 1999.

Year 2000 Readiness Disclosure

  During 1997, Ziff-Davis Inc. began a review of its computer systems and software to identify systems and software which might malfunction due to misidentification of the Year 2000. Ziff-Davis Inc. is using both internal and external resources to identify, test, correct and reprogram systems and software for Year 2000 readiness.

  At December 31, 1998, Ziff-Davis Inc. was in the research and validation phase of its Year 2000 project for information technology, or IT systems and non-IT systems. This phase consisted of research and validation of all infrastructure, hardware and software, including platform, wide-area network and local-area network components. Research for non-IT systems included identifying systems that contained embedded technology, such as micro-controllers, which were not Year 2000 compliant.

  Ziff-Davis Inc. has identified critical systems and applications that have been or are being validated for compliance through formal documentation, vendors or testing. During the second quarter of 1999, Ziff-Davis Inc. entered the testing phase of its infrastructure, hardware, software and databases and plans to complete such phase by the fourth quarter of 1999. Contingency plans are being finalized for any systems or platforms that remain in the testing phase during the fourth quarter of 1999.

  Some of Ziff-Davis Inc. computer systems and databases, including its subscription fulfillment and payroll systems, are managed by third parties under contractual arrangements. Ziff-Davis Inc. is not currently aware of any Year 2000 compliance problems related to those third parties. In the second quarter of 1999 Ziff-Davis Inc. had requested those third parties with which Ziff-Davis Inc. has material relationships to advise it as to whether such third parties anticipate difficulties in addressing Year 2000 compliance problems, and if so, the nature of such difficulties. Such inquiries are substantially completed and no material matters have been identified.

  In addition, Ziff-Davis Inc. is developing contingency plans in order to compensate for any disruption or downtime that could result from a Year 2000 compliance problem. Ziff-Davis Inc. has replaced or is remediating IT and non-IT systems that it determined were not Year 2000 compliant.

  Ziff-Davis Inc. has incurred remediation costs associated with its Year 2000 readiness efforts. These remediation costs have been incurred in connection with replacement of systems and hardware, modification of software and consulting costs related to Year 2000 solution providers. The internal costs to address Year 2000 issues, which have been included in the general and administrative expenses of Ziff-Davis Inc., have not been tracked separately and are therefore not determinable. However, management believes these expenses have been substitutive rather than incremental to the recurring level of general and administrative expenses. Total capitalized costs incurred in the replacement of systems in connection with Ziff-Davis Inc.'s Year 2000 readiness efforts as of December 31, 1997 and 1998 were $1.7 million and $3.8 million, respectively. Ziff-Davis Inc. estimates that it will incur external selling, general and administrative expenses of approximately $7.0 to $9.0 million and capital costs of $5.0 to $6.0 million during 1999 related to its Year 2000 readiness efforts.

  Ziff-Davis Inc. expects to complete testing and replacement of critical systems in the fourth quarter of 1999. Ziff-Davis Inc.'s estimate of its most reasonably likely "worst case scenario" would be the failure of its internal applications and systems that process and store certain information and data. Ziff-Davis Inc. would resolve the failure of such applications and systems one by one, and management of Ziff-Davis Inc. does not believe that the impact on its critical systems would be material. However, if Ziff-Davis Inc. or any of its subscribers, advertisers, licensors, vendors or other third parties on whom it relies experiences a Year 2000 compliance problem, this could have a material adverse effect on Ziff-Davis Inc.'s profit and liquidity.

                                     ZDNET
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

Revenue

  ZDNet's revenue consists of advertising revenue and revenue from subscription-based fees and services. Advertising revenue consists primarily of revenue derived from the sale of advertisements on pages delivered to users of ZDNet's Internet sites. ZDNet recognizes the delivery of a single view of an advertisement as an "impression". Advertising revenue is derived principally from arrangements with ZDNet's advertising customers that provide for a guaranteed number of impressions. Advertising rates vary depending primarily on the total number of guaranteed impressions purchased, the length of the advertiser's commitment, the location in which the advertisements are displayed and the type of advertising. Advertising revenue is recognized in the period in which the advertisements are delivered. For contracts/campaigns that are longer than one accounting period, the revenue from the contract/campaign is recognized ratably over the term of the contract/campaign.

  Revenue from barter transactions is recognized during the period in which advertisements are displayed. Barter transactions are recorded at the lower of estimated fair value of goods or services received or the estimated fair value of advertising given. To date, barter transactions have been immaterial to revenue.

  During 1995 and part of 1996, ZDNet was focused on generating revenue from subscription-based fees and services. This revenue is generated primarily by charging monthly membership fees to provide access to product reviews, software reviews and shareware. During 1996, ZDNet shifted the focus of the business model from the generation of subscription-based fees and services to the generation of advertising revenue.

  As a result of this shift, ZDNet's advertising revenue increased from 6.0% of total revenue for the year ended December 31, 1995 to 86.0% of total revenue for the year ended December 31, 1998. Over this period subscription-based fees and services decreased correspondingly as a percentage of revenue.

  No single advertiser accounted for more than 5.0% of ZDNet's total revenue for the year ended December 31, 1997 or 1998. ZDNet's top 20 advertisers accounted for 29.3% and 39.9% of total revenue for the years ended December 31, 1997 and 1998, respectively.

Cost of operations

  Costs of production and content include costs to produce and edit content on ZDNet's Internet sites as well as technical costs incurred to maintain ZDNet's Internet sites. ZD provides certain editorial content and brand-marketing services to ZDNet for which ZDNet pays a royalty to ZD based on revenue. This charge is also included in production and content. See Note 4 to ZDNet's Combined Financial Statements in this Annex.

  The principal selling, general and administrative expenses of ZDNet are payroll, sales commissions and related expenses, marketing and promotion. Ziff-Davis Inc. provides certain selling, general and administrative services and shared services on a centralized basis and the costs of these services are allocated between ZD and ZDNet. See Note 4 to ZDNet's Combined Financial Statements in this Annex.

  ZDNet also incurs a substantial amount of amortization expense related to intangible assets created as a result of the December 21, 1994 and February 29, 1996 acquisitions of Ziff-Davis Inc.'s predecessors by Forstmann Little and Co. and SOFTBANK Corp., respectively. The February 1996 acquisition created
$72.7 million of intangible assets for ZDNet. In addition, $5.5 million of intangible assets were created by ZDNet's January 1997 acquisition of a 70% equity interest in GameSpot, Inc., formerly SpotMedia Communications, Inc. ("GameSpot").

 Factors affecting future periods

  ZDNet's revenue and profitability are influenced by a number of external factors, including the volume of new technology product introductions, the amount and allocation of marketing expenditures by ZDNet's advertisers, the extent to which merchants elect to advertise using online media and competition among other technology marketers.

  Accordingly, ZDNet may experience fluctuations in revenue from period to period. Marketing expenditures by technology companies can also be affected by factors affecting the technology industry generally, including pricing pressures and temporary surpluses of inventory. Revenue and profitability are also influenced by product mix, the timing and frequency of ZDNet's new product launches in new markets and acquisitions.

  ZDNet has an extremely limited operating history upon which to base an evaluation of ZDNet's prospects. ZDNet's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by start-up companies in the new and rapidly evolving market for Internet products, content and services. ZDNet's revenue and cost of operations have grown substantially and ZDNet has incurred cumulative net losses since inception. These losses reflect substantial expenditures to develop, launch and acquire ZDNet's Internet sites and services. ZDNet believes that newly launched sites and services require a certain period of growth before they begin to achieve adequate revenue to support their operation.

  ZDNet must, among other things, effectively develop new relationships and maintain existing relationships with its advertisers, their advertising agencies and other third parties, provide original and compelling content to Internet users, develop and upgrade its technology, respond to competitive developments and attract, retain and motivate qualified personnel. There can be no assurance that ZDNet will succeed in addressing such risks and the failure to do so could have a material adverse effect on ZDNet's business, financial condition or results of operations. Additionally, ZDNet's limited operating history makes the prediction of future operating results difficult or impossible, and there can be no assurance that ZDNet's revenue will increase or even continue at its current level, or that ZDNet will achieve or maintain profitability or generate cash from operations in future periods. Since inception, ZDNet has incurred significant losses and, for the period from February 29, 1996 to December 31, 1998, had accumulated a deficit of $46.0 million. ZDNet may continue to incur losses in the future.

  ZDNet expects to recognize compensation expense of approximately $13.4 million as a result of certain options granted on December 21, 1998 and January 29, 1999. Such compensation expense will be recognized over the vesting period of the options. The 1999 compensation expense related to these options is expected to be approximately $3.3 million. See Note 11 to ZDNet's Combined Financial Statements in this Annex.

  For a discussion of other factors that may affect results, see "Risk Factors--Risk Factors Relating to the Restructuring" and "--Other Risk Factors".

Presentation of Financial Information

  ZDNet is comprised of certain operations which were acquired at various times and completed a reorganization in May 1998. See Note 1 to ZDNet's Combined Financial Statements in this Annex.

Results of Operations

  The table below presents the results of ZDNet as if the assets and operations acquired by affiliates of Ziff-Davis Inc. on February 29, 1996 (as described in Note 1 to the Combined Financial Statements in this Annex) had been acquired on January 1, 1995. Purchase accounting adjustments relating to that acquisition have been reflected through pro forma amortization and interest and income tax adjustments, as described in note (1) to the table. Although the 1996 presentation is not in accordance with generally accepted accounting principles, management believes it presents the most meaningful basis of comparison. The financial information presented below may not necessarily reflect the results of operations which would have occurred had the February 29, 1996 acquisition been completed on January 1, 1995.

                                            Year ended December 31,
                                           ---------------------------
                                             Pro
                                            forma         Actual
                                           --------  -----------------
                                           1996(1)     1997     1998
                                           --------  --------  -------
                                                (dollars in thousands)
Revenue, net.............................. $ 19,118  $ 32,218  $56,143
Cost of operations:
  Production and content..................   16,665    23,543   26,208
  Selling, general and administrative
   expenses...............................   15,054    23,475   30,993
  Depreciation and amortization...........      693     1,495    2,010
  Amortization of intangible assets.......    5,712     6,186    4,438
                                           --------  --------  -------
    Total operating expenses..............   38,124    54,699   63,649
                                           --------  --------  -------
Loss from operations......................  (19,006)  (22,481)  (7,506)
Minority interest.........................      --        400      134
                                           --------  --------  -------
Loss before income taxes..................  (19,006)  (22,081)  (7,372)
Provision (benefit) for income taxes......   (1,073)     (843)     512
                                           --------  --------  -------
Net loss.................................. $(17,933) $(21,238) $(7,884)
                                           ========  ========  =======
Other data:
  Capital expenditures.................... $  1,178  $  2,374  $ 4,483
  Investments and acquisitions, net of
   cash acquired.......................... $    --   $  2,998  $ 5,000
  EBITDA(2)............................... $(12,601) $(14,400) $  (924)

--------
(1) The February 29, 1996 acquisition gave rise to different bases of accounting for the period after the acquisition as compared to the period prior to the acquisition. The above numbers assume that the acquisition took place on January 1, 1995; therefore amortization of intangible assets and net loss have been increased by $323,000 and $194,000, respectively, for the year ended December 31, 1996.
(2) "EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and amortization. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of ZDNet's operating performance or to cash flows as a measure of liquidity. Although ZDNet believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the media industry, the EBITDA presented for ZDNet may not be comparable to similarly titled measures reported by other companies.

  The following table presents the foregoing amounts as a percentage of revenue:

                             Year ended December 31,
                             -----------------------------
                             Pro Forma      Actual
                             ----------- -----------------
                                1996      1997      1998
                             ----------- -------   -------
Revenue, net................     100.0%    100.0%    100.0%
Cost of operations:
  Production and content....      87.2      73.1      46.7
  Selling, general and
   administrative expenses..      78.7      72.9      55.2
  Depreciation and
   amortization.............       3.6       4.6       3.6
  Amortization of intangible
   assets...................      29.9      19.2       7.9
                               -------   -------   -------
    Total operating
     expenses...............     199.4     169.8     113.4
                               -------   -------   -------
Loss from operations........     (99.4)    (69.8)    (13.4)
Minority interest...........        --       1.2       0.3
                               -------   -------   -------
Loss before income taxes....     (99.4)    (68.6)    (13.1)
Provision (benefit) for
 income taxes...............      (5.6)     (2.7)      0.9
                               -------   -------   -------
Net loss....................     (93.8)%   (65.9)%   (14.0)%
                               =======   =======   =======

Year ended December 31, 1998 compared with the year ended December 31, 1997

 Revenue, net

  Net revenue increased 74% to $56.1 million for the year ended December 31, 1998 from $32.2 million for the year ended December 31, 1997. Revenue from advertising was 86% of net revenue for the year ended December 31, 1998 compared to 73% for the year ended December 31, 1997.

  Revenue from advertising increased 104% to $48.1 million for the year ended December 31, 1998 from $23.6 million for the prior year. The increase in advertising revenue was attributed to an increase in volume as both the number of advertisers and the average monthly revenue per advertiser increased. Subscription-based fees and services decreased by 7% to $8.0 million for the year ended December 31, 1998 from $8.6 million for the year ended December 31, 1997.

 Cost of production

  Production and content

  Production and content expenses were $26.2 million or 46% of net revenue for the year ended December 31, 1998, compared to $23.5 million or 73% of net revenue for the year ended December 31, 1997. The absolute dollar increase in production and content charges was due to an increase in ZD's revenue-based royalty charge to ZDNet, as well as an increase in production costs to support higher user traffic levels and increased editorial costs associated with the launch of new content areas. The cost of production and content decreased as a percentage of revenue primarily due to economies of scale. ZDNet expects this trend to continue. Royalty payments to ZD were $2.8 million and $1.6 million for the years ending December 31, 1998 and 1997, respectively.

  Selling, general and administrative expenses

  Selling, general and administrative expenses were $31.0 million or 55% of net revenue for the year ended December 31, 1998, compared to $23.5 million or 73% of net revenue for the year ended December 31, 1997. The absolute dollar increase was primarily due to increased personnel and services required to support the growth of ZDNet, offset to some extent by the cessation of commission payments to SOFTBANK Interactive Marketing Inc. ("SIM"), as ZDNet sales and marketing teams replaced SIM in these functions. Sales and marketing costs were $21.2 million or 38% of net revenue for the year ended December 31, 1998 compared to

$15.9 million or 49% of net revenue for the year ended December 31, 1997. ZDNet intends to continue to increase the number of dollars spent on sales and marketing and intends to launch a print ad campaign in the future. Sales and marketing expenses are incurred both to drive traffic to ZDNet's Web site and to increase the number of advertisers and advertising sales. Included in the sales and marketing costs was an allocation from Ziff-Davis Inc. relating to certain selling general and administrative services and shared services provided on a centralized basis amounting to $0.9 million and $0.5 million for the years ended December 31, 1998 and 1997, respectively.

  Administrative and overhead costs were $9.7 million or 17% of net revenue for the year ended December 31, 1998 compared to $7.6 million or 23% of net revenue for the year ended December 31, 1997. Included in administrative and overhead costs was an allocation of the cost of certain Ziff-Davis Inc. services provided on a centralized basis amounting to $5.1 million and $3.4 million for the years ended December 31, 1998 and 1997, respectively. The selling, general and administrative costs decreased as a percentage of revenue primarily due to economies of scale. ZDNet expects this trend to continue.

  Depreciation

  Depreciation expense was $2.0 million for the year ended December 31, 1998 compared to $1.5 million for the year ended December 31, 1997. The increase related primarily to the increased capital expenditures made by ZDNet for equipment necessary to expand its network and infrastructure in order to support its continued growth.

  Amortization of intangible assets

  Amortization of intangible assets was $4.4 million for the year ended December 31, 1998 compared to $6.2 million for the year ended December 31, 1997. The decrease in amortization related to the intangible assets of advertising and subscription lists becoming fully amortized as of March 1, 1998. This resulted in only two months of the related amortization being included in the year ended December 31, 1998 versus twelve months amortization included in the year ended December 31, 1997. Annual amortization expense related to the remaining goodwill balance will be approximately $4.1 million before giving effect to any future increase in goodwill.

  Minority interest

  The minority interest of $0.1 million in 1998 and $0.4 million in 1997 represented losses attributed to the holders of the minority interest in GameSpot.

  Income taxes

  Losses which were incurred prior to the completion of Ziff-Davis Inc.'s reorganization on May 4, 1998, are non-deductible for Ziff-Davis Inc. as ZDNet was under the ownership of MAC Inc. As such, ZDNet recorded income tax expense of $0.5 million for the year ended December 31, 1998, primarily resulting from taxable income being generated during the third and fourth quarters of 1998, representing an effective tax rate of (6.9%). The effective rate in 1997 was significantly lower than the statutory rate of 35.0% due to the substantial level of non-deductible expenses which were incurred while ZDNet was owned by MAC Inc.

  Net loss

  As a result of the items described above, ZDNet's net loss decreased to $7.9 million from $21.2 million for the years ended December 31, 1998 and 1997, respectively.

  EBITDA

  EBITDA for the year ended December 31, 1998 was a loss of $0.9 million compared to a loss of $14.4 million for the same period in 1997. The improvement was due to substantially increased revenue, offset to some extent by higher production and content costs and selling, general and administrative expenses.

Year ended December 31, 1997 compared with Pro Forma Year ended December 31,
1996

 Revenue, net

  Net revenue increased 69% to $32.2 million for the year ended December 31, 1997 from $19.1 million for the pro forma year ended December 31, 1996. An increasing percentage of ZDNet's net revenue was derived from advertising for the year ended December 31, 1997, accounting for 73% of net revenue, compared to 37% for the same period in 1996. The increased percentage of net revenue derived from advertising in the later period reflects a continuation of ZDNet's strategic shift from a business model based on subscription-based fees and services to one based on advertising.

  Revenue from advertising increased 228% to $23.6 million for year ended December 31, 1997 from $7.2 million for the pro forma year ended December 31, 1996. The increase in advertising revenue was attributable to increases in the number of advertisers, the average expenditures per advertiser and increasing advertising rates. The increase was evenly attributable to rate and volume increases. Subscription-based fees and services decreased by 28% to $8.6 million from $11.9 million from the same period in 1996.

 Cost of operations

  Production and content

  Production and content expenses were $23.5 million or 73% of net revenue for year ended December 31, 1997, compared to $16.7 million or 87% of net revenue for the pro forma year ended December 31, 1996. The absolute dollar increase in production and content charges was due to an increase in Ziff-Davis Inc.'s revenue based royalty charge to ZDNet, as well as an increase in production costs to support higher user traffic levels, and increased editorial costs associated with the launch of new content areas. The cost of production and content decreased as a percentage of revenue primarily due to economies of scale. Royalty charges from ZD were $1.6 million and $1.0 million for the year ended December 31, 1997 and the pro forma year ended December 31, 1996, respectively.

  Selling, general and administrative expenses

  Selling, general and administrative expenses were $23.5 million or 73% of net revenue for the year ended December 31, 1997, compared to $15.1 million or 79% of net revenue for the pro forma year ended December 31, 1996. The absolute dollar increase in selling, general and administrative expenses was due to higher sales commission costs paid to SIM and to the initial hiring of the existing ZDNet sales and marketing teams. SIM was the exclusive sales team for ZDNet prior to 1997. Sales and marketing costs were $15.9 million or 49% of net revenue for the year ended December 31, 1997 compared to $11.0 million or 57% of net revenue for the pro forma year ended December 31, 1996. Included in sales and marketing costs was an allocation from Ziff-Davis Inc. relating to certain selling, general and administrative services and shared services provided on a centralized basis amounting to $0.5 million for the year ended December 31, 1997. There was no such charge for the pro forma year ended December 31, 1996.

  Administrative and overhead costs were $7.6 million or 23% of net revenue for the year ended December 31, 1997 from $4.1 million or 21% of net revenue for the pro forma year ended December 31, 1996. Included in administrative and overhead costs was an allocation of the cost of certain Ziff-Davis Inc. services provided on a centralized basis amounting to $3.4 million and $2.7 million for the year ended December 31, 1997 and the pro forma year ended December 31, 1996, respectively. Selling, general and administrative expenses decreased as a percentage of revenue primarily due to economies of scale.

  Depreciation and amortization

  Depreciation and amortization expense was $1.5 million for the year ended December 31, 1997, compared to $0.7 million for the pro forma year ended December 31, 1996. The increase in depreciation expense primarily related to the increased capital expenditures made by ZDNet for equipment necessary to expand its network and infrastructure in order to support its continued growth.

  Amortization of intangible assets

  Amortization of intangible assets was $6.2 million for the year ended December 31, 1997 compared to $5.7 million for the pro forma year ended December 31, 1996. In February 1997, ZDNet purchased a 70% interest in GameSpot, which created intangible assets of approximately $5.5 million. The 1997 period included approximately $0.5 million of amortization related to this acquisition.

  Minority interest

  The minority interest of $0.4 million for the year ended December 31, 1997, represents losses attributed to the holders of the minority interest in GameSpot which was acquired in January 1997.

  Income taxes

  The 1997 income tax benefit of $0.8 million compares to a pro forma tax provision of $1.1 million in 1996. The benefit represents an effective tax rate of approximately 3.8% and 5.6%, respectively, which is significantly less than the federal statutory rate of 35.0% because ZDNet has a substantial level of non-deductible expenses, as losses which were incurred while ZDNet was under MAC ownership are non-deductible to Ziff-Davis Inc. As such, ZDNet does not reflect any tax benefits associated with those losses.

  Net loss

  As a result of the items described above, ZDNet's net loss increased to $21.2 million for the year ended December 31, 1997 from $17.9 million for the pro forma year ended December 31, 1996.

  EBITDA

  EBITDA for 1997 was a loss of $14,400,000 compared to a loss of $12,601,000 for the pro forma year ended December 31, 1996. The decrease was primarily due to higher production and content costs and selling, general and administrative expenses partially offset by increased revenue.

Liquidity and Capital Resources

 Funding from ZD

  In the financial statements of ZD and ZDNet, whenever ZDNet had a cash need, other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's operations that are not wholly owned, that cash need was funded by ZD and accounted for as a capital contribution (i.e., as an increase in ZDNet's division equity and ZD's Retained Interest in ZDNet). Accordingly, no interest expense has been reflected in the financial statements of ZDNet. Each of ZD and ZDNet is sometimes referred to herein as a "Group". After the date on which ZDNet Stock is first issued, Ziff-Davis Inc. will account for all cash transfers from one Group to or for the account of the other Group (other than transfers in return for assets or services rendered or transfers in respect of ZD's Retained Interest that correspond to dividends paid on ZDNet Stock) as inter-Group revolving credit advances (bearing interest at the rate at which Ziff-Davis Inc. could borrow such funds on a revolving credit basis (as the Board determines in its sole discretion)) unless the Board determines that a given transfer (or type of transfer) should be accounted for as a long-term loan, a capital contribution increasing ZD's Retained Interest in ZDNet or a return of capital reducing ZD's Retained Interest in ZDNet. For a discussion about the terms on which Ziff-Davis Inc. can now borrow on a short-term basis, see "Ziff-Davis Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Credit Facility" set forth in an Annex to this proxy statement. There is no assurance, however that ZDNet will continue to be able to obtain sufficient funding from ZD.

 Sources and uses of cash

  Cash and cash equivalents were $0.3 million at December 31, 1998, an increase of $0.3 million from $0.0 million at December 31, 1997. The increase was due to the factors discussed below:

  Cash used by operations was $4.5 million for the year ended December 31, 1998 compared to $15.3 million for the year ended December 31, 1997. The improvement from 1998 to 1997 was due primarily to a reduction in net loss. The loss for the year ended December 31, 1998 was $7.9 million compared to $21.2 million for the same period in 1997.

  Cash used by investing activities totaled $9.5 million for the year ended December 31, 1998 and $5.4 million for the year ended December 31, 1997. Cash used for capital expenditures for the year ended December 31, 1998 increased by $2.1 million to $4.5 million from $2.4 million for the year ended December 31, 1997. ZDNet intends to continue to invest in equipment as necessary to support the increasing user traffic. Capital expenditures on equipment is expected to be approximately $4.0 million in 1999. In addition, in July 1998, ZDNet invested $5.0 million in preferred stock of Deja News, Inc., an Internet discussion group. During the year ended December 31, 1997, ZDNet spent approximately $3.0 million to acquire a 70% interest in GameSpot.

  Cash provided by financing activities decreased to $14.3 million for the year ended December 31, 1998 from $20.7 million for the year ended December 31, 1997, reflecting the improved operating performance of ZDNet. As discussed under "--Funding from ZD" above, all funding from ZD was accounted for as a capital contribution.

Seasonality

  Historically, ZDNet's business has been seasonal as a significant portion of annual revenue has occurred in the fourth quarter. This fluctuation is a result of seasonal changes common to the media industry. The following table sets forth certain unaudited quarterly combined statement of operations data for each of the eight quarters in the period ended December 31, 1998. In the opinion of Ziff-Davis Inc.'s management, this unaudited information has been prepared on a basis consistent with the audited Combined Financial Statements of ZDNet appearing elsewhere in this Annex and includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth therein when read in conjunction with the Combined Financial Statements and related notes thereto. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                            Quarter Ended
                         ---------------------------------------------------------------------------------------
                                           1997                                        1998
                         ------------------------------------------- -------------------------------------------
                         March 31  June 30  September 30 December 31 March 31  June 30  September 30 December 31
                         --------  -------  ------------ ----------- --------  -------  ------------ -----------
                                                       (dollars in thousands)
Revenue................. $ 5,283   $ 7,862    $ 8,132      $10,941   $ 9,688   $12,274    $14,504      $19,677
Cost of operations......  11,597    14,921     14,401       13,780    16,050    15,405     14,344       17,850
                         -------   -------    -------      -------   -------   -------    -------      -------
Income (loss) from
 operations.............  (6,314)   (7,059)    (6,269)      (2,839)   (6,362)   (3,131)       160        1,827
Minority interest.......     (46)     (201)      (189)          36      (125)     (145)       (60)         196
                         -------   -------    -------      -------   -------   -------    -------      -------
Income (loss) before
 taxes..................  (6,268)   (6,858)    (6,080)      (2,875)   (6,237)   (2,986)       220        1,631
Provision (benefit) for
 taxes..................    (244)     (267)      (232)        (100)     (228)      (92)         8          824
                         -------   -------    -------      -------   -------   -------    -------      -------
Net income (loss)....... $(6,024)  $(6,591)   $(5,848)     $(2,775)  $(6,009)  $(2,894)   $   212      $   807
                         =======   =======    =======      =======   =======   =======    =======      =======
EBITDA(1)............... $(4,498)  $(4,999)   $(4,185)     $  (718)  $(4,511)  $(1,569)   $ 1,857      $ 3,299
                                                            Quarter Ended
                         ---------------------------------------------------------------------------------------
                                           1997                                        1998
                         ------------------------------------------- -------------------------------------------
                         March 31  June 30  September 30 December 31 March 31  June 30  September 30 December 31
                         --------  -------  ------------ ----------- --------  -------  ------------ -----------
Revenue.................  100.0%    100.0%     100.0%       100.0%    100.0%    100.0%      100.0%       100.0%
Cost of operations......  219.5     189.8      177.1        125.9     165.7     125.5        98.9         90.7
                         -------   -------    -------      -------   -------   -------    -------      -------
Income (loss) from
 operations............. (119.5)    (89.8)     (77.1)       (25.9)    (65.7)    (25.5)        1.1          9.3
Minority interest.......   (0.9)     (2.6)      (2.3)         0.3      (1.3)     (1.2)       (0.4)         1.0
                         -------   -------    -------      -------   -------   -------    -------      -------
Income (loss) before
 taxes.................. (118.6)    (87.2)     (74.8)       (26.2)    (64.4)    (24.3)        1.5          8.3
Provision (benefit) for
 taxes..................   (4.6)     (3.4)      (2.9)        (0.9)     (2.4)     (0.7)        0.1          4.2
                         -------   -------    -------      -------   -------   -------    -------      -------
Net income (loss)....... (114.0)%   (83.8)%    (71.9)%      (25.3)%   (62.0)%   (23.6)%       1.4%         4.1%
                         =======   =======    =======      =======   =======   =======    =======      =======
EBITDA(1)...............  (85.1)%   (63.6)%    (51.5)%       (6.6)%   (46.6)%   (12.8)%      12.8%        16.8%

--------
(1)"EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and amortization. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of ZDNet's operating performance or to cash flows as a measure of liquidity. Although Ziff-Davis Inc. believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the media industry, the EBITDA presented for ZDNet may not be comparable to similarly titled measures reported by other companies.

Year 2000 Readiness Disclosure

  During 1997, Ziff-Davis Inc., including the businesses comprising ZDNet, began a review of its computer systems and software to identify systems and software which might malfunction due to misidentification of the Year 2000. Ziff-Davis Inc. is using both internal and external resources to identify, test, correct and reprogram systems and software for Year 2000 readiness.

  At December 31, 1998, Ziff-Davis Inc. was in the research and validation phase of its Year 2000 project for information technology ("IT") systems and non-IT systems. This phase consists of research and validation of all infrastructure, hardware and software, including platform, wide-area network and local-area network components. Research for non-IT systems includes identifying systems that include embedded technology, such as micro-controllers, which are not Year 2000 compliant.

  Ziff-Davis Inc. has identified critical systems and applications that will either be validated for compliance though formal documentation, through vendors or through testing. Ziff-Davis Inc. will enter the testing phase of its infrastructure, hardware, software and databases in the first quarter of 1999 and plans to complete such phase by September 1, 1999. Contingency plans will be developed for any systems or platforms that are known to be non-compliant as of September 1, 1999.

  Some of Ziff-Davis Inc.'s computer systems and databases, including its subscription fulfillment and payroll systems, are managed by third parties under contractual arrangements. Ziff-Davis Inc. currently has no Year 2000 compliance problems known to it relating to third parties. Ziff-Davis Inc. has requested those third parties with which Ziff-Davis Inc. has material relationships in the first quarter of 1999 to advise it as to whether such third parties anticipate difficulties in addressing Year 2000 compliance problems, and if so, the nature of such difficulties. Ziff-Davis Inc. anticipates that such inquiries will be completed by April 30, 1999.

  In addition, Ziff-Davis Inc. will develop contingency plans during the second half of 1999 in order to compensate for any disruption or downtime that could result from a Year 2000 compliance problem. Ziff-Davis Inc. plans to replace IT and non-IT systems that it determines are not Year 2000 compliant prior to October 1, 1999 in order to minimize any risk of a Year 2000 compliance problem.

  Ziff-Davis Inc. has incurred remediation costs associated with its Year 2000 readiness efforts. These remediation costs have been incurred in connection with replacement of systems and hardware, modification of software and consulting costs related to Year 2000 solution providers. The costs to address Year 2000 issues which have been included in the general and administrative expenses of Ziff-Davis Inc. have not been tracked separately and are therefore not determinable. However, management believes these expenses have been substitutive rather than incremental to the recurring level of general and administrative expenses. Total capitalized costs incurred in the replacement of systems in connection with Ziff-Davis Inc.'s Year 2000 readiness efforts as of December 31, 1997 and 1998 were $1.7 million and $3.8 million, respectively. Ziff-Davis Inc. estimates that it will capitalize an additional $3.8 million during 1999 related to its Year 2000 readiness efforts.

  Ziff-Davis Inc. expects to complete testing and replacement of critical systems by the beginning of the fourth quarter of 1999. Ziff-Davis Inc.'s estimate of ZDNet's most reasonably likely "worst case scenario" would be the failure of its internal applications and systems that process and store certain information and data. Ziff-Davis Inc. would resolve the failure of such applications and systems one by one and management of Ziff-Davis Inc. does not believe that the impact on its critical systems would be material. However, if Ziff-Davis Inc. or any subscribers, advertisers, licensors, vendors or other third parties on whom it relies experiences a Year 2000 compliance problem, this could have a material adverse effect on ZDNet's profit and liquidity.

Recently Issued Accounting Pronouncements

  SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities issued in June 1998 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Ziff-Davis Inc. does not expect the adoption of SFAS No. 133 to have a material impact on the ZDNet's results of operations.

  ZDNet expects to adopt the above statement beginning with its 2000 financial statements.

                                     ZDNET

                            DESCRIPTION OF BUSINESS

Introduction

  ZDNet provides technology-related information to Internet users worldwide. ZDNet focuses on content, community and commerce. ZDNet creates up-to-date, reliable and comprehensive content divided broadly into "channels" that focus on specific topics or audience groups. ZDNet's network of over 50 interconnected internet sites offers approximately 1,200 news stories per month, 818,000 product listings and 44,000 downloadable programs. The community of ZDNet users interacts through various online message systems, including bulletin boards, chat rooms, moderated forums and e-mail. ZDNet facilitates commerce by providing users of its sites with the ability to evaluate, compare and purchase products and services and by providing advertisers and merchants with access to a highly targeted user group with attractive demographics.

  According to Media Metrix, in December 1999 zdnet.com ranked first among all Web sites in the category of news, information and entertainment among people who access the Internet from the workplace, ahead of such sites as cnet.com, cnn.com, msnbc.com, Disney Online and espn.com. ZDNet estimates that its Web sites served more than 371 million page views during December 1999, up from 202 million in December 1998. ZDNet delivered approximately 790 million ad-bearing pages during the fourth quarter of 1999, up from 460 million during the same period of 1998. In addition, ZDNet had localized foreign language editions in more than 19 countries as of December 31, 1999.

  ZDNet's objective is to be the leading online content site focused on technology products and services and the preferred online platform for advertisers and merchants. ZDNet's strategy is to:

  . continue to offer differentiated technology-related content,

  . grow ZDNet's user community,

  . build ZDNet's brand strength,

  . increase advertising and commerce revenue,

  . strengthen and expand strategic alliances and

  . extend ZDNet's international presence.


Industry Background

 Growth of the Internet and Demand for Technology-Related Content

  The Internet has emerged as a global mass medium, enabling millions of people to access and share information and conduct business electronically. Jupiter Communications Inc. forecasts that the number of online users in the U.S. will grow to 157 million by the end of 2003, up from 83 million at the end of 1998. Major factors driving this growth include the increasing familiarity and acceptance of the Internet by businesses and consumers, the increasing number of personal computers in homes and offices, the ease, speed and lower cost of Internet access and improvements in network infrastructure.

  As the Internet gains acceptance as an advertising and commerce medium and Internet use continues to grow, technology will play an increasing role in everyday life. According to Dataquest, worldwide end user spending for information technology products and related services is expected to be approximately $2 trillion in 1999 and grow 10% to 15% annually over the next three years. With the growth of the Internet and the widespread use of personal computers, cellular phones, pagers and personal digital assistants, technology has become an area of broad general interest. Users of technology products and services confront an increasingly complex marketplace due to the rapid pace of technological change and the frequent introduction of new products and services. The prevalence of technology and the growing number of technological choices heighten the demand for up-to-date, comprehensive information about technology-related products and services.

 Advertising and Commerce on the Internet

  As the Internet and the technology industry continue to grow, the value of the Internet to advertisers and merchants can be expected to increase as a result of:

  . the growth in the number of Web users,

  . the Internet's global reach,

  . the attractive demographic profile of Web users,

  . the interactive nature of the medium,

  . the increased willingness of users to conduct transactions online and

  . the ability to effectively target user groups, customize promotions and measure Web usage and viewer demographics.

  ZDNet believes these characteristics allow Internet advertisers to build valuable customer relationships through targeted advertising and sales campaigns. The overall market for advertising on the Internet was approximately $1.9 billion in 1998 and $693 million in the first three months of 1999, as measured by the Internet Advertising Bureau. According to Forrester Research, Inc., advertising spending on the Internet will exceed $4 billion in the year 2000 and double to more than $8 billion by 2002.

  The Internet also provides an efficient means for merchants to sell their products and services directly to consumers. Forrester Research, Inc. forecasts that worldwide commerce revenue on the Internet will increase from approximately $35 billion in 1998 to $1.4 trillion in 2003. Internet transactions are expected to increase as merchants improve Web-based transaction-processing technology and as consumers become more accustomed to purchasing online.

  ZDNet believes Internet sites focused on technology are particularly well-suited to promote advertising and commerce because they offer a large user base with attractive demographics for technology and general consumer product companies. Historically, technology-focused sites have attracted primarily technology advertisers, which, according to Internet Advertising Bureau, accounted for approximately 20% of all U.S. online advertising dollars during the first three months of 1999, down from 27% during the same period in 1998. Recently, many of the largest advertisers on traditional media, including consumer product companies, automobile manufacturers and travel-related companies, have expanded their use of Internet advertising. Such consumer-related advertising accounted for 27% of all U.S. online advertising in the first quarter of 1999 according to the Internet Advertising Bureau, and ZDNet believes Internet advertising will become an increasing percentage of consumer product companies' overall advertising budgets in the future. Internet sites with well-recognized brand names that focus on technology should be well-positioned to capitalize on emerging Internet advertising and commerce opportunities.

The ZDNet Solution

  ZDNet's Web sites are designed to capitalize on the market opportunities created by the increasing importance of technology, the emergence of the Internet as a mass medium and the appealing demographics of technology-oriented Web users. ZDNet focuses on content, community and commerce, enabling users to research topics of interest, interact with other users, download software and evaluate and purchase a wide range of products and services at a single destination. Ziff-Davis Inc. was among the first content providers to focus its efforts on the Internet, launching its zdnet.com service in the fall of 1994. The ZDNet solution is based on the following distinguishing attributes:

 Broad-Based Comprehensive Technology and Internet-Related Content

  ZDNet's interconnected and easily navigable sites offer depth and breadth of coverage on the technology industry as well as topics of general interest, including financial information and general news. ZDNet divides its content broadly into "channels" that focus on specific topics or audience groups. Approximately 50 sites can be reached through the zdnet.com home page or through their own distinct domains, and sites are generally organized with similar navigation and layout to ensure consistency throughout the network. ZDNet's online editorial and technical staff of industry experts develops high-quality original content specifically for online interactive use. ZDNet offers approximately 1,200 news stories per month, 818,000 product listings and 44,000 downloadable programs. In addition, through ZDNet's relationship with ZD Publishing, ZDNet currently has use of the content of all of ZD's computer and technology publications, including PC Magazine, PC/Computing, PC Week and Yahoo! Internet Life. See "--Relationship with ZD Publishing" below.

 Strong Community Affinity

  ZDNet has developed an extensive user community and encourages active participation by enabling users to personalize their content and join user groups based on common interests. ZDNet provides forums, chat groups and other interactive online environments that allow users to express views and share information. In addition, its industry personalities host interactive forums that encourage user comments and feedback. To promote its community, ZDNet has instituted a common registration system for chat, discussion and e-mail capabilities. Registered users are able to access member-only software downloads and are eligible for special offers. ZDNet makes a variety of e-mail newsletter and alerts available to its users, allowing subscribers to select those of interest. As of December 1999, ZDNet had an e-mail newsletter subscription base of over 4 million and distributed over 126 million e-mail newsletters and alerts to its users in that month.

 Attractive Environment for Advertising and Commerce

  ZDNet facilitates commerce on its sites by providing users with the ability to evaluate, compare and purchase products and services and by providing advertisers and merchants with access to a highly targeted user group with attractive demographics. According to the Winter 2000 @Plan study, among users of ZDNet's Internet sites:

  . 58% have college degrees,

  . 84% have an annual household income of at least $35,000 (and 21% in excess of $100,000),

  . 55% use the Internet every day and

  . 68% purchased a product in the prior six months after gathering information on the Internet.

  In addition, ZDNet has developed an array of sales and marketing options (banners, sponsorship wraps, buttons, text and graphical links, e-mail sponsorships and custom microsites) designed to assist advertisers in crafting unique and distinctive programs to target and reach their audiences. ZDNet was also the first non-ad agency to win a prestigious "Creative Excellence in Business Advertising" award, presented by the American Business Press.

The ZDNet Strategy

  ZDNet's objective is to be the leading online content site focused on technology products and services for users and the preferred online platform for advertisers and merchants. The key elements of ZDNet's strategy are:

 Continue to Offer Differentiated Technology and Internet-Related Content

  ZDNet will continue to provide comprehensive and authoritative coverage of the technology field in order to attract users and increase the value of its sites to advertisers and merchants. Based on market research and user traffic and feedback, ZDNet will continue to identify technology trends and develop innovative sites that appeal to specific market segments and user interests.

 Grow the ZDNet Community

  ZDNet seeks to further grow its membership base by continuing to provide interesting forums, chat groups and user groups, developing additional interactive capabilities, promoting new online personalities and offering insights from a broad range of experts. In response to these efforts, ZDNet's registered user community has increased from 1,844,571 on December 31, 1998 to 3,331,570 on December 31, 1999, an increase of 81%.

 Build ZDNet Brand Strength

  ZDNet seeks to reinforce its brand recognition and extend its reputation as a preferred destination for users looking to buy, use and learn about technology. ZDNet's brand-building initiatives include displaying the ZDNet brand on all ZDNet site pages (including those accessed through the portals of its strategic partners), providing consistent formats for easy navigation on all its sites and promoting a common registration program for users.

  In December 1999, ZDNet embarked on its first mass market consumer ad campaign targeting the growing population of web users interested in technology. The fifteen month, $25 million campaign includes marketing presence in print media, broadcast and cable channels.

 Increase Advertising and Commerce Revenue

  ZDNet seeks to increase revenue generated from advertising and commerce by continuing to develop innovative content, growing its user community, expanding its base of technology advertisers, attracting consumer and other advertisers and facilitating commerce opportunities. ZDNet continually refines its online tracking reports to better enable advertisers and merchants to demonstrate their advertising effectiveness, evaluate their marketing initiatives and increase the rate of return on their advertising investments. ZDNet plans to increase the number of its revenue-sharing commerce relationships with leading technology and consumer product providers. ZDNet also plans to increase the number of product listings on its ComputerShopper.com channel and expand its ability to facilitate electronic commerce.

 Strengthen and Expand Strategic Alliances

  ZDNet seeks to increase brand awareness, traffic and revenue by entering into strategic alliances with key Internet companies. ZDNet currently has alliances with many of the Web's leading sites, including Yahoo!, Alta Vista, Go.com, Lycos and iVillage and plans to establish new alliances as opportunities arise. As part of these alliances, ZDNet typically provides selected branded content for its partners' sites in return for a variety of benefits including revenue and links back to ZDNet sites from the partner's site, providing ZDNet with access to a broader base of consumers.

 Extend International Presence

  ZDNet had localized foreign language editions in more than 19 countries as of December 31, 1999 and plans to continue to expand into selected overseas markets through international launches as well as joint ventures and licensing arrangements with local operating partners, as opportunities arise.

ZDNet Sites and Services

  ZDNet offers approximately 50 interconnected and easily navigable sites focused on providing comprehensive, authoritative and timely online technology content, creating an active community environment for its users and providing opportunities for commerce.

  ZDNet considers its content to be the most thorough and interesting content on technology that is available online. ZDNet estimates that it currently offers more than 300,000 pages of content on its interconnected sites where users can research, evaluate, learn, interact, download and shop. ZDNet creates original content using its own skilled and dedicated team of 247 editors, online producers, developers and operations staff and also uses content from ZD publications and various strategic alliance partners. ZDNet's content is divided broadly into "channels" that aggregate information from a variety of sources around a specific topic area or audience focus, thereby facilitating accessibility. All channels can be reached through the main zdnet.com home page or through their own distinct domains, making browsing and searching easy.

  ZDNet seeks to foster a sense of community and engage its users in an interactive online experience where they can express opinions and share information about technology-related products and issues. ZDNet offers a variety of features and activities designed to facilitate its community growth and build user loyalty and affinity. Users can personalize the content they seek and join user groups with others who have similar interests. In addition, users can activate the "talk-back" feature, which allows them to state their views, and the "e-mail to a friend" feature, which allows them to easily send articles of interest to others. During December 1999, ZDNet estimates that 275,000 e-mails were sent using the e-mail to a friend feature. Many of ZDNet's channels provide moderated forums and chat events on a variety of current news and segment topics and certain hosts of these forums have become popular Internet personalities.

  ZDNet seeks to facilitate commerce on the Internet by combining information about hardware and software products and services with direct access to merchants. ZDNet's primary computer commerce site, ComputerShopper.com, was one of the first Web shopping services to integrate comparative pricing, how-to guides, buying tips, specifications, product reviews and multiple direct purchasing sources. ComputerShopper.com currently displays products from more than 107 merchants in over 122 product categories and enables shoppers to both evaluate products and directly make purchases online.

 Select ZDNet Sites

  ZDNet.com (www.zdnet.com) is the home page and gateway for all of ZDNet's sites and was ranked first among all Web sites in the category of news, information and entertainment (as measured by net reach) among people who access the Internet from the workplace in December 1999 according to Media Metrix.

  ComputerShopper.com (www.computershopper.com) supplies users with a comprehensive display of computer and technology products in one central location with direct links to merchants to facilitate commerce transactions. ZDNet shoppers can easily browse and search pricing and product information, access expert recommendations and buying tips and complete their purchases online for a unified shopping experience. Users of ComputerShopper.com can purchase products directly on the site using a secured server or can place orders through individual merchants (by clicking through to the merchants Web sites, dialing the merchants' 1-800 numbers or faxing the orders to the vendors).

  ZDNet Products (www.zdproducts.com) is a comprehensive and authoritative source for information on purchasing computer products and technology. This site is organized with user-friendly search and compare capabilities and offers readily available expert advice and reviews for a full range of users and systems.

  ZDNet Anchordesk (www.anchordesk.com) was one of the first Web sites to provide a combination of opinionated analysis and news in an interactive e-mail environment featuring a talk-back capability for its subscribers. This site offers a companion e-mail newsletter which is distributed every business day to a subscription base of over 2 million.

  ZDNet News (www.zdnn.com) provides 24 hours a day, 7 days a week coverage for computing and technology news and information. ZDNet News generates original news content produced by its own staff. It also posts content from other sources including ZD publications such as PC Week, Inter@ctive Week and Sm@rt Reseller, ZDTV, ZD Radio and strategic partners such as MSNBC and the Wall Street Journal. ZDNet News also publishes an e-mail newsletter six days a week and provides news to the Wall Street Journal, MSN and Yahoo!, among others.

  GameSpot and Videogames.com (www.gamespot.com, www.videogames.com) offer comprehensive news, reviews, previews and tips for all game categories.

  ZDNet Help (www.zdhelp.com) offers comprehensive tips, advice and trouble-shooting aids for a full range of hardware and software. Users can search, browse or access experts in chat rooms and on bulletin boards.

  ZDNet Downloads (www.hotfiles.com) offers over 44,000 files of shareware, freeware and other downloadable software programs, nearly all of which are tested for viruses and compatibility and approximately 33,000 of these files are professionally reviewed and rated.

  ZDNet Inter@ctive Investor (www.zdii.com) provides up-to-the-minute proprietary financial news and commentary on the technology sector. It provides access to multiple third-party information services such as Reuters, The Red Herring magazine, Multex Systems Inc., ValueLine, Hoover's and Zack's Investment Research. This site was ranked in the top 20 of Barron's annual survey of the top Internet investment sites in 1998 and 1999.

 Other ZDNet Channels

  Ziff-Davis Print Publication Sites. Pursuant to an arrangement with ZD Publishing, each of the Ziff-Davis print publications has a branded Web site within ZDNet's interconnected sites. Each of the sites contains content adapted from Ziff-Davis print media and original content developed specifically for these sites. Among the print publication sites currently operated by ZDNet are the companion sites of ZD's most successful print magazines, such as PC Magazine, PC/Computing, PC Week and Yahoo! Internet Life. For a more detailed description of the arrangement between the buyer of ZD Publishing and ZDNet for the publication web sites, see "--Relationship with ZD Publishing" below.

  Topical Channels. ZDNet also has ten topical channels that bring together one or more sites with a common theme, such as Tech News, Business & Technology, Tech Life and Reviews. The Tech Life channel, for example, is aimed at consumers and includes content, community and commerce geared for personal use, families, gamers, and music aficionados. The Business & Technology channel aggregate sites aimed at information technology managers in large and medium sized business as well as small business users.

  ZDNet seeks to identify and monitor technology trends in order to effectively launch and introduce new sites and channels that address the needs of its audience.

Relationship with ZD Publishing

  ZDNet believes that its current relationship with ZD Publishing provides it with substantial advantages over other online technology content providers.

  ZDNet currently has the exclusive right to use ZD Publishing's technology content online and currently enjoys the benefits of cross promotion with ZD Publishing. After completion of the pending sale of ZD Publishing described earlier in this proxy statement, ZDNet will continue to have that right and to enjoy the benefits of cross promotion under the terms of a five year license agreement described under "Proposal 1--The Restructuring of Ziff-Davis--The Sale Agreements--ZDNet License Agreement." See "Risk Factors--Risk Factors Relating to the Restructuring--The Sale of ZD's Businesses May Adversely Affect ZDNet's Future Business."

Strategic Alliances

  ZDNet's strategic alliances are important sources of content exchange, revenue, brand visibility and increased user traffic. ZDNet has strategic alliances with many of the Web's leading sites, including Yahoo!, AltaVista, Go.com, Lycos and iVillage pursuant to which selected ZDNet-branded content is displayed on their sites in exchange for traffic, brand recognition, content or a percentage of the revenue generated from those sites. These alliances are generally for 1 or 2 year terms, subject to renewal upon the agreement of both parties. In addition, ZDNet content is distributed by various Internet service providers such as Earthlink, MindSpring and BellSouth to individual and corporate customers.

International

  Through wholly owned sites and joint ventures, ZDNet currently operates localized versions of certain of its Web sites in the United Kingdom, Germany, France, China, Singapore and Australia. In addition, through licensing arrangements with non-U.S. operators, localized foreign language versions of ZDNet's Web sites were available as of December 31, 1999 in more than 12 additional regions, including Japan, Italy, Latin America, Russia, South Africa, Spain and Switzerland. In order to deliver high-quality content worldwide, each of ZDNet's international Web sites offers content tailored specifically to its local market in addition to content from ZDNet's U.S. Web sites translated into the local language. See "Risk Factors--Other Risk Factors--ZDNet Intends To Expand Its International Operations And May Encounter A Number Of Problems Doing So. There Are Also A Number Of Risks Associated With International Operations That Could Adversely Affect ZDNet's Business".

Advertising Sales and Marketing

  ZDNet derives the principal portion of its revenue from the sale of advertisements. For the first nine months of 1999 advertising revenue represented 92% of ZDNet's net revenue. Advertising revenue is generally derived from short-term contracts on a per impression basis and by the number of product listings in the ComputerShopper.com site.

  ZDNet believes that its user demographics are attractive to technology and general consumer product advertisers and merchants. ZDNet has developed extensive sales and marketing programs designed to assist advertisers in reaching their audiences through distinctive and customizable programs. ZDNet sells display advertising in multiple formats (such as banners, sponsorship wraps, buttons, text and graphical links and e-mail sponsorships) that allow users to link directly to the advertisers' own Web sites or to special promotional microsites created by ZDNet on behalf of its advertisers. In addition, advertising can be purchased in selected areas or across ZDNet's entire network of sites.

  ZDNet believes that its focused and well-trained sales and marketing organization is important to attaining and maintaining premium advertising pricing and maximizing revenue. ZDNet's sales and marketing organization uses market research tools, such as Media Metrix and ZDNetTrak services, to inform clients about overall industry trends. ZDNetTrak is a quarterly marketing survey that tracks ZDNet Web users and their online activities, including their purchasing behavior. ZDNet's direct sales and marketing organization consisted of 139 professionals as of December 31, 1999. Sales and marketing are generally organized by geographic region.

  During the fourth quarter of 1999, 588 companies advertised with ZDNet (as compared to 377 in the fourth quarter of 1998). The following is a list of ZDNet's top fifteen advertising customers (based on advertising revenue in the first nine months of 1999):

Active Home/X-10                Egghead                                     Micron Computer
Beyond.com                      First USA                                   Microsoft
Buy.com                         Gateway                                     Seagate
Compaq/Digital                  Hewlett Packard                             Symantec
Dell                            Intel                                       Toshiba

  No advertiser accounted for more than 6% of ZDNet's revenue during the first nine months of 1999. ZDNet's 20 largest advertising customers accounted for approximately 42.1% of net advertising revenue during the first nine months of 1999.

Technology Infrastructure and Operations

  ZDNet has developed an expandable operations infrastructure using open standard hardware and software systems. ZDNet's network of sites is primarily hosted on ZDNet servers maintained at multiple locations to facilitate load balancing and reduce potential downtimes. Additionally, ZDNet outsources certain hosting and related functions to Frontier Global Center, Real Networks and InterStep, Inc. The primary data center is designed to minimize failures by utilizing redundant equipment and connectivity paths.

  ZDNet has developed systems allowing it to efficiently create new content channels and build in personalization capabilities. With respect to advertising, publishing and systems management tools, ZDNet has licensed technology from:

  . Vignette for its StoryServer publishing system,

  . Thunderstone for its Texis search software and

  . Deja.com for software relating to "threaded messages", which are user originated messages that are organized under specific topics and subtopics and then are presented to users for further discussion.

  ZDNet also has developed complementary proprietary systems and solutions to enhance traffic and advertising measurement functions.

Competition

  Competition among Internet content sites is intense and is expected to increase significantly in the future. The market for Internet content providers is rapidly evolving and barriers to entry are low, enabling newcomers to launch competitive sites at relatively low cost.

  ZDNet competes for advertisers, merchants, users and strategic partners with
(1) Web sites specializing in technology information, such as sites provided by c|net, CMP, IDG and Internet.com, (2) Internet portals, search sites and content aggregators, such as Excite, Infoseek, Lycos and Yahoo!, (3) general purpose online service providers, such as America Online and MSN, (4) general news sites, such as those provided by CNN and ABC, (5) browser/software companies offering information services, such as Microsoft and Netscape and (6) large general-interest sites. In addition, ZDNet competes with traditional media content businesses such as newspapers, magazines, radio and television. Additionally, certain ZDNet channels compete with Web sites focused on a particular corresponding content niche. For example, GameSpot competes with Web sites such as those provided by snowball.com and c|net Gamecenter, and the ZDNet Downloads compete with several software download sites.

  Primary competitive factors in attracting users are quality, reliability, brand recognition and depth, breadth and presentation of content. Primary competitive factors in attracting advertisers are user demographics and volume, ability to deliver interactive and focused advertising and cost-effectiveness. ZDNet's success will depend on its ability to continue to provide comprehensive, engaging content to attract and maintain both users and advertisers.

Employees

  As of December 31, 1999, ZDNet had 483 employees, including 247 in Web design and content development, 139 in sales, marketing, customer support and audience development, 84 in technical development and operations and 13 in administration, planning and finance. ZDNet also uses independent contractors and temporary employees. None of ZDNet's employees is represented by a labor union. ZDNet considers its relationship with its employees to be satisfactory.

Facilities

  ZDNet's headquarters are located in San Francisco and its other principal offices are located in the Boston metropolitan area, New York, Chicago, Los Angeles, Seattle and Miami. Ziff-Davis Inc. leases all of the property and offices occupied by ZDNet and as a result ZDNet pays an allocated portion of Ziff-Davis Inc.'s lease payments. ZDNet believes that the properties it occupies are adequate for its current operations, and that suitable additional or alternative space, including space available under lease options, will be available on reasonable commercial terms for future expansion.

Legal Proceedings

 Class Action and Derivative Litigation

  Following a decline in the price per share of Ziff-Davis Inc.'s common stock in October 1998, eight securities class action suits were filed against Ziff-Davis Inc. and certain of its directors and officers in the United States District Court for the Southern District of New York.

  The complaints alleged that defendants violated Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 in connection with the registration statement filed by Ziff-Davis Inc. with the Securities and Exchange Commission relating to the initial public offering of Ziff-Davis Inc.'s stock on April 28, 1998 (the "IPO"). More particularly, the complaints alleged that the registration statement contained false and misleading statements and failed to disclose facts that could have indicated an impending decline in Ziff-Davis Inc.'s revenue. The complaints sought on behalf of a class of purchasers of Ziff-Davis Inc. common stock from the date of the IPO through October 8, 1998, unspecified damages, interest, fees and costs, recession and injunctive relief such as the imposition of a constructive trust upon the proceeds of the IPO.

  On January 28, 1999, the court entered an order consolidating the actions, appointing lead plaintiff's counsel and requiring the filing of a consolidated amended complaint. The consolidated amended complaint was filed on June 15, 1999 and only alleges claims under Section 11 of the Securities Act of 1933. On May 20, 1999, Ziff-Davis Inc. moved to dismiss the consolidated amended complaint. In July 1999, plaintiffs filed their response to the motion. Ziff-Davis Inc. filed a reply on August 11, 1999. The motion has not yet been decided.

  In addition, two derivative suits have been filed by stockholders against Ziff-Davis Inc. and all of its directors in the Court of Chancery of the State of Delaware for New Castle County. The complaints allege that the directors breached their fiduciary duties to Ziff-Davis Inc. by repricing the stock options awarded to certain directors and demand the nullification of the repricing and an injunction against exercise by the directors of any repriced option. Plaintiffs filed an amended complaint on February 17, 1999 (which is substantially similar to the original complaints, except that the amended complaint also addresses the granting of "new options" at an allegedly "reduced exercise price") and the actions have been consolidated. Answers to the amended complaint on behalf of both Ziff-Davis Inc. and its directors were filed on April 12, 1999. Discovery is proceeding.

 Other Legal Proceedings

  Ziff-Davis Inc. was named as a defendant in an action, filed on April 17, 1998 in the Supreme Court of the State of New York, by minority stockholders of SOFTBANK Interactive Marketing Inc. ("SIM"), formerly an indirect subsidiary of SOFTBANK Corp. The complaint alleged, among other things, that SBH, SIM's majority stockholder, acting with Ziff-Davis Inc. and two of its senior officers and directors who were directors of SIM (and who were also named as defendants), had conflicts of interest between SIM and other Softbank investments (including investment in Ziff-Davis Inc.) and failed to act in the best interests of SIM and the minority stockholders by taking actions which benefited Ziff-Davis Inc. The complaint stated claims based on common law fraud, breach of fiduciary duty and aiding and abetting theories and seeks in excess of $200,000,000 in damages. Upon motion of Ziff-Davis Inc. and the other defendants, all of the claims against them other than a breach of contract claim which is solely against SBH, were dismissed on February 26, 1999.

On April 1, 1999, plaintiffs filed a notice of appeal of the dismissal. On September 2, 1999, the remaining claim, which was solely against SBH, was dismissed. On October 6, 1999, plaintiffs filed a notice of appeal of this dismissal.

  Ziff-Davis Inc. and ZDTV, L.L.C. ("ZDTV") were named as defendants in an action filed on November 10, 1999 in the U.S. District Court, Southern District of New York, by Mark Bunting, Tom Hoitsma and SkyTV Inc. In October, 1998 ZDTV through a subsidiary purchased certain assets from corporations owned by plaintiff and two other individuals. In addition to a cash payment at the closing of the sale, ZDTV agreed to pay additional purchase price, contingent on the future operating profits of the SkyTV division. Ziff-Davis Inc. guaranteed the obligations of ZDTV. The complaint alleges, among other things, that ZDTV and Ziff-Davis Inc. breached their covenants of good faith and fair dealing by failing to act in the best interests of the SkyTV division, to support and procure business for the SkyTV division, and to provide public relations, marketing assistance and corporate sales team support, thereby lessening plaintiff's opportunity to earn additional purchase price. The complaint seeks an amount to be determined at trial, but not less than $60,000,000 in damages.

  Although the outcome of these cases cannot be predicted, Ziff-Davis Inc. believes that there are substantial defenses to the claims. Ziff-Davis Inc. currently cannot estimate its ultimate liability, if any, with respect to such pending litigations. Accordingly, no provision for such matters has been included in the financial statements.

  There are no other legal proceedings to which Ziff-Davis Inc. is a party, other than ordinary routine litigation incidental to its business that is not otherwise material to the business or financial condition of Ziff-Davis Inc.

                                     ZDNet
                        (a division of Ziff-Davis Inc.)

                            COMBINED BALANCE SHEETS
                             (dollars in thousands)

        September 30, December 31,
            1999          1998
        ------------- ------------
         (Unaudited)
ASSETS

Current assets:

  Cash and cash equivalents................................... $    491 $   292
  Accounts receivable, net....................................   20,882  18,732
  Receivable from ZD..........................................   16,729     --
  Deferred taxes..............................................      --      779
  Other current assets........................................      453     265
                                                               -------- -------
    Total current assets......................................   38,555  20,068
Securities available for sale.................................    7,916      --
Property and equipment, net...................................    6,400   5,618
Investments, at cost..........................................   11,618   5,000
Deferred taxes................................................    2,883   4,274
Intangible assets, net........................................  112,278  62,726
                                                               -------- -------
    Total assets.............................................. $179,650 $97,686
                                                               ======== =======

               LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Accounts payable............................................ $  4,095 $ 2,553
  Accrued expenses............................................    5,458   3,495
  Unearned income.............................................    8,523   1,078
                                                               -------- -------
    Total current liabilities.................................   18,076   7,126
Non-current liabilities.......................................      --    1,013
                                                               -------- -------
    Total liabilities.........................................   18,076   8,139
                                                               -------- -------
Commitments and contingencies (see Note 9)
Division equity...............................................  161,574  89,547
                                                               -------- -------
    Total liabilities and division equity..................... $179,650 $97,686
                                                               ======== =======

     The accompanying notes are an integral part of the combined financial statements.

                                     ZDNet
                        (a division of Ziff-Davis Inc.)

                       COMBINED STATEMENTS OF OPERATIONS
     (Unaudited--dollars in thousands, except share and per share amounts)

                               Three months ended        Nine months ended
                                  September 30,            September 30,
                             ------------------------ ------------------------
                                1999         1998        1999         1998
                             -----------  ----------- -----------  -----------
Revenue, net...............  $    26,291  $    14,504 $    67,791  $    36,466
Cost of operations:
  Production and content...        9,205        5,906      25,491       18,971
  Selling, general and
   administrative
   expenses................       12,464        6,801      31,241       22,048
  Stock-based
   compensation............          839          --        2,953          --
  Depreciation and
   amortization of property
   and equipment...........          860          617       2,031        1,362
  Amortization of
   intangible assets.......        3,376        1,020       5,759        3,418
                             -----------  ----------- -----------  -----------
Income (loss) from
 operations................         (453)         160         316       (9,333)
Interest income............          393          --          943          --
Minority interest..........          --            60         117          330
                             -----------  ----------- -----------  -----------
Income (loss) before income
 taxes.....................          (60)         220       1,376       (9,003)
Income tax provision
 (benefit).................          681            8       1,487         (312)
                             -----------  ----------- -----------  -----------
Net income (loss)..........  $      (741) $       212 $      (111) $    (8,691)
                             ===========  =========== ===========  ===========
Pro forma net income (loss)
 per basic common share....  $      (.01) $       .00 $      (.00) $      (.12)
Pro forma weighted average
 basic common shares
 outstanding...............   73,402,667   71,500,000  72,315,852   71,500,000



     The accompanying notes are an integral part of the combined financial statements.

                                     ZDNet
                        (a division of Ziff-Davis Inc.)

               COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                       (Unaudited--dollars in thousands)

                                                                Nine months
                                         Three months ended        ended
                                            September 30,      September 30,
                                         --------------------- ---------------
                                            1999       1998     1999    1998
                                         ----------  --------- ------  -------
Net (loss) income ...................... $     (741) $    212  $ (111) $(8,691)
Other comprehensive income (loss), net
 of tax:
  Foreign currency translation
   adjustments..........................        118      (129)    864     (105)
  Unrealized (loss) gain on securities
   available for sale...................     (1,648)      --      989      --
                                         ----------  --------  ------  -------
Comprehensive (loss) income ............ $   (2,271) $     83  $1,742  $(8,796)
                                         ==========  ========  ======  =======



     The accompanying notes are an integral part of the combined financial statements.

                                     ZDNet
                        (a division of Ziff-Davis Inc.)

                       COMBINED STATEMENTS OF CASH FLOWS
                       (Unaudited--dollars in thousands)

                                                              Nine Months
                                                                 Ended
                                                             September 30,
                                                            -----------------
                                                              1999     1998
                                                            --------  -------
Cash flows from operating activities:
Net loss .................................................. $   (111) $(8,691)
Adjustments to reconcile net loss to net cash provided
 (used) by operating activities:
  Depreciation and amortization of property and equipment..    2,031    1,362
  Amortization of intangible assets........................    5,759    3,418
  Minority interest........................................     (117)     --
  Deferred tax provision (benefit).........................    1,487     (312)
  Stock-based compensation.................................    2,953      --
  Changes in operating assets and liabilities:
    Accounts receivable....................................   (1,731)  (3,712)
    Other current assets...................................     (191)      (1)
    Accounts payable and accrued expenses..................    2,923    2,867
    Unearned income........................................    1,205      734
    Other, net.............................................      814     (329)
                                                            --------  -------
Net cash provided (used) by operating activities...........   15,022   (4,664)
                                                            --------  -------
Cash flows from investing activities:
  Capital expenditures.....................................   (2,763)  (3,181)
  Investments..............................................   (6,618)  (5,000)
  Acquisitions.............................................  (12,000)     --
                                                            --------  -------
Net cash used by investing activities......................  (21,381)  (8,181)
                                                            --------  -------
Cash flows from financing activities:
  Capital (distributions) contributions to from ZD.........   (2,723)  13,242
  Advances to ZD, net......................................  (16,686)     --
  Proceeds from stock offering(1)..........................   25,885      --
  Proceeds from exercise of stock options..................       82      --
                                                            --------  -------
Net cash provided by financing activities..................    6,558   13,242
                                                            --------  -------
Net increase in cash and cash equivalents..................      199      397
Cash and cash equivalents at beginning of period...........      292       28
                                                            --------  -------
Cash and cash equivalents at end of period................. $    491  $   425
                                                            ========  =======

--------
(1) Net of transaction costs of $2,615.

     The accompanying notes are an integral part of the combined financial statements.

                                     ZDNet
                        (a division of Ziff-Davis Inc.)

               COMBINED STATEMENTS OF CHANGES IN DIVISION EQUITY
                             (dollars in thousands)

                                                               Unrealized gain   Cumulative   Total
                          Division     Deferred   Accumulated   on securities    translation division
                           capital   compensation   deficit   available for sale adjustment   equity
                          ---------  ------------ ----------- ------------------ ----------- --------
Balance at December 31,
 1998...................  $ 148,975    $(13,345)   $ (46,047)        $--            $(36)    $ 89,547
Return of capital to
 parent.................     (2,723)                                                           (2,723)
Stock-based compensation
 earned.................                  2,953                                                 2,953
Unrealized gain on
 securities available
 for sale, net..........                                              989                         989
Issuance of ZDNet
 Stock..................     25,885                                                            25,885
Acquisition of
 GameSpot...............     12,031        (443)                                               11,588
Exercise of ZDNet
 options................         82                                                                82
Stock issued for
 acquisitions...........     32,500                                                            32,500
Net income..............                                (111)                                    (111)
Foreign exchange
 translation
 adjustment.............                                                             864          864
                          ---------    --------    ---------         ----           ----     --------
Balance at September 30,
 1999 (unaudited).......  $ 216,750    $(10,835)   $(46,158)         $989           $828     $161,574
                          =========    ========    =========         ====           ====     ========



     The accompanying notes are an integral part of the combined financial statements.

                                     ZDNet
                        (a division of Ziff-Davis Inc.)

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
 (numbers rounded to the nearest thousand, except share and per share amounts)

1. Organization and Basis of Presentation

 Basis of presentation

  The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to present fairly the combined financial position of ZDNet at September 30, 1999 and the results of its combined operations for the three and nine months ended September 30, 1999 and 1998 and cash flows for the nine months ended September 30, 1999 and 1998 have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. It is suggested that the statements be read in conjunction with ZDNet's combined financial statements for the year ended December 31, 1998, included in Ziff-Davis Inc.'s Current Report on Form 8-K dated August 4, 1999 (File No. 001-14055).

 Formation of Ziff-Davis Inc.

  Ziff-Davis Inc. was formed through an initial public offering and reorganization that were completed on May 4, 1998 (see Note 2). Prior to that date, the predecessors of Ziff-Davis Inc. were wholly owned indirect subsidiaries of SOFTBANK Corp. (together with its non-Ziff-Davis Inc. affiliates, "Softbank") or assets owned by MAC Inc., an affiliate of Softbank ("MAC Assets").

  ZDNet is the Internet business division of Ziff-Davis Inc. ZD is the division of Ziff-Davis Inc. focused on the business of print publishing, trade shows and conferences, television, market research and education. At September 30, 1999, ZD held a retained interest in ZDNet of approximately 81.5% (see Note 3).

 Acquisition of GameSpot, Inc.

  In January 1997, SOFTBANK Holdings Inc. ("SBH"), an affiliate of Ziff-Davis Inc., acquired 70.0% of GameSpot Inc. ("GameSpot", formerly SpotMedia Communications, Inc.) for approximately $3,000,000. Funds for this acquisition were provided by Ziff-Davis Inc. to SBH. As part of the reorganization and initial public offering that was completed on May 4, 1998 (See Note 2), the 70.0% interest in GameSpot was contributed to ZDNet. Because GameSpot and Ziff-Davis Inc. were under common control at the time of the transaction, the GameSpot acquisition has been accounted for in a manner similar to a pooling of interests and GameSpot's results have been included in ZDNet's results since the time of common ownership (January 1997).

  On April 7, 1999, Ziff-Davis Inc. completed the acquisition of the remaining 30.0% interest in GameSpot in exchange for 600,000 newly issued shares of Ziff-Davis Inc.--ZDNet Common Stock ("ZDNet Stock") valued at approximately $11,400,000. This acquisition has been accounted for under the purchase method of accounting.

 Reclassifications

  Certain amounts have been reclassified, where appropriate, to conform to the current financial statement presentation.

                                     ZDNet
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)


2. Reorganization and Initial Public Offering

  On May 4, 1998, SOFTBANK Corp., through its wholly owned subsidiary, SBH, completed a reorganization whereby the common stock of the predecessor companies to Ziff-Davis Inc. was contributed to Ziff-Davis Inc. in exchange for 73,619,355 shares of Ziff-Davis Inc.'s common stock. Concurrent with the reorganization, Ziff-Davis Inc. (1) completed an initial public offering of 25,800,000 common shares at an initial public offering purchase price of $15.50 per share, (2) issued $250,000,000 of 8 1/2% subordinated notes due 2008, (3) entered into a $1,350,000,000 credit facility with a group of banks under which $1,250,000,000 was borrowed and (4) converted $908,673,000 of intercompany indebtedness to equity. In addition, Ziff-Davis Inc. received approximately $9,107,000 of fixed assets from Kingston Technology Company ("Kingston"), a related party, in exchange for 580,645 shares of Ziff-Davis Inc.'s common stock and $107,000 in cash. These assets have been subsequently leased back to Kingston. Total shares of common stock issued to Softbank were 74,200,000. The transactions described above are herein referred to as the "Reorganization".

  Proceeds, net of transaction costs, from the initial public offering and funding transactions in the Reorganization of $1,863,260,000 were used to complete the purchase of certain assets from MAC for $370,000,000, and repay intercompany indebtedness. The ZDNet business was a portion of the MAC Assets acquired at that time.

3. ZDNet Stock

  The stockholders of Ziff-Davis Inc. voted, at a Special Meeting held on March 30, 1999, to authorize the issuance of a new series of common stock, designated as Ziff-Davis Inc.--ZDNet Common Stock ("ZDNet Stock"), which is intended to reflect the performance of Ziff-Davis Inc.'s Internet business division ("ZDNet"). When the ZDNet Stock was issued on April 6, 1999, Ziff-Davis Inc.'s existing common stock was re-classified as Ziff-Davis Inc.--ZD Common Stock ("ZD Stock"), which is intended to reflect the performance of Ziff-Davis Inc.'s other businesses and a retained interest in ZDNet (i.e., Ziff-Davis Inc.'s retained interest in ZDNet excluding the interest intended to be represented by outstanding shares of ZDNet Stock)(collectively, "ZD").

  Prior to the ZDNet Stock offering, ZD held a 100% retained interest in ZDNet. The ZDNet Stock offering was completed on April 6, 1999. Ziff-Davis Inc. issued 11,500,000 shares at $19.00 per share including 1,500,000 shares issued in conjunction with the underwriters' exercise of their option to purchase additional shares to cover over-allotments. Ziff-Davis Inc. attributed to ZDNet 1,500,000 of the sold shares in a manner analogous to a primary offering and the related net proceeds of approximately $25,900,000. The full amount of the net proceeds was loaned to ZD as an intercompany loan which bears interest at the rate at which funding is available to Ziff-Davis Inc. After giving effect to the ZDNet Stock offering, there were 11,500,000 shares of ZDNet Stock outstanding and another 60,000,000 notional shares of ZDNet Stock intended to represent ZD's retained interest in ZDNet, which was approximately 83.9% immediately following the offering.

  Prior to the ZDNet Stock offering, Ziff-Davis Inc. provided all funding for ZD and ZDNet. Ziff-Davis Inc. continued these practices until the ZDNet Stock was issued. Accordingly, no interest expense or income to or from ZD has been reflected in the financial statements of ZDNet for any period prior to the date on which the ZDNet Stock was issued.

  The following summary pro forma information has been prepared as if the ZDNet Stock offering had been consummated on January 1, 1999. The pro forma adjustments include the recognition of $550,000 of interest income from ZD and the tax effect of this adjustment at a statutory tax rate of 41.0%. The pro forma data is not

                                     ZDNet
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)

necessarily indicative of actual results had the transaction occurred on January 1, 1999. Further, pro forma results are not meant to represent future financial results. There is no pro forma impact for the three month period ended September 30, 1999.

                                                             Nine Months Ended
                                                               September 30,
                                                                   1999
                                                             -----------------
                                                              (in thousands,
                                                               except share
                                                                 amounts)
      Revenue, net..........................................      $67,791
      Loss from operations..................................          316
      Interest income.......................................        1,493
      Income before taxes...................................        1,926
      Income tax provision..................................        1,712
      Net income............................................          214
      Pro forma net income per basic and diluted common
       share................................................         0.00

4. Investments

 BuyDirect.com Inc.

  On February 19, 1999 ZDNet acquired warrants to purchase 2,005,400 shares of Series E preferred stock of BuyDirect.com Inc. ("Series E shares") at a exercise price $1.65 per share. On March 25, 1999, ZDNet exercised its warrants and received 1,510,020 Series E shares in a cashless exercise by exchanging 495,380 warrants in lieu of payment of the exercise price. On March 30, 1999, BuyDirect.com Inc. was acquired by Beyond.com Corporation and these Series E shares were converted to 438,057 shares of Beyond.com Corporation and at September 30, 1999 are reflected in the balance sheet as Securities Available for Sale.

  The warrants were granted in connection with an agreement by BuyDirect.com Inc. to advertise on certain ZDNet sites. As a result, the fair value of the warrants on February 19, 1999 was recorded as deferred revenue and will be recognized as income over the life of the advertising agreement. The fair value of the warrants was determined to be $6,240,000.

  In June 1999, ZDNet entered into an agreement to hedge a portion of the unrealized gain associated with these shares. (See Note 9).

 Deja.com Inc.

  On May 13, 1999, ZDNet made an additional investment in Deja.com Inc. (formerly Deja News, Inc.) with the purchase of 386,939 shares of Series D convertible non-voting preferred stock at a purchase price of $3.61 per share. This investment is accounted for at cost.

 Onebox.com, Inc.

  On July 30, 1999, ZDNet made an investment in Onebox.com, Inc. with the purchase of 346,650 shares of Series B preferred stock at a purchase price of approximately $1,000,000. This investment is accounted for at cost.

 Techies.com, Inc.

  On September 14, 1999, ZDNet made an investment in Techies.com, Inc. ZDNet paid $4,000,000 in cash for 655,738 shares of Series B convertible preferred stock. This investment is accounted for at cost.

                                     ZDNet
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)


5. Acquisitions

 Updates.com Inc.

  On July 2, 1999, ZDNet acquired Updates.com Inc. for a purchase price of approximately $18,500,000. Consideration was in the form of $5,000,000 in cash and 582,526 shares of ZDNet Stock valued at $13,500,000. This acquistion was accounted for under the purchase method of accounting.

 SoftSeek Inc.

  On July 30, 1999, ZDNet acquired SoftSeek Inc. for a purchase price of approximately $26,000,000. Consideration was in the form of $7,000,000 in cash and 991,038 shares of ZDNet stock valued at $19,000,000. This acquisition was accounted for under the purchase method of accounting.

6. Income Taxes

  Income taxes are provided based on ZDNet's projected annual effective tax rate which differs from the U.S. federal statutory rate of 35.0% due to (i) certain items which are not deductible for income tax purposes, primarily nondeductible goodwill amortization, and (ii) the effect of state and local taxes. In addition, tax benefits attributable to losses in foreign jurisdictions and certain U.S. losses are subject to the establishment of a valuation allowance inasmuch as such loss carryforwards are not expected to be utilized in the future. The tax benefit recorded for the nine months ended September 30, 1999 has been reflected as a non-current deferred tax asset as it is anticipated that the benefit will reverse in future periods when ZDNet generates taxable income.

7. Earnings per share

  Pro forma earnings per share and the related weighted average common shares outstanding presented in the statement of operations assume that the ZDNet Stock offering (see Note 3) occurred on January 1, 1998. Diluted earnings per share are not shown as the impact of stock options would be anti-dilutive.

8. Registration Statement

  On August 5, 1999, Ziff-Davis Inc. filed a registration statement on Form S-3 (File No. 333-84555), which became effective on August 11, 1999, with the Securities and Exchange Commission to register 1,180,173 shares of ZDNet Stock in connection with the acquisition of Updates.com and SoftSeek Inc.

9. Commitments and Contingencies

 Strategic Alternatives

  On July 14, 1999, Ziff-Davis Inc. announced that it has retained the investment banking firm of Morgan Stanley Dean Witter ("Morgan Stanley") to explore strategic alternatives to maximize shareholder value. The Ziff-Davis Inc. Board of Directors has not embraced any particular strategic alternative and will investigate all possible alternatives, including strategic alliances, mergers, and the sale or joint venture of all or some of Ziff-Davis Inc.'s businesses (including ZDNet). No assurances can be given that any transaction will result from the exploration process that Morgan Stanley Dean Witter has been retained to manage.

                                     ZDNet
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)

 Class action and derivative litigations

  ZDNet and Ziff-Davis Inc. are subject to various legal proceedings arising in the normal course of business.

  Following a decline in the price per share of Ziff-Davis Inc.'s common stock in October 1998, eight securities class action suits were filed against Ziff-Davis Inc. and certain of its directors and officers in the United States District Court for the Southern District of New York.

  The complaints alleged that defendants violated Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 in connection with the registration statement filed by Ziff-Davis Inc. with the Securities and Exchange Commission relating to the initial public offering of Ziff-Davis Inc.'s stock completed on May 4, 1998 (the "IPO"). More particularly, the complaints alleged that the registration statement contained false and misleading statements and failed to disclose facts that could have indicated an impending decline in Ziff-Davis Inc.'s revenue. The complaints sought on behalf of a class of purchasers of Ziff-Davis Inc.'s common stock from the date of the IPO through October 8, 1998, unspecified damages, interest, fees and costs, rescission, and injunctive relief such as the imposition of a constructive trust upon the proceeds of the IPO.

  On January 28, 1999, the court entered an order consolidating the actions, appointing lead plaintiff's counsel and requiring the filing of a consolidated amended complaint. The consolidated amended complaint was filed on June 15, 1999 and only alleges claims under Section 11 of the Securities Act of 1933. On May 20, 1999, Ziff-Davis Inc. moved to dismiss the consolidated amended complaint. In July 1999, plaintiff filed their response to the motion. Ziff-Davis Inc. filed a reply on August 11, 1999. The motion has not yet been decided.

  In addition, two derivative suits have been filed by stockholders against Ziff-Davis Inc. and all of its directors in the Court of Chancery of the State of Delaware for New Castle County. The complaints allege that the directors breached their fiduciary duties to Ziff-Davis Inc. by repricing the stock options awarded to certain directors and demand the nullification of the repricing and an injunction against exercise by the directors of any repriced option. Plaintiffs filed an amended complaint on February 17, 1999 (which is substantially similar to the original complaints, except that the amended complaint also addresses the granting of "new options" at an allegedly "reduced exercise price") and the actions have been consolidated. Answers to the amended complaint on behalf of both Ziff-Davis Inc. and its directors were filed on April 12, 1999. Discovery is proceeding.

 Other legal proceedings

  Ziff-Davis Inc. was named as a defendant in an action, filed on April 17, 1998 in the Supreme Court of the State of New York, by minority stockholders of SOFTBANK Interactive Marketing Inc. ("SIM"), formerly an indirect subsidiary of SOFTBANK Corp. The complaint alleged, among other things, that SBH, SIM's majority stockholder, acting with Ziff-Davis Inc. and two of its senior officers and directors who were directors of SIM (and who were also named as defendants), had conflicts of interest between SIM and other Softbank investments (including investments in Ziff-Davis Inc.) and failed to act in the best interests of SIM and the minority stockholders by taking actions which benefited Ziff-Davis Inc. The complaint stated claims based on common law fraud, breach of fiduciary duty and aiding and abetting theories and seeks in excess of $200,000,000 in damages. Upon motion of Ziff-Davis Inc. and the other defendants, all of the claims against them other than a breach of contract claim which is solely against SBH, were dismissed on February 26, 1999. On April 1, 1999, plaintiffs filed a notice of appeal of the dismissal. On September 2, 1999, the remaining claim, which was solely against SBH, was dismissed. On October 6, 1999, plaintiffs filed a notice of appeal of this dismissal.

                                     ZDNet
                        (a division of Ziff-Davis Inc.)

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(Continued) (numbers rounded to the nearest thousand, except share and per share amounts)


  Ziff-Davis Inc. and ZDTV, L.L.C. ("ZDTV"), a majority owned affiliate of Ziff-Davis Inc., were named as defendants in an action filed on November 10, 1999 in the U.S. District Court, Southern District of New York, by plaintiff. In October, 1998 ZDTV through a subsidiary purchased certain assets from corporations owned by plaintiff and two other individuals. In addition to a cash payment at the closing of the sale, ZDTV agreed to pay additional purchase price, contingent on the future operating profits of the SkyTV division. Ziff-Davis Inc. guaranteed the obligations of ZDTV. The complaint alleges, among other things, that ZDTV and Ziff-Davis Inc. breached their covenants of good faith and fair dealing by failing to act in the best interests of the SkyTV division, to support and procure business for the SkyTV division, and to provide public relations, marketing assistance and corporate sales team support, thereby lessening plaintiff's opportunity to earn additional purchase price. The complaint seeks an amount to be determined at trial, but not less than $60,000,000 in damages.

  Although the outcome of these cases cannot be predicted, Ziff-Davis Inc. believes that there are substantial defenses to the claims. Ziff-Davis Inc. currently cannot estimate its ultimate liability, if any, with respect to such pending litigations. Accordingly, no provision for such matters has been included in the financial statements.

 Beyond.com Hedge

  In June 1999, ZDNet entered into a short-sale to effect a hedge on 300,000 of its 438,057 shares of Beyond.com. These shares were sold on behalf of ZDNet by a third party at a weighted average price of $22.50 per share. In September 1999, ZDNet delivered the shares required to close the short position by repurchasing the shares at a market price of $14.00 per share. A gain of approximately $2,600,000 was deferred in the period related to this hedge transaction.

10. Subsequent Events

 Registration statement

  On October 22, 1999, Ziff-Davis Inc. filed a registration statement on Form S-3 (File No. 333-89597), which became effective on October 29, 1999, with the Securities and Exchange Commission to register 180,000 shares of ZDNet Stock acquired by three selling shareholders of GameSpot in connection with its merger with ZDNet.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ziff-Davis Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, cash flows and changes in division equity, present fairly, in all material respects, the financial position of ZDNet (a division of Ziff-Davis Inc., the "Company") at December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from February 29, 1996 to December 31, 1996 and for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 1 to the financial statements, ZDNet is a division of Ziff-Davis Inc.; accordingly, the financial statements of ZDNet should be read in conjunction with the audited financial statements of Ziff-Davis Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
February 22, 1999

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

                            COMBINED BALANCE SHEETS
                             (dollars in thousands)

                                                                  December 31,
                                                                 ---------------
                                                                  1997    1998
                                                                 ------- -------
                             ASSETS
Current assets:
  Cash and cash equivalents..................................... $    28 $   292
  Accounts receivable, net of allowance for doubtful accounts of $522 and $1,866, for 1997 and 1998, respectively..........  11,396  18,732
  Deferred taxes................................................      69     779
  Other current assets..........................................      28     265
                                                                 ------- -------
    Total current assets........................................  11,521  20,068
Property and equipment, net.....................................   3,145   5,618
Investment, at cost.............................................     --    5,000
Deferred taxes..................................................   5,496   4,274
Intangible assets, net..........................................  67,164  62,726
                                                                 ------- -------
    Total assets................................................ $87,326 $97,686
                                                                 ======= =======
                LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Accounts payable.............................................. $   645 $ 2,553
  Accrued expenses..............................................   2,208   3,495
  Unearned income...............................................     --    1,078
                                                                 ------- -------
    Total current liabilities...................................   2,853   7,126
Non-current liabilities.........................................   1,181   1,013
                                                                 ------- -------
    Total liabilities...........................................   4,034   8,139
                                                                 ------- -------
Commitments and contingencies (Notes 12 and 13)
Division equity.................................................  83,292  89,547
                                                                 ------- -------
    Total liabilities and division equity....................... $87,326 $97,686
                                                                 ======= =======

     The accompanying notes are an integral part of the combined financial statements.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

                       COMBINED STATEMENTS OF OPERATIONS
                             (dollars in thousands)

                                              Period from       Year ended
                                           February 29, 1996   December 31,
                                            to December 31,  -----------------
                                                 1996          1997     1998
                                           ----------------- --------  -------
Revenue, net..............................     $ 16,215      $ 32,218  $56,143
Cost of operations:
  Production and content..................       14,863        23,543   26,208
  Selling, general and administrative
   expenses...............................       13,280        23,475   30,993
  Depreciation and amortization of
   property and equipment.................          656         1,495    2,010
  Amortization of intangible assets.......        4,829         6,186    4,438
                                               --------      --------  -------
    Total operating expenses..............       33,628        54,699   63,649
                                               --------      --------  -------
Loss from operations......................      (17,413)      (22,481)  (7,506)
Minority interest.........................          --            400      134
                                               --------      --------  -------
Loss before income taxes..................      (17,413)      (22,081)  (7,372)
Provision (benefit) for income taxes......         (488)         (843)     512
                                               --------      --------  -------
Net loss..................................     $(16,925)     $(21,238) $(7,884)
                                               ========      ========  =======


     The accompanying notes are an integral part of the combined financial statements.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

                       COMBINED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                              Period from       Year ended
                                           February 29, 1996   December 31,
                                            to December 31,  -----------------
                                                 1996          1997     1998
                                           ----------------- --------  -------
Cash flows from operating activities:
Net loss..................................     $(16,925)     $(21,238) $(7,884)
Adjustments to reconcile net loss to net
 cash
 used in operating activities:
  Depreciation and amortization...........          656         1,495    2,010
  Amortization of intangible assets.......        4,829         6,186    4,438
  Minority interest.......................          --           (400)    (134)
  Deferred tax benefit....................         (488)         (843)     512
  Changes in operating assets and
   liabilities:
    Accounts receivable...................       (1,892)       (4,524)  (7,336)
    Other current assets..................       (1,217)        4,093     (237)
    Accounts payable and accrued
     expenses.............................        2,347        (1,311)   3,195
    Unearned income.......................           93           (93)   1,078
    Other, net............................          (23)        1,371     (164)
                                               --------      --------  -------
Net cash used in operating activities.....      (12,620)      (15,264)  (4,522)
                                               --------      --------  -------
Cash flows from investing activities:
  Capital expenditures....................       (1,010)       (2,374)  (4,483)
  Investments and acquisitions, net of
   cash acquired..........................          --         (2,998)  (5,000)
                                               --------      --------  -------
Net cash used in investing activities.....       (1,010)       (5,372)  (9,483)
                                               --------      --------  -------
Cash flows from financing activities:
  Capital contributions from ZD...........       13,630        20,664   14,269
                                               --------      --------  -------
Net cash provided by financing
 activities...............................       13,630        20,664   14,269
                                               --------      --------  -------
Net increase in cash and cash
 equivalents..............................          --             28      264
Cash and cash equivalents at beginning of
 period...................................          --            --        28
                                               --------      --------  -------
Cash and cash equivalents at end of
 period...................................     $    --       $     28  $   292
                                               ========      ========  =======
Supplemental Cash Flow Information:
  Non-cash capital contribution...........     $    --       $  5,167  $   --

     The accompanying notes are an integral part of the combined financial statements.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

               COMBINED STATEMENTS OF CHANGES IN DIVISION EQUITY
                             (dollars in thousands)

                                                           Cumulative   Total
                         Paid-in    Deferred   Accumulated translation division
                         capital  compensation   deficit   adjustment   equity
                         -------- ------------ ----------- ----------- --------
Balance at February 29,
 1996................... $ 81,900   $    --     $    --       $ --     $ 81,900
Capital contribution
 from ZD................   13,630        --          --         --       13,630
Net loss................      --         --      (16,925)       --      (16,925)
Foreign currency
 translation
 adjustment.............      --         --          --         (30)        (30)
                         --------   --------    --------      -----    --------
Balance at December 31,
 1996...................   95,530        --      (16,925)       (30)     78,575
Capital contribution
 from ZD................   25,831        --          --         --       25,831
Net loss................      --         --      (21,238)       --      (21,238)
Foreign currency
 translation
 adjustment.............      --         --          --         124         124
                         --------   --------    --------      -----    --------
Balance at December 31,
 1997...................  121,361        --      (38,163)        94      83,292
Capital contribution
 from ZD................   14,269        --          --         --       14,269
Conversion of Softbank
 stock options..........       76        (76)        --         --          --
Issuance of ZDNet
 options................   13,269    (13,269)        --         --          --
Net loss................      --         --       (7,884)       --       (7,884)
Foreign currency
 translation
 adjustment.............      --         --          --        (130)       (130)
                         --------   --------    --------      -----    --------
Balance at December 31,
 1998................... $148,975   $(13,345)   $(46,047)     $ (36)   $ 89,547
                         ========   ========    ========      =====    ========


     The accompanying notes are an integral part of the combined financial statements.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
 (numbers rounded to the nearest thousand, except share and per share amounts)

1. Organization and Basis of Presentation

 Formation of Ziff-Davis Inc.

  Ziff-Davis Inc. was formed through an initial public offering and reorganization that were completed on May 4, 1998 (described below). Prior to that date, the predecessors of Ziff-Davis Inc. (currently named ZD Inc. and ZD Events Inc.) were wholly owned indirect subsidiaries of SOFTBANK Corp. (together with its non-Ziff-Davis Inc. affiliates, "Softbank").

  ZDNet is the online business division of Ziff-Davis Inc. ZD is the division of Ziff-Davis Inc. (formerly ZD Inc.) focused on the business of print publishing, trade shows and conferences, market research and education. Each of ZD and ZDNet is sometimes referred to herein as a "Group".

  In order to prepare separate financial statements for ZD and ZDNet, Ziff-Davis Inc. has allocated all of its consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet. Thus, the financial statements of ZD and ZDNet, taken together, comprise all of the accounts included in the corresponding consolidated financial statements of Ziff-Davis Inc.

  ZDNet's financial statements reflect the application of certain cash management and allocation policies adopted by the Board of Directors of Ziff-Davis Inc. (the "Board"). These policies are summarized in Note 4 "Certain Cash Management and Allocation Policies".

  Even though Ziff-Davis Inc. has allocated all of its consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet, that allocation and the division of Ziff-Davis Inc.'s common stock will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of any creditors. Holders of ZDNet Stock (as defined below) will continue to be common stockholders of Ziff-Davis Inc. and, as such, will be subject to all risks associated with an investment in Ziff-Davis Inc. and all of its businesses, assets and liabilities.

  Financial impacts that occur at ZD that affect Ziff-Davis Inc.'s consolidated results of operations or financial position could affect the results of operations or financial condition of ZDNet or the market price of ZDNet Stock. In addition, net losses of ZD, and any dividends or distributions on or repurchases of ZD Stock, will reduce the assets of Ziff-Davis Inc. legally available for dividends on ZDNet Stock. Accordingly, financial information for ZDNet should be read in conjunction with financial information for ZD and financial information for Ziff-Davis Inc.

 Relationship with Softbank and MAC

  SOFTBANK Corp. is the indirect majority stockholder of Ziff-Davis Inc. SOFTBANK Corp. is a Japanese corporation which at the time of the acquisition of the MAC Assets was majority owned directly and indirectly by its president, Mr. Son. As of December 31, 1998 Mr. Son owned approximately 45% of SOFTBANK Corp. (50.2% as of December 31, 1997). MAC, also a Japanese corporation, was wholly owned by Mr. Son.

 Acquisition of ZDNet

  In February 1996, Softbank acquired the stock of Ziff-Davis Holdings Corp. ("Holdings") for an aggregate purchase price of approximately $1,800,000,000, plus transaction costs. Concurrent with the acquisition, in a separate agreement, MAC, directly or through wholly owned affiliates, acquired certain assets and assumed certain liabilities of ZD Inc. (the "MAC Assets"), a wholly owned subsidiary of Holdings (formerly Ziff-Davis Inc.), for an aggregate purchase price of approximately $302,000,000. ZDNet comprised a portion of the MAC Assets.

  These acquisitions have been accounted for as of February 29, 1996 using the purchase method of accounting. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed relating to ZDNet was $72,692,000.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


 Acquisition of GameSpot, Inc.

  In January 1997, SOFTBANK Holdings Inc. an affiliate of Ziff-Davis Inc., ("SBH") acquired 70% of GameSpot, Inc. ("GameSpot", formerly SpotMedia Communications, Inc.) for approximately $3,000,000. Funds for this acquisition were provided by Ziff-Davis Inc. to SBH. As part of the initial public offering and reorganization that was completed on May 4, 1998 (described below), GameSpot was contributed to ZDNet. Because GameSpot and Ziff-Davis Inc. were under common control at the time of the transaction, the GameSpot acquisition has been accounted for in a manner similar to a pooling of interests and GameSpot's results have been included in ZDNet's results since the time of common ownership (January 1997). The "pooling" of GameSpot results in a non-cash capital contribution of $5,167,000, for the year ended December 31, 1997.

 Reorganization and initial public offering

  On February 4, 1998, a nonstock corporation, ZD Inc., was formed in contemplation of a reorganization and initial public offering of Ziff-Davis Inc. Upon completion of the initial public offering (described below), Ziff-Davis Inc. was renamed ZD Inc., ZDCF was renamed ZD Events Inc. and ZD Inc. was renamed Ziff-Davis Inc.

  On May 4, 1998, SOFTBANK Corp., through its wholly owned subsidiary, SBH, completed a reorganization whereby the common stock of ZD Inc. and ZD Events Inc. were contributed to Ziff-Davis Inc. in exchange for 73,619,355 shares of Ziff-Davis Inc.'s common stock. Concurrent with the reorganization, Ziff-Davis Inc. (1) completed an initial public offering of 25,800,000 common shares at an initial public offering purchase price of $15.50 per share, (2) issued $250,000,000 of 8 1/2% subordinated notes due 2008, (3) entered into a $1,350,000,000 credit facility with a group of banks under which $1,250,000,000 was borrowed and (4) converted $908,673,000 of intercompany indebtedness to equity. In addition, Ziff-Davis Inc. received approximately $9,107,000 of fixed assets from Kingston Technology Company ("Kingston"), a related party, in exchange for 580,645 shares of Ziff-Davis Inc.'s common stock and $107,000 in cash. These assets have been subsequently leased back to Kingston. Total shares of common stock issued to Softbank were 74,200,000. The transactions described above are herein referred to as the "Reorganization".

  Proceeds, net of transaction costs, from the initial public offering and funding transactions in the Reorganization of $1,863,260,000 were used to complete the purchase of certain assets from MAC for $370,000,000, and repay intercompany indebtedness. The ZDNet business was a portion of the MAC Assets acquired at that time.

  On May 28, 1998, Ziff-Davis Inc.'s U.S. underwriters exercised their option to purchase 2.0 million additional shares of common stock to cover over-allotments. Ziff-Davis Inc. purchased the additional shares from SBH resulting in no change to the total number of shares outstanding. On December 31, 1998 SBH contributed 71,619,355 shares of Ziff-Davis Inc.'s common stock to SOFTBANK America Inc., an affiliate of SOFTBANK Corp.

 Investment in Deja News Inc.

  On July 22, 1998, ZDNet purchased $5,000,000 in Series C, convertible, non-voting preferred shares of Deja News Inc., an Internet discussion network. This investment is being accounted for at cost.

2. ZDNet Stock Proposal (unaudited)

  The stockholders of Ziff-Davis Inc. are scheduled to vote on a proposal (the "Tracking Stock Proposal") to authorize the issuance of a new series of common stock, to be designated as Ziff-Davis Inc.--ZDNet

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

Common Stock ("ZDNet Stock"), intended to reflect the performance of Ziff-Davis Inc.'s online business division ("ZDNet"). The majority owner of the common stock of Ziff-Davis Inc. has committed to vote for the Tracking Stock Proposal. Before the ZDNet Stock is first issued, Ziff-Davis Inc.'s existing common stock will be re-classified as Ziff-Davis Inc.--ZD Common Stock ("ZD Stock") and that stock will be intended to reflect the performance of Ziff-Davis Inc.'s other businesses and a "Retained Interest" in ZDNet (i.e., Ziff-Davis Inc.'s retained interest in ZDNet excluding the interest intended to be represented by outstanding shares of ZDNet Stock) (collectively, "ZD").

  ZD currently has a 100% Retained Interest in ZDNet. Following approval of the Tracking Stock Proposal, Ziff-Davis Inc. currently plans to offer to the public, for cash, 10,000,000 shares of ZDNet Stock intended to represent approximately 14% of the equity value attributed to ZDNet. Ziff-Davis Inc. expects to offer ZDNet Stock to the public sometime in the first or second quarter of 1999. However, Ziff-Davis Inc. could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time. In addition to or instead of the offering, Ziff-Davis Inc. reserves the right to distribute ZDNet Stock to stockholders of Ziff-Davis Inc.

  Currently, Ziff-Davis Inc. provides all funding for ZD and ZDNet as described in Note 4 under "Certain Cash Management and Allocation Policies". Ziff-Davis Inc. intends to continue these practices until ZDNet Stock is first issued. Accordingly, no interest expense or income to or from ZD has been reflected in the financial statements of ZDNet for any period prior to the date on which ZDNet Stock is first issued.

  After the date on which ZDNet Stock is first issued, for financial statement purposes, the following policies will apply except to the extent the Board rescinds, modifies or adds to them:

    (a) Ziff-Davis Inc. will attribute each future incurrence or issuance of external debt or preferred stock (and the proceeds thereof) to ZD, except in cases where the Board determines otherwise. The Board may determine from time to time to attribute an incurrence or issuance of debt or preferred stock (and the proceeds thereof) to ZDNet to the extent that Ziff-Davis Inc. incurs or issues the debt or preferred stock for the benefit of ZDNet, but the Board will not be required to do so.

    (b) Ziff-Davis Inc. will attribute each future issuance of ZD Stock (and the proceeds thereof) to ZD. Ziff-Davis Inc. may attribute any future issuance of ZDNet Stock (and the proceeds thereof) to ZD in respect of its Retained Interest in ZDNet (in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent) or to ZDNet (in a manner analogous to a primary offering of common stock). Dividends on and repurchases of ZD Stock will be charged against ZD, and dividends on and repurchases of ZDNet Stock will be charged against ZDNet. In addition, at the time of any dividend on ZDNet Stock, Ziff-Davis Inc. will credit to ZD, and charge against ZDNet, a corresponding amount in respect of ZD's Retained Interest in ZDNet.

    (c) Whenever ZDNet holds cash (other than cash of ZDNet's foreign operations or cash of ZDNet's operations that are not wholly owned), ZDNet will normally transfer that cash to ZD. Conversely, whenever ZDNet has a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's operations that are not wholly owned), ZD will normally fund that cash need. However, the Board will determine, in its sole discretion, whether to provide any particular funds to either Group. The Board is not obligated to cause either Group to provide funds to the other Group if the Board determines it is not in the best interest of Ziff-Davis Inc. to do so.

    (d) Ziff-Davis Inc. will account for all cash transfers from one Group to or for the account of the other Group (other than transfers in return for assets or services rendered or transfers in respect of ZD's

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

  Retained Interest that correspond to dividends paid on ZDNet Stock) as inter-Group revolving credit advances unless (1) the Board determines that a given transfer (or type of transfer) should be accounted for as a long-term loan, (2) the Board determines that a given transfer (or type of transfer) should be accounted for as a capital contribution increasing ZD's Retained Interest in ZDNet or (3) the Board determines that a given transfer (or type of transfer) should be accounted for as a return of capital reducing ZD's Retained Interest in ZDNet. There are no specific criteria to determine when Ziff-Davis Inc. will account for a cash transfer as a long-term loan, a capital contribution or a return of capital rather than an inter-Group revolving credit advance. The Board would make such a determination in the exercise of its business judgment at the time of such transfer (or the first of such type of transfer) based upon all relevant circumstances. Factors the Board would consider include (1) the current and projected capital structure of each Group, (2) the relative levels of internally generated funds of each Group, (3) the financing needs and objectives of the recipient Group, (4) the investment objectives of the transferring Group, (5) the availability, cost and time associated with alternative financing sources and (6) prevailing interest rates and general economic conditions.

    (e) Any cash transfer accounted for as an inter-Group revolving credit advance will bear interest at the rate at which Ziff-Davis Inc. could borrow such funds on a revolving credit basis (as the Board determines in its sole discretion). Any cash transfer accounted for as a long-term loan will have interest rate, amortization, maturity, redemption and other terms that generally reflect the then prevailing terms on which Ziff-Davis Inc. could borrow such funds (as the Board determines in its sole discretion).

    (f) Any cash transfer from ZD to ZDNet (or for its account) accounted for as a capital contribution will correspondingly increase ZDNet's division equity and ZD's Retained Interest in ZDNet. As a result, the number of shares of ZDNet Stock that could be issued by Ziff-Davis Inc. for the account of ZD in respect of its Retained Interest in ZDNet (the "Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet") will increase by (1) the amount of such capital contribution divided by (2) the Market Value of ZDNet Stock on the date of transfer.

    (g) Any cash transfer from ZDNet to ZD (or for its account) accounted for as a return of capital will correspondingly reduce ZDNet's division equity and ZD's Retained Interest in ZDNet. As a result, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet will decrease by
  (1) the amount of such return of capital divided by (2) the Market Value of ZDNet Stock on the date of transfer.

3. Summary of Significant Accounting Policies

 Principles of combination

  The combined financial statements include the accounts of ZDNet. All significant transactions within the ZDNet division have been eliminated on combination.

 Cash and cash equivalents

  ZDNet considers all highly liquid investments with an original maturity of 3 months or less to be cash equivalents.

 Concentration of credit risk

  ZDNet places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of federally insured limits. ZDNet has not experienced losses in such accounts.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  ZDNet's customers represent a variety of technology companies in the U.S. and other countries. ZDNet extends credit to its customers and historically has not experienced significant losses relating to receivables from individual customers or groups of customers.

 Property and equipment

  Property and equipment have been recorded at cost or estimated fair value at the date of acquisition. Depreciation is computed using the straight-line method half-year convention over the estimated useful lives of the assets which range from 3 to 8 years. Leasehold improvements are amortized using the straight-line method over the service life of the improvement or the life of the related lease, whichever is shorter. Maintenance and repair costs are charged to expense as incurred.

 Intangible assets

  Intangible assets consist principally of advertising lists, subscriber lists and goodwill. Amortization of these assets is computed on a straight-line basis over estimated useful lives. Identifiable intangible assets are amortized over a period of 2 to 9 years and goodwill, which represents the excess of the purchase price over the estimated fair values of net assets acquired, is amortized over a period of 10 to 20 years. (See Note 6.) ZDNet assesses the recoverability of intangible assets whenever adverse events or changes in circumstances indicate that expected future cash flows (undiscounted and without interest charges) may not be sufficient to support the carrying amount of intangible assets. If undiscounted cash flows are not sufficient to support the recorded value of assets, an impairment loss is recognized to reduce the carrying value of the intangibles to estimated recoverable value. ZDNet has not experienced any impairment of its intangible assets.

 Revenue recognition

  ZDNet's revenue is derived principally from the sale of advertisements on short-term contracts. Advertising revenue is recognized ratably in the period in which the advertisement is displayed, provided that no significant obligations remain and collection of the resulting receivable is probable. ZDNet's obligations typically include guarantees of a minimum number of "impressions," or times that an advertisement appears in pages viewed by users of ZDNet's online properties. To the extent minimum guaranteed impressions are not met, ZDNet defers recognition of the corresponding revenue until the remaining guaranteed impression levels are achieved.

  Revenue from subscription based fees and services is recognized evenly over the term of the contract.

  Revenue from barter transactions is recognized during the period in which the advertisements are displayed. Barter transactions are recorded at the lower of estimated fair value of the goods or services received or the estimated fair value of the advertisements given. To date, barter transactions have been insignificant.

 Foreign currency

  The effect of translating foreign currency financial statements into U.S. dollars is included in the cumulative translation adjustment account in division equity. Gains and losses on foreign currency transactions, which are not significant to operations, have been included in selling, general and administrative expenses. ZDNet has not historically entered into forward currency contracts.

 Income taxes

  ZDNet uses the asset and liability approach for financial accounting and reporting of deferred taxes.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from these estimates.

 Fair value of financial instruments

  All current assets and liabilities are carried at cost, which approximates fair value because of the short-term maturity of those instruments.

 Stock-based compensation

  ZDNet has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), to account for stock options. Effective January 1, 1996, ZDNet adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation.

 Comprehensive income

  ZDNet implemented SFAS No. 130 Reporting Comprehensive Income, effective January 1, 1998. This standard requires ZDNet to report the total changes in division equity that do not result directly from transactions with stockholders, including those which do not affect retained earnings. These changes are not material to ZDNet's combined financial statements.

 New accounting pronouncement

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. ZDNet does not expect that the adoption of SFAS No. 133 will have a material impact on ZDNet's results of operations. ZDNet will adopt SFAS No. 133 beginning with its 2000 financial statements.

4. Certain Cash Management and Allocation Policies

  ZDNet's financial statements reflect the application of certain cash management and allocation policies summarized below. The Board may rescind, modify or add to any of these policies.

 Treasury activities

  Ziff-Davis Inc. manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt, and the issuance and repurchase of common stock and preferred stock. Each of ZDNet and ZD generally remits its cash receipts (other than receipts of foreign operations or operations that are not wholly owned) to Ziff-Davis Inc., and Ziff-Davis Inc. generally funds ZDNet's cash disbursements (other than disbursements of foreign operations or operations that are not wholly owned), on a daily basis.

  In the financial statements of ZD and ZDNet, (1) all external debt and equity transactions (and the proceeds thereof) were attributed to ZD, (2) whenever ZDNet held cash (other than cash of ZDNet's foreign

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

operations or cash of ZDNet's operations that are not wholly owned), that cash was transferred to ZD and accounted for as a return of capital (i.e., as a reduction in ZDNet's division equity and ZD's Retained Interest in ZDNet) and
(3) whenever ZDNet had a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's operations that are not wholly owned), that cash need was funded by ZD and accounted for as a capital contribution (i.e., as an increase in ZDNet's division equity and ZD's Retained Interest in ZDNet). Accordingly, no interest expense or income to or from ZD has been reflected in the financial statements of ZDNet.

 Corporate general and administrative expenses

  Ziff-Davis Inc. allocates the cost of certain corporate general and administrative services and shared services (including certain legal, accounting (tax and financial), information systems, telecommunications, purchasing, marketing, intellectual property, public relations, corporate office and travel expenses) (collectively, "Central Services") to ZDNet based on utilization. Where determinations based on utilization alone are impracticable, Ziff-Davis Inc. uses other methods and criteria that management believes to be equitable and to provide a reasonable estimate of the cost attributable to ZDNet.

 Taxes

  Federal income taxes, which are determined on a consolidated basis, except for GameSpot, are allocated to ZDNet (and reflected in its financial statements) in accordance with Ziff-Davis Inc.'s tax allocation policy. In general, this policy provides that the consolidated tax provision (and related tax payments or refunds) are allocated between the Groups based principally upon the financial income, taxable income, credits and other amounts directly related to the respective Groups. Tax benefits that cannot be used by the Group generating such attributes, but can be utilized on a consolidated basis, are allocated to the Group that generated such benefits. As a result, the allocated Group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Groups had filed separate tax returns.

 Royalty charges

  ZD charges ZDNet an annual fee for the use of various brands and editorial content. The current annual fee, which is reflected in ZDNet's financial statements as part of its production and content costs, is equal to 5% of the first $100,000,000 of ZDNet's revenue for the year, 4% of the next $50,000,000 of ZDNet's revenue for that year and 3% of any incremental revenue over $150,000,000 for that year. The Board may at some point in the future change this fee as it, in its sole discretion, deems appropriate in light of the circumstances from time to time.

5. Property and equipment, net

  Property and equipment, net consists of the following:

                                                            December 31,
                                                       ------------------------
                                                          1997         1998
                                                       -----------  -----------
                                                       (dollars in thousands)
     Computers and equipment.......................... $     4,274  $     8,003
     Furniture and fixtures...........................         708        1,076
     Leasehold improvements...........................         314          700
                                                       -----------  -----------
                                                             5,296        9,779
     Accumulated depreciation and amortization........      (2,151)      (4,161)
                                                       -----------  -----------
                                                       $     3,145  $     5,618
                                                       ===========  ===========

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except per share and share amounts)

6. Intangible assets, net

  Intangible assets, net consists of the following:

                                                            December 31,
                                                       ------------------------
                                       Range of Useful
                                            Lives
                                           (years)        1997         1998
                                       --------------- -----------  -----------
                                                       (dollars in thousands)
     Subscription lists...............          2      $     4,300  $     4,300
     Advertising lists................          9            2,400        2,400
     Goodwill.........................      10-20           71,479       71,479
                                                       -----------  -----------
                                                            78,179       78,179
     Accumulated amortization.........                     (11,015)     (15,453)
                                                       -----------  -----------
                                                       $    67,164  $    62,726
                                                       ===========  ===========

  Intangible assets primarily relate to the acquisition of the MAC Assets. As discussed in Note 1, the acquisition was accounted for under the purchase method of accounting. As such, the purchase price of this acquisition was allocated to tangible and identifiable intangible assets with the remaining amount being allocated to goodwill.

  Advertising lists and subscriber lists were recorded at estimated fair value as determined by an income approach.

  All intangible assets are being amortized using the straight-line method over estimated useful lives, up to 20 years. In determining the estimated useful lives, ZDNet considered its competitive position in the markets in which it operates, the historical attrition rates of advertisers, subscribes and exhibitors, legal and contractual obligations and other factors.

  Recoverability of goodwill and intangible assets is assessed at a minimum on an annual basis. Impairments would be recognized in operating results if a permanent diminution in value were to occur based upon an undiscounted cash flow analysis.

7. Accrued Expenses

  Accrued expenses consist of the following:

                                                                  December 31,
                                                                  -------------
                                                                   1997   1998
                                                                  ------ ------
                                                                   (dollars in
                                                                   thousands)
     Payroll and related employee benefits....................... $1,440 $2,221
     Licenses....................................................    108     24
     Other taxes.................................................    189    302
     Other.......................................................    471    948
                                                                  ------ ------
                                                                  $2,208 $3,495
                                                                  ====== ======

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


8. Income Taxes

  Provision (benefit) for income taxes and related assets and liabilities attributed to ZDNet are determined in accordance with Ziff-Davis Inc.'s tax allocation policy. (See Note 4.)

  ZDNet (excluding GameSpot) has been included in a consolidated federal income tax return, except for the periods in which it was owned by MAC Inc. (described in Note 1). GameSpot is a 70% owned subsidiary and files separate federal and state income tax returns on a stand-alone basis.

  Loss before income taxes is attributable to the following jurisdictions:

                                                          December 31,
                                                    ---------------------------
                                                      1996      1997     1998
                                                    --------  --------  -------
                                                     (dollars in thousands)
     U.S........................................... $(15,263) $(18,853) $(5,009)
     Foreign.......................................   (2,150)   (3,228)  (2,363)
                                                    --------  --------  -------
     Total......................................... $(17,413) $(22,081) $(7,372)
                                                    ========  ========  =======

  Components of the provision (benefit) for income taxes are as follows:

                                                                December 31,
                                                              ------------------
                                                              1996   1997   1998
                                                              -----  -----  ----
                                                                (dollars in
                                                                 thousands)
     U.S. federal income taxes:
       Current............................................... $ --   $ --   $--
       Deferred..............................................  (378)  (653)  413
     State and local income taxes:
       Current...............................................   --     --    --
       Deferred..............................................  (110)  (190)   99
     Foreign income taxes....................................   --     --    --
                                                              -----  -----  ----
         Total provision (benefit) for income taxes ......... $(488) $(843) $512
                                                              =====  =====  ====

  A reconciliation of the U.S. federal statutory tax rate to ZDNet's effective tax rate on loss before income taxes is as follows:

                                December 31,
                              -------------------
                              1996   1997   1998
                              -----  -----  -----
     Federal statutory tax
      rate...................  35.0%  35.0%  35.0%
     State and local taxes
      (net of federal tax
      benefit)...............   6.0    6.0    5.0
     Non-recognition of
      combined losses of MAC
      Assets................. (33.3) (26.8) (29.3)
     Change in valuation
      allowance..............  (4.9)  (9.5) (14.2)
     Amortization of non-
      deductible goodwill....    --   (0.9)  (2.8)
     Other...................    --     --   (0.6)
                              -----  -----  -----
     Effective tax rate......   2.8%   3.8%  (6.9)%
                              =====  =====  =====

  The effective tax rate differs from the federal statutory tax rate primarily as a result of ZDNet's inability to deduct losses incurred by ZDNet while owned by MAC. In addition, tax benefits attributable to losses in foreign jurisdictions and certain U.S. losses are subject to the establishment of a valuation allowance inasmuch as such loss carryforwards are not expected to be utilized in the future.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  Following is a summary of the components of the deferred tax accounts at December 31, 1997 and 1998:

                                                                 December 31,
                                                                 --------------
                                                                  1997    1998
                                                                 ------  ------
                                                                  (dollars in
                                                                  thousands)
   Current deferred tax assets:
    Allowance for doubtful accounts............................. $   37  $  701
    Other.......................................................     32      78
                                                                 ------  ------
    Current deferred tax assets.................................     69     779
                                                                 ------  ------
   Noncurrent deferred tax assets
    Net operating loss and other carryforwards..................  9,081   9,728
    Other.......................................................     10     115
                                                                 ------  ------
    Noncurrent deferred tax assets..............................  9,091   9,843
   Valuation allowance.......................................... (3,595) (5,569)
                                                                 ------  ------
    Net noncurrent deferred tax assets..........................  5,496   4,274
                                                                 ------  ------
      Net deferred tax assets................................... $5,565  $5,053
                                                                 ======  ======

  The valuation allowance primarily relates to tax benefits of foreign net operating loss carryforwards acquired in the MAC Asset purchase which are not expected to be realized. No deferred tax asset has been established for the U.S. losses generated by ZDNet while owned by MAC since these losses will not be available for use by Ziff-Davis Inc.

  ZDNet has U.S. and foreign net operating loss carryforwards at December 31, 1998 of approximately $23,000,000, which will begin to expire in 2000. The utilization of certain net operating loss carryforwards of approximately $10,000,000 is subject to limitations primarily due to the change of ownership resulting from Softbank's acquisition of Holding's stock. Management believes that such limitations will not significantly affect Ziff-Davis Inc.'s ability to recognize the deferred tax asset relating to the carryforwards. Accordingly, no valuation allowance to reduce the deferred tax asset relating to the carryforwards has been established.

9. Related Party Transactions

  ZDNet transacts business with a group of companies affiliated through common ownership with Softbank and has various transactions and relationships with members of the group. Due to those relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

  ZD provides all necessary funding for the operations and investments of ZDNet; this funding is accounted for as capital contributions. (See Notes 2 and 4.) For the period from February 29, 1996 to December 31, 1996 and for the years ended December 31, 1997 and 1998, such capital contributions were $13,630,000, $25,831,000 and $14,269,000, respectively.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  The amounts receivable or payable to affiliated companies are included in accounts receivable, net or accounts payable in the accompanying balance sheets. Details of these amounts are:

                                                             December 31,
                                                        -----------------------
                                                           1997        1998
                                                        ----------- -----------
                                                        (dollars in thousands)
Accounts receivable:
  Softbank Kingston.................................... $        60 $        72
  E-Trade..............................................         --          367
  US Web...............................................           7         --
  Asia Communications Global Limited...................          61         --
  Inquiry.com, Inc. ...................................          50         --
  Trend Micro, Inc. ...................................          10         --
  Sega Entertainment...................................          32          36
                                                        ----------- -----------
    Total.............................................. $       220 $       475
                                                        =========== ===========
Accounts payable:
  SIM.................................................. $         2 $       --
  Yahoo!...............................................         --           60
  GeoCities............................................         --           12
  PointCast............................................          42          16
                                                        ----------- -----------
    Total.............................................. $        44 $        88
                                                        =========== ===========

  ZDNet purchases advertising in ZD's publications at discounts to market rates. Had ZD charged market rates for such advertising, ZDNet's operating expenses would have increased by $2,235,000, $2,671,000 and $1,429,000 for the period from February 29, 1996 to December 31, 1996 and for the years ended December 31, 1997 and 1998, respectively.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  Related party transactions included in the accompanying combined statements of operations include the following:

                                                  Period from     Year ending
                                               February 29, 1996 December 31,
                                                to December 31,  --------------
                                                     1996         1997    1998
                                               ----------------- ------  ------
                                                   (dollars in thousands)
Revenue, net
  ZD .........................................      $  --        $   76  $  160
  ZDTV........................................         --            11      36
  GeoCities...................................         --            30     --
  E-Trade.....................................         --           --    1,168
  Kingston Technology Company.................          88          353     615
  US Web......................................          93           75     --
  Asia Communications Global Limited..........         --            61     --
  Electric Minds, Inc. .......................         --            15     --
  Inquiry.com, Inc. ..........................          29          149     --
  Trend Micro, Inc. ..........................          28           77     --
  Sega Entertainment..........................           4          248      94
                                                    ------       ------  ------
    Total.....................................      $  242       $1,095  $2,073
                                                    ======       ======  ======
Expenses
  ZD .........................................      $4,496       $8,330  $9,374
  ZDTV........................................         --          (120)   (532)
  SIM.........................................         585        1,613     --
  Yahoo!......................................          27          --      101
  Geo Cities..................................         --           --      108
  PointCast...................................         --            42     144
                                                    ------       ------  ------
  Total.......................................      $5,108       $9,865  $9,195
                                                    ======       ======  ======

  Included in selling, general and administrative expenses is an allocation for the Ziff-Davis Inc. Central Services amounting to $2,391,000, $3,877,000 and $5,949,000 for the ten month period ended December 31, 1996 and the years ended December 31, 1997 and 1998, respectively. Also included in selling, general and administrative expenses is a royalty charge to ZD amounting to $811,000, $1,611,000 and $2,807,000 for the ten month period ended December 31, 1996 and the years ended December 31, 1997 and 1998, respectively. (See Note 4.)

  ZDNet is reimbursed by certain affiliates for pre-determined costs incurred by ZDNet on the affiliates' behalf. These reimbursements are reflected as a reduction of expenses in the accompanying statements of operations.

10. Employee Benefit Plans

  Ziff-Davis Inc. maintains various defined contribution retirement plans. Substantially, all of ZDNet's employees are eligible to participate in one of the plans under which annual contributions may be made by Ziff-Davis Inc. for the benefit of all eligible employees. In certain cases, employees may also make contributions to the plan in which they participate which, and subject to certain limitations, may be matched by ZDNet up to certain specified percentages. Employees are generally eligible to participate in a plan upon joining Ziff-Davis Inc. and receive matching contributions after one year of employment. ZDNet made contributions to the plan totaling $447,000, $751,000 and $1,111,000 for the period from February 29, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998, respectively.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


11. Stock Compensation Plans

 SOFTBANK Executive Stock Option Plans

  The SOFTBANK Executive Stock Option Plans provide for the granting of nonqualified stock options (the "Softbank Options") to purchase the common stock of SOFTBANK Corp. to officers, directors and key employees of Ziff-Davis Inc. SOFTBANK Corp. is a publicly traded company in Japan. Under the plans, options have been granted at exercise prices equal to the closing market price in Japan's public equities market (market price denominated in Japanese yen) on the date of grant. As of December 31, 1998, substantially all options granted become exercisable in various installments over the first six anniversaries of the date of grant and expire ten years after the date of grant. On January 19, 1998, the exercise price of all of the shares outstanding under option agreements was reset to (Yen)4,000, the closing market price on Japan's Tokyo Stock Exchange First Section at that date. In conjunction with the repricing, those options previously exercisable at December 31, 1997 could only be exercised after July 19, 1998. The repricing of the stock options did not result in compensation expense to ZDNet.

 1998 Incentive Compensation Plan and the 1998 Non-Employee Directors' Stock Option Plan

  In 1998, Ziff-Davis Inc. adopted the 1998 Incentive Compensation Plan (the "Incentive Plan") and the 1998 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"). The Incentive Plan provides for the grant of options, stock appreciation rights, stock awards and other interests in Ziff-Davis Inc.'s common stock to key employees of Ziff-Davis Inc. and its affiliates and consultants. The Non-Employee Directors' Plan provides for the grant of stock options to non-employee directors. Ziff-Davis Inc. has reserved 8,500,000 shares of common stock for issuance under the Incentive Plan and 200,000 shares of common stock for issuance under the Non-Employee Directors' Plan. During 1998, Ziff-Davis Inc. granted options to purchase 339,000 shares to ZDNet employees with an exercise price of $16.00 per share representing the fair value of such options at that date. Such options vest ratably over five years.

  On September 23, 1998, the Board approved the reduction of the exercise price of all options outstanding under the Incentive Plan from $16.00 to $6.00, the closing market price of Ziff-Davis Inc.'s common stock on that date. In addition, the vesting period of the options was extended by three months. The repricing did not result in compensation expense to ZDNet.

  On December 21, 1998 the Board approved an amendment to the Incentive Plan to permit grants of options and other stock-based awards with respect to any series of common stock of Ziff-Davis Inc. and to increase the number of shares available for issuance from 8,500,000 shares to 17,827,500 shares.

  In addition, on December 21, 1998, the Board approved the grant of options to acquire an aggregate of approximately 4,163,000 shares of ZDNet Stock to certain employees, at a price of $7.50 per share. As a result of the grant ZDNet has recorded deferred compensation expense of $13,269,000 for the difference between the exercise price and the deemed fair value of the underlying shares. This amount has been recorded as a component of division equity offset by an additional to paid-in capital. ZDNet expects to recognize non-cash compensation for accounting purposes of $13,269,000 ratably over the vesting period of the options. These options are currently scheduled to vest and become exercisable on the fifth anniversary of the date of grant.

  The terms of the options described in the preceding paragraph require an adjustment in the number of shares of ZDNet Stock that holders may purchase and the per share purchase price thereof if the initial Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet is different from 40,000,000. This

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

adjustment is similar to the adjustment that would generally be made to the terms of employee stock options in the event of a stock split. Ziff-Davis Inc. currently expects that the initial Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet will be 70,000,000. Assuming that this is so, the total number of shares of ZDNet Stock that holders may purchase upon exercise of these options will increase to approximately 10,026,000 and the per share purchase price thereof will decrease to approximately $4.29.

  The December 21, 1998 Board actions described above are subject to stockholder approval. The majority stockholder of Ziff-Davis Inc. has committed to vote for these actions.

  On January 29, 1999, Ziff-Davis Inc. granted options to a number of employees in connection with the cancellation of corresponding options to purchase stock of SOFTBANK Corp. In connection with these grants, an affiliate of SOFTBANK Corp. has agreed with Ziff-Davis Inc. that, if and when any of these options are exercised, (1) that affiliate will cause the shares of Ziff-Davis Inc. common stock issuable upon such exercise to be supplied to Ziff-Davis Inc. and
(2) Ziff-Davis Inc. will deliver to that affiliate or its designee the exercise price paid upon such exercise. Thus, the exercise of these options will not increase the number of shares of Ziff-Davis Inc. common stock outstanding or Ziff-Davis Inc.'s stockholders' equity. However, ZDNet expects to recognize compensation expense for accounting purposes of approximately $76,000 over three years as a result of these grants. As such, this amount has been recorded in the Financial Statements as additional paid in capital offset by a reduction to division equity as deferred compensation.

 GameSpot Inc. 1997 Stock Option Plan

  Ziff-Davis Inc. adopted the GameSpot Inc. 1997 Stock Option Plan (the "GameSpot Plan") to provide long-term incentives for key employees of GameSpot and to enhance stockholder value. The GameSpot Plan provides for the grant of options to purchase shares of GameSpot Inc.'s common stock. GameSpot has reserved 800,000 shares of GameSpot Inc.'s common stock for issuance under the GameSpot Plan. In 1997, 780,000 options were granted to certain employees under the GameSpot Plan. Such options vest ratably over 3 years.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


 Option grants

  Information relating to the Softbank options during 1996, 1997 and 1998 is as follows:

                                                                   Weighted
                                                                   Average
                                                     Number of   Option Price
                                                      Shares     Per Share(1)
                                                     ---------   ------------
     Shares outstanding under options at December
      31, 1995......................................     --            --
       Granted......................................  24,716(2)     $87.15
       Exercised....................................     --            --
       Forfeited....................................     --            --
                                                      ------
     Shares outstanding under options at December
      31, 1996......................................  24,716         87.15
       Granted......................................  17,800         64.50
       Exercised....................................     --            --
       Forfeited....................................  (8,096)        78.76
                                                      ------
     Shares outstanding under options at December
      31, 1997......................................  34,420         77.41
       Granted......................................     --            --
       Exercised....................................     --            --
       Forfeited....................................     --            --
       Converted to Ziff-Davis Inc. options.........  (2,100)        31.03
                                                      ------
     Shares outstanding under options at December
      31, 1998......................................  32,320        $31.03
                                                      ======
     Shares exercisable as of:......................
       December 31, 1996............................     --            --
       December 31, 1997 (price range $64.50 to
        $87.15).....................................   5,120        $78.97
       December 31, 1998 (price $31.03).............  11,374        $31.03

--------
(1) The exercise price of the stock options is set in Japanese yen. The exercise prices as shown above have been converted to U.S. dollars based upon the exchange rate as of the date of grant for the respective options. The 1998 activity reflects the repricing of all options outstanding as of January 19, 1998 to (Yen)4000.
(2) Adjusted for a 1.4:1 stock split during 1996 and a 1.3:1 stock split during 1997.

  Information relating to Ziff-Davis Inc. stock options issued during 1998 is as follows:

                                                                   Weighted
                                                                   Average
                                                       Number of Option Price
                                                        Shares    Per Share
                                                       --------- ------------
     Shares outstanding under options at December 31,
      1997............................................      --        --
       Granted........................................  339,000     $6.00
       Exercised......................................      --        --
       Converted from Softbank options................    8,226      8.89
       Forfeited......................................   (8,000)     6.00
                                                        -------
     Shares outstanding under options at December 31,
      1998............................................  339,226     $6.08
                                                        =======

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  Information relating to ZDNet stock options issued during 1998 is as follows:

                                                                   Weighted
                                                                   Average
                                                       Number of Option Price
                                                        Shares*   Per Share*
                                                       --------- ------------
     Shares outstanding under options at December 31,
      1997............................................       --       --
       Granted........................................ 4,162,943    $7.50
       Exercised......................................       --       --
       Forfeited......................................       --       --
                                                       ---------
     Shares outstanding under options at December 31,
      1998............................................ 4,162,943    $7.50
                                                       =========

--------
* The number of shares and price per share will be adjusted if the initial Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet is different from 40,000,000.

  At December 31, 1998, no shares of either Ziff-Davis Inc. or ZDNet options were exercisable.

  Information relating to GameSpot, Inc. stock options is as follows:

                                                                    Weighted
                                                                    Average
                                                       Number of  Option Price
                                                        Shares     Per Share
                                                       ---------  ------------
     Share outstanding under options at December 31,
      1996............................................      --         --
       Granted........................................  780,000      $0.44
       Exercised......................................      --         --
       Forfeited......................................  (61,000)      0.44
                                                       --------
     Shares outstanding under options at December 31,
      1997............................................  719,000       0.44
       Granted........................................      --         --
       Exercised......................................      --         --
       Forfeited...................................... (167,000)      0.44
                                                       --------
     Shares outstanding under options at December 31,
      1998............................................  552,000      $0.44
                                                       ========
     Shares exercisable as of:
     December 31, 1997................................  400,610      $0.44
                                                       ========
     December 31, 1998................................  497,639      $0.44
                                                       ========

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


  As permitted by SFAS No. 123, ZDNet has chosen to continue to account for stock options in accordance with the provisions of APB 25 and accordingly, no compensation expense related to stock option grants was recorded in 1996, 1997 or 1998. Pro forma information regarding net income is required by SFAS No. 123 and has been determined as if ZDNet had accounted for stock options under the fair value method. The fair value of the option grants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions for 1996, 1997 and 1998:

  Softbank options

                                                          1996    1997    1998
                                                         ------- ------- -------
     Risk-free interest rate............................  5.89%    6.35%   5.46%
     Dividend yield.....................................  0.26%    0.22%   1.50%
     Volatility factor.................................. 54.03%   51.35%  77.72%
     Expected life...................................... 6 years 6 years 6 years

   Ziff-Davis Inc. options

                                                          1996    1997    1998
                                                         ------- ------- -------
     Risk-free interest rate............................     n/a     n/a   5.03%
     Dividend yield.....................................     n/a     n/a   0.00%
     Volatility factor..................................     n/a     n/a  54.70%
     Expected life......................................     n/a     n/a 6 years

   ZDNet options

                                                          1996    1997    1998
                                                         ------- ------- -------
     Risk-free interest rate............................     n/a     n/a   4.67%
     Dividend yield.....................................     n/a     n/a   0.00%
     Volatility factor..................................     n/a     n/a  54.70%
     Expected life......................................     n/a     n/a 6 years

   GameSpot Inc. options

                                                          1996    1997    1998
                                                         ------- ------- -------
     Risk-free interest rate............................     n/a   6.35%   6.44%
     Dividend yield.....................................     n/a   0.00%   0.00%
     Volatility factor..................................     n/a 100.27% 100.27%
     Expected life......................................     n/a 4 years 4 years

  The weighted average fair value of options granted in 1996, 1997 and 1998 is as follows:

                                                          1996    1997    1998
                                                         ------- ------- -------
     Softbank options................................... $ 64.30 $ 34.05  $19.81
     Ziff-Davis Inc. options............................     n/a     n/a    5.21
     ZDNet options......................................     n/a     n/a    4.25
     GameSpot options...................................     n/a    0.32    0.32

  For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost for the stock option plans been determined based upon the fair value at the grant date for awards during 1996, 1997 and 1998, consistent with the provisions of SFAS No. 123, ZDNet's net loss would have increased by approximately $156,000, $167,000 and $1,046,000, respectively.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)


 Employee Stock Purchase Plan

  Ziff-Davis Inc. adopted the Employee Stock Purchase Plan (the "Stock Purchase Plan") whereby eligible employees may purchase Ziff-Davis Inc.'s common stock with after-tax payroll deductions of 1% to 10% of their base pay. The price at which shares of common stock will be purchased is the lesser of 85% of the fair market value of a share of common stock on (1) the first business day of a purchase period or (2) the last business day of a purchase period. Ziff-Davis Inc. has reserved 1,500,000 shares of common stock for issuance under the Stock Purchase Plan.

  On December 21, 1998 the Board approved an amendment to the Stock Purchase Plan, subject to stockholder approval, to permit grant of options with respect to any series of common stock of Ziff-Davis Inc. and increase the number of shares available for sale to participants from 1,500,000 shares to 2,500,000 shares.

12. Operating Lease Commitments

  ZDNet utilizes equipment and space under lease to Ziff-Davis Inc. ZDNet's allocation of the minimum lease payments are as follows:

                                   (dollars in thousands)
            1999..................        $ 1,332
            2000..................          1,493
            2001..................          1,511
            2002..................          1,064
            2003..................          1,076
            Thereafter............          7,022
                                          -------
              Total minimum
               payments...........        $13,498
                                          =======

  Rental expense from operating leases amounted to $668,000, $1,348,000 and $1,608,000 for the period from February 29, 1996 to December 31, 1996, and the years ended December 31, 1997 and 1998, respectively.

13. Contingencies

  ZDNet and Ziff-Davis Inc. are subject to various legal proceedings arising in the normal course of business.

 Class action and derivative litigations

  Following a decline in the price per share of Ziff-Davis Inc.'s common stock in October 1998, eight securities class action suits were filed against Ziff-Davis Inc. and certain of its directors and officers in the United States District Court for the Southern District of New York.

  The complaints allege that defendants violated Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 in connection with the registration statement filed by Ziff-Davis Inc. with the Securities and Exchange Commission relating to the initial public offering of Ziff-Davis Inc.'s common stock on April 29, 1998 (the "IPO"). More particularly, the complaints allege that the registration statement contained false and misleading statements and failed to disclose facts that could have indicated an impending decline in Ziff-Davis Inc.'s revenue. The complaints seek on behalf of a class of purchasers of Ziff-Davis Inc.'s common stock from the date of the IPO through October 8, 1998 unspecified damages, interest, fees and costs, recission and injunctive relief such as the imposition of a constructive trust upon the proceeds of the IPO.

                                     ZDNET
                        (a division of Ziff-Davis Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
 (numbers rounded to the nearest thousand, except share and per share amounts)

  On January 28, 1999, the court entered an order consolidating the actions, appointing lead plaintiff's counsel and requiring the filing of a consolidated amended complaint within 45 days. Thereafter, Ziff-Davis Inc. will have 45 days to respond to the consolidated amended complaint.

  In addition, two derivative suits have been filed by stockholders against Ziff-Davis Inc. and all of its directors in the Court of Chancery of the State of Delaware for New Castle County. The complaints allege that the directors breached their fiduciary duties to Ziff-Davis Inc. by repricing the stock options awarded to certain directors and demand the nullification of the repricing and an injunction against exercise by the directors of any repriced option. Plaintiffs filed an amended complaint on February 17, 1999 (which is substantially similar to the original complaints, except that the amended complaint also addresses the granting of "new options" at an allegedly "reduced exercise price") and have indicated their intent to seek consolidation of the actions. A response to the amended complaint has not yet been filed.

 Other legal proceedings

  Ziff-Davis Inc. was named as a defendant in an action, filed on April 17, 1998 in the Supreme Court of the State of New York, by minority stockholders of SOFTBANK Interactive Marketing Inc. ("SIM"), formerly an indirect subsidiary of SOFTBANK Corp. The complaint alleges, among other things, that SBH, SIM's majority stockholder, acting with Ziff-Davis Inc. and two of its senior officers and directors who were directors of SIM (and who were also named as defendants), had conflicts of interest between SIM and other Softbank investments (including investments in Ziff-Davis Inc.) and failed to act in the best interests of SIM and the minority stockholders by taking actions which benefited Ziff-Davis Inc. The complaint states claims based on common law fraud, breach of fiduciary duty and aiding and abetting theories and seeks in excess of $200,000,000 in damages. Ziff-Davis Inc. and the other defendants have moved to dismiss all of the claims against them other than a breach of contract claim which is solely against SBH, and the motion was granted, with the result that all of the claims against Ziff-Davis Inc. and its officers were dismissed, and most of the claims against SBH were dismissed, leaving only a claim against SBH concerning the alleged failure of SBH to give plaintiffs adequate notice of the sale of its stock to SIM.

  Although the outcome of these cases cannot be predicted, Ziff-Davis Inc. believes that there are substantial defenses to the claims. Ziff-Davis Inc. currently cannot estimate its ultimate liability, if any, with respect to such pending litigations. Accordingly, no provision for such matters has been included in the financial statements.

14. Subsequent Events

  On March 4, 1999, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, which increased the number of shares available for issuance under the Incentive Plan to 23,327,500 shares.

                                                                        ANNEX VI
                    [Morgan Stanley Dean Witter Letter Head]

December 5, 1999

Board of Directors
Ziff-Davis Inc.
28 East 28th Street
New York, N.Y. 10016

Members of the Board:

We understand that ZD Inc. ("ZD" or the "Company") and Willis Stein & Partners ("Buyer") propose to enter into a Purchase Agreement substantially in the form of the draft dated December 4, 1999 (the "Agreement") which provides for the sale by ZD to Buyer of selected assets of ZD Publishing, an unincorporated division of the Company ("ZD Publishing") for $780 Million in cash (subject to post-closing adjustment based upon working capital and other factors). The terms and conditions of the sale are more fully set forth in the Agreement.

You have asked for our opinion as to whether the consideration to be received by the Company pursuant to the Agreement is fair from a financial point of view to the Company.

For purposes of the opinion set forth herein, we have:

  (i)reviewed certain publicly available financial statements and other information of the Company;

  (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and ZD Publishing prepared by the management of the Company and ZD Publishing;

  (iii) analyzed certain financial projections prepared by the management of the Company and ZD Publishing;

  (iv) discussed the past and current operations and financial condition and the prospects of the ZD Publishing with senior executives of the Company and ZD Publishing;

  (v) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (vi) participated in discussions and negotiations among representatives of the Company and Buyer (and certain other parties) and their financial and legal advisors;

  (vii) reviewed the draft Purchase Agreement and supporting schedules dated December 4, 1999, and certain related documents;

  (viii)performed such other analyses as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the transaction will be consummated in accordance with the terms of the Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction as well as certain other transactions undertaken by the Company and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and for the Buyer and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent.

Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received by the Company pursuant to the Agreement is fair from a financial point of view to the Company.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                      By:     /s/ Stuart J. Epstein

                                ZIFF-DAVIS INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 29, 2000

   The undersigned, having received the Notice of Special Meeting of Stockholders and Proxy Statement dated February 7, 2000 (the "Proxy Statement") of Ziff-Davis Inc. (the "Company"), hereby appoints Eric Hippeau, Timothy C. O'Brien and J. Malcolm Morris, and each of them, proxies of the undersigned, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on February 29, 2000 and at any adjournments or postponements thereof (the "Special Meeting") and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting in the manner the undersigned specifies in this Proxy Card (or, if the undersigned does not specify how to vote, to vote all such shares FOR all Proposals referred to in this Proxy Card and to vote in the discretion of the proxies as to any other matters coming before the Special Meeting).

   Please promptly mark this Proxy Card to specify how you would like your shares voted and date, sign and mail it in the enclosed envelope. No postage is required. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE PROPOSALS REFERRED TO IN THIS PROXY CARD.

Proposal 1.    Proposal to adopt resolutions authorizing the restructuring in the form attached as Annex 1 to the Proxy Statement.

               [_] FOR [_] AGAINST [_] ABSTAIN

Proposal 2.    Proposal to amend the Company's Amended 1998 Incentive
               Compensation Plan in the manner described in the Proxy
               Statement.

               [_] FOR [_] AGAINST [_] ABSTAIN

Proposal 3.    Proposal to amend the Company's Amended 1998 Non-Employee
               Directors' Stock Option Plan in the manner described in the Proxy Statement.

               [_] FOR [_] AGAINST [_] ABSTAIN

   In addition, the undersigned authorizes such proxies to vote such shares in their discretion as to any other matters coming before the Special Meeting.

   IF YOU EXECUTE AND RETURN THIS PROXY CARD BUT DO NOT SPECIFY THE MANNER IN WHICH THE PROXIES SHOULD VOTE YOUR SHARES, THE PROXIES WILL VOTE YOUR SHARES FOR ALL OF THE FOREGOING PROPOSALS AND IN THEIR DISCRETION AS TO ANY OTHER MATTERS COMING BEFORE THE MEETING.

                                          -------------------------------------
                                          (Signature)

                                          -------------------------------------
                                          (Signature if held jointly)

                                          Dated: ________________________, 2000

                                          Please date this Proxy Card and sign
                                          your name exactly as it appears
                                          hereon. Where there is more than one
                                          owner, each should sign. When
                                          signing as an attorney,
                                          administrator, executor, guardian or
                                          trustee, please add your title as
                                          such. If executed by a corporation,
                                          this Proxy Card should be signed by
                                          a duly authorized officer. If
                                          executed by a partnership, please
                                          sign in partnership name by
                                          authorized persons.

                                                                      Appendix A

                    AMENDED 1998 INCENTIVE COMPENSATION PLAN

1. Purpose.

   The purpose of the Ziff-Davis 1998 Incentive Compensation Plan (the "Plan") is to promote the growth and performance of Ziff-Davis Inc., a Delaware corporation (the "Company") and its affiliates, by encouraging employees and consultants of the Company and its affiliates to acquire an ownership position in the Company through the holding of common stock of the Company, par value $0.01 per share (regardless of series), (the "Common Stock"), enhancing the ability of the Company and its affiliates to attract and retain employees and consultants of outstanding ability, and providing such employees and consultants with an interest in the Company parallel to that of the Company's stockholders.

2. Plan Administration.

   The Plan shall be administered by the Board of Directors of the Company (the "Board"), or by a Compensation Committee (the "Committee") appointed by the Board which shall, following the initial public offering of the Company's Common Stock, solely to the extent required to comply with Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), be composed of "non-employee directors" within the meaning of Rule 16b-3 as promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. To the extent the Plan is administered by the Board, the term "Committee" shall refer to the Board. A majority of the Committee shall constitute a quorum, and the acts of the majority of such quorum shall be the acts of the Committee. Subject to the provisions of the Plan, the Committee (a) shall select the participants in the Plan ("Participants"), determine the type of awards ("Awards") to be made to Participants, determine the number of shares or share units subject to Awards, and (b) shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may accelerate the exercisability of any Award granted hereunder, and may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, conclusive and binding on all persons, including the Company and its subsidiaries, its shareholders, Participants and their estates and beneficiaries. Members of the Committee and any officer or employee of the Company or any subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination. It is the intention of the Company that the Plan and the administration thereof comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations thereunder, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

3. Eligibility.

   All employees and consultants of the Company and its affiliates who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company and its affiliates, as determined by the Committee, are eligible to be Participants in the Plan and to receive Awards under Section 5.

4. Shares Subject to the Plan.

   Subject to adjustment as provided in Section 9, the total number of shares of Common Stock which may be delivered pursuant to Awards granted under the Plan through the Company's fiscal year ending in 2000 shall not exceed forty (40) million shares and pursuant to Awards granted in each fiscal year thereafter shall not exceed four percent (4%) of the issued and outstanding shares of Common Stock, determined as of the last day of the immediately preceding fiscal year, increased by the number of shares available for Awards in previous fiscal years but not covered by Awards granted in such years. Shares of Common Stock which may be delivered pursuant to Awards may be authorized and unissued shares or treasury shares, as the Company may from time to time determine. In addition, up to 327,500 shares supplied from outstanding shares of Common Stock held by the majority stockholder of the Company will be available for issuance in respect of Awards of stock options granted to certain Participants in connection with the cancellation of such Participants' corresponding options to purchase stock of SOFTBANK Corp. Notwithstanding the foregoing, but subject to adjustment as provided in Section 9, no more than 40 million shares of Common Stock shall be delivered pursuant to the exercise of incentive stock options within the meaning of Code Section 422. Shares subject to or underlying an Award that expires unexercised, or is forfeited, terminated or canceled, or is paid in cash in lieu of Common Stock and shares that are tendered to pay for the exercise of a stock option shall thereafter again be available for grant under the Plan.

5. Types of Awards.

   Awards under the Plan may consist of one or more of the following: stock awards, stock options (either incentive stock options within the meaning of Code Section 422 or nonstatutory stock options), stock appreciation rights, performance shares (which may be granted as performance share units), and restricted stock (which may be granted as restricted stock units). Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions). For purposes of the Plan, with respect to any Award granted under the Plan, references to the term "Common Stock" shall be deemed to refer to the applicable series of Common Stock with respect to which such Award is granted.

     (a) Stock Awards. Awards of Common Stock (other than pursuant to Sections 5(d) and 5(e)) may be granted in the form of actual shares of Common Stock. At the discretion of the Committee, a stock certificate may be issued in respect of Stock Awards or a book entry of the Stock Award may be made. If a certificate is issued, such certificate shall be registered in the name of and be delivered to the Participant. Full ownership of such shares, whether issued in the form of a certificate or in book entry, including the right to vote and receive dividends, shall immediately vest in such Participant.

     (b) Stock Options. The Committee shall establish the option price at the time each stock option is granted, which price shall generally not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date of grant, unless otherwise specifically determined by the Committee. Stock options shall vest and become exercisable at a rate determined by the Committee, and shall remain exercisable for such period as specified by the Committee.

     The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise (subject to such guidelines for the tender of Common Stock as the Committee may establish), by a "sale to cover" broker transaction or other cashless exercise method permitted under Regulation T of the Federal Reserve Board, or by a combination of cash, shares of Common Stock and other consideration as the Committee deems appropriate. In no event may any Participant receive grants of stock options with respect to more than 1,000,000 shares of Common Stock in any calendar year; provided that solely for the 1998 calendar year, no individual employee may receive grants of options with respect to more than 2,600,000 shares of Common Stock. For purposes of the Plan, "Fair Market Value" means, per share of Common Stock, the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on the applicable date, or, if there are no sales of Common Stock on the NYSE on such date, then the closing price of the Common Stock on the last previous day on which a sale on the NYSE is reported; provided, that prior to the initial public offering of the Common Stock, Fair Market Value means such value as determined in good faith by the Committee.

     (c) Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. SARs granted in tandem or in addition to a stock option may be granted either at the same time as the stock option or at a later time. SARs shall vest and become exercisable at a rate determined by the Committee, and shall remain exercisable for such period as specified by the Committee. A SAR shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the SAR over the Fair Market Value of a share of Common Stock on the date of grant. The Committee shall determine in its sole discretion whether the SAR shall be settled in cash, Common Stock or a combination of cash and Common Stock. In no event may any Participant receive grants of stock appreciation rights with respect to more than 500,000 shares of Common Stock in any calendar year.

     (d) Performance Shares. Performance shares may be granted in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. In the event that a stock certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee but in no event may a performance period be less than one year. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

     Awards of performance shares to a Covered Employee (as defined below) shall (unless the Committee determines otherwise) be subject to performance conditions based on the achievement by the Company relating to one or more of the following: consolidated operating profit, consolidated net income, funds from operations, return on or growth in shareholders' equity, return on net assets, attainment of specified levels of earnings per share or improvements in the Company's revenue, share price performance, enterprise value, enterprise value per share, equity value, EBITDA (earnings before interest, taxes, depreciation and amortization), free cash flow or any combination of the foregoing. The Committee shall establish the relevant performance conditions within 90 days after the commencement of the performance period (or such later date as may be required or permitted by Section 162(m) of the Code). The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified performance condition. The maximum number of performance shares subject to any Award to a Covered Employee shall be 500,000 for the first 12 months during the performance period and each 12-month period thereafter (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award shall be the equivalent cash value of such number of shares of Common Stock at the closing price on the last day of the performance period on which shares of Common Stock are traded on the NYSE). An Award of performance shares to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the employee's termination of employment prior to the end of the performance period for any reason, such Award will be payable only (x) if the applicable performance conditions are achieved and (y) to the extent, if any, as the Committee shall determine.

     For purposes of the Plan, "Covered Employee" means, at the time of an Award (or such other time as required or permitted by Section 162(m) of the Code) (1) the Company's Chief Executive Officer (or an individual acting in such capacity), (2) any employee of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are "covered employees" under Section 162(m) of the Code, is likely to be among the four other highest compensated officers of the Company for the year in which an Award is made or payable, and (3) any other employee of the Company or its subsidiaries designated by the Committee in its discretion.

     (e) Restricted Stock. Restricted stock may be granted in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee at time of grant, except that each restriction period shall not be less than 12 months. In the event that a stock certificate is issued in respect of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Company until the end of the restricted period. During the restricted period, shares of restricted stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose as the Committee shall determine. The Committee shall determine in its sole discretion whether restricted stock granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

6. Award Agreements.

   Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award (including the effect upon such Award of a Participant's termination of employment), in addition to the terms and conditions specified in the Plan. In the sole discretion of the Committee, a Participant may be permitted to defer, on such terms and conditions as the Committee shall specify, the receipt of cash or Common Stock otherwise deliverable under any Award.

7. Withholding.

   The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

8. Nontransferability; Forfeiture.

   No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Participant to transfer any stock options (other than incentive stock options) granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediately family members. During the lifetime of the Participant, stock options shall be exercisable only by the Participant or by the immediate family member or trust to whom such stock options have been transferred in accordance with this Section 8. For purposes of this Plan, (a) "immediate family" shall mean the Participant's spouse and issue (including adopted and stepchildren) and (b) "immediate family members and trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of a stock option to such immediate family member or trust, nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or the Participant by reason of Section 162(m) of the Code. In addition, notwithstanding anything in the Plan to the contrary, the Committee may provide in any Award agreement that such Award may be forfeited for Cause. Furthermore, no share of Common Stock acquired pursuant to an exercise of a stock option hereunder shall be transferable or assignable except as provided under Section 14; provided, however, that upon the consummation of an initial public offering of the Common Stock, such restriction on the transferability or assignability of the Common Stock acquired upon exercise of a stock option hereunder shall lapse and be without further effect.

9. Adjustment of and Changes in Stock.

   In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards.

10. Change of Control.

   (a) In the event of a Change of Control, (1) all SARs which have not been granted in tandem with stock options shall become exercisable in full, (2) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock granted in the form of share units shall be paid in cash, (3) all performance shares shall be deemed to be earned at target level, (4) all performance shares granted in the form of share units shall be paid in cash and (5) all stock options shall be fully vested and exercisable in full. For purposes of the Plan, "Change in Control" means the occurrence of any one of the following events:

     (A) individuals who, on June 1, 1998, are members of the Board (the "Incumbent Directors") cease for any reason following June 1, 1998, to constitute at least a majority of the Board; provided, that any new director who is approved by a vote of at least a majority of the Incumbent Directors shall be treated as an Incumbent Director;

     (B) the stockholders of the Company approve a merger, consolidation, statutory share exchange or similar form of corporate transaction in which the Company is not the surviving corporation or entity; provided, however, that such approval shall not be a Change in Control if immediately following such transaction, SOFTBANK Corporation, directly or indirectly, would be the beneficial owner of more than 25% of the securities entitled to vote for the election of the board of directors of the surviving corporation or entity; or

     (C) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

   (b) The Committee, in its sole discretion, may further provide that in the event of a Change of Control, each Participant shall receive in cancellation of such Participant's outstanding and unexercised stock options and SARs, a cash payment in an amount equal to the difference between the option price of such stock options or, in the case of SARs, the Fair Market Value of a share of Common Stock on the date of grant and (1) in the event the Change of Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such stock options, or (2) in the event the Change of Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such stock options, as determined by the Committee at such time; provided, that such cash payment election shall not be available in the event such cancellation and payment would prevent the Company from using the pooling-of-interests method of accounting with respect to the transaction giving rise to the Change of Control.

   (c) In the event that the Committee shall determine, in its sole discretion, that any payment, acceleration of vesting or lapse of restrictions with respect to an Award would subject a Participant to an excise tax under Section 4999 of the Code, such payment shall be reduced (but not below zero) or such acceleration of vesting or lapse of restrictions shall not occur (a "Cutback") to the extent necessary to avoid imposition of such excise tax, but only if by reason of such Cutback the resulting Net After-Tax Benefit (as defined below) exceeds the Net After-Tax Benefit (determined without giving effect to this sentence); provided, however, that no Cutback shall occur in respect of any Participant if (1) any contract or agreement between such Participant and the Company or any of its affiliates provides otherwise, or (2) such Cutback would prevent the use of the pooling-of-interests method of accounting in respect of the transaction giving rise to the Change of Control. For purposes of the Plan, "Net After-Tax Benefit" means the sum of (x) the total amount payable to the Participant hereunder, plus (y) all other benefits and payments which are payable to or for the benefit of such Participant that constitute "parachute payments" within the meaning of Code Section 280G, less (z) the amount of federal, state and local income taxes and other taxes (including any excise tax imposed under Code Section 4999) payable with respect to the foregoing amounts, calculated assuming the Participant was subject to the maximum income tax rates for each year in which such foregoing amounts are paid. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

11. No Right to Employment.

   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award agreement entered into hereunder.

12. Governmental Compliance.

   Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

13. Amendment and Termination.

   The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without stockholder approval (including an amendment to increase the number of shares reserved for issuance under the Plan) if such approval is necessary in order for the Plan to comply with any applicable law, regulations or stock exchange rule, and (b) except as provided in Section 10, no amendment shall be made that would adversely affect the rights of a Participant under any Award previously granted, without such Participant's written consent.

14. Sale to Company.

     (a) Except as provided in Section 14(c), and subject to the provisions of the Plan, an optionee that acquires shares of Common Stock pursuant to the exercise of a stock option hereunder shall be permitted to put to the Company such shares of Common Stock at Fair Market Value as of the date of sale, in accordance with regulations and procedures established by the Committee for such purpose; provided, however, that no such shares of Common Stock shall be permitted to be put to the Company unless such shares of Common Stock have been held by the optionee for at least six months as of the date of sale.

     (b) Except as provided in Section 14(c), in the event of an optionee's termination of employment for any reason whatsoever, the Company shall have the right to call shares of Common Stock acquired by such optionee pursuant to the exercise of a stock option hereunder at Fair Market Value as of the date of sale. The Company may exercise its right to call with respect to all or any portion of the shares of Common Stock subject to such call, and if the Company calls only a portion of such shares, the remaining shares shall continue to be subject to the Company's right to call.

     (c) Notwithstanding the provisions of Sections 14(a) and 14(b), in the event of an initial public offering of the Common Stock, the put rights of an optionee under Section 14(a), and the call rights of the Company under
  Section 14(b), shall terminate immediately and be without further force or effect.

15. Effective Date; Approval of Stockholders.

   The Plan shall be effective as of February 13, 1998 (the "Effective Date"). Subject to earlier termination pursuant to Section 13, the Plan shall have a term of 10 years from its Effective Date. The Plan is conditioned upon the approval of the stockholders of the Company prior to the initial public offering of shares of Common Stock of the Company, and failure to receive such approval shall render the Plan and all outstanding Awards issued thereunder void and of no effect.

                                                                      Appendix B

                      AMENDED 1998 NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN

1. Purpose.

   The purpose of the Ziff-Davis 1998 Non-Employee Directors Stock Option Plan (the "Plan") is to promote the interests of Ziff-Davis Inc., a Delaware corporation (the "Company") and its affiliates and stockholders, by allowing the Company to attract and retain highly qualified directors who are not employees of the Company, SOFTBANK Corp., SOFTBANK Holdings Inc. or SOFTBANK America Inc. ("Non-Employee Directors") by permitting such Non-Employee Directors to obtain or increase their ownership position in the Company through the holding of common stock of the Company, par value $0.01 per share (regardless of series, the "Common Stock"), and providing such Non-Employee Directors with an interest in the Company parallel to that of the Company's stockholders.

2. Plan Administration.

   The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a Compensation Committee (the "Committee") appointed by the Board. To the extent the Plan is administered by the Board, the term "Committee" shall refer to the Board. A majority of the Committee shall constitute a quorum, and the acts of the majority of such quorum shall be the acts of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any option agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may accelerate the exercisability of any option granted hereunder, and may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, conclusive and binding on all persons, including the Company and its subsidiaries, its shareholders, Non-Employee Directors and their estates and beneficiaries. Members of the Committee and any officer or employee of the Company or any subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination. It is the intention of the Company that the Plan and the administration thereof comply in all respects with Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

3. Eligibility.

   Each Non-Employee Director is eligible to receive awards of stock options ("Awards") under Section 5.

4. Shares Subject to the Plan.

   Subject to adjustment as provided in Section 9, the total number of shares of Common Stock which may be delivered pursuant to Awards granted under the Plan through the Company's fiscal year ending in 2000 shall not exceed 300,000 shares and pursuant to Awards granted in each fiscal year thereafter shall not exceed one-tenth of one percent (0.1%) of the issued and outstanding shares of Common Stock determined as of the last day of the immediately preceding fiscal year, increased by the number of shares available for Awards in previous fiscal years but not covered by Awards granted in such years. The shares issued under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine. Shares subject to or underlying an Award that expires unexercised, or is forfeited, terminated or canceled, or is paid in cash in lieu of Common Stock and shares that are tendered to pay for the exercise of a stock option shall thereafter again be available for grant under the Plan.

5. Awards.

   (a) Non-Discretionary Grants. Each Non-Employee Director shall receive upon election as a member of the Board an initial grant of stock options ("Initial Grant") to purchase 15,000 shares of Common Stock which, in the event of a reclassification of the Common Stock into (x) a series of Common Stock that is intended to reflect the performance of the ZDNet division of the Company ("ZDNet Common Stock"), and (y) a series of Common Stock that is intended to reflect the performance of the business of the Company other than the ZDNet division, plus a retained interest in the ZDNet division ("ZD Common Stock") (the "Reclassification"), shall be composed of 15,000 shares of ZD Common Stock; provided, that following an initial public offering of the ZDNet Common Stock, the Initial Grant shall be composed of shares of ZD Common Stock and shares of ZDNet Common Stock in such proportion as determined by the Committee; provided, that each Non-Employee Director who is on the Board on the date of the initial public offering of Common Stock (prior to the Reclassification) shall receive such Initial Grant on the date of such initial public offering; provided, further, that each Non-Employee Director who is on the Board on the date of the initial public offering of ZDNet Common Stock shall receive a grant of stock options to purchase 25,000 shares of ZDNet Common Stock on the date of such offering at the initial public offering price, which will vest and become exercisable with respect to 25% of the shares on December 31 of the year in which the consummation of the offering occurs, and an additional 6.25% of the shares at the end of each three-month period thereafter. On the date of each annual shareholders meeting thereafter, each Non-Employee Director shall automatically receive an annual grant of stock options to purchase 7,500 additional shares of Common Stock which, following the Reclassification, shall be composed of 7,500 shares of ZD Common Stock; provided, that following an initial public offering of the ZDNet Common Stock, such annual grant shall be composed of shares of ZD Common Stock and shares of ZDNet Common Stock in such proportion as determined by the Committee; provided, that a Non-Employee Director shall not receive such annual grant of options to purchase 7,500 shares of common stock in any year in which such Non-Employee Director also receives the Initial Grant. Except as otherwise provided above in this Section 5(a), and unless otherwise determined by the Committee in its discretion, the terms of each stock option granted under this Section 5(a) shall provide that
(1) the option price shall be equal to 100% of the Fair Market Value of the Common Stock on the date of grant, (2) such option shall not be exercisable for a period more than 10 years following the date of grant, and (3) such option shall vest and become exercisable with respect to 20% of the shares on the first anniversary of the date of grant, and an additional 5% of the shares at the end of each three-month period thereafter. For purposes of the Plan, "Fair Market Value" means, per share of Common Stock, the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on the applicable date, or, if there are no sales of Common Stock on the NYSE on such date, then the closing price of the Common Stock on the last previous day on which a sale on the NYSE is reported; provided, that prior to the initial public offering of the Common Stock, Fair Market Value means such value as determined in good faith by the Committee. Unless otherwise determined by the Committee in its discretion, if an optionee ceases to be a Non-Employee Director, options granted under this Section 5(a) shall terminate except with respect to any portion of such option then exercisable, which portion shall remain exercisable for a period of (x) 90 days, if the termination as Non-Employee Director resulted from any reason other than death, disability or cause, or (y) one year, if the termination resulted from death or disability; provided, that in the event the termination resulted from a removal for cause, such option shall immediately terminate and no longer be exercisable to any extent; provided, further, that in no event shall any such option remain exercisable past the remainder of its scheduled ten-year term. For purposes of the Plan, with respect to any stock option granted under the Plan, references to the term "Common Stock" shall be deemed to refer to the applicable series of Common Stock with respect to which such option is granted.

   (b) Method of Exercise. The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise in cash, by tender of shares of Common Stock owned by the Non-Employee Director valued at Fair Market Value as of the date of exercise (subject to such guidelines for the tender of Common Stock as the Committee may establish), by a "sale to cover" broker transaction or other cashless exercise method permitted under Regulation T of the Federal Reserve Board, or by a combination of cash, shares of Common Stock and other consideration as the Committee deems appropriate.

   (c) Discretionary Grants. In addition, each Non-Employee Director shall be eligible to receive additional grants of stock options to purchase Common Stock from time to time on such terms and conditions as the Committee shall determine.

6. Award Agreements.

   Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan. In the sole discretion of the Committee, a Non-Employee Director may be permitted to defer, on such terms and conditions as the Committee shall specify, the receipt of Common Stock otherwise deliverable under any Award.

7. Nontransferability; Forfeiture.

   No Award shall be assignable or transferable, and no right or interest of any Non-Employee Director shall be subject to any lien, obligation or liability of the Non-Employee Director, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Non-Employee Director to transfer any stock options granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Non-Employee Director and/or one or more of such immediately family members. During the lifetime of the Non-Employee Director, stock options shall be exercisable only by the Non-Employee Director or by the immediate family member or trust to whom such stock options have been transferred in accordance with this Section 7. For purposes of this Plan, "immediate family" shall mean the Non-Employee Director's spouse and issue (including adopted and step children). In addition, notwithstanding anything in the Plan to the contrary, the Committee may provide in any Award agreement that such Award may be forfeited for Cause (as determined by the Committee).

8. Adjustment of and Changes in Stock.

   In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards.

9. Change of Control.

   (a) In the event of a Change of Control, all stock options shall be fully vested and exercisable in full. For purposes of the Plan, "Change in Control" means the occurrence of any one of the following events:

     (1) individuals who, on June 1, 1998, are members of the Board (the "Incumbent Directors") cease for any reason following June 1, 1998 to constitute at least a majority of the Board; provided, that any new director who is approved by a vote of at least a majority of the Incumbent Directors shall be treated as an Incumbent Director;

     (2) the stockholders of the Company approve a merger, consolidation, statutory share exchange or similar form of corporate transaction in which the Company is not the surviving corporation or entity; provided, however, that such approval shall not be a Change in Control if immediately following such transaction, SOFTBANK Corporation, directly or indirectly, would be the beneficial owner of more than 25% of the securities entitled to vote for the election of the board of directors of the surviving corporation or entity; or

     (3) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

   (b) The Committee, in its sole discretion, may further provide that in the event of a Change of Control, each Non-Employee Director shall receive in cancellation of such Non-Employee Director's outstanding and

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

unexercised stock options, a cash payment in an amount equal to the difference between the option price of such stock options and (A) in the event the Change of Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such stock options, or (B) in the event the Change of Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such stock options, as determined by the Committee at such time; provided, that such cash payment election shall not be available in the event such cancellation and payment would prevent the Company from using the pooling-of-interests method of accounting with respect to the transaction giving rise to the Change of Control.

10. Governmental Compliance.

   Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11. Amendment and Termination.

   The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without stockholder approval (including an amendment to increase the number of shares reserved for issuance under the Plan) if such approval is necessary in order for the Plan to comply with any applicable law, regulations or stock exchange rule, and (b) except as provided in Section 9, no amendment shall be made that would adversely affect the rights of a Non-Employee Director under any Award previously granted, without such Non-Employee Director's written consent.

12. Effective Date; Approval of Stockholders.

   The Plan shall be effective as of February 13, 1998. Subject to earlier termination pursuant to Section 11, the Plan shall have a term of ten years from its Effective Date. The Plan is conditioned upon the approval of the stockholders of the Company prior to the initial public offering of shares of Common Stock of the Company, and failure to receive such approval shall render the Plan and all outstanding Awards issued thereunder void and of no effect.

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